SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                 Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LEGATO MERGER CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

OF

LEGATO MERGER CORP.

and

PROSPECTUS FOR UP TO 30,307,036 COMMON SHARES, 24,179,000 WARRANTS

AND

24,179,000 COMMON SHARES ISSUABLE UPON EXERCISE OF WARRANTS

OF

ALGOMA STEEL GROUP INC.

Legato Merger Corp., a Delaware corporation (“Legato”), has approved the Agreement and Plan of Merger, dated as of May 24, 2021 (the “Merger Agreement”), by and among Algoma Steel Group Inc. (formerly known as 1295908 B.C. Ltd.), a corporation organized under the laws of the Province of British Columbia (“Algoma”), Algoma Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Algoma (“Merger Sub”), and Legato, which provides for, among other things, the merger of Merger Sub with and into Legato, with Legato surviving as a wholly-owned subsidiary of Algoma, and with the securityholders of Legato becoming securityholders of Algoma (the “Merger”).

Pursuant to the Merger Agreement, prior to the effective time of the Merger (the “Effective Time”), (i) Algoma will effectuate a reverse stock split (“Stock Split”), such that each outstanding common share in the capital of Algoma will become such number of common shares of Algoma (“Algoma Common Shares”), each valued at $10.00 per share, as determined by the Conversion Factor (as defined in the Merger Agreement) with such Algoma Common Shares to be subsequently distributed to the equityholders of Algoma’s ultimate parent company (the “Parent Distribution”), and (ii) each outstanding LTIP Award that has vested will be exchanged for the right to acquire a number of Algoma Common Shares as determined by reference to the Conversion Factor (“Replacement LTIP Awards”), subject to the holder of such LTIP Award executing an exchange agreement and joinder to the Lock-up Agreement, such that after giving effect to the Stock Split and the LTIP Exchange, it is expected that immediately prior to the Merger (and prior to the completion of the PIPE Investment), there will be 75.0 million Algoma Common Shares outstanding on a fully-diluted basis.

As a result of the Merger, (i) each outstanding unit of Legato will be separated immediately prior to the Effective Time into one share of common stock, par value $0.0001 per share, of Legato (“Legato Common Stock”) and one warrant exercisable for one share of Legato Common Stock (“Legato Warrant”), (ii) at the Effective Time each outstanding share of Legato Common Stock will be converted into and exchanged for the right to receive one newly issued Algoma Common Share and (iii) at the Effective Time, pursuant to the Warrant Agreement, each Legato Warrant shall be converted into an equal number of Algoma Warrants, with each warrant exercisable for one Algoma Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning 30 days following the closing of the Merger (“Closing”).

In addition, pursuant to the Merger Agreement, holders of Algoma Common Shares prior to the Transactions and each holder of Replacement LTIP Awards (collectively, the “Existing Algoma Investors”) will be granted or issued the contingent right to receive their pro rata portion of up to 37.5 million Algoma Common Shares if certain targets based on Earnout Adjusted EBITDA (as defined below) and the trading price of the Algoma Common Shares are met (the “Earnout Rights”).

The registration statement of which this proxy statement/prospectus is a part covers the Algoma Common Shares and Algoma Warrants issuable to the securityholders of Legato as described above. Accordingly, we are registering up to an aggregate of 30,307,036 Algoma Common Shares, 24,179,000 Algoma Warrants, and 24,179,000 Algoma Common Shares issuable upon the exercise of the Algoma Warrants. We are not registering the Algoma Common Shares issued or issuable to the Existing Algoma Investors, including up to 37.5 million Algoma Common Shares that may be issuable after consummation of the Merger pursuant to the Earnout Rights (as described above), or Algoma Common Shares issuable to the PIPE Investors (as defined below).

Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the Special Meeting of Legato securityholders scheduled to be held virtually at 11:00 a.m., Eastern Time, on October 14, 2021.

Although Algoma is not currently a public reporting company in any jurisdiction, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part, Algoma will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Algoma has applied to list the Algoma Common Shares and Algoma Warrants on The Nasdaq Stock Market (“Nasdaq”) under the proposed symbols “ASTL” and “ASTLW,” respectively, to be effective at the consummation of the Merger. In addition, Algoma expects that it will become a reporting issuer in Canada under applicable Canadian securities laws following the closing of the Merger and intends to apply for listing of the Algoma Common Shares and Algoma Warrants on the Toronto Stock Exchange (the “TSX”) under the proposed symbols “ASTL” and “ASTL.WT,” respectively, to be effective upon the consummation of the Merger. It is a condition of the consummation of the Merger that the Algoma Common Shares and the Algoma Warrants are approved for listing on Nasdaq, subject only to official notice of issuance thereof and the satisfaction of customary conditions, and conditionally approved for listing on the TSX, subject to the satisfaction of customary conditions. While trading of the Algoma Common Shares and the Algoma Warrants on Nasdaq and the TSX is expected to begin on the first business day following the date of completion of the Merger, there can be no assurance that Algoma’s securities will be listed on Nasdaq or the TSX or that a viable and active trading market will develop. See “Risk Factors” beginning on page 40 for more information.

Algoma will be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Algoma’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Algoma will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

The accompanying proxy statement/prospectus provides Legato stockholders with detailed information about the Merger and other matters to be considered at the Special Meeting of Legato. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 40 of the accompanying proxy statement/prospectus.

None of the Securities and Exchange Commission, any state securities commission or the securities commission of any Canadian province or territory has approved or disapproved of the securities to be issued in connection with the Merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated September 23, 2021, and is first being mailed to Legato stockholders on or about such date.

LEGATO MERGER CORP.

777 Third Avenue, 37th Floor

New York, NY 10017

NOTICE OF SPECIAL MEETING

IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 14, 2021

TO THE STOCKHOLDERS OF LEGATO MERGER CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Legato Merger Corp., a Delaware corporation (“Legato”), will be held virtually at 11:00 a.m., Eastern Time, on October 14, 2021, accessible at https://www.cstproxy.com/legatomerger/2021 or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed (the “Special Meeting”). You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

(1)

to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 24, 2021 (the “Merger Agreement”), by and among Algoma Steel Group Inc. (formerly known as 1295908 B.C. Ltd.), a corporation organized under the laws of the Province of British Columbia (“Algoma”), Algoma Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Algoma (“Merger Sub”), and Legato, and to approve the merger of Merger Sub with and into Legato, with Legato surviving as a wholly-owned subsidiary of Algoma (the “Merger” and together with the other transactions contemplated by the Merger Agreement, to be effective upon consummation of the Merger, the “Transactions”). We refer to this proposal as the “Merger Proposal” and a copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A; and

(2)

to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if determined by the applicable parties to the Merger Agreement in accordance with the Merger Agreement – we refer to this proposal as the “Adjournment Proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of common stock, par value $0.0001 per share, of Legato (“Legato Common Stock”), at the close of business on August 18, 2021, are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting.

After careful consideration, the Legato board of directors has determined that the Merger Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of Legato and its stockholders and recommends that you vote or give instruction to vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented.

The Merger is conditioned on the approval of the Merger Proposal at the Special Meeting. The proposals are more fully described in the accompanying proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety. If the Merger Proposal is not approved by Legato’s stockholders, the Merger will not be consummated and the PIPE Investors will not have the opportunity to invest in Algoma.

All of Legato’s stockholders are cordially invited to attend the Special Meeting virtually. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Legato Common Stock, you may also cast your vote virtually at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you must obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the Merger Proposal, but will have no effect on the Adjournment Proposal. Abstentions will be counted as present for purposes of establishing a quorum for the Special Meeting; Broker Non-Votes will not.

A complete list of Legato stockholders of record entitled to vote at the Special Meeting will be available for ten (10) days before the Special Meeting at the principal executive offices of Legato for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. The Merger is conditioned on the approval of the Merger Proposal at the Special Meeting. Each of the proposals is more fully described in the accompanying proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.

Thank you for your participation. We look forward to your continued support.

This proxy statement/prospectus is dated September 23, 2021 and is first being mailed to Legato stockholders on or about such date.

By Order of the Board of Directors

/s/ David D. Sgro
David D. Sgro Chief Executive Officer

New York, New York

September 23, 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. PUBLIC STOCKHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST THE MERGER PROPOSAL OR AT ALL OR TO BE A HOLDER OF RECORD ON THE RECORD DATE IN ORDER TO HAVE THEIR SHARES REDEEMED FOR CASH. TO EXERCISE REDEMPTION RIGHTS, HOLDERS MUST TENDER THEIR SHARES TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, LEGATO’S TRANSFER AGENT, NO LATER THAN TWO (2) BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING CONTINENTAL STOCK TRANSFER & TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE TRANSACTIONS ARE NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF LEGATO STOCKHOLDERS – REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 14, 2021: Legato’s proxy statement/prospectus is available at https://www.cstproxy.com/legatomerger/2021.

Page
INDEX TO FINANCIAL STATEMENTS	F-1

ANNEXES

A	Agreement and Plan of Merger, dated as of May 24, 2021, by and among Algoma Steel Group Inc. (formerly known as 1295908 B.C. Ltd.), Algoma Merger Sub, Inc., and Legato Merger Corp.
B	Opinion of Cassel Salpeter & Co., LLC

ii

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Algoma, constitutes a prospectus of Algoma under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Algoma Common Shares to be issued to Legato stockholders, the Legato Warrants that will become exercisable for Algoma Common Shares in accordance with the terms of the Warrant Agreement, which we refer to as the Algoma Warrants, and the Algoma Common Shares underlying the Algoma Warrants, if the Merger described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Special Meeting of Legato stockholders at which Legato stockholders will be asked to consider and vote upon a proposal to approve the Merger by the adoption of the Merger Agreement, among other matters.

All references in this proxy statement/prospectus to “Legato” refer to Legato Merger Corp. Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the terms “Algoma” and the “Company” refer to Algoma Steel Group Inc., together with its subsidiaries. Algoma is the parent holding company of Algoma Steel Inc. Algoma Steel Inc. was incorporated in 2016 solely for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc. (“Old Steelco”) and its subsidiaries in connection with a restructuring under the Canadian Companies’ Creditors Arrangement Act (“CCAA”). The purchase transaction (the “Purchase Transaction”) was completed on November 30, 2018. Prior to November 30, 2018, Algoma Steel Inc. had no operations, and was capitalized with one common share with a nominal value. All references in this proxy statement/prospectus to “Old Steelco” means Essar Steel Algoma Inc. and its consolidated subsidiaries.

PRESENTATION OF ALGOMA’S FINANCIAL INFORMATION

Algoma’s functional currency is the United States dollar and its presentation currency is the Canadian dollar. Old Steelco’s functional currency was the United States dollar and its presentation currency was the Canadian dollar.

All of Algoma’s financial information included in this proxy statement/prospectus is presented in Canadian dollars, except as otherwise indicated. Algoma’s financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). IFRS differs in certain material respects from U.S. generally accepted accounting principles (“U.S. GAAP”) and, as such, Algoma’s financial statements are not comparable to the financial statements of U.S. companies prepared in accordance with U.S. GAAP. This proxy statement/prospectus does not include any explanation of the principal differences or any reconciliation between IFRS and U.S. GAAP.

Unless otherwise indicated, the historical financial information of Algoma included in this proxy statement/prospectus derives from, and should be read together with the condensed interim consolidated financial statements of Algoma Steel Group Inc. as at June 30, 2021 and March 31, 2021 and for the three month periods ended June 30, 2021 and 2020 and the audited consolidated financial statements of Algoma Steel Group Inc. as at March 31, 2021 and 2020 and for the years ended March 31, 2021, 2020 and for the four-month period ended March 31, 2019 and for the eight-month period ended November 30, 2018 for Old Steelco.

EXCHANGE RATE INFORMATION

In this proxy statement/prospectus, all dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as “$” or “ US$”. Canadian dollars are referred to as “C$”. The high, low, closing and average exchange rates for Canadian dollars in terms of the United States dollar for each of the indicated periods, as quoted by the Bank of Canada, were as follows:

	Three months ended June 30, 2021	Year ended March 31, 2021	Year ended March 31, 2020	Year ended March 31, 2019
	(expressed in C$)
High	1.2653	1.2628	1.4346	1.3441
Low	1.2004	1.2540	1.4095	1.3343
Closing	1.2286	1.2621	1.4179	1.3431
Average	1.2282	1.2574	1.3953	1.3368

On September 17, 2021 the daily average exchange rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.2721.

NON-IFRS FINANCIAL MEASURES

In this proxy statement/prospectus we use certain non-IFRS measures to evaluate the performance of Algoma. These terms do not have any standardized meaning prescribed within IFRS and, therefore, may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing a further understanding of our financial performance from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of our financial information reported under IFRS. As described in more detail, below, the terms “Adjusted EBITDA” and “Further Adjusted EBITDA” are financial measures utilized by Algoma in reporting its financial results that are not defined by IFRS. In addition, “Earnout Adjusted EBITDA” is a financial measure utilized by Algoma and Legato solely for the purposes of calculating whether the targets with respect to the Earnout Rights are met pursuant the Merger Agreement and for developing certain projections (see “Proposal No. 1 – The Merger Proposal – General – Certain Unaudited Prospective Financial Information Regarding Algoma” and “ – Certain Updated Unaudited Prospective Financial Information Regarding Algoma”).

The terms “Net Sales Realization” and “Cost Per Ton of Steel Products Sold” are financial measures utilized by Algoma in reporting its financial results that are not defined by IFRS. Net Sales Realization, as defined by Algoma, refers to steel revenue less freight per steel tons shipped. Net Sales Realization is included because it allows management and investors to evaluate our selling prices per ton of steel products sold excluding the geographic impact of freight charges in order to enhance comparability when comparing our sales performance to that of our competitors. Cost Per Ton of Steel Products Sold, as defined by Algoma, refers to cost of steel revenue less freight, amortization, carbon tax and exceptional items (included in cost of steel revenue) per steel tons shipped. Cost Per Ton of Steel Products Sold allows management and investors to evaluate the Company’s cost of steel products sold on a per ton basis, excluding the items that we exclude when calculating Adjusted EBITDA, to evaluate our operating performance and to enhance the comparability of our costs over different time periods. We consider each of Net Sales Realization and Cost Per Ton of Steel Products Sold to be meaningful measures to assess our operating performance in addition to IFRS measures. For a reconciliation of each of Net Sales Realization and Cost Per Ton of Steel Products Sold to their most comparable IFRS financial measures see “Algoma’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Steel Revenue and Cost of Sales.”

Adjusted EBITDA, as defined by Algoma, refers to net (loss) income before amortization of property, plant, equipment and amortization of intangible assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, restructuring costs, impairment reserve, foreign exchange loss (gain), finance income, carbon tax, share based compensation related to performance share units and business combination adjustments. Further Adjusted EBITDA is defined as Adjusted EBITDA before tariff expense and capacity utilization adjustment. Further Adjusted EBITDA is not utilized by Algoma in reporting its financial results for the three month period ended June 30, 2021, because Algoma was not subject to tariff expenses nor did it record capacity utilization adjustments in the three month period ended June 30, 2021 or in the three month period ended June 30, 2020. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the corresponding period, and Further Adjusted EBITDA margin is calculated by dividing Further Adjusted EBITDA by revenue for the corresponding period. Adjusted EBITDA per ton is calculated by dividing Adjusted EBITDA by tons of steel products sold for the corresponding period, and Further Adjusted EBITDA per ton is calculated by dividing Further Adjusted EBITDA by tons of steel products sold for the corresponding period. Earnout Adjusted EBITDA is defined as Further Adjusted EBITDA before non-cash adjustments and write-downs, loss (gain) on commodity hedging and loss (gain) associated with the Algoma Warrants. Earnout Adjusted EBITDA is calculated on a consolidated basis at the Algoma Steel Inc. level and does not include certain expenses of Algoma Steel Inc.’s parent companies such as equity incentives issued under the Algoma Steel Holdings Inc. Long-Term Incentive Plan. Adjusted EBITDA and Further Adjusted EBITDA are not intended to represent cash flow from operations, as defined by IFRS, and should not be considered as alternatives to net earnings, cash flow from operations, or any other measure of performance prescribed by IFRS. Adjusted EBITDA and Further Adjusted EBITDA, as defined and used by Algoma, may not be comparable to Adjusted EBITDA and Further Adjusted EBITDA as defined and used by other companies. We consider Adjusted EBITDA and Further Adjusted EBITDA to be meaningful measures to assess our operating performance in addition to

IFRS measures. They are included because we believe they can be useful in measuring our operating performance and our ability to expand our business and provide management and investors with additional information for comparison of our operating results across different time periods and to the operating results of other companies. Adjusted EBITDA and Further Adjusted EBITDA are also used by analysts and our lenders as a measure of our financial performance. In addition, we consider Adjusted EBITDA margin, Adjusted EBITDA per ton, Further Adjusted EBITDA margin and Further Adjusted EBITDA per ton to be useful measures of our operating performance and profitability across different time periods that enhance the comparability of our results. For a reconciliation of Adjusted EBITDA and Further Adjusted EBITDA to their most comparable IFRS financial measures or to other non-IFRS financial measures see “Algoma’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Adjusted EBITDA.”

Adjusted EBITDA, Further Adjusted EBITDA, Adjusted EBITDA margin, Further Adjusted EBITDA margin, Adjusted EBITDA per ton, Further Adjusted EBITDA per ton, Earnout Adjusted EBITDA, Net Sales Realization and Cost Per Ton of Steel Products Sold have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, net income, cash flow from operations or other data prepared in accordance with IFRS. Some of these limitations are:

•	they do not reflect cash outlays for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect the finance costs, or the cash requirements necessary to service interest or principal payments on indebtedness;

•	they do not reflect income tax expense or the cash necessary to pay income taxes;

•	they do not reflect interest on pension and other post-employment benefit obligations;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Further Adjusted EBITDA do not reflect cash requirements for such replacements;

•	they do not reflect the impact of earnings or charges resulting from matters we believe not to be indicative of our ongoing operations; and

•	other companies, including other companies in our industry, may calculate this measure differently than as presented in by us, limiting their usefulness as a comparative measure.

Because of these limitations, such measures should not be considered as measures of discretionary cash available to invest in business growth or to reduce indebtedness. We compensate for these limitations by relying primarily on our IFRS results using such measures only as supplements to such results.

INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, we present industry data, information and statistics regarding the markets in which Algoma competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with Algoma’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Algoma’s management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Algoma’s Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Information About the Companies – Algoma’s Business” and other sections of this proxy statement/prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Legato, Merger Sub and Algoma own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this proxy statement/prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “Algoma” refers to Algoma Steel Group Inc., a corporation organized under the laws of the Province of British Columbia, together with its subsidiaries, the term “Legato” refers to Legato Merger Corp., a Delaware corporation, and “Merger Sub” refers to Algoma Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Algoma.

In addition, in this document:

“Adjournment Proposal” means the proposal to adjourn the Special Meeting of the stockholders of Legato to a later date or dates, if determined by the applicable parties to the Merger Agreement in accordance with the Merger Agreement.

“Algoma Common Shares” means the common shares, without par value, of Algoma.

“Algoma Warrants” means the Legato Warrants, each of which will be converted into and become exercisable for one Algoma Common Share for $11.50 per share, in accordance with the terms of the Warrant Agreement, with the exercise period beginning 30 days following Closing.

“BCA” means Business Corporations Act (British Columbia).

“Broker Non-Vote” means the failure of a Legato stockholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“C$” means the legal currency of Canada.

“Closing” means the closing of the transactions contemplated by the Merger Agreement and the PIPE Subscription Agreements, and “Closing Date” means the date on which the Closing is completed.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law.

“DTC” means The Depository Trust Company.

“EBC” means EarlyBirdCapital, Inc., the representative of the underwriters of the IPO.

“Effective Time” means the effective time of the Merger pursuant to the Merger Agreement and the DGCL.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Legato Charter” means Legato’s amended and restated certificate of incorporation.

“Founder Shares” means the shares of Legato Common Stock sold by Legato prior to the IPO (but not including the Representative Shares).

“Founders” means the holders of Founder Shares.

“Intermediate Redemption Scenario” assumes that 12,501,565 Public Shares are redeemed for an aggregate payment of approximately $125.0 million from the Trust Account, which is the maximum amount of redemptions that could occur and still satisfy the Minimum Cash Condition.

“Investor Rights Agreement” means the investor rights agreement to be entered into by Algoma, the Founders and the shareholders of Algoma Steel Parent S.C.A.

“IPO” means the initial public offering of Units of Legato, consummated on January 22, 2021.

“Legato Common Stock” means the common stock, par value $0.0001 per share, of Legato.

“Legato Warrant” means a warrant to purchase one share of Legato Common Stock at a price of $11.50 per share, which may be either a Public Warrant or a Private Warrant.

“Lock-Up Agreement” means the lock-up agreement entered into concurrently with the execution of the Merger Agreement by Algoma’s sole shareholder and the Founders.

“LTIP Awards” means equity incentives granted to certain directors, officers and other employees of Algoma Steel Holdings Inc., a direct wholly-owned subsidiary of Algoma, and/or its subsidiaries, under the Algoma Steel Holdings Inc. Long-Term Incentive Plan.

“LTIP Exchange” means the exchange of vested LTIP Awards for Replacement LTIP Awards, as contemplated by and subject to the terms and conditions of the Merger Agreement.

“Maximum Redemption Scenario” means that all Legato Public Stockholders holding approximately 23,575,000 Public Shares will exercise their redemption rights for the $235,793,946 of funds in the Trust Account as of June 30, 2021.

“Merger” means the merger of Merger Sub with and into Legato, with Legato surviving the merger and becoming a wholly-owned subsidiary of Algoma.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 24, 2021, by and among Legato, Algoma and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“Merger Proposal” means the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby.

“Minimum Cash Condition” is a closing condition set forth in the Merger Agreement that provides that Algoma will not be required to consummate the Merger if the funds contained in the Trust Account (after giving effect to the Redemptions and payment of Legato’s transaction costs), together with (i) the aggregate amount of proceeds from the PIPE Investment and (ii) the cash on Legato’s balance sheet, do not, at or prior to consummation of the Merger, equal or exceed Two Hundred Million Dollars ($200,000,000). The Minimum Cash Condition may be waived by Algoma in its sole discretion.

“Nasdaq” means the Nasdaq Stock Market.

“No Redemption Scenario” means no holder of Public Shares elects to have such shares redeemed in connection with the Merger.

“PIPE Investment” means the purchases of PIPE Shares pursuant to the PIPE Subscription Agreements, such purchases to be consummated substantially concurrently with, and contingent upon, the consummation of the Merger.

“PIPE Investors” means certain U.S. and Canadian accredited investors within the meaning of applicable securities laws, including certain of the Founders and their affiliates.

“PIPE Shares” means an aggregate of 10,000,000 Algoma Common Shares and shares of Legato Common Stock subscribed for and to be purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements.

“PIPE Subscription Agreements” means the subscription agreements entered into by the PIPE Investors with Algoma and Legato, pursuant to which the PIPE Investors have committed to subscribe for and purchase the PIPE Shares at a purchase price per share of $10.00.

“Private Units” means the Units sold to the Founders and EBC and its affiliates in a private placement in connection with the IPO, such Units being comprised of one share of Legato Common Stock and one Legato Warrant.

“Private Warrants” means Legato Warrants included in Private Units.

“Prospectus” means the prospectus included in the Registration Statements on Form S-1 (Registration No. 333-248997) filed with the SEC in connection with the IPO.

“Public Shares” means shares of Legato Common Stock issued as part of the Units sold in the IPO.

“Public Stockholders” means the holders of Public Shares of Legato.

“Public Warrants” means Legato Warrants included in Units sold in the IPO.

“Redemption” means Legato’s acquisition of Public Shares in connection with the Merger pursuant to the right of the holders of Public Shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Representative Shares” means an aggregate of 234,286 shares of Legato Common Stock issued to EBC and its designees prior to the IPO.

“Restated Articles” means the restated articles of Algoma, adopted on September 7, 2021.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Special Meeting” means the Special Meeting of the stockholders of Legato, to be held virtually on October 14, 2021 at 11:00 a.m., Eastern Time, accessible at https://www.cstproxy.com/legatomerger/2021 or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

“Support Agreement” means the Support Agreement pursuant to which the Founders have agreed, among other things, to vote their shares of Legato Common Stock and take certain other actions, in support of the Merger.

“TSX” means the Toronto Stock Exchange.

“Transaction” or “Transactions” means the transactions contemplated by the Merger Agreement and the other Transaction Agreements, including the Merger.

“Transaction Agreements” means the Merger Agreement, the Lock-Up Agreement, the Support Agreement, the PIPE Subscription Agreements and the Investor Rights Agreement.

“Treasury” means the U.S. Department of the Treasury.

“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Private Units.

“Units” means Units issued in the IPO, each consisting of one share of Legato Common Stock and one Public Warrant.

“U.S.” means the United States of America.

“U.S. dollar,” “US$” and “$” mean the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Warrant Agreement” means that certain Warrant Agreement, dated as of January 19, 2021, between Legato and Continental Stock Transfer & Trust Company.

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

The descriptions below of the material terms of the Merger are intended to be summaries of such terms. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the terms of the agreements themselves.

The parties to the Merger Agreement are Legato, Algoma and Merger Sub. Pursuant to the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Algoma, will merge with and into Legato, with Legato being the surviving corporation and a direct, wholly-owned subsidiary of Algoma, and with the stockholders of Legato becoming stockholders of Algoma.

Algoma has applied to list the Algoma Common Shares and Algoma Warrants on Nasdaq under the proposed symbols “ASTL” and “ASTLW,” respectively, to be effective at the consummation of the Merger. In addition, Algoma expects that it will become a reporting issuer in Canada under applicable Canadian securities laws following the closing of the Merger and intends to apply for listing of the Algoma Common Shares and Algoma Warrants on the TSX under the proposed symbols “ASTL” and “ASTL.WT,” respectively, to be effective upon the consummation of the Merger.

Pursuant to the Merger Agreement, (i) prior to the Effective Time, Algoma will effectuate a Stock Split, such that each outstanding Algoma Common Share will become such number of Algoma Common Shares, each valued at $10.00 per share, as determined by the Conversion Factor (as defined in the Merger Agreement) with such Algoma Common Shares to be subsequently distributed in the Parent Distribution; (ii) prior to the Effective Time, each outstanding LTIP Award that has vested and that is held by an executive officer or director of Algoma who has executed an exchange agreement and joinder to the Lock-up Agreement will be exchanged for Replacement LTIP Awards, which is referred to as the LTIP Exchange; (iii) immediately prior to the Effective Time, each outstanding Legato Unit will be separated into one share of Legato Common Stock and one Legato Warrant, (iv) at the Effective Time, each outstanding share of Legato Common Stock (other than shares of Legato Common Stock held in Legato’s treasury or owned by Algoma or Merger Sub or any other wholly-owned subsidiary of Algoma or Legato) will be exchanged for one Algoma Common Share; and (v) at the Effective Time, each outstanding Legato Warrant shall be converted into an equal number of Algoma Warrants, with each warrant exercisable for one Algoma Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning 30 days following Closing.

In connection with the listing of the Algoma Warrants on the TSX, in accordance with the TSX’s listing requirements in respect of warrants, Algoma will provide certain undertakings to the TSX to the effect that Algoma will not exercise certain of its rights under the Warrant Agreement, including, notably, (i) lowering of the exercise price of the Algoma Warrants and (ii) extending the duration of the Algoma Warrants by delaying the expiration date thereof.

In addition, pursuant to the Merger Agreement, holders of Algoma Common Shares prior to the Transactions and the Existing Algoma Investors will be granted or issued Earnout Rights.

The Merger Agreement defines “Earnout Adjusted EBITDA” (referenced as “Adjusted EBITDA” in the Merger Agreement) as the consolidated net income (loss) of Algoma Steel Inc. for the twelve-month period ending December 31, 2021 before amortization of property, plant, equipment and amortization of assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, reorganization costs, finance income, inventory write-downs, carbon tax, certain exceptional items, tariff expense, non-cash adjustments and write-downs, loss (gain) on commodity hedging, loss (gain) on foreign exchange and loss (gain) associated with the Algoma Warrants.

The Earnout Rights granted or issued to Existing Algoma Investors will be converted into the following aggregate number of Algoma Common Shares upon the satisfaction of the following targets (each, an “Earnout Event”):

(i) 15,000,000 Algoma Common Shares if Earnout Adjusted EBITDA (as calculated by Algoma’s management and accepted by its board of directors, including a majority of disinterested directors), is equal to or greater than $674,000,000 (the “First Earnout Event”). Additionally, the Earnout Rights will entitle Existing Algoma Investors to acquire up to an additional 22,500,000 Algoma Common Shares in connection with the First Earnout Event if Earnout Adjusted EBITDA exceeds $674,000,000, as follows: (x) a percentage (not to exceed 100.0%) of 7,500,000 additional

Algoma Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $674,000,000 and $750,000,000 (the “Second EBITDA Issuance”); (y) a percentage (not to exceed 100.0%) of 7,500,000 additional Algoma Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $750,000,000 and $825,000,000 (the “Third EBITDA Issuance”); and (z) a percentage (not to exceed 100.0%) of 7,500,000 additional Algoma Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $825,000,000 and $900,000,000 (the “Fourth EBITDA Issuance”).

(ii) 7,500,000 Algoma Common Shares, less the number of shares issued in connection with the Second EBITDA Issuance, if the volume weighted average price (“VWAP”) of Algoma Common Shares on Nasdaq or other primary stock exchange exceeds $12.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Second Earnout Event”).

(iii) 7,500,000 Algoma Common Shares, less the number of shares issued in connection with the Third EBITDA Issuance, if the VWAP exceeds $15.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Third Earnout Event”).

(iv) 7,500,000 Algoma Common Shares, less the number of shares issued in connection with the Fourth EBITDA Issuance, if the VWAP exceeds $18.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Fourth Earnout Event”).

Algoma Common Shares will be issuable in connection with each Earnout Event; provided, however, the maximum number of Algoma Common Shares issuable in connection with (i) the Second EBITDA Issuance and the Second Earnout Event, together, shall be 7,500,000, (ii) the Third EBITDA Issuance and the Third Earnout Event, together, shall be 7,500,000, and (iii) the Fourth EBITDA Issuance and the Fourth Earnout Event, together, shall be 7,500,000.

Based on the current estimates of Algoma’s Earnout Adjusted EBITDA, it is currently expected that the Existing Algoma Investors will acquire all of the 37.5 million Algoma Common Shares issuable under the Earnout Rights. However, we cannot assure you that any or all of the Earnout Events will occur.

Additionally, in connection with the consummation of the Merger, the following will occur:

•

the PIPE Investors have subscribed for and will purchase an aggregate of 10,000,000 Algoma Common Shares and shares of Legato Common Stock for $10.00 per share and an aggregate purchase price of $100.0 million;

•

the Existing Algoma Investors and Founders have entered into the Lock-Up Agreement (which may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up), pursuant to which the Algoma Common Shares to be issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Algoma Common Shares and Algoma Warrants to be issued to them in exchange for their Private Units), but not including any PIPE Shares, will be subject to transfer restrictions until the earlier of (a) the six-month anniversary of the Closing, in the case of the Existing Algoma Investors, or the twelve-month anniversary of the Closing, in the case of the Founders and (b) the date on which the closing share price of the Algoma Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing; and

•

prior to the Effective Time, the Founders and the shareholders of Algoma Steel Parent S.C.A. will enter into the Investor Rights Agreement, pursuant to which the Algoma Warrants and Algoma Common Shares held by them and their permitted transferees, including the Algoma Common Shares issuable upon the exercise of Algoma Warrants and other derivative securities, shall bear customary registration rights, and certain parties to the Investor Rights Agreement will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Algoma Common Shares (which percentage assumes (i) the No Redemption Scenario and (ii) that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued).

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including, among other reasons:

•	by mutual written consent of Legato and Algoma;

•

by either Legato or Algoma if the Transactions are not consummated on or before December 31, 2021 (provided that the right to terminate the Merger Agreement shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement);

•

by either Legato or Algoma if a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Transactions;

•

by either Legato or Algoma if the other party has breached any of its covenants or representations and warranties such that the party’s closing conditions would not be satisfied at the Closing (subject to a thirty-day cure period);

•	by either Legato or Algoma if the Merger Proposal is not approved by Legato stockholders (the “Legato Stockholder Approval”);

•	by Algoma if Legato’s board of directors or any committee thereof changes its recommendation to Legato’s stockholders prior to the receipt of the Legato Stockholder Approval; or

•

by Algoma if the Minimum Cash Condition is not satisfied within ten days following the meeting called for the purpose of obtaining the Legato Stockholder Approval (including any permitted adjournments) or at any time thereafter.

Algoma has agreed to use reasonable best efforts to increase the size of Algoma’s board of directors to up to ten members, of which three will be appointed by Legato (who will initially be Eric S. Rosenfeld, David Sgro, and Brian Pratt, each an officer and/or director of Legato), up to six will be appointed by Algoma, and Legato and Algoma will use reasonable efforts to mutually appoint the final director. Algoma and Legato expect that the remaining unnamed director will be considered an independent director under the rules of Nasdaq.

Upon completion of the Merger, Legato and Algoma anticipate that the current officers of Algoma Steel Inc., as of March 31, 2021, will become officers of Algoma, holding the same positions as held by them with Algoma Steel Inc. prior to the Merger. See the section entitled “Management of Algoma Following the Merger.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. Why am I receiving this proxy statement/prospectus?	A. Legato and Algoma have agreed to a merger under the terms of the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A and Legato encourages its stockholders to read it in its entirety. Legato’s stockholders are being asked to consider and vote upon a proposal to approve the Merger Agreement, which, among other things, provides for Merger Sub to be merged with and into Legato with Legato being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Algoma, and the other transactions contemplated by the Merger Agreement. See “Proposal No. 1 – The Merger Proposal.”

Q. What is being voted on at the Special Meeting?

A. Legato’s stockholders are being asked to vote to adopt a proposal to approve the Merger Agreement and the transactions contemplated thereby. See the section entitled “Proposal No. 1 – The Merger Proposal.”

The stockholders may also be asked to consider and vote upon a proposal to adjourn the meeting to a later date, if determined by the applicable parties to the Merger Agreement in accordance with the Merger Agreement. See the section entitled “Proposal No. 2 – The Adjournment Proposal.”

Legato will hold the Special Meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Merger and the other matters to be acted upon at the Special Meeting. Stockholders should read it carefully.

The vote of stockholders is important. Stockholders are encouraged to submit their completed proxy card as soon as possible after carefully reviewing this proxy statement/prospectus.

Q. Why is Legato proposing the Merger?

A. Legato was organized to effect a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination or other transaction similar to the Merger with one or more businesses or entities.

Legato completed its IPO of 20,500,000 Units on January 22, 2021, with each Unit consisting of one share of Legato Common Stock and one Public Warrant, concurrently with a private placement of 542,500 Private Units. Each Legato Warrant entitles the holder to purchase one share of Legato Common Stock at a price of $11.50. On January 25, 2021, the underwriters exercised in full their over-allotment option to purchase 3,075,000 Units, and Legato completed the sale of an additional 61,500 Private Units pursuant to the subscription agreements for such Private Units. Of the gross proceeds of the IPO and private placement, an aggregate of $235,750,000 was deposited into the Trust Account. Since the IPO, Legato’s activity has been limited to the evaluation of Merger candidates.

Algoma is a fully integrated steel producer of hot and cold rolled steel products including sheet and plate. With a current production capacity of an estimated 2.8 million tons per year, Algoma’s size and diverse capabilities enable it to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma has been engaging in transformative investments that are expected to drive improved financial performance and sustainable returns through the steel pricing cycle, and there is potential for a substantial investment in electric arc furnace (“EAF”) steelmaking.

In considering whether to recommend the Merger to Legato’s stockholders, Legato’s board of directors considered qualitative factors such as: (1) management strength and depth, (2) currently favorable supply/demand dynamics, (3) expected tailwinds from infrastructure spending, (4) Algoma’s position as a low-cost manufacturer, (5) limited environmental liabilities, and (6) plans for a possible conversion to EAF steelmaking, as well as quantitative factors such as: (a) Algoma’s current and expected future free cash flow generation, (b) the current and expected future price of steel, (c) low relative level of debt, and (d) intrinsic value of Algoma based on both discounted cash flow (“DCF”) and comparable company valuation metrics. In addition, Legato’s board of directors considered the financial analysis reviewed by Cassel Salpeter & Co., LLC (“Cassel Salpeter”) with the Legato board, and the oral opinion of Cassel Salpeter to the Legato board (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date, May 24, 2021), as to the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement. Legato’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Merger, including, but not limited to, the risks described in the section of this proxy statement/prospectus titled “Risk Factors”. Overall, Legato’s board of directors determined that the positive aspects of the Merger outweighed the potential risk factors. See “Proposal No. 1 – The Merger Proposal – The Legato Board of Directors’ Reasons for the Merger.”

Q. What will happen to Legato’s securities upon consummation of the Merger?	A. The Legato Units, the Legato Common Stock and the Legato Warrants are currently listed on Nasdaq under the symbols “LEGOU,” “LEGO” and “LEGOW,” respectively. Legato’s securities will cease trading following the consummation of the Merger. Algoma has applied for listing of the Algoma Common Shares and the Algoma Warrants on Nasdaq under the proposed symbols “ASTL” and “ASTLW,” respectively, and intends to apply for the listing of the Algoma Common Shares and the Algoma Warrants on the TSX under the proposed symbols “ASTL” and “ASTL.WT,” respectively, to be effective upon consummation of the Merger. While trading of the Algoma Common Shares and the Algoma Warrants on Nasdaq and the TSX is expected to begin on the first business day following the consummation of the Merger, there can be no assurance that Algoma’s securities will be listed on Nasdaq or the TSX or that a viable and active trading market will develop. See “Risk Factors – Risks Related to the Merger” for more information.

Q. What will happen in the Merger?	A. At the Closing, Merger Sub will merge with and into Legato, with Legato surviving as a wholly-owned subsidiary of Algoma. By virtue of the Merger, (i) each outstanding Legato Unit will be separated immediately prior to the Effective Time into one share of Legato Common Stock and one Legato Warrant, (ii) at the Effective Time each outstanding share of Legato Common Stock will be converted into and exchanged for the right to receive one newly issued Algoma Common Share and (iii) at the Effective Time each Legato Warrant will be converted into an equal number of Algoma Warrants, with each warrant exercisable for one Algoma Common Share, with the exercise period beginning 30 days following Closing. Assuming the No Redemption Scenario (a) all outstanding shares of Legato Common Stock, consisting of (i) 23,575,000 Public Shares and (ii) 6,732,036 shares held by the Founders and EBC (including the Founder Shares, Representative Shares, and shares of Legato Common Stock underlying Private Units) will be converted into Algoma Common Shares on a one-for-one basis, and (b) all outstanding Legato Warrants, consisting of (i) 23,575,000 Public Warrants and (ii) 604,000 Private Warrants will become Algoma Warrants, each of which will entitle the holder thereof to purchase one Algoma Common Share for $11.50 per share, subject to adjustment, and exercisable beginning 30 days after Closing.

Q. What will be the relative equity stakes of Legato’s Public Stockholders, the Founders, the PIPE Investors and Algoma’s existing shareholders in Algoma upon completion of the Merger?

A. Upon consummation of the Merger, Algoma will become a public company and Legato will become a wholly-owned subsidiary of Algoma. The former security holders of Legato and the PIPE Investors will all become security holders of Algoma.

Upon consummation of the Merger, assuming the No Redemption Scenario and prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights, the post-Closing share ownership of Algoma Common Shares would be as follows:

Algoma Common Shares(1) (%)
	Legato Public Stockholders	23,575,000 (20.4%)
	Founders & EBC	6,732,036 (5.8%)
	PIPE Investors	10,000,000 (8.7%)
	Existing Algoma Investors(2)(3)	75,000,000 (65.0%)
	Total	115,307,036 (100.0%)

(1)   Excludes all 24,179,000 Legato Warrants. If all 24,179,000 Legato Warrants were exercised for cash and all 24,179,000 Algoma Common Shares underlying such Legato Warrants upon their conversion to Algoma Warrants were included, the post-Closing share ownership of Algoma Common Shares would be as follows: Legato Public Stockholders, 23,575,000 (16.9%); Legato Public Warrantholders, 23,575,000 (16.9%); Founders & EBC, 7,336,036 (5.3%); PIPE Investors, 10,000,000 (7.2%); and Existing Algoma Investors,(2)(3) 75,000,000 (53.8%).

(2)   Assumes the consummation of the Stock Split and the LTIP Exchange.

(3)   Includes Algoma Common Shares issuable upon exercise of Replacement LTIP Awards.

Upon consummation of the Merger, assuming the Maximum Redemption Scenario, and prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights, the post-Closing share ownership of Algoma Common Shares would be as follows:

Algoma Common Shares(1) (%)
Legato Public Stockholders	0 (0.0%)
Founders & EBC	6,732,036 (7.3%)
PIPE Investors	10,000,000 (10.9%)
Existing Algoma Investors(2)(3)	75,000,000 (81.8%)
Total	91,732,036 (100.0%)

(1)   Excludes all 24,179,000 Legato Warrants. If all 24,179,000 Legato Warrants were exercised for cash and all 24,179,000 Algoma Common Shares underlying such Legato Warrants upon their conversion to Algoma Warrants were included, the post-Closing share ownership of Algoma Common Shares would be as follows: Legato Public Stockholders, 0 (0.0%); Legato Public Warrantholders, 23,575,000 (20.3%); Founders & EBC, 7,336,036 (6.3%); PIPE Investors, 10,000,000 (8.6%); and Existing Algoma Investors,(2)(3) 75,000,000 (64.7%).

(2)   Assumes the consummation of the Stock Split and the LTIP Exchange.

(3)   Includes Algoma Common Shares issuable upon exercise of Replacement LTIP Awards.

Following the Merger, assuming the No Redemption Scenario and assuming that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued, the share ownership of Algoma Common Shares would be as follows:

Algoma Common Shares(1) (%)
Legato Public Stockholders	23,575,000 (15.4%)
Founders & EBC	6,732,036 (4.4%)
PIPE Investors	10,000,000 (6.5%)
Existing Algoma Investors(2)(3)	112,500,000 (73.6%)
Total	152,807,036 (100.0%)

(1)   Excludes all 24,179,000 Legato Warrants. If all 24,179,000 Legato Warrants were exercised for cash and all 24,179,000 Algoma Common Shares underlying such Legato Warrants upon their conversion to Algoma Warrants were included, the post-Closing share ownership of Algoma Common Shares would be as follows: Legato Public Stockholders, 23,575,000 (13.3%); Legato Public Warrantholders, 23,575,000 (13.3%); Founders & EBC, 7,336,036 (4.1%); PIPE Investors, 10,000,000 (5.7%); and Existing Algoma Investors,(2)(3) 112,500,000 (63.6%).

(2)   Assumes the consummation of the Stock Split and the LTIP Exchange.

(3)   Includes Algoma Common Shares issuable upon exercise of Replacement LTIP Awards.

Following the Merger, assuming the Maximum Redemption Scenario, and assuming that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued, the share ownership of Algoma Common Shares would be as follows:

Algoma Common Shares(1) (%)
Legato Public Stockholders	0 (0.0%)
Founders & EBC	6,732,036 (5.2%)
PIPE Investors	10,000,000 (7.7%)
Existing Algoma Investors(2)(3)	112,500,000 (87.1%)
Total	129,232,036 (100.0%)

(1)   Excludes all 24,179,000 Legato Warrants. If all 24,179,000 Legato Warrants were exercised for cash and all 24,179,000 Algoma Common Shares underlying such Legato Warrants upon their conversion to Algoma Warrants were included, the post-Closing share ownership of Algoma Common Shares would be as follows: Legato Public Stockholders, 0 (0.0%); Legato Public Warrantholders 23,575,000 (15.4%); Founders & EBC, 7,336,036 (4.8%); PIPE Investors, 10,000,000 (6.5%); and Existing Algoma Investors,(2)(3) 112,500,000 (73.3%).

(2)   Assumes the consummation of the Stock Split and the LTIP Exchange.

(3)   Includes Algoma Common Shares issuable upon exercise of Replacement LTIP Awards.

See also “Summary of the Proxy Statement/Prospectus – Ownership of Algoma” and “Unaudited Historical Comparative and Pro Forma Combined per Share Data of Legato and Algoma.”

Pursuant to the Existing Legato Charter, in connection with the completion of the Merger, Legato’s Public Stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Existing Legato Charter. Payment for such redemptions will come from the Trust Account. Legato’s Public Stockholders are not required to affirmatively vote for or against the Merger Proposal or at all or to be a holder of record on the record date in order to have their shares redeemed for cash. To the extent Legato’s Public Stockholders elect to have their shares redeemed, the consideration to be paid will vary as described herein.

Q. What are the U.S. federal income tax consequences of the Merger to U.S. holders of Legato Common Stock and/or Public Warrants?

A. As described more fully under the section entitled “Certain Material U.S. Federal Income Tax Considerations – U.S. Holders – U.S. Federal Income Tax Considerations of the Merger,” in the opinion of Graubard Miller, counsel to Legato, the Merger should qualify as a tax-deferred reorganization within the meaning of Section 368(a) of the Code to U.S. Holders (as defined below) of Legato Common Stock and/or Legato Warrants. However, the U.S. federal income tax consequences of the Merger to U.S. Holders of Legato Common Stock and/or Legato Warrants are not certain, and it is unclear under applicable law whether the Merger will in fact qualify as a reorganization. If the Merger does not so qualify, the Merger will be treated, for U.S. federal income tax purposes, as a taxable exchange of Legato Common Stock and/or Legato Warrants for Algoma Common Shares and/or Algoma Warrants. Please see the section entitled “Risk Factors – Risks Related to the U.S. Federal Income Tax Treatment of the Merger – If the merger does not qualify as a reorganization under Section 368(a) of the Code or is taxable under Section 367(a) of the Code, then the Merger generally would be taxable with respect to U.S. Holders of Legato Common Stock and/or Legato Warrants.”

Section 367(a) of the Code and the Treasury regulations promulgated thereunder, in certain circumstances, may impose additional requirements for certain U.S. Holders to qualify for such tax-deferred treatment with respect to the exchange of Legato Common Stock and/or Legato Warrants in the Merger.

The tax consequences of the Merger are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger for U.S. Holders of Legato Common Stock and/or Legato Warrants, including the application of Section 367(a) of the Code, see the section entitled “Certain Material U.S. Federal Income Tax Considerations – U.S. Holders – U.S. Federal Income Tax Considerations of the Merger.” If you are a U.S. Holder whose Legato Common Stock and/or Legato Warrants are exchanged in the Merger, you are urged to consult your tax advisor to determine the tax consequences thereof.

The summary above is qualified in its entirety by the more detailed discussion provided in the section entitled “Certain Material U.S. Federal Income Tax Considerations.”

Q. What are the U.S. federal income tax consequences of exercising my redemption rights?	A. Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Certain Material U.S. Federal Income Tax Considerations – U.S. Holders – U.S. Holders Exercising Redemption Rights with Respect to Legato Common Stock” or “Certain Material U.S. Federal Income Tax Considerations – Non-U.S. Holders – Non-U.S. Holders Exercising Redemption Rights with Respect to Legato Common Stock” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q. What are the Canadian federal income tax consequences of the ownership and disposition of Algoma Common Shares and/or Algoma Warrants?

Dividends received or deemed to be received by a Holder (as defined in the section entitled “Certain Material Canadian Federal Income Tax Considerations”) on Algoma Common Shares will be subject to Canadian withholding tax at a rate of 25%, unless the rate is reduced under an applicable income tax treaty or convention. The rate of such withholding tax will generally be reduced to 15% for certain Holders that are residents of the United States for purposes of the Canada-United States Tax Convention (1980), as amended.

A Holder will not be subject to Canadian tax on any capital gain realized on a disposition or deemed disposition of Algoma Common Shares, unless the Algoma Common Shares are “taxable Canadian property” to the Holder, and are not “treaty-protected property” of the Holder, at the time of disposition.

The summary above is qualified in its entirety by the more detailed discussion provided in the section entitled “Certain Material Canadian Federal Income Tax Considerations.”

Q. Did the Legato board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Merger?	A. Yes. Although the Existing Legato Charter does not require the Legato board of directors to seek a third-party valuation or fairness opinion in connection with a business combination unless the target business is affiliated with Legato’s initial stockholders, officers, directors or their affiliates, the Legato board of directors received an opinion from Cassel Salpeter to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations and qualifications set forth therein, (i) the consideration to be received by holders of Public Shares in the Merger pursuant to the Merger Agreement, after giving effect to the Stock Split and the grant of Earnout Rights, is fair, from a financial point of view, to such holders, and (ii) Algoma has a fair market value equal to at least 80% of the balance of the Trust Fund (excluding taxes payable on interest earned). Please see the section entitled “Proposal No. 1 – The Merger Proposal – Opinion of Legato’s Financial Advisor.” The full text of the written opinion is attached to this proxy statement/prospectus as Annex C.

Q. How many votes do I have at the Special Meeting?	A. Legato stockholders are entitled to one vote at the Special Meeting for each share of Legato Common Stock held of record as of August 18, 2021, the record date for the Special Meeting. As of the close of business on the record date, there were 30,307,036 shares of Legato Common Stock outstanding.

Q. What vote is required to approve the proposals presented at the Special Meeting?	A. The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Legato Common Stock entitled to vote. The approval of the Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of shares of Legato Common Stock present or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the same effect as voting “AGAINST” the Merger Proposal and the Adjournment Proposal. Broker Non-Votes will have the same effect as voting “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal.
Q. What constitutes a quorum at the Special Meeting?	A. Holders of a majority of the Legato Common Stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Special Meeting. As of the record date, 15,153,518 shares of Legato Common Stock would be required to achieve a quorum. Abstentions will count as present for purposes of achieving a quorum; Broker Non-Votes will not.

Q. How do the insiders of Legato intend to vote on the proposals?	A. The Founders beneficially own and are entitled to vote an aggregate of approximately 21% of the outstanding shares of Legato’s Common Stock. The Founders have agreed to vote their securities in favor of each of the proposals.

Q. What interests do the Founders and the current officers and directors of Legato have in the Merger?

A. In considering the recommendation of the Legato board of directors to vote in favor of the Merger, Legato stockholders should be aware that, aside from their interests as stockholders, the Founders (which includes Legato’s directors and officers) have interests in the Merger that are different from, or in addition to, those of other stockholders generally. Legato’s directors were aware of and considered these interests, among other matters, in evaluating the Merger, in recommending to stockholders that they approve the Merger and in agreeing to vote their shares in favor of the Merger. Stockholders should take these interests into account in deciding whether to approve the Merger. These interests include, among other things, the fact that:

•   If the Merger with Algoma or another business combination is not consummated by July 22, 2022 (or such later date as may be approved by Legato stockholders), Legato will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Founder Shares, would be worthless because the Founder Shares are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares had an aggregate market value of $68,839,000 based upon the closing price of $11.68 per share on Nasdaq on August 18, 2021, the record date for the Special Meeting. On the other hand, if the Merger is consummated, each outstanding share of Legato Common Stock will be converted into one Algoma Common Share.

•   The Founders, Legato’s officers or directors, or their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Legato’s behalf, such as identifying and investigating possible business targets and mergers. If Legato fails to consummate the Merger, they will not have any claim against the Trust Account for repayment or reimbursement. In addition, in order to meet its working capital needs the Founders may, but are not obligated to, loan Legato funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. These loans would be repayable upon consummation of the Merger or, with the consent of Algoma, may be converted into Private Units immediately prior to the Effective Time at an exchange rate of $10.00 of borrowings per Private Unit. In the event that the Merger does not close, Legato may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment. Accordingly, Legato may not be able to repay or reimburse these amounts if the Merger is not completed.

•   Certain of the Founders purchased 486,125 Private Units from Legato for $10.00 per Private Unit. This purchase took place on a private placement basis simultaneously with the consummation of the IPO. The Legato Common Stock and Legato Warrants comprising part of the Private Units and the Legato Common Stock underlying such Warrants will become worthless if Legato does not consummate an initial business combination by July 22, 2022 (or such later date as may be approved by Legato stockholders). On the other hand, if the Merger is consummated, each outstanding Legato Warrant will become an Algoma Warrant exercisable to purchase one Algoma Common Share following consummation of the Merger and each outstanding share of Legato Common Stock will be converted into one Algoma Common Share.

•   Three of the Founders, Brian Pratt, John Ing and Stephen Lack, and/or their affiliates agreed to purchase approximately 2.64 million PIPE Shares. Messrs. Pratt and Ing are directors of Legato. If the Merger is not consummated, the PIPE will not be consummated and the PIPE Investors will not have the opportunity to invest in Algoma.

•   John Ing, one of Legato’s board members, is a principal in Maison Placements Canada, an entity that participated as a placement agent in the PIPE Investment. As a result of its participation in the PIPE Investment, Maison Placements Canada will receive a fee of $1,133,100, which is conditioned upon the closing of the Merger.

•   Three of Legato’s directors, Eric S. Rosenfeld, David Sgro and Brian Pratt, are expected to be appointed to the board of directors of

Algoma following the Merger. As a result, they will likely receive the same compensation that other directors of Algoma will receive following the Merger.

•   In connection with Legato’s IPO, Crescendo Advisors LLC (“Crescendo”), an entity affiliated with Eric S. Rosenfeld, Legato’s Chief SPAC Officer, has agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by certain claims of target businesses or vendors or other entities that are owed money by Legato for services rendered or contracted for or products sold to Legato. The agreement entered into by Crescendo specifically provides for two exceptions to the indemnity given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with Legato waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of Legato’s IPO against certain liabilities, including liabilities under the Securities Act. WithumSmith+Brown, PC, Legato’s independent registered public accounting firm, and the underwriters of the initial public offering, have not executed agreements with Legato waiving such claims to the monies held in the Trust Account. Legato has not independently verified whether Crescendo has sufficient funds to satisfy its indemnity obligations, it has not asked it to reserve for such obligations and it does not believe it has any significant liquid assets. Accordingly, Legato believes it is unlikely that Crescendo will be able to satisfy its indemnification obligations if it is required to do so. See the section entitled “Proposal No. 1 – The Merger Proposal – Interests of Legato’s Directors and Officers in the Merger” for more information.

Q. Do I have redemption rights?

A. If you are a holder of Public Shares, you have the right to request that Legato redeem all or a portion of your Public Shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus. Public Stockholders may elect to redeem all or a portion of the public shares held by them regardless of if or how they vote in respect of the Merger Proposal or any other proposal set forth herein and even if they are not a holder of Public Shares on the record date. If you wish to exercise your redemption rights, see the answer to the next question: “How do I exercise my redemption rights?”

As a condition to their purchase of Founder Shares, the Founders agreed to waive their redemption rights in connection with the consummation of the Merger with respect to all of the shares of Legato Common Stock held by them. EBC has agreed to waive its redemption rights with respect to the Representative Shares and shares underlying the Private Units held by it. See the section titled “Special Meeting of Legato Stockholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q. How do I exercise my redemption rights?	A. In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern Time, on October 12, 2021 (two business days before the Special Meeting), (x) submit a written request, which includes the name of the beneficial owner of the Public Shares to be redeemed, to Continental Stock Transfer & Trust Company, Legato’s transfer agent, that Legato redeem your Public Shares for cash, and (y) deliver your stock to the transfer agent physically or electronically through the DTC. The address of Continental Stock Transfer & Trust Company, Legato’s transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the date of the Special Meeting. After the date of the Special Meeting, a demand for redemption may only be withdrawn with Legato’s consent. If you deliver your shares for redemption to Legato’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Legato’s transfer agent return the shares to you (physically or electronically). You may make such request by contacting Legato’s transfer agent at the address listed under the question “Who can help answer my questions?” below.

Q. Do I have appraisal rights if I object to the proposed Merger?	A. Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Legato Common Stock and Legato Warrants will not have appraisal rights in connection with the Merger.

Q. If I am a Warrant holder, can I exercise redemption rights with respect to my Warrants?	A. No. The holders of Warrants have no redemption rights with respect to such securities.

Q. If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A. No. Holders of outstanding Units must separate the underlying shares of Legato Common Stock and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, Legato’s transfer agent, with written instructions to separate such Units into Public Shares and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, bank, or other nominee holds your Units, you must instruct such broker, bank or nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, Legato’s transfer agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q. I am a Legato Warrant holder. Why am I receiving this proxy statement/prospectus?	A. As a holder of Legato Warrants, which will become Algoma Warrants in connection with the Merger, following consummation the Merger you will be entitled to purchase one Algoma Common Share in lieu of one share of Legato Common Stock at a purchase price of $11.50, subject to adjustment. This proxy statement/prospectus includes important information about Algoma and the business of Algoma and its subsidiaries following consummation of the

Merger. Since Legato Warrants will become exercisable for Algoma Common Shares following consummation of the Merger, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q. What happens to the funds deposited in the Trust Account after consummation of the Merger?	A. Of the net proceeds of Legato’s IPO (including the net proceeds of the underwriters’ exercise of their over-allotment option) and the simultaneous private placement of the Private Units, a total of $235,750,000 was placed in the Trust Account. Prior to the Effective Time, the funds in the Trust Account will be released to Legato and used by Legato to pay holders of the Public Shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Merger (including fees of an aggregate of $8,251,250 payable to EBC for services in connection with the Merger, of which $2.7 million has been allocated to BMO Capital Markets Corp., and an aggregate of $2,183,100 payable to the placement agents engaged by Legato in connection with the PIPE Investment, conditioned upon the Closing) and for other expenses and unpaid liabilities incurred by Legato following the IPO, including repayment of loans and reimbursement of expenses to Legato’s directors, officers, and stockholders. Thereafter, the Trust Account shall terminate and any remaining funds shall be released to Algoma.

Q. What happens if a substantial number of Public Stockholders vote in favor of the Merger Proposal and exercise their Redemption rights?	A. Legato’s Public Stockholders may vote in favor of the Merger and exercise their Redemption rights. The Merger may be consummated even though the funds available from the Trust Account and the number of Public Stockholders is substantially reduced as a result of redemption by Public Stockholders so long as the funds in the Trust Account (after giving effect to any Redemptions and the payment of Legato’s transaction costs), together with (i) the aggregate amount of proceeds from the PIPE Investment and (ii) the cash on Legato’s balance sheet, equals or exceeds $200 million, which is referred to as the Minimum Cash Condition, provided that the Minimum Cash Condition may be waived by Algoma in its sole discretion. Although the pro forma amount of cash under the Maximum Redemption Scenario is less than the Minimum Cash Condition, Algoma has not elected to waive the Minimum Cash Requirement. Unless Algoma elects to waive this requirement, the Maximum Redemption Scenario cannot occur. In addition, the Merger will not be consummated if, immediately prior to or upon the consummation of the Merger, Legato does not have at least $5,000,001 in net tangible assets after giving effect to the Redemption. In the event of significant Redemptions, with fewer Public Shares and Public Stockholders, the trading market for Algoma Common Shares may be less liquid than the market for shares of Legato Common Stock was prior to the Merger and Algoma may not be able to meet the listing standards for Nasdaq, another national securities exchange or the TSX.

Q. What happens if the Merger is not consummated?	A. If Legato does not complete the Merger with Algoma (or another initial business combination) by July 22, 2022 (or such later date as may be approved by Legato’s stockholders), Legato must redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the amount then held in the Trust Account (approximately $10.00 per share as of the record date).

Q. When do you expect the Merger to be completed?	A. It is currently anticipated that the Merger will be consummated promptly following the Special Meeting which is scheduled for October 14, 2021; however, such meeting could be adjourned, as described above. For a description of the conditions for the completion of the Merger, see the section entitled “Proposal No. 1 – The Merger Proposal – The Merger Agreement – Conditions to Closing of the Merger.”

Q. When and where will the Special Meeting take place?

A. The Special Meeting will be held virtually on October 14, 2021, at 11:00 a.m., Eastern Time. You may attend the Special Meeting webcast by accessing the web portal located at https://www.cstproxy.com/legatomerger/2021 and following the instructions set forth below. Stockholders participating in the Special Meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Special Meeting, virtual attendees will be able to:

•   vote via the web portal during the Special Meeting webcast; and

•   submit questions or comments to Legato’s directors and officers during the Special Meeting via the Special Meeting webcast.

Q. What do I need to do now?	A. Legato urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Merger will affect you as a stockholder and/or warrant holder of Legato. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q. How do I vote?	A. If you are a holder of record of Legato Common Stock on the record date, you may vote virtually at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote virtually, obtain a proxy from your broker, bank or nominee.
Q: How do I attend the Special Meeting?

A. Due to health concerns stemming from the COVID-19 pandemic and to support the health and well-being of the Legato stockholders, the Special Meeting will be held virtually. Any stockholder wishing to virtually attend the Special Meeting must register in advance. To register for and attend the Special Meeting, please follow these instructions as applicable to the nature of your ownership of Legato Common Stock:

•   Shares Held of Record. If you are a record holder, and you wish to attend the virtual Special Meeting, go to https://www.cstproxy.com/legatomerger/2021, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the Special Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

•   Shares Held in Street Name. If you hold your shares in “street” name, which means your shares are held of record by a broker, bank or nominee, and you wish to attend the virtual Special Meeting, you must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com. Holders should contact their bank, broker or other nominee for instructions regarding obtaining a proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. “Street name” holders should contact Continental Stock Transfer on or before close of business on October 12, 2021.

Stockholders will also have the option to listen to the Special Meeting by telephone by calling:

•   Within the U.S. and Canada: 1 877-770-3647 (toll-free)

•   Outside of the U.S. and Canada: +1 312-780-0854 (standard rates apply)

The passcode for telephone access: 71243879#. You will not be able to vote or submit questions unless you register for and log in to the Special Meeting webcast as described above.

Q. If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A. No. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Merger Proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Failure to instruct your broker, bank or nominee on how to vote, which we refer to as a Broker Non-Vote, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal. Broker Non-Votes will not be counted as present for purposes of establishing a quorum for the Special Meeting.

Q. May I change my vote after I have mailed my signed proxy card?	A. Yes. Stockholders may send a later dated, signed proxy card to Legato at the address set forth below so that it is received by Legato’s proxy solicitor prior to the vote at the Special Meeting or attend the Special Meeting virtually and vote. Only your latest dated proxy card will be counted. Stockholders also may revoke their proxy by sending a notice of revocation to Legato’s proxy solicitor, which must be received by Legato’s proxy solicitor prior to the vote at the Special Meeting.

Q. What happens if I fail to take any action with respect to the Special Meeting?	A. If you fail to take any action with respect to the Special Meeting and the Merger is adopted by stockholders and consummated, you will become a shareholder and/or warrant holder of Algoma. If you fail to take any action with respect to the Special Meeting and the Merger is not approved, you will continue to be a stockholder and/or warrant holder of Legato.

Q. What should I do if I receive more than one set of voting materials?	A. Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Legato Common Stock.

Q. What happens if I sell my Legato Common Stock before the Special Meeting?	A. The record date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date the Merger is expected to be completed. If you transfer your shares after the record date, but before the Special Meeting date, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting.

Q. What should I do with my share and/or warrant certificates?	A. Warrant holders and those stockholders who do not elect to have their shares of Legato Common Stock redeemed for a pro rata share of the Trust Account should wait for instructions from Legato’s transfer agent regarding what to do with their certificates. Legato stockholders who exercise their redemption rights must deliver their share certificates to Legato’s transfer agent (either physically or electronically) no later than two (2) business days prior to the Special Meeting as described above. Upon consummation of the Merger, the Legato Warrants, by their terms, will entitle holders to purchase Algoma

Common Shares. Therefore, warrant holders need not deliver their warrants to Legato or Algoma at that time.

Q. Who can help answer my questions?

A. If you have questions about the Merger or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

David D. Sgro

Legato Merger Corp.

777 Third Avenue, 37th Floor

New York, NY 10017

Tel: (212) 319-7676

You may also contact the proxy solicitor at:

MacKenzie Partners Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Tel: (800) 322-2885

You may also obtain additional information about Legato from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to deliver your stock (either physically or electronically) to Legato’s transfer agent at the address below at least two (2) business days prior to the Special Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Attention: Mr. Mark Zimkind

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Telephone: 212-509-4000

E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Merger, you should read this entire document carefully, including the Merger Agreement attached as Annex A to this proxy statement/prospectus. The Merger Agreement is the legal document that governs the Merger and share exchange and the other transactions that will be undertaken in connection with the Merger. It is also described in detail in this proxy statement/prospectus in the section entitled “Proposal No. 1 — The Merger Proposal — The Merger Agreement.”

Information About the Companies

Algoma

Algoma, a corporation organized under the laws of the Province of British Columbia, is a fully integrated steel producer of hot and cold rolled steel products including sheet and plate. With a current production capacity of an estimated 2.8 million tons per year, Algoma’s size and diverse capabilities enable it to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma was incorporated in March 2021 and is the parent holding company of Algoma Steel Inc., which was transferred to Algoma on March 29, 2021.

The mailing address for Algoma’s principal executive office is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada and its telephone number is (705) 945-2351.

Algoma Merger Sub, Inc.

Algoma Merger Sub, Inc. is a newly formed Delaware corporation and a wholly-owned subsidiary of Algoma. Merger Sub was formed solely for the purpose of effecting the Merger and has not carried on any activities other than those in connection with the Merger. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Algoma.

Legato

Legato is a blank check company formed on June 26, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Legato’s efforts to identify a prospective target business were not limited to a particular industry or geographic region, although it focused on target businesses in the renewables, infrastructure, engineering and construction and industrial industries. Prior to executing the Merger Agreement, Legato’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

In August 2020, Legato issued an aggregate of 5,031,250 shares of Legato Common Stock for an aggregate purchase price of $25,000. In January 2021, the Company effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 of such Founder Shares outstanding.

In August 2020, the Company issued to EBC and its designees an aggregate of 234,286 shares of Legato Common Stock (after giving effect to the dividend effected in January 2021) for nominal consideration.

On January 22, 2021, Legato closed its IPO of 20,500,000 Units, with each Unit consisting of one share of Legato Common Stock and one Public Warrant. Each Public Warrant entitles the holder to purchase one share of Legato Common Stock at a purchase price of $11.50 beginning 30 days following consummation of an initial business combination. The Units from the initial public offering were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $205,000,000.

Simultaneously with the consummation of the initial public offering, Legato consummated a private placement of 542,500 Private Units to the Founders and EBC and its designees. The Private Units were sold at an offering price of

$10.00 per unit, generating gross proceeds of $5,425,000. Each Private Unit consists of one share of Legato Common Stock and one Private Warrant. The Private Warrants are identical to the Public Warrants sold in the IPO, except that the Private Warrants are not redeemable and are exercisable on a cashless basis as long as held by the Founders or their permitted transferees. The Founders, EBC, and its designees have agreed that these Private Warrants will not be sold or transferred (except to certain permitted transferees) until after Legato has completed an initial business combination.

On January 25, 2021, the underwriters fully exercised their over-allotment option of 3,075,000 Units at $10.00 per Unit, generating gross proceeds of $30,750,000. In connection with the underwriters’ exercise of their over-allotment option, Legato also consummated the sale of an additional 61,500 Private Units at $10.00 per unit, generating total proceeds of $615,000. Legato funded the Trust Account with $235,750,000 of the cash proceeds from the IPO (including the exercise of the over-allotment option), and the net proceeds from the Private Warrants after the payment of expenses associated with the IPO.

The IPO was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-248997) that became effective on January 19, 2021. As of the date of this proxy statement/prospectus, there was approximately $235.8 million held in the Trust Account.

Legato’s Units, the Legato Common Stock and the Legato Warrants are listed on Nasdaq under the symbols “LEGOU,” “LEGO,” and “LEGOW,” respectively.

The mailing address of Legato’s principal executive office is 777 Third Avenue, 37th Floor, New York, NY 10017. After the consummation of the Merger, Legato will become a wholly-owned subsidiary of Algoma and its principal executive office will be that of Algoma.

The Merger Agreement (page 115)

The terms and conditions of the merger of Merger Sub with and into Legato, with Legato surviving the merger as a wholly-owned subsidiary of Algoma, are contained in the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

Merger Consideration

The post-Closing enterprise value of Algoma upon consummation of the Merger is estimated to approximate $1.7 billion, including the Earnout Rights. We estimate that, upon consummation of the Merger, assuming none of Legato’s Public Stockholders seek Redemption pursuant to the Existing Legato Charter, the Existing Algoma Investors will own approximately 65% of the outstanding Algoma Common Shares (inclusive of Replacement LTIP Awards) and the securityholders of Legato, including the Public Stockholders, the Founders, EBC and its designees, and the PIPE Investors, will own the remaining Algoma Common Shares, in each case, excluding Algoma Common Shares issuable pursuant to the Earnout Rights and Algoma Common Shares underlying Algoma Warrants. Included in the post-Closing enterprise value above is the contingent right of the Existing Algoma Investors to acquire their pro rata portion of up to 37.5 million Algoma Common Shares pursuant to the Earnout Rights if certain earnout targets based on Earnout Adjusted EBITDA and/or the trading price of the Algoma Common Shares are met. Assuming all Algoma Common Shares issuable pursuant to the Earnout Rights are issued, the Existing Algoma Investors will own approximately 74% of the outstanding Algoma Common Shares (inclusive of Replacement LTIP Awards), excluding Algoma Common Shares underlying Algoma Warrants. Based on the current estimates of Algoma’s Earnout Adjusted EBITDA, it is currently expected that all of 37.5 million Algoma Common Shares will be issued pursuant to the Earnout Rights. However, we cannot assure you that any or all of the Earnout Events will occur.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Legato Common Stock will be converted into and exchanged for the right to receive one newly issued Algoma Common Share. Legato’s outstanding warrants to purchase one share of Legato Common Stock will be converted into and become Algoma Warrants, with each warrant exercisable for one Algoma Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning 30 days following Closing.

Stock Split and Parent Distribution

Pursuant to the Merger Agreement, prior to the Effective Time, Algoma will effectuate a reverse stock split, which is referred to as the Stock Split, such that each outstanding Algoma Common Share (after the exchange of LTIP Awards described below) will become such number of Algoma Common Shares, each valued at $10.00 per share, equal to $750 million of shares, as determined by the Conversion Factor. In addition, immediately following the Stock Split and prior to the Closing, such Algoma Common Shares will be distributed to the current equityholders of Algoma’s ultimate parent company.

LTIP Exchange

Prior to the Effective Time, each outstanding LTIP Award that has vested and that is held by an executive officer or director of Algoma who has executed an exchange agreement and joinder to the Lock-up Agreement will be exchanged for Replacement LTIP Awards.

Algoma’s Reasons for the Merger (page 88)

Algoma’s reason for the Merger include that the Merger provides Algoma with a means to become a public company, which will provide Algoma with access to capital to partially fund its proposed transformation to electric arc furnace (“EAF”) steelmaking.

The Legato Board of Directors’ Reasons for the Merger (page 88)

Legato was formed for the purpose of effecting an initial business combination with one or more businesses. Legato sought to do this by utilizing the networks and industry experience of its officers, directors, and Founders to identify and consummate an initial business combination with one or more businesses in the renewables, infrastructure, engineering and construction and industrial industries, although Legato was not limited to a particular industry or sector.

In considering whether to recommend the Merger to Legato’s stockholders, Legato’s board of directors considered qualitative factors such as: (1) management strength and depth, (2) currently favorable supply/demand dynamics, (3) expected tailwinds from infrastructure spending, (4) Algoma’s position as a low cost manufacturer, (5) limited environmental liabilities, and (6) plans for a possible conversion to EAF steelmaking, as well as quantitative factors such as: (a) Algoma’s current and expected future free cash flow generation, (b) the current and expected future price of steel, (c) low relative level of debt, and (d) intrinsic value of Algoma based on both DCF and comparable company valuation metrics. In addition, Legato’s board of directors considered the financial analysis reviewed by Cassel Salpeter with the Legato board, and the oral opinion of Cassel Salpeter to the Legato board (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date, May 24, 2021), as to the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement. Legato’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Merger, including, but not limited to, the risks described in the section of this proxy statement/prospectus titled “Risk Factors”. Overall, Legato’s board of directors determined that the positive aspects of the Merger outweighed the potential risk factors.

Opinion of Legato’s Financial Advisor (page 103)

Legato engaged Cassel Salpeter to render an opinion, as of May 24, 2021, as to (i) the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement, and (ii) whether Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account (excluding taxes payable on interest earned). Cassel Salpeter is an investment banking firm that regularly is engaged in the evaluation of businesses and their securities in connection with acquisitions, corporate restructuring, private placements and for other purposes. Legato’s board of directors decided to use the services of Cassel Salpeter because it is a recognized investment banking firm that has substantial experience in similar matters, and has rendered similar services to other blank check companies, including five of which Messrs. Rosenfeld and Sgro were previously officers and/or directors.

On May 24, 2021, Cassel Salpeter rendered its oral opinion to Legato’s board of directors (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated such date), to the effect that, as of May 24, 2021 and based on and subject to the assumptions, limitations, qualifications and other matters considered in the preparation of such opinion, the merger consideration to be received by Legato’s Public Stockholders in the merger pursuant to the Merger Agreement, after giving effect to the Stock Split and the issuance of the Earnout Shares, was fair, from a financial point of view, to such holders and (ii) Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account (less taxes payable on interest earned).

The summary of Cassel Salpeter’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. However, neither Cassel Salpeter’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed Merger or otherwise.

The opinion was addressed to Legato’s board of directors for the use and benefit of the members of the board of directors (in their capacities as such) in connection with the board’s evaluation of the business combination. Cassel Salpeter’s opinion was just one of the several factors the board of directors considered in making its determination to recommend the Merger, including those described elsewhere in this proxy statement/prospectus.

Interests of Legato’s Officers and Directors in the Merger (page 109)

John Ing and Brian Pratt, directors of Legato, participated in the PIPE Investment and, to avoid the appearance of a conflict of interest, each abstained from the Legato board’s vote to approve the Merger. Additionally, when you consider the recommendation of Legato’s board of directors in favor of approval of the Merger Proposal, you should keep in mind that the Founders, including Legato’s directors and executive officers, have interests in such proposal that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

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If the Merger with Algoma or another business combination is not consummated by July 22, 2022 (or such later date as may be approved by Legato stockholders), Legato will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Founder Shares, would be worthless because the Founder Shares are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares had an aggregate market value of $68,839,000 based upon the closing price of $11.68 per share on Nasdaq on August 18, 2021, the record date for the Special Meeting. On the other hand, if the Merger is consummated, each outstanding share of Legato Common Stock will be converted into one Algoma Common Share.

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The Founders, Legato’s officers or directors, or their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Legato’s behalf, such as identifying and investigating possible business targets and mergers. If Legato fails to consummate the Merger, they will not have any claim against the Trust Account for repayment or reimbursement. In addition, in order to meet its working capital needs the Founders may, but are not obligated to, loan Legato funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. These loans would be repayable upon consummation of the Merger or, with the consent of Algoma, may be converted into Private Units immediately prior to the Effective Time at an exchange rate of $10.00 of borrowings per Private Unit. In the event that the Merger does not close, Legato may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment. Accordingly, Legato may not be able to repay or reimburse these amounts if the Merger is not completed.

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Certain of the Founders purchased 486,125 Private Units from Legato for $10.00 per Private Unit. This purchase took place on a private placement basis simultaneously with the consummation of the IPO. The Legato Common Stock and Legato Warrants comprising part of the Private Units and the Legato Common Stock underlying such Warrants will become worthless if Legato does not consummate an initial business combination by July 22, 2022 (or such later date as may be approved by Legato stockholders). On the other hand, if the Merger is consummated, each outstanding Legato Warrant will become an Algoma Warrant exercisable to purchase one Algoma Common Share following consummation of the Merger and each outstanding share of Legato Common Stock will be converted into one Algoma Common Share.

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Three of the Founders, Brian Pratt, John Ing and Stephen Lack, and/or their affiliates agreed to purchase approximately 2.64 million PIPE Shares. Messrs. Pratt and Ing are directors of Legato. If the Merger is not consummated, the PIPE Investment will not be consummated and the PIPE Investors will not have the opportunity to invest in Algoma.

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John Ing, one of Legato’s board members, is a principal in Maison Placements Canada, an entity that participated as a placement agent in the PIPE Investment. As a result of its participation in the PIPE Investment, Maison Placements Canada will receive a fee of $1,133,100, which is conditioned upon the closing of the Merger.

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Three of Legato’s directors, Eric S. Rosenfeld, David Sgro and Brian Pratt, are expected to be appointed to the board of directors of Algoma following the Merger. As a result, they will likely receive the same compensation that other directors of Algoma will receive following the Merger.

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In connection with Legato’s IPO, Crescendo, an entity affiliated with Eric S. Rosenfeld, Legato’s Chief SPAC Officer, has agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by certain claims of target businesses or vendors or other entities that are owed money by Legato for services rendered or contracted for or products sold to Legato. The agreement entered into by Crescendo specifically provides for two exceptions to the indemnity given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with Legato waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of Legato’s IPO against certain liabilities, including liabilities under the Securities Act. WithumSmith+Brown, PC, Legato’s independent registered public accounting firm, and the underwriters of the initial public offering, have not executed agreements with Legato waiving such claims to the monies held in the Trust Account. Legato has not independently verified whether Crescendo has sufficient funds to satisfy its indemnity obligations, it has not asked it to reserve for such obligations and it does not believe it has any significant liquid assets. Accordingly, Legato believes it is unlikely that Crescendo will be able to satisfy its indemnification obligations if it is required to do so.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Legato or its securities, the Founders, Algoma, or the equity holders of Legato and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or who redeem or indicate an intention to redeem their public shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Legato Common Stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the then outstanding shares of Legato Common Stock vote to approve the Merger Proposal and/or to decrease the number of Redemptions. While the nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including, subject to the Lock-Up Agreement, the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Founders for nominal value.

Entering into any such arrangements may have a depressive effect on the price of the Legato Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Merger Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Merger Proposal and other proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Legato will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons.

Agreements entered into in connection with the Merger Agreement (page 124)

In connection with the Merger, certain related agreements have been entered into, or will be entered into on or prior to the Closing Date, including:

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PIPE Subscription Agreements entered into concurrently with the Merger Agreement, by and among Algoma, Legato and the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase, and Algoma and Legato have agreed to issue to the PIPE Investors, an aggregate of 10,000,000 Algoma Common Shares and shares of Legato Common Stock, for the purchase price of $10.00 per share and at an aggregate purchase price of $100,000,000. The obligations to consummate the transactions contemplated by the PIPE Subscription Agreements are conditioned upon, among other things, the consummation of the Merger. If the Merger is not consummated, the PIPE investors will not have the opportunity to invest in Algoma. Shares acquired pursuant to the PIPE Subscription Agreements will not have redemption rights and such shares will be restricted securities within the meaning of Rule 144 under the Securities Act; accordingly, the PIPE Subscription Agreements include customary resale registration rights provisions. Certain PIPE Investors will exchange their PIPE Shares for Algoma Common Shares pursuant to the PIPE Subscription Agreements immediately prior to, rather than at the Effective Time of the Merger.

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Support Agreement pursuant to which the Founders agreed to vote or cause to be voted all shares of Legato Common Stock beneficially held by them (i) in favor of approval of the adoption of the Merger Agreement, the approval of the Transactions, and each other proposal presented by Legato for approval by Legato’s stockholders, and (ii) against (x) any proposal or offer from any other person (other than Algoma and its affiliates) with respect to certain competing transactions and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Legato’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Legato (including any amendments to the Existing Legato Charter or Legato’s bylaws other than in connection with the Transactions). Pursuant to the Support Agreement, the Founders also agreed to waive any appraisal and dissenters’ rights under applicable law and not to exercise any right to redeem shares of Legato Common Stock for a pro rata portion of the Trust Account.

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Lock-Up Agreement pursuant to which the Algoma Common Shares held by Existing Algoma Investors immediately prior to the Effective Time will be subject to transfer restrictions until the earlier of (a) the six-month anniversary of the Closing, (b) the date on which the closing share price of the Algoma Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing, and (c) the date on which Algoma completes a change of control following the Closing. The Founders will be subject to the same lock-up as the Existing Algoma Investors with respect to the Algoma Common Shares to be issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Algoma Common Shares and Algoma Warrants to be issued to them in exchange for their Private Units), but not including any PIPE Shares, except that the release date will be the twelve-month anniversary of the Closing, rather than the six-month anniversary. In addition, the Merger Agreement provides that each person who will receive Replacement LTIP Awards will sign a joinder to the Lock-Up Agreement. The Lock-Up Agreement may be waived with the written consent of the Company and persons holding a majority of the shares subject to the lock-up.

•	Investor Rights Agreement pursuant to which the Algoma Warrants and Algoma Common Shares held by the Founders and shareholders of Algoma Steel Parent S.C.A. and their respective permitted transferees

(collectively, the “IRA Parties”), including the Algoma Common Shares issuable upon the exercise of Algoma Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma will agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws (such request, a “demand registration”), subject to required notice provisions to other IRA Parties; provided, Algoma shall not be obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the six-month period prior to receipt of the request therefor. Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. Additionally, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Algoma Common Shares (which percentage assumes (i) the No Redemption Scenario and (ii) that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued).

Certain Material U.S. Federal Income Tax Considerations (page 126)

For a description of certain material U.S. federal income tax consequences of the Merger, the exercise of redemption rights in respect of shares of Legato Common Stock and the ownership and disposition of Algoma Common Shares and/or Algoma Warrants, please see the information set forth in “Certain Material U.S. Federal Income Tax Considerations” beginning on page 126.

Certain Material Canadian Federal Income Tax Considerations (page 142)

For a description of certain Canadian federal income tax consequences of the ownership and disposition of Algoma Common Shares, please see the information set forth in “Certain Material Canadian Federal Income Tax Considerations” beginning on page 142.

Redemption Rights

Pursuant to the Existing Legato Charter, a holder of Public Shares may demand that Legato redeem such shares for cash if the Merger is consummated. If you are a holder of Public Shares, you will be entitled to receive cash for your Public Shares regardless of whether you vote for or against the Merger Proposal or do not vote at all, and regardless of whether you held your Public Shares on the record date, and will be permitted to demand that Legato redeem your shares for cash no later than 5:00 p.m., Eastern Time, on October 12, 2021 (two (2) business days prior to the Special Meeting) by (A) submitting your redemption request, which includes the name of the beneficial owner of the Public Shares to be redeemed, in writing to Continental Stock Transfer & Trust Company and (B) delivering your stock to Legato’s transfer agent physically or electronically using DTC’s DWAC (Deposit Withdrawal at Custodian) System. If the Merger is not completed, these shares will not be redeemed for cash. In such case, Legato will promptly return any shares delivered by holders of Public Shares for redemption and such holders may only share in the assets of the Trust Account upon the liquidation of Legato. This may result in holders receiving less than they would have received if the Merger was completed and they had exercised their redemption rights in connection therewith due to potential claims of creditors. If a holder of Public Shares properly demands redemption, Legato will redeem each Public Share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Merger. As of August 18, 2021, the record date, this would amount to approximately $10.00 per share. If a holder of Public Shares exercises its redemption rights, then it will be exchanging its shares of Legato Common Stock for cash and will no longer own the shares. See the section entitled “Special Meeting of Legato Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to convert your shares of Legato Common Stock into cash.

Holders of Legato Warrants and Units will not have redemption rights with respect to such securities.

Assuming that 23,575,000 Public Shares are redeemed for an aggregate payment of approximately $235.8 million from the Trust Account, which is the maximum amount of redemptions that could occur and still satisfy the requirement for Legato to maintain minimum net tangible assets of at least $5.0 million immediately prior to or upon the consummation of the Merger, and using the closing Legato Warrant price on Nasdaq of $2.73 as of August 13, 2021, the aggregate fair value of Legato Warrants that can be retained by the redeeming stockholder is $66,008,670. The actual market price of the Legato Warrants may be higher or lower on the date that holders seek to sell such Legato Warrants. Additionally, Legato cannot assure the holders of Legato Warrants that they will be able to sell their Legato Warrants in the open market as there may not be sufficient liquidity in such securities when warrantholders wish to sell their Legato Warrants. Further, while the level of redemptions of Public Shares will not directly change the value of the Legato Warrants because the Warrants will remain outstanding regardless of the level of redemptions, as redemptions of Public Shares increase, a holder of Legato Warrants who exercises such Legato Warrants will ultimately own a greater interest in Algoma because there would be fewer shares outstanding overall. See “Risk Factors – An active, liquid trading market for Algoma Common Shares and Algoma Warrants may not develop, which may limit your ability to sell Algoma Common Shares and Algoma Warrants” and “A significant portion of our total outstanding Algoma Common Shares and Algoma Warrants will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Algoma Common Shares and Algoma Warrants to drop significantly, even if our business is doing well.”

Appraisal Rights

Legato stockholders (including the initial stockholders) and holders of other Legato securities do not have appraisal rights in connection with the Merger under the DGCL.

The Adjournment Proposal

If Legato is unable to consummate the Merger at the time of the Special Meeting, if determined by Legato and Algoma in accordance with the Merger Agreement the Legato board of directors may submit a proposal to adjourn the Special Meeting to a later date or dates. Please see the section entitled “Proposal No. 2 — The Adjournment Proposal.”

Date, Time and Place of Special Meeting of Legato’s Stockholders

The Special Meeting of the stockholders of Legato will be held virtually at 11:00 a.m., Eastern Time, on October 14, 2021, and accessible at https://www.cstproxy.com/legatomerger/2021 or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed, to consider and vote upon the Merger Proposal, and if necessary, the Adjournment Proposal.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of Legato Common Stock at the close of business on August 18, 2021, which is the record date for the Special Meeting. Stockholders will have one vote for each share of Legato Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Warrants do not have voting rights. On the record date, there were 30,307,036 shares of Legato Common Stock outstanding, of which 23,750,000 were Public Shares.

Quorum and Vote of Legato Stockholders

A quorum of Legato stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the outstanding shares of Legato Common Stock entitled to vote at the meeting are represented virtually or by proxy. Abstentions will count as present for purposes of establishing a quorum; Broker Non-Votes will not. The proposals presented at the Special Meeting will require the following votes:

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Pursuant to the DGCL, the approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Legato Common Stock entitled to vote. There are currently 30,307,036 shares of Legato Common Stock outstanding, of which 23,575,000 are Public Shares.

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The approval of the Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority of shares of Legato Common Stock present or represented by proxy and entitled to vote at the Special Meeting.

Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal. Broker Non-Votes will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Adjournment Proposal.

The Merger is conditioned on the approval of the Merger Proposal. Neither the Merger Proposal nor the Adjournment Proposal are conditioned upon the approval of any other proposal. The proposals are more fully described in this proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.

Certain Voting Arrangements

As of August 18, 2021, the record date of the Special Meeting, the Founders beneficially owned and were entitled to vote 6,379,875 shares of Legato Common Stock. The foregoing shares represent approximately 21% of the issued and outstanding shares of Legato Common Stock. The Founders have entered into the Support Agreement whereby they have agreed to vote their shares in favor of, and take certain other actions in support of, the Merger.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Legato has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Legato Stockholders — Revoking Your Proxy.”

Recommendation to Stockholders

The Legato board of directors believes that the Merger Proposal and the other proposals to be presented at the Special Meeting are fair to and in the best interest of Legato’s stockholders and recommends that Legato stockholders vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal, if presented.

Comparison of Rights of Stockholders of Legato and Shareholders of Algoma (page 277)

If the Merger is successfully completed, holders of Legato Common Stock will become holders of Algoma Common Shares, and their rights as shareholders will be governed by Algoma’s organizational documents. There are also differences between the laws governing Legato, a Delaware corporation, and Algoma, a corporation organized under the laws of the Province of British Columbia. Please see “Comparison of Rights of Algoma Shareholders and Legato Stockholders” on page 258 for more information.

Foreign Private Issuer

Algoma will be a “foreign private issuer” under SEC rules following the consummation of the Merger. Consequently, Algoma will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers.

Based on its foreign private issuer status, Algoma will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act and will also be exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. Algoma will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Algoma officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Algoma Common Shares. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Ownership of Algoma

The following table illustrates varying beneficial ownership levels in Algoma upon consummation of the Merger under each of the No Redemption Scenario, the Intermediate Redemption Scenario and the Maximum Redemption Scenario, in each case assuming that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued and all outstanding warrants are exercised:

	Algoma Common Share Ownership
	No Redemption Scenario(1)		Intermediate Redemption Scenario(2)		Maximum Redemption Scenario(3)
	Number of Algoma Common Shares	Percentage of Outstanding Algoma Common Shares	Number of Algoma Common Shares	Percentage of Outstanding Algoma Common Shares	Number of Algoma Common Shares	Percentage of Outstanding Algoma Common Shares
Legato Public Stockholders	23,575,000	13.3%	11,073,435	6.7%	0	0.0%
Founders & EBC	6,732,036	3.8%	6,732,036	4.1%	6,732,036	4.4%
PIPE Investors	10,000,000	5.7%	10,000,000	6.1%	10,000,000	6.5%
Holders of Public Warrants	23,575,000	13.3%	23,575,000	14.3%	23,575,000	15.4%
Holders of Private Warrants(4)	604,000	0.3%	604,000	0.4%	604,000	0.4%
Existing Algoma Investors(5)(6)	75,000,000	42.4%	75,000,000	45.6%	75,000,000	48.9%
Earnout Rights issuable to Existing Algoma Investors	37,500,000	21.2%	37,500,000	22.8%	37,500,000	24.4%
Total	176,986,036	100.0%	164,484,471	100.0%	153,411,036	100.0%

(1)	This scenario assumes that no Public Shares are redeemed.
(2)

This scenario assumes that 12,501,565 Public Shares are redeemed for an aggregate payment of approximately $125.0 million from the Trust Account, which is the maximum amount of redemptions that could occur and still satisfy the Minimum Cash Condition (which may be waived by Algoma in its sole discretion).

(3)

This scenario assumes that all Legato Public Stockholders holding approximately 23,575,000 Public Shares will exercise their redemption rights for the $235,793,946 of funds in the Trust Account as of June 30, 2021. Although the pro forma amount of cash under the Maximum Redemption Scenario is less than the Minimum Cash Condition, Algoma has not elected to waive the Minimum Cash Requirement. Unless Algoma elects to waive this requirement, the Maximum Redemption Scenario cannot occur.

(4)	All 604,000 Private Warrants are held by the Founders and EBC.
(5)	Assumes the consummation of the Stock Split and the LTIP Exchange.
(6)	Includes Algoma Common Shares issuable upon exercise of Replacement LTIP Awards.

Underwriting Fees as a Percentage of IPO Proceeds Net of Redemptions

The deferred underwriting fee is payable if a business combination is consummated without regard to the number Public Shares redeemed by holders in connection with a business combination. The following table presents the deferred fee as a percentage of the aggregate proceeds from the IPO net of redemptions across the No Redemption Scenario, the Intermediate Redemption Scenario and the Maximum Redemption Scenario:

	No Redemption Scenario(1)	Intermediate Redemption Scenario(2)	Maximum Redemption Scenario(3)
IPO underwriting fees	$4,715,000	$4,715,000	$4,715,000
IPO proceeds net of redemptions	$235,750,000	$110,734,350	$0
Underwriting fees as a % of IPO proceeds net of redemptions	2.0%	4.26%	N/A

(1)	This scenario assumes that no Public Shares are redeemed.
(2)

This scenario assumes that 12,501,565 Public Shares are redeemed for an aggregate payment of approximately $125,015,650 from the Trust Account, which is the maximum amount of redemptions that could occur and still satisfy the Minimum Cash Condition.

(3)	This scenario assumes that Algoma waives the Minimum Cash Condition and all 23,575,000 Public Shares are redeemed for the $235,793,946 of funds in the Trust Account as of June 30, 2021.

Regulatory Matters

The Merger is not subject to any federal or state regulatory requirement or approval, except for the filing of the Notice of Alteration (as defined in the Merger Agreement) under the BCA and the certificate of Merger under the DGCL.

Risk Factors

In evaluating the proposals to be presented at the Special Meeting, a stockholder should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to Algoma and Legato are summarized below:

•	Market and industry volatility could have a material adverse effect on Algoma’s results.

•	Algoma has a recent history of losses and may not return to or sustain profitability in the future.

•	Algoma’s cost and operational improvements plan may not continue to be effective.

•	Algoma faces significant domestic and international competition, and there is a possibility that increased use of competitive products could cause its sales to decline.

•

Increased imports of low-priced steel products into North America and decreased trade regulation could impact the North American steel market, resulting in a loss of sales volume and decreased pricing that could adversely impact Algoma’s operating results and financial position.

•	Tariffs and other trade barriers may restrict Algoma’s ability to compete internationally.

•	All of Algoma’s operations are conducted at one facility using one blast furnace and are subject to unexpected equipment failures and other business interruptions.

•

The North American steel industry and certain industries Algoma serves, such as the automotive, construction, appliance, machinery and equipment, and transportation industries, are cyclical, and prolonged economic declines would have a material adverse effect on Algoma’s business.

•	Algoma’s operations could be materially affected by labor interruptions and difficulties.

•

Algoma’s operations, production levels, sales, financial results and cash flows could be adversely affected by transportation, raw material or energy supply disruptions, or poor quality of raw materials, particularly coal and iron ore.

•	Algoma’s ability to generate revenue is dependent on its ability to maintain its customer base and certain key customers.

•	Currency fluctuations, including a significant increase in the value of the Canadian dollar, could have a materially adverse effect on Algoma’s financial performance and financial position.

•	Algoma depends on third parties to supply sophisticated and complex machinery for its plants and it is exposed to risks relating to the timing or quality of their services, equipment and supplies.

•	Algoma depend on third parties for transportation services, and increases in costs or the availability of transportation may adversely affect its business and operations.

•	Any increases in annual funding obligations resulting from Algoma’s under-funded pension plans could have a material adverse effect on Algoma’s financial position.

•	Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect Algoma’s competitive position.

•	Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs compliance costs on Algoma’s operations.

•

Legato’s current directors and executive officers have interests in the Merger that are different from or in addition to the interests of Public Stockholders. Such interests may have influenced their decision to approve the Merger with Algoma.

•	The Founders have agreed to vote in favor of the Merger, regardless of how Legato’s Public Stockholders vote.

•

The exercise of discretion by Legato’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of Legato’s stockholders.

•

Algoma becoming a publicly listed company as a result of the Merger differs significantly from an underwritten initial public offering, which may present material risks to unaffiliated investors that would not exist if Algoma became a publicly listed company through an underwritten initial public offering instead of upon completion of the Merger.

•	The Algoma securities to be received by Legato’s stockholders as a result of the Merger will have different rights from Legato’s securities.

•

Legato stockholders may, as a whole, experience significant dilution due to any redemptions of Public Shares in connection with the Merger, and Legato stockholders individually and as a whole may experience significant dilution due to the issuance of Algoma Common Shares pursuant to the Earnout Rights and exercises of Algoma Warrants. Having a minority share position in Algoma may reduce the influence that Legato stockholders have on the management of the combined company.

•	Legato’s Private Warrants are accounted for as liabilities and the changes in value of the Private Warrants could have a material effect on the financial results of Algoma following the Merger.

•

Subsequent to the completion of the Merger, Algoma may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and Algoma’s common share price, which could cause you to lose some or all of your investment.

•	If Legato Public Stockholders fail to properly demand redemption of their shares, they will not be entitled to redeem their shares of Legato Common Stock for a pro rata portion of the Trust Account.

Recent Developments

Government Funding

On July 5, 2021, Algoma announced that the Government of Canada had, subject to final documentation, committed up to C$420 million in financial support for Algoma’s proposed EAF transformation. The C$420 million of financial support consists of (i) a loan of up to C$200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund (the “SIF Funding”) and (ii) a loan of up to C$220 million from the Canada Infrastructure Bank (the “CIB Funding” and together with the SIF Funding, the “Green Steel Funding”). It is currently expected that the CIB Funding will be a low-interest loan on commercial terms. Annual repayment of the SIF Funding will be scalable based on Algoma’s greenhouse gas emission (“GHG”) performance. The CIB Funding is subject to, and contingent on, the negotiation of definitive documentation. On September 20, 2021, Algoma, Algoma Steel Inc. and the Government of Canada entered into an agreement with respect to the SIF Funding. Algoma’s rights and obligations under the agreement with respect to the SIF Funding, including the availability of borrowings thereunder, are subject to and contingent on Algoma demonstrating its ability to fully fund the EAF transformation, the remainder of which is expected to be funded by the CIB Funding, if available, as well as by the Merger and the PIPE Investment.

CEO Succession Plan

Our current Chief Executive Officer, Michael McQuade, joined the board of directors of Algoma Steel Inc. following the restructuring of the company under CCAA. Mr. McQuade became Chief Executive of Algoma Steel Inc. in March 2019 following the termination of the previous Chief Executive Officer. Mr. McQuade has informed the Algoma Steel Inc. board of directors that, while he is pleased to continue serving as a director of Algoma, he is considering retiring from the Chief Executive Officer position in the next 12 months. Mr. McQuade has committed to remain as Chief Executive Officer until a successor is identified, and will remain as Chief Executive Officer of Algoma to complete the Merger and to commence the EAF transformation process, and thereafter it is expected that he will continue to serve as a director of Algoma. The Algoma board of directors has retained an internationally recognized search firm to assist the board in hiring a successor to Mr. McQuade with a current intention that a new CEO candidate will be identified by the end of 2021.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA

COMBINED PER SHARE DATA OF LEGATO AND ALGOMA

The following table sets forth summary historical comparative share and unit information for Legato and Algoma and unaudited pro forma condensed combined per share information of Legato after giving effect to the Merger (as defined in the section titled “Unaudited Pro Forma Condensed Combined Consolidated Financial Information”), assuming three redemption scenarios as follows:

•	Assuming No Redemptions: This presentation assumes that no Legato stockholders exercise redemption rights with respect to their Public Shares.

•

Assuming Intermediate Redemptions: This presentation assumes that 12,501,565 Public Shares are redeemed for an aggregate payment of approximately $125.0 million from the Trust Account, which is the maximum amount of redemptions that could occur and still satisfy the Minimum Cash Condition.

•

Assuming Maximum Redemptions: This presentation assumes that the PIPE Investment closes and that Legato will satisfy the requirement to have at least $5,000,001 in net tangible assets either immediately prior to or upon consummation of the Merger even if all Legato Public Stockholders holding approximately 23,575,000 Public Shares exercise their redemption rights for the $235,793,946 of funds in the Trust Account as of June 30, 2021. Algoma’s obligations under the Merger Agreement are subject to the condition that the funds contained in the Trust Account (after giving effect to redemptions and payment of certain Legato transaction costs), together with the aggregate amount of proceeds from the PIPE Investment and the cash on Legato’s balance sheet, equal or exceed $200 million, which condition may be waived exclusively by Algoma. Although the pro forma amount of cash under the Maximum Redemption Scenario is less than the Minimum Cash Condition, Algoma has not elected to waive the Minimum Cash Requirement. Unless Algoma elects to waive this requirement, the Maximum Redemption Scenario cannot occur. In addition, each of Algoma’s and Legato’s obligations under the Merger Agreement are subject to Legato having net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the Merger.

The unaudited pro forma book value information reflects the Merger as if it had occurred on June 30, 2021 and March 31, 2021. The weighted average shares outstanding and net earnings per share information reflect the Merger as if it had occurred on April 1, 2020. Such information in respect of Legato is derived arithmetically, without adjustments, by adding the audited consolidated financial statements of Legato for the year ended December 31, 2020, which includes the period from June 26, 2020 to December 31, 2020, and the interim financial statements of Legato for the three and six months ended June 30, 2021.

This information is only a summary and should be read together with the summary historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of Legato and Algoma and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Legato and Algoma is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined consolidated financial statements and related notes included elsewhere in this proxy statement/ prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Legato and Algoma would have been had the companies been combined during the periods presented.

	Historical						Pro Forma Combined(3)
	Legato		Algoma		Algoma Post-Stock Split***		Assuming No Redemptions		Assuming Intermediate Redemptions		Assuming Maximum Redemptions
As of and For the Three Month Period Ended June 30, 2021(2)
Book value per share(1)	C$	0.85	C$	3.62	C$	4.83	C$	2.82	C$	1.65	C$	0.42
Weighted average shares outstanding – basic and diluted*		6,732,036		100,000,002		75,000,000		115,307,036		102,805,471		91,732,036
Net income (loss) per share – basic and diluted	C$	(0.21)	C$	2.04	C$	2.71	C$	1.85	C$	2.08	C$	2.33
As of and For the Year Ended March 31, 2021(2)
Book value per share(1)	C$	0.88	C$	1.74	C$	2.32	C$	1.22	C$	(0.16)	C$	(1.63)
Weighted average shares outstanding – basic and diluted*		5,024,345		100,000,002		75,000,000		115,307,036		102,805,471		91,732,036
Net income (loss) per share – basic and diluted	C$	0.06	C$	(0.76)	C$	(1.01)	C$	(1.92)	C$	(2.15)	C$	(2.35)

*

As a result of pro forma net loss, the earnings per share amounts exclude the dilutive impact from the 37.5 million Algoma Shares issuable pursuant to Earnout Rights granted to existing Algoma shareholders as part of the Merger Agreement, and 24,179,000 Algoma Common Shares issuable to existing Legato stockholders upon conversion of warrants. For the three month period ended June 30, 2021 when there is pro forma net income, the earnings per share amounts also exclude the dilutive impact of the Earnout Rights because such rights are issuable pursuant to a contingent event that has not yet occurred, as well as the Algoma Common Shares issuable to existing Legato stockholders upon conversion of warrants as they are anti-dilutive.

**	Represents the weighted average shares outstanding before the split.

***	Calculated for standalone Algoma after giving effect to the Stock Split based on an estimated ratio of 71.8% pre-Stock Split shares to one (1) Algoma Common Share, which ratio is subject to change.

(1)	Book value per share equals total equity divided by total shares outstanding. The Legato total shares outstanding excludes 23,575,000 shares subject to redemption for Legato at June 30, 2021.

(2)	No cash dividends were declared under the periods presented.

(3)

The pro forma combined per share amounts are presented on a post-Stock Split basis, and equivalent pro forma per share amounts would be equal to pro forma combined per share amounts due to the exchange ratio of 1:1 on a post Stock Split basis.

Sensitivity

A one percent change in the number of Public Shares redeemed in each of the No Redemption Scenario, Intermediate Redemption Scenario and Maximum Redemption Scenario would result in a change in the book value per share of C$(0.02), C$0.01 and C$0.03, respectively.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Legato

The Legato Units, Legato Common Stock and Legato Warrants are currently listed on Nasdaq under the symbols “LEGOU,” “LEGO” and “LEGOW,” respectively. Each Legato Unit consists of one share of Legato Common Stock and one Public Warrant. Each Legato Warrant entitles its holder to purchase one share of Legato Common Stock at a price of $11.50 per share, beginning 30 days following consummation of an initial business combination. The Legato Units commenced trading on Nasdaq on January 20, 2021. The Legato Common Stock and Legato Warrants commenced separate trading on Nasdaq on March 4, 2021.

Holders

As of the date of this proxy statement/prospectus, there were 21 holders of record of Legato Units, 40 holders of record of Legato Common Stock and 21 holders of record of Legato Warrants. Management believes Legato has in excess of 300 beneficial holders of its securities.

Dividends

Prior to the initial public offering, on January 19, 2021, Legato effected a dividend of approximately 0.17 shares for each outstanding Founder Share, resulting in an aggregate of 5,893,750 Founder Shares outstanding. Legato has not paid any cash dividends to its stockholders.

Algoma

Market Price of Algoma Common Shares

Historical market price information regarding Algoma is not provided because there is no public market for its securities. Algoma has applied to list its Algoma Common Shares and Algoma Warrants on Nasdaq and intends to apply to list the Algoma Common Shares and Algoma Warrants on the TSX upon the Effective Time under the ticker symbols “ASTL” and “ASTLW” or “ASTL.WT”, respectively.

Holders

As of the date of this proxy statement/prospectus, Algoma had one holder of record.

Dividends

Algoma has not paid any dividends to its shareholders. Following the completion of the Merger, Algoma’s board of directors will consider whether or not to institute a dividend policy. The determination to pay dividends will depend on many factors, including, among others, Algoma’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that Algoma’s board of directors may deem relevant.

RISK FACTORS

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Algoma and its subsidiaries prior to the consummation of the Merger. Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties and actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement/prospectus.

Risks Related to Algoma’s Business

The outbreak of COVID-19 and the downturn in the global economy caused a sharp reduction in worldwide demand for steel. A protracted global recession or depression will have a material adverse effect on the steel industry and therefore our business and operations.

Our activities and financial performance are affected by international, national and regional economic conditions. The COVID-19 pandemic, which began during the first quarter of calendar year 2020, has had a profound impact on economies world-wide, with various levels of governments implementing border closings, travel restrictions, mandatory stay-at-home and work-from-home orders, mandatory business closures, cessation of certain construction activities, public gathering limitations and prolonged quarantines. These efforts and other governmental and individual reactions to the pandemic have led to lower consumer demand for goods and services and general uncertainty regarding the near-term and long-term impact of the COVID-19 pandemic on the domestic and international economy and on public health.

The manufacture of steel has been deemed to be an essential service by the government of Ontario, and we have continued to operate during the COVID-19 pandemic, in part with funds we received from government assistance programs. In spite of our continued operations, as the pandemic spread, slowdowns and disruptions in the operations of our customers led to a reduction in demand that had a negative impact on our business and operations. It is uncertain how the COVID-19 pandemic, or any other similar epidemic or pandemic, will impact our business and operations in the future. There is no assurance that the continued spread of COVID-19 and efforts to contain the virus (including, but not limited to, voluntary and mandatory quarantines, vaccines, restrictions on travel, limiting gatherings of people, and reduced operations and extended closures of many businesses and institutions) will not materially impact our business, financial performance and financial position. Disruptions in our business activities, and costs incurred by us in response to changing conditions and regulations and reduction in demand for the steel products that we manufacture, could have a material adverse impact on our business, operating results and financial position. To the extent the COVID-19 pandemic, or any other similar epidemic or pandemic, adversely affects our businesses, it may also have the effect of exacerbating many of the other risks described in this proxy statement/prospectus, any of which could have a material adverse effect on our business and operations.

A significant and prolonged recession or depression in the United States, Canada or Europe, or significantly slower growth or the spread of recessionary conditions in emerging economies that are substantial consumers of steel (such as China, Brazil, Russia and India, as well as emerging Asian markets, the Middle East and the Commonwealth of Independent States) would exact a heavy toll on the steel industry. Financial weakness among substantial consumers of steel products, such as the automotive industry and the construction industry, or the bankruptcy of any large companies in such industries, would have a negative impact in market conditions. Protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers would have a material adverse effect on demand for our products and our operational and financial results.

Steel companies have significant fixed costs, which are difficult to reduce in response to reduced demand. However, we could implement a variety of measures in response to a market downturn and a decline in demand for steel products. These measures might include: curtailing the purchase of raw materials; spreading raw material contracts over a longer period of time; reducing capital spending; negotiating reduced pricing for major inputs, reducing headcount through temporary layoffs, limiting overtime and reducing use of contractors; managing fixed costs with changes in production levels; improving operational practices to reduce lead time; and venturing into export markets in order to increase capacity utilization. However, these initiatives may not prove sufficient, in terms of cost reduction or in realigning our production levels with reduced demand, to achieve profitability and maintain cash flow necessary to pay for capital expenditures and other funding needs.

Failure to complete, or delays in completing, our proposed EAF transformation could adversely affect our business and prospects. There are significant risks and uncertainties associated with, and we may fail to realize the anticipated benefits of, the proposed EAF transformation.

One of our reasons for undertaking the Merger is to provide us with access to capital to partially fund our proposed transformation to EAF steelmaking. The proposed EAF transformation may never be completed or may only be completed after significant delays. Failure to complete, or delays in completing, the proposed EAF transformation, could have a material adverse effect on our business, financial position, financial performance or prospects.

In addition, the proposed EAF transformation will require significant capital expenditures and divert the attention of management from our business. The EAF transformation will also require a number of permits, including environmental compliance approvals in respect of sewage works and air/noise, as well as indigenous consultations and the adoption of site specific standards under the Canadian Environmental Protection Act, 1999 (“CEPA”), none of which are guaranteed to be granted or adopted. If we are not successful at integrating the EAF and related technology and equipment into our business, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. The proposed EAF transformation may be more costly than expected to complete and entails additional risks as to whether the EAF and related technology and equipment will reduce our cost of production sufficiently to justify the capital expenditure to obtain them. Additionally, there is no guarantee that the proposed EAF transformation will allow us to achieve our emissions targets. If such risks were to materialize, the anticipated benefits of the proposed EAF transformation may not be fully realized, or realized at all.

Our exposure to the higher cost of internally generated power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the proposed EAF transformation.

Electricity is a significant input required in EAF steelmaking, and competitor EAF producers typically enter into fixed-price electricity contracts. Our exposure to the higher cost of internally generated of power and market pricing for electricity sourced from the current grid in Northern Ontario may have an adverse impact on our production and financial performance if we are able to complete the proposed EAF transformation. We have limited access to power from the current grid in Northern Ontario. As a result, we are planning to upgrade our internal natural gas power plant in order to supply sufficient power in combination with the available grid power to operate EAF furnaces. Delays in acquiring the specialized power equipment and associated specialty services may impact on our timing to complete the proposed EAF transformation. Furthermore, operating an internal power plant subjects us to planned and unplanned outages to maintain and/or repair the equipment, which would result in an associated outage of the steelmaking production.

The Ontario provincial regulator, Independent Electricity System Operator (“IESO”) plans for the resources needed to meet Ontario’s future electricity needs. This includes accounting for Ontario’s forecasted electricity requirements, and carrying out integrated resource planning for energy efficiency, generation and transmission infrastructure to meet those requirements. This process is not within our control. We will need to operate our internal natural gas power plant until regional power system upgrades are determined and recommended by the IESO for installation. In the long-term, in order to operate EAF furnaces from grid power alone, we will require regional power system upgrades, with new transmission wires outside the city providing for more power to Sault Ste. Marie. These regional power system upgrades may not be completed until 2029 or later.

Due to our limited access to power from the current grid in Northern Ontario, our plan is to adapt our number 7 blast furnace (“Blast Furnace No. 7”) to run at a lower rate in order to feed liquid iron into the EAFs to reduce our power requirements and to balance the amount of power expected to be available from internal generation and available grid power. Operating the blast furnace at a reduced rate subjects us to planned and unplanned outages in order to maintain and/or repair the equipment, which would result in associated outages in steelmaking production.

Operating the blast furnace together with EAF steelmaking while using internal power generation from natural gas (“Hybrid Mode”) presents both an operating risk and a market risk, as we would be running the facilities at suboptimal levels and are subject to outages with internal power generation. Furthermore, the presence of ice and/or snow in steel scrap materials as they are introduced to EAF steelmaking could result in explosions which may result in further unplanned outages and/or health and safety consequences.

We are pursuing a local electricity transmission infrastructure upgrade and technical contingency solution to allow us to access more power sooner from the current grid into Sault Ste. Marie.    Delays in designing, approving, and installing these local infrastructure upgrades may result in a delay or inability to access more power from the grid. This may result in a disruption to our steelmaking operations and/or failure to grow our business.

In connection with the proposed EAF transformation, our access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.

The principal raw material of our proposed transformation to EAF steelmaking operations will be scrap metal derived from internal operations within our steel mills and industrial scrap generated as a by-product of manufacturing; obsolete scrap recovered from end-of-life manufactured goods such as automobiles, appliances, and machinery; and demolition scrap recovered from obsolete structures, containers and machines. Scrap is a global commodity influenced by economic conditions in a number of industrialized and emerging markets throughout Asia, Europe and North America.

The markets for scrap metals are highly competitive, both in the purchase of raw or unprocessed scrap, and processed scrap. As a result, we will need to compete with other steel mills in attempting to secure scrap supply through direct purchasing from scrap suppliers. Any failure to secure access to an adequate supply of the various grades of steel scrap at competitive prices may result in a disruption to our operations and/or financial performance.

We will also need to supplement our proposed EAF operations with higher-purity substitutes for ferrous scrap which may be sourced from higher-quality-lower-residual prime scrap, or iron units such as pig iron, pelletized iron, hot briquetted iron, direct reduced iron, and other forms of processed iron. Any failure to secure access to an adequate supply of the substitutes for ferrous scrap at competitive prices may result in a disruption to our operations and/or financial performance. Furthermore, we may not be able to source competitive modes of freight transportation for inbound scrap and other materials.

Many variables can impact ferrous scrap prices, including the level of domestic steel production, the level of exports of scrap from the United States and Canada, and the amount of obsolete scrap production. Domestic ferrous scrap prices generally have a strong correlation and spread to global pig iron pricing. Generally, as domestic steel demand increases, so does scrap demand and resulting scrap prices. The reverse is also typically true with scrap prices following steel prices downward when supply exceeds demand, but this is not always the case. When scrap prices greatly accelerate, this can challenge one of the principal elements of an EAF based steel mill’s traditional lower cost structure – the cost of its metallic raw material.

Even if we are able to complete the proposed EAF transformation, we may fail to achieve the anticipated benefits due to reduced product qualities.

Even if we are to complete the proposed EAF transformation, we may fail to achieve the anticipated benefits. For example, as a result of residual chemistry attributes of steel from the EAF processing of scrap, we may be limited in our ability to produce a full range of product types and qualities. This may result in an inferior product or a more limited range of products we are able to produce, either of which could result in reduced sales and have a material adverse effect on our results of operations and/or adversely affect our reputation with existing and potential customers.

Market and industry volatility could have a material adverse effect on our results. A protracted fall in steel prices, or any significant and sustained increase in the price of raw materials in the absence of corresponding steel price increases, would have a material adverse effect on our results.

The steel market is a cyclical commodity business with significant volatility in prices in response to various factors, including market demand, supply chain inventory levels, and imports. Factors specific to our business include a prolonged cyclical downturn in the steel industry, macroeconomic trends such as global or regional recessions and trends in credit and capital markets more generally. Market price volatility results in a high level of cash flow volatility with prolonged periods of negative cash flow. Steel prices are volatile and the global steel industry has historically been cyclical. During 2015, hot rolled coil prices fell sharply by approximately $200/ton to $354/ton in the North American market, as a result of a significant increase in imports, driven primarily by the strengthening of the U.S.

dollar against other currencies. In 2018, hot rolled coil prices rose to over $900/ton over a short period then fell to under $500/ton in the fall of 2019. Hot rolled coil prices recovered slightly, but fell to under $500/ton once again as a result of the COVID-19 pandemic and the related global economic slowdown; however, since that low in 2020, hot rolled coil prices have risen to an all-time high of over $1,600/ton in 2021 (CRU U.S. Midwest Hot-Rolled Coil). These significant market price fluctuations affect our bottom line. Protracted pricing or volume declines in the future would adversely affect our cash flow and ability to pay for our fixed costs, capital expenditures and other funding obligations.

Steel production also requires the use of large volumes of bulk raw materials and energy, in particular iron ore and coal, as well as energy, alloys, scrap, oxygen, natural gas, electricity and other inputs, the prices of which can be subject to significant fluctuation. The prices of iron ore and coal can vary greatly from period to period and our results have historically been impacted by movements in coal and iron ore prices. Iron ore and coal prices have been volatile in recent years. In addition, to the extent that we have quoted prices to our customers and accepted customer orders for our products prior to purchasing necessary raw materials, we may be unable to raise the price of our products to cover all or part of the increased cost of the raw materials. Alternatively, we may be faced with having agreed to purchase raw materials and energy at prices that are above the then current market price or in greater volumes than required. There can be no assurance that adequate supplies of electricity, natural gas, coal, iron ore, alloys, scrap and other inputs will be available in the future or that future increases in the cost of such materials will not adversely affect our financial performance.

Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs Natural Resources (“Cliffs”) and United States Steel Corporation (“U.S. Steel”). We believe that our long-term agreements with Cliffs and U.S. Steel ensure supply of iron ore pellets through to the close of the 2024 shipping season, but there can be no assurances that they will meet our needs or that we will be able to retain such long term contracts.

We have a recent history of losses and may not return to or sustain profitability in the future.

We have incurred net losses in recent reporting periods and for the fiscal year ended March 31, 2021, we had a net loss of approximately C$62.0 million. This history of our business incurring significant losses, among other things, led predecessor operators of our business to seek creditor protection and/or to complete corporate restructuring proceedings. See “ – Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.” We may not maintain profitability in future periods, our earnings could decline or grow more slowly than we expect and we may incur significant losses in the future for a number of reasons, including the risks described in this proxy statement/prospectus.

Our cost and operational improvements plan may not continue to be effective.

Our cost and operational improvements strategy has resulted in reduced costs. However, there can be no assurance that we will continue to achieve such savings in the future or that we will realize the estimated future benefits of these plans. Moreover, our continued implementation of these plans may disrupt our operations and performance. Additionally, our estimated cost savings for these plans are based on several assumptions that may prove to be inaccurate and, as a result, there can be no assurance that we will realize these cost savings.

Our utilization rates may decline as a result of increased global steel production and imports.

In addition to economic conditions and prices, the steel industry is affected by other factors such as worldwide production capacity and fluctuations in steel imports/exports and tariffs. Historically, the steel industry has suffered from substantial overcapacity. If demand for steel products was to rapidly decline, it is possible that global production levels will fail to adjust fully. If production increases outstrip demand increases in the market, an extended period of depressed prices and market weakness may result.

China is now the largest worldwide steel producing country by a significant margin and has significant unused capacity. In the future, any significant excess capacity utilization in China and increased exports by Chinese steel companies would depress steel prices in many markets.

We expect that consolidation in the steel sector in recent years should, as a general matter, help producers to maintain more consistent performance through the down cycles by preventing fewer duplicate investments and increasing producers’ utilization and therefore efficiency and economies of scale. However, overcapacity in the industry may re-emerge. Although certain U.S. producers temporarily shut down production capacity during the COVID-19 pandemic, a restart of previously idled capacity and the development of new capacity by producers has subsequently occurred.

We face significant domestic and international competition, and there is a possibility that increased use of competitive products could cause our sales to decline.

We compete with numerous foreign and domestic steel producers. Significant global steel capacity growth through new and expanded production in recent years has caused and may continue to cause capacity to exceed global demand, which has resulted and may result in lower prices and steel shipments. Some of our competitors have greater financial and capital resources than we do and continue to invest heavily to achieve increased production efficiencies and improved product quality. We primarily compete with other steel producers based on the delivered price of finished products to our customers. Our costs are generally higher than many foreign producers; however, freight costs for steel can often make it uneconomical for distant steel producers to compete with us. Foreign producers may be able to successfully compete if their higher shipping costs are offset by lower cost of sales.

Although we are continually striving to improve our operating costs, we may not be successful in achieving cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.

The North American steel industry has, in the past, experienced lengthy periods of difficult markets due to increased foreign imports. Due to unfavorable foreign economic conditions, excess foreign capacity and a stronger U.S. dollar compared to global currencies, imports of steel products to U.S. and Canadian markets have occasionally reached high levels.

In addition, in the case of certain product applications, steel competes with a number of other materials such as plastic, aluminum, and composite materials. Improvements in the technology, production, pricing or acceptance of these competitive materials relative to steel or other changes in the industries for these competitive materials could cause our net sales to decline. There is ongoing research and technological developments with respect to the various processes associated with steel production which have the potential to reduce costs and improve quality and operational efficiency. Such research and technological developments could substantially impair our competitive position if other companies implement new technology that we elect not to implement or are unable to implement.

A number of steel producers have completed successful restructurings, through which they have made production improvements, achieved lower operating costs and been relieved of legacy obligations, including environmental and pension and retiree obligations. As a result, these entities may be able to operate with lower costs and cause us to face increased competition.

There has been a significant increase in new EAF steelmaking capacity commissioned in North America. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. In addition the market pricing for our hot rolled steel is more correlated to scrap steel as the main material for EAF producers. While we have plans to transform to EAF steelmaking, the proposed EAF transformation may never be completed or may only be completed after significant delays or at a substantially greater cost than anticipated. Failure to complete, or delays and/or cost overruns in completing the proposed EAF transformation could adversely affect our results of operations and ability to compete in our industry.

Increased imports of low-priced steel products into North America and decreased trade regulation could impact the North American steel market, resulting in a loss of sales volume and decreased pricing that could adversely impact our operating results and financial position.

Imports of flat-rolled steel to the U.S. accounted for approximately 14% of the U.S. market for flat-rolled steel products in 2020. Imports of flat-rolled steel to Canada accounted for approximately 35% of the Canadian market for flat-rolled steel products in 2020 (Statistics Canada, American Iron and Steel Institute, Phoenix SPI). Increases in future levels of imported steel to North America could reduce future market prices and demand levels for steel products produced in those markets and reduce our profitability.

In addition, our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity. Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.

The Canadian steel industry has worked with the Canadian government to modernize the Canadian trade remedy system to provide the appropriate tools to respond to unfair trade. These changes came into force in 2017 and again in 2019 through a number of amendments to the Special Import Measures Act and related trade remedy regulations to strengthen the trade remedy system, while remaining aligned with international trade rules. Although the Government of Canada continues to work with industry to respond to unfair trade practices, there can be no assurance that such measures will sufficiently offset any resulting loss caused to us by such unfair practices, and there can be no assurance that the protective measures put in place by the Government of Canada and/or the Canadian International Trade Tribunal will be kept in place and, as a result, such unfair trade practices may have a material adverse effect on our business, financial position, results or operations and cash flow.

Tariffs and other trade barriers may restrict our ability to compete internationally.

We have a significant number of customers located in the United States. For the three month period ended June 30, 2021, 60.7% of our revenue was from customers located in the United States. For the year ended March 31, 2021, 57.1% of our revenue was from customers located in the United States. Our ability to sell to these customers and compete with producers located in the United States could be negatively affected by tariffs and/or trade restrictions imposed on our products.

On April 20, 2017, the United States issued an executive order directing the United States Department of Commerce to investigate whether imports of foreign steel are harming U.S. national security. The directive falls under Section 232 of the Trade Expansion Act of 1962, which allows the U.S. president to restrict trade of a good if such trade is determined to be harmful to U.S. national security. On February 16, 2018, the United States Department of Commerce released its report regarding the Section 232 investigation. The recommendations in that report include options regarding tariffs and/or quotas that are intended to adjust the level of steel imports into the United States as it has been determined that those imports are an impairment to national security. Subsequently, the United States announced tariffs of 25% by presidential proclamation dated March 8, 2018 on steel and aluminum imports. Canada, Mexico and certain other countries were granted temporary exemptions, which expired on May 31, 2018. As a result, Canadian steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. Effective on July 1, 2018, Canada began imposing a series of counter tariffs on certain U.S. goods, including steel products. The Canadian government has also announced various relief measures aimed to helping companies affected by the tariffs and counter tariffs on goods imported from the United States.

The United States lifted these tariffs as they relate to Canadian imports effective May 2019, subject to a mutual understanding with Canada on maintaining certain trade levels into the United States. The Canadian government subsequently lifted counter tariffs on goods imported from the United States. As the trade agreement is between countries, there is no assurance that the Canadian domestic steel industry will maintain adherence to the trade level guidelines set out in the agreement. As a result, there can be no assurance that the United States will not once again levy tariffs on our products shipped to customers in the United States.

All of our operations are conducted at one facility using one blast furnace and are subject to unexpected equipment failures and other business interruptions.

Our manufacturing processes are dependent upon critical steelmaking equipment such as furnaces, continuous casters, rolling mills and electrical equipment (such as transformers), and this equipment may incur downtime as a result of unanticipated failures. In particular, as a single blast furnace operation, any unplanned or prolonged outage in the operation of the blast furnace may have a material adverse effect on our ability to produce steel and satisfy pending and new orders, which will materially impact our revenues, cash flows and profitability. We have insurance coverage for property damage and business interruption losses. Our business interruption insurance, which is subject to specific retentions, provides coverage for loss of gross profit resulting from the interruption of business operations.

Our predecessor, Old Steelco, experienced plant shutdowns or periods of reduced production as a result of such equipment failures.

On January 21, 2011, Blast Furnace No. 7 experienced significant water leakage and this ultimately led to the chilling of the furnace. Production of raw steel was halted for 23 days with production returning to normal after 33 days.

During fiscal year 2012, a substantial number of stack plate coolers were replaced and a leak detection system was installed at Blast Furnace No. 7. This program has continued into the current fiscal year. The purpose of these measures is to detect and prevent incidents of water into the furnace hearth.

During April 2019, we experienced an unplanned outage that disrupted production in our Blast Furnace No. 7 as a result of an operator error causing a chemistry imbalance of certain materials. The resulting lost production led to a shipping volume reduction during the three-month period ended June 30, 2019, of over 100,000 tons. During April 2019, we recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold.

On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking by-products plant (“BP”), which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the main water filter plant (“MWFP”) via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by MECP.

As a single blast furnace operation, our ability to curtail our operating configuration in response to declining market conditions is very limited.

Unexpected interruptions in production capabilities and unexpected failures in our computer systems would adversely affect productivity and financial performance for the affected period. No assurance can be given that a significant shutdown will not occur in the future or that such a shutdown will not have a material adverse effect on our business, financial position or financial performance.

It is also possible that operations may be disrupted due to other unforeseen circumstances such as power outages, explosions, fires, floods, pandemics, states of emergency declared by governmental agencies, environmental incidents, accidents, severe weather conditions and cyberattacks. To the extent that lost production could not be compensated for at unaffected facilities and depending on the length of the outage, our sales and our unit production costs could be adversely affected.

We could incur significant cash expenses for temporary and potential permanent idling of facilities.

We perform strategic reviews of our business, which may include evaluating each of our plants and operating units to assess their viability and strategic benefits. As part of these reviews, we may idle, whether temporarily or permanently, certain of our existing facilities in order to reduce participation in markets where we determine that our returns are not acceptable. If we decide to permanently idle any facility or assets, we are likely to incur significant cash expenses, including those relating to labor benefit obligations, take-or-pay supply agreements and accelerated environmental remediation costs, as well as substantial non-cash charges for impairment of those assets. If we elect to permanently idle material facilities or assets, it could adversely affect our operations, financial results and cash flows. In the past, certain of our facilities have been idled as a result of poor profitability.

For any temporarily idled facilities, we may not be able to respond in an efficient manner when restarting these to fully realize the benefits from changing market conditions that are favorable to integrated steel producers. When we restart idled facilities, we incur certain costs to replenish raw material inventories, prepare the previously idled facilities for operation, perform the required repair and maintenance activities and prepare employees to return to work safely and resume production responsibilities. The amount of any such costs can be material, depending on a variety of factors, such as the period of time during which the facilities remained idle, necessary repairs and available employees, and is difficult to project.

The North American steel industry and certain industries we serve, such as the automotive, construction, appliance, machinery and equipment, and transportation industries, are cyclical, and prolonged economic declines would have a material adverse effect on our business.

The North American steel industry is cyclical in nature and sensitive to general economic conditions, including the current COVID-19 pandemic. The financial position and financial performance of companies in the steel industry are generally affected by macroeconomic fluctuations in the Canadian, U.S. and global economies. Due mainly to our product mix, we have a higher exposure to spot markets than most of our North American competitors. We are therefore subject to more volatility in selling prices. In addition, steel prices are sensitive to trends in cyclical industries such as the North American automotive, construction, appliance, machinery and equipment, and transportation industries, which are significant markets for our products. Recent economic situations resulting from the COVID-19 pandemic have negatively impacted our performance.

In addition, many of our customers are also affected by economic downturns, including as a result of the current COVID-19 pandemic, which may in the future result in defaults in the payment of accounts receivable owing to us and a resulting negative impact on our financial results and cash flows.

There can be no assurance that economic or market conditions will be favorable to the steel industry or any of the end-use industries that we intend to serve in the future. Economic downturns, a stagnant economy or otherwise unfavorable economic or market conditions may adversely affect our business, financial performance and financial position.

The lag between the time an order is placed and when it is fulfilled can have a material impact on our financial results, which could be adverse.

As we have a substantial portion of spot-based sales, orders are priced at current prices, subject to discounts, incentives and other negotiated terms, for production and delivery in the future. Generally, there is a lag of approximately six to eight weeks between when an order is booked and ultimately delivered. At certain times, particularly in rapidly increasing price environments, lead times could grow even longer based on increased customer demand and orders. As a result, our financial performance generally lags changes in market price, both positive and negative. Furthermore, in the circumstances where market prices are falling, our customers may seek to cancel orders or seek to renegotiate more favorable pricing to reflect the changes in market price. Our financial position and financial performance could be materially adversely affected in such circumstances.

Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.

Old Steelco’s predecessor company initiated a bankruptcy proceeding in 1990 and subsequently emerged from bankruptcy protection by way of a C$60 million bridge loan from the Government of Ontario. As a result of business, operational and financial challenges, Old Steelco’s predecessor company later filed for protection under the CCAA in April 2001 and emerged from creditor protection in 2002 following the completion of a corporate restructuring.

In 2014, as a result of depressed steel prices, a legacy iron ore supply contract that contained above-market pricing terms, substantial pension funding obligations and a significant amount of debt and related interest expense, all of which negatively impacted Old Steelco’s operations, financial position and liquidity, Old Steelco implemented an arrangement under section 192 of the Canada Business Corporations Act (“CBCA”). The CBCA proceedings enabled Old Steelco to restructure its unsecured notes, refinance its secured debt and obtain a significant capital infusion. Old Steelco also commenced a recognition proceeding in the United States under Chapter 15 of the United States Bankruptcy Code, in order to recognize and enforce the arrangement in the United States. On September 15, 2014, the Canadian court issued a final order approving the arrangement, which order was recognized by the U.S. court on September 24, 2014. The arrangement was completed in November 2014.

On November 9, 2015, Old Steelco sought and obtained CCAA protection as a result of, among other things, a dispute with a critical supplier of iron ore, a significant decrease in steel prices, an inability to comply with payment and other obligations under its credit agreements, and operational cost issues. Old Steelco carried out a sale and investment solicitation process that ultimately resulted in our acquisition of substantially all of the operating assets of Old Steelco on November 30, 2018. The transaction resulted in a significant capital structure deleveraging and negotiated arrangements with a number of labor, pension, and governmental stakeholders. The CCAA proceedings and our acquisition of the business were given effect in the United States pursuant to a recognition proceeding under Chapter 15 of the United States Bankruptcy Code.

There can be no assurance that we will not experience serious financial difficulties in the future that would necessitate the commencement of restructuring proceedings, which could have a material adverse effect on our business, financial position, financial performance and prospects and the legal and economic entitlements of our stakeholders.

We are reliant on information technology systems, including cyber security systems, and any failure or breach of such systems could disrupt our operations.

We are reliant on the continuous and uninterrupted operation of our Information Technology (“IT”) systems. User access and security of all sites and corporate IT systems can be critical elements to our operations. Protection against cyber security incidents, cloud security and security of all of our IT systems are critical to our operations. Any IT failure pertaining to availability, access or system security could result in disruption for personnel and could adversely affect our reputation, operations or financial performance.

We may fall victim to successful cyber-attacks and may incur substantial costs and suffer other negative consequences as a result, which may include, but are not limited to, a material disruption in our ability to produce and/or ship steel products, excessive remediation costs that may include liability for stolen assets or information, repairing system damage that may have been caused, and potentially making ransom payments in connection with a cyber-attack. We and our business partners maintain significant amounts of data electronically in locations on and off our site. This data relates to all aspects of our business, including current and future products, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, including operating in the Cloud and contracting with third-party system security providers, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, including production delays or downtimes, harm our customers, consumers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.

Increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted cybercrime pose a risk to the security of our systems, our information networks, and to the confidentiality, availability and integrity of our data, as well as to the functionality of our automated and electronically controlled manufacturing operating systems and data collection and analytics capabilities, which our management believes are important and are expected to contribute to our ability to efficiently operate and compete. Although we have adopted procedures and controls, including operating in the Cloud and contracting with third-party system security providers, to protect our information and operating technology, including sensitive proprietary information and confidential and personal data, there can be no assurance that a system or network failure, or security breach, will not occur. This could lead to system interruption, production delays or downtimes and operational disruptions and/or the disclosure, modification or destruction of proprietary and other key information, which could have an adverse effect on our reputation, financial results and financial performance.

Changes to global data privacy laws and cross-border transfer requirements could adversely affect our business and operations.

Our business depends on the transfer of data between our affiliated entities, to and from our business partners, and with third-party service providers, which may be subject to global data privacy laws and cross-border transfer restrictions. While we take steps to comply with these legal requirements, changes to the applicability of those laws may impact our ability to effectively transfer data across borders in support of our business operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial position.

IFRS and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our financial performance or financial position in accordance with IFRS.

Our products may not benefit from intellectual property protection and we must respect intellectual property rights of others.

Some information about our products including product chemistries and methods and processes of production are publicly known. Thus, other facilities could produce competitive products using such information. As a result, we may not be able to distinguish our products from competitors that use the same publicly known chemistries, methods and processes that we use. Other information related to our products including product chemistries and methods and processes used to make them are proprietary to third parties who hold intellectual property rights such as patents or trade secrets therein. Our commercial success depends on our ability to operate without infringing the patents and other proprietary rights of third parties, and there can be no assurance that our operations, product chemistries and methods and processes of production do not or will not infringe the patents or proprietary rights of others. Further, if our competitors use their own proprietary intellectual property rights in their products that we do not have access to, such competitors may have an advantage over us which could have an adverse effect on our business.

Our operations could be materially affected by labor interruptions and difficulties.

We had 2,696 full-time employees as of June 30, 2021, of which approximately 95% are represented by two locals of the United Steelworkers of Canada (“USW”) under two collective bargaining agreements. On June 26, 2018, Local 2251 members and Local 2724 members voted to ratify new collective bargaining agreements. These agreements were conditional upon closing of the sale transaction discussed above pursuant to which we acquired substantially all of the operating assets of Old Steelco. The agreements with Local 2251 and Local 2724 expire on July 31, 2022.

Our customers, or companies upon whom we are dependent for raw materials, transportation or other services, could also be affected by labor difficulties. Any such activities, disruptions or difficulties could result in a significant loss of production and sales and could have a material adverse effect on our financial position or financial performance.

Our operations, production levels, sales, financial results and cash flows could be adversely affected by transportation, raw material or energy supply disruptions, or poor quality of raw materials, particularly coal and iron ore.

Due to our location on Lake Superior, we are dependent on seasonally available waterways for the delivery of substantial amounts of raw materials, including coal and iron ore. The waterways close from approximately mid-January to the end of March each year. Extreme cold weather conditions in the United States and Canada impact shipping on the Great Lakes and could disrupt the delivery of iron ore to us and/or increase our costs related to iron ore. Failure to have adequate coal and iron ore on site prior to the closure of the waterways would adversely affect our ability to operate during such closure and could have a material adverse effect on our production levels, business, financial position, financial performance and prospects. For example, during the period from January through April 2014, the upper Great Lakes suffered a severe freeze-over, which resulted in the waterways being generally inaccessible for shipping until early May 2014. As a result, raw material supply was depleted and production was therefore reduced. In addition, extreme weather conditions may limit the availability of railcars or otherwise affect our capacity to receive inbound raw materials, and/or ship products to our customers, which may have a material impact on increasing our costs and /or realizing our revenues. Finally, such disruptions or quality issues, whether the result of severe financial hardships or bankruptcies of suppliers, natural or man-made disasters or other adverse weather events, or other unforeseen circumstances or events, could reduce production or increase costs at our plants and potentially adversely affect customers or markets to which we sell our products. Any resulting financial impact could constrain our ability to fund additional capital investments and maintain adequate levels of liquidity and working capital.

Our business requires substantial capital investment, capital commitments and maintenance expenditures, which we may have difficulty in meeting and will cause us to incur operating costs.

Our operations are capital intensive. We expect to make ongoing capital and maintenance expenditures to achieve and maintain competitive levels of capacity, cost, productivity and product quality. We may not generate sufficient future operating cash flow and external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, service or refinance our indebtedness, or fund other liquidity needs. Failure to make sufficient capital investment, capital commitments and maintenance expenditures could have a material adverse effect on our business, financial position, financial performance and prospects.

Our Blast Furnace No. 7 was last relined in 2007 which resulted in a downtime of 52 days and capital expenditure of C$72 million. Relines generally last for 20 years. We monitor the health of our furnace. We will expect Blast Furnace No. 7 to require a future reline, which we anticipate occurring no sooner than 2024, which will result in downtime and capital expenditure, which could have a material adverse effect on our business, financial position, financial performance or prospects.

In addition, our profitability and competitiveness are, in large part, dependent upon our ability to maintain low production costs for products with prices that fluctuate based on factors beyond our control. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel-making. Unless we continue to invest in newer technologies and equipment such as modernized plants and information technology systems and are successful at integrating such newer technologies and equipment to make our operations more efficient, our cost of production relative to our competitors may increase and we may cease to be profitable or competitive. However, newer technologies and equipment are expensive and the necessary investments may be substantial. Moreover, such investments entail additional risks as to whether the newer technologies and equipment will reduce our cost of production sufficiently to justify the capital expenditures to obtain them. Any failure to make sufficient or appropriate investments in newer technologies and equipment or in integrating such newer technologies and equipment in our operations could have a material adverse effect on our business, financial position, financial performance or prospects.

Our ability to generate revenue is dependent on our customer base and certain key customers.

We serve more than 200 customers across multiple sectors in North America. For the three month period ended June 30, 2021, our top ten customers accounted for approximately 52% of our revenue, and no single customer represented more than 11% of our revenue. For the fiscal year ended March 31, 2021, our top ten customers accounted for approximately 52% of our revenue, and no single customer represented more than 11% of revenue. The average tenure for our top ten customers is more than 20 years. The composition and concentration of our customer base could change over time.

While we benefit from diverse end market exposure with limited customer concentration, we rely on certain key customers for a material portion of our revenues. These customers may not consistently purchase our products at a particular rate over any subsequent period. The loss of one or more significant customers, or a decline in steel demand for customers operating in particular industries as a result of macroeconomic or industry-specific factors, could have a material adverse effect on our revenues, financial performance and financial position, particularly if we are unable to replace such lost business with new customer orders. In addition, certain of our top customers may be able to exert pricing and other influences on us, requiring us to produce, market, deliver and promote our products in a manner that may be more costly to us.

The closing or relocation of customer facilities could adversely affect us.

Our ability to meet delivery requirements and the overall cost of our products as delivered to customer facilities are important competitive factors. If customers close or move their production facilities further away from our production facility, it could have an adverse effect on our ability to meet competitive conditions, which could result in the loss of sales. Likewise, if customers move their production facilities outside North America, it could result in the loss of potential sales for us.

We depend on third parties to supply sophisticated and complex machinery for our plants and we are exposed to risks relating to the timing or quality of their services, equipment and supplies.

We have purchased in the past, and propose to purchase going forward, equipment, machinery and services from third parties in relation to our plant. Given that we do not have any direct control over these third parties, we rely on them to provide goods and services in a timely manner and in accordance with our specifications. In addition, we require continued and timely support of certain original equipment manufacturers to supply necessary services and parts to maintain our plants at reasonable cost. If we are unable to procure the required services or parts from these manufacturers for any reason (including the closure of operations or bankruptcy of such manufacturers), if the cost of these services or parts exceeds our budget or if the services or parts provided are deficient or sub-standard, there may be an adverse effect on our business, financial position, financial performance, cash flows and prospects.

We depend on third parties for transportation services, and increases in costs or the availability of transportation may adversely affect our business and operations.

Our business depends on the transportation of a large number of products, both domestically and internationally. We rely primarily on third parties for transportation of the products we manufacture as well as delivery of our raw materials. Any increase in the cost of the transportation of our raw materials or products, as a result of increases in fuel or labor costs, higher demand for logistics services, consolidation in the transportation industry or otherwise, may adversely affect our financial performance as we may not be able to pass such cost increases on to our customers.

If any of these providers were to fail to deliver raw materials to us in a timely manner, we may be unable to manufacture and deliver our products in response to customer demand. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at a reasonable cost.

In addition, such failure of a third-party transportation provider could harm our reputation, negatively affect our customer relationships and have a material adverse effect on our financial position and financial performance.

Parties with whom we do business may be subject to insolvency risks or may otherwise become unable or unwilling to perform their obligations to us.

We are a party to business relationships, transactions and contracts with various third parties, pursuant to which such third parties have performance, payment and other obligations to us. If any of these third parties were to become subject to bankruptcy, receivership or similar proceedings, our rights and benefits in relation to our business relationships, contracts and transactions with such third parties could be terminated, modified in a manner adverse to us, or otherwise impaired. We cannot make any assurances that we would be able to arrange for alternate or replacement business relationships, transactions or contracts on terms as favorable as our existing business relationships, transactions or contracts if at all. Any inability on our part to do so could have a material adverse effect on our business and financial performance.

We are dependent on the operation of our port facility to receive raw materials and deliver steel shipments.

In the three month period ended June 30, 2021, we received approximately 69% of our raw material inputs and shipped approximately 25% of our total steel shipments and approximately 99% of our by-products through our captive port facility located on-site at our steel plant in Sault Ste. Marie, Canada. In the fiscal year ended March 31, 2021, we received approximately 75% of our raw material inputs and shipped approximately 20% of our total steel shipments and approximately 90% of our by-products through our captive port facility. Any material or prolonged disruption in our ability to receive or send shipments through the port facility would have a material adverse effect on our business and financial performance.

Any increases in annual funding obligations resulting from our under-funded pension plans could have a material adverse effect on us.

We are the sponsor of Old Steelco’s defined benefit pension plan for hourly employees (the “Hourly Plan”) and its defined benefit pension plan for salaried employees (the “Salaried Plan”) (collectively, the “DB Pension Plans”), which we assumed in connection with the Purchase Transaction. The latest actuarial valuations of the DB Pension Plans as of April 1, 2020 indicate that the DB Pension Plans are underfunded. The actual valuations indicate that the Hourly Plan had a solvency ratio of 71% and that the Salaried Plan had a solvency ratio of 69% as of April 1, 2020. The low solvency position of our DB Pension Plans as of April 1, 2020 was a result of a sharp decline in markets resulting from COVID-19. Markets have since rebounded and the solvency position of the DB Pension Plans has improved. In connection with the Purchase Transaction, Ontario Regulation 484/18: Essar Steel Algoma Inc. Pension Plans for Salaried Employees and Hourly Employees, as filed on November 30, 2018 (the “2018 Pension Regulations”) was implemented to provide a funding framework for the DB Pension Plans. Current service costs and provisions for adverse deviations are to be determined pursuant to the general regulations applicable to all Ontario registered pensions (the “General Regulations”). Under the 2018 Pension Regulations, among other things, the aggregate going concern and solvency special payments to the DB Pension Plans equal C$31 million per annum until the solvency ratio of each of the DB Pension Plans is at least 85%.

As of March 1, 2021, both DB Pension Plans have obtained an 85% solvency ratio. As a result, the General Regulations apply, but with some restrictions including a cap of C$31 million on the aggregate of the special payments for the DB Pension Plans. In addition, benefits from the DB Pension Plans are now subject to the Ontario Pension Benefit Guarantee Fund (the “PBGF”), which requires us to make annual assessment payments to the PBGF determined based on a formula that includes, among other factors, the funding status and number of members of the pension plan. The 2018 Pension Regulations provide that subsection 57(4) of the Ontario Pension Benefits Act (the “PBA”) does not apply to the DB Pension Plans and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the DB Pension Plans before the 2018 Pension Regulations came into force. The C$31 million minimum funding and cap will cease to apply on the earlier of the year in which we elect to have the funding rules in the General Regulations apply or in 2039.

We are also the sponsor of closed defined benefit pension plan for pensioners who retired prior to January 1, 2002 (the “Wrap Plan”) that provides a pension benefit in excess of the limits provided by the PBGF. We assumed the Wrap Plan in connection with the completion of the Purchase Transaction, subject to transitional provisions pending the implementation of regulatory measures. Ontario Regulation 2017/19 as filed on June 20, 2019 (the “Wrap Regulations”) was implemented to provide a funding framework for the Wrap Plan. The Wrap Regulations require us to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments from the Wrap Plan fund until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under the PBA and the General Regulations. The Wrap Regulations provide that subsection 57(4) of the PBA does not apply to the Wrap Plan and that subsection 57(3) of the PBA does not apply to us in respect of contributions due and not paid into the Wrap Plan before the Wrap Regulations came into force.

While our near-term funding obligations in respect of the DB Pension Plans and the Wrap Plan are determined in large part based on the 2018 Pension Regulations and the Wrap Regulations, changes to our collective bargaining agreements, the cost of pension benefits paid to plan members, the impact of market outcomes (including interest rates and investment returns), the occurrence of any adverse deviations or changes to governmental regulations affecting the DB Pension Plans or the Wrap Plan, among other things, could affect the funding status of such pension plans and/or the contributions that we are required to make to the pension plans. We could be adversely impacted by any adverse changes to the funding status of the pension plans or increases in our annual funding obligations.

Post-employment benefits owed to our retirees could increase and obligate us to make greater payments.

We provide certain post-employment benefits to our retirees. These benefits include drug, life insurance and hospitalization coverage. We do not pre-fund these obligations. Our obligations for these benefits could increase in the future due to a number of factors including changes in interest rates, changes to collective bargaining agreements, increasing costs for these benefits, particularly drugs, and any transfer of costs currently borne by the Canadian government to us.

Currency fluctuations, including a significant increase in the value of the Canadian dollar, could have a materially adverse effect on our financial performance and financial position.

For the three month period ended June 30, 2021, 60.7% of our revenue was from customers located in the United States and for the year ended March 31, 2021, 57.1% of our revenue was from customers located in the United States. Increases in the value of the Canadian dollar relative to the U.S. dollar make Canadian steel products less competitive in U.S. markets and also encourage steel imports from the United States into Canada. Our revenue is driven by U.S. dollar-based indices. 70% of our cost is based on U.S. dollar-indices and 30% of our cost is in Canadian dollars, which is impacted by exchange rate fluctuation. The increase in the value of the Canadian dollar relative to the U.S. dollar will also have a negative impact on expenditures in Canadian dollars. Therefore, a significant increase in the value of the Canadian dollar could adversely affect our financial performance and financial position.

Limited availability of raw materials and energy may constrain operating levels and reduce profit margins.

We and other steel producers have periodically been faced with problems in obtaining sufficient raw materials and energy in a timely manner due to delays, defaults or force majeure events by suppliers, shortages or transportation problems (such as shortages of barges, vessels, rail cars or trucks, or disruption of rail lines, waterways or natural gas transmission lines), resulting in production curtailments. For example, we faced an increase in the price of natural gas throughout the fourth quarter of our 2014 fiscal year, due to disruptions in supply as a result of extreme weather conditions, including the bursting of the pipeline that supplies the region in which we are located. We may be exposed to additional risks concerning pricing and availability of raw materials from third parties. Any curtailments and escalated costs may further reduce profit margins. Specifically, if demand is such that our blast furnaces are at full production capacity, we may become dependent upon outside purchased coke, especially if some of our existing coke facilities produce at less than capacity.

Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.

We are required to comply with an evolving body of Canadian federal, provincial and local environmental, health and safety laws concerned with, among other things, GHG, other emissions into the air, discharges to surface and ground water, the investigation and remediation of contaminated property, noise control, waste management and disposal, mine closure and rehabilitation, and the generation, handling, storage, transportation, presence and disposal or, or exposure to hazardous substances. Significant expenditures could be required for compliance with any laws or regulations relating to environmental protection and remediation, which may have an adverse effect on our financial performance and financial position.

We are subject to current and new environmental compliance measures pertaining to the integrated blast furnace coke oven steelmaking operations, including coke oven gas desulfurization and slag granulation, among others. In the event we do not receive exemptions or other accommodations from the relevant regulatory authorities, we may need to invest significant capital in these compliance measures while they remain in operation.

By January 1, 2026, we will be required to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product by implementing coke oven gas desulphurization technology. This requirement arises under a notice (the “Notice”) issued under subsection 56(1) of CEPA which requires prescribed persons to prepare and implement pollution prevention plans in respect of specified toxic substances released from the iron and steel sector. The Notice applies to all steel mills, including ours. Facilities subject to the Notice are required, among other things, to prepare a pollution prevention plan that will achieve prescribed baseline emission targets by the specified date, and submit certain written declarations and progress reports. We currently estimate that it will cost approximately C$60 million to comply with the Notice. If our estimate is inaccurate or we discover additional changes or requirements that we are required to comply with under the Notice, depending on the magnitude of such increased costs, such increased costs could adversely impact our financial results.

In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation, management and remediation of contaminated properties and for the management of emissions into the environment. Liability may attach regardless of fault or the legality of the release or disposal of the substance or waste at the time it occurred. Some of our present and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require management, investigation, mitigation and remediation. We could be liable for the costs of such investigations and remediation. Costs for any investigation, management, mitigation and remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to pollution and waste disposal, emissions into the air or water, or the storage or handling of materials, could be substantial and could have an adverse effect on our financial performance. In addition, while we are subject to GHG emissions tax liability in Canada, we need to compete alongside foreign competitors in Canada and the United States that may not be similarly subject to such carbon tax liabilities, resulting in our reduced competitiveness in the market which may affect revenues and profitability.

In connection with the proposed EAF transformation, we may incur a higher carbon tax liabilities unless we develop a facility-specific GHG emissions performance standard in connection with operations in the Hybrid Mode. Algoma has received comfort letters from MECP committing to work together on a pathway to address the support sought. Furthermore, the dust generated during the EAF steel scrap melting process may contain a significant amount of zinc, and is considered a hazardous waste, the disposal of which is expensive and regulated.

Our Environmental Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements. Our environmental management system is ISO 14001-2015 registered.

No assurance can be given that unforeseen changes, such as new laws or stricter enforcement policies, including in respect of carbon pricing, or an incident at one of our properties or operations, will not have a material adverse effect on our business, estimated capital or operating costs, financial position, or financial performance. Our operations are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation, expiry or modification under various circumstances. Failure to obtain or comply with the conditions and terms of permits or approvals may adversely affect our operations and may subject us to regulatory orders, penalties and fines. In addition, if environmental laws are amended or are interpreted or enforced differently, or if new environmental legislation is enacted, we may be required to obtain additional permits or approvals and incur additional costs. There can be no assurance that we will be able to meet all applicable regulatory requirements. In addition, we may be subject to regulatory orders, penalties, fines or other liabilities arising from our actions imposed under environmental laws, including as a result of actions or other proceedings commenced by third parties, such as neighbors or government regulators, including with respect to an emissions incident at our cokemaking by-products plant.

Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.

The effects of government policy, legislation or regulation enacted to address climate change may adversely impact our operations as well as those of our suppliers and our customers, and including the transportation of the associated raw materials and products. In addition, government action to address climate change may, among other things, reduce the demand for our products. Although we have made efforts to mitigate the effects of government action related to climate change on our business, there can be no assurance that these efforts will be effective or that the effects of climate change policies will not adversely impact our operations, business and financial results.

On July 3, 2018, Ontario revoked Ontario Regulation 144/16, The Cap and Trade Program under the Climate Change Mitigation and Low-carbon Economy Act, 2016, effectively ceasing Ontario’s cap and trade program which had been in effect since May 18, 2016. The revocation regulation also prohibits registered participants in the former cap and trade program from purchasing, selling, trading or otherwise dealing with emission allowances and credits. Without a cap and trade system or carbon tax in place in Ontario that meets minimum federal requirements for GHG emissions, regulated entities in Ontario are subject to the federal Greenhouse Gas Pollution Pricing Act (generally referred to as the “Federal Backstop”).

On January 1, 2019, the federal government’s Output-Based Pricing System (the “OBPS Program”) under the Federal Backstop came into effect in Ontario. The OBPS Program includes registration, monitoring, reporting and payment obligations for GHG emitters subject to the Federal Backstop.

On July 4, 2019, Ontario’s Emissions Performance Program (the “EPS Program”) under Ontario Regulation 241/19 came into effect. The EPS Program requires all large industrial emitters in the province to comply with capped emission levels tied to their level of output or production and the program may include compliance flexibility mechanisms such as offset credits and/or payment of an amount to achieve compliance. On September 20, 2020, the EPS Program was accepted by the federal government as an alternative to the federal OBPS Program. The federal and Ontario governments are currently in the process of planning the transition from the OBPS Program to the EPS Program for GHG emitters in Ontario. Until that transition is completed, both the OBPS Program and the EPS Program remain in effect in Ontario. The EPS Program is expected to be implemented in stages to give Ontario industries time to meet their obligations thereunder.

The EPS Program is part of the Made-in-Ontario Environment Plan (the “Provincial Plan”) which was released in November 2018. The Provincial Plan also includes the Ontario Carbon Trust, which will use financing techniques and market development tools in partnership with the private sector to speed up the deployment of low-carbon solutions, as well as a commitment by the Ontario government to encourage private investments in clean technologies and green infrastructure projects.

Prior to the federal government’s acceptance of the EPS Program, Ontario and a number of other provinces commenced legal challenges to the Federal Backstop. On March 25, 2021, the Supreme Court of Canada rendered a decision upholding the constitutionality of the Federal Backstop. While, at this point, we cannot definitively predict the full effect of the EPS Program on us when the federal OBPS Program is phased out, our financial position, operations (including any plans to increase production) and ability to compete with companies in foreign jurisdictions may be materially affected by the new regime. The absence of similar requirements in other jurisdictions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in those jurisdictions.

On December 11, 2020, the federal government announced its new climate plan entitled “A Healthy Environment and a Healthy Economy”. For the 2020 compliance year, the carbon tax payable under the OPBS Program by large industrial emitters if emissions at their facilities exceed a set level is set at C$30 per tonne of carbon dioxide equivalent (“CO2e”) and is scheduled to increase by C$10 per tonne annually until it reaches C$50 per tonne in 2022. The “A Healthy Environment and a Healthy Economy” plan, if implemented into law, would increase the carbon tax by C$15 per tonne per year starting in 2023 until the tax becomes C$170 per tonne CO2e in 2030.

Any additional regulatory or other changes that are adopted in the future to address climate change and GHG emissions could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such requirements. Taken together, these regulatory changes could have a material adverse effect on our business, financial performance or financial results.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to install certain equipment in our number 6 blast furnace (“Blast Furnace No. 6”) to reduce casthouse emissions. The cost of this equipment and its installation is currently estimated at approximately C$18.0 million. The actual cost of the equipment and its installation could vary significantly due to cost escalation, design changes, regulatory policies or other factors. In addition, the tightening of air emissions standards in Ontario for our blast furnace and cokemaking operations could result in significant costs for additional pollution controls or other equipment or operational changes. The foregoing costs would not be incurred until Blast Furnace No. 6, which is currently idled, is restarted. There is no assurance that these costs may not be higher than as currently estimated.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to apply technology or process changes to mitigate noise levels from identified sources within its Sault Ste. Marie operations. It is estimated that the capital cost associated with the noise abatement plan is approximately C$4.0 million to be completed by 2023. There is no assurance that these costs may not be higher than currently estimated.

The U.S. government and various governmental agencies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. International treaties or agreements may also result in increasing regulation of GHG emissions, including the introduction of carbon emissions trading mechanisms. Any such regulation regarding climate change and GHG emissions could impose significant costs on our steelmaking and metals recycling operations and on the operations of our customers and suppliers, including increased energy, capital equipment, environmental monitoring and reporting and other costs in order to comply with current or future laws or regulations and limitations imposed on our operations by virtue of climate change and GHG emissions laws and regulations. The potential costs of “allowances,” “offsets” or “credits” that may be part of potential cap-and-trade programs or similar future regulatory measures are still uncertain. Any adopted future climate change and GHG regulations could negatively impact our ability (and that of our customers and suppliers) to compete with companies situated in areas not subject to such limitations. From a medium and long-term perspective, as a result of these regulatory initiatives, we may see an increase in costs relating to our assets that emit significant amounts of GHGs. These regulatory initiatives will be either voluntary or mandatory and may impact our operations directly or through our suppliers or customers. Until the timing, scope and extent of any future regulation becomes known, we cannot predict the effect on our business, financial performance or financial position, but such effect could be materially adverse to our business, financial performance and financial position.

Our industry could be subject to increased regulatory oversight or changes in government policies that could have adverse effects.

Our industry could be subject to increased regulatory oversight. Changing regulatory policies and other actions by governments and third parties may all have the effect of limiting our revenues and increasing our operating costs, which could have a material adverse effect on our business, financial position and financial performance. Due to regulatory restructuring initiatives at the federal, provincial and state levels, the steel industry has undergone changes over the past several years. Future government initiatives will further change the steel industry. Some of these initiatives may delay or reverse the movement towards competitive markets. We cannot predict the ultimate effect that on-going regulatory changes will have on our business prospects, financial position and financial performance.

Impairment in the carrying value of long-lived assets could negatively affect our operating results and reduce our earnings.

We have a significant amount of long-lived assets on our consolidated balance sheets. Under IFRS, we periodically evaluate long-lived assets for potential impairment whenever events or changes in circumstances have occurred that indicate that impairment may exist, or the carrying amount of the long-lived asset may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable based on its estimated future discounted cash flows. Events and conditions that could result in impairment in the value of our long-lived assets include cash flow or operating losses, other negative events or long-term outlook, cost factors that have negative effect on earnings and cash flows, changes in business conditions or strategy, as well as significantly deteriorating industry, market, and general economic conditions. Impairment in the carrying value of long-lived assets could negatively affect our operating results and reduce our earnings.

We face increased competition from alternative materials, which could impact the price of steel and adversely affect our profitability and cash flow.

As a result of increasingly stringent regulatory requirements, designers, engineers and industrial manufacturers, especially those in the automotive industry, are increasing their use of lighter weight and alternative materials, such as aluminum, composites, plastics and carbon fiber in their products. Increased government incentives and requirements for the use of such materials to meet regulatory requirements could reduce the demand for steel products, which could potentially reduce our profitability and cash flows.

Pending or threatened litigation or claims could negatively affect our profitability and cash flow in a particular period.

We are subject to litigation arising in the normal course of business and may be involved in legal disputes or matters with other parties, including governments and their agencies, regulators and members of our workforce, which may result in litigation. The causes of potential litigation cannot be known and may arise from, among other things, business activities, employment matters, including compensation issues, or grievances under our collective bargaining agreements, environmental, health and safety laws and regulations, tax matters and securities matters. The timing of resolutions to such matters, should they arise, is uncertain and we may incur expenses in defending them and the possible outcomes or resolutions could include adverse judgments, orders or settlements or require us to implement corrective measures any of which could require substantial payments and adversely affect our reputation and operations, and may also negatively affect our profitability and cash flow in a particular period.

Failure to maintain our current senior management or inability to attract additional senior management could have an adverse effect on our operations.

Our operations and prospects depend, in large part, on the performance of our senior management team. We cannot assure that such individuals will remain as employees. In addition, we can make no assurance that we would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of senior management or difficulty in attracting, retaining and maintaining additional senior management personnel could have a material adverse effect on our business, financial position and financial performance.

A failure to maintain adequate insurance could have a materially adverse effect on our operations.

To date, we have been able to obtain liability insurance for the operation of our business. However, there can be no assurance that our existing liability insurance will be adequate, or that it will be able to be maintained, or that all possible claims that may be asserted against us will be covered by insurance. The occurrence of a significant adverse event that causes losses in excess of limits specified under the relevant policy or losses arising from events not covered by insurance policies, could materially adversely affect our business, financial position, financial performance and prospects.

Our income tax filing positions may be subject to challenge by tax authorities, which could subject us to increased tax liabilities.

We file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by us may be challenged by applicable tax authorities. Rulings that alter filed tax returns may have an adverse impact on income. In addition, we are involved in and potentially subject to regular audits from Canadian federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments. For example, we were notified in June 2021 that the Canada Revenue Agency (the “CRA”) is currently conducting an audit of Algoma Steel Inc.’s 2018 and 2019 January to December taxation years. The audit is in its preliminary stages and we have not been informed of any issues by the CRA. In the event that the CRA successfully challenges the manner in which we have filed our tax returns and reported income, it could potentially result in additional income taxes, penalties and interest, which could have a material adverse effect on our business.

We may be subject to significant tax liabilities associated with a previously completed internal reorganization.

As described in “Algoma’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on March 29, 2021, Algoma Steel Intermediate S.A R.L. (“LuxSarl”) sold its equity holdings in the capital of Algoma Steel Holdings Inc. (the “Algoma Holdings Shares”) to Algoma in exchange for Algoma Common Shares. LuxSarl would have incurred an income tax liability on this sale if (i) at any time prior to the sale, the value of certain assets of Algoma Steel Holdings Inc. exceeded a particular threshold as a percentage of its total assets (the “Threshold”) and (ii) LuxSarl was not otherwise exempt from taxation under an applicable income tax treaty. If LuxSarl is determined to have such a tax liability, Algoma may be liable to pay an amount on behalf of LuxSarl, and may also be liable for related penalties and interest (the “Algoma Liability”). Algoma’s management estimates that the amount of the Algoma Liability, exclusive of interest, could exceed C$160 million.

We have obtained a valuation report from an internationally-recognized accounting firm (the “Valuation Report”), which supports our conclusion that the value of the relevant assets of Algoma Steel Holdings Inc. did not exceed the Threshold, such that the Algoma Liability does not arise. However, the Valuation Report is not binding on the relevant taxing authorities. In addition, the analysis set out in the Valuation Report is highly complex and involves many subjective assumptions, estimates and judgments, with which the relevant taxing authorities may not agree.

If the value of such assets were determined to have exceeded the Threshold, the current state of applicable law supports the conclusion that LuxSarl should be exempt from taxation under an applicable income tax treaty (the “Treaty Exemption”), such that the Algoma Liability should not arise. However, the availability of the Treaty Exemption in circumstances similar to the sale of the Algoma Holdings Shares is the subject of ongoing judicial proceedings, in which the relevant tax authorities are seeking to apply the Treaty Exemption in a manner that may no longer afford LuxSarl an exemption from taxation under the applicable treaty. The timing of a decision on this matter is uncertain, but is expected to be provided in the near future. As a result, LuxSarl may not be entitled to rely on the Treaty Exemption if challenged by the relevant taxing authorities.

If we are required to pay the Algoma Liability, it would have a material adverse effect on our liquidity, results of operations and business.

We are subject to risks related to shifting steel supplies.

As traditional steel-consuming markets are negatively impacted from reduced demand due to a variety of factors, including COVID-19, or other regulatory changes (such as, for instance, the revocation in January 2021 of the presidential permit necessary to construct and operate the Keystone oil pipeline at the international border of Canada and the United States), suppliers of steel products into these affected sectors will divert their sales efforts to markets where we traditionally participate, thereby creating pressure on lowering pricing in response to increased supply. The oil and gas industry is a significant end market for steel, and has experienced and continues to experience a significant amount of disruption and oversupply at a time of declining demand, resulting in more competition in other sectors of the economy.

Changes in our credit profile may affect our relationships with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices or require us to prepay, particularly given our high level of outstanding indebtedness. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers, and consequently may have a material adverse effect on our business, financial performance and financial position.

Some of our operations present significant risk of injury or death.

The industrial activities conducted at certain of our facilities present significant risk of serious injury or death to our employees, contractors, customers or other visitors to our operations. Notwithstanding our safety precautions, including our material compliance with federal and provincial employee health and safety regulations, we may be unable to avoid material liabilities for injuries or deaths. We maintain workers’ compensation insurance to address the risk of incurring material liabilities for injuries or deaths, but there can be no assurance that the insurance coverage will be adequate or will continue to be available on the terms acceptable to us, or at all, which could result in material liabilities to us for any injuries or deaths. We could also incur fines and other sanctions as a result of safety incidents.

Our cross-border operations require us to comply with anti-corruption laws and regulations of the U.S. government and various non-U.S. jurisdictions.

Doing business in multiple countries requires us and our subsidiaries to comply with Canadian and other laws and regulations governing corruption and bribery, including the Canadian Corruption of Foreign Public Officials Act. The laws generally prohibit companies and their officers, directors, employees and agents acting on their behalf from corruptly offering, promising, authorizing or providing anything of value to foreign officials for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. As a result, business dealings between our employees or our agents and any such public official could expose us to the risk of violating anti-corruption laws. Violations of these legal requirements are punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts as well as other remedial measures. We have established policies and procedures designed to assist us and our personnel in complying with applicable laws and regulations; however, we cannot assure investors that these policies and procedures will completely eliminate the risk of a violation of these legal requirements. Any such violation (inadvertent or otherwise) could have a material adverse effect on our business prospects, financial position and financial performance.

Shortages of skilled labor, increased labor costs, or our failure to attract and retain other highly qualified personnel in the future could disrupt our operations and adversely affect our financial results.

We depend on skilled labor for the manufacture of our products. Our continued success depends on the active participation of our key employees. Shortages of some types of skilled labor could restrict our ability to maintain or increase production rates, lead to production inefficiencies and increase our labor costs. The competitive nature of the labor markets in which we operate, the cyclical nature of the steel industry and the resulting employment needs increase our risk of not being able to recruit, train and retain the employees we require at efficient costs and on reasonable terms, particularly when the economy expands, production rates are high or competition for such skilled labor increases. Many companies, including ours, have had employee lay-offs as a result of reduced business activities in an industry downturn. The loss of our key people or our inability to attract new key employees could adversely affect our operations. Additionally, layoffs or other adverse actions could result in an adverse relationship with our workforce. If we are unable to recruit, train and retain adequate numbers of qualified employees on a timely basis or at a reasonable cost or on reasonable terms, our business and financial performance could be adversely affected.

The expansion of social media platforms present new risks and challenges.

The expansion of social media platforms present new risks and challenges. The inappropriate use of certain social media vehicles could cause brand damage or information leakage or could lead to legal implications from the improper collection and/or dissemination of personally identifiable information or the improper dissemination of material information. In addition, negative posts or comments about us and/or any of our key personnel on any social networking web site could seriously damage our reputation. If our sensitive information is disclosed or if our reputation or that of our key personnel is seriously damaged through social media, it could have a material adverse effect on our business, financial position and financial performance.

Risks Related to Being a Public Company

Algoma’s management has limited experience operating a public company, and thus its success in such endeavors cannot be guaranteed.

Algoma’s executive officers have limited experience in the management of a publicly traded company. Algoma’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under U.S. and Canadian securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. Algoma may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States and Canada. Algoma is in the process of upgrading its finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact its ability or prevent it from timely reporting its operating results, timely filing required reports with the SEC and applicable Canadian securities regulators and complying with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The development and implementation of the standards and controls necessary for Algoma to achieve the level of accounting standards required of a public company in the United States and Canada may require costs greater than expected. It is possible that Algoma will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

If Algoma is unable for any reason to meet the continued listing requirements of Nasdaq or the TSX, such action or inaction could result in a delisting of the Algoma Common Shares or Algoma Warrants.

If, after listing, Algoma fails to satisfy the continued listing requirements of Nasdaq or the TSX (for example, the Nasdaq corporate governance requirements or the Nasdaq minimum closing bid price requirement), such exchanges may take steps to delist the Algoma Common Shares or Algoma Warrants. Such a delisting would likely have a negative effect on the price of the Algoma Common Shares or Algoma Warrants and would impair your ability to sell or purchase the Algoma Common Shares or Algoma Warrants when you wish to do so. In the event of a delisting, Algoma can provide no assurance that any action taken by it to restore compliance with listing requirements would allow the Algoma Common Shares or Algoma Warrants to become listed again, stabilize the market price or improve the liquidity of the Algoma Common Shares or Algoma Warrants, prevent such securities from dropping below any minimum bid price requirement or prevent future non-compliance with Nasdaq’s or the TSX’s listing requirements.

If securities and industry analysts do not publish research or reports about Algoma’s business or publish negative reports about its business, Algoma’s share price and trading volume may suffer.

The trading market for the Algoma Common Shares will depend on the research and reports that securities or industry analysts publish about Algoma or its business. Currently, Algoma does not have any analyst coverage and may not obtain analyst coverage in the future. In the event Algoma obtains analyst coverage, it will not have any control over such analysts. If one or more of the analysts who cover Algoma downgrade Algoma’s shares or change their opinion of Algoma’s shares, Algoma’s share price would likely decline. If one or more of these analysts cease coverage of Algoma or fail to regularly publish reports on Algoma, Algoma could lose visibility in the financial markets, which could cause its share price or trading volume to decline.

There is a risk that Algoma will fail to maintain an effective system of internal controls and its ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. Algoma may identify material weaknesses in its internal controls over financing reporting which it may not be able to remedy in a timely manner.

As a public company, Algoma will operate in an increasingly demanding regulatory environment, which requires it to comply with the Sarbanes-Oxley Act, the regulations of Nasdaq and the TSX, the rules and regulations of the SEC and Canadian securities regulators, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for Algoma to produce reliable financial reports and are important to help prevent financial fraud. Prior to the Closing, Algoma has never been required to test its internal controls within a specified period and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner.

Algoma anticipates that the process of building its accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. Algoma may need to enhance and/or implement a new internal system to combine and streamline the management of its financial, accounting, human resources and other functions. However, the enhancement and/or implementation of a system may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect Algoma’s controls and harm its business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, Algoma may discover additional weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. Algoma’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If Algoma is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if it is unable to maintain proper and effective internal controls, Algoma may not be able to produce timely and accurate financial statements. If Algoma cannot provide reliable financial reports or prevent fraud, its business and results of operations could be harmed, investors could lose confidence in its reported financial information and Algoma could be subject to sanctions or investigations by Nasdaq, the TSX, the SEC, Canadian securities regulators or other regulatory authorities.

Algoma will incur increased costs as a result of its operation as a public company, and its management will be required to devote substantial time and resources to employing new compliance initiatives in order to comport with the regulatory requirements applicable to public companies.

If Algoma completes the Merger and becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company. As a public company, Algoma will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC, Canadian securities regulators, Nasdaq and the TSX. Algoma’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, Algoma expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. For example, Algoma expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. Algoma cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Algoma to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

Our Investor Rights Agreement will provide certain IRA Parties the right to nominate up to four of our directors.

In connection with the consummation of the Merger, we will enter into an Investor Rights Agreement pursuant to which, among other things, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Algoma Common Shares (which percentage assumes (i) the No Redemption Scenario and (ii) that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued). If such IRA Parties are able to exert significant influence over the Algoma board as a result of their nomination rights pursuant to the Investor Rights Agreement, other holders of Algoma Common Shares may have limited ability to influence corporate matters and, as a result, we may take action that other holders of Algoma Common Shares do not view as beneficial.

Algoma will be a foreign private issuer and, as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Upon the closing of the Merger, Algoma will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Algoma will qualify as a foreign private issuer under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although it will be subject to Canadian laws and regulations with regard to certain of these matters and intends to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As Algoma is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

As a foreign private issuer, Algoma has the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that it discloses the requirements it is not following and describes the home country practices it is following. Algoma intends to rely on this “foreign private issuer exemption” with respect to the Nasdaq rules for shareholder meeting quorums and Nasdaq rules requiring shareholder approval. Algoma may in the future elect to follow home country practices with regard to other matters. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Algoma may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Algoma is a foreign private issuer, and therefore is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and may take advantage of certain exemptions to Nasdaq’s corporate governance rules. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Algoma on September 30, 2021. In the future, Algoma would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Algoma loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Algoma would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Algoma would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

Risks Related to the Merger

Legato may not have sufficient funds to consummate the Merger.

As of June 30, 2021, Legato had a cash balance of approximately $240,000 to fund its working capital requirements. If Legato is required to seek additional capital, it would need to borrow funds from the Founders or other third parties to operate or it may be forced to liquidate. None of such persons is under any obligation to advance funds to Legato in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to Legato upon completion of the Merger, or, with Algoma’s consent pursuant to the Merger Agreement, could be converted into Private Units immediately prior to the Closing. If Legato is unable to consummate the Merger because it does not have sufficient funds available, Legato will be forced to cease operations and liquidate the Trust Account. Consequently, Legato’s Public Stockholders may receive less than $10 per share and their warrants will expire worthless.

The Merger remains subject to conditions that Legato cannot control and if such conditions are not satisfied or waived, the Merger may not be consummated.

The Merger is subject to a number of conditions, including the condition that Legato maintaining at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-5(g)(1) of the Exchange Act) either immediately prior to or upon consummation of the Merger, (which condition may not be waived by either party), the Minimum Cash Condition (which may be waived by Algoma in its sole discretion), the condition that there is no legal prohibition against consummation of the Merger, the condition that the Algoma Common Shares and Algoma Warrants are approved for listing upon the Closing on Nasdaq, subject only to official notice of issuance thereof and the satisfaction of customary conditions, and conditionally approved for listing on the TSX, subject to the satisfaction of customary conditions, receipt of securityholder approvals, continued effectiveness of the registration statement of which this proxy statement/prospectus is a part, the truth and accuracy of Legato’s and Algoma’s representations and warranties made in the Merger Agreement, the non-termination of the Merger Agreement and consummation of certain ancillary agreements. There are no assurances that all conditions to the Merger will be satisfied or that the conditions will be satisfied in the time frame expected.

The Founders have agreed to vote their shares in favor of the Merger, regardless of how Legato’s Public Stockholders vote.

In connection with the Merger, the Founders agreed to vote their shares of Legato Common Stock in favor of the Merger and all other proposals being presented at the Special Meeting. Currently, the Founders own approximately 21% of the outstanding shares of Legato Common Stock. In addition to the shares of Legato Common Stock held by the Founders, Legato would need 8,773,643 shares, or approximately 36%, of the 23,575,000 public shares sold in the Legato IPO to be voted in favor of the Merger Proposal.

Legato and Algoma will incur significant transaction and transition costs in connection with the Merger.

Legato and Algoma have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Merger and operating as a public company following the consummation of the Merger. Algoma may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid at Closing out of the funds raised in the PIPE Investment financing and the funds in the Trust Account.

Algoma becoming a publicly listed company as a result of the Merger differs significantly from an underwritten initial public offering.

Algoma will become a publicly listed company in connection with the Merger. The Merger is not an underwritten initial public offering of Algoma’s securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations and spin-offs, in connection with the Merger investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have potential liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. The due diligence conducted by underwriters in an underwritten public offering is expected to provide additional assurance that the disclosure does not contain material misstatements or material omissions. In contrast, Algoma investors will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of material misstatements or omissions in this proxy statement/prospectus.

In addition, because there are no underwriters engaged in connection with the Merger, prior to the opening of trading on the trading day immediately following the closing, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of Algoma securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of Algoma securities or helping to stabilize, maintain or affect the public price of Algoma securities following the closing. In addition, unlike in an underwritten initial public offering where the underwriters would customarily obligate directors, officers and substantially all other shareholders of the issuer to execute a lock up agreement, the requirements of which could only be waived by such underwriters and would not typically be waived at a time or in a manner that would have an unduly adverse impact on the market price of shares sold in such initial public offering, the Lock-Up Agreement may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up. Moreover, Algoma will not engage in, and have not and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the Algoma securities that will be outstanding immediately following the closing. In addition, since Algoma will become public through a merger, securities analysts of major brokerage firms may not provide coverage of Algoma since there is no incentive to brokerage firms to recommend the purchase of its common shares. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on Algoma’s behalf. All of these differences from an underwritten public offering of Algoma’s securities could result in a more volatile price for the Algoma’s securities.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if Algoma became a publicly listed company through an underwritten initial public offering instead of upon completion of the Merger.

Legato stockholders, as a whole, may experience significant dilution due to any redemptions of Public Shares in connection with the Merger, and Legato stockholders individually and as a whole may experience significant dilution due to the issuance of Algoma Common Shares pursuant to the Earnout Rights and exercises of Algoma Warrants.

Based on the assumptions described under the section entitled “Questions and Answers About the Proposals – What will be the relative equity stakes of Legato’s Public Stockholders, the Founders, the PIPE Investors and Algoma’s existing shareholders in Algoma upon completion of the Merger?” upon the consummation of the Merger, assuming the No Redemption Scenario and prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights and excluding any exercises of Algoma Warrants, Legato Public Stockholders would hold, in the aggregate, approximately 20.4% of the outstanding voting power of Algoma post-Closing and the Founders and EBC would hold, in the aggregate, approximately 5.8% of the outstanding voting power of Algoma post-Closing. Without limiting the other assumptions described in such section, these ownership percentages do not take into account:

•	the issuance of up to 37.5 million Algoma Common Shares pursuant to the Earnout Rights; and

•	all 24,179,000 Legato Warrants, which will be converted into an equal number of Algoma Warrants in connection with the Merger.

Upon the consummation of the Merger, assuming the No Redemption Scenario, and assuming that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued and including all 24,179,000 Algoma Common Shares underlying Legato Warrants following their conversion to Algoma Warrants, Legato Public Stockholders would hold, in the aggregate, approximately 13.3% of the outstanding voting power of Algoma post-Closing (not including shares underlying any Legato Warrants such holders may beneficially own) and the Founders and EBC would hold, in the aggregate, approximately 4.1% of the outstanding voting power of Algoma post-Closing (including shares underlying the Private Warrants owned by the Founders and EBC).

In addition, if any of the Public Shares are redeemed in connection with the Merger, the percentage of Algoma Common Shares held by the Legato stockholders as a whole will decrease relative to the percentage held if none of the Public Shares are redeemed. Such dilution could, among other things, limit the ability of Legato’s current shareholders to influence Algoma’s management through the election of directors following the Merger. See “Summary of the Proxy Statement/Prospectus – Ownership of Algoma” for a detailed breakdown of diluted post-Closing ownership based on the No Redemption Scenario, Intermediate Redemption Scenario and Maximum Redemption Scenario, respectively.

Subsequent to the completion of the Merger, Algoma may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and Algoma’s common share price, which could cause you to lose some or all of your investment.

Although Legato has conducted extensive due diligence on Algoma, Legato cannot assure you that this diligence will surface all material issues that may be present in Algoma’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Algoma’s business and outside of its control will not later arise. As a result of these factors, Algoma may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in its reporting losses. Even if Legato’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Legato’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Algoma’s liquidity, the fact that Algoma reports charges of this nature could contribute to negative market perceptions of Algoma or its securities. In addition, charges of this nature may cause Algoma to violate net worth or other covenants to which Algoma may be subject as a result of Algoma obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain shareholders following the Merger could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The Algoma securities to be received by Legato’s securityholders as a result of the Merger will have different rights from Legato securities.

Following completion of the Merger, Legato’s securityholders will no longer be securityholders of Legato but will instead be securityholders of Algoma. There will be important differences between your current rights as a Legato securityholder and your rights as an Algoma securityholder. See “Comparison of Rights of Algoma Shareholders and Legato Stockholders” for a discussion of the different rights associated with the Algoma securities.

Legato’s stockholders will have a reduced ownership and voting interest after consummation of the Merger and will exercise less influence over management.

After the completion of the Merger, Legato’s stockholders will own a smaller percentage of Algoma than they currently own of Legato. Immediately following the Merger, Existing Algoma Investors would hold approximately 65% of the issued and outstanding Algoma Common Shares (inclusive of Replacement LTIP Awards) and (i) current Public Stockholders of Legato; (ii) the Founders; and (iii) EBC and its designees would each hold approximately 20.4%, 5.6% and 0.2%, respectively, of the issued and outstanding Algoma Common Shares (assuming no holder of Legato Common Stock exercises redemption rights as described in this proxy statement/prospectus), in each case, excluding Algoma Common Shares issuable to Existing Algoma Investors pursuant to the Earnout Rights and the Algoma Common Shares underlying Algoma Warrants. Assuming all Algoma Common Shares issuable pursuant to the Earnout Rights are issued, Existing Algoma Investors would hold approximately 74% of the outstanding Algoma Common Shares (inclusive of Replacement LTIP Awards), excluding Algoma Common Shares underlying Algoma

Warrants. Consequently, Legato’s stockholders, as a group, will have reduced ownership and voting power in Algoma compared to their ownership and voting power in Legato.

Even if Algoma consummates the Merger, there is no guarantee that the Algoma Warrants will ever be in the money, and they may expire worthless and the terms of the warrants may be amended.

Upon consummation of the Merger, the Legato Warrants will become Algoma Warrants. The exercise price for the Algoma Warrants will be $11.50 per Algoma Common Share. There is no guarantee that the Algoma Warrants, following the Merger, will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Legato’s current directors and executive officers beneficially own shares of Legato Common Stock and Warrants that will be worthless if the Merger is not approved. Such interests may have influenced their decision to approve the Merger with Algoma.

Legato’s officers and directors and/or their affiliates beneficially own or have a pecuniary interest in shares that the Founders purchased prior to, or simultaneously with, Legato’s IPO. Legato’s executive officers and directors and their affiliates have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the Merger with Algoma or another business combination is not approved within the required time period, such securities held by such persons will be worthless. Such securities had an aggregate market value of approximately $72 million based upon the closing prices of Legato Common Stock and Units on Nasdaq on September 16, 2021. Furthermore, the Founders, Legato’s officers or directors, or their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Legato’s behalf, such as identifying and investigating possible business targets and Mergers. If Legato fails to consummate the Merger, they will not have any claim against the Trust Account for repayment or reimbursement. In addition, in order to meet its working capital needs the Founders may, but are not obligated to, loan Legato funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. These loans would be repayable upon consummation of the Merger or, with the consent of Algoma, may be converted into Private Units immediately prior to the Effective Time at an exchange rate of $10.00 of borrowings per Private Unit. In the event that the Merger does not close, Legato may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment. Accordingly, Legato may not be able to repay or reimburse these amounts if the Merger is not completed. See the section entitled “Proposal No. 1 – The Merger Proposal – Interests of Legato’s Directors and Officers in the Merger.”

These financial interests may have influenced the decision of Legato’s directors to approve the Merger with Algoma and to continue to pursue the Merger. In considering the recommendations of the Legato board of directors to vote for the Merger Proposal and other proposals, Legato’s Public Stockholders should consider these interests.

Recent SEC guidance required Legato to reconsider the accounting of the Legato Warrants and led Legato to conclude that the Private Warrants be accounted for as derivative liabilities rather than as equity and such requirement resulted in a revision of Legato’s previously issued balance sheet.

On April 12, 2021, the staff of the SEC issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”) (the “Statement”). In the Statement, the SEC staff expressed it view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance, all of the Legato Warrants were accounted for as equity within Legato’s balance sheet, and after discussion and evaluation, including with Legato’s independent auditors, Legato concluded that the Private Warrants should be presented as liabilities with subsequent and periodic fair value re-measurement. Therefore, Legato conducted a valuation of the Private Warrants and included in its Form 10-Q for the quarter ended March 31, 2021, a correction of certain line items included in its previously audited balance sheet as of January 22, 2021. Such correction resulted in unanticipated costs and diversion of management resources and may result in potential loss of investor confidence. Although Legato has now completed the revision, Legato cannot guarantee that it will have no further inquiries from the SEC or Nasdaq regarding the re-valuation of the Private Warrants or matters relating thereto.

Any future inquiries from the SEC or Nasdaq as a result of the revision of the Legato historical financial statements will, regardless of the outcome, likely consume a significant amount of our resources in addition to those resources already consumed in connection with the revision itself.

Legato has identified a material weakness in its disclosure controls and procedures. This material weakness could continue to adversely affect Legato’s ability to report its results of operations and financial condition accurately and in a timely manner.

Legato’s management is responsible for establishing and maintaining adequate disclosure controls and procedures and adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Disclosure controls and procedures are designed to ensure that information required to be disclosed by us in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management, including Legato’s principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Legato’s management is likewise required, on a quarterly basis, to evaluate the effectiveness of Legato’s internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Legato’s annual or interim financial statements will not be prevented or detected on a timely basis.

Under the supervision and with the participation of Legato’s management, including its principal executive officer and principal financial and accounting officer (the “Certifying Officers”), Legato conducted an evaluation of the effectiveness of its disclosure controls and procedures as of the end of the fiscal quarter ended June 30, 2021. Based upon that evaluation and in light of the SEC Staff Statement, the Certifying Officers concluded that, solely due to Legato’s misapplication of the accounting for the Private Warrants as liabilities, as described in Legato’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 24, 2021, Legato’s disclosure controls and procedures were not effective as of March 31, 2021.

To respond to this material weakness, Legato performed additional analysis as deemed necessary to ensure that the unaudited interim financial statements included in its Form 10-Q for the quarter ended June 30, 2021 were prepared in accordance with U.S. GAAP. Legato has also devoted, and plans to continue to devote, significant effort and resources to the remediation and improvement of its internal control over financial reporting. While Legato has processes to identify and appropriately apply applicable accounting requirements, it plans to enhance these processes to better evaluate its research and understanding of the nuances of the complex accounting standards that apply to Legato’s financial statements. Legato’s plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among its personnel and third-party professionals with Legato consults regarding complex accounting applications. The elements of Legato’s remediation plan can only be accomplished over time, and the initiatives may not ultimately have the intended effects.

Any failure to maintain such internal control could adversely impact Legato’s ability to report its financial position and results from operations on a timely and accurate basis. If Legato’s financial statements are not accurate, investors may not have a complete understanding of its operations. Likewise, if Legato’s financial statements are not filed on a timely basis, Legato could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. In either case, such a failure could result in a material adverse effect on Legato’s business.

The measures Legato has taken and plans to take in the future may not remediate the material weakness identified. Additional material weaknesses or revisions of financial results may also arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if Legato is successful in strengthening its controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of its financial statements.

Legato may face litigation and other risks as a result of the material weakness in its disclosure controls and procedures.

As a result of the material weakness Legato identified in its disclosure controls and procedures, the change in accounting for the Private Warrants, and other matters raised or that may in the future be raised by the SEC, Legato faces potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims. As of the date of this proxy statement/prospectus, Legato has no knowledge of any such litigation or dispute. However, such litigation or dispute may arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on the business of the combined company and its results of operations and financial condition.

Crescendo, an affiliate of Eric S. Rosenfeld, is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event the Merger is not consummated. Such liability may have influenced the Legato board of directors’ decision to pursue the Merger and the board’s decision to approve it.

If the Merger or another business combination is not consummated by Legato on or before July 22, 2022, Crescendo, an entity affiliated with Mr. Rosenfeld, Legato’s Chief SPAC Officer, is liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Legato for services rendered or contracted for or products sold to Legato, but only if such a vendor or target business has not executed a waiver agreement. If Legato consummates an initial business combination, on the other hand, Legato will be liable for all such claims. However, Legato has not independently verified whether Crescendo has sufficient funds to satisfy its indemnity obligations, Legato has not asked it to reserve for such obligations and Legato does not believe it has any significant liquid assets.

These obligations of Crescendo may have influenced the Legato board of directors’ decision to pursue the Merger with Algoma or the board’s decision to approve the Merger. In considering the recommendations of the Legato board of directors to vote for the Merger Proposal and other proposals, stockholders should consider these interests. See the section of this proxy statement/prospectus titled “Proposal No. 1 – The Merger Proposal – Interests of Legato’s Directors and Officers in the Merger.”

Legato’s directors may decide not to enforce the indemnification obligations in respect of the Trust Account, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Legato’s Public Stockholders in the event an initial business combination is not consummated.

Crescendo has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Legato for services rendered or contracted for or products sold to Legato. However, Legato has not independently verified whether Crescendo has sufficient funds to satisfy its indemnity obligations, Legato has not asked it to reserve for such obligations and Legato does not believe it has any significant liquid assets. If proceeds in the Trust Account are reduced below $10.00 per public share and Crescendo asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Legato’s independent directors would determine whether to take legal action against Crescendo to enforce its indemnification obligations. It is possible that Legato’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If Legato’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to Legato’s Public Stockholders may be reduced below $10.00 per share.

Activities taken by existing Legato stockholders to increase the likelihood of approval of the Merger Proposal and other proposals could have a depressive effect on the Legato Common Stock.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Legato or its securities, the Founders, Legato’s officers and directors, Algoma, the Algoma officers and directors and/or their respective affiliates, or Algoma shareholders may purchase Legato Common Stock from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal or who indicate an intention to redeem their Public Shares, or they may execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Legato Common Stock or vote their shares of Legato Common Stock in favor of the Merger Proposal. The purpose of such purchases and other transactions would be to increase the likelihood of approval of the Merger Proposal by the holders of a majority of the outstanding shares of Legato Common Stock and ensure that Legato has in excess of $5,000,001 of net assets and satisfies the Minimum Cash Condition to consummate the Merger where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including, subject to the Lock-Up Agreement, the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Founders for nominal value. Entering into any such arrangements may have a depressive effect on the Legato Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares of Legato Common Stock at a price lower than market and may therefore be more likely to sell the Legato Common Stock he owns, either prior to or immediately after the Special Meeting.

In addition, if such purchases are made, the public “float” of the Algoma Common Shares following the Merger and the number of beneficial holders of Algoma securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of Algoma securities on Nasdaq, another national securities exchange or the TSX or reducing the liquidity of the trading market for the Algoma Common Shares.

The Merger may be completed even though material adverse effects may result from the announcement of the Merger, industry-wide changes and other causes.

In general, either Legato or Algoma may refuse to complete the Merger if there is a material adverse effect affecting the other party between the signing date of the Merger Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to consummate the Merger, even if such change could be said to have a material adverse effect on Algoma or Legato, including the following events (except, in certain cases where the change has a disproportionate effect on a party):

•	the outbreak or escalation of war or any act of terrorism, civil unrest or natural disasters, including the COVID-19 pandemic;

•	changes (including changes in law) or a downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets;

•	changes in IFRS, or the authoritative interpretation of IFRS; or

•	changes attributable to the public announcement or pendency of the Merger or the execution or performance of the Merger Agreement.

Furthermore, Legato or Algoma may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still consummate the Merger, the market trading price of the Algoma Common Shares and Algoma Warrants may suffer.

Delays in completing the Merger may substantially reduce the expected benefits of the Merger.

Satisfying the conditions to, and completion of, the Merger may take longer than, and could cost more than, Legato expects. Any delay in completing or any additional conditions imposed in order to complete the Merger may materially adversely affect the benefits that Legato expects to achieve from the Merger.

Legato and Algoma have no history operating as a combined company. The unaudited pro forma condensed combined consolidated financial information may not be an indication of Algoma’s financial condition or results of operations following the Merger, and accordingly, you have limited financial information on which to evaluate Algoma and your investment decision.

Algoma and Legato have no prior history as a combined entity and their operations have not been previously managed on a combined basis. The unaudited pro forma condensed combined consolidated financial information contained in this proxy statement/prospectus has been prepared using the consolidated historical financial statements of Legato and Algoma, and is presented for illustrative purposes only and should not be considered to be an indication of the results of operations including, without limitation, future revenue, or financial condition of Algoma following the Merger. Certain adjustments and assumptions have been made regarding Legato and Algoma after giving effect to the Merger. Algoma and Legato believe these assumptions are reasonable, however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect Algoma’s results of operations or financial condition following the consummation of the Merger. For these and other reasons, the pro forma condensed combined financial information included in this proxy statement/prospectus does not necessarily reflect Algoma’s results of operations and financial condition and the actual financial condition and results of operations of Algoma following the Merger may not be consistent with, or evident from, this pro forma financial information.

The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or Algoma’s future results.

This proxy statement/prospectus contains projections and forecasts prepared by Algoma. None of the projections and forecasts included in this proxy statement/prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Merger or toward complying with SEC guidelines or IFRS. The projections and forecasts were prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of Algoma and Legato and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of Algoma’s operations following the Merger, or could lead to such projections and forecasts not being achieved include, but are not limited to: significant domestic and international competition, increased use of competitive products, a protracted fall in steel prices, excess capacity, resulting in part from expanded production in China and other developing economies, low-priced steel imports and decreased trade regulation, protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers, supply and cost of raw materials and energy, currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar, unexpected equipment failures and other business interruptions, successful management and retention of key personnel, unexpected expenses and general economic conditions. As such, these projections and forecasts may be inaccurate and should not be relied upon as an indicator of actual past or future results.

Legato may not be able to complete the Merger or any other Merger within the prescribed time frame, in which case Legato would cease all operations, except for the purpose of winding up and Legato would redeem Legato’s Public Shares and liquidate.

Legato must complete an initial combination by July 22, 2022 (or such later date as may be approved by Legato’s stockholders). Legato may not be able to consummate the Merger or any other business combination by such date. If Legato has not completed any initial business combination by such date, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest that may be released to Legato to pay liquidation expenses) divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Legato’s remaining stockholders and board of directors, dissolve and liquidate, subject in each case to Legato’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Legato may be a target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements or similar agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Legato’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Merger, then that injunction may delay or prevent the Merger from being completed. Currently, Legato is not aware of any securities class action lawsuits or derivative lawsuits being filed in connection with the Merger.

The ongoing COVID-19 pandemic may adversely affect Legato’s and Algoma’s ability to consummate the Merger.

The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this proxy statement/prospectus.

Legato and Algoma may be unable to complete the Merger if continued concerns relating to COVID-19 restrict travel and limit the ability to have meetings with Algoma personnel. The extent to which COVID-19 impacts Legato’s and Algoma’s ability to consummate the Merger will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, Legato’s and Algoma’s ability to consummate the Merger may be materially adversely affected.

The grant and future exercise of registration rights may adversely affect the market price of Algoma Common Shares upon consummation of the Merger.

The Investor Rights Agreement will provide that Algoma will, under certain circumstances, agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws (such request, a “demand registration”). Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. In addition, following the consummation of the Merger, Algoma is required to file and maintain an effective registration statement under the Securities Act covering the Securities held by PIPE Investors, and intends to maintain an effective registration statement for the other outstanding Algoma Common Shares (other than the Algoma Common Shares issued to Legato Public Stockholders pursuant to the Merger). See “—A significant portion of our total outstanding Algoma Common Shares will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Algoma Common Shares and Algoma Warrants to drop significantly, even if our business is doing well.”

The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Algoma Common Shares post-Merger.

Legato has conducted due diligence to assess the management of Algoma’s business but cannot assure you that Algoma’s management has all the skills, qualifications or abilities necessary to manage a public company.

Legato’s conducted due diligence on Algoma and its management team but its assessment of the capabilities of Algoma’s management may prove to be incorrect and Algoma management may lack the skills, qualifications or abilities that Legato believed the Algoma management to have. Should Algoma’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of Algoma or Algoma post-Merger may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders of Algoma following the Merger could suffer a reduction in the value of their shares.

If the Adjournment Proposal is not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Merger Proposal, the Legato board of directors will not have the ability to adjourn the Special Meeting to a later date in circumstances where such adjournment is necessary to permit the Merger to be approved.

If, at the Special Meeting, Legato board of directors determine that it would be in the best interests of Legato to adjourn the Special Meeting to give Legato more time to consummate the Merger for whatever reason (such as if the Merger Proposal is not approved, or if Legato would have net tangible assets of less than $5,000,001 either immediately prior to or upon the consummation of the Transactions, or if additional time is needed to fulfill other closing conditions), the Legato board of directors will seek approval to adjourn the Special Meeting to a later date or dates. If the Adjournment Proposal is not approved, and a quorum is present but an insufficient number of votes have been obtained to approve the Merger Proposal, the Legato board of directors will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes or take other steps to cause the conditions to the Merger to be satisfied. In such event, the Merger would not be completed.

The exercise of Legato’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Merger may result in a conflict of interest when determining whether such changes to the terms of the Merger or waivers of conditions are appropriate and in Legato’s stockholders’ best interest.

In the period leading up to the closing of the Merger, events may occur that, pursuant to the Merger Agreement, would require Legato to agree to amend the Merger Agreement, to consent to certain actions taken by Algoma or to waive rights that Legato is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Algoma’s business, a request by Algoma to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Algoma’s business and would entitle Legato to terminate the Merger Agreement. In any of those circumstances, it would be at Legato’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what they may believe is best for Legato and what they may believe is best for themselves in determining whether or not to take the requested action. While certain changes could be made without further stockholder approval, Legato will circulate a new or amended proxy statement/prospectus and resolicit Legato’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the Merger Proposal.

Risks Related to the U.S. Federal Income Tax Treatment of the Merger

If the Merger does not qualify as a reorganization under Section 368(a) of the Code or is taxable under Section 367(a) of the Code, then the Merger generally would be taxable with respect to U.S. Holders of Legato Common Stock and/or Legato Warrants.

In the opinion of Graubard Miller, counsel to Legato, the Merger (i) should qualify as a reorganization within the meaning of Section 368(a) of the Code (a “reorganization”), and (ii) is not expected to result in gain being recognized by U.S. Holders (as defined in “Certain Material U.S. Federal Income Tax Considerations”) of Legato Common Stock and/or Legato Warrants immediately prior to the Effective Time (other than with respect to certain holders that own, actually or constructively, 5% or more (by vote or value) of the outstanding shares of Algoma stock immediately after the Merger, as discussed in “– Tax Consequences of the Merger Under Section 367(a) of the Code”) (together, the “Intended Tax Treatment”). To the extent applicable, the parties intend to report the Merger in a manner consistent with the Intended Tax Treatment. However, there are significant factual and legal uncertainties as to whether the Merger will qualify for the Intended Tax Treatment. For example, under Section 368(a) of the Code and the Treasury regulations promulgated thereunder, the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the above rules apply in the case of an acquisition of a corporation with investment-type assets, such as Legato. Moreover, Section 367(a) of the Code and the applicable Treasury regulations promulgated thereunder provide that, where a U.S. shareholder exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization, the U.S. shareholder is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied. Moreover, the closing of the Merger is not conditioned upon the receipt of an opinion of counsel that the Merger will qualify for the Intended Tax Treatment, and neither Legato nor Algoma intends to request a ruling from the U.S. Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax treatment of the Merger. Accordingly, no assurance can be given that the IRS will not challenge the Intended Tax Treatment or that a court will not sustain a challenge by the IRS.

If, at the Effective Time, any requirement of Section 368(a) of the Code or the Treasury regulations promulgated thereunder is not met, then a U.S. Holder of Legato Common Stock and/or Legato Warrants generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value (as of the closing date of the Merger) of Algoma Common Shares and/or Algoma Warrants received in the Merger, over such holder’s aggregate adjusted tax basis in the corresponding Legato Common Stock and/or Legato Warrants surrendered by such holder in the Merger.

If the Merger does meet the requirements of Section 368(a) of the Code, but at the Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. Holder is not satisfied, then a U.S. Holder of Legato Common Stock and/or Legato Warrants generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger of Algoma Common Shares and/or Algoma Warrants received in the Merger, over such holder’s aggregate tax basis in the Legato Common Stock and/or Legato Warrants surrendered by such holder in the Merger.

The tax consequences of the Merger are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger for U.S. Holders of Legato Common Stock and/or Legato Warrants, including the application of Section 367(a) of the Code, see the section entitled “Certain Material U.S. Federal Income Tax Considerations – U.S. Holders – U.S. Federal Income Tax Considerations of the Merger.” If you are a U.S. Holder whose Legato Common Stock and/or Legato Warrants are exchanged in the Merger, you are urged to consult your tax advisor to determine the tax consequences thereof.

The IRS may not agree that Algoma should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although Algoma is incorporated and tax resident in Canada, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Algoma is not so created or organized (but is instead incorporated only in Canada), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Treasury regulations promulgated thereunder (the “Section 7874 Regulations”), and certain factual assumptions, Algoma is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of Algoma as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Algoma’s status as a foreign corporation for U.S. federal income tax purposes, Algoma and certain Algoma shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Algoma and future withholding taxes on certain Algoma shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of Algoma Common Shares and/or Algoma Warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Section 7874 of the Code to the Merger. Investors in Algoma should consult their own advisors regarding the application of Section 7874 of the Code to the Merger.

Section 7874 of the Code may limit the ability of Legato to use certain tax attributes following the Merger, increase Algoma’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to Algoma and Algoma’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Merger, Algoma and certain of Algoma’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Algoma include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders,” based on the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations (as defined above), and certain factual assumptions, Algoma is not currently expected to be subject to these rules under Section 7874 of the Code after the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether Algoma is subject to the above rules or that such a challenge would not be sustained by a court.

However, even if Algoma is not subject to the above adverse consequences under Section 7874 of the Code, Algoma may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If Algoma were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of Algoma attributable to the Merger for purposes of determining the Section 7874 Percentage (as defined in “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Tax Residence of Algoma for U.S. Federal Income Tax Purposes”) of that subsequent acquisition, making it more likely that Section 7874 of the Code will apply to such subsequent acquisition.

See “Certain Material U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Treatment of Algoma – Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders” for a more detailed discussion of the application of Section 7874 of the Code to the Merger. Investors in Algoma should consult their own advisors regarding the application of Section 7874 of the Code to the Merger.

Risks Related to Redemptions of Public Shares

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to redeem or sell your Public Shares or Warrants, potentially at a loss.

Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) Legato’s completion of the Merger or, if the Merger is not completed, an alternative business combination, or in connection with an amendment to the Existing Legato Charter to extend the date by which Legato must complete an initial business combination, and then only in connection with those shares of Legato Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of Legato’s Public Shares if Legato is unable to complete an initial business combination by July 22, 2022, subject to applicable law and as further described herein. In addition, if Legato plans to redeem its Public Shares because Legato is unable to complete an initial business combination by July 22, 2022, for any reason, compliance with Delaware law may require that Legato submit a plan of dissolution to Legato’s then-existing stockholders for approval prior to the distribution of the proceeds held in the Trust Account. In that case, Public Stockholders may be forced to wait beyond July 22, 2022, before they receive funds from the Trust Account. In no other circumstances will Public Stockholders have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or Warrants, potentially at a loss.

If Legato Public Stockholders fail to properly demand redemption of their shares, they will not be entitled to redeem their shares of Legato Common Stock into a pro rata portion of the Trust Account.

Legato stockholders holding Public Shares may demand that Legato redeem their Public Shares for a pro rata portion of the Trust Account, calculated as of two business days prior to the anticipated consummation of the Merger. Legato stockholders who seek to exercise this redemption right must deliver their Public Shares (either physically or electronically) to Legato’s transfer agent at least two (2) business days prior to the vote at the Special Meeting. Public Stockholders are not required to vote for or against the Merger Proposal or at all, or to be stockholders of record on the record date in order to exercise redemption rights. Any Public Stockholder who fails to properly demand redemption of such stockholder’s Public Shares will not be entitled to redeem his or her Public Shares for a pro rata portion of the Trust Account. See the section entitled “Special Meeting of Legato Stockholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Risks Related to Ownership of Algoma Common Shares and Algoma Warrants following the Merger

Algoma may issue additional Algoma Common Shares or other securities following the Merger without shareholder approval, which would dilute existing ownership interests and may depress the market price of Algoma Common Shares.

Algoma may issue additional Algoma Common Shares or other equity securities of equal or senior rank in the future in connection with, among other things, Algoma’s equity incentive plan, without shareholder approval, in a number of circumstances. Algoma’s issuance of additional Algoma Common Shares or other equity securities of equal or senior rank would have the following effects:

•	Algoma’s existing shareholders’ proportionate ownership interest in Algoma may decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding Algoma Common Share may be diminished; and

•	the market price of Algoma Common Shares may decline.

Algoma’s share price may be volatile and may decline regardless of its operating performance.

The market price of the Algoma Common Shares may fluctuate significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond Algoma’s control, including:

•	actual or anticipated fluctuations in Algoma’s revenue and results of operations;

•	the financial projections Algoma may provide to the public, any changes in these projections or its failure to meet these projections;

•

failure of securities analysts to maintain coverage of Algoma, changes in financial estimates or ratings by any securities analysts who follow Algoma or its failure to meet these estimates or the expectations of investors;

•	announcements by Algoma or its competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•	changes in operating performance and stock market valuations of other steel companies;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of the Algoma Common Shares;

•	the inclusion, exclusion or removal of the Algoma Common Shares from any indices;

•	changes in Algoma’s board of directors or management;

•	transactions in the Algoma Common Shares by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in Algoma’s capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving Algoma’s capital stock;

•	general economic conditions in the United States;

•	pandemics or other public health crises, including, but not limited to, the COVID-19 pandemic;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•	the other factors described in this “Risk Factors” section.

The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against Algoma could result in substantial costs, divert management’s attention and resources, and harm its business, financial condition, and results of operations.

An active, liquid trading market for Algoma Common Shares and Algoma Warrants may not develop, which may limit your ability to sell Algoma Common Shares and Algoma Warrants.

Prior to the completion of the Merger, there was no public market for Algoma Common Shares and Algoma Warrants. Although we have applied to list the Algoma Common Shares and Algoma Warrants on Nasdaq and we intend to apply to list the Algoma Common Shares and Algoma Warrants on the TSX upon the Effective Time under the ticker symbols “ASTL” and “ASTLW” or “ASTL.WT”, respectively, an active trading market for Algoma Common Shares and Algoma Warrants may never develop or be sustained following the consummation of the Merger. The initial valuation of $10 per Algoma Common Share may not be indicative of the market price of Algoma Common Shares that will prevail in the open market after the consummation of the Merger. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Algoma Common Shares and Algoma Warrants. The market price of Algoma Common Shares may decline below $10 per share, and you may not be able to sell your Algoma Common Shares at or above $10 per share, or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing Algoma Common Shares or Algoma Warrants.

A significant portion of our total outstanding Algoma Common Shares will be restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Algoma Common Shares and Algoma Warrants to drop significantly, even if our business is doing well.

Sales of a substantial number of Algoma Common Shares and Algoma Warrants in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of holders intend to sell Algoma Common shares or Algoma Warrants, could reduce the market price of Algoma Common Shares or Algoma Warrants. Immediately following the consummation of the Merger, an aggregate of 75,000,000 Algoma Common Shares issued to Existing Algoma Investors, prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights, will be subject to transfer restrictions. Transfer restrictions will also apply to the 6,379,875 Algoma Common Shares held by the Founders and the 262,254 Algoma Warrants and underlying Algoma Common Shares held by Eric S. Rosenfeld, David Sgro and Brian Pratt. All of these Algoma Common Shares and Algoma Warrants will, however, be able to be resold after the expiration of the lock-up period or its waiver (which may occur with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up), as well as pursuant to customary exceptions thereto. Moreover, certain holders of Algoma Common Shares (including Algoma Common Shares underlying Algoma Warrants) will have certain registration rights that could require us to file registration statements in connection with sales of Algoma Common Shares and Algoma Warrants by such holders. Such sales by such holders could be significant. As restrictions on resale end, the market price of Algoma Common Shares and Algoma Warrants could decline if the holders of currently restricted Algoma Common Shares or Algoma Warrants sell them or are perceived by the market as intending to sell them.

Pursuant to the PIPE Subscription Agreements relating to the PIPE Investment, Algoma has agreed that, as soon as practicable (but in any case no later than thirty (30) calendar days after the consummation of the Merger, it will file with the SEC (at Algoma’s sole cost and expense) a registration statement registering the resale of the 10,000,000 PIPE Shares (the “Resale Registration Statement”), and Algoma will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event, no later than the earlier of (i) ninety (90) calendar days after the consummation of the Merger if the SEC notifies Algoma that it will “review” the Resale Registration Statement and (ii) ten (10) business days after Algoma is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review, subject to certain conditions. Algoma also intends to register an additional 81,732,036 Algoma Common Shares (including Algoma Common Shares issuable upon exercise of Replacement LTIP Awards) as part of the Resale Registration Statement or one or more additional registration statements.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement/prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. The statements we make regarding the following matters are forward-looking by their nature:

•	the risk that the benefits of the Merger may not be realized;

•	the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect the price of Legato’s securities;

•

the failure to satisfy the conditions to the consummation of the Merger, including the failure of Legato’s stockholders to approve and adopt the Merger Agreement or the failure to satisfy the Minimum Cash Condition following redemptions by Legato stockholders;

•	the inability to complete the PIPE Investment;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be initiated following announcement of the Merger;

•	the effect of the announcement or pendency of the Merger on Algoma’s business relationships, operating results and business generally;

•	risks that the proposed Merger could disrupt current plans and operations of Algoma;

•	foreign exchange rate;

•	future financial performance;

•	future cash flow and liquidity;

•	future capital investment;

•	our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, with a substantial amount of indebtedness;

•	significant domestic and international competition;

•	increased use of competitive products;

•	a protracted fall in steel prices;

•	excess capacity, resulting in part from expanded production in China and other developing economies;

•	low-priced steel imports and decreased trade regulation;

•	protracted declines in steel consumption caused by poor economic conditions in North America or by the deterioration of the financial position of our key customers;

•	increases in annual funding obligations resulting from our under-funded pension plans;

•	supply and cost of raw materials and energy;

•	currency fluctuations, including an increase in the value of the Canadian dollar against the U.S. dollar;

•	environmental compliance and remediation;

•	unexpected equipment failures and other business interruptions;

•	a protracted global recession or depression;

•	changes in our credit ratings or the debt markets;

•	the ability of Algoma to implement and realize its business plans, including Algoma’s ability to make investments in EAF steelmaking;

•	the risk that the anticipated benefits of the Green Steel Funding will fail to materialize as planned or at all;

•	changes in general economic conditions, including as a result of the COVID-19 pandemic;

•	projected increases in capacity liquid steel as a result of the proposed transformation to EAF steelmaking;

•	projected cost savings associated with the proposed transformation to EAF steelmaking;

•

projected reduction in CO2 emissions associated with the proposed transformation to EAF steelmaking, including with respect to the impact of such reductions on the Green Steel Funding and carbon taxes payable;

•	our ability to enter into contracts to source scrap and the availability of scrap; and

•	the availability of alternative metallic supply.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this proxy statement/prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement/prospectus, to conform these statements to actual results or to changes in our expectations.

SPECIAL MEETING OF LEGATO STOCKHOLDERS

General

Legato is furnishing this proxy statement/prospectus to Legato’s stockholders as part of the solicitation of proxies by the Legato board of directors for use at the Special Meeting of Legato stockholders. This proxy statement/prospectus provides Legato’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting of stockholders will be held virtually on October 14, 2021 at 11:00 a.m. Eastern Time, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. You may attend and participate in the Special Meeting webcast by accessing the meeting web portal located at https://www.cstproxy.com/legatomerger/2021. Stockholders participating in the Special Meeting will be able to listen only and will not be able to speak during the special meeting webcast. To participate in the virtual meeting, a stockholder of record will need the 16-digit control number included on their proxy card or instructions that accompanied their proxy materials, if applicable, or will need to obtain a proxy form from their broker, bank or other nominee. Stockholders are encouraged to access the Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

At the Special Meeting, Legato is asking holders of Legato Common Stock to:

•	consider and vote upon the Merger Proposal; and

•	consider and vote upon the Adjournment Proposal, if presented.

Recommendation of the Legato Board of Directors

The Legato board of directors has determined that each of the Merger Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of Legato and its stockholders, and recommends that Legato stockholders vote “FOR” each of the proposals.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

Legato has fixed the close of business on August 18, 2021, as the “record date” for determining Legato stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on the record date, there were 30,307,036 shares of Legato Common Stock outstanding and entitled to vote. Each share of Legato Common Stock is entitled to one vote per share at the Special Meeting.

Quorum

The presence, virtually or by proxy, of a majority of all the outstanding shares of Legato Common Stock entitled to vote constitutes a quorum at the Special Meeting. As of the record date for the Special Meeting, the presence by virtual attendance or by proxy of 15,153,518 shares of Legato Common Stock is required to achieve a quorum. Abstentions will count as present for purposes for establishing a quorum; Broker Non-Votes will not.

Vote Required

The approval of the Merger Proposal will require the affirmative vote by the holders of a majority of the shares of outstanding Legato Common Stock entitled to vote. The approval of the Adjournment Proposal, if presented, will require the affirmative vote of the holders of a majority shares of Legato Common Stock present or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal. Broker Non-Votes will have the same effect as a vote “AGAINST” the Merger Proposal but will not have an effect on the Adjournment Proposal.

The Merger is conditioned on the approval of the Merger Proposal. The proposals are more fully described in this proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.

Voting Your Shares

Each share of Legato Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Legato Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Legato Common Stock at the Special Meeting:

You Can Vote by Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Legato board of directors “FOR” the Merger Proposal and the Adjournment Proposal, if presented. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

You Can Virtually Attend the Special Meeting and Vote Online.    You will be able to vote virtually at https://www.cstproxy.com/legatomerger/2021. However, if your shares are held in the name of your broker, bank or another nominee, you must get a legal proxy from the broker, bank or other nominee. That is the only way Legato can be sure that the broker, bank or nominee has not already voted your shares.

Certain Voting Arrangements

As of August 18, 2021, the record date for the Special Meeting, the Founders beneficially owned and were entitled to vote 6,379,875 shares of Legato Common Stock. In the aggregate, the foregoing shares represent approximately 21% of the issued and outstanding shares of Legato Common Stock. The Founders have committed to Legato to vote such shares in favor of the Merger Proposal. In addition, the Founders have entered into the Support Agreement whereby they have agreed to vote shares of Legato Common Stock that they currently hold or which they may acquire prior to the Special Meeting in favor of, and take certain other actions in support of, the Merger (including causing such shares to be present at the Special Meeting for the purposes of establishing a quorum).

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Legato’s secretary, in writing, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote virtually, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of Legato Common Stock, you may call Mackenzie Partners, Inc., Legato’s proxy solicitor, at (800) 322-2885.

Redemption Rights

Holders of Public Shares may seek to have their shares redeemed for cash, regardless of whether they vote for or against the Merger Proposal or at all or whether they hold their shares on the record date. Any stockholder holding Public Shares may demand that Legato redeem such shares into a full pro rata portion of the Trust Account (approximately $10.00 per share as of the record date), calculated as of two business days prior to the anticipated consummation of the Merger. If a holder properly seeks redemption as described in this section and the Merger is consummated, Legato will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares.

As a condition to their purchase of Founder Shares, the Founders agreed to waive their redemption rights in connection with the consummation of the Merger with respect to all of the shares of Legato Common Stock held by them, directly or indirectly. EBC has agreed to waive its redemption rights with respect to the Representative Shares and shares underlying the Private Units held by it.

Holders demanding redemption are also required to (A) submit their redemption request, which includes the name of the beneficial owner of the Public Shares to be redeemed, in writing to Continental Stock Transfer & Trust Company, Legato’s transfer agent and (B) deliver their stock, either physically or electronically using DTC’s DWAC System, to Legato’s transfer agent no later than 5:00 p.m., Eastern Time, on October 12, 2021 (two (2) business days prior to the Special Meeting). If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares represented by certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. In the event the proposed Merger is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any demand for redemption, once made, may be withdrawn at any time until the date of the Special Meeting. After the date of the Special Meeting, a demand for redemption may only be withdrawn with Legato’s consent.

If the Merger is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights will not be entitled to have their shares redeemed. Legato will thereafter promptly return any shares delivered by Public Stockholders. In such case, Public Stockholders may only share in the assets of the Trust Account upon the liquidation of Legato. This may result in Public Stockholders receiving less than they would have received if the Merger was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.

The closing price of Legato Common Stock on the record date was $11.68. The cash held in the Trust Account on such date was approximately $10.00 per public share. Prior to exercising redemption rights, Public Stockholders should verify the market price of Legato Common Stock as they may receive higher proceeds from the sale of their shares of Legato Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Legato cannot assure its stockholders that they will be able to sell their shares of Legato Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when Legato stockholders wish to sell their shares.

Appraisal Rights

None of the stockholders, Unit holders or warrant holders of Legato have appraisal rights in connection the Merger under the DGCL.

Proxy Solicitation Costs

Legato is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Legato and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Legato will bear the cost of the solicitation.

Legato has hired Mackenzie Partners, Inc. to assist in the proxy solicitation process, Legato will pay a fee of $15,000, plus disbursements.

Legato will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Legato will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 – THE MERGER PROPOSAL

Holders of Legato Common Stock are being asked to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger. Legato stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “ – The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Legato may consummate the Merger only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of Legato Common Stock entitled to vote.

General

Transaction Structure

The Merger Agreement provides for the merger of Merger Sub with and into Legato, with Legato surviving the Merger as a wholly-owned subsidiary of Algoma.

Pro Forma Capitalization

The post-Closing enterprise value of Algoma upon consummation of the Merger is currently estimated to be approximately $1.7 billion, including Earnout Rights. We estimate that at the Effective Time, in the No Redemption Scenario and assuming that no additional Algoma Common Shares are issued pursuant to the Earnout Rights, the Existing Algoma Investors will own approximately 65% of the outstanding Algoma Common Shares (or, assuming all Algoma Common Shares issuable pursuant to the Earnout Rights are issued, 74%) (inclusive of Replacement LTIP Awards) and the securityholders of Legato, namely the Public Stockholders, the Founders, EBC and its designees, and the PIPE Investors, will own the remaining Algoma Common Shares.

Merger Consideration

Prior to the Effective Time, (i) Algoma intends to effect the Stock Split, and (ii) the LTIP Exchange. Following the Stock Split and the LTIP Exchange and immediately prior to the Merger (and prior to the completion of the PIPE Investment), there will be 75.0 million Algoma Common Shares outstanding (inclusive of Replacement LTIP Awards).

Pursuant to the Merger Agreement, (i) each outstanding Legato Unit will be separated immediately prior to the Effective Time into one share of Legato Common Stock and one Legato Warrant, (ii) at the Effective Time each outstanding share of Legato Common Stock will be converted into and exchanged for the right to receive one newly issued Algoma Common Share, and (iii) at the Effective Time each Legato Warrant shall be converted into an equal number of Algoma Warrants, with each warrant exercisable for one Algoma Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning 30 days following Closing.

In addition, Existing Algoma Investors will be granted or issued the contingent right to acquire their pro rata portion of up to 37.5 million Algoma Common Shares pursuant to the Earnout Rights if certain targets based on Earnout Adjusted EBITDA and/or the trading price of the Algoma Common Shares are met.

The Merger Agreement defines “Earnout Adjusted EBITDA” (referenced as “Adjusted EBITDA” in the Merger Agreement) as consolidated net income (loss) of Algoma Steel Inc. for the twelve-month period ending December 31, 2021 before amortization of property, plant, equipment and amortization of assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, reorganization costs, finance income, inventory write-downs, carbon tax, certain exceptional items, tariff expense, non-cash adjustments and write-downs, loss (gain) on commodity hedging, loss (gain) on foreign exchange and loss (gain) associated with the Algoma Warrants.

The Earnout Rights to be granted or issued to Existing Algoma Investors will be converted into the following aggregate number of Algoma Common Shares upon the satisfaction of the following Earnout Events:

(i) 15,000,000 Algoma Common Shares if Earnout Adjusted EBITDA (as calculated by Algoma’s management and accepted by its board of directors, including a majority of disinterested directors), is equal to or greater than

$674,000,000 (the “First Earnout Event”). Additionally, the Earnout Rights will entitle the Existing Algoma Investors to acquire up to an additional 22,500,000 Algoma Common Shares in connection with the First Earnout Event if Earnout Adjusted EBITDA exceeds $674,000,000, as follows: (x) a percentage (not to exceed 100.0%) of 7,500,000 additional Algoma Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $674,000,000 and $750,000,000 (the “Second EBITDA Issuance”); (y) a percentage (not to exceed 100.0%) of 7,500,000 additional Algoma Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $750,000,000 and $825,000,000 (the “Third EBITDA Issuance”); and (z) a percentage (not to exceed 100.0%) of 7,500,000 additional Algoma Common Shares based on the linear interpolation between Earnout Adjusted EBITDA of $825,000,000 and $900,000,000 (the “Fourth EBITDA Issuance”).

(ii) 7,500,000 Algoma Common Shares, less the number of shares issued in connection with the Second EBITDA Issuance, if the VWAP of Algoma Common Shares on Nasdaq or other primary stock exchange exceeds $12.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Second Earnout Event”).

(iii) 7,500,000 Algoma Common Shares, less the number of shares issued in connection with the Third EBITDA Issuance, if the VWAP exceeds $15.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Third Earnout Event”).

(iv) 7,500,000 Algoma Common Shares, less the number of shares issued in connection with the Fourth EBITDA Issuance, if the VWAP exceeds $18.00 per share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five-year anniversary of the Closing (the “Fourth Earnout Event”).

Algoma Common Shares will be issuable in connection with each Earnout Event; provided, however, the maximum number of Algoma Common Shares issuable in connection with (i) the Second EBITDA Issuance and the Second Earnout Event, together, shall be 7,500,000, (ii) the Third EBITDA Issuance and the Third Earnout Event, together, shall be 7,500,000, and (iii) the Fourth EBITDA Issuance and the Fourth Earnout Event, together, shall be 7,500,000.

Based on the current estimates of Algoma’s Earnout Adjusted EBITDA, it is currently expected that the Existing Algoma Investors will acquire all of the 37.5 million Algoma Common Shares issuable under the Earnout Rights. However, we cannot assure you that any or all of the Earnout Events will occur.

Background of the Merger

On January 19, 2021, Legato consummated its IPO and simultaneous private placement of units. Promptly following Legato’s IPO, Legato’s officers and directors contacted several investment banks, private equity firms, consulting firms, legal and accounting firms, and numerous other business relationships.

Through inbound inquiries, personal relationships of Legato’s board of directors and management, and independent third parties acting as finders, Legato reviewed dozens of possible transactions and held discussions with over 20 private companies. In connection with this review, Legato executed approximately 20 confidentiality agreements, none of which contained exclusivity, standstill, or other provisions limiting the ability of either party to seek alternate business combination transactions. Legato ultimately entered into substantial discussions with six of those companies regarding, among other things, the type and amount of consideration to be provided relative to a potential transaction. Legato ultimately issued three term sheets/letters of intent. Of these, one (the letter of intent with Algoma) was fully executed by Legato and its potential merger target. The negotiations with each of these potential merger targets are summarized below.

Negotiations with Target 1

On February 3, 2021, David D. Sgro, Legato’s Chief Executive Officer, received an email from an investment banker representing a renewable infrastructure company and a nondisclosure agreement was subsequently executed on

February 7, 2021. Legato met with the target’s management team via videoconference and reviewed all aspects of its operations. Following several weeks of discussions, Legato executed and sent a letter of intent to the target on March 15, 2021. This letter of intent was not executed by the target and discussions were terminated shortly thereafter.

Negotiations with Target 2

On February 18, 2021, Brian Pratt, Legato’s Chairman, received a call from an investment banker who introduced a telecommunications infrastructure company. On February 22, 2021, Legato and the target company executed a nondisclosure agreement and discussions ensued. Mr. Sgro met with the target’s management team at their headquarters on February 24, 2021 and Mr. Pratt, Eric Rosenfeld, Legato’s Chief SPAC Officer, and John Ing, a Legato director, participated via videoconference. Following a number of discussions with the target’s management team and the review of diligence material, Legato delivered a transaction proposal to the target on March 3, 2021. After obtaining additional information and guidance from the target’s financial advisor, Legato revised, formalized and resubmitted its indication of interest on March 17, 2021. Shortly thereafter, Legato received a counterproposal from the target and Legato’s management team elected not to modify its original proposal. As a result, discussions were then terminated by the target.

Negotiations with Algoma

On January 28, 2021, a representative from Jefferies LLC (“Jefferies”), Algoma’s investment banking firm, contacted Mr. Sgro regarding a possible business combination with Legato. On February 1, 2021, Messrs. Sgro and Rosenfeld, and Adam Jaffe, Legato’s Chief Financial Officer, conducted a videoconference with representatives of Jefferies, who provided general information about Algoma on a no-name basis and its industry. The representatives of Legato indicated that they were interested in obtaining additional information regarding the company and a mutual nondisclosure agreement (“NDA”) was entered into on February 3, 2021. The NDA contained a customary trust account waiver provision pursuant to which Algoma waived any right, title, interest or claim in the Trust Account and agreed not to seek recourse against the Trust Account for any reason. Legato received a detailed presentation shortly after executing the NDA and on February 9, 2021, a meeting was held between Messrs. Sgro, Rosenfeld, Jaffe and Pratt and Gregory Monahan (a member of the Legato due diligence team), Michael McQuade (Algoma’s Chief Executive Officer), Rajat Marwah (Algoma’s Chief Financial Officer), John Naccarato (Algoma’s VP of Strategy and General Counsel) and representatives from Jefferies. On February 10, 2021, Jefferies provided additional information to Legato, including summary financial projections and comparable company data, and on February 15,, 2021, a call was held between Legato and Jefferies where valuation considerations were discussed. Between February 15, 2021 and February 23, 2021, Legato evaluated the materials provided and worked on the structure of a possible transaction between the two parties. On February 23, 2021, Messrs. Sgro, Rosenfeld, Pratt, Ing, Jaffe and Monahan participated in a conference call with representatives of Jefferies to discuss the material that had been provided and to request additional information. On February 25, 2021, Jefferies provided more detailed information regarding quarterly cash flows, detailed projections, third party research, business plans and illustrative transaction structures.

Following the meeting held on February 25, 2021 and through March 4, 2021, representatives of Legato and Jefferies communicated via email and exchanged additional clarifying information. Over this weeklong period, management of Legato refined their thoughts with regard to transaction structure and on March 4, 2021, Legato delivered a letter of intent (the “LOI”) to Algoma. The LOI proposed that Legato would complete a reverse merger with Algoma, whereby Legato would issue shares and contingent shares to the current Algoma shareholders in return for 100% of the equity of Algoma. The LOI further stipulated that the proposed equity consideration for the transaction would consist of $750,000,000 of Legato Common Stock at closing (priced at $10.00 per share) and up to an additional $150,000,000 of stock-based contingent consideration. The contingent consideration was based on the attainment of calendar year 2021 Further Adjusted EBITDA of $674,000,000 and calendar year 2022 Further Adjusted EBITDA of $590,000,000, with the contingent consideration to be divided equally between the two targets. Further, the LOI noted that the parties would work collaboratively to raise $100,000,000 in PIPE financing prior to the execution of a merger agreement. The LOI also called for 5% of the shares outstanding at closing to be allocated for an employee stock option/RSU plan and that the continuing board of directors would be made up of three Legato appointees, who were determined by Legato’s management team and Chairman of the Board, and five Algoma appointees. On March 6, 2021, Messrs. Sgro, Rosenfeld and Monahan held a conference call with Jefferies in order to clarify certain provisions contained in the LOI.

On March 13, 2021 and March 14, 2021, Messrs. Sgro and Rosenfeld held conference calls with representatives of Jefferies to discuss Algoma’s response to the LOI. The primary areas of focus in these conversations were the amount and structure of the contingent consideration, the lock-up provision and the impact of dilution. As a result of these discussions, Legato elected to amend the contingent consideration by removing the 2022 Further Adjusted EBITDA target, adding the consideration associated with the former 2022 Further Adjusted EBITDA target to the 2021 Further Adjusted EBITDA target and adding an additional $150,000,000 of stock based contingent consideration (15,000,000 shares of Legato Common Stock) in three equal $50,000,000 (5,000,000 share) tranches. The contingent consideration would be earned based on Legato Common Stock trading at prices of $12.00, $15.00 and $18.00 per share for 20 out of 30 trading days within five years of the Closing. From March 14, 2021 through March 19, 2021, representatives of Legato and Jefferies discussed various transaction terms, including the terms of an exclusivity agreement, and on March 19, 2021, Legato submitted an amended letter of intent (the “First Amended LOI”). The substantive changes from the LOI to the First Amended LOI were the movement of $75,000,000 of contingent consideration from a calendar year 2022 Further Adjusted EBITDA target to the calendar year 2021 Further Adjusted EBITDA target and the addition of the aforementioned $150,000,000 stock price based contingent consideration targets.

On March 19, 2021, management of Legato provided information to its board of directors with regard to the Algoma transaction as well as the other two targets referred to above that letters of intent had been sent to and on March 22, 2021, Legato’s board of directors met to discuss each of these potential transactions. Given the attractiveness of the valuation and the fit with Legato’s stated objectives, Legato’s board of directors concluded that the transaction with Algoma should be prioritized and authorized the management team to execute an updated letter of intent (the “Second Amended LOI”) with Algoma. The Second Amended LOI, which was forwarded to Algoma on March 22, 2021, made minor adjustments to the exclusivity provision and included a provision that both sides would work collaboratively to find the most efficient structure for the transaction. The Second Amended LOI was executed by Algoma on March 23, 2021, and a 30-day exclusivity period on Algoma’s part, commenced.

On March 24, 2021, Legato engaged Graubard Miller, Legato’s outside counsel, to assist Legato with legal due diligence and to prepare legal and regulatory documents related to the potential transaction with Algoma. The Algoma team granted the Legato team access to the data room on March 24, 2021 and Legato forwarded a comprehensive due diligence request list to Jefferies on March 26, 2021. On March 24, 2021, Legato’s management team contacted Cassel Salpeter, an investment banking company, regarding its ability and willingness to provide a fairness opinion to Legato’s board of directors with respect to the potential transaction with Algoma. Legato retained a steel industry expert on March 26, 2021 to help Legato’s management team asses both Algoma’s current operations and its proposed plan to transition from traditional blast furnace steelmaking to EAF steelmaking.

On March 29, 2021, Legato signed an engagement letter with Cassel Salpeter. to render to the Legato board of directors an opinion as to the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement, and whether the target had a fair market value equal to at least 80% of the balance in the Trust Account.

On March 31, 2021, Legato and Algoma executed Amendment No. 1 to the NDA dated February 3, 2021. This amendment facilitated the transfer of confidential information to Legato’s outside advisors. On March 31, 2021, Mr. Rosenfeld contacted McCarthy Tetrault LLP (“McCarthy”), a Canadian law firm, to assist Legato with its environmental due diligence of Algoma. Messrs. Rosenfeld and Sgro had several conversations with representatives from McCarthy over the ensuing weeks and on April 23, 2021, Legato formally retained McCarthy to review Algoma’s framework agreement with the Province of Ontario concerning legacy environmental issues at the main site works in Sault Ste Marie.

On April 1, 2021, representatives of Legato, Algoma and Jefferies held a video conference to review the PIPE process and to discuss the investor presentation. In conjunction with this meeting, Jefferies forwarded a draft of the PIPE investor presentation to Legato. Legato and its advisors reviewed the presentation over the following three days and provided suggested changes during a videoconference held on April 5, 2021. Further refinements were made and representatives of Legato, Algoma, Jefferies and EBC, the representative of the underwriters of Legato’s IPO, held another call on April 6, 2021 to discuss the presentation materials.

On April 6, 2021, Legato retained a Canadian pension specialist to help Legato review the plan assumptions for reasonableness and to identify pension related issues.

On April 7, 2021, representatives of Legato, Algoma and Jefferies held a videoconference to finalize the PIPE presentation. On April 8, 2021, pursuant to the underwriting agreement between EBC and Legato, EBC was retained as the placement agent for the PIPE transaction. The engagement letter between EBC and Legato allowed Legato to retain Maison Placements Canada, an investment firm affiliated with Legato director John Ing, to assist in the placement of the PIPE. Pursuant to the EBC engagement letter, EBC would be entitled to a cash placement fee, conditioned upon the Closing, of up to 3% of the aggregate PIPE Investment (not including proceeds with respect to certain investors introduced by Algoma, Legato, and Maison Placements Canada), with a minimum guaranteed payment of 1.05% of the gross proceeds paid by all PIPE Investors at Closing. Pursuant to the engagement letter with Maison Placements Canada, Maison Placements Canada would be entitled to a cash placement fee, conditioned upon the Closing, with respect to the PIPE Investors introduced by it, provided that the sum of the fees payable to EBC and Maison Placements Canada will not exceed 3% of the proceeds of the PIPE Investment. On April 8, 2021, Legato and Algoma hosted a “teach-in” for the EBC salesforce.

From April 7, 2021 to April 26, 2021, representatives of Algoma, Paul, Weiss, Rifkind, Wharton & Garrison LLP, Algoma’s counsel (“Paul, Weiss”), and Goodmans LLP, Algoma’s Canadian counsel, along with EBC and Graubard Miller, prepared the PIPE subscription agreement and established “wall-crossing” procedures by which EBC or Maison Placements Canada would share confidential information with potential investors and such potential investors would agree not to disclose any such information to the public for a period of time. Amendments to the structure of the PIPE subscription agreement were made thereafter, but the financial terms of the PIPE remained consistent.

On April 9, 2021, Legato held a meeting of its board of directors to review Legato’s progress on the transaction with Algoma and to review other deal flow. Following a thorough review and an opportunity for open discussion, the board encouraged Legato’s management team to continue to focus on the transaction with Algoma.

During the week of April 12, 2021, and extending through the week of May 17, 2021, representatives of Legato, Algoma, EBC and Maison Placements held video conference calls to discuss the proposed PIPE transaction with a certain selected group of wall-crossed investors who agreed to be subject to certain confidentiality and other restrictions in order to gain access to information related to the proposed PIPE transaction. The PIPE Subscription Agreement was made available to interested investors beginning on April 27, 2021, and from May 10, 2021 through May 20, 2021, Legato and Algoma received subscriptions for $100 million of committed PIPE financing at $10.00 per share prior to the signing of the definitive merger agreement.

The subscription price of the PIPE was set at $10.00 per share as this price represented the expected amount of cash per share that a holder of Public Shares could expect to receive if such holder elected to redeem its Public Shares in connection with the business combination. Holders of Public Shares will have the option of retaining their Public Shares through the closing of the business combination or redeeming such shares for approximately $10.00. As such, Legato believed that this was the appropriate price at which the PIPE Shares should be priced.

A first draft of the Merger Agreement was sent from Paul, Weiss to Graubard Miller on April 14, 2021. Consistent with the Second Amended LOI, the proposed transaction structure differed from what had been contemplated by the LOI in that it contemplated that Algoma would issue shares to Legato and be the surviving company of the merger.

On April 15, 2021, Messrs. Sgro and Rosenfeld contacted employees of BMO Capital Markets (“BMO”) to gauge their interest in participating in the de-SPACing process. Messrs. Sgro and Rosenfeld offered to compensate BMO through a $2.7 million carve out from EBC’s business combination marketing fee that Legato is permitted to allocate to other financial advisors pursuant to the terms of the underwriting agreement entered into by Legato and EBC, as representative of the several underwriters of Legato’s IPO. BMO executed a nondisclosure agreement with Legato on April 19, 2021, and later that day, representatives from BMO and Legato held a conference call to discuss the proposed transaction. Numerous discussions were held between the parties over subsequent days and on April 26, 2021, BMO hosted a business update call with Algoma’s management team. BMO presented Legato with a draft engagement letter on April 26, 2021, which was negotiated over the following four weeks and executed on May 21, 2021. The executed engagement letter provides that BMO will assist Legato in the de-SPACing process and receive a fee of $2.7 million, payable from the business combination marketing fee and conditioned on the closing of the transaction.

On April 16, 2021, Algoma hosted a virtual site tour for Legato’s representatives since Canadian travel restrictions due to the COVID-19 pandemic prevented an in-person site tour. The tour, which was hosted by John

Naccarato and Mark Nogalo (Algoma’s Vice President of Maintenance and Operating Services), and included the Company’s on-site power plant, docks, coke batteries, blast furnace, plate mill and direct strip production center. The tour was followed by a discussion between Legato’s management, Legato’s steel consultant and Algoma’s management team. Topics of discussion included the current steelmaking operations, the anticipated transition to electric arc furnace steelmaking, current and future lines of business and current and anticipated power availability.

On April 21, 2021, representatives of Legato, Algoma and Jefferies conducted diligence videoconferences to review the sales and marketing organization and the status of financing discussions regarding the possible electric arc furnace conversion. On April 22, 2021, representatives of Legato, Algoma and Jefferies conducted diligence videoconferences to review steelmaking operations, the potential electric arc furnace conversion, labor relations and union contracts, supplier agreements, the financial model and deferred tax assets.

Graubard Miller sent the first revised draft of the proposed Merger Agreement between Legato and Algoma to Paul, Weiss on April 22, 2021. The revised draft included revisions to each party’s representations and warranties, and revisions with respect to the process for issuing of the earnout and deleted the minimum cash condition, among other things. On April 23, 2021, Legato received reports from its pension actuarial consultant and technical steel industry consultant.

On April 24, 2021, representatives of Algoma and Jefferies forwarded updated financial information to Legato, including an updated net debt position and updated projections. Algoma’s updated financial information demonstrated approximately $80 million less net debt and substantively increased projections for calendar year 2021. Algoma therefore proposed that Legato provide additional stock based contingent consideration as part of the transaction. In addition, Algoma proposed that Legato add EBITDA targets to the previously agreed upon stock price contingent consideration targets. After negotiation, Legato agreed to add $25 million of stock based contingent consideration to each of the three stock price targets of $12, $15 and $18 per share for additional total possible contingent consideration of $75 million. Further, Legato agreed to amend these stock price targets to include the possibility that they could be achieved if Algoma achieved Earnout Adjusted EBITDA of $750 million for the $12 target, $825 million for the $15 target and $900 million for the $18 target. These changes, along with the addition of a $200 million minimum cash closing condition, a revised structure whereby Legato would be acquired by a parent company of Algoma and an extension of exclusivity through May 7, 2021, were revised by an amendment to the Second Amended LOI (the “Third Amended LOI”), which was executed on April 25, 2021.

On April 29, 2021, Paul, Weiss sent a further revised draft of the Merger Agreement to Graubard Miller. Among other items, this draft contained updates to the contingent consideration structure and closing conditions to reflect the changes made in the Third Amended LOI.

On May 3, 2021, Mr. Sgro provided Algoma with a draft press release that could be used as a model for the announcement of the transaction.

On May 4, 2021, representatives of Legato, Algoma, Paul, Weiss, Graubard Miller, and Jefferies held a videoconference to discuss the outstanding business items in the Merger Agreement. The discussion included the definition of EBITDA, filing fees, the impact of transaction costs on the minimum cash closing condition, termination, reps and warranties and board composition. With regard to board composition, the parties agreed that the board would be composed of three Legato representatives and six Algoma representatives at the Closing and that the parities would collectively work to identify one additional board member who could be appointed prior to or after the Closing. The resolution of these items were reflected in the revised draft merger agreement sent from Graubard Miller to Paul, Weiss later in the day. On May 4, 2021, Legato received initial drafts of a lock-up agreement and Legato founder support agreement from Paul, Weiss. Also on May 4, 2021, Algoma provided Legato with a draft of its financial statements for its fiscal year ending March 31, 2021 and Algoma’s CFO, Rajat Marwah, answered certain questions regarding Algoma’s financial model and provided Legato with executive employment agreements and documents regarding board composition.

In conjunction with the pending expiration of exclusivity, Legato forwarded to Jefferies an update on the progress of the PIPE financing and Legato’s due diligence of Algoma on May 6, 2021. Legato noted that much of its diligence was complete and that it would be in a position to execute a merger agreement in the near term, subject to acceptable PIPE funding and Legato’s board approval. Algoma, which had been in exclusivity with Legato since the LOI was executed, asked for mutual exclusivity with an extension of the Third Amended LOI. Also on May 6, 2021, Graubard Miller received a further revised draft of the Merger Agreement from Paul, Weiss.

On May 7, 2021, Algoma and Legato executed an amendment to the Third Amended LOI (the “Fourth Amended LOI”), which extended exclusivity to May 12, 2021, added a provision for mutual exclusivity and provided that Legato would update Algoma regularly with regard to the PIPE Transaction. From May 7, 2021 through the signing of the Merger Agreement, Legato provided regular updates to Algoma with regard to the PIPE transaction and refrained from any discussions with other potential merger partners.

On May 7, 2021, representatives of Legato, Algoma and Jefferies held a videoconference to review and amend the presentation that would be filed with the SEC and used for the investor conference call following the announcement of the transaction. The presentation was revised and finalized over the next two weeks.

On May 8, 2021, Legato received a draft of Cassel Salpeter’s fairness opinion and a summary of the findings from Graubard Miller’s legal due diligence review.

On May 10, 2021, Paul, Weiss provided additional feedback on the Merger Agreement, which resolved a number of outstanding items. On May 12, 2021, Paul, Weiss sent a further revised draft of the Merger Agreement to Graubard Miller.

At its regularly scheduled quarterly board meeting, which was held on May 12, 2021, Legato’s management team provided a detailed update on the Algoma transaction. Prior to the board meeting, the directors were provided with a presentation on Algoma as well as a valuation analysis prepared by Legato’s management team. Messrs. Pratt, Rosenfeld and Sgro led a discussion regarding the transaction and Mr. Sgro reviewed the multiples of comparable publicly traded North American steel producers and detailed an unlevered discounted cash flow analysis that was prepared by Legato’s management team. The board was updated on the negotiation of the Merger Agreement, progress on due diligence and progress on the PIPE transaction. Following Legato’s board meeting, Messrs. Sgro and Rosenfeld held a videoconference with Algoma’s board of directors, management team and investment bankers to discuss the PIPE transaction and the extension of exclusivity. After the meeting, Algoma provided Legato with an amendment to the Fourth Amended LOI (the “Fifth Amended LOI”), which extended mutual exclusivity through May 20, 2021. Both parties executed the Fifth Amended LOI on May 12, 2021.

On May 19, 2021, Legato’s management team received a draft fairness opinion presentation from Cassel Salpeter. On May 20, 2021, Legato’s management team provided updates to the board of directors regarding the progress of the transaction and likely timing of a board meeting and transaction announcement.

On May 20, 2021, representatives of Legato, Algoma and Jefferies held a videoconference to discuss the timing of the transaction and the process for obtaining Algoma shareholder approval for the transaction. On May 20, 2021, Legato and Algoma executed the sixth and final amendment to the LOI (the “Sixth Amended LOI”), which extended mutual exclusivity through May 26, 2021.

On May 22, 2021, representatives of Algoma and Legato discussed the updated accounting treatment for Legato’s outstanding warrants and Legato provided Algoma with an accounting treatment memo and warrant valuation analysis, which were both prepared by independent third parties.

On May 24, 2021, Legato’s board of directors held another videoconference board meeting. David D. Sgro, Brian Pratt, John Ing, Ryan Hummer, Blair Baker, Adam Semler and Craig Martin, representing Legato’s entire board of directors, were present at the meeting. In addition, the following invited individuals were also present: Eric S. Rosenfeld and Adam Jaffe, executive officers of Legato, representatives of Cassel Salpeter, and representatives of Graubard Miller. Prior to the meeting, copies of the then most recent drafts of the significant transaction documents, including the Merger Agreement and draft fairness opinion, were delivered to the directors. Mr. Sgro noted that Legato’s Chairman, Bran Pratt, had a potential perceived conflict of interest as he was an investor in the PIPE transaction. In addition, he noted that John Ing, had a potential perceived conflicts of interest as he was an investor in the PIPE transaction and his firm, Maison Placements Canada, served as an agent in the PIPE transaction and would earn a fee if the transaction were to close. Legato’s board was also aware that Legato’s directors and officers have interests in the business combination that may be different from, or in addition to, the interests of Legato’s stockholders

(which interests are summarized in the section entitled “– Interests of Legato’s Directors and Officers in the Merger”) but did not believe that such interests would preclude the board from recommending the business combination to Legato’s stockholders. Mr. Sgro updated the board on the status of the transaction. At the request of the Legato board, Cassel Salpeter then reviewed and discussed its financial analyses with respect to Legato, Algoma and the proposed merger. Thereafter, Cassel Salpeter rendered its oral opinion to the Legato board of directors (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date, May 24, 2021), as to (i) the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement and (ii) whether Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account. After considerable review and discussion, including consideration of the opinion of Cassel Salpeter and the factors described below under “– The Legato Board of Directors’ Reasons for Approval of the Merger” and “– Interests of Legato’s Directors and Officers in the Merger,” the Merger Agreement and related documents were unanimously approved (with both Brian Pratt and John Ing abstaining due to the aforementioned potential perceived conflicts), and the board of directors determined to recommend the approval of the Merger Agreement and each other related proposal to Legato’s stockholders. The Legato board also authorized Legato’s management team to execute the Merger Agreement and PIPE documents and to prepare and file a merger press release, Form 8-K and an F-4 registration statement and to do all things necessary for the completion of the Merger.

On May 24, 2021, Algoma’s sole shareholder and the equityholders of Algoma’s ultimate parent company with requisite ownership approved the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement and related agreements.

The Merger Agreement was signed after the market close on May 24, 2021, and Legato and Algoma issued a joint press release announcing the execution of the Merger Agreement and summarizing the material terms thereof. Prior to the market open on May 25, 2021, Legato filed a Current Report on Form 8-K, which included the press release, the Merger Agreement, an investor presentation and related exhibits.

On May 25, 2021, Legato and Algoma held a joint conference call for investors. Topics of discussion included the salient terms of the proposed transaction, key investment considerations and a discussion of Algoma’s current and prospective business. No questions were taken on the call. Speakers on the call were David Sgro and Michael McQuade.

Algoma’s Reasons for the Approval of the Merger

Algoma’s reason for the Merger include that the Merger provides Algoma with a means to become a public company, which will provide Algoma with access to capital to partially fund its proposed transformation to EAF steelmaking.

The Legato Board of Directors’ Reasons for the Approval of the Merger

Legato’s board of directors and financial advisor reviewed various industry and financial data in order to determine that the consideration to be paid was reasonable and that the Merger was in the best interests of Legato’s stockholders. Specifically, Legato’s board of directors and financial advisor reviewed Algoma’s operations, Algoma’s potential conversion to EAF steelmaking, Algoma’s historical and projected financial statements, comparable publicly traded company analyses, an unlevered discounted cash flow analysis of Algoma prepared by Legato’s management team, an analysis of pro forma capital structure and trading multiple, and the financial analyses of Algoma prepared by Cassel Salpeter.

Legato conducted a due diligence review of Algoma that included: (i) a review of historical and projected financial statements, (ii) retention of an independent third party steel industry expert engaged to study Algoma’s current steelmaking operations and potential EAF conversion, (iii) retention of an independent third party Canadian pension expert engaged to review Algoma’s pension obligations, (iv) retention of an independent third party Canadian law firm to review Algoma’s environmental framework agreement with the Province of Ontario, (v) retention of Graubard Miller to conduct legal due diligence, (vi) an analysis of Algoma’s management team; (vii) a virtual facilities tour and (viii) a valuation analysis to enable Legato’s board of directors to ascertain the reasonableness of the merger consideration. During its negotiations with Algoma, Legato did not receive services from any financial advisor to assist it in determining what consideration to offer to Algoma because Legato’s officers and directors believed that their experience and backgrounds were sufficient to enable them to make the necessary analyses and determinations.

Legato’s management has extensive and diverse experience in both operational management, investment analyses and financial management and, in Legato’s opinion, management was suitably qualified to conduct the due diligence and other investigations and analyses required in connection with Legato’s search for a merger target. David D. Sgro, Legato’s Chief Executive Officer, has served as an executive officer of several special purpose acquisition companies, including as the Chief Operating Officer and Chairman of Allegro Merger Corp the Chief Operating Officer of Harmony Merger Corp, the Chief Financial Officer of Quartet Merger Corp., Trio Merger Corp. and Rhapsody Acquisition Corp., and as part of the deal team for Arpeggio Acquisition Corp. In addition, Mr. Sgro has extensive experience as a private company valuation analyst, an investment analyst, an investment banker and has served on 14 public company boards in the United States and Canada. Eric S. Rosenfeld, Legato’s Chief SPAC Officer, served as the Chief Executive Officer of Arpeggio Acquisition Corp., Rhapsody Acquisition Corp., Trio Merger Corp., Quartet Merger Corp., Harmony Merger Corp. and Allegro Merger Corp., six special purpose acquisition companies, five of which completed business combinations. In addition, Mr. Rosenfeld has been a board member of over 20 other public companies in various industries, in addition to having extensive experience in the investment industry and as a private investor. More detailed descriptions of the experience of Legato’s executive officers are included in the section of this proxy statement titled “Other Information Related to Legato – Directors, Executive Officers.”

Additionally, Legato’s board of directors has extensive experience in investing, investment banking and operational management, which Legato believes made them well qualified to oversee the due diligence efforts undertaken by Legato’s management and evaluate the merits of the business combination with Algoma. Legato’s Chairman, Brian Pratt, spent over 30 years as the Chief Executive Officer of Primoris Services Corp., a company which he took public through a merger with Rhapsody Acquisition Corp. in 2008. As a result of his experience managing a union work force focused on building industrial facilities, completing dozens of acquisitions, as well as his knowledge of the SPAC market, Legato believes that Mr. Pratt was well positioned to oversee the management team and participate in the diligence process. Craig Martin’s experience as the CEO of Jacobs Engineering, a publicly traded engineering firm that made several acquisitions during his tenure, gives him both operating and acquisition experience. John Ing has a background in investment banking and is currently the President of Maison Placements Canada, which is a Canadian investment bank focused on the metals and mining sectors and which served as a placement agent in the PIPE Financing. Ryan Hummer has a background in public equities investing and a thorough understanding of the diligence process. Blair Baker has been the Managing Partner at the investment firm he founded 23 years ago and is well versed in public equity investing. Adam Semler began his career as an accountant, specializing in the financial services industry and later moved into investment management. Mr. Semler spent the last 16 years of his career with an investment fund where he held numerous positions, including Chief Financial Officer and Chief Operating Officer. Mr. Semler has also served on the board of two other SPACs. More detailed descriptions of the experience of Legato’s board of directors are included in the section of this proxy statement titled “Other Information Related to Legato – Directors, Executive Officers.”

The Legato board of directors concluded that Merger with Algoma was in the best interests of Legato’s stockholders. In considering the Merger, Legato’s board of directors gave considerable weight to the factors listed below; however, in light of the number and complexity of the factors considered, Legato’s board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Legato board of directors may have given different weight to different factors.

The Experience of Algoma’s Management

Legato’s board of directors considered the strength and industry experience of Algoma’s management team. Algoma’s management team is made up of seasoned leaders with experience both inside and outside of the steel industry. Algoma’s executive officers have nearly 200 years of aggregate experience in the industry.

Algoma’s CEO, Michael McQuade, has over 35 years of steel industry experience, with much of that time spent in finance and operational roles at Stelco, a comparably sized Canadian integrated steel producer. Mr. McQuade’s tenure at Stelco ended in 2018, when he stepped down as the company’s President. He began his time with Algoma in 2018 as a member of the company’s board of directors, but he was asked to take the CEO role shortly thereafter. Rajat Marwah,

Algoma’s Chief Financial Officer, is a chartered accountant who has spent the last 12 years at Algoma. Mr. Marwah previously held roles in Arcelor Mittal’s European operations. John Naccarato, Algoma’s General Counsel and VP of Strategy, is both a lawyer and an engineer by education. Mr. Naccarato previously spent time with Dofasco, another large Canadian steel producer, and an industrial construction company.

Since emerging from CCAA protection in the fall of 2018, the management team has worked to increase production capacity and cut operating costs. The management team has de-bottlenecked production and in the winter of 2021, they brought on line a newly commissioned ladle metallurgy facility (LMF 2), which will better align downstream production with Algoma’s liquid steelmaking capacity. It is estimated that this addition will add approximately 100 kilotons of finished steelmaking capacity, which is projected to increase Adjusted EBITDA by approximately $25 million annually through the steel cycle. The management team has also worked to reduce costs through labor attrition and improved maintenance operations, which has resulted in lower use of third-party contractors and should save approximately $44 million on an annualized basis (equal to approximately 4.3% of Algoma’s annual cost of goods sold). The management team is also in the process of upgrading Algoma’s plate mill, which will expand production capacity of steel plate, an end product which typically achieves a premium price relative to the index. This modernization is expected to add approximately $35 million to annualized Adjusted EBITDA through the cycle. Further, the management team has worked for over a year to put in place plans to move to EAF steelmaking, which has the potential to further reduce costs, increase production capacity and deliver a 70% reduction in aggregate CO2 emissions at current production levels.

Due to their depth of experience both inside and outside of Algoma and inside and outside of the steel industry as well as the cost cutting and productivity enhancement initiatives they have executed, Legato’s board of directors believes that Algoma’s management team is well positioned to execute on Algoma’s strategic initiatives and is viewed as a positive investment attribute.

Possible EAF Conversion

Legato’s board of directors reviewed Algoma’s strategy to convert its operations from traditional blast furnace steelmaking to EAF steelmaking, although a final investment decision had not yet been made by Algoma. Algoma’s management estimates that the conversion to EAF steelmaking will cost approximately $500 million and will yield both an increase in steelmaking capacity and a reduction in both operating costs and maintenance capital expenditures. In addition, the use of EAF steelmaking has the potential to decrease the variability of results as the primary raw material, scrap steel, is highly correlated with HRC prices, whereas Algoma’s current raw materials, such as coal, iron ore and limestone are not highly correlated with hot rolled coil (“HRC”) prices. Algoma’s management team believes that the conversion to EAF steelmaking will result in a 70% reduction in aggregate CO2 emissions at current production levels. Finally, given normalized HRC prices of $685, Algoma’s management believes that the conversion to EAF steelmaking will add approximately $150 million to annualized Adjusted EBITDA due to increased production capacity and reduced costs. In addition, the conversion has the potential to decrease maintenance capital expenditures.

Legato retained an independent third-party consultant in the steelmaking industry to review Algoma’s current operations as well as the potential to convert its facilities. The consultant reviewed the risks and benefits of such plans with Legato’s board of directors and noted that Algoma’s estimates with regard to both the cost to install the EAF as well as the associated costs saving estimates appear reasonable. It should be noted that the conversion to EAF steelmaking is a significant capital investment and there are risks of cost overruns, project delays, power supply issues, or performance that does not meet expectations. As such, Legato’s board of directors weighed both the risks and possible rewards of the conversion and concluded that the potential benefits outweigh the risks and the project has the potential to result in significant value creation for Legato’s stockholders.

Current Environment for Steel and Infrastructure Tailwinds

When Legato’s board of directors and management team established Legato, it decided to target the Engineering and Construction, Infrastructure, Industrial and Renewables industries because it wanted its business combination partner to be positioned to take advantage of North American infrastructure spending. The Biden Administration had proposed an infrastructure package that aimed to, among other things, “fix highways, rebuild bridges, and upgrade ports, airports and transit systems.” The plan further called for repairs to 20,000 miles of roads and 10,000 bridges. Legato believed that this proposed spending has the potential to positively impact general demand in the steel industry for the next several years. While there was and is no assurance that the U.S. Congress will pass the proposed infrastructure package or appropriate the expected level of funding, Legato’s board viewed the proposal as a positive factor.

In addition to the steel demand that Legato believes will result from proposed increased infrastructure spending, the current supply and demand environment has led to steel prices reaching their highest levels ever in June of 2021, with North American HRC, a standard measure of steel pricing, topping $1,600 per ton. The current pricing environment has resulted from robust demand in the North American market coupled with supply shortages resulting from COVID-related shutdowns, tariffs on foreign steel producers, robust prices for steel in overseas markets, high shipping costs and consolidation in the steel manufacturing industry. While more HRC supply is expected to come online in the next 12 months, which may abate some supply constraints, HRC futures point to robust steel prices well into 2022. With HRC prices above $1,500 per ton, Algoma has the potential to generate over $2.0 billion of Adjusted EBITDA on an annualized basis. Given significant net operating loss carryforwards, a corporate tax rate of 25%, maintenance capital expenditures of approximately $50 million, losses on hedges and smaller outflows for pension and environmental liabilities, the Legato board of directors believes Algoma has the potential to generate $600 million of free cash flow prior to working capital changes and growth capital expenditures from March 31, 2021 to December 31, 2021. These above average free cash flows could be used to de-lever Algoma’s balance sheet, fund value enhancing capital projects or pay a dividend to shareholders. While there can be no assurance as to the level of free cash flow that may be generated in future periods, or that Algoma will use such funds for any particular purpose, Legato’s board and management team views the current steel pricing environment and the cash flow that it is likely to generate as an attractive investment attribute. In addition, it views the likely increase in demand resulting from the proposed North American infrastructure spending as a factor that is likely to sustain higher steel prices and thus free cash flows.

Free Cash Flow Potential

Legato’s board of directors considered Algoma’s ability to generate free cash flow. Legato’s board considers free cash flow generation to be of paramount importance because of the weight investors place on the present value of future free cash flows. In addition, Legato’s board believes that free cash flow generation is essential in order to pay down debt and/or pay dividends to shareholders. Given the cyclical nature of the steel industry, Legato’s board studied both Algoma’s current free cash flow generating capacity as well as its normalized free cash flow generating capacity.

As discussed in the “Current Environment for Steel and Infrastructure Tailwinds” section above, North American HRC prices recently hit an all-time high of over $1,600 per ton, which is more than triple the lows reached during the COVID pandemic and more than double historical average prices. Based on Algoma management’s estimates, Algoma has the potential to generate $600 million of free cash flow, before discretionary capital spending on the conversion to EAF steelmaking and working capital adjustments, for the nine months ending December 31, 2021. This cash flow would reduce the pro forma enterprise value of the combined company by 35%, from $1.7 billion to $1.1 billion. While Legato’s board does not anticipate that this level of free cash flow is sustainable indefinitely, it believes that this period of excess free cash flow has the potential to create significant value for shareholders.

With the help of Algoma’s management team, Legato’s board also studied the normalized free cash flow generation capacity of Algoma’s business. In order to estimate normalized free cash flows, Legato’s board looked at Algoma’s historical free cash flows through a steel pricing cycle (“through the cycle”). Legato believes that a three-year average that excludes the global pandemic is representative of normalized steel prices and profitability. For the fiscal years ended March 31, 2018 through March 31, 2020, HRC prices averaged $685 and Algoma generated average Further Adjusted EBITDA of $245 million per annum. In order to determine how that translates to future normalized cash flows, Legato added to Adjusted EBITDA certain profit enhancement initiatives and volume enhancement initiatives that were completed subsequent to the 2018 to 2020 measurement period, as well as additional Adjusted EBITDA anticipated from the plate mill modernization, which is underway, and the EAF conversion, which is still in the planning stage. From this total Legato subtracted additional profit sharing payments that would be made to employees as a result of these Adjusted EBITDA enhancements. As a result of the forgoing, Legato estimated that Algoma had Further Adjusted EBITDA generating capacity of $460 million. From this Further Adjusted EBITDA, Legato subtracted maintenance capital expenditures and taxes and other cash payments not included in Adjusted EBITDA to arrive at normalized unlevered free cash flow of $290 million per year. Given an enterprise value of $1.7 billion, which includes all contingent consideration and excludes any cash expected to be generated in the current period of excess returns, the resulting projected free cash flow yield is 17%.

Legato’s board of directors placed significant emphasis on Algoma’s current free cash flow generating capacity as well as Algoma’s ability to generate normalized free cash flow yields in the mid to high teens. Legato’s board of directors viewed this projected cash flow generating capacity, relative to the transaction value, as extremely attractive and believes that these cash flows have the potential to create significant value for Legato’s stockholders.

Competitive Dynamics (Low Cost Provider)

Legato’s board of directors considered the industry in which Algoma competes and Algoma’s competitive positioning within that industry. Algoma operates in a highly commoditized industry where production costs are a critical determinant of profitability and sustainability. Algoma has a number of competitive advantages that result in a lower cost structure than many of its North American peers.

Algoma is the only integrated steel producer in North America to operate a DSPC that converts liquid steel directly into strip in a continuous process. The DSPC process is more efficient than the typical process of casting slabs which are allowed to cool and then reheating them prior to rolling into strip form. As a result, Algoma can save on labor associated with moving the slabs, carrying costs of inventory for the cooled slabs, yield loss associated with re-heating and energy costs associated with re-heating. Algoma believes that these cost advantages result in a production cost that is $30 and $40 per ton lower than peers using more traditional processes.

In 2018, Algoma re-established its control of the port of Algoma as a means to receive critical inbound raw materials and outbound shipment of finished goods. These on-site port facilities enable access to low-cost water transportation across the Great Lakes. Since barge shipping is the cheapest form of transportation, Algoma can save considerably on both inbound and outbound shipping as compared to truck and rail freight options. In addition, Algoma’s position on the Great Lakes makes it the first stop for iron ore shipments, which gives it a relative cost advantage and positions Algoma well to take advantage of the scrap markets of Chicago, Detroit and Southern Ontario if it converts to EAF steelmaking.

Legato’s board of directors viewed the high cost of capital required to enter the steelmaking market as a positive factor with regard to competitive entry. However, this barrier to entry is negated by global steelmaking capacity that typically outstrips demand. As such, the cost of production is an important factor. Legato’s board studied Algoma’s competitive cost position relative to other producers as measured by production costs per ton of output and by Adjusted EBITDA margins. As discussed above, Algoma draws cost advantages from its DSPC facility and location on the Great Lakes. Legato’s board of directors concluded that, relative to its North American peers, Algoma appears to have a cost per ton in the lowest quartile and Adjusted EBITDA margins across the cycle that are among the highest in the industry. The intensely competitive nature of the industry was a negative factor in the eyes of Legato’s directors; however, Algoma’s competitive position within the industry was viewed positively on a relative basis.

Customer Relationships

Legato’s board of directors considered Algoma’s customer base and relationships. Algoma has a longstanding reputation in the steel industry that dates back to its founding in 1901. The average tenure for Algoma’s top ten customers, which represented approximately 52% of sales in the latest fiscal year, is 20-25 years. Algoma serves customers in a variety of industries, including automotive, construction and energy. In addition, Algoma sells steel products to a diverse base of over 200 customers in the United States and Canada and has no single customer that represents over 11% of sales. Algoma’s geographic, sector and customer diversity makes it less exposed than some of its competitors to demand shifts of individual customers or market sectors. Legato’s board considered Algoma’s customer base and relationships to be a positive investment attribute.

Liabilities

Recognizing the significant liabilities typically related to steelmaking operations, Legato’s board of directors focused on Algoma’s environmental and pension liabilities.

Algoma has been operating on the same site since the beginning of the twentieth century, in an industry know to have a significant environmental impact. While Algoma currently complies with tighter environmental regulations, the regulatory environment was much less stringent when Algoma commenced steelmaking operations. As such, the potential for substantive environmental liabilities exists on Algoma’s property. However, in association with Algoma’s restructuring and emergence from CCAA protection in 2018, Algoma executed a Framework Agreement Concerning Environmental Issues with the MECP. Pursuant to the framework agreement, the MECP agreed that during the LEAP Term, as long as Algoma is complying with its obligations under the agreement, the MECP shall not order or otherwise require Algoma or any of its subsidiaries to take any action or to incur any costs in respect of legacy environmental contamination. Further, the MECP provided a release in favor of all current and future directors and officers of Algoma and its subsidiaries from any obligations under applicable environmental laws relating to legacy environmental issues at Algoma’s Sault Ste. Marie site with respect to the historical soil, groundwater and sediment contamination. Pursuant to the agreement, Algoma agreed to fund C$3.8 million per year for 20 years to a financial assurance fund, established to fund environmental projects on the site. Additionally, Algoma was released from all legacy environmental issues with respect to the historical soil, groundwater and sediment contamination at Old Steelco’s closed iron ore mines, which Algoma does not presently own. Algoma agreed, among other things, to pay $10 million in installments of $250,000 semi-annually to be used to rehabilitate these closed iron ore mines and provided a $3.5 million letter of credit to provide financial assurance for these obligations.

Similar to many other unionized steel producing companies, Algoma has accumulated substantial pension and other post-retirement benefit obligations. Algoma has a total of approximately $1.5 billion in funded pension liabilities for hourly and salaried employees (past and present) and an additional $60 million of unfunded liabilities under the Wrap Regulations. As of March 1, 2021, the funded plans were greater than 85% funded on an actuarial basis and nearly fully funded on a going concern basis. As part of Algoma’s emergence from CCAA protection, Algoma was granted some relief from funding requirements and has an annual C$31 million cap on excess pension contributions, which moves down to C$2 million once the plans are 85% funded on an actuarial basis. As the plans are now 85% funded on an actuarial basis, these smaller contributions will apply for the upcoming year. In addition, funding for the Wrap Plan is capped annually at C$5 million. As such, the Legato board of directors believed that the additional cash requirements for underfunded pension plans are not overly burdensome.

Given their potential impact on Algoma’s free cash flow generating capacity, Legato’s board of directors considered Algoma’s environmental and pension liabilities and the cash flow required to service these liabilities. The limitations on environmental liabilities established by the Framework Agreement Concerning Environmental Issues with the MECP was considered to be a significant positive factor, particularly when Algoma is compared to similar steelmaking operations without such a favorable environmental liability provision. Legato’s board of directors also reviewed Algoma’s pension liabilities and determined that while the underfunded pension liabilities were a negative factor, these liabilities were generally not dissimilar from other similarly situated steel producers and the provisions for funding relief were generally viewed favorably.

Diversification

Legato’s board of directors considered Algoma’s operational diversification. Specifically, Legato’s board of directors considered that Algoma operates from only one facility and in only one industry. Algoma operates in the commodity steel production business, which makes Algoma vulnerable to cyclical factors that affect the broader economies in the United States and Canada as well as factors that affect the steel sector in particular. The steel industry has been characterized by significant fluctuation in supply and demand and the companies that operate in this sector typically experience significant variability in earnings and free cash flow.

Algoma has attempted to mitigate this industry specific risk through the production of differentiated products within the steel industry. For example, Algoma offers steel coils in widths that are not commonly available and it is the only plate producer in Canada. Despite these diversification efforts, Algoma remains subject to broader price and volume movements in the steel industry.

Unlike some of its competitors, Algoma operates from a single blast furnace and its operations are not geographically diverse with operations only in Sault Ste. Marie, Canada. This introduces risks associated with the failure of Algoma’s No. 7 blast furnace, its only currently operational blast furnace. In the event that this blast furnace is out of operation, Algoma’s production of steel would be stalled. While there is a smaller capacity idled blast furnace (No. 6) that is in a near ready state, it would require up to 6 months and C$60 million to bring it back into service. In order to mitigate some of this risk, Algoma is currently contemplating in investment in a dual electric arc furnace, which will provide some level of redundancy to its operations; however, this equipment, if purchased and installed, will not be operational until the end of calendar year 2023, at the earliest. As such, Algoma will remain subject to this risk for the near term.

Overall, Legato’s board believed that Algoma’s lack of diversification is a negative factor and considered this in determining the merger consideration.

Algoma’ Ability to Execute its Business Plan After the Merger Using its Own Available Cash Resources, since Part of the Cash Held in the Trust Account May be Used to Pay Legato’s Public Stockholders who Exercise their Conversion Rights

Legato’s board of directors considered the risk that the current Public Stockholders of Legato would request to convert their public shares for cash upon consummation of the Transactions, thereby reducing the amount of cash available to Legato following the Transactions or causing a condition under the Merger Agreement not to be met. This risk is somewhat mitigated by the $100 million PIPE that was committed prior to the execution of the Merger Agreement. Legato’s board deemed this risk to be no worse with regard to Algoma than it would be with regard to other target companies and believes that, given Algoma’s strong free cash flow generation capacity and its potential ability to fund its capital expenditures from internally generated funds, Algoma will still be able to implement its business plan, even if the full amount of the funds deposited in the Trust Account is not available to the combined company at closing.

Other Key Risks and Uncertainties

Legato’s board of directors also considered a variety of additional uncertainties, risks, and other potentially negative factors relevant to the Merger. Some of the most prominent risks considered include: foreign exchange rates, Algoma’s debt service capacity, the volatility of commodity steel prices, cost or time overruns on the EAF conversion, production capacity of the EAF facility, raw material costs, changing consumer demand, Algoma’s labor relations and union contract and worker safety. For a full list of risk factors, please see the section of this proxy statement titled “Risk Factors.” Overall, Legato’s board of directors determined that the positive aspects of the Merger outweighed the potential risk factors.

Valuation

Based on a review of comparable publicly traded companies, a discounted cash flow analysis and the board’s significant transaction experience, Legato’s board of directors agreed upon and negotiated terms which they felt were in the best interest of Legato’s stockholders. The board used the analyses described below to estimate the likely range of values at which Algoma could be expected to trade in the public market.

Comparable Company Analysis

Legato’s management relied in part upon a comparable company analysis to assess the value that the public markets would likely ascribe to Algoma as a public company following the Merger. Legato’s management compiled a list of publicly traded North American steel producers that it believes are as similar as possible to Algoma, carefully considering the material differences between Algoma and such companies. Legato’s management selected 5 publicly traded companies for review and analysis and divided this comparable company set into two distinct categories: (i) electric arc furnace/mini mill steel producers (“EAF Producers”) and (ii) traditional blast furnace or integrated steel producers (“Integrated Producers”). Legato’s management considered EAF Producers to be those who predominantly operate mini mills and Integrated Producers to be those that predominantly operate blast furnaces. Legato’s management considered this to be the most distinguishing feature within the comparable company group because the EAF Producers traditionally have lower earnings volatility and tend to trade at higher multiples of EBITDA (particularly toward the top of the cycle). Legato’s management and board focused on EBITDA multiples, rather than multiples of revenue, net income or some other metric, because this is the standard measure of profitability used by investors in the steelmaking sector.

Company Name	Market Capitalization	Net Debt	Enterprise Value	EV / LTM Revenue	EV / LTM EBITDA	EV / 2021 Est EBITDA	EV / 2022 Est EBITDA
EAF Producers
Steel Dynamics, Inc.	$12,998	$1,852	$14,857	1.4x	9.8x	4.7x	8.2x
Nucor Corporation	$30,562	$2,550	$33,526	1.6x	10.1x	5.3x	8.9x
EAF Producer Median	$21,780	$2,201	$24,191	1.5x	10.0x	5.0x	8.6x
Integrated Producers
Cleveland-Cliffs Inc.	$9,019	$5,624	$15,711	1.7x	16.0x	3.7x	6.1x
United States Steel Corp.	$6,458	$5,298	$11,849	1.1x	25.6x	3.4x	6.7x
Stelco Holdings Inc.	$2,468	$371	$2,839	2.0x	24.5x	2.4x	5.9x
Integrated Producer Median	$6,458	$5,298	$11,849	1.7x	24.5x	3.4x	6.1x
Overall Median	$9,019	$2,550	$14,857	1.6x	16.0x	3.7x	6.7x

Source: CapitalIQ data as of May 21, 2021.

Despite the similar nature of each of the above companies, there are several relevant differences that Legato’s board considered. As noted above, Legato’s board believes that the EAF Producers have less earnings volatility as their primary raw material, scrap steel, is more highly correlated to the market price for finished steel than the inputs for Integrated Producers. As such, EAF Producers tend to significantly outperform Integrated Producers in times of lower prices and underperform in times of higher steel prices. This stability has tended to result in higher EBITDA multiples for EAF Producers relative to their Integrated Producer counterparts. As shown above, the estimated 2021 EAF Producer median enterprise value to EBITDA multiple is 5.0x versus 3.4x for the Integrated Producers. Despite Algoma’s proposed transition to EAF steelmaking, Algoma is presently an Integrated Producer, so Legato’s board placed greater weight on the multiples of the three Integrated Producers.

The comparable companies above also differ with regard to their size, end product mix, customer mix, geographic location and vertical integration. Legato’s board of directors noted that all of the competitors in the comparable company group, except for Stelco Holdings Inc., are much larger than Algoma and operate numerous steelmaking furnaces, which decreases their reliance on any one production asset. These competitors have a greater ability to withstand prolonged downtime in any one steelmaking asset, which makes an investment in the larger and more operationally diverse competitors less risky than an investment in Algoma. Several of the competitors in the group are vertically integrated, with mining, scrap and/or iron ore producing units of their business. This integration could be viewed positively as these producers control more of their supply chain. In addition, some of these larger competitors produce a greater variety of products, which allows them to serve more end markets and limits their reliance on any one sector. However, the benefits of vertical integration and end product diversification are mitigated by the fact that all of these operations are closely tied to the steel industry. Many of the competitors in the comparable company group have operations in multiple geographies, which provides some diversification benefits; however, Algoma’s location on the Great Lakes provides Algoma with material benefits. In particular, Algoma’s Sault Ste. Marie facility borders the US and Canada, which gives it easy access to both markets. In addition, its location and its port facilities provide it with access to barge shipments for its raw materials and finished goods, which gives Algoma a cost advantage relative to its competitors.

Legato’s board of directors believes that the operations of Algoma are most closely aligned with the Integrated Producers in general and Stelco Holdings Inc. in particular. Stelco Holdings Inc. is a Canadian producer with a similar level of production capacity from a single blast furnace and a similar margin profile. Given its smaller size, lack of vertical integration and reliance on just one blast furnace, Legato’s board of directors believes that Algoma should trade at a discount to the larger Integrated Producers. However, Legato’s board believes that Algoma’s Adjusted EBITDA as well as its Adjusted EBITDA market multiple could benefit greatly from a transition to EAF steelmaking, which is currently under consideration. This transition to a more stable level of cash flow along with the benefits a lower level of reliance on one steelmaking asset would argue for a multiple above those of its integrated peers. Taking all of these factors into consideration, Legato’s board of directors believes that the combined company should trade at an enterprise value to 2021 estimated Adjusted EBITDA of approximately 2.5x. As such, the enterprise value of the combined company would be approximately $2.25 billion, which would result in an equity value of approximately $2.07 billion, or $13.50 per share.

Discounted Cash Flow Analysis

Legato’s board of directors also reviewed a discounted cash flow analysis that was prepared by Legato’s management team in order to determine the appropriate level of consideration for Algoma. A discounted cash flow analysis uses projected future free cash flows discounted back to the present value using a risk adjusted rate in order to determine the value of an asset. Legato’s management applied this valuation technique to assist the board of directors in determining the present value of Algoma’s operations, or enterprise value. Algoma provided Legato with its internally prepared quarterly projections for the fiscal years ending March 31, 2022 through 2030. A summary of these projection is shown in the section entitled “Certain Unaudited Prospective Financial Information Regarding Algoma.” These projections formed the basis for Legato’s discounted cash flow analysis and are subject to the assumptions and risks set forth in such section.

Legato’s management used an unlevered free cash flow model to estimate the intrinsic value of Algoma. This unlevered DCF analysis is detailed below.

Legato used Algoma’s Adjusted EBITDA through 2030 and made adjustments to determine Algoma’s expected free cash flows as though Algoma had no leverage. These adjustments include income and other taxes, capital expenditures assuming the conversion to an electric arc furnace, pension funding requirements and other working capital adjustments. These adjustments were all derived from information contained in the detailed quarterly projections provided by Algoma. The resulting unlevered free cash flow was discounted back to the present value at an estimated weighted average cost of capital of 12.1%. Using the capital asset pricing model, which incorporates the risk-free rate, an equity market risk premium and beta (derived from comparable publicly traded companies), Legato’s management calculated Algoma’s cost of equity capital to be 15.4%. Given Algoma’s current cost of debt coupled with estimates of the current environment for high yield debt in the steel industry, Legato’s management calculated Algoma’s after-tax cost of debt to be 6.0%. Based on Algoma’s current capital structure, Legato’s management concluded that a weighting of 35% debt and 65% equity was appropriate. Legato’s management used a terminal multiple of 5.5x Adjusted EBITDA, which was derived from a longer-term average of publicly traded comparable companies. The resulting enterprise value was $2.64 billion, which would result in an equity value of approximately $2.46 billion, or $16.10 per share.

Opinion of Financial Advisor

In making its determination with respect to the Merger, Legato’s board of directors also considered the financial analysis performed by Cassel Salpeter, and the oral opinion of Cassel Salpeter to the Legato board of directors (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date, May 24, 2021), as to (i) the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders, as defined below) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement and (ii) whether Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account. See “ – Opinion of Financial Advisor to the Board of Directors of Legato.”

Certain Unaudited Prospective Financial Information Regarding Algoma

Algoma does not as a matter of course make public projections as to future revenues, performance, financial condition or other results. However, Algoma’s management prepared and provided to its board of directors, its financial advisors and Legato certain internal, unaudited prospective financial information in connection with the evaluation of the Merger. Algoma’s management prepared such financial information based on their judgment and assumptions regarding the future financial performance of Algoma. The inclusion of the below information should not be regarded as an indication that Algoma or any other recipient of this information considered – or now considers – it to be necessarily predictive of actual future results.

The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.

While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Algoma’s management, including, among other things, the matters described in the sections entitled “Forward-Looking Statements” and “Risk Factors.” Algoma believes the assumptions in the prospective financial information were reasonable at the time the financial information was prepared, given the information Algoma had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to Algoma’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Algoma’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Algoma. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, NEITHER ALGOMA NOR LEGATO INTENDS TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF ALGOMA, LEGATO OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY ALGOMA SHAREHOLDER, LEGATO STOCKHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

Certain of the measures included in the prospective financial information may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Algoma may not be comparable to similarly titled amounts used by other companies. See “Non-IFRS Financial Measures.” Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-IFRS financial measures and therefore are not subject to SEC rules regarding disclosures of non-IFRS financial measures, which would otherwise require a reconciliation of a non-IFRS financial measure to an IFRS financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

The following table sets forth certain summarized prospective financial information regarding Algoma for the period indicated:

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in thousands of US$)(1)
Steel Revenue(2)	$2,624,655	$2,176,706	$2,125,746	$2,210,835	$2,165,113	$1,983,146	$1,998,310	$2,203,023	$2,447,946
Steel CoGS	$1,486,715	$1,392,577	$1,516,909	$1,618,644	$1,710,220	$1,701,470	$1,705,360	$1,758,626	$1,900,359
Gross Profit	$1,137,940	$784,129	$608,836	$592,192	$454,893	$281,677	$292,950	$444,397	$547,587
SG&A	$47,117	$46,215	$45,320	$45,077	$45,370	$45,665	$45,963	$46,263	$46,457
Profit Sharing	$105,002	$68,970	$52,865	$52,182	$38,770	$22,345	$24,474	$39,725	$50,747
Operating Income	$985,821	$668,945	$510,651	$494,932	$370,753	$213,666	$222,513	$358,409	$450,383
Plus D&A	$62,800	$55,388	$68,738	$78,312	$81,780	$91,043	$101,356	$102,714	$109,941
Earnout Adjusted EBITDA(3)	$1,048,621	$724,332	$579,389	$573,244	$452,533	$304,709	$323,869	$461,124	$560,324

(1)	Assumes an exchange rate of US$1.00 = C$1.25.

(2)	Steel Revenue is Revenue from steel sales net of freight.

(3)

We define Earnout Adjusted EBITDA as net income (loss) before amortization of property, plant, equipment and amortization of assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, reorganization costs, finance income, inventory write-downs, carbon tax, certain exceptional items, tariff expense, non-cash adjustments and write-downs, loss (gain) on commodity hedging, loss (gain) on foreign exchange and loss (gain) associated with the Algoma Warrants.

We caution investors that amounts presented in accordance with our definition of Earnout Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate Earnout Adjusted EBITDA in the same manner. In addition, investors are cautioned that Earnout Adjusted EBITDA differs from our reported Further Adjusted EBITDA. Earnout Adjusted EBITDA should not be considered as an alternative to net income (loss), cash flows from operating activities or any other performance measures derived in accordance with IFRS or as an alternative to cash flows from operating activities as a measure of our liquidity. See “Non-IFRS Financial Measures.”

The Algoma prospective financial information was prepared using the following key assumptions:

Revenue Drivers:

•

Shipment volumes based on the macroeconomic demand for steel products, and Algoma’s production rate increasing gradually to consider the incremental finished steel production available with the proposed EAF investment (approximately 700,000 net tons of incremental finished products), as reflected in the table below;

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
Steel Shipments (in thousands of tons)	2,502	2,568	2,637	2,850	3,033	3,033	3,033	3,033	3,135

•	The following HRC prices derived from various industry market forecasts, as well as published futures prices for the U.S. Midwest Domestic Hot-Rolled Coil Steel (CRU) Index (the “Futures Index”);

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
HRC Price (US$/ton)	$1,221	$824	$790	$745	$681	$621	$626	$694	$750

•	A forward sales mix similar to Algoma’s historic mix with an update in 2023P to reflect the plate mill modernization project currently underway;

•

Historical premiums and discounts on Algoma’s product categories assumed to remain in effect in the future, including (i) sheet prices historically at 95-100% of HRC CRU and (ii) plate at 110-120% of HRC CRU; and

•	The following estimates regarding realized price per ton.

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
Realized Price (US$/ton)	$1.049	$848	$806	$776	$714	$654	$659	$726	$781

Cost Drivers:

Variable Cost Drivers:

•	Iron Ore : Long term supply contracts in effect through 2024;

•	Scrap: Pricing based on a relationship to the Futures Index within a range of 35-45%; and

•	Other inputs based on unit costs historically experienced by Algoma adjusted for prospective price inflation.

Fixed Cost Drivers:

•

A gradual reduction in absolute fixed costs and resultant fixed costs per ton, including manufacturing and service labor and contractors materials and services costs, are expected as a result of Algoma’s ongoing efficiency initiatives and conversion of its primary steelmaking operations through its proposed EAF investment.

The following table sets forth projected variable and fixed costs, including raw material costs, energy, fuel & utilities costs, consumables and other variable costs, manufacturing & service labor costs, and fixed consumables, materials and services (“CM&S”) costs, each of which are components of Steel CoGS in the prospective financial information:

				Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in thousands of US$)(1)
Raw Material Costs	$895,260	$848,615	$931,204	$1,045,285	$1,108,453	$1,091,070	$1,085,428	$1,142,000	$1,328,815
Energy, Fuel & Utilities	$109,822	$111,497	$130,305	$123,741	$132,157	$132,167	$132,187	$132,187	$124,567
Consumables and Other Variable	$72,943	$74,386	$102,219	$109,400	$114,128	$114,537	$114,896	$115,303	$122,778
Manufacturing & Service Labor	$216,295	$201,765	$206,987	$174,620	$176,373	$178,143	$179,931	$181,737	$143,764
Fixed CM&S	$119,822	$90,099	$86,113	$92,111	$92,383	$92,740	$93,073	$93,408	$73,139

Other Relevant Financial Assumptions:

•	Profit Sharing: Profit sharing allotment with unionized employees under existing collective bargaining agreements;

•	Carbon Taxes: Carbon tax liability as prescribed by current federal regulations, including carbon pricing escalating from C$40/tonne currently to C$170/tonne by 2030P;

•

Capital Expenditures include major one-time capital expenditures of approximately $500 million from FY2022P to FY2024P related to the proposed EAF investment, which is expected to lower average annual maintenance capital expenditures after implementation in FY2025P. Completion of the proposed transformation to EAF steelmaking may or may not be completed. See “Risk Factors – Risks Related to Algoma’s Business”; and

•

Foreign Exchange: Algoma reports in Canadian dollars, but U.S. dollars are Algoma’s functional currency as 100% of sales are denominated in or linked to U.S. dollars and approximately 70% of Algoma’s costs are denominated in U.S. dollars.

In preparing the financial model associated with the prospective financial information, Algoma’s management relied on a number of factors, including its executive team’s significant experience and management’s views regarding market trends at the time the prospective financial information was prepared in April 2021. While prepared and provided with numerical specificity, the prospective financial information is forward-looking and reflect estimates and assumptions with respect to future industry performance and market trends and general business, economic, market, regulatory and financial conditions and various other factors and future events, as well as matters specific to Algoma’s business and the market in which Algoma operates, all of which are difficult to predict and many of which are beyond Algoma’s control.

Legato, with the assistance of Cassel Salpeter, derived prospective Normalized Unlevered Free Cash Flows for Algoma from the projections provided by Algoma summarized above. These Normalized Unlevered Free Cash Flows included adjustments to projected Earnout Adjusted EBITDA for environmental liabilities of approximately C$3.2 million per year, pension liabilities of approximately C$5.6 million per year and other post-employment benefits of approximately C$6.4 million per year, as well as other adjustments for taxes, depreciation, changes in net working capital and capital expenditures, in each case based on information provided by Algoma management and based on assumptions that Legato management believed to be reasonable at the time. The financial projections provided by Algoma management summarized above, as well as the projections of Normalized Unlevered Free Cash Flows set forth below, were reviewed by the Legato board of directors, which directed Cassel Salpeter to use and rely upon such projections for purposes of its analyses and opinion. The projections of Normalized Unlevered Free Cash Flows were not provided to, and were not reviewed by, Algoma prior to the announcement of the transaction.

The following table sets forth the projected Normalized Unlevered Free Cash Flows for Algoma for the period indicated which were derived by Legato, with the assistance of Cassel Salpeter:

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in thousands of US$)(1)
Normalized Unlevered Free Cash Flows	$591,104	$290,592	$399,127	$328,141	$355,488	$181,130	$159,475	$286,177	$373,121

(1)	Assumes an exchange rate of US$1.00 = C$1.25.

For additional information regarding the assumptions underlying the prospective financial information regarding Algoma, see “Risk Factors – Risks Related to Algoma’s Business”, “ – Risks Related to the Merger – Legato and Algoma have no history operating as a combined company”, and “ – The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or Algoma’s future results.”

Certain Updated Unaudited Prospective Financial Information Regarding Algoma

Subsequent to the announcement of the Merger, in June 2021, Algoma’s management updated its unaudited prospective financial information regarding Algoma (the “Updated Projections”) for use in a presentation prepared by management in connection with Merger. The Updated Projections were not available to and, accordingly, not considered by the Legato board of directors in connection with its approval of the Merger Agreement.

The principal differences between the Updated Projections and the prospective financial information regarding Algoma set forth above under “Certain Unaudited Prospective Financial Information Regarding Algoma” (the “Initial Projections”) relate to HRC pricing and the use of more recently available HRC future pricing in the Updated Projections, which reflects the significant increase in HRC pricing in the first half of 2021, which increase includes the use of HRC forward pricing in the Updated Projections compared to the use of a blend of HRC forward pricing and third-party estimates for the US Midwest Hot-rolled Coil index in the Initial Projections. The assumed increase in HRC pricing also corresponded to an increase in the assumed prices of key raw material inputs to the steel making process. The following tables sets forth the HRC pricing used in the Initial Projections and the Updated Projections:

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
HRC Price (US$/ton)
Initial Projections	$1,221	$824	$790	$745	$681	$621	$626	$694	$750
Updated Projections	$1,212	$985	$900	$900	$900	$900	$900	$900	$900

Difference	($9)	$160	$110	$155	$219	$279	$274	$206	$150

You should not place undue reliance on the Updated Projections as the Updated Projections are not a reliable indication of future results. While neither Legato’s management nor Algoma’s management view the Updated Projections as material to the prospects for Algoma’s business, Algoma is providing such information because it was disclosed prior to the date of this proxy statement/prospectus. Algoma does not intend to update the Updated Projections or provide any additional prospective financial information prior to the date of the Special Meeting.

Algoma does not as a matter of course make public projections as to future revenues, performance, financial condition or other results. The inclusion of the below information should not be regarded as an indication that Algoma or any other recipient of this information considered – or now considers – it to be necessarily predictive of actual future results. The Updated Projections are subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the Updated Projections cover multiple years, that information by its nature becomes less predictive with each successive year.

While presented in this proxy statement/prospectus with numerical specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Algoma’s management, including, among other things, the matters described in the sections entitled “Forward-Looking Statements” and “Risk Factors.” Algoma believes the assumptions in the Updated Projections were reasonable at the time such information was prepared, given the information Algoma had at the time. However, important factors that may affect actual results and cause the results reflected in the Updated Projections not to be achieved include, among other things, risks and uncertainties relating to Algoma’s business, industry performance, the regulatory environment, and general business and economic conditions. The Updated Projections also reflect assumptions as to certain business decisions that are subject to change. The Updated Projections were not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Algoma’s management, were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Algoma. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the Updated Projections.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, NEITHER ALGOMA NOR LEGATO INTENDS TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE UPDATED PROJECTIONS. THE UPDATED PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UPDATED PROJECTIONS SET FORTH BELOW. NONE OF ALGOMA, LEGATO OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY ALGOMA SHAREHOLDER, LEGATO STOCKHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE UPDATED PROJECTIONS OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

Certain of the measures included in the Updated Projections may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Algoma may not be comparable to similarly titled amounts used by other companies. See “Non-IFRS Financial Measures.” Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-IFRS financial measures and therefore are not subject to SEC rules regarding disclosures of non-IFRS financial measures, which would otherwise require a reconciliation of a non-IFRS financial measure to an IFRS financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

The following table sets forth certain summarized updated prospective financial information regarding Algoma for the period indicated:

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in thousands of US$)(1)
Steel Revenue(2)	$2,537,247	$2,561,217	$2,427,129	$2,652,624	$2,828,535	$2,828,535	$2,828,535	$2,828,535	$2,918,152
Steel CoGS	$1,444,289	$1,404,788	$1,554,178	$1,702,893	$1,858,513	$1,890,829	$1,904,066	$1,910,479	$2,064,528
Gross Profit	$1,092,958	$1,156,429	$872,951	$949,730	$970,023	$937,706	$924,469	$918,056	$853,624
SG&A	$47,117	$46,215	$45,320	$45,077	$45,370	$45,665	$45,963	$46,263	$46,457
Profit Sharing	$100,504	$106,200	$79,277	$87,936	$90,283	$87,948	$87,626	$87,091	$81,351
Operating Income	$945,338	$1,004,015	$748,354	$816,717	$834,369	$804,093	$790,880	$784,703	$725,816
Plus D&A	$62,800	$55,388	$68,738	$78,312	$81,780	$91,043	$101,356	$102,714	$109,941
Earnout Adjusted EBITDA(3)	$1,008,137	$1,059,402	$817,092	$895,029	$916,150	$895,135	$892,236	$887,417	$835,757

(1)	Assumes an exchange rate of US$1.00 = C$1.25.

(2)	Steel Revenue is Revenue from steel sales net of freight.

(3)

We define Earnout Adjusted EBITDA as net income (loss) before amortization of property, plant, equipment and amortization of assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, reorganization costs, finance income, inventory write-downs, carbon tax, certain exceptional items, tariff expense, non-cash adjustments and write-downs, loss (gain) on commodity hedging, loss (gain) on foreign exchange and loss (gain) associated with the Algoma Warrants.

We caution investors that amounts presented in accordance with our definition of Earnout Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate Earnout Adjusted EBITDA in the same manner. In addition, investors are cautioned that Earnout Adjusted EBITDA differs from our reported Further Adjusted EBITDA. Earnout Adjusted EBITDA should not be considered as an alternative to net income (loss), cash flows from operating activities or any other performance measures derived in accordance with IFRS or as an alternative to cash flows from operating activities as a measure of our liquidity. See “Non-IFRS Financial Measures.”

The Updated Projections were prepared using a number of assumptions, including:

•	HRC prices set forth in the table above;

•	the following estimates regarding realized price per ton, which were adjusted as a result of the HRC prices set forth in the table above;

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
Realized Price (US$/ton)	$1,014	$997	$920	$931	$933	$933	$933	$933	$931

•	the following table sets forth raw material costs, which are a component of Steel CoGS in the Updated Projections; and

	Forecast Year Ended March 31,
	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P
	(in thousands of US$)(1)
Raw Material Costs(*)	$852,415	$863,657	$966,568	$1,136,756	$1,260,428	$1,282,154	$1,282,776	$1,290,549	$1,494,019

(*)	the other cost assumptions which were relied upon in preparing the Algoma prospective financial information set forth above did not change in the Updated Projections.

•	the assumptions detailed above which were relied upon in preparing the Algoma prospective financial information.

For additional information regarding the assumptions underlying the Updated Projections, see “Risk Factors – Risks Related to Algoma’s Business”, “ – Risks Related to the Merger – Legato and Algoma have no history operating as a combined company”, and “ – The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or Algoma’s future results.”

Satisfaction of 80% Test

It is a requirement under the Existing Legato Charter that any business acquired by Legato have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination (excluding the taxes payable on the income earned on, the Trust Account).

As of May 24, 2021, the date of the execution of the Merger Agreement, the balance of the funds in the Trust Account, less the taxes payable on interest earned, was approximately $235.8 million and 80% thereof represents approximately $188.7 million. Based on the financial analysis of Algoma utilizing both DCF and comparable company valuation metrics, the Legato board of directors ascribed an enterprise value of $2.25 to $2.64 billion to Algoma and determined that this requirement was met. See “Opinion of Legato’s Financial Advisor – Summary of Material Financial Analyses.”

The Legato board of directors determined that the consideration being paid in the Merger, which amount was negotiated at arms-length, was fair to and in the best interests of Legato and its stockholders and appropriately reflected Algoma’s value. Legato’s board of directors believed that the financial skills and background of its members qualified it to conclude that the acquisition of Algoma met this requirement. In addition, Legato’s board of directors considered the financial analysis reviewed by Cassel Salpeter with the Legato board of directors, and the oral opinion of Cassel Salpeter to the Legato board of directors (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date, May 24, 2021), as to whether Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account.

Opinion of Legato’s Financial Advisor

On May 24, 2021, Cassel Salpeter rendered its oral opinion to the Legato board of directors (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated such date), to the effect that, as of May 24, 2021, (i) the merger consideration to be received by the holders of Legato shares, other than holders of Legato shares issued in private placements, including shares issued to Legato’s initial shareholders (such holders, “Founders”) or to underwriters and their respective affiliates (collectively, the “Excluded Holders”), in the Merger pursuant to the Merger Agreement, after giving effect to the Stock Split and assuming the full issuance of Algoma Common Shares upon satisfaction of the earnout (the “Earnout Rights Grant”), was fair, from a financial point of view, to such holders (other than the Excluded Holders) and (ii) Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account.

The summary of the opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. However, neither Cassel Salpeter’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed merger or otherwise, including, without limitation, whether any such stockholder should redeem their shares or whether any party should participate in the PIPE Investment.

The opinion was addressed to the Legato board of directors for the use and benefit of the members of the Legato board of directors (in their capacities as such) in connection with the Legato board of directors’ evaluation of the Merger. Cassel Salpeter’s opinion was just one of the several factors the Legato board of directors took into account in making its determination to approve the Merger, including those described elsewhere in this proxy statement/prospectus.

Cassel Salpeter’s opinion only addressed whether, as of the date of the opinion, (i) the merger consideration to be received by the holders of Legato shares, other than the Excluded Holders, in the Merger pursuant to the Merger Agreement, after giving effect to the Stock Split and the Earnout Rights Grant, was fair, from a financial point of view, to such holders (other than the Excluded Holders) and (ii) Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account (less any taxes payable on interest earned). It did not address any other terms, aspects, or implications of the Transaction or the Merger Agreement, including, without limitation, (i) other than assuming the consummation thereof in accordance with the Merger Agreement, the Stock Split, the Earnout Rights Grant, the PIPE Investment or the assumption by Algoma of outstanding Legato Warrants, (ii) any term or aspect of the Merger that is not susceptible to financial analysis, (iii) the fairness of the Merger, or all or any portion of the merger consideration, to any other security holders of Legato (including, without limitation, the Excluded Holders or holders of Legato Warrants), Algoma or any other person or any creditors or other constituencies of Legato, Algoma or any other person, (iv) the fairness of any portion or aspect of the Transaction to any one class or group of Legato’s or any other party’s security holders or other constituencies relative to any other class or group of Legato’s or such other party’s security holders or other constituencies (including, without limitation, the fairness of the merger consideration to be received by the Excluded Holders relative to the other holders of Legato shares or the potential dilutive or other effects of the Transaction on such other holders), (v) the appropriate capital structure of Algoma or whether Algoma should be issuing debt or equity securities or a combination of both, nor (vi) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the merger consideration in the Merger pursuant to the Merger Agreement or otherwise. Cassel Salpeter did not express any view or opinion as to (i) what the value of Algoma Common Shares actually would be when issued in the Merger, (ii) the prices at which Algoma Common Shares or Legato shares may trade, be purchased or sold at any time, including without limitation, for purposes of assessing the Earnout Rights, or (iii) the conditions under which Algoma Common Shares are issuable in respect of the Earnout Rights pursuant to the Merger Agreement or the timing or likelihood of achieving such conditions. In addition, Cassel Salpeter made no representation or warranty regarding the adequacy of its opinion or the analyses underlying its opinion for the purpose of Legato’s compliance with the terms of its constituent documents, the rules of any securities exchange or any other general or particular purpose.

Cassel Salpeter’s opinion did not address the relative merits of the Transaction as compared to any alternative transaction or business strategy that might exist for Legato, or the merits of the underlying decision by the Legato board of directors or Legato to engage in or consummate the Transaction. The financial and other terms of the Transaction were determined pursuant to negotiations between the parties to the Merger Agreement and were not determined by or pursuant to any recommendation from Cassel Salpeter. In addition, Cassel Salpeter was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving Legato.

Cassel Salpeter was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with respect to the Transaction, the securities, assets, businesses or operations of Legato, Algoma or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Legato board of directors or any other party with respect to alternatives to the Transaction. Cassel Salpeter’s analysis and opinion were necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of the opinion. Furthermore, as the Legato board of directors was aware, the credit, financial and stock markets had been experiencing significant volatility, due to, among other things, the COVID-19 pandemic and related illnesses and the direct and indirect business, financial, economic and market implications thereof, and Cassel Salpeter expressed no opinion or view as to any potential effects of such matters on Legato, Algoma or the Transaction. Accordingly, although subsequent developments could arise that would otherwise affect its opinion, Cassel Salpeter did not assume any obligation to update, review, or reaffirm its opinion to the Legato board of directors or any other person or otherwise to comment on or consider events occurring or coming to its attention after the date of the opinion.

In arriving at its opinion, Cassel Salpeter made such reviews, analyses, and inquiries as Cassel Salpeter deemed necessary and appropriate under the circumstances. Among other things, Cassel Salpeter:

•	Reviewed an execution copy, dated May 24, 2021, of the Merger Agreement.

•	Reviewed certain publicly available financial information and other data with respect to Legato and Algoma that Cassel Salpeter deemed relevant.

•

Reviewed certain other information and data with respect to Legato and Algoma made available to Cassel Salpeter by Legato and Algoma, including financial projections with respect to the future financial performance of Algoma prepared by, and adjusted based on discussions with, management of Algoma (the “Algoma Projections”) as further adjusted for certain contingent liabilities based on discussions with management of Legato (the “Legato Projections for Algoma”) and other internal financial information furnished to Cassel Salpeter by or on behalf of Legato and Algoma.

•	Considered and compared the financial and operating performance of Algoma with that of companies with publicly traded equity securities that Cassel Salpeter deemed relevant.

•	Considered the publicly available financial terms of certain transactions that Cassel Salpeter deemed relevant.

•	Compared the implied enterprise value reference ranges of Algoma to the balance, as provided by Legato management, of funds in the Trust Account.

•	Discussed the business, operations and prospects of Algoma and the proposed merger with Legato’s and Algoma’s management and certain of Legato’s and Algoma’s representatives.

•	Conducted such other analyses and inquiries, and considered such other information and factors as Cassel Salpeter deemed appropriate.

For purposes of its analyses and opinion Cassel Salpeter, at the Legato board of directors’ direction, (i) assumed that the aggregate value of the Algoma Common Shares issued in the Stock Split would be equal to $750,000,000 (the “Equity Value”), based on the number of Algoma Common Shares to be issued immediately following the Stock Split being equal to (a) the Equity Value divided by (b) the product of (1) $10.00 multiplied by (2) the number of Algoma Common Shares outstanding immediately prior to the Merger and the reference value of $10.00 per share of Legato Common Stock; (ii) assumed that the maximum aggregate value of the Earnout Rights would, based on the maximum number of Algoma Common Shares issuable in respect thereof and the reference value of $10.00 per share of Legato Common Stock, be $375,000,000 (the “Assumed Maximum Earnout Value”), and (iii) evaluated the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement, after giving effect to the Stock Split and the Earnout Rights Grant, based solely on a comparison of (a) the Equity Value and the Assumed Maximum Earnout Value and (b) the implied aggregate equity value reference ranges for Algoma that Cassel Salpeter believed were indicated by its financial analyses of Algoma. In addition, for purposes of its analysis and opinion Cassel Salpeter, with the Legato board of directors’ consent, evaluated whether Algoma had a fair market value equal to at least 80% of the balance of funds in the Trust Account solely upon the basis of a comparison of the implied enterprise value reference ranges of Algoma indicated by its financial analysis with the balance of funds in the Trust Account, which the Legato board of directors advised Cassel Salpeter and Cassel Salpeter, for purposes of its analysis and opinion, assumed did not and would not exceed $235,790,000.

In arriving at its opinion, Cassel Salpeter, with the Legato board of directors’ consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to it or available from public sources, and Cassel Salpeter further relied upon the assurances of Legato’s and Algoma’s management that they were not aware of any facts or circumstances that would have made any such information inaccurate or misleading. Cassel Salpeter is not a legal, tax, accounting, environmental, or regulatory advisor, and Cassel Salpeter did not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to Legato, Algoma, the Transaction, or otherwise. Cassel Salpeter understood and assumed that Legato had obtained or would obtain such advice as it deemed necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals, that such advice was sound and reasonable and that Legato had acted or would act in accordance with such advice.

With the Legato board of directors’ consent, Cassel Salpeter assumed that the Algoma Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Algoma with respect to the future financial performance of Algoma. Legato advised Cassel Salpeter and at the Legato board of directors’ direction Cassel Salpeter assumed that (i) the Legato Projections for Algoma were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Legato with respect to the future financial performance of Algoma, and (ii) that the Legato Projections for Algoma provided a reasonable basis upon which to analyze and evaluate Algoma and form an opinion. At the Legato board of directors’ direction, Cassel Salpeter used and relied upon the Legato Projections for Algoma for purposes of its analyses and opinion. Cassel Salpeter expressed no view with respect to the Algoma Projections, the Legato Projections for Algoma or the respective assumptions on which they were based. Cassel Salpeter did not evaluate the solvency or creditworthiness of Legato, Algoma or any other party to the Transaction, the fair value of Legato, Algoma or any of their respective assets or liabilities, or whether Legato, Algoma or any other party to the Transaction is paying or receiving reasonably equivalent value in the Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor did Cassel Salpeter evaluate, in any way, the ability of Legato, Algoma or any other party to the Transaction to pay its obligations when they come due. Cassel Salpeter did not physically inspect Legato’s or Algoma’s properties or facilities and did not make or obtain any evaluations or appraisals of Legato’s or Algoma’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). Cassel Salpeter did not attempt to confirm whether Legato or Algoma had good title to their respective assets. Cassel Salpeter’s role in reviewing any information was limited solely to performing such reviews as Cassel Salpeter deemed necessary to support its own advice and analysis and was not on behalf of the Legato board of directors, Legato, or any other party.

Cassel Salpeter assumed, with the Legato board of directors’ consent, that the Transaction would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Transaction, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on Legato, Algoma or the Transaction. Cassel Salpeter also assumed, with the Legato board of directors’ consent, that the final executed form of the Merger Agreement would not differ in any material respect from the copy Cassel Salpeter reviewed and that the Transaction would be consummated on the terms set forth in the Merger Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof material to Cassel Salpeter’s analyses or opinion. Cassel Salpeter also assumed that the representations and warranties of the parties to the Merger Agreement contained therein were true and correct and that each such party would perform all of the covenants and agreements to be performed by it under the Merger Agreement. Cassel Salpeter offered no opinion as to the contractual terms of the Merger Agreement or the likelihood that the conditions to the consummation of the Transaction set forth in the Merger Agreement would be satisfied. The Legato board of directors also advised Cassel Salpeter, and Cassel Salpeter assumed, that for U.S. federal tax income purposes the Merger would qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

In connection with preparing its opinion, Cassel Salpeter performed a variety of financial analyses. The following is a summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion. It is not a complete description of all analyses underlying such opinion. The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a consequence, neither Cassel Salpeter’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description. In arriving at its opinion, Cassel Salpeter assessed as a whole the results of all analyses undertaken by it with respect to the opinion. While it took into account the results of each analysis in reaching its overall conclusions, Cassel Salpeter did not make separate or quantifiable judgments regarding individual analyses and did not draw, in isolation, conclusions from or with regard to any individual analysis or factor. Therefore, Cassel Salpeter believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by Cassel Salpeter in preparing the opinion.

The implied valuation reference ranges indicated by Cassel Salpeter’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. Much of the information used in, and accordingly the results of, Cassel Salpeter’s analyses are inherently subject to substantial uncertainty.

Summary of Material Financial Analyses.

The following summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion includes information presented in tabular format. The tables alone do not constitute a complete description of these analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses Cassel Salpeter performed.

For purposes of its analyses, Cassel Salpeter considered the implied value of the Algoma Common Shares to be issued immediately following the Stock Split and the Earnout Rights Grant to be $750,000,000 to $1,125,000,000, assuming the issuance of a number of shares issuable pursuant to the Earnout Rights Grant ranging from no shares up to the maximum number of shares issuable pursuant to the Earnout Rights Grant and based upon the reference value of

$10.00 per share as provided by the Merger Agreement, which the Legato board of directors advised Cassel Salpeter, and Cassel Salpeter, with the consent of the Legato board of directors, assumed was a reasonable basis upon which to evaluate the Algoma Common Shares after giving effect to the Stock Split.

Share prices for the selected companies used in the selected companies analysis described below were as of May 19, 2021. The relevant values for the selected transactions analysis described below were calculated on an enterprise value basis based on the consideration proposed to be paid in the selected transactions. Estimates of financial performance for the selected companies listed below were based on publicly available research analyst estimates for those companies. Estimates of financial performance for Algoma were based on the Legato Projections for Algoma.

For purposes of its analyses, Cassel Salpeter reviewed a number of financial metrics, including:

•	“EBITDA,” which generally refers to the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period; and

•

“Enterprise Value,” which generally refers to the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and minority interests less the amount of cash on its balance sheet).

Discounted Cash Flows Analysis. Cassel Salpeter performed a discounted cash flow analysis of Algoma based on the Legato Projections for Algoma. In performing this analysis, Cassel Salpeter applied discount rates ranging from 19.0% to 21.0%, taking into account its experience and professional judgment and an estimate of Algoma’s weighted-average cost of capital, and perpetual growth rates ranging from 2.75% to 3.25%, taking into account its experience and professional judgment. This analysis indicated an implied aggregate equity value reference range of approximately $1,506,442,000 to $1,722,842,000 for Algoma, as compared to the implied value of Algoma Common Shares to be issued immediately following the Stock Split and the Earnout Rights Grant of $750,000,000 to $1,125,000,000.

Selected Companies Analysis. Cassel Salpeter considered certain financial data for Algoma and selected companies with publicly traded equity securities Cassel Salpeter deemed relevant.

The financial data reviewed included:

•	Enterprise value as multiple of mean EBITDA for fiscal year 2019, EBITDA for fiscal year 2020 and estimated EBITDA for fiscal year 2021, or “Mean FY 2019, 2020 and 2021E EBITDA.”

•	Enterprise value as multiple of estimated EBITDA for the calendar year 2021, or “CY 2021E EBITDA.”

•	Enterprise value as multiple of estimated EBITDA for the calendar year 2022, or “CY 2022E EBITDA.”

The selected companies and corresponding multiples were:

Enterprise Value / EBITDA
Selected Company	Mean FY 2019, 2020 and 2021E	CY 2021E	CY 2022E
Basic Oxygen Furnace (BOF)
Cleveland-Cliffs Inc.	13.2x	4.0x	6.5x
United States Steel Corporation	15.0x	3.4x	6.7x
Stelco Holdings Inc.	18.4x	2.5x	6.1x
Electric Arc Furnace (EAF)
Steel Dynamics, Inc.	9.2x	4.8x	8.3x
Nucor Corporation	9.8x	5.3x	9.1x
Commercial Metals Company	9.6x	6.9x	6.9x
Schnitzer Steel Industries, Inc.	10.1x	5.7x	5.6x

Enterprise Value Multiple of	High	Mean	Median	Low
Mean FY 2019, 2020 and 2021E EBITDA	18.4x	12.3x	10.1x	9.2x
CY 2021E EBITDA	6.9x	4.6x	4.8x	2.5x
CY 2022E EBITDA	9.1x	7.0x	6.7x	5.6x

Taking into account the results of the selected companies analysis, Cassel Salpeter applied multiple ranges of 8.0x to 10.0x to Algoma’s mean FY 2019, 2020 and estimated 2021E EBITDA; 2.0x to 2.5x to Algoma’s estimated CY 2021E EBITDA; and 2.0x to 2.5x to Algoma’s estimated CY 2022E EBITDA, in each case based on the Legato Projections for Algoma, which resulted in an implied aggregate equity value reference range of approximately $1,249,142,000 to $1,682,342,000 for Algoma, as compared to the implied value of the Algoma Common Shares to be issued immediately following the Stock Split and the Earnout Rights Grant of $750,000,000 to $1,125,000,000.

None of the selected companies have characteristics identical to Algoma. An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.

Selected Transactions Analysis. Cassel Salpeter considered the financial terms of the following business transactions Cassel Salpeter deemed relevant. The financial data reviewed included transaction value as a multiple of trailing twelve months, or “TTM” EBITDA. The selected transactions and the resulting high, low, mean and median financial data were:

Date				Enterprise Value/ TTM EBITDA
Announced	Closed	Target	Acquiror
28-Sep-20	9-Dec-20	ArcelorMittal USA LLC	Cleveland-Cliffs Inc.	6.6x
3-Dec-19	13-Mar-20	AK Steel Holding Corporation	Cleveland-Cliffs Inc.	4.6x
3-Jun-19	3-Jun-19	Premier Forge Group	Wynnchurch Capital, L.P	NA
8-May-18	30-Aug-18	Seah Steel California, LLC	SeAH Steel International Co., Ltd.	NA
1-Nov-16	1-Nov-16	ASW Steel Inc. (nka:Valbruna ASW, Inc.)	Union Electric Steel Corporation	NA
21-Jul-14	16-Sep-14	Severstal Dearborn, Inc.	AK Steel Corporation	29.4x
21-Jul-14	16-Sep-14	Severstal Columbus, LLC	Steel Dynamics, Inc.	NA
20-Jun-11	29-Feb-12	Latrobe Specialty Metals, Inc.	Carpenter Technology Corporation	8.8x
15-Sep-10	21-Oct-10	TAMCO Steel, Inc.	Gerdau Ameristeel US Inc.	NA

“NA”	refers to “not available.”

	High	Mean	Median	Low
Enterprise Value Multiple of
TTM EBITDA	29.4x	12.4x	7.7x	4.6x

Taking into account the results of the selected transactions analysis, Cassel Salpeter applied multiples of 7.0x to 8.0x to Algoma’s Mean FY 2019, 2020 and 2021E EBITDA, which resulted in an implied aggregate equity value reference range of approximately $1,026,042,000 to $1,241,642,000 for Algoma, as compared to the implied value of the Algoma Common Shares to be issued immediately following the Stock Split and the Earnout Rights Grant of $750,000,000 to $1,125,000,000.

None of the target companies or transactions in the selected transactions have characteristics identical to Algoma or the proposed Transaction. Accordingly, an analysis of selected business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the selected transactions and other factors that could affect the respective acquisition values of the transactions reviewed.

Implied Value Reference Range of the Company Compared to Trust Fund Balance. Cassel Salpeter also compared the implied enterprise value reference range indicated by its financial analyses for the Company of $1,509,700,000 to $2,206,500,000 with the balance of funds in the Trust Account, which the Legato board of directors advised Cassel Salpeter and Cassel Salpeter, for purposes of its analysis and opinion, assumed did not and would not exceed $235,790,000.

Other Matters Relating to Cassel Salpeter’s Opinion

As part of its investment banking business, Cassel Salpeter regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements and other purposes. Cassel Salpeter is a recognized investment banking firm that has substantial experience in providing financial advice in connection with mergers, acquisitions, sales of companies, businesses and other assets and other transactions. Cassel Salpeter received a fee of $100,000 for rendering its opinion, no portion of which was contingent upon the completion of the Merger. In addition, Legato agreed to reimburse Cassel Salpeter for certain expenses incurred by it in connection with its engagement and to indemnify Cassel Salpeter and its related parties for certain liabilities that may arise out of its engagement or the rendering of its opinion. Cassel Salpeter in the past provided investment banking or other financial services to affiliates of the Founders for which Cassel Salpeter received compensation, including, during the past two years, having acted as the financial advisor to Allegro Merger Corp., a special purpose acquisition company sponsored by certain of the Founders or their affiliates, in connection with a potential acquisition announced in November 2019, for which Cassel Salpeter received aggregate fees of $85,000. Cassel Salpeter has not provided investment banking or other financial services to Legato or Algoma for which it has received, or would expect to receive, compensation. In accordance with Cassel Salpeter’s policies and procedures, a fairness committee of Cassel Salpeter was not required to, and did not, approve the issuance of Cassel Salpeter’s opinion.

Recommendation of Legato’s Board of Directors

The board of directors determined that the consideration being paid in the Merger, which amount was negotiated at arms-length, was fair to and in the best interests of Legato and its stockholders. In reaching this determination, the board of directors concluded that it was appropriate to base such valuation on qualitative factors such as: (1) management strength and depth, (2) currently favorable supply/demand dynamics, (3) expected tailwinds from infrastructure spending, (4) Algoma’s position as a low cost manufacturer, (5) limited environmental liabilities, and (6) plans for a possible conversion to electric arc steelmaking, as well as quantitative factors such as: (a) Algoma’s current and expected future free cash flow generation, (b) the current and expected future price of steel, (c) low relative level of debt, and (d) intrinsic value of Algoma based on both DCF and comparable company valuation metrics. Legato’s board of directors believed that the financial skills and background of its members qualified it to conclude that the acquisition of Algoma met this requirement. In addition, Legato’s board of directors considered the financial analysis reviewed by Cassel Salpeter with the Legato board of directors, and the oral opinion of Cassel Salpeter to the Legato board of directors (which was subsequently confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date, May 24, 2021), as to the fairness, from a financial point of view, to Legato’s stockholders (other than the Excluded Holders) of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

After careful consideration of the matters described above, Legato’s board of directors determined that the Merger Proposal and the Adjournment Proposal, if presented, are fair to and in the best interest of Legato’s stockholders and recommends that you vote or give instructions to vote “FOR” each of these proposals.

The foregoing discussion of the information and factors considered by the Legato board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Legato board of directors.

Interests of Legato’s Directors and Officers in the Merger

John Ing and Brian Pratt, directors of Legato, participated in the PIPE Investment and, to avoid the appearance of a conflict of interest, each abstained from the Legato board of directors’ vote to approve the Merger. When you consider the recommendation of Legato’s board of directors in favor of approval of the Merger Proposal, you should keep in mind that the Founders, including Legato’s directors and executive officers, have interests in such proposal that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

If the Merger with Algoma or another business combination is not consummated by July 22, 2022 (or such later date as may be approved by Legato stockholders), Legato will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the Founder Shares, would be worthless because the Founder Shares are not entitled to participate in any Redemption or distribution with respect to such shares. Such shares had an aggregate market value of $68,839,000 based upon the closing price of $11.68 per share on Nasdaq on August 18, 2021, the record date for the Special Meeting. On the other hand, if the Merger is consummated, each outstanding share of Legato Common Stock will be converted into one Algoma Common Share.

•

The Founders, Legato’s officers or directors, or their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Legato’s behalf, such as identifying and investigating possible business targets and mergers. If Legato fails to consummate the Merger, they will not have any claim against the Trust Account for repayment or reimbursement. In addition, in order to meet its working capital needs the Founders may, but are not obligated to, loan Legato funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. These loans would be repayable upon consummation of the Merger or, with the consent of Algoma, may be converted into Private Units immediately prior to the Effective Time at an exchange rate of $10.00 of borrowings per Private Unit. In the event that the Merger does not close, Legato may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no other proceeds from the Trust Account would be used for such repayment. Accordingly, Legato may not be able to repay or reimburse these amounts if the Merger is not completed. As of August 13, 2021, there were no reimbursable fees, loans or out of pocket expenses outstanding.

•

Certain of the Founders purchased 486,125 Private Units from Legato for $10.00 per Private Unit. This purchase took place on a private placement basis simultaneously with the consummation of the IPO. The Legato Common Stock and Legato Warrants comprising part of the Private Units and the Legato Common Stock underlying such Warrants will become worthless if Legato does not consummate an initial business combination by July 22, 2022 (or such later date as may be approved by Legato stockholders). Such Units had an aggregate market value of $6,941,865 based upon the closing price of $14.28 per Unit on Nasdaq on August 18, 2021, the record date for the Special Meeting. On the other hand, if the Merger is consummated, each Private Unit will separate into one share of Legato Common Stock and one Legato Warrant, and each outstanding share of Legato Common Stock will be converted into one Algoma Common Share and each outstanding Legato Warrant will become an Algoma Warrant, exercisable to purchase one Algoma Common Share following consummation of the Merger.

•

Three of the Founders, Brian Pratt, John Ing and Stephen Lack, and/or their affiliates agreed to purchase approximately 2.64 million PIPE Shares. Messrs. Pratt and Ing are directors of Legato. If the Merger is not consummated, the PIPE Investment will not be consummated and the PIPE Investors will not have the opportunity to invest in Algoma.

•

John Ing, one of Legato’s board members, is a principal in Maison Placements Canada, an entity that participated as a placement agent in the PIPE Investment. As a result of its participation in the PIPE Investment, Maison Placements Canada will receive a fee of $1,133,100, which is conditioned upon the closing of the Merger.

•

Three of the Legato’s directors, Eric S. Rosenfeld, David D. Sgro and Brian Pratt, are expected to be appointed to the board of directors of Algoma following the Merger. As a result, they will likely receive the same compensation that other directors of Algoma will receive following the Merger.

•

In connection with Legato’s IPO, Crescendo, an entity affiliated with Eric S. Rosenfeld, Legato’s Chief SPAC Officer, has agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by certain claims of target businesses or vendors or other entities that are owed money by Legato for services rendered or contracted for or products sold to Legato. The agreement entered into by Crescendo specifically provides for two exceptions to the indemnity given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with Legato waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of Legato’s IPO against certain liabilities, including liabilities under the Securities Act. WithumSmith+Brown, PC, Legato’s independent registered public accounting firm, and the underwriters of the initial public offering, have not executed agreements with Legato waiving such claims to the monies held in the Trust Account. Legato has not independently verified whether Crescendo has sufficient funds to satisfy its indemnity obligations, it has not asked it to reserve for such obligations and it does not believe it has any significant liquid assets. Accordingly, Legato believes it is unlikely that Crescendo will be able to satisfy its indemnification obligations if it is required to do so.

•

All rights specified in the Existing Legato Charter relating to the right of officers and directors to be indemnified by Legato, and of Legato’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If the business combination is not approved and Legato liquidates, Legato will not be able to perform its obligations to its officers and directors under those provisions.

•

The Founders purchased their Founder Shares from Legato prior to the Legato IPO at a price of approximately $0.004 per Founder Share, or an aggregate purchase price of $25,000. Given the differential in purchase price that the Legato Founders paid for the Founder Shares as compared to the price of the Legato Units sold in the IPO, the Legato Founders may realize a positive rate of return on such investment even if Legato’s Public Stockholders experience a negative rate of return following the business combination. See “Questions and Answers About the Proposals – What will be the relative equity stakes of Legato’s Public Stockholders, the Founders, the PIPE Investors and Algoma’s existing shareholders in Algoma upon completion of the Merger?”

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Legato or its securities, the Founders, Algoma, or the equityholders of Legato and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or who redeem or indicate an intention to redeem their public shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Legato Common Stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the then outstanding shares of Legato Common Stock vote at the meeting to approve the Merger Proposal and/or to decrease the number of Redemptions. While the nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Founders for nominal value.

Entering into any such arrangements may have a depressive effect on the price of the Legato Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Merger Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Merger Proposal and other proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Legato will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons.

Anticipated Accounting Treatment

The Transaction is comprised of a series of transactions pursuant to the Merger Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Transactions will be effectuated through three main steps:

1.

The Merger will be accounted for as an acquisition of assets (in exchange for shares) as the underlying transactions do not result in a business combination in accordance with IFRS 3, Business Combinations (“IFRS 3”) as Legato does not constitute a business as defined under IFRS 3. Consequently, the Merger will be accounted for under IFRS 2, Share-Based Payment. In the accompanying pro forma information, the net assets of Legato were recognized at its fair value, which was approximated by its carrying value, and no goodwill or other intangible assets were recorded. All direct costs of the Merger will be expensed. Any difference between the fair value of Algoma Common Shares and Algoma Warrants issued and the fair value of Legato’s identifiable net assets are recorded as a listing fee.

2.

The PIPE Subscription Agreements related to the PIPE Investment, which were executed concurrently with the Merger Agreement, will result in the issuance of Algoma Common Shares and Legato Common Stock, leading to an increase in share capital.

Regulatory Matters

The Merger is not subject to any federal or state regulatory requirement or approval, except for the filing of the Notice of Alteration (as defined in the Merger Agreement) under the BCA and the certificate of Merger under the DGCL.

No Appraisal Rights

Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Legato Common Stock will not have appraisal rights in connection with the Merger.

Resales of Algoma Common Shares

The Algoma Common Shares to be issued in connection with the Merger will be freely transferable under the Securities Act except for (i) the Algoma Common Shares held by the Algoma shareholders upon completion of the Stock Split and the Parent Distribution, (ii) the PIPE Shares and (iii) shares issued to any shareholder who may be deemed, for purposes of Rule 144 under the Securities Act to be an “affiliate” of Legato immediately prior to the Effective Time, or an “affiliate” of Algoma following the Merger. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Algoma or Legato (as appropriate) and include the executive officers, directors and certain significant shareholders of Algoma or Legato (as appropriate). However, following the Closing, we intend to file the Resale Registration Statement to register the resale of the Algoma Common Shares described in clauses (i), (ii) and (iii) above such that, upon the effectiveness of such registration statement, such shares will be freely transferable under the Securities Act. See “Algoma Common Shares Eligible for Future Sale” for additional details.

The Algoma Warrants to be issued in connection with the Merger, and the Algoma Common Shares issued upon the exercise of the Algoma Warrants in accordance with the terms and conditions thereof and of the Warrant Agreement, will be freely transferable under the Securities Act except for the Algoma Warrants and Algoma Common Shares issued upon the exercise of Algoma Warrants that are issued to any shareholder who may be deemed for purposes of Rule 144 under the Securities Act an “affiliate” of Legato immediately prior to the Effective Time or an “affiliate” of Algoma following the Merger.

The Algoma Common Shares and Algoma Warrants to be issued in connection with the Merger, and the Algoma Common Shares issued upon the exercise of the Algoma Warrants in accordance with the terms and conditions thereof and of the Warrant Agreement, will not be legended and may be resold through registered dealers in each of the provinces and territories of Canada, provided that: (i) the trade is not a “control distribution” (as defined in National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators); (ii) no unusual effort is made to prepare the market or create a demand for those securities; (iii) no extraordinary commission or consideration is paid in respect of that trade; (iv) if the selling securityholder is an insider or officer of Algoma (as defined under applicable Canadian securities legislation), the insider or officer has no reasonable grounds to believe that Algoma is in default of applicable Canadian securities legislation; and (v) Algoma is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (subject to the abridgment of such four month period upon Algoma becoming a reporting issuer by filing a non-offering prospectus in the province of Ontario).

Stock Exchange Listing of Algoma Common Shares and Algoma Warrants

Algoma has applied to list the Algoma Common Shares and Algoma Warrants on Nasdaq under the proposed symbols “ASTL” and “ASTLW,” respectively, to be effective at the consummation of the Merger. In addition, Algoma intends to become a reporting issuer in Canada under applicable Canadian securities laws following the closing of the Merger and intends to apply for listing of the Algoma Common Shares and Algoma Warrants on the TSX under the proposed symbols “ASTL” and “ASTL.WT”, respectively, to be effective at the consummation of the Merger. Approval of the listing on Nasdaq and conditional approval of the listing on the TSX of the Algoma Common Shares and Algoma Warrants (subject only to official notice of issuance thereof and/or the satisfaction of the conditions of approval) is a condition to each party’s obligation to complete the Merger.

In connection with the listing of the Algoma Warrants on the TSX, in accordance with the TSX’s listing requirements in respect of warrants, Algoma will provide certain undertakings to the TSX to the effect that Algoma will not exercise certain of its rights under the Warrant Agreement, including, notably, (i) lowering of the exercise price of the Algoma Warrants and (ii) extending the duration of the Algoma Warrants by delaying the expiration date thereof.

Delisting and Deregistration of Legato Common Stock

If the Merger is completed, shares of Legato Common Stock, Legato Warrants and Legato’s Units will be delisted from Nasdaq and will be deregistered under the Exchange Act.

Algoma Status as a Foreign Private Issuer under the Exchange Act

Algoma will be a “foreign private issuer” under SEC rules following the consummation of the Merger. Consequently, Algoma will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers.

Based on its foreign private issuer status, Algoma will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act and will also be exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. Algoma will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Algoma officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Algoma Common Shares. Additionally, Nasdaq rules allow foreign private issuers to follow home country practices in lieu of certain of Nasdaq’s corporate governance rules. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Required Vote

The approval of the Merger Proposal will require the affirmative vote by the holders of a majority of the shares of outstanding Legato Common Stock. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal. Broker Non-Votes will have the same effect as a vote “AGAINST” the Merger Proposal.

Recommendation of the Legato Board of Directors

THE LEGATO BOARD OF DIRECTORS RECOMMENDS THAT LEGATO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

PROPOSAL NO. 2 – THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow Legato’s board of directors to adjourn the Special Meeting to a later date or dates, if necessary. In no event will Legato solicit proxies to adjourn the Special Meeting or consummate the Merger beyond the date by which it may properly do so under the Existing Legato Charter, Delaware law and the Merger Agreement. The purpose of the Adjournment Proposal is to provide more time for Legato’s stockholders, Algoma and the Algoma shareholders to make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Merger Proposal and to meet the requirements that are necessary to consummate the Merger. See the section entitled “Proposal No. 1 – The Merger Proposal – Interests of Legato’s Directors and Officers in the Merger.”

In addition to an adjournment of the Special Meeting upon approval of an Adjournment Proposal, the Legato board of directors is empowered under Delaware law to postpone the Special Meeting at any time prior to the meeting being called to order in order to obtain a quorum. In such event, Legato will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform Legato stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an Adjournment Proposal is presented to the Special Meeting and is not approved by the stockholders, the Legato board of directors may not be able to adjourn the Special Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Required Vote and Recommendation of the Board

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Legato Common Stock represented virtually or by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and Broker Non-Votes will have no effect on the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of the Merger Proposal.

THE LEGATO BOARD OF DIRECTORS RECOMMENDS THAT LEGATO STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the Merger structure and merger consideration provisions of the Merger Agreement, see the section entitled “Proposal No. 1 – The Merger Agreement Proposal.” Such discussion and the following summary of other material provisions of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. All Legato stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

The Merger Agreement summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Merger Agreement and not to provide any other factual information regarding Legato, Algoma or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.

Closing and Effective Time of the Merger
The closing of the Merger will take place no later than the third business day following the satisfaction or waiver of the conditions set forth in the Merger Agreement and summarized below under the subsection entitled “– Conditions to Closing of the Merger,” unless Legato and Algoma agree in writing to another time or unless the Merger Agreement is terminated pursuant to its terms.

Conditions to Closing of the Merger

Conditions to Each Party’s Obligations

The respective obligations of each party to the Merger Agreement to consummate the Transactions are subject to the satisfaction at or prior to the Closing of each of the following conditions:

•	approval of the Merger Proposal by Legato’s stockholders;

•	Legato shall have at least $5,000,001 of net tangible assets (after giving effect to redemptions by Legato’s Public Stockholders) immediately prior to or upon the Closing;

•

no provision of applicable law that prohibits, enjoins or makes illegal the consummation of the Transactions shall be in effect and no order, judgment, injunction, decree, writ, stipulation, determination or award that prohibits or enjoins the consummation of the Transactions will be in effect or shall be threatened in writing by a governmental entity;

•

the Algoma Common Shares and Algoma Warrants shall be approved for listing upon the Closing by Nasdaq and conditionally approved for listing on the TSX, in each case, subject to official notice of issuance thereof and/or satisfaction of customary conditions;

•

this registration statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC that remains in effect with respect to this registration statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending;

•	the Ontario Securities Commission shall have cleared the final Canadian prospectus for filing;

•	the Stock Split shall have been completed; and

•	the PIPE Investment shall be consummated substantially concurrently with the Closing.

Other Conditions to the Obligations of Algoma and Merger Sub

The obligations of Algoma and Merger Sub to consummate and effect the Transactions are also subject to the satisfaction at or prior to the Closing of each of the following conditions:

•

certain representations and warranties of Legato regarding the organization of Legato, the capitalization of Legato, the authority of Legato to, among other things, execute and deliver the Merger Agreement and each of the related ancillary agreements to which it is or will be a party and to consummate the Transactions, the business activities of Legato and brokers’ fees, shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” (as defined in the Merger Agreement) or any similar limitation contained in the Merger Agreement) on and as of the date of the Merger Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date in which case such representation and warranty shall be true and correct as of such earlier date);

•

the representation and warranty of Legato that, between its incorporation and the date of the Merger Agreement, there had not been any SPAC Material Adverse Effect, shall be true and correct as of the date of the Merger Agreement;

•

all other representations and warranties of Legato shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contained in the Merger Agreement) on and as of the date of the Merger Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Legato to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a SPAC Material Adverse Effect;

•	Legato shall have performed all agreements and covenants required by the Merger Agreement to be performed by it at or prior to the Closing Date, in each case, in all material respects;

•

no change, event, state of facts, development or occurrence shall have occurred since the date of the Merger Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a SPAC Material Adverse Effect that is continuing;

•

Legato shall have delivered, or caused to be delivered, a certificate, signed by an executive officer of Legato and dated as of the Closing Date, certifying as to the matters set forth in the first five bullet points of this section to Algoma; and

•

The funds contained in the Trust Account (after giving effect to any Redemptions and the payment of Legato’s transaction costs), together with (i) the aggregate amount of proceeds from the PIPE Investment and (ii) the cash on Legato’s balance sheet, shall equal or exceed two hundred million dollars ($200,000,000) (the “Minimum Cash Condition”).

Other Conditions to the Obligations of Legato

The obligations of Legato to consummate and effect the Transactions are also subject to the satisfaction at or prior to the Closing of each of the following conditions:

•

certain representations and warranties of Algoma regarding the organization of Algoma, the capitalization of Algoma and Merger Sub, the authority of Algoma and Merger Sub to, among other things, execute and deliver the Merger Agreement and each of the related ancillary agreements to which it is or will be a party and to consummate the Transactions and brokers’ fees, shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or any similar limitation contain in the Merger Agreement) on and as of the date of the Merger Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the representation and warranty of Algoma that, between March 31, 2020 and the date of the Merger Agreement, there has not been any change, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect, shall be true and correct as of the date of the Merger Agreement; and

•

all other representations and warranties of Algoma shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” (as defined in the Merger Agreement)

or any similar limitation contained in the Merger Agreement) on and as of the date of the Merger Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect;

•	Algoma shall have performed with all agreements and covenants required by the Merger Agreement to be performed by it on or prior to the Closing Date, in each case in all material respects;

•

no change, event, state of facts, development or occurrence shall have occurred since the date of the Merger Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect that is continuing; and

•

Algoma shall have delivered a certificate, signed by an executive officer of Algoma and dated as of the Closing Date, certifying as to the matters set forth in the first five bullet points of this section to Legato.

Waivers

Either Legato or Algoma may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. Notwithstanding the foregoing, pursuant to the Existing Legato Charter, Legato cannot consummate the proposed business combination if it has less than $5,000,001 of net tangible assets remaining immediately prior to or upon consummation of the Transactions, after taking into account any Redemptions of Public Shares held by Public Stockholders.

Representations and Warranties

Under the Merger Agreement, Legato made customary representations and warranties relating, among other things, to:

•	organization and qualification;

•	subsidiaries;

•	capitalization;

•	the authorization, performance and enforceability against Legato of the Merger Agreement;

•	governmental actions and filings;

•	compliance with laws;

•	reports filed with the SEC, financial statements, and compliance with the Sarbanes-Oxley Act;

•	absence of certain changes;

•	litigation;

•	business activities of Legato;

•	material contracts;

•	Nasdaq listing;

•	absence of undisclosed liabilities;

•	the Trust Account;

•	tax matters;

•	employees and benefit plans;

•	board approval and shareholder approval;

•	title of assets;

•	transactions with affiliates;

•	application of the Investment Company Act of 1940 and the Jumpstart Our Business Startups Act of 2012;

•	brokers’ fees;

•	the opinion of Legato’s financial advisor;

•	anti-takeover laws; and

•	the PIPE Investment.

Under the Merger Agreement, each of Algoma and Merger Sub made customary representations and warranties relating, among other things, to:

•	organization and qualification;

•	subsidiaries;

•	capitalization;

•	the authorization, performance and enforceability against Algoma of the Merger Agreement;

•	governmental actions and filings;

•	compliance with laws;

•	possession of requisite approvals;

•	financial statements;

•	absence of undisclosed liabilities;

•	absence of certain changes;

•	litigation;

•	collective bargaining agreements;

•	benefit plans;

•	labor relations;

•	real property;

•	tax matters;

•	environmental matters;

•	intellectual property;

•	privacy and data security;

•	material contracts;

•	insurance;

•	major customers and major suppliers;

•	transactions with affiliates;

•	information provided by Algoma for inclusion in this proxy statement/prospectus;

•	compliance with international trade and anti-corruption laws;

•	brokers’ fees; and

•	the PIPE Investment.

Covenants of the Parties

Conduct of Business Prior to the Merger

Except (i) to the extent that Legato otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law (including with respect to certain COVID-19 measures) or as reasonably necessary or prudent in light of COVID-19 or (iii) as required or expressly permitted by the Merger Agreement (including as contemplated by the PIPE Investment) or Algoma’s disclosure letter, Algoma has agreed to, and to cause its subsidiaries to, from the date of the Merger Agreement until the earlier of the Closing or the termination of the Merger Agreement pursuant to its terms, carry on in the ordinary course of business and not do any of the following:

•

except as otherwise required by any existing benefit plan of Algoma or any material contract of Algoma or any of its subsidiaries (an “Algoma Material Contract”), adopt, enter into or materially amend any equity or equity-based compensation plan;

•

except for: (x) transactions between or among Algoma and its subsidiaries, (y) in connection with the Stock Split, or (z) issuance of securities of Algoma that are counted in the definition of Conversion Factor (as defined in the Merger Agreement): (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in Algoma or any of its subsidiaries, except in connection with the termination or resignation of any employees, directors or officers of Algoma or any of its subsidiaries; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities of Algoma or any of its subsidiaries, or any securities convertible into or exchangeable for shares of capital stock or other equity securities of Algoma or any of its subsidiaries, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities of Algoma or any of its subsidiaries, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, equity securities or convertible or exchangeable securities;

•

amend its organizational documents (other than in connection with the Restated Articles and the Notice of Alteration (as defined in the Merger Agreement)) except in order to effect the Transactions or the other related ancillary agreements, or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•

sell, lease, divest or transfer, or otherwise dispose of, material tangible assets or material properties with a value in excess of five million dollars ($5,000,000), or agree to do any of the foregoing, other than, in each case, (i) in the ordinary course of business or (ii) with respect to obsolete assets;

•

(i) issue or sell any debt securities or rights to acquire any debt securities or guarantee any debt securities of another person; (ii) make, create any loans, advances or capital contributions to, or investments in, any person other than Algoma or any of its subsidiaries; (iii) create, incur, assume, guarantee or otherwise become liable for, any indebtedness except in the ordinary course of business consistent with past practice; (iv) except in the ordinary course of business consistent with past practice, create any material liens on any material property or material assets of Algoma or any of its subsidiaries in connection with any indebtedness thereof (other than liens permitted by the Merger Agreement); or (v) cancel or forgive any indebtedness owed to Algoma or any of its subsidiaries;

•	make, incur or commit to make or incur, or authorize any capital expenditures other than capital expenditures consistent in the aggregate with the capital expenditure plan disclosed to Legato;

•

other than any shareholder litigation related to the Merger Agreement, commence, release, assign, compromise, settle or agree to settle any legal proceeding material to Algoma or any of its subsidiaries or their respective properties or assets, except in the ordinary course of business or where such legal proceedings are covered by insurance or involve only the payment of monetary damages in an amount less than fifteen million dollars ($15,000,000) in the aggregate;

•

except in the ordinary course of business consistent with past practices: (i) modify, amend in a manner that is adverse to Algoma or its applicable subsidiary or terminate any Algoma Material Contract; (ii) enter into any contract that would have been an Algoma Material Contract had it been entered into prior to the date of the Merger Agreement; or (iii) waive, delay the exercise of, release or assign any material rights or claims under any Algoma Material Contract;

•	except as required by IFRS (or any interpretation thereof) or applicable law, make any change in accounting methods, principles or practices;

•

except in the ordinary course of business: (i) make, change or rescind any tax election (other than, in the sole discretion of Algoma Steel Intermediate Parent S.à r.l., in connection with the transfer of all of the issued and outstanding shares in the capital of Algoma Steel Holdings Inc. to Algoma); (ii) settle or compromise any material tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for tax purposes; (iv) file any amended tax return that could materially increase the taxes payable by Algoma or its applicable subsidiary; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any material claim for a refund of taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar applicable law) with any governmental entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment (as defined in the Merger Agreement);

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of Algoma;

•

subject to the terms of the Merger Agreement, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on Algoma’s disclosure letter as existing on the date of the Merger Agreement;

•

(i) limit the rights of Algoma or any of its subsidiaries in any respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any person; or (ii) grant any exclusive or similar rights to any person;

•	terminate or amend, in a manner materially detrimental to Algoma or any of its subsidiaries, any insurance policy insuring the business of Algoma or any of its subsidiaries;

•

transfer, sell, assign, or license to any person, grant any security interest in or otherwise encumber or dispose of, or otherwise extend, amend or modify any material rights to any material intellectual property owned by Algoma or its subsidiaries or enter into agreements to transfer or license to any person material future intellectual property rights, but only to the extent the foregoing would reasonably be expected to materially adversely impact the business of Algoma and its subsidiaries, taken as a whole;

•

abandon, allow to lapse, disclaim or dedicate to the public, or fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect, or to maintain the ownership, validity, and enforceability of, any material registered intellectual property, but only to the extent the foregoing would reasonably be expected to materially adversely impact the business of the Algoma and its subsidiaries, taken as a whole; or

•	agree in writing or otherwise agree, commit or resolve to take any of the actions described above.

Except (i) to the extent that Algoma otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable law (including with respect to certain COVID-19 measures) or as reasonably necessary or prudent in light of COVID-19 or (iii) as required or expressly permitted by the Merger Agreement (including as contemplated by the PIPE Investment) or Legato’s disclosure letter, Legato has agreed to, from the date of the Merger Agreement until the earlier of the Closing or the termination of the Merger Agreement pursuant to its terms, carry on in the ordinary course of business and not do any of the following:

•

declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or warrants or split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any similar change in capitalization;

•	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Legato except in connection with any Redemptions of Public Shares by Public Stockholders;

•

except in connection with certain loans made by the Founders to Legato which are convertible into Units in accordance with the Merger Agreement (“Legato Borrowings”), grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

•	amend its organizational documents or form or establish any subsidiary;

•

(i) merge, consolidate or combine with any other person; or (ii) acquire or agree to acquire (whether by merger, consolidation or acquisition of securities or a substantial portion of the assets of) any corporation, partnership, association or other business organization or division or assets thereof;

•

(i) incur any indebtedness, except Legato Borrowings; (ii) create any material liens on any material property or assets of Legato in connection with any indebtedness thereof (other than liens permitted by the Merger Agreement); (iii) cancel or forgive any indebtedness owed to Legato; or (iv) make, incur or commit to make or incur any capital expenditures;

•	other than any shareholder litigation related to the Merger Agreement, commence, release, assign, compromise, settle or agree to settle any legal proceeding;

•	except as required by GAAP (or any interpretation thereof) or applicable law, make any change in accounting methods, principles or practices;

•

except in the ordinary course of business: (i) make, change or rescind any tax election; (ii) settle or compromise any material tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for tax purposes; (iv) file any amended tax return that could materially increase the taxes payable by Legato; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any material claim for a refund of taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar applicable law) with any governmental entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

•

(i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of Legato or (ii) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of Legato;

•

enter into or amend any agreement with, or pay, distribute or advance any assets or property to, or waive any provision or fail to enforce any provision with any agreement with, any of its officers, directors, employees, partners, stockholders or other affiliates;

•	engage in any material new line of business;

•

amend the Investment Management Trust Agreement, dated as of January 19, 2021, by and between Continental Stock Transfer & Trust Company and Legato or any other agreement related to the Trust Account; or

•	agree in writing or otherwise agree, commit or resolve to take any of the actions described above.

Additional Covenants of the Parties

The Merger Agreement contains additional covenants of the parties, including, among others:

•	for Legato and Algoma to use reasonable best efforts to satisfy conditions to the consummation of the Transactions;

•	for Legato and Algoma to abide by the exclusivity provisions set forth in the Merger Agreement;

•

cooperation of the parties in the preparation and filing of this registration statement and the proxy statement for the solicitation of approval of the adoption of the Merger Agreement and the approval of the Transactions, among other proposals to be considered by Legato’s stockholders and the prospectus for the offer and sale of Algoma Common Shares and Algoma Warrants in the Transactions included therein;

•	cooperation of the parties in the preparation and filing with the Ontario Securities Commission a preliminary non-offering prospectus in respect of Algoma;

•	for Algoma to alter its articles to adopt the Restated Articles and alter its notice of articles by filing the Notice of Alteration;

•

for Algoma to adopt an incentive equity plan to be effective following the Closing, with the number of Algoma Common Shares to be allocated under the incentive equity plan equal to 5% of the total number of Algoma Common Shares outstanding immediately following the Closing (on a fully-diluted basis assuming the conversion of all securities convertible into Algoma Common Shares);

•

for Legato to use reasonable best efforts to ensure Legato remains listed as a public company on, and for the Legato Common Stock and Legato Warrants to continue to be listed on, Nasdaq until the Closing, and for Algoma to use reasonable best efforts to cause the Algoma Common Shares and Algoma Warrants to be listed on Nasdaq and the TSX following the Closing;

•	for the parties to purchase directors’ and officers’ liability insurance policies;

•	for Legato and Algoma to make appropriate adjustments, amend or terminate certain existing agreements with each of their securityholders; and

•	for the Existing Algoma Investors and the Founders to be granted customary registration and nomination rights.

Termination

The Merger Agreement may be terminated at any time prior to the Closing:

•	by mutual written consent of Legato and Algoma;

•

by either Legato or Algoma if the Transactions are not consummated on or before December 31, 2021 (provided that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement);

•

by either Legato or Algoma if a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Transactions;

•

by either Legato or Algoma if the other party has breached any of its covenants or representations and warranties such that the party’s closing conditions would not be satisfied at the Closing (subject to a thirty-day cure period);

•	by either Legato or Algoma if the Legato Stockholder Approval is not obtained;

•	by Algoma if Legato’s board of directors or any committee thereof changes its recommendation to Legato’s stockholders prior to the receipt of the Legato Stockholder Approval; or

•

by Algoma if the Minimum Cash Condition is not satisfied within ten days following the meeting called for the purpose of obtaining the Legato Stockholder Approval (including any permitted adjournments) or at any time thereafter.

Effect of Termination

In the event of the termination of the Merger Agreement, the Merger Agreement will be of no further force or effect and the transactions contemplated by the Merger Agreement will be abandoned, except that the parties will, in all events, remain bound by and continue to be subject to the provisions of the Merger Agreement relating to: (i) the confidentiality agreement between the parties; (ii) claims against the Trust Account; and (iii) certain miscellaneous provisions of the Merger Agreement, including those related to interpretation, governing law, consent to jurisdiction, waiver of jury trial, rules of construction, no recourse, and legal representation, among others. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any willful breach of the Merger Agreement or intentional fraud in the making of the representations and warranties in the Merger Agreement.

Fees and Expenses

Except as otherwise expressly provided in the Merger Agreement, whether or not the Transactions are consummated, each party to the Merger Agreement will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of the Merger Agreement and the related ancillary agreements and the consummation of the Transactions.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of such parties.

Governing Law

The Merger Agreement and the consummation of the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without the application of principles of conflicts of law that would result in the application of the laws of another jurisdiction.

U.S. Tax Consequences of Merger

In the opinion of Graubard Miller, counsel to Legato, for U.S. federal income tax purposes (i) the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code; (ii) the parties adopted the Merger Agreement as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury regulations Sections 1.368-2(g) and 1.368-3(a); and (iii) the parties intend that the Merger will not result in gain being recognized under Section 367(a)(1) of the Code, other than by any Legato stockholders who are U.S. persons and who are or will be “five-percent transferee shareholders” within the meaning of Treasury regulation Section 1.367(a)-3(c)(5)(ii) but who do not enter into gain recognition agreements within the meaning of Treasury regulation Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8. Please see the section entitled “Risk Factors – Risks Related to the U.S. Federal Income Tax Treatment of the Merger – If the merger does not qualify as a reorganization under Section 368(a) of the Code or is taxable under Section 367(a) of the Code, then the Merger generally would be taxable with respect to U.S. Holders of Legato Common Stock and/or Legato Warrants.”

For a description of certain material U.S. federal income tax consequences of the Merger, see the section entitled “Certain Material U.S. Federal Income Tax Consequences.”

Survival and Indemnification

None of the representations, warranties, covenants or agreements in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing, other than (i) claims against any person with respect to intentional fraud in the making of the representations and warranties by such person, and (ii) covenants or agreements which by their terms are required to be performed or complied with in whole or in part following the Closing, which covenants and agreements will survive the Closing in accordance with their respective terms.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE MERGER AGREEMENT

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. Each of the following summaries is qualified in its entirety by reference to the complete text of each of the Related Agreements, and other interested parties are urged to read such Related Agreements in their entirety.

PIPE Subscription Agreements

Concurrently with the execution of the Merger Agreement, Legato and Algoma entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors have agreed to purchase, and Algoma and Legato have agreed to issue to the PIPE Investors, an aggregate of 10,000,000 Algoma Common Shares and shares of Legato Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $100,000,000. The obligations to consummate the transactions contemplated by the PIPE Subscription Agreements are conditioned upon, among other things, the consummation of the Merger. If the Merger is not consummated, the PIPE investors will not have the opportunity to invest in Algoma. Shares acquired pursuant to the PIPE Subscription Agreements will not have redemption rights and such shares will be restricted securities within the meaning of Rule 144 under the Securities Act; accordingly, the PIPE Subscription Agreements include customary resale registration rights provisions. Certain PIPE Investors will exchange their PIPE Shares for Algoma Common Shares pursuant to the PIPE Subscription Agreements immediately prior to, rather than at the Effective Time of the Merger.

Support Agreement

Concurrently with the execution of the Merger Agreement, Algoma and the Founders entered into the Support Agreement. Pursuant to the Support Agreement, the Founders agreed to vote or cause to be voted all shares of Legato Common Stock beneficially held by them (i) in favor of approval of the adoption of the Merger Agreement, the approval of the Transactions, and each other proposal presented by Legato for approval by Legato’s stockholders, and (ii) against (x) any proposal or offer from any other person (other than Algoma and its affiliates) with respect to certain competing transactions and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Legato’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Legato (including any amendments to the Existing Legato Charter or Legato’s bylaws other than in connection with the Transactions). Pursuant to the Support Agreement, the Founders also agreed to waive any appraisal and dissenters rights under applicable law and not to exercise any right to redeem shares of Legato Common Stock for a pro rata portion of the Trust Account.

Lock-Up Agreement

Concurrently with the execution and delivery of the Merger Agreement, Algoma’s sole shareholder and the Founders entered into a Lock-Up Agreement. The Lock-Up Agreement provides that the Algoma Common Shares held by the Existing Algoma Investors immediately prior to the Effective Time will be subject to transfer restrictions until the earlier of (a) the six-month anniversary of the Closing and (b) the date on which the closing share price of the Algoma Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing. The Founders will be subject to the same lock-up as the Existing Algoma Investors with respect to the Algoma Common Shares to be issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Algoma Common Shares and Algoma Warrants to be issued to them in exchange for their Private Units), but not including any PIPE Shares, except that the release date will be the twelve-month anniversary of the Closing, rather than the six-month anniversary. In addition, the Merger Agreement provides that each person who will receive Algoma Common Shares issued pursuant to the LTIP Exchange will sign a joinder to the Lock-Up Agreement. The Lock-Up Agreement may be waived with the written consent of the Company and persons holding a majority of the shares subject to the lock-up.

Investor Rights Agreement

On or prior to the Closing Date, Algoma, the IRA Parties will enter into an Investor Rights Agreement. The Investor Rights Agreement will provide that the Algoma Warrants and Algoma Common Shares held by the IRA

Parties, including the Algoma Common Shares issuable upon the exercise of Algoma Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma will agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws, subject to required notice provisions to other IRA Parties; provided, Algoma shall not be obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the six-month period prior to receipt of the request therefor. Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. Following the Closing, Algoma also intends to file the Resale Registration Statement to register the resale of the Algoma Common Shares then outstanding, other than the Algoma Common Shares issuable under the registration statement of which this proxy statement/prospectus is a part. See “Algoma Common Shares Eligible for Future Sale” for additional details. Additionally, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Algoma Common Shares (which percentage assumes (i) the No Redemption Scenario and (ii) that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued).

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations of the Merger to U.S. Holders (as defined below) of Legato Common Stock and Legato Warrants (collectively “Legato securities”). Subject to the qualifications, assumptions and limitations set forth herein and the U.S. federal income tax opinion filed as Exhibit 8.1 herewith, the following discussion represents the opinion of Graubard Miller, counsel to Legato, with respect to the material U.S. federal income tax consequences of the Merger to holders who exchange Legato securities for Algoma securities in the Merger. The following discussion also summarizes certain material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of Legato Common Stock that elect to have their Legato Common Stock redeemed for cash and the material U.S. federal income tax consequences of the ownership and disposition of Algoma Common Shares and Algoma Warrants following the Merger. This discussion applies only to the Legato securities, Algoma Common Shares, and Algoma Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the closing of the Merger, the redemption of Legato Common Stock, or the ownership and disposition of Algoma Common Shares and Algoma Warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Legato and Algoma have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers, or traders in securities;

•	traders in securities that elect to mark to market;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•

persons holding Legato securities or Algoma Common Shares and/or Algoma Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to Legato securities or Algoma Common Shares and/or Algoma Warrants, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 5% or more (by vote or value) of the outstanding Legato Common Stock or, after the Merger, the issued Algoma Common Shares;

•	founders, sponsors, officers or directors of Legato or holders of private placement warrants;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

•	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•

persons who hold or received Legato securities or Algoma Common Shares and/or Algoma Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in Algoma prior to the Merger, including holders of Legato securities that also hold, directly or indirectly, equity interests in Algoma. With respect to the consequences of holding Algoma Common Shares, this discussion is limited to holders who acquire such Algoma Common Shares in connection with the Merger or as a result of the exercise of an Algoma Warrant. With respect to the consequences of holding Algoma Warrants, this discussion is limited to holders who held Legato Warrants prior to and through the Merger.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Legato securities, Algoma Common Shares and/or Algoma Warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, because any Legato Unit consisting of one share of Legato Common Stock and one Legato Warrant is separable at the option of the holder, Legato is treating any share of Legato Common Stock and portion of one Legato Warrant held by a holder in the form of a single Legato Unit as separate instruments and is assuming that the Legato Unit itself will not be treated as an integrated instrument. Under this treatment the separation of a Legato Unit in connection with the consummation of the Merger generally would not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. Holders of Legato Units and Legato securities are urged to consult their tax advisors concerning the U.S. federal, state, local, and foreign tax consequences of the transactions contemplated by the Merger (including any redemption of Legato Common Stock for cash) with respect to any Legato securities held through a Legato Unit (including alternative characterizations of a Legato Unit).

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of Legato securities, Algoma Common Shares and/or Algoma Warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT TO HOLDERS OF LEGATO SECURITIES DEPEND IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER, THE EXERCISE OF REDEMPTION RIGHTS WITH RESPECT TO LEGATO COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF ALGOMA COMMON SHARES AND/OR ALGOMA WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE MERGER, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO LEGATO COMMON STOCK, AND THE OWNERSHIP AND DISPOSITION OF ALGOMA COMMON SHARES AND/OR ALGOMA WARRANTS.

U.S. Federal Income Tax Treatment of Algoma

Tax Residence of Algoma for U.S. Federal Income Tax Purposes

Although Algoma is incorporated and tax resident in Canada, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Algoma is not so created or organized (but is instead incorporated only in British Columbia, Canada), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Section 7874 of the Code, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 of the Code that are made as part of a plan or made over a 36-month period, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.

Algoma will indirectly acquire substantially all of the assets of Legato through the Merger. As a result, Section 7874 of the Code may apply to cause Algoma to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception. Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Algoma is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, whether because the Section 7874 Percentage is expected to be less than 80% and/or because of the Substantial Business Activities Exception.

However, the calculation of the Section 7874 Percentage and the applicability of the Substantial Business Activities Exception are complex, are subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and are subject to certain factual uncertainties. Each must be finally determined after completion of the Merger, by which time there could be adverse changes to the relevant facts and circumstances. Additionally, former holders of Legato Common Stock may be deemed to own an amount of Algoma Common Shares in respect to certain redemptions by former holders of Legato Common Stock prior to the Merger for purposes of determining the ownership percentage of former holders of Legato Common Stock under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of Algoma as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code Algoma’s status as a foreign corporation for U.S. federal income tax purposes, Algoma and certain Algoma shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Algoma and future withholding taxes on certain Algoma shareholders. In particular, holders of Algoma Common Shares and/or Algoma Warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if Algoma is still respected as a foreign corporation under Section 7874 of the Code, Algoma may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the

Merger. If Algoma were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of Algoma attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.

The remainder of this discussion assumes that Algoma will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, Legato and Algoma currently expect that the Section 7874 Percentage should be less than 60% after the Merger. Accordingly, the limitations and other rules described above are not expected to apply to Algoma or Legato after the Merger.

If the Section 7874 Percentage applicable to the Merger is at least 60% but less than 80%, Algoma and certain of Algoma’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by Algoma include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that Legato will have a significant amount of inversion gain as a result of the Merger.

The determination that the Section 7874 Percentage should be less than 60% after the Merger is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in U.S. tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Merger, by which time there could be adverse changes to the relevant facts and circumstances. There can be no assurance that the IRS will not challenge whether Algoma is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Algoma, significant adverse tax consequences could result for Algoma and for certain Algoma shareholders, including a higher effective corporate tax rate on Algoma.

U.S. Holders

U.S. Federal Income Tax Considerations of the Merger

Tax Consequences of the Merger Under Section 368(a) of the Code

The Merger should qualify as a reorganization within the meaning of Section 368(a) of the Code (a “reorganization”). To qualify as a reorganization, a transaction must satisfy certain requirements, including, among others, that the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with investment-type assets, such as Legato, the qualification of the Merger as a reorganization is uncertain. Moreover, the closing of the Merger is not conditioned upon the receipt of an opinion of counsel that the Merger will qualify as a reorganization, and neither Legato nor Algoma has requested or intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Merger. Accordingly, no assurance can be given that the IRS will not challenge the Merger’s qualification as a reorganization or that a court will not sustain such a challenge by the IRS. U.S. Holders of Legato securities are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Merger, including with respect to its qualification as a “reorganization.” Please see the section entitled “Risk Factors – Risks Related to the U.S. Federal Income Tax Treatment of the Merger – If the merger does not qualify as a reorganization under Section 368(a) of the Code or is taxable under Section 367(a) of the Code, then the Merger generally would be taxable with respect to U.S. Holders of Legato Common Stock and/or Legato Warrants.”

If, notwithstanding the above, at the Effective Time any requirement for the application of Code Section 368(a) is not met, a U.S. Holder of Legato securities generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value as of the closing date of the Merger of Algoma Common Shares and/or Algoma Warrants received by such holder in the Merger over such holder’s adjusted tax basis in the Legato securities surrendered by such holder in the Merger. Any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. Holder had held the Legato securities for more than one year (or short-term capital gain otherwise). Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. However, the deductibility of capital losses is subject to limitations. A U.S. Holder’s initial tax basis in the Algoma Common Shares and/or Algoma Warrants received in the Merger will equal the fair market value of such stock or warrants upon receipt. A U.S. Holder’s holding period in the Algoma Common Shares and/or Algoma Warrants received in the Merger, if any, will begin on the day following the closing date of the Merger and would not include the holding period for the Legato securities surrendered in exchange therefor.

Tax Consequences of the Merger Under Section 367(a) of the Code

Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a foreign corporation in a transaction that qualifies as a reorganization, the U.S. person is required to recognize any gain (but not loss) realized on such exchange unless certain additional requirements are satisfied.

In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) must be satisfied. Conditions (i), (ii), and (iii) are expected to be met, and, as a result, the Merger is expected to satisfy the applicable requirements under Section 367(a) of the Code on account of such conditions. Accordingly, it is intended that the Merger does not result in gain recognition by a U.S. Holder exchanging Legato Common Stock for Algoma Common Shares so long as either (A) the U.S. Holder is not a “five-percent transferee shareholder” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) of the transferee foreign corporation (by total voting power or by total value) or (B) the U.S. Holder is a “five-percent transferee shareholder” of the transferee foreign corporation and enters into an agreement with the IRS to recognize gain under certain circumstances. All U.S. Holders that will own 5% or more of either the total voting power or the total value of the outstanding shares of Algoma after the Merger (taking into account, for this purpose, ownership of Algoma Common Shares acquired in connection with the Merger and any Algoma Common Shares not acquired in connection with the Merger) may want to enter into a valid “gain recognition agreement” under applicable Treasury regulations and are strongly urged to consult their own tax advisors to determine the particular consequences to them of the Merger.

Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Merger is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that the Merger will not result in gain being recognized by U.S. Holders of Legato securities under Section 367(a) of the Code. In addition, no assurance can be given that the IRS will not challenge the satisfaction of the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder with respect to the Merger or that a court would not sustain such a challenge.

If the Merger does meet the requirements of Section 368(a) of the Code but, at the Effective Time, any requirement for Section 367(a) of the Code not to impose gain on a U.S. Holder is not satisfied, then a U.S. Holder of Legato securities generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger of the Algoma Common Shares and/or Algoma Warrants received by such holder in the Merger over such U.S. Holder’s tax basis in the Legato securities surrendered by such U.S. Holder in the Merger. Any gain so recognized would generally be long-term capital gain if the U.S. Holder had held the Legato securities for more than one year at the Effective Time (or short-term capital gain otherwise). Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. A U.S. Holder’s initial tax basis in the Algoma Common Shares and/or Algoma Warrants received in the Merger will equal the fair market value of such stock or warrants upon receipt. A U.S. Holder’s holding period in the Algoma Common Shares and/or Algoma Warrants received in the Merger will not include the holding period for the Legato securities surrendered in exchange therefor. In such case, the holding period will begin on the day following the closing date of the Merger.

The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of these rules to your exchange of Legato securities under your particular circumstances, including whether you will be a five-percent transferee shareholder and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

U.S. Holders exchanging Legato Securities for Algoma Common Shares and/or Algoma Warrants

If the Merger qualifies as a reorganization under Section 368(a) of the Code and is not taxable under Section 367(a) of the Code, as is intended by the parties, a U.S. Holder generally would not recognize gain or loss if, pursuant to the Merger, the U.S. Holder either (i) exchanges only Legato Common Stock (but not Legato Warrants) for Algoma Common Shares, (ii) exchanges only Legato Warrants for Algoma Warrants, or (iii) both exchanges Legato Common Stock for Algoma Common Shares and exchanges Legato Warrants for Algoma Warrants.

In such a case, the aggregate tax basis of the Algoma Common Shares received by a U.S. Holder in the Merger should be equal to the aggregate adjusted tax basis of Legato Common Stock surrendered in exchange therefor. The tax basis in Algoma Warrants received by a U.S. Holder in the Merger should be equal to the adjusted tax basis of the Legato Warrant exchanged therefor. The holding period of the Algoma Common Shares and/or Algoma Warrants received by a U.S. Holder in the Merger should include the period during which the Legato Common Stock and/or Legato Warrants, respectively, exchanged therefor were held by such U.S. Holder. It is unclear whether the redemption rights with respect to the Legato Common Stock may suspend the running of the applicable holding period for this purpose.

U.S. Holders Exercising Redemption Rights with Respect to Legato Common Stock

In the event that a U.S. Holder’s shares of Legato Common Stock are redeemed for cash pursuant to the redemption provisions described herein, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of stock under Section 302 of the Code. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Legato Common Stock treated as held by the U.S. Holder relative to all of the shares of Legato Common Stock outstanding both before and after the redemption.

The redemption of Legato Common Stock generally will be treated as a sale of stock (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in Legato, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only Legato Common Stock actually owned by such U.S. Holder but also Legato Common Stock constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Legato Common Stock or Algoma Common Shares which could be directly or constructively acquired pursuant to the exercise of Legato Warrants or Algoma Warrants.

There will be a complete termination of a U.S. Holder’s interest if either (i) all of Legato Common Stock actually and constructively owned by the U.S. Holder is redeemed or (ii) all of Legato Common Stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than (a) 80% of the percentage of outstanding voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption and (b) 50% of the total combined voting power of Legato Common Stock. The redemption of Legato Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Legato. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Legato will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their tax advisors as to the tax consequences of a redemption.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Legato Common Stock redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such holder’s Legato Common Stock generally will equal the cost of such shares.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Legato Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of Legato Common Stock.

Amounts treated as dividends that Legato pays to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, amounts treated as dividends that Legato pays to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights described herein with respect to the Legato Common Stock may have suspended the running of the applicable holding period for these purposes. If the holding period requirements are not satisfied, then a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to “qualified dividend income.”

After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Legato Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining Legato Common Stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Legato Warrants or possibly in other shares of Legato Common Stock constructively owned by it.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Algoma Common Shares and Algoma Warrants to U.S. Holders

Distributions on Algoma Common Shares

If Algoma makes distributions of cash or property on the Algoma Common Shares, such distributions will be treated first as a dividend to the extent of Algoma’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Algoma Common Shares, with any remaining excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by Algoma (or another applicable withholding agent). If Algoma does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to U.S. Holders that are treated as corporations for U.S. federal income tax purposes in respect of dividends received from U.S. corporations.

Subject to the discussions above under “– Utilization of Legato’s Tax Attributes and Certain Other Adverse Tax Consequences to Algoma and Algoma’s Shareholders” and below under “– Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

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either (a) the shares are readily tradable on an established securities market in the U.S. or (b) Algoma is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

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Algoma is neither a PFIC (as discussed below under below under “– Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Algoma’s taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements;

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

•	the taxpayer does not take the dividends into account as investment income under Section 163(d)(4)(B) of the Code.

There can be no assurances that Algoma will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and Canada. In addition, there also can be no assurance that Algoma Common Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, Algoma will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “– Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Algoma Common Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on Algoma Common Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Algoma with respect to the Algoma Common Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of Algoma Common Shares and Algoma Warrants

Subject to the discussion below under “– Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Algoma Common Shares or Algoma Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Algoma Common Shares or Algoma Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Algoma Common Shares and/or Algoma Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Canadian tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the U.S. and Canada (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise, Lapse, or Redemption of an Algoma Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an Algoma Common Share on the exercise of an Algoma Warrant for cash. A U.S. Holder’s tax basis in Algoma Common Shares received upon exercise of the Algoma Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Legato Warrant exchanged therefor (assuming the Merger is not a taxable transaction, as discussed above) and the exercise price. The U.S. Holder’s holding period for an Algoma Common Share received upon exercise of the Algoma Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Algoma Warrant and will not include the period during which the U.S. Holder held the Algoma Warrant. If an Algoma Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Algoma Warrant.

The tax consequences of a cashless exercise of an Algoma Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Algoma Common Shares received generally would equal the U.S. Holder’s basis in the Algoma Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Algoma Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Algoma Warrants and will not include the period during which the U.S. Holder held the Algoma Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Algoma Common Shares would include the holding period of the Algoma Warrants exercised therefor.

It is also possible that a cashless exercise of an Algoma Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “– Sale, Exchange, Redemption or Other Taxable Disposition of Algoma Common Shares and Algoma Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of Algoma Common Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Algoma Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Algoma Common Shares that would have been received in a regular exercise of the Algoma Warrants deemed surrendered, net of the aggregate exercise price of such Algoma Warrants and (ii) the U.S. Holder’s tax basis in such Algoma Warrants. In this case, a U.S. Holder’s aggregate tax basis in the Algoma Common Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Algoma Warrants deemed exercised and (ii) the aggregate exercise price of such Algoma Warrants. A U.S. Holder’s holding period for the Algoma Common Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Algoma Warrants and will not include the period during which the U.S. Holder held the Algoma Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the Algoma Common Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Algoma Warrants.

Subject to the PFIC rules described below, if Algoma redeems Algoma Warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “– Description of Algoma Warrants – Warrants” or if Algoma purchases Algoma Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “– Sale, Exchange, Redemption or Other Taxable Disposition of Algoma Common Shares and Algoma Warrants.”

Possible Constructive Distributions

The terms of each Algoma Warrant provide for an adjustment to the number of Algoma Common Shares for which the Algoma Warrant may be exercised or to the exercise price of the Algoma Warrant in certain events, as discussed in the section of this registration statement captioned “Description of Algoma Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of an Algoma Warrant would, however, be treated as receiving a constructive distribution from Algoma if, for example, the adjustment increases the holder’s proportionate interest in Algoma’s assets or earnings and profits (for instance, through an increase in the number of Algoma Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Algoma Common Shares which is taxable to the U.S. Holders of such shares as described under “– Distributions on Algoma Common Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Algoma Warrant received a cash distribution from Algoma equal to the fair market value of such increase in interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Algoma Common Shares and Algoma Warrants could be materially different from that described above if Algoma is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

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at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

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at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Algoma will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Algoma owns, directly or indirectly, 25% or more (by value) of the stock.

Algoma does not currently believe that it would be a PFIC for U.S. federal income tax purposes for the taxable year that includes the Merger or future taxable years as a result of such years’ operations if the composition of the income, assets and operations of Algoma and its subsidiaries for each such year were substantially similar to those of its prior two taxable years. However, whether Algoma is treated as a PFIC is determined on an annual basis, and Algoma may be a PFIC for the taxable year that includes the Merger and/or for future taxable years. The determination of whether a non-U.S. corporation is a PFIC is a factual determination that depends on, among other things, the composition of Algoma’s and its subsidiaries’ income and assets, and the market value of their shares and assets, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether Algoma will be a PFIC for the taxable year that includes the Merger or for any future taxable year. In addition, Algoma’s U.S. counsel expresses no opinion with respect to Algoma’s PFIC status for the taxable year that includes the Merger or prior or future taxable years.

Under the PFIC rules, if Algoma were considered a PFIC at any time that a U.S. Holder owns Algoma Common Shares or Algoma Warrants, Algoma would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) Algoma has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s Algoma Common Shares in which Algoma was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its Algoma Common Shares at their fair market value on the last day of the last taxable year in which Algoma is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the Algoma Common Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless Algoma subsequently becomes a PFIC.

For each taxable year that Algoma is treated as a PFIC with respect to a U.S. Holder’s Algoma Common Shares or Algoma Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of Algoma Common Shares and under proposed Treasury regulations transfers of Algoma Warrants and certain transfers of Algoma Common Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its Algoma Common Shares or Algoma Warrants (collectively the “excess distribution rules”), unless, with respect to the Algoma Common Shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Algoma Common Shares or Algoma Warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Algoma Common Shares or Algoma Warrants;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of Algoma’s first taxable year in which Algoma is a PFIC will be treated as ordinary income; and

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the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

•	the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Algoma Common Shares or Algoma Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Algoma Common Shares or Algoma Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Algoma may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that Algoma does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Algoma’s subsidiaries.

If Algoma is a PFIC, a U.S. Holder of shares in Algoma may avoid taxation under the excess distribution rules described above in respect to the Algoma Common Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its Algoma Common Shares only if Algoma provides U.S. Holders on an annual basis with certain financial information specified under applicable Treasury regulations, including the information provided in a PFIC Annual Information Statement.

There can be no assurance, however, that Algoma will have timely knowledge of its status as a PFIC in the future or that Algoma will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its Algoma Common Shares would generally be required to include in income for each year that Algoma is treated as a PFIC the U.S. Holder’s pro rata share of Algoma’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Algoma Common Shares. Any net deficits or net capital losses of Algoma for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Algoma Common Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Algoma Common Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Algoma Common Shares by a corresponding amount. If Algoma owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Algoma’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that Algoma will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, Algoma may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance Algoma will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Algoma Common Shares in which Algoma is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Algoma Common Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Algoma Common Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules , a new holding period in the common shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its Algoma Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and Algoma was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Algoma Common Shares (or has previously made a QEF election with respect to Algoma Common Shares previously held by such U.S. Holder), the QEF election will apply to the newly acquired Algoma Common Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Algoma Common Shares (which under proposed Treasury regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Algoma Warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Algoma Common Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

U.S. Holders should consult their tax advisors as to the availability and desirability of a QEF election.

Alternatively, if Algoma is a PFIC and Algoma Common Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s Algoma Common Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Algoma Common Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its Algoma Common Shares, such U.S. Holder generally will include in income for each year that Algoma is treated as a PFIC with respect to such Algoma Common Shares an amount equal to the excess, if any, of the fair market value of the Algoma Common Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Algoma Common Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Algoma Common Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Algoma Common Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Algoma Common Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Algoma Common Shares, as well as to any loss realized on the actual sale or disposition of the Algoma Common Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Algoma Common Shares previously included in income. A U.S. Holder’s basis in the Algoma Common Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions Algoma makes would generally be subject to the rules discussed above under “– Distributions on Algoma Common Shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of Algoma Warrants will not be able to make a mark-to-market election with respect to their Algoma Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury regulations. The Algoma Common Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Algoma Common Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Algoma Common Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Algoma Common Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Algoma Common Shares in which Algoma is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the Algoma Common Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s Algoma Common Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by Treasury. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if Algoma is a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Algoma Common Shares and Algoma Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Algoma Common Shares or Algoma Warrants that not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of Algoma Common Shares or Algoma Warrants (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of exercising redemption rights with respect to Legato Common Stock or the ownership and disposition of Algoma Common Shares or Algoma Warrants.

Non-U.S. Holders Exercising Redemption Rights with Respect to Legato Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Legato Common Stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Legato Common Stock, as described above under “– U.S. Holders Exercising Redemption Rights with Respect to Legato Common Stock.”

Subject to the discussion below concerning backup withholding, if such a redemption qualifies as a sale of the Legato Common Stock, any redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing U.S. federal income tax liability unless one of the exceptions described below under “– U.S. Federal Income Tax Consequences of the Ownership and Disposition of Algoma Common Shares and Algoma Warrants to Non-U.S. Holders” applies in respect of gain from the disposition of Legato Common Stock. Moreover, redeeming Non-U.S. Holders may be subject to U.S. federal income tax on any gain recognized as a result of the redemption if Legato Common Stock constitutes a U.S. real property interest by reason of Legato’s status as a U.S. real property holding corporation for U.S. federal income tax purposes. Legato believes that it is not and has not been at any time since its formation a U.S. real property holding corporation.

If a Non-U.S. Holder receives cash for Legato Common Stock, and the redemption is treated as a corporate distribution (rather than a sale of stock under Section 302 of the Code), the Non-U.S. Holder will be subject to a 30% withholding tax (unless otherwise reduced by an applicable income tax treaty and the Non-U.S. Holder provides a proper certificate of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable)) on the gross amount of the distribution to the extent the distribution is paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and is treated as dividends, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Legato Common Stock and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Legato Common Stock, which will be treated as described in the paragraph immediately above. A redemption treated as a dividend by Legato to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same corporate or graduated individual rates applicable to U.S. Holders (together with branch profits tax, at a 30% rate, or such lower rate specified by an applicable tax treaty, as adjusted for certain items, if such Non-U.S. Holder is a corporation).

IF YOU ARE A NON-U.S. HOLDER OF LEGATO COMMON STOCK CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Algoma Common Shares and Algoma Warrants to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Algoma Common Shares and Algoma Warrants to U.S. Holders – Possible Constructive Distributions”) paid or deemed paid to a Non-U.S. Holder in respect of Algoma Common Shares or (ii) gain realized upon the sale or other taxable disposition of Algoma Common Shares and/or Algoma Warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

•

the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of an Algoma Warrant, or the lapse of an Algoma Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of an Algoma Warrant by a U.S. Holder, as described under “U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Algoma Common Shares and Algoma Warrants to U.S. Holders – Exercise, Lapse or Redemption of an Algoma Warrant” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the Algoma Common Shares and Algoma Warrants.

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. Holder’s Algoma Warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “U.S. Holders – U.S. Federal Income Tax Consequences of the Ownership and Disposition of Algoma Common Shares and Algoma Warrants to U.S. Holders – Exercise, Lapse or Redemption of an Algoma Warrant” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the first paragraph above under the heading “– U.S. Federal Income Tax Consequences of the Ownership and Disposition of Algoma Common Shares and Algoma Warrants to Non-U.S. Holders” based on such characterization.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to cash received in redemption of Legato Common Stock, dividends received by U.S. Holders of Algoma Common Shares, and the proceeds received on the disposition of

Algoma Common Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Legato Common Stock or Algoma Common Shares and proceeds from the sale, exchange, redemption or other disposition of Algoma Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of Legato securities or their Algoma Common Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W- 8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to Algoma Common Shares and proceeds from the sale of other disposition of Algoma Common Shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE MERGER, THE EXERCISE OF YOUR REDEMPTION RIGHTS WITH RESPECT TO LEGATO COMMON STOCK, AND OF THE OWNERSHIP AND DISPOSITION OF ALGOMA COMMON SHARES AND ALGOMA WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Algoma Common Shares and Algoma Warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any provincial, territorial, state, local, foreign or other taxing jurisdiction.

The following summary describes the material Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to a beneficial owner of Algoma Common Shares acquired under the Merger that for the purposes of the Tax Act and at all relevant times: (i) is not, and is not deemed to be, resident in Canada, (ii) deals at arm’s length with Algoma; (iii) is not affiliated with Algoma; and (iv) holds its Algoma Common Shares as capital property and does not use or hold, and is not deemed to use or hold, any such securities in a business carried on in Canada (each a “Holder”). Generally, the Algoma Common Shares will be capital property to a Holder unless such shares are held or acquired, or are deemed to be held or acquired, in the course of carrying on a business of trading or dealing in securities or in one or more transactions considered to be an adventure or concern in the nature of trade. This summary does not apply to a Holder that is an “authorized foreign bank” (as defined in the Tax Act). For greater certainty, this summary does not apply to Existing Algoma Investors.

This summary does not address persons who hold Algoma Warrants, and such persons should consult their own tax advisors with respect to the Canadian federal income tax consequences to them of the expiry, exchange, redemption or exercise of, the continued holding of, replacement or disposition of Algoma Warrants, and of the acquisition, holding and disposing of the Algoma Common Shares or any other securities in respect thereof, which may differ materially from the discussion provided in this summary.

This summary is based on the current provisions of the Tax Act and an understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practice of the CRA whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory, state, local, foreign or other jurisdiction, which may be different from those discussed herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations applicable in the respect of the Merger, and is not intended to be, and should not construed to be, legal, business or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances, including with respect to the tax consequences to them of the Merger.

Currency Conversion

In general, for purposes of the Tax Act, any amount relating to the acquisition, holding or disposition of Algoma Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the applicable rate of exchange (for purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the Minister of Finance (Canada).

Dividends on the Algoma Common Shares

Dividends received or deemed to be received by a Holder on Algoma Common Shares will be subject to withholding tax under the Tax Act at a rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. In the case of a beneficial owner of dividends who is a resident of the United States for purposes of the Canada-United States Tax Convention (1980), as amended, and who is fully entitled to the benefits of that treaty, the rate of withholding will generally be reduced to 15%. Holders should consult their own tax advisors in this regard.

Disposition of an Algoma Common Share

A Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Algoma Common Shares, unless the Algoma Common Shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Algoma Common Shares are not “treaty-protected property” of the Holder for purposes of the Tax Act at the time of disposition.

Generally, the Algoma Common Shares will not constitute taxable Canadian property to a Holder at the time of disposition provided that the Algoma Common Shares are listed at that time on a designated stock exchange (which includes Nasdaq and the TSX) unless at any particular time during the 60-month period that ends at that time: (i) one or any combination of: (a) the Holder; (b) persons with whom the Holder does not deal with at arm’s length; and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of Algoma; and (ii) more than 50% of the fair market value of the Algoma Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada; (b) “Canadian resource properties” (as defined in the Tax Act); (c) “timber resource properties” (as defined in the Tax Act); and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Algoma Common Shares could be deemed to be taxable Canadian property.

Even if the Algoma Common Shares are taxable Canadian property to a Holder, a taxable capital gain resulting from the disposition of the Algoma Common Shares will not be included in computing the Holder’s taxable income earned in Canada for the purposes of the Tax Act if, at the time of the disposition, the Algoma Common Shares constitute “treaty-protected property” of the Holder for purposes of the Tax Act. The Algoma Common Shares will generally be considered “treaty-protected property” of a Holder for purposes of the Tax Act at the time of the disposition if the gain from their disposition would, because of an applicable income tax treaty between Canada and the country in which the Holder is resident for purposes of such treaty and in respect of which the Holder is entitled to receive benefits thereunder, be exempt from tax under the Tax Act.

In the event that the Algoma Common Shares are considered to be taxable Canadian property but not treaty-protected property, such Holder will realize a capital gain (or capital loss) as if the Holder were resident in Canada.

Holders whose Algoma Common Shares are or may be taxable Canadian property should consult their own advisors for advice having regard to their particular circumstances, including whether their Algoma Common Shares constitute treaty-protected property.

INFORMATION ABOUT THE COMPANIES

Legato

References in this section to “Legato,” “we,” “our” or “us” refer to Legato Merger Corp., a Delaware corporation.

Legato is a blank check company formed on June 26, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Legato’s efforts to identify a prospective target business were not limited to a particular industry or geographic region, although it focused on target businesses in the renewables, infrastructure, engineering and construction and industrial industries. Prior to executing the Merger Agreement, Legato’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

In August 2020, Legato issued an aggregate of 5,031,250 shares of Legato Common Stock for an aggregate purchase price of $25,000. In January 2021, the Company effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 such shares outstanding. Such shares issued to the Founders included an aggregate of up to 768,750 shares subject to forfeiture by the holders to the extent that the underwriters’ over-allotment was not exercised in full or in part. As a result of the underwriters’ election to exercise their over-allotment option in full on January 25, 2021, such shares were no longer subject to forfeiture.

Legato’s Units, the Legato Common Stock and the Legato Warrants are listed on the Nasdaq Capital Market under the symbols LEGOU, LEGO and LEGOW, respectively.

The mailing address of Legato’s principal executive office is 777 Third Avenue, 37th Floor, New York, NY 10017, and its telephone number is (212) 319-7676. After the consummation of the Merger, Legato’s principal executive office will be that of Algoma.

Algoma

Algoma, a corporation organized under the laws of the Province of British Columbia, is a fully integrated steel producer of hot and cold rolled steel products including sheet and plate. With a current production capacity of an estimated 2.8 million tons per year, Algoma’s size and diverse capabilities enable it to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors. Algoma was incorporated in March 2021 and is the parent holding company of Algoma Steel Inc., which was transferred to Algoma on March 29, 2021.

The mailing address for Algoma’s principal executive office is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada and its telephone number is (705) 945-2351.

Merger Sub

Algoma Merger Sub, Inc., is a newly formed Delaware corporation and a direct, wholly-owned subsidiary of Algoma. Merger Sub was formed solely for the purpose of effecting the proposed Merger with Legato and has not carried on any activities other than in connection with the proposed Merger. The address and telephone number for Merger Sub’s principal executive offices are the same as those for Algoma.

LEGATO’S BUSINESS

References in this section to “Legato,” “we,” “our” or “us” refer to Legato Merger Corp., a Delaware corporation.

Introduction

Legato is a blank check company formed on June 26, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Legato’s efforts to identify a prospective target business were not limited to a particular industry or geographic region, although it focused on target businesses in the renewables, infrastructure, engineering and construction and industrial industries. Prior to executing the Merger Agreement, Legato’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

In August 2020, Legato issued an aggregate of 5,031,250 shares of Legato Common Stock for an aggregate purchase price of $25,000. In January 2021, the Company effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 of such Founder Shares outstanding.

In August 2020, the Company issued to EBC and its designees an aggregate of 234,286 shares of Legato Common Stock (after giving effect to the dividend effected in January 2021) for nominal consideration.

On January 22, 2021, Legato closed its IPO of 20,500,000 Units, with each Unit consisting of one share of Legato Common Stock and one Public Warrant. Each Public Warrant entitles the holder to purchase one share of Legato Common Stock at a purchase price of $11.50 beginning 30 days following the consummation of an initial business combination. The Units from the initial public offering (including the over-allotment option) were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $205,000,000.

Simultaneously with the consummation of the initial public offering, Legato consummated a private placement of 542,500 Private Units to certain of the Founders and EBC and its designees. The Private Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $5,425,000. Each Private Unit consists of one share of Legato Common Stock and one Private Warrant. The Private Warrants are identical to the Public Warrants sold in the IPO, except that the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. Each purchaser of the Private Warrants has agreed that the Private Warrants will not be sold or transferred by it (except to certain permitted transferees) until after Legato has completed an initial business combination.

On January 25, 2021, the underwriters fully exercised their over-allotment option of 3,075,000 Units, generating gross proceeds of $30,750,000. In connection with the underwriters’ exercise of their over-allotment option, Legato also consummated the sale of an additional 61,500 Private Units at $10.00 per unit, generating total proceeds of $615,000.

Offering Proceeds Held in Trust

The net proceeds from the IPO (including the exercise of the over-allotment option), plus the net proceeds from the sale of the Private Warrants, or an aggregate of $235,750,000 (including $8,251,250 payable to EBC upon completion of an initial business combination, of which $2.7 million has been allocated to BMO Capital Markets Corp., and an aggregate of $2,183,100 payable to the placement agents engaged by Legato in connection with the PIPE Investment, conditioned upon the Closing), was placed in the Trust Account, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to Legato to pay its tax obligations (and up to $100,000 of interest to pay dissolution expenses in the event that Legato is forced to liquidate), the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or the redemption of 100% of the outstanding Public Shares if Legato has not completed a business combination by July 22, 2022 (or such later date as may be approved by Legato’s stockholders).

Fair Market Value of Target Business

The target business or businesses that Legato acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its initial business combination (excluding taxes payable on the income earned on, the Trust Account), although Legato may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. The Legato board of directors have determined that this test was met in connection with the proposed Merger with Algoma.

Stockholder Approval of Mergers

Under the Existing Legato Charter, in connection with any proposed Merger, Legato must either seek stockholder approval of an initial business combination at a meeting called for such purpose at which Public Stockholders may request to have their Public Shares redeemed, regardless of whether they vote for or against the proposed Merger or do not vote at all, and regardless of whether they held their Public Shares on the record date, subject to the limitations described in the prospectus for Legato’s IPO, or provide all holders of Public Shares the opportunity to sell their shares to Legato, effective upon consummation of the initial business combination, for cash through a tender offer. The decision as to whether Legato seeks stockholder approval of a proposed business combination or conducts a tender offer is made by its management, solely in their discretion, based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require stockholder approval under the applicable law or stock exchange listing requirements. Because the Merger requires stockholder approval under the DGCL and the rules of Nasdaq, Legato is seeking stockholder approval of the Merger Proposal at the Special Meeting. Accordingly, in connection with the Merger with Algoma, Legato Public Stockholders may request to have their Public Shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote held to approve its initial business combination, including the vote with respect to the Merger Proposal, Legato’s Founders have agreed to vote their respective shares of Legato Common Stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed business combination.

None of our Founders or their affiliates has purchased securities of Legato in the open market or in private transactions following Legato’s IPO and simultaneous private placement. However, at any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Legato or its securities, the Founders, Algoma, or the equityholders of Legato and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger Proposal, or who redeem or indicate an intention to redeem their public shares, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Legato Common Stock or vote their shares in favor of the Merger Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the then outstanding shares of Legato Common Stock vote at the meeting to approve the Merger Proposal and/or to decrease the number of Redemptions. While the nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Founders for nominal value.

Entering into any such arrangements may have a depressive effect on the price of the Legato Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Merger Proposal to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Merger Proposal and other proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Legato will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons.

Liquidation if No Merger

Under the Existing Legato Charter, if Legato does not complete the Merger with Algoma or another initial business combination by July 22, 2022 and stockholders have not otherwise amended the Existing Legato Charter to extend this date, Legato will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to Legato but net of taxes payable and up to $100,000 of interest income that may be released to Legato for liquidation expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Legato’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Legato’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Legato’s Founders have agreed that they will not propose any amendment to the Existing Legato Charter that would affect the Public Stockholders’ ability to convert or sell their shares to Legato in connection with a business combination or affect the substance or timing of Legato’s obligation to redeem 100% of its Public Shares if it does not complete a business combination by July 22, 2022 unless Legato provides the Public Stockholders with the opportunity to convert their Public Shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to it but net of franchise and income taxes payable, divided by the number of then outstanding Public Shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by Legato’s initial stockholders, executive officers, directors or any other person.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to the Public Stockholders upon the redemption of 100% of the outstanding Public Shares in the event Legato does not complete an initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Legato intends to redeem its Public Shares as soon as reasonably possible following its 18th month, and, therefore, it does not intend to comply with those procedures. As such, Legato’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the pro rata portion of the Trust Account distributed to the Public Stockholders upon the redemption of 100% of the Public Shares in the event Legato does not complete an initial business combination by July 22, 2022 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Because Legato will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires it to adopt a plan, based on facts known to it at such time that will provide for Legato’s payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent ten years. However, because Legato is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Legato’s vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

Legato is required to seek to have all third parties (including any vendors or other entities it has engages) and any prospective target businesses enter into agreements with it waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. As a result, the claims that could be made against Legato will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. Legato therefore believes that any necessary provision for creditors will be reduced and should not have a significant impact on its ability to distribute the funds in the Trust Account to the Public Stockholders. Nevertheless, WithumSmith+Brown, PC, Legato’s independent registered public accounting firm, and the underwriters of the IPO, did not execute agreements with Legato waiving such claims to the monies held in the Trust Account. Furthermore, there is no guarantee that other vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with Legato, they will not seek recourse against the Trust Account. Crescendo, an entity affiliated with Mr. Rosenfeld, Legato’s Chief SPAC Officer, has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by Legato for services rendered or contracted for or products sold to Legato, but Legato cannot guarantee that Crescendo will be able to satisfy its indemnification obligations if it is required to do so. Legato has not independently verified whether Crescendo has sufficient funds to satisfy its indemnity obligations, has not asked it to reserve for such obligations and does not believe it has any significant liquid assets. Accordingly, Legato believes it is unlikely that Crescendo will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement Crescendo entered into specifically provides for two exceptions to the indemnity given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with Legato waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of Legato’s IPO against certain liabilities, including liabilities under the Securities Act. As a result, if Legato liquidates, the per-share distribution from the Trust Account could be less than $10.00 due to claims or potential claims of creditors.

Legato anticipates notifying the trustee of the Trust Account to begin liquidating such assets promptly after its 18th month and anticipates it will take no more than 10 business days to effectuate such distribution. The Founders have waived their rights to participate in any liquidation distribution from the Trust Account with respect to shares of Legato Common Stock owned by them. There will be no distribution from the Trust Account with respect to the Legato Warrants, which will expire worthless. Legato will pay the costs of any subsequent liquidation from its remaining assets outside of the Trust Account. If such funds are insufficient, Legato will use the up to $100,000 of interest earned on the funds held in the Trust Account that may be released to it for its liquidation expenses.

The Public Stockholders shall be entitled to receive funds from the Trust Account only in the event of Legato’s failure to complete a business combination by July 22, 2022, if the stockholders seek to have Legato convert or purchase their respective shares upon a business combination which is actually completed by Legato or upon certain amendments to the Existing Legato Charter prior to consummating an initial business combination. In no other circumstances shall a stockholder have any right or interest of any kind to or in the Trust Account.

If Legato is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Legato’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Legato’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Legato cannot guarantee it will be able to return to the Public Stockholders at least $10.00 per share.

If Legato is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Legato’s stockholders. Furthermore, because Legato intends to distribute the proceeds held in the Trust Account to the Public Stockholders promptly after 18 months from the closing of the IPO, this may be viewed or interpreted as giving preference to the Public Stockholders over any potential creditors with respect to access to or distributions from Legato’s assets. Furthermore, Legato’s board of directors may be viewed as having breached their fiduciary duties to Legato’s creditors and/or may have acted in bad faith, and thereby exposing itself and Legato to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. Legato cannot guarantee that claims will not be brought against it for these reasons.

Facilities

Legato currently maintains its principal executive offices at 777 Third Avenue, 37th Floor, New York, New York 10017. The cost for this space is included in the $15,000 per-month fee Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, charges Legato for general and administrative services pursuant to a letter agreement between Legato and Crescendo Advisors II, LLC. Legato believes, based on rents and fees for similar services, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as Legato could have obtained from an unaffiliated person. Legato considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Employees

Legato has three executive officers. These individuals are not obligated to devote any specific number of hours to Legato’s matters and intend to devote only as much time as they deem necessary to Legato’s affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to acquire has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on Legato’s affairs) than had been spent prior to locating a suitable target business. Legato presently expects its executive officers to devote such amount of time as they reasonably believe is necessary to Legato’s business. Legato does not intend to have any full-time employees prior to the consummation of a business combination.

Directors and Executive Officers

Legato’s directors and officers are as follows:

Name	Age	Position
David D. Sgro	45	Chief Executive Officer and Director
Eric S. Rosenfeld	64	Chief SPAC Officer
Adam Jaffe	30	Chief Financial Officer and Secretary
Brian Pratt	69	Director and Non-Executive Chairman of the Board
Adam J. Semler	57	Director
D. Blair Baker	60	Director
Ryan Hummer	43	Director
Craig Martin	71	Director
John Ing	74	Director

David D. Sgro has served as Legato’s chief executive officer and a member of Legato’s board of directors since its formation. He has served as Chief Operating Officer of Allegro Merger Corp. since August 2017 and its chairman of the board since April 2018 and served as its Chief Financial Officer from November 2017 until April 2018. Mr. Sgro served as Harmony Merger Corp.’s chief operating officer and secretary since its inception in May 2014 until its merger with NextDecade in July 2017 and as a director from May 2014 to August 2016 and then again from its merger with NextDecade until June 2018. Mr. Sgro served as Quartet Merger Corp.’s chief financial officer, secretary and a member of its board of directors from April 2013 until its merger with Pangaea in October 2014 and has served as a director of Pangaea since such time. Mr. Sgro served as Trio Merger Corp.’s chief financial officer, secretary, and a member of its board of directors from its inception in June 2011, until its merger with SAE in June 2013 and served as a director of SAE from that time through July 2016. From April 2006 to July 2008, Mr. Sgro served as the chief financial officer of Rhapsody Acquisition Corp. and from July 2008 to May 2011, Mr. Sgro served as a director of Primoris. Mr. Sgro has been a Senior Managing Director of Crescendo Partners, L.P. since December 2014, and has held numerous positions with Crescendo Partners since December 2005. Mr. Sgro has served as the director of research for Jamarant Capital, L.P., a private investment partnership, since January 2016. Mr. Sgro also currently serves as chairman of the board of Hill International Inc., a NYSE listed construction project management firm. Mr. Sgro served on the boards of BSM Technologies, Inc., a TSX listed GPS enabled fleet management service provider from June 2016 until its sale to Geotab in June 2019; Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 until its sale to Amdocs in August 2011; Imvescor Restaurant Group, a TSX listed restaurant franchisor, from March 2016 until its sale to MYR Group in March 2018; and COM DEV International Ltd., a global designer and manufacturer of space hardware from April 2013 to February 2016. From August 2003 to May 2005, Mr. Sgro attended Columbia Business School. From June 1998 to May 2003, he worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate.

In 2001, Mr. Sgro became a Chartered Financial Analyst (CFA) Charterholder. Mr. Sgro is a regular guest lecturer at Columbia Business School and an adjunct faculty member of The College of New Jersey.

Eric S. Rosenfeld has served as Legato’s chief SPAC officer since its formation and provides key services in connection with locating and consummating an initial business combination. Since August 2017, he has served as chief executive officer of Allegro and served as chairman of the board from August 2017 until April 2018. From May 2014 until its merger with NextDecade in July 2017, Mr. Rosenfeld served as the chairman of the board and chief executive officer of Harmony and served as a member of the board of NextDecade from that time until June 2020. Mr. Rosenfeld served as Quartet’s chairman of the board and chief executive officer from its inception in April 2013 until its merger with Pangea in October 2014, and has served as a director of Pangaea since such time. Mr. Rosenfeld was chairman of the board and chief executive officer of Trio from its inception in June 2011 until its merger with SAE in June 2013 and served as a director of SAE from that time through July 2016. From April 2006 until its business combination with Primoris in July 2008, Mr. Rosenfeld served as the chairman of the board, chief executive officer and president of Rhapsody and served as a director of Primoris from the completion of its business combination until May 2014. From its inception in April 2004 until its business combination with Hill International in June 2006, he was the chairman of the board, chief executive officer and president of Arpeggio and served as a director of Hill International from the time of the business combination until June 2010. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. Since November 2018, Mr. Rosenfeld has served as chairman emeritus of CPI Aerostructures, Inc. a NYSE American-listed company engaged in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. He became a director of CPI in April 2003 and served as chairman from January 2005 until November 2018. Mr. Rosenfeld has also served on the board of Primo Water Corp. (formerly Cott Corporation), a NYSE- and TSX-listed beverage company, since June 2008 and is currently the Lead Independent Director. Mr. Rosenfeld has served as a board member of Aecon Group Inc., a TSX listed provider of construction and infrastructure development services, since June 2017. Mr. Rosenfeld served as a board member of Canaccord Genuity Group Inc, a TSX listed investment bank, from August 2020 until March 2021.

Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. He was also chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. He served as a director of Hip Interactive, a TSX-listed company that distributed and developed electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a TSX-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company that was sold to Chinadotcom in February 2004. He was a director of Sierra Systems Group, Inc., a TSX-listed information technology, management consulting and systems integration firm based in Canada from October 2003 until its sale in January 2007. From October 2005 through March 2006, Mr. Rosenfeld was a director of Geac Computer Corporation Limited, a TSX and Nasdaq-listed software company, which was acquired by Golden Gate Capital. He was also a director of Emergis Inc., a TSX-listed company that enables the electronic processing of transactions in the finance and healthcare industries, from July 2004 until its sale to Telus Corporation in January 2008. Mr. Rosenfeld also served on the board of Matrikon Inc. a TSX-listed provider of solutions for industrial intelligence, from July 2007 until its sale to Honeywell International, Inc. in June 2010. He was also a member of the board of Dalsa Corporation, a TSX-listed company that designs and manufactures digital imaging products, from February 2008 until its sale to Teledyne in February 2011. From October 2005 until its final liquidation in December 2012, he was the chairman of the board of Computer Horizons Corp., quoted on the OTCBB, that, before the sale of the last of its operating businesses in February 2007 (at which time it was Nasdaq-listed), provided information technology professional services with a concentration in sourcing and managed services. From December 2012 until December 2019, Mr. Rosenfeld served as a board member of Absolute Software Corporation, a TSX listed provider of security and management for computers and ultra-portable devices.

Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and Tulane Law School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a guest host on CNBC.

Adam H. Jaffe has served as Legato’s Chief Financial Officer and Secretary since its inception. Mr. Jaffe has served as Chief Financial Officer of Allegro since April 2018. Mr. Jaffe joined Crescendo Partners, LP in February 2018 as the fund’s controller and Chief Compliance Officer, and currently serves as Chief Financial Officer. Mr. Jaffe has also served as the Chief Financial Officer and Chief Compliance Officer for Jamarant Capital, L.P., an investment firm founded in 2015, since 2018. Prior to joining Crescendo Partners LP, Mr. Jaffe was the Senior Fund Accountant for the real estate private equity fund, GTIS Partners LP, from September 2016 to February 2018. While at GTIS Partners, Mr. Jaffe focused on the development of residential homes, land development, and single-family homes for rental properties across the United State and Brazil. From September 2014 to September 2016, Mr. Jaffe worked at EisnerAmper LLP. Mr. Jaffe is a New York State Certified Public Accountant (CPA).

Brian Pratt has served as a member of Legato’s board of directors and non-executive chairman of the board since August 2020. Mr. Pratt served as Chairman of Primoris Services Corp from July 2008 until May 2019 and as a Director from July 2008 to February 2020. He served as Primoris’ President and Chief Executive Officer from July 2008 to July 31, 2015. Mr. Pratt has been managing his personal investments since leaving Primoris. From 1983 through July 2015, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris and its predecessor entity, ARB, Inc. Mr. Pratt has over 35 years of hands-on operations and management experience in the construction industry.

Adam J. Semler has served as a member of Legato’s board of directors since August 2020. He has served as a member of the board of directors of Allegro since April 2018. Mr. Semler served as a member of Harmony’s board of directors from July 2014 until its merger with NextDecade. Mr. Semler joined York Capital Management, LLC, an investment management fund, in 1995 and held several positions with the firm, most recently holding the position of chief operating officer and member of its managing partner until he retired in December 2011. While at York Capital Management, he was responsible for all financial operations of the firm. During this time, he also served as chief financial officer and secretary of York Enhanced Strategies Fund, LLC, a closed ended mutual fund. Previously, he was at Granite Capital International Group, an investment management firm, where Mr. Semler was responsible for the accounting and operations function for its equity products. He also previously worked as a senior accountant at Goldstein, Golub, Kessler & Co., where Mr. Semler specialized in the financial services industry, as well as a senior accountant at Berenson, Berenson, Adler. Mr. Semler has also served on the Board of Hebrew Public, a not for profit charter school network, since May 2015. Mr. Semler is a C.P.A.

D. Blair Baker has served as a member of Legato’s Board since August 2020. Mr. Baker has served as the president of Precept Capital Management (“Precept”), an investment management company based in Dallas, Texas, since he founded Precept in 1998. Precept invests across multiple industries and asset types, focusing primarily on publicly-traded securities. Since August 2014, Mr. Baker has served on the board of publicly-traded SWK Holdings Corporation, and he currently chairs SWK’s Audit Committee. He has also served on numerous private company boards. Prior to founding Precept, Mr. Baker was a portfolio manager at John McStay Investment Counsel, an investment management company based in Dallas that was acquired by AIG. Prior to McStay, Mr. Baker served as a portfolio manager at Friess Associates of Delaware. Mr. Baker also served as Vice President and Research Analyst at Rauscher, Pierce, Refsnes, which was acquired by RBC. Earlier in his career, Mr. Baker developed operating system software as a software engineer for a publicly-traded super-computer manufacturer named Convex Computer Corporation.

Ryan Hummer, CFA has served as a member of Legato’s board since August 2020. Mr. Hummer joined Ancora Holdings Inc., a boutique investment services firm, in 2008 and serves as Director, Alternatives Portfolio & Risk Manager where he acts chiefly as the risk manager for Ancora’s alternatives group. Mr. Hummer is also a portfolio manager for the arbitrage strategy of Ancora’s multi-strategy investment partnership. Mr. Hummer previously worked as an equity analyst and portfolio manager at a boutique large-cap value RIA in Cleveland. He performed due diligence on potential equity investments including management interviews, site-visits, competitive sustainability research, and financial statement analysis. Mr. Hummer also built complex financial models to assign intrinsic values to these equities based on diligence findings. He began his career in the financial industry in Chicago where he spent three years working at proprietary trading firms trading derivatives, primarily options and futures. Mr. Hummer holds the Chartered Financial Analyst (CFA) designation.

Craig Martin has served as a member of Legato’s board of directors since September 2020. Mr. Martin has over 45 years of experience in the international engineering and construction industry. He is currently a board member of Team, Inc. (NYSE:TISI), which provides asset performance assurance and optimization solutions, and is the Chairman of the Board of Yarlung Records, LLC, a private company. Mr. Martin served as a board member, Chairman and Executive Chairman of Hill International, Inc., a construction project management company, from 2016 to 2018. In December 2014, he retired as President and Chief Executive Officer of Jacobs Engineering Group Inc. (NYSE), a provider of technical, professional and construction services. Mr. Martin became President of Jacobs in July 2002 and Chief Executive Officer in April 2006. He also served as a member of Jacobs’ board of directors from 2002 until his retirement. Before his promotion to President, Mr. Martin served in several positions, including as Jacobs’ Executive Vice President of Global Sales and Marketing. Before joining Jacobs in 1994, Mr. Martin worked in various roles at CRSS Constructors Inc. and Martin K. Eby Construction Co. Mr. Martin is also a National Association of Corporate Directors Governance Leadership Fellow.

John Ing has served as a member of Legato’s board of directors since September 2020. Mr. Ing has served as the President and Chief Executive Officer of Maison Placements Canada, an independent, Toronto-based IIROC investment dealer providing a comprehensive array of financial services to institutional investors and small to midsize corporate clients, since 1985. Throughout his four decade career, Mr. Ing has been an advocate of gold investment and authored numerous articles on the subject, appearing regularly in the media and giving speeches around the world. He is a recipient the Robert Elvers Mineral Economics Award, awarded in 2014 by the Canadian Institute of Mining, Metallurgy and Petroleum. Mr. Ing started his career with Jones Heward & Company in Montreal in 1969. He then joined Mead Company in 1972 and moved to Pitfield Mackay Ross in 1980 which was acquired by Dominion Securities in Toronto. Mr. Ing has served on numerous industry committees and on the TSX Stock List Committee as its Chairman from 1993 to 2007. He is a member of the CFA Society Toronto, the Toronto Mineral Analyst Group, the Canadian Institute of Mining and metallurgy, Phi Kappa Pi and the Cambridge Club. Mr. Ing is a director of Aequitas Innovations Inc, parent of the NEO Stock Exchange.

Legato Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered to Legato. Commencing on January 19, 2021 through the acquisition of a target business or Legato’s liquidation of the Trust Account, Legato will pay Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, $15,000 per month for providing Legato with office space and certain office and secretarial services. However, this arrangement is solely for Legato’s benefit and is not intended to provide Legato’s officers or directors compensation in lieu of a salary.

Other than the $15,000 per month administrative fee, the payment of consulting, success or finder fees to Legato’s officers, directors, initial stockholders or their affiliates in connection with the consummation of Legato’s initial business combination and the repayment upon consummation of the IPO of a $65,000 loan made by Legato’s executive officers to Legato, no compensation or fees of any kind will be paid to Legato’s initial stockholders, members of Legato’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of Legato’s initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on Legato’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations, and, to the extent they loan funds to Legato, such funds may be repaid or converted into Legato Units with Algoma’s consent immediately prior to the completion of the Merger. There is no limit on the amount of consulting, success or finder fees payable by Legato upon consummation of an initial business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by Legato; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account, such expenses would not be reimbursed by Legato unless we consummate an initial business combination.

After Legato’s initial business combination, members of Legato’s management team who remain with Legato may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to Legato’s stockholders. However, the amount of such compensation may not be known at the time of the stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending against Legato or any members of Legato’s management team in their capacity as such.

ALGOMA’S BUSINESS

Unless the context otherwise requires, all references in this section to “Algoma,” “the Company,” “we,” “us,” or “our” refer to Algoma Steel Group Inc. and its subsidiaries prior to the consummation of the Merger.

Corporate Structure

The following organization chart indicates the intercorporate relationships of the Company and its material subsidiaries, together with the jurisdiction of formation, incorporation or continuance of each entity:

Overview

Algoma, a corporation organized under the laws of the Province of British Columbia, is a fully integrated steel producer of hot and cold rolled steel products including sheet and plate. With a current production capacity of an estimated 2.8 million tons per year, our size and diverse capabilities enable us to deliver responsive, customer-driven product solutions straight from the ladle to direct applications in the automotive, construction, energy, defense, and manufacturing sectors.

We manufacture a broad range of high-quality semi-finished and finished flat steel sheet and plate products. In 1995, approximately $450 million was invested in the construction of our Direct Strip Production Complex (“DSPC”), one of the world’s first hot strip mills with integrated continuous casting and our cornerstone asset. In addition to the DSPC, our facilities include two blast furnaces, Blast Furnace No. 6 and Blast Furnace No. 7, of which Blast Furnace No. 7 is currently operating. Our discreet 106 inch hot strip and 166 inch plate rolling mills provide us with the flexibility to adjust product mix between our many sheet and plate products to take advantage of changes in market demand and pricing, allowing us to optimize our margins. Our idle blast furnace, Blast Furnace No. 6, provides redundancy and incremental flexibility to our operating platform, allowing for the management of any future re-lines for Blast Furnace No. 7, and could quickly add cost effective capacity with limited additional capital outlays. We believe a restart of Blast Furnace No. 6 could be achieved within approximately six months for an estimated C$60 million investment, including approximately C$18 million required to reduce casthouse emissions in Blast Furnace No. 6.

Our flat/sheet steel products include a wide variety of widths, gauges and grades, and are available unprocessed and with value-added temper processing for HRC, annealed and full hard cold-rolled coil (“CRC”), hot-rolled pickled and oiled products, floor plate and cut-to-length products. Primary end-users of our sheet products include service centers and automotive, manufacturing, construction, and tubular industries. Sheet steel products have represented approximately 89% of our total steel shipment volumes, on average, in the three month period ended June 30, 2021 and approximately 85% of our total steel shipment volumes, on average, in our fiscal year ended March 31, 2021.

Our plate steel products consist of various carbon-manganese, high-strength and low-alloy grades, and are sold in the as-rolled condition as well as subsequent value-added heat-treated conditions. The primary end-user of our plate products is the fabrication industry, which uses our plate products in the manufacture or construction of railcars, buildings, bridges, off-highway equipment, storage tanks, ships, military applications, large diameter pipelines and power generation equipment. Plate steel products have represented approximately 11% of our total steel shipment volumes in the three month period ended June 30, 2021 and approximately 15% of our total steel shipment volumes in the fiscal year ended March 31, 2021.

We sell our finished products to a geographically diverse customer base across North America. For fiscal year ended March 31, 2021, our sales by product, geography and end markets were as follows:

Source: Company information. Automotive comprised of direct automotive customer sales and estimated service center sales to the automotive industry.

The Company has consistently experienced capacity utilization comparable to or greater than is typical in the North American market, due in part to its flexible operations and ability to quickly respond to market drivers. Excluding the capacity of its idle second blast furnace, Algoma’s 2017-2019 average capacity utilization was 91% while its peers averaged 86%.

2017-2019 Average Capacity Utilization (%)

Source: Company information.

1	Reflects Algoma’s 2018-2020 average capacity utilization, based on Blast Furnace No. 7’s total steel capacity of 2,600kt and 2018-2020 production of 2,300kt, 2,435kt and 2,305kt, respectively.

2	Steelco capacity utilization based on total capacity of 2,750kt and 2018 and 2019 steel production of 2,620kt and 2,444kt, respectively.

Superior Cost Position

We believe we have a superior structural cost position as a result of our cost-efficient DSPC asset, our geographic location on the Great Lakes, which provides economical access to key raw materials and steel-consuming markets, and our strong track record of implementing improvements in conversion costs.

Moreover, in connection with the purchase of substantially all of the operating assets and some of the liabilities of Old Steelco and its affiliates, Algoma re-established its control of the port of Algoma as a means to receive critical inbound raw materials and outbound shipment of finished goods. Our on-site port facilities enable access to low-cost water transportation across the Great Lakes. Additionally, Algoma has an advantage in power sourcing through a low-cost co-generation (“Co-Gen”) facility. A 70 million watts Co-Gen facility fueled with by-product gases from Algoma’s ironmaking and cokemaking operations provides on average approximately 45% of our power needs at favorable prices, reducing reliance on the Ontario power grid.

Our structural low cost position is evidenced by CRU’s 2021 international data, which placed us among the lowest cash costs of North American steel plants.

2021 Cash Cost Curve – Hot Rolled Coil (BOF / EAF)

Source: CRU International, 2021.

Our highly competitive cost position allows us to generate Adjusted EBITDA margins above the industry average and sustain profitability through business cycles. Algoma’s Adjusted EBITDA margin from 2017 to 2019 averaged 15% compared to approximately 12% average of our North American peers over the same period of time.

2017-2019 Average Adjusted EBITDA Margin (%)

Source: Company information. Cleveland-Cliffs Adjusted EBITDA Margin based on Steel and Manufacturing Segment and includes the acquisition of AK Steel but not ArcelorMittal.

For the three month period ended June 30, 2021, we shipped approximately 610.0 thousand tons of steel products, which generated revenue of approximately C$722.0 million, net income of approximately C$221.3 million before income taxes, and Adjusted EBITDA of approximately C$280.8 million. For the fiscal year ended March 31, 2021, we shipped approximately 2.1 million tons of steel products, which generated revenue of approximately C$1,615.1 million, net loss of approximately C$76.1 million, and Further Adjusted EBITDA of approximately C$189.0 million.

Unique Production Process Supports Superior Cost Position Among North American Steel Producers

As mentioned above, we are the only integrated steel producer in North America to operate a DSPC line that converts liquid steel directly into coil. The DSPC line is among the newest, continuous thin slab casters in North America. We believe that this process provides us with an estimated cost advantage over our competitors of between C$30 and C$40 per ton due to reduced manpower, reduced re-heating costs and reduced yield loss. Additionally, the DSPC allows for us to seamlessly execute the installation of EAF mills.

We have recently upgraded our process automation to incorporate the most recent original equipment manufacturer technology and enhanced the throughput and quality via software enhancements in casting controls and defect detection. We successfully completed mechanical upgrades of spindles, strand entry tables and the coiler mandrel, which have had a positive impact on quality and throughput, efficiency and reliability.

Current annualized production capacity of the DSPC complex is 2.3 million tons. Algoma is also the only plate producer in Canada with current capacity of 350,000-400,000 tons with the potential to increase capacity to 700,000 tons per year, once on-going debottlenecking, automation and productivity investments are completed.

Blast Furnace No.6, with current capacity of approximately 900,000 tons, provides Algoma flexibility to manage any future re-lines for Blast Furnace No.7 and we believe can be re-started in approximately six months for an estimated C$60 million investment including approximately C$18 million required to reduce casthouse emissions in Blast Furnace No. 6.

Source: Company information.

1	Represents percentage of a trailing 7-year average HRC CRU (USA Midwest Domestic HR Coil) Index, lagged one month.

2	Represents percentage of a trailing 7-year average AS Rolled CRU Index, lagged one month.

Proposed EAF Mill to Transform Operations

One of our reasons for undertaking the Merger is to provide us with access to capital to partially fund our proposed transformation to EAF steelmaking, although we have not yet made a final decision to proceed. The proposed EAF mill is expected to meaningfully reduce SG&A and improve Adjusted EBITDA by approximately C$150 million per year with the majority of this benefit expected to be realized within the first year. We believe that the EAF mill has the potential to enhance our liquid steel capacity by 900,000 tons per year and would provide us with the ability to pursue a higher value-add product mix with a more flexible operating footprint. The proposed EAF mill would also reduce our exposure to iron pricing volatility since we would replace iron ore in our steelmaking process with readily available recycled regional scrap.

Additionally, we estimate that the transition to EAF steelmaking would result in a reduction of 3.0 million tonnes of CO2 emissions per year, representing a 70% reduction to current emissions levels with a goal of eliminating all coal use in our steelmaking operations over time, which we believe will allow us to become one of the greenest producers in North America and reduce the potential impact of the Canadian carbon tax regime on our business.

If we proceed with the proposed EAF transformation, we would anticipate an approximately thirty month construction period that would be completed by the end of 2024. We estimate that the conversion to EAF steelmaking would cost approximately $500 million, which would be funded by the Green Steel Funding expected to be provided by the Government of Canada, as well as by the Merger and the PIPE Investment. The Green Steel Funding is subject to, and contingent on, the negotiation of definitive documentation and/or the achievement of certain funding milestones. See “Summary of the Proxy Statement/Prospectus – Recent Developments.”

The EAF transformation will require a number of permits, including environmental compliance approvals in respect of sewage works and air/noise, as well as indigenous consultations. The project will also require the adoption of site specific standards under CEPA. We are engaged in ongoing discussions with the Ontario Ministry of the Environment, Conservation and Parks (“MECP”) with respect to these matters. The MECP has expressed support for the project generally and is working collaboratively with us to facilitate the project, which the MECP has described as having “positive environmental benefits for [the] community”. While the permitting process is ongoing, based on our discussions with the provincial government to date and our long track record of building and operating significant capital projects, we currently believe we will be able to obtain the required permits and approvals. See “Risk Factors – Risks Related to Algoma’s Business – Failure to complete, or delays in completing, our proposed EAF transformation could adversely affect our business and prospects.” There are significant risks and uncertainties associated with, and we may fail to realize the anticipated benefits of, the proposed EAF transformation.

Strong Government and Local Community Support

We are the largest employer in Sault Ste. Marie, Ontario. As of June 30, 2021, the Company had 2,696 full-time employees, of which approximately 95% are represented by two locals of the USW under two collective bargaining agreements. As a result of the Company’s good relationship with its unionized workforce, there has not been a work disruption in approximately 30 years, and we have achieved contract terms that are comparable to those achieved by our peers.

We believe the Company is critical to the local economy and has strong relationships with local, provincial and federal governments. Algoma represents approximately 40% of Sault Ste. Marie’s GDP, and approximately 70% of the city’s population is directly or indirectly dependent upon Algoma. Furthermore, Algoma is the only plate producer in Canada with current capacity of 350,000-400,000 tons and opportunity to increase capacity to 700,000 tons per year once on-going debottlenecking, automation and productivity initiatives are completed. These initiatives may significantly reduce Canada’s reliance on plate imports and positively impact the trade balance. As a result of Algoma’s significant contribution to the Canadian steel making industry, we benefit from strong federal and provincial government support in various forms. For example, the Canadian federal and Ontario provincial governments have provided support in the form of certain interest-free or low-interest loans and grants, which together total approximately C$150 million in the aggregate and have enabled us to undertake various capital expenditures to revitalize Algoma. See “Description of Indebtedness” for a description of these loans and grants. The Ontario government also enacted the 2018 Pension Regulations and Ontario Regulation 2017/19 as filed on June 20, 2019 (the “Wrap Regulations”) to facilitate our acquisition of substantially all of the assets and liabilities of Old Steelco in November 2018, including the DB Pension Plans and the Wrap Plan that has been maintained by Old Steelco. Among other things, the 2018 Pension Regulations significantly reduced our obligation for historical pension obligations by capping our special pension contributions (cash funding in addition to the current service funding) to the DB Pension Plans at C$31 million per year. As of March 1, 2021, the Company’s solvency funded status on its Hourly Plan and Salaried Plan was greater than 85%, which reduces the Company’s obligation with respect to special pension contributions to the DB Pension plan to near zero and also triggers the guarantees provided by the PBGF. On July 5, 2021, we announced the Green Steel Funding. See “Summary of the Proxy Statement/Prospectus—Recent Developments.”

Strategic Initiatives to Further Strengthen Our Cost Position

Cost Saving Initiatives.    We have implemented several measures to reduce costs and improve our operating performance. Algoma has implemented cost savings plans to achieve headcount reductions that bring us in-line with our peers and estimate that we realized approximately 60% of the full benefit in the fiscal year ended March 31, 2020. We estimate that the full realization of cost saving initiatives were achieved in the fiscal year ended March 31, 2021, resulting in sustainable annual savings of approximately C$44 million excluding non-recurring cost to implement.

Ladle Metallurgical Furnace No2 Initiative.    In February 2021, we completed the installation and commissioning of Ladle Metallurgical Furnace No2 (“LMF2”), which will eliminate a bottleneck in our production process and enable 100,000 tons of incremental volumes with approximately C$318 per ton margin, contributing an estimated C$32 million of Adjusted EBITDA improvement annually. We invested C$35 million (net of government support) in this project and have completed the construction in a timely fashion against a challenging macroeconomic backdrop caused by the COVID-19 pandemic.

Plate Mill Modernization.    We are Canada’s only plate mill with current capacity of 350,000-400,000 tons and potential to ship up to 700,000 tons per year. We are undertaking a plate mill modernization project requiring capital expenditures of C$70 million (net of government support), which we expect to be completed in October 2022. This strategic initiative will enhance the capacity and quality of one of our key products and sources of competitive advantage. The Plate Mill Modernization Project will allow us to achieve product quality requirements of our customers with respect to surface and flatness, increase high strength capability with availability of new grades, ensure reliability of plate production with direct ship capability and increase overall plate shipment capacity through debottlenecking and automation. The modernization process will be comprised of two phases: quality focus and productivity focus. The first phase, which focuses on quality, is expected to be completed by March 2022 and includes the installation and commissioning upgrades of a new primary slab de-scaler (which improves surface quality), automated surface inspection system (which detects and maps surface quality), a new in-line hot leveler (which improves flatness), and automation of the 166 inch Mill (which expands grade offering). The second phase, which focuses on productivity, is expected to be completed by October 2022 and includes installation and commissioning upgrades of the onboard descaling systems for both the 2Hi and 4Hi roughing roll stands, mill alignment and work roll offset at the 4Hi, 4Hi DC drive, in-line plate cutting including new cooling beds coupling the plate mill and shear line, dividing shear, new plate piler and automated marking machine.

Recent Strategic Initiatives (millions of U.S. dollars)

		Annualized Benefit	CapEx[1]	Schedule
Cost Saving Initiatives	• Ongoing cost-cutting initiatives • 200+ projects identified • Third party hired to review operational efficiency	~$44	—	2020: ~60% 2021: 100%

Ladle Metallurgical Furnace No. 2	• Completed new 2.1 million ton ladle furnace in February 2021 • Unlocked 100,000 tons of additional capacity • Adds more advanced grades of steel to product mix	~$25	~$35	Feb-2021

Plate Mill Modernization	• Overhaul and optimize plate mill to improve reliability and quality • Additional plate capacity of up to 350 kilotons • New grades capability unlocks new end markets	~$35	~$70 ($63 remaining)	Quality: Oct-2021 Volume: Oct-2022

Source: Company information. Capex is net of government support.

Well Positioned with Historical Issues Addressed

We experienced an unplanned outage in April 2019 that disrupted production in our Blast Furnace No. 7. This outage had no impact on the integrity of the furnace. The resulting lost production led to a shipping volume reduction in fiscal year 2020 of over 100,000 tons. During April 2019, the Company recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold. Planned maintenance, originally scheduled for later in the year, was accelerated and performed during this outage in April 2019. Rescheduling maintenance to align with the unplanned outage was part of the plan management implemented to make up for the lost production in the remaining quarters of fiscal year 2020. The outage, caused by a chemistry imbalance of certain materials, resulted from a poor and unforgiving construct of the blend of raw materials fed into the blast furnace. Operating parameters have been tightened and systems have been put in place to improve the overall monitoring of the Blast Furnace. We have modified operating practices following a deep-dive investigation with assistance from Hatch, our consulting engineering firm, undertook process control measures and personnel changes as well as adopted predictive modeling to ensure far greater control and less risk in our future operations.

The COVID-19 pandemic has significantly disrupted the steel industry, leading to idling, shutdowns and capacity reductions across the industry and driving an 18% decline in North American production levels during the period from April to September 2020. In March 2020, management took the precautionary measure of drawing on the Revolving Credit Facility (as defined below). During the three month period ended June 30, 2021, Algoma repaid the entire Revolving Credit Facility balance and there is currently no balance drawn on this facility. As of June 30, 2021, there was C$292.1 million ($228.8 million) of unused availability on the Revolving Credit Facility after taking into account C$26.2 million ($21.2 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2021, Algoma had drawn C$90.1 million ($71.7 million), and there was C$200.8 million ($156.5 million) of unused availability after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit and borrowing base reserves.

Quarterly Shipment Volume

Source: Company information.

1	CRU USA Midwest Domestic Hot Rolled Coil Prices in US$/NT.

Our Competitive Strengths

Strategically Located on the Great Lakes in Close Proximity to Customers and Suppliers

We are strategically located on Lake Superior, close to key steel consuming regions of the United States (the U.S. Mid-West, U.S. Northeast) and Canada (Southern Ontario), allowing us to serve our customers at competitive costs. Approximately 70% of our customers are located within a 500-mile radius of our facility.

Additionally, our location on the Great Lakes provides access to multiple modes of transportation, supporting our ability to negotiate competitive rates for inbound raw materials and outbound steel products. The Company’s acquisition of the adjacent port facility as part of the 2018 restructuring transaction – the fourth largest port on the Great Lakes by volume, handling nearly 500 vessels a year and over 5 million tons of shipments – facilitated access to low cost transportation across the Great Lakes and secures our distribution network. Algoma has an option to pursue rail transportation from certain iron ore mines via well-established rail links, facilitating access to ore through the winter months when transport over the Great Lakes is less feasible.

Location Relative to Top 10 Customers	Location Relative to Key Raw Material Suppliers

Source: Company information. Top 10 customers determined by revenue in fiscal year 2021.

We sell steel products to a diverse base of over 200 customers across multiple sectors in North America with no single customer making up greater than 11% of sales. Our top ten customers accounted for approximately 52% of our total revenue in the three month period ended June 30, 2021 and approximately 52% of total revenue in fiscal year 2021. Our geographic, sector and customer diversity makes us less exposed to demand shifts. We have built strong customer relationships with the average tenure for Algoma’s top ten customers of 20-25 years. Despite the U.S. tariffs imposed on Canadian steel producers on June 1, 2018, the Company was able to maintain its geographic mix with 60.7% of revenue in the three month period ended June 30, 2021 and 57.1% of fiscal year 2021 revenue generated by our customers in the United States.

FY2021 Customer Concentration by Revenue

Source: Company information.

Operations to Meet the Needs of a Diversified Blue-Chip Customer Base in Attractive End Markets

Our hot strip and plate rolling mills provide the flexibility to adjust our product mix within our existing asset base to align with market pricing and customer demand, and maximize profitability. Plate products accounted for 11% of shipments, hot rolled sheet for 81% and Cold Rolled Sheet for 8% in the three month period ended June 30, 2021 and 15%, 78% and 7% respectively for fiscal year 2021. Additionally, flexible union labor contracts allow us to optimize manpower allocation across the entire facility to meet variations in demand.

Our product width, gauge and strength flexibility allows us to serve a broad customer base across various end markets, including service centers, automotive, manufacturing, construction and tubular markets. Furthermore, our research and development investments support higher quality, lower cost products and drive a value proposition for customers.

	Product Attributes	End Markets	Width Range	Gauge Range
Hot Rolled Coil	✓ High strength formable hot rolled grades ✓ Broad width and strength capabilities	• Automotive • Hollow structural product and welded pipe manufacturers • Transportation • Light manufacturing	106”Strip Mill 30”-96” DSPC 32”-63”	106”Strip Mill 0.070”-0.500” DSPC 0.060”-0.625”
Cold Rolled Coil	✓ Commercial grades ✓ High strength formable cold roll grades ✓ Full hard grades (not annealed)	• Automotive • Welded pipe manufacturers • Transportation • Light manufacturing	36”-74”	0.015”-0.129”
Plate	✓ High strength, low-alloy grades ✓ Abrasion resistant and heat treat grades ✓ Only producer in Canada	• Fabrication industry- constructors or manufactures of railcars, buildings, bridges off-highway equipment, etc.	72”-154”	0.236”-4.500”

Source: Company information.

Low Cost Position Underpinned by Advantageous Raw Material Contracts

Algoma’s largest input cost in the steel-making process is iron ore, which we purchase under supply contracts with Cliffs and U.S. Steel. Algoma had previously sourced 100% of its iron ore from Cliffs. To further improve stability in our raw material procurement, we recently entered into a contract with U.S. Steel to purchase iron ore pellets through the 2024 shipping season. We believe that having a second competitive supply arrangement for this critical raw material will help mitigate our supply risks for iron ore. Taken together, Algoma’s agreements with Cliffs and U.S. Steel provide for supply of iron ore pellets through the close of the 2024 shipping season.

Historically, Algoma’s metal spread has been subject to limited fluctuations. For a given period, metal spread is the difference between Algoma’s average realized price of steel and the average cost of the various raw materials used to make it. There is a correlation between average HRC prices and the average prices of raw materials, such that a decrease in HRC prices results in a decrease in underlying raw material input costs, albeit on a delayed basis. As a result, our metal spread tends to remain relatively consistent over longer periods through the cycle. However, in periods of very low HRC prices, our metal spread would tend to be disproportionately compressed, and in periods of very high HRC prices, our metal spread would tend to be larger than the historical average.

Historical Metal Spread1

Source: Historical Algoma information.

1.

“Realized Price” and “Raw Materials” figures, respectively, represent the average price realized and corresponding average raw material costs for the period indicated. Key components of Raw Materials include iron ore, met coal and scrap. FY2019 metal spread was impacted by U.S. tariffs.

Recent Cost Cutting Initiatives Further Strengthen Our Position

In addition to benefitting from favorable raw material contracts, the benefits of recent cost cutting initiatives are beginning to be realized, significantly reducing conversion costs. Conversion costs, which consist of manufacturing and service labor costs, fixed consumables maintenance and services costs (“Fixed CM&S”) and sales and general and administrative costs (“SG&A”), declined in fiscal year 2021 relative to prior years, with average conversion costs demonstrating an approximately 20% reduction compared to the average quarterly conversion costs in fiscal year 2019.

Historical Conversion Costs1

Source: Historical Algoma information.

1.	“Volume (kt)” refers to steel shipments in thousands of tons. “$ Per Ton” refers to conversion costs per ton of steel shipments.

Flexible Cost Structure Allows Algoma to Generate Cash Flow Through-the-Cycle

A flexible cost structure and the ongoing reduction in fixed costs allows Algoma to generate Adjusted EBITDA and cashflow through the steel industry business cycle, including at HRC prices significantly lower than in the current pricing environment. We believe the Company is well-positioned to generate positive Adjusted EBITDA and cash flow even with HRC prices as low as US$550 per net ton, assuming shipment levels between 2.3 and 2.5 million tons, which is consistent with our historical shipment rates under normal operating conditions. In addition, as described above, in the current HRC pricing environment, our metal spread improves significantly compared to historical averages, resulting in substantially higher Adjusted EBITDA and cash flow.

Legacy Liabilities Sustainably De-Risked from CCAA Process

On November 9, 2015, Algoma’s predecessor, Old Steelco, filed for creditor protection in Canada under the CCAA and in the United States under chapter 15 of title 11 of the United States Bankruptcy Code. On November 30, 2018, pursuant to a transaction approved by the court in the CCAA proceedings, Algoma Steel Inc. completed the purchase of substantially all of the operating assets and some of the liabilities of Old Steelco and its affiliates. As part of the CCAA restructuring, Algoma achieved transformational improvements in its capital structure, pension funding obligations and environmental liabilities. Algoma emerged as a more resilient company with a strong balance sheet and stable operating profits.

Algoma successfully reduced outstanding debt by approximately 40%, when including government loans and 50%, when excluding government loans, as compared to pre-CCAA leverage.

The predecessor company, prior to the CCAA process, carried unsustainable leverage of approximately C$1,369 million in debt obligations and C$172 million in annual interest expense.

As part of the completion of the Purchase Transaction, Algoma assumed the following pension plans that had been maintained by Old Steelco: (i) the Hourly Plan; (ii) the Salaried Plan; and (iii) the Wrap Plan. The assumption of these pension plans was conditional upon, among other things, certain legislative amendments and the enactment of regulations applicable to the pension plans. As a result of the 2018 Pension Regulations implemented in connection with the Purchase Transaction, the aggregate going concern and solvency special payments to the DB Pension Plans equal C$31 million per annum until the solvency ratio of each of the DB Pension Plans is at least 85%. As of March 1, 2021, both DB Pension Plans obtained an 85% solvency ratio, which reduces the Company’s obligation with respect to special pension contributions to the DB Pension plan to near zero and also triggers the guarantees provided by the PBGF. If the Company is required to make annual special payments to the DB Pension Plans in the future, these payments would remain subject to a C$31 million annual cap. Since the DB Pension Plan achieved an 85% solvency ratio, the DB Pension Plans are eligible to participate in the PBGF.

The Wrap Regulations implemented by the province in 2019 to provide a funding framework for the Wrap Plan require the Company to make monthly contributions to the Wrap Plan equal to the lesser of C$416,667 and the amount of the prior month’s benefit payments until the Wrap Plan’s solvency ratio is 100%. This funding requirement supersedes the normal funding requirements under applicable law.

The revised funding framework implemented in connection with the Company’s assumption of the pension plans provided significant funding relief in respect of historical pension obligations and established maximum annual contributions that provide enhanced certainty and reduced risk for the Company.

Algoma also developed LEAP in accordance with the Framework Agreement Concerning Environmental Issues entered into with the MECP in connection with the 2018 restructuring to address legacy environmental issues. The MECP provided a release in favor of the Company from any obligations under applicable environmental laws relating to legacy environmental issues at the Company’s Sault Ste. Marie site with respect to the historical soil, groundwater and sediment contamination at the Sault Ste. Marie facility, which we acquired in connection with the CCAA process. Steel making activities have occurred on Algoma’s site since 1901 and before the adoption of modern environmental best practices. Pursuant to LEAP, Algoma agreed to fund C$3.8 million per year for 20 years to a financial assurance fund, established to fund LEAP expenses and provided a C$10 million letter of credit to the MECP to provide financial assurance for these obligations. Additionally, Algoma was released from all legacy environmental issues with respect to the historical soil, groundwater and sediment contamination at Old Steelco’s closed iron ore mines, which we did not acquire in connection with the CCAA process. Algoma agreed, among other things, to pay C$10 million to the ENDM in installments of C$250,000 semi-annually to be used to rehabilitate the closed iron ore mines that we did not acquire and provided a C$3.5 million letter of credit to the ENDM to provide financial assurance for these obligations.

Transformational Changes

Source: Company information.

1

Includes $147 million of Revolving Credit Facility, $304 million of Secured Term Loan Facility, $62 million of the Algoma Docks Term Loan Facility and $106 million of government loans. Converted to Canadian dollar using an exchange rate of $1.00 = C$1.34.

2	Includes interest expense on the Revolving Credit Facility, the Secured Term Loan Facility and the Algoma Docks Facility.

Experienced Management Team with Extensive Industry Experience

We have an experienced management team with significant operating experience in the global steel industry. Our executives collectively have almost 200 years of steel industry experience. Under the leadership of our current management team, we have made significant capital expenditures and have achieved significant operating performance improvements by employing benchmarking and implementing industry best practices. In addition, our management team has successfully navigated our business, even during the turbulent times of the U.S. steel tariffs and the COVID-19 pandemic that significantly disrupted the entire industry. Our management achieved higher capacity utilization rates as compared to our North American peers, significantly strengthened our raw material supply position and took measures to improve the stability of future profits. Furthermore, we maintain a strong relationship with our skilled unionized workforce, as evidenced by the near 30-year period since our last work disruption. We benefit from favorable collective bargaining agreements that allow us flexibility to adapt to changes in operational and production needs.

Business Strategy and Strategic Goals

Our key strategic goals are:

Continuous Margin Stability Enhancement and Cost Improvement.    We are striving to continue reducing our costs and improving our operating performance. Cost improvements include maintenance effectiveness and operational cost reductions, headcount reductions, power efficiency improvements, process yield improvements, improvements in product quality and optimization of gas usage. We have reduced our operating expenses and headcount by 20% since fiscal year 2019. We expect that our new raw material contract with U.S. Steel for procurement of iron ore pellets through 2024 will help reduce Algoma’s earnings volatility in the future. Furthermore, we expect that such contract will create optionality that will benefit us when negotiating new contracts in the future.

Additionally, we are constantly striving to improve the stability of our revenue by increasing the share of contracted revenue while maintaining the ability to participate in increasing prices through flexible pricing mechanisms. The majority of our contracts are volume commitments with pricing tied to HRC and HRP CRU indexes on a one- and three-month lag basis. This results in exceptionally high correlation with the HRC and HRC CRU indexes on a one month lagging basis. Furthermore, the time lag allows Algoma’s management to plan effectively and design solutions to navigate uncertain times.

We expect that our proposed transformation to EAF steelmaking will assist in reducing our costs and improving our operating performance. The proposed EAF mill is expected to improve Adjusted EBITDA by approximately C$150 million per year with the majority of this benefit expected to be realized by 2024. We believe that the EAF mill has the potential to enhance our liquid steel capacity by 900,000 tons per year and would provide us with the ability to pursue a higher value-add product mix with a more flexible operating footprint. The proposed EAF mill would also reduce our exposure to iron pricing volatility since we would replace iron ore in our steelmaking process with readily available recycled regional scrap.

Source: Company information.

Capitalize on Low Cost Growth Opportunities.    Our goal is to continue enhancing our productivity and profitability through prudent capital investment projects. In addition to LMF2 debottlenecking our process flow and the added capacity from the plate mill modernization, we have an opportunity to restart the idled Blast Furnace No. 6 and bring it to production as needed in response to market demand changes with limited capital expenditure. The restart of Blast Furnace No. 6 would provide an incremental 900,000 tons of capacity of iron at an incremental capital investments of C$60 million over approximately six months. With both blast furnaces operating, our hot metal capacity will exceed our steelmaking capacity and thus our steelmaking capacity of 3.7 million becomes the constraint, resulting in the need for approximately 3.2 million tons of iron capacity from the two blast furnaces. Given the lag in our contracted prices and general lag in the industry due to long lead times, we believe we are well positioned to react quickly and take advantage of increasing demand.

Maintaining a Prudent Financial Policy.    We are committed to creating a strong financial profile for Algoma. Our management is focused on generating disciplined growth while maintaining a strong credit profile. We will continue to seek to de-lever the balance sheet while maintaining adequate liquidity throughout the seasonality in our business cycle. By providing access to the public markets, we believe the Merger will help achieve this goal. Algoma utilizes hedging for both revenue and raw materials to further enhance earnings stability.

Focus on Safety and Environmental Compliance.    Management is focused on sustainable and safe operations by engaging in projects to improve safety, including machinery and crane guarding upgrades and coke battery door and jamb cleaners. Since fiscal year 2015, we have reduced our LTIFR from 0.72 to approximately 0.19 in fiscal year 2021 and 0.0 in the three month period ended June 30, 2021. Health and safety remains paramount and to further the Company’s efforts to improve, we are implementing an ISO 45001 Safety Management System.

We are committed to being good environmental stewards and encourage open communication and reporting to our communities with regard to our environmental performance. Through our participation in the Canadian Steel Producers Association, we have committed to pursue the aspirational goal of carbon neutrality by 2050. We continue to evaluate strategies to both meet this goal and maintain our competitiveness, including through the modernization of our existing facilities and/or the adoption of other technologies such as less carbon-intensive iron making or EAF steel-making. We estimate that the transition to EAF steelmaking would result in a reduction of 3.0 million tonnes of CO2 emissions per year, representing a 70% reduction to current emissions levels with a goal of eliminating all coal use in our steelmaking operations over time, which we believe will allow us to become one of the greenest producers in North America and reduce the potential impact of the Canadian carbon tax regime on our business.

Algoma currently has three greenhouse gas reduction projects that are expected to reduce emissions by 79,000 tons a year. All of our facilities are registered to the world-wide ISO 14001 Environmental Management System Standard. We are supporting open dialogue on environmental issues with the community by establishing community outreach and ensuring frequent reporting on our environmental performance. For example, Algoma has established a Community Liaison Committee as a forum for exchanging relevant environmental information with the public, conducting meetings on monthly basis and publishing meeting notes on our website.

Lost Time Injury Frequency1

Source: Company information. Note: Lost Time Injury Frequency is calculated as ((Number of lost time injuries in the reporting period x 200,000) / Total hours worked in the reporting period).

1	2010-2015 Algoma Lost Time Injury Frequency Average: 0.72

Significant Projects Not Yet Generating Revenues

EAF Steelmaking Transformation

EAF steelmaking is a modern method of producing steel; with primary inputs of scrap steel and electricity, steel is formed by using an electrical current to melt scrap steel and/or other metallic inputs. Our proposed EAF steelmaking facility is to be built adjacent to the current steel shop and will utilize existing downstream equipment and facilities, thereby reducing capital expenditure requirements of the build. The EAF is expected to improve product mix, reduce fixed costs, provide for material carbon tax savings, increase production capacity and decrease our environmental footprint, with a majority of the benefits realized by 2024. See “Algoma’s Business—Proposed EAF Mill to Transform Operations.” Algoma has engaged key stakeholders, including relevant government and regulatory agencies, to start the process of obtaining the required permits to build, commission and operate the EAF.

Status(1)	Preparing for final investment decision.

Expenditures to Date(2)	$1.5 million

Anticipated Timeline

•  Final Investment Decision – By end of 2021

•  2022-2024: Completion of 30-month construction timeline for the EAF mill.

•  2024-2025: Commissioning ramp up period, product certification / acceptance testing

•  2025-: Interim/Alternating Hybrid Mode (Phase I). The EAF would operate one furnace at a time using on-site cogeneration facility, LSP and local 230kV transmission upgrade.

•  Long-Term: Long-Term/Full Grid Power Mode (Phase II). After the completion of a power upgrade, the EAF would operate both furnaces simultaneously.

Estimated Total Capital Cost of the Project(3)

The total capital cost for the conversion to EAF steelmaking is estimated to be $500 million, consisting of:

•  $425 million of EAF installation ($200 million for building and labor and $225 million for EAF equipment);

•  $30 million for internal cogeneration upgrade and electrical infrastructure; and

•  $45 million for contingencies.

This is expected to be funded by the Government of Canada, the Merger, the PIPE Investment and cash from operations. See “Summary of the Proxy Statement/Prospectus – Recent Developments – Government Funding”.

(1)	As of the date of this proxy statement/prospectus.

(2)	Expenditures to date reflect the total cumulative expenditures incurred from inception of the project to the date of this proxy statement/prospectus.

(3)	These amounts are estimates and are subject to upward or downward adjustment based on various factors.

LMF2 Initiative

Our LMF2 facility is expected to eliminate a bottleneck in our production process (between steelmaking and casting facilities), enable 100,000 tons of incremental volume and add more advanced grades of steel to our product mix. The annualized benefit of the LMF2 facility is expected to be $25 million, beginning in fiscal 2022. See “Algoma’s Business – Strategic Initiatives to Further Strengthen Our Cost Position.” Algoma obtained the required permits to build and operate the LMF2 facility prior to the project being built.

Status(1)	Installation and commissioning of LMF2 was completed in February 2021. Currently, the facility is undergoing acceptance testing and ramping up production.

Total Capital Cost of the Project(2)	$43.5 million

Anticipated Timeline	Completed

(1)	As of the date of this proxy statement/prospectus.

(2)	Reflects the total cumulative expenditures incurred from inception of the project to completion and are shown gross of any government financing received.

Plate Mill Modernization Project

We are undertaking a plate mill modernization project, which is expected to allow us to achieve product quality requirements of our customers with respect to surface and flatness, increase high strength capability with availability of new grades, ensure reliability of plate production with direct ship capability and increase overall plate shipment capacity through debottlenecking and automation. The annualized benefit of the plate mill modernization project is expected to be $35 million, after completion of the project. See “Algoma’s Business – Strategic Initiatives to Further Strengthen Our Cost Position.” Algoma has obtained the relevant necessary regulatory approvals required to complete this project.

Status(1)	Project underway. Algoma has completed the necessary civil work, including the construction of required auxiliary buildings and has begun the installation of its new hot leveler preparing for Phase I, as described below.

Expenditures to Date(2)	$38.9 million

Anticipated Timeline

•  March 2022: Phase I (Quality Focus). Completion of installation and commissioning of the following updates:

•  New primary de-scaler (improves surface quality);

•  Automated surface inspection system (detects and maps quality);

•  New hot leveler (improves flatness); and

•  Automation upgrade of the 166 mill (expands grade offering).

•  October 2022: Phase II (Productivity Focus). Completion of installation and commissioning of the following updates:

•  Onboard descaling system upgrade for 2Hi and 4Hi;

•  Mill alignment and work roll offset at the 4Hi;

•  4Hi DC drive upgrade;

•  In-Line Plate Cutting including new cooling beds coupling the plate mill and shear line, dividing shear and new plate piler; and

•  Automated marking machine.

Estimated Total Capital Cost of the Project(3)	$95 million

(1)	As of the date of this proxy statement/prospectus.

(2)

Expenditures to date reflect the total cumulative expenditures incurred from inception of the project to the date of this proxy statement/prospectus and are shown gross of any government financing received.

(3)	These amounts are estimates and are subject to upward or downward adjustment based on various factors.

Description of Algoma’s Indebtedness

The following is a summary of the material terms and conditions of our material debt instruments. The description is only a summary and is not intended to describe all of the terms of our material debt instruments that may be important. All information in this section is as of June 30, 2021 unless otherwise specified.

Revolving Credit Facility

Algoma Steel Inc. is the borrower under a secured asset-based revolving credit facility (the “Revolving Credit Facility”) made available pursuant to a revolving credit agreement dated November 30, 2018 among the Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of Algoma Steel Inc., as guarantors, Wells Fargo Capital Finance Corporation Canada, as administrative agent and collateral agent (the “RCF Agent”), and the lenders party thereto from time to time.

The maximum availability under the Revolving Credit Facility is $250 million. The Revolving Credit Facility includes a sublimit for letters of credit and a sublimit for borrowings on same-day notice, referred to as swingline loans.

At March 31, 2021, we had drawn $71.7 million (C$90.1 million) under the Revolving Credit Facility and had $21.8 million (C$27.4 million) of outstanding letters of credit. We had unused availability of $156.5 million (C$200.8 million) under the Revolving Credit Facility as at March 31, 2021.

During the three month period ended June 30, 2021, we repaid the entire Revolving Credit Facility balance and there is currently no balance drawn on this facility. There was C$292.1 million ($228.8 million) of unused availability after taking into account C$26.2 million ($21.2 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2021, we had drawn C$90.1 million ($71.7 million), and there was C$200.8 million ($156.5 million) of unused availability after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit and borrowing base reserves.

Interest rate and fees. Loans under the Revolving Credit Facility bear interest at an annual rate equal to, at the Borrower’s option, Base Rate, London Interbank Offered Rate (“LIBOR”), Canadian Prime Rate or Canadian Dollar Offered Rate (“CDOR”), plus the “Applicable Margin”. The Applicable Margin is determined on a quarterly basis based on the type of loan and historical excess availability under the Revolving Credit Facility.

Interest is payable quarterly in arrears in respect of Base Rate Loans and Canadian Prime Rate Loans and on the last date of each interest period (which may be, at the Borrower’s option, one, three, six, or if approved by the lenders, twelve months) or in three month intervals, where the interest period is in excess of three months, in respect of LIBOR Loans and CDOR Loans, in each case subject to a requirement to pay accrued interest in connection with certain repayments of applicable loans or at maturity.

In addition to paying interest on outstanding principal under the Revolving Credit Facility, we are required to pay a commitment fee in respect of unutilized commitments and a letter of credit fee and facing fee in respect of outstanding letters of credit. These fees are payable quarterly in arrears.

Availability and repayments. Availability under the Revolving Credit Facility is governed by a conventional borrowing base calculation comprised of eligible accounts receivable, eligible inventory and cash. We are required to maintain a minimum borrowing base. Any shortfall in the borrowing base will trigger a mandatory loan repayment in the amount of the shortfall, subject to certain cure rights.

Maturity. The Revolving Credit Facility has a maturity date of November 30, 2023.

Guarantees and security. All obligations under the Revolving Credit Facility are jointly and severally guaranteed by Algoma Steel Intermediate Holdings Inc. and each Algoma Steel Inc.’s restricted subsidiaries (subject to certain exceptions) on a secured basis.

By way of pledge agreements separate from the Revolving Credit Facility agreement, Algoma Steel Inc. and Algoma Steel Intermediate Holdings Inc. have pledged certain collateral as continuing collateral security for the obligations, including all tangible and intangible personal property and all proceeds therefrom, all trademarks, goodwill, and proceeds therefrom, and our registered patents.

By way of security agreements separate from the Revolving Credit Facility agreement, Algoma Steel Inc. and Algoma Steel Intermediate Holdings Inc. have each granted a security interest to the RCF Agent for the benefit of the secured parties over the collateral.

Certain covenants and events of default. The Revolving Credit Facility contains covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur liens;

•	engage in mergers, consolidations or amalgamations;

•	make certain investments or acquisitions;

•	make certain restricted payments, including the payment of dividends, the repurchase of our capital stock, and the repayment of junior indebtedness prior to maturity;

•	incur additional indebtedness;

•	engage in certain transactions with our affiliates;

•	amend or modify certain indebtedness;

•	sell or transfer assets;

•	in the case of Algoma Steel Intermediate Holdings Inc., engage in any material business or operations; and

•	make changes to our defined benefit pension plans.

In addition, if availability under the Revolving Credit Facility falls below a specified threshold, we are required to maintain compliance with a springing minimum fixed charge coverage ratio test of 1.00:1.00.

The Revolving Credit Facility also contains certain customary affirmative covenants and events of default, including an event of default upon the occurrence of a change of control.

Secured Term Loan Facility

Algoma Steel Inc. is the borrower under a $285 million secured term loan facility (the “Secured Term Loan Facility”) made available pursuant to a term loan credit agreement dated November 30, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and certain subsidiaries of Algoma Steel Inc., as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent (the “Term Agent”), and the lenders party thereto from time to time. The maturity date of the Secured Term Loan Facility is November 30, 2025. The collateral under the Secured Term Loan Facility includes all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (as defined in the Secured Term Loan Facility), which includes certain future property that may be acquired.

The Secured Term Loan Facility was fully advanced to Algoma Steel Inc. on November 30, 2018. As at June 30, 2021, the aggregate principal amount outstanding under the Secured Term Loan Facility was $303.0 million (C$371 million) after giving effect to principal repayments. As at March 31, 2021, the aggregate principal amount outstanding under the Secured Term Loan Facility was $304 million (C$378 million).

Algoma Docks Secured Term Loan Facility

Algoma Docks LP (“Algoma Docks”), a wholly-owned subsidiary of Algoma Steel Inc., is the borrower under a $73.0 million term loan facility (the “Algoma Docks Term Loan Facility”) made available pursuant to a senior secured term loan credit agreement dated November 30, 2018 among Algoma Docks, as borrower, Algoma Docks GP Inc.

(“Algoma Docks GP”), Algoma Steel Inc., as guarantor, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the investors party thereto from time to time. The maturity date of the Algoma Docks Term Loan Facility is May 30, 2025. The Algoma Docks Term Loan Facility is secured by a first priority security interest in all present and future real and personal property of Algoma Docks and a pledge of all equity interests held by us in Algoma Docks.

The Algoma Docks Term Loan Facility was fully advanced to Algoma Docks on November 30, 2018. As at June 30, 2021, the aggregate principal amount outstanding under the Algoma Docks Term Loan Facility was $58.3 million (C$72.2 million). The Algoma Docks Term Loan bears interest at a rate of LIBOR plus 5.00% per annum. As at March 31, 2021, the aggregate principal amount outstanding under the Algoma Docks Term Loan Facility was $60.4 million (C$76 million).

Federal AMF Loan

Algoma Steel Inc. is the recipient of an interest-free loan through the Advanced Manufacturing Fund of the Federal Economic Development Agency (the “Federal AMF Loan”) pursuant to an amended and restated contribution agreement dated as of December 19, 2018 among Algoma Steel Inc., as borrower, Algoma Steel Intermediate Holdings Inc. and Algoma USA, as guarantors, and Her Majesty the Queen in Right of Canada as represented by the Minister responsible for the Federal Economic Development Agency for Southern Ontario (the “Federal Lender”).

Under the Federal AMF Loan, Algoma Steel Inc. is reimbursed for certain eligible capital expenditures made between October 1, 2014 and March 31, 2021 (including eligible expenditures made by Old Steelco) in respect of Algoma Steel Inc.’s modernization project (as defined in the Federal AMF Loan, the “Project”). The amount to be advanced to Algoma Steel Inc. under the Federal AMF Loan is the lesser of (i) 50% of eligible capital expenditures, and (ii) $60 million.

As at June 30, 2021, the full C$60 million of funding under the Federal AMF Loan has been advanced to Algoma Steel Inc.

Interest rate and fees. The Federal AMF Loan is a non-interest bearing loan. Any overdue amounts will accrue interest in accordance with the Interest and Administrative Charges Regulations (Canada) in effect on the due date, compounded monthly.

Repayments. Algoma Steel Inc. is required to repay the loan in equal monthly instalments of C$833,000 beginning on April 1, 2022, with the final instalment payable on March 1, 2028. Algoma Steel Inc. may at any time make prepayments on account of repayment instalments, without premium or penalty.

Guarantees and security. Algoma Steel Intermediate Holdings Inc. and Algoma USA, as guarantors, provided an absolute and unconditional guarantee to the Federal Lender of all of Algoma Steel Inc.’s obligations under the Federal AMF Loan.

The obligations under the Federal AMF Loan are secured against substantially the same collateral as the Revolving Credit Facility, on a third priority basis (pari passu with the Provincial Loan).

Certain covenants and events of default. The Federal AMF Loan contains affirmative and negative covenants related to the Project. Algoma Steel Inc. is required to make capital expenditures of not less than C$600 million under its capital investment plan between October 1, 2014 and March 31, 2023 (including eligible expenditures made by Old Steelco), comply with Project related reporting obligations and complete the Project as described in the statement of work provided in the Federal AMF Loan.

The Federal AMF Loan contains negative covenants that are generally consistent with the negative covenants in the Revolving Credit Facility and the Secured Term Loan Facility and currently incorporates by reference certain affirmative and negative covenants and the “change of control” default from the Secured Term Loan Facility.

The Federal AMF Loan also contains certain customary affirmative covenants and contains customary events of default.

Provincial Loan

Algoma Steel Inc. is the borrower under a loan from the Ministry of Energy, Northern Development and Mines (the “Provincial Loan”) pursuant to a credit agreement dated as of November 30, 2018 between Algoma Steel Inc., as borrower and Her Majesty the Queen in Right of Ontario as represented by the Minister of Energy, Northern Development and Mines, as lender (the “Provincial Lender”).

Under the Provincial Loan, Algoma Steel Inc. receives advances equal to 50% of eligible capital expenditures incurred between April 1, 2017 and November 30, 2024 (including eligible expenditures made by Old Steelco), subject to an aggregate advance limit of C$60 million. As at June 30, 2021, the full C$60 million of funding under the Provincial Loan has been advanced to Algoma Steel Inc.

Interest rate. Advances under the Provincial Loan bear interest at an interest rate equal to the greater of (i) 2.5% per annum, and (ii) the lender’s cost of funds for a ten-year non-amortizing bond, in each case calculated and compounded monthly. Since December 1, 2019, the applicable interest rate under the Provincial Loan has been 2.5% per annum.

Repayments. Algoma Steel Inc. is required to repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028. The Provincial Loan matures on November 30, 2028.

Algoma Steel Inc. is also required to make a partial repayment of the Provincial Loan, determined pursuant to a formula set out in the Provincial Loan, if it does not maintain prescribed employment levels at its Sault Ste. Marie facility through March 31, 2024, and if Algoma Steel Inc. receives funds from other sources for the specified project in amounts greater than specified in the budget provided to the lender.

Algoma Steel Inc. may prepay, without penalty or bonus, amounts outstanding under the Provincial Loan.

Guarantees and security. Algoma Steel Intermediate Holdings Inc. and Algoma USA, as guarantors, provided an absolute and unconditional guarantee of all of Algoma Steel Inc.’s obligations under the Provincial Loan.

The obligations under the Provincial Loan are secured against substantially the same collateral as the Revolving Credit Facility, on a third priority basis (pari passu with the Federal AMF Loan).

Certain covenants and events of default. The Provincial Loan contains affirmative and negative covenants related to applicable capital projects. Among other covenants, Algoma Steel Inc. is required to make capital expenditures of not less than C$600 million under its capital investment plan between October 1, 2014 and March 31, 2023 (including eligible expenditures made by Old Steelco), meet certain job targets and refrain from making material changes to the project.

The Provincial Loan contains negative covenants that are generally consistent with the negative covenants in the Revolving Credit Facility and the Secured Term Loan Facility and currently incorporates by reference certain affirmative and negative covenants and the “change of control” default from the Secured Term Loan Facility.

The Provincial Loan also contains certain customary affirmative covenants.

The Provincial Loan also contains customary events of default, including an event of default if Algoma Steel Inc. abandons any project funded by the Provincial Loan prior to its completion.

Federal SIF Loan

Algoma Steel Inc. is the recipient of funding through the Government of Canada’s Strategic Innovation Fund pursuant to an agreement dated as of March 29, 2019 (the “Federal SIF Agreement”) among Algoma Steel Inc., as recipient, Algoma Steel Intermediate Holdings Inc., as guarantor, and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.

Under the Federal SIF Agreement, Algoma Steel Inc. receives contributions equal to 44.76% of eligible costs incurred between November 1, 2018 and May 1, 2021 associated with a project involving the adoption of new equipment to improve operations and production (the “SIF Project”), subject to an aggregate contribution limit of C$30 million. As at June 30, 2021, C$27 million of funding under the Federal SIF Agreement has been advanced to Algoma Steel Inc.

Algoma Steel Inc. is required to repay C$15.0 million of the funding received under the Federal SIF Agreement (the “Federal SIF Loan”) pursuant to the Federal SIF Agreement. The remaining C$15.0 million received under the Federal SIF Agreement is not subject to repayment and has been treated as a grant for accounting purposes.

Interest rate. The Federal SIF Loan is a non-interest bearing loan. Interest is payable on any overdue payments, calculated and payable at the Bank Rate (as defined in the Interest and Administrative Charges Regulations (Canada) in effect on the due date plus 3.0%, compounded monthly.

Repayments. Algoma Steel Inc. is required to repay the Federal SIF Loan in equal annual payments of C$1,875,000 beginning on April 30, 2024 and ending on April 30, 2031. Algoma Steel Inc. may prepay any portion of the Federal SIF Loan at any time without premium or penalty.

Guarantees and security. The obligations of Algoma Steel Inc. under the Federal SIF Agreement are guaranteed by Algoma Steel Intermediate Holdings Inc. on an unsecured basis.

Certain covenants and events of default. The Federal SIF Agreement contains limited covenants related to, among other things, the SIF Project, the maintenance of employment levels, the reduction of greenhouse gas emissions, research and development spending, capital expenditures, collaborations with academic organizations, employee training, gender equality and diversity, and related reporting.

The Federal SIF Agreement contains covenants that, among other things, restrict, subject to certain exceptions, the ability of Algoma Steel Inc. to:

•	sell, transfer or dispose of SIF Project assets the cost of which has been contributed to by the federal Minister of Industry under the Federal SIF Agreement;

•	pay dividends or other shareholder distributions; and

•	license intellectual property relating to the SIF Project or to utilize such intellectual property outside of Canada.

The Federal SIF Agreement also contains customary events of default, including the occurrence of a change of control without the prior written consent of the federal Minister of Industry.

Green Steel Funding

On July 5, 2021, Algoma announced that the Government of Canada had, subject to final documentation, committed up to C$420 million in financial support for Algoma’s proposed EAF transformation. The C$420 million of financial support consists of (i) the SIF Funding, a loan of up to C$200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund and (ii) the CIB Funding, a loan of up to C$220 million from the Canada Infrastructure Bank. It is currently expected that the CIB Funding will be a low-interest loan on commercial terms. Annual repayment of the SIF Funding will be scalable based on Algoma’s GHG performance. The CIB Funding is subject to, and contingent on, the negotiation of definitive documentation. On September 20, 2021, Algoma, Algoma Steel Inc. and the Government of Canada entered into an agreement with respect to the SIF Funding. Algoma’s rights and obligations under the agreement with respect to the SIF Funding, including the availability of borrowings thereunder, are subject to and contingent on Algoma demonstrating its ability to fully fund the EAF transformation, the remainder of which is expected to be funded by the CIB Funding, if available, as well as by the Merger and the PIPE Investment.

Industry Overview

Macroeconomic Outlook.    We believe steel consumption in North America is highly correlated to the macroeconomic state of the broader economy and growth in the construction and manufacturing sectors. According to the Bureau of Economic Analysis of the U.S. Department of Commerce, U.S. GDP increased at an annual rate of 4.3%

in the fourth quarter of calendar year 2020, while in the third quarter, U.S. GDP increased 33.4%. The increase in real U.S. GDP reflects increases in exports, nonresidential fixed investment, personal consumption expenditures, residential fixed investment and private inventory investment, that were partly offset by decreases in state and local government spending as well as federal government spending.

The International Monetary Fund (“IMF”) further predicts that global GDP growth will be 3.4% in 2021. Similarly, the Purchasing Managers’ Index (“PMI”), a barometer of manufacturing activity, registered 60.8% in February 2021, an increase of 2.1 percentage points from January. This figure indicates an expansion in the overall economy for the ninth consecutive month after a contraction in March, April and May 2020.

The steel product manufacturing market is driven by stable economic growth, which in turn increases investments in the end user markets. The sheet and plate portions of the steel industry, both of which we offer products in, are benefiting from this growth. Governments globally are increasingly spending on infrastructure projects that stimulate the demand for steel. Canada, for instance, has announced infrastructure investments of more than C$180 billion over a span of 12 years, and the Biden Administration recently announced its American Jobs Plan, which if passed would invest approximately $2 trillion in infrastructure in the United States this decade. This increased infrastructure spending is expected to drive the demand for steel and contribute to the growth of the steel market going forward.

Demand Dynamics.    In the three month period ended March 31, 2021, U.S. steel mills produced 73.8 million tons of steel, a 18.3% decrease compared to the 90.3 million tons produced during the same period in 2019 (American Iron and Steel Institute). This decline in production was a result of COVID-19 and the timing related to domestic supply and imports returning to the North American marketplace. Demand has rebounded alongside prices. The strong rebound is attributed to the recovery from the negative impact caused by COVID-19, along with unprecedented government stimulus around the world.

North American steel demand is expected to return to 2019 levels in 2023 due to better prospects for infrastructure and spending on durable goods. There are a number of encouraging demand signals for steel products generally, including as a result of the Biden Administration’s American Jobs Plan, which if passed would invest approximately $2 trillion in infrastructure in the United States this decade, including through increased spending on roads, bridges, rail, ports, airports, and transit systems. Demand from the energy industry is expected to remain strong, amid an increasing transition to renewable energy sources such as wind and solar power, where steel is a key material.

Regional Finished Product Demand, 000 tons

Source: Fastmarkets.

Steel Pricing.    In addition to movements in supply and demand, our business is impacted by movements in steel pricing. Steel prices are impacted by a number of factors, including raw material costs, capacity utilization and foreign imports. Increasing steel demand and limited new capacity has led to a rebound in North American utilization. Since reaching a trough at approximately 34% utilization during the period from December 2008 through January 2009, North American capacity utilization rates have significantly improved, averaging approximately 78% in January of 2021. While Canadian demand is expected to be stable, capacity is projected to increase by approximately 500,000 tons due to infrastructure improvements (American Iron and Steel Institute). Our capacity utilization has averaged 91% between 2017 and 2019.

U.S. hot-rolled coil prices improved in the final months of 2020 with domestic spot prices exceeding $1,000 per ton, marking their highest level in 12 years. The increase in steel prices comes as mills have struggled to keep up with demand after end-users restarted their operations following the global pandemic. At the same time, rising raw material costs further place upward pressure on steel pricing. The uptrend for steel prices for the first quarter of 2021 continued higher, with U.S. average monthly hot-rolled coil prices increasing to $1,055 per ton in February, up 25.8% since the prior month, and up 141% since the beginning of August 2020 when CRU index hit a low of $437 per short ton. Prices are more volatile in the United States compared to Europe due to the U.S.-China trade war.

Hot Rolled Coil Prices – Historical & Forward Curve ($/ton)

Hot Rolled Plate Prices – Historical & Forward Curve ($/ton)

Source: Bloomberg, Fastmarkets.

Industry Consolidation.    The outlook for the North American steel sector has also improved as a result of recent consolidation in the sector. In December 2019, for example, iron ore producer Cliffs announced its acquisition of AK Steel for $1.1 billion. Cliffs later acquired most of steelmaker ArcelorMittal USA in December of 2020 for $1.4 billion. In January 2021, U.S. Steel completed the acquisition of the remaining equity of Arkansas-based Big River Steel for approximately $774 million. Over the last several years, the steel industry has undergone significant consolidation. As one of the largest Canadian steel producers, we believe that future industry consolidation will provide our Company with competitive opportunities and paths for growth.

Products

Sheet Steel:    Our flat/sheet steel products include a wide variety of widths, gauges, and grades, and are available unprocessed and with value-added processing such as temper rolling, cold rolled in both full-hard and annealed, hot-rolled pickled and oiled products, floor plate and cut-to-length products. The primary end-users of our flat/sheet products are the automotive industry, hollow structural product manufacturers and the light manufacturing and transportation industries. For the last five years, sheet steel products have represented approximately 85% of our total steel shipment volumes. Over the same period, value-added applications represented approximately 45% of total steel volume.

Plate Steel:    Our plate steel products consist of various carbon-manganese, high-strength, low-alloy grades that are produced in as-rolled, hot-rolled and heat-treated. The primary end-user market of our plate products is the fabrication industry, which uses our plate products in the construction or manufacture of railcars, buildings, bridges, off-highway equipment, storage tanks, ships, armored products for military applications, large diameter pipelines and wind energy generation equipment. For the last five years, plate steel products have represented approximately 15% of our total steel shipment volumes.

Sales by Major Product Lines

Total sales, accounted for by each of our major product lines for the periods indicated below, were as follows:

	Twelve Months Ended March 31, 2021		Twelve Months Ended March 31, 2020		Twelve Months Ended March 31, 2019
	(in millions)
Sheet & Strip	C$	1,340.4	C$	1,417.8	C$	2,011.1
Plate		274.7		324.8		456.4
Freight		150.4		175.1		182.2
Non-steel sales		29.4		39.2		48.6

Total	C$	1,794.9	C$	1,956.9	C$	2,698.3

Sales and Marketing

The principal markets for our products are steel service centers, the automotive industry, manufacturing and construction. We market our sheet and plate products direct to end-users and also through distributors in Canada and the United States. We are focused on leveraging various competitive attributes of our process and product technologies to improve market and customer segmentation. We pursue the development of applications and markets for our high strength and light gauge products to respond to application design factors. We are also focused on increasing the Company’s product portfolio to include more value-added products.

As part of our strategy to increase direct sales to end users of plate products, we have reduced the percentage of products sold through service centers. However, due to the nature of the market and the customers for such products, we continue to sell through service centers.

The Company pursues a diversified market and customer strategy to manage earnings volatility in the North American steel market. It is critical that a North American steel producer provide products to customers in all sectors of the economy given the industry dynamics, strong competition and global overcapacity. Focusing on more than one commodity to one sector is key to ensuring earnings stability through the business cycle and achieving greater stability in economic downturns. The Company believes it has strong customer loyalty which helps it to manage through the volatility of the steel pricing cycle.

The distribution of total steel shipments by principal markets for the periods indicated below, was as follows:

Total North American Finished Steel Shipments by Major Markets

	April 1, 2020 to March 31, 2021		April 1, 2019 to March 31, 2020		April 1, 2018 to March 31, 2019
	Tons (in thousands)%		Tons (in thousands)%		Tons (in thousands)%
Steel service center(1)	1,092,000	52	1,012,000	22	1,091,000	45
Automotive (direct and indirect)	636,000	30	847,000	36	861,000	35
Manufacturing & Construction	199,000	9	246,000	11	291,000	12
Tubular and other	175,000	8	206,000	9	193,000	8

Total	2,102,000	100	2,311,000	100	2,436,000	100

(1)

We believe that our shipments to service centers were predominantly resold to the automotive and the fabricating and manufacturing sectors, which have historically been the sectors that absorb the most finished steel.

Facilities

We are an integrated steelmaker in that we produce coke from coal, convert iron ore to iron, iron to liquid steel and produce finished and semi-finished steel products. Our production facilities, all of which are located in Sault Ste. Marie, include the following:

•	three coke batteries;

•	two blast furnaces (one currently idle);

•	basic oxygen steelmaking shop consisting of two vessels and secondary steel refining facilities;

•	DSPC with twin strand thin slab caster coupled with roughing and finishing hot mill;

•	twin strand conventional slab caster;

•	combination hot rolling mill capable of switching between plate and sheet products;

•	plate heat treat facilities and plate finishing facilities; and

•	downstream finishing operations consisting of pickling, cold rolling, annealing and tempering, sheet slitting, and cut to length facilities.

The following table sets forth the “nameplate” annual production capacity in tons and actual production for certain of our facilities for the periods indicated:

	Actual Production
Annual Production Process Line	Capacity (NT)	Fiscal 2021	Annual Production Process Line	Capacity (NT)
Coke Batteries No. 7, No. 8 and No. 9	900,000	801,717	830,882	765,199
Blast Furnace No. 7	2,690,000	2,069,943	2,010,295	2,450,734
Blast Furnace No. 6	1,000,000	—	—	—
Basic Oxygen Furnace (BOF)	3,600,000	2,322,106	2,508,871	2,727,207
Direct Strip Production Complex	2,300,000	1,627,446	1,796,450	1,890,436
Slab Caster	2,000,000	618,963	625,476	742,150
106” Strip Mill	460,000	243,539	309,656	337,445
166” Plate Mill	400,000	356,313	369,627	432,865
Heat Treat	320,000	169,909	131,246	174,775
100” Pickler	800,000	528,139	566,041	667,306
80” Cold Reduction Mill	350,000	158,310	155,430	147,923
80” Temper/Skinpass Mill	800,000	516,874	602,381	692,032
Batch Annealing	250,000	130,293	140,846	146,007

Raw materials and energy

Iron ore

Our largest input cost in the steel-making process is iron ore, which we purchase under our supply contracts with Cliffs and U.S. Steel.

Our iron ore needs of 3.5 million tons are satisfied by our contracts with Cliffs and U.S. Steel. The Cliffs iron ore purchase contract was first negotiated in 2002 and has been amended and extended on a number of occasions. Our current contract, dated May 31, 2013 provides for the supply of iron ore through 2024.

In 2020, the Company secured a long term iron ore purchase contract with U.S. Steel for the supply of the Company’s remaining tonnage requirement. The U.S. Steel contract, dated May 13, 2020, provides for the supply of iron ore through 2025. The Company believes that having a second competitive supply arrangement for this critical raw material will help mitigate the Company’s supply risks for iron ore.

Taken together, the Company’s agreements with Cliffs and U.S. Steel ensure supply of iron ore pellets through the close of the 2024 shipping season.

Coal

The Company’s procurement team has worked with the operations team to develop a desired coal mix with reduced total volatile matter to produce more coke, which is stronger, creating less degradation and less gas. Coal is sourced from mines in Central Appalachia. Annual contracts have been set up with four suppliers which are incumbents for the past several years.

Coke

Our internal coke batteries produce the majority of our coke requirements for the Blast Furnace No. 7. Additional coke is purchased as required under contract or from the spot market.

Other raw materials

We purchase limestone, alloys and other raw materials for our manufacturing operation at what we believe to be competitive prices. We generate half of our scrap requirements internally and the balance is purchased from third parties, primarily from regional sources where we have a pricing advantage over other markets due to our proximity to the suppliers.

Energy

We purchase all of our natural gas from independent suppliers at market pricing. From time to time, we may use forward contracts over three- to twelve-month periods, mainly for peak winter months (January through March) to manage exposure to natural gas price changes. Currently, we do not have any fixed price natural gas commodity contracts in place. We do have fixed price contracts in place in relation to natural gas transportation.

The Company sources approximately 50-60% of its electricity needs internally and under a supply agreement with the operator of a low-cost cogeneration facility. We also obtain electricity from the Independent Electricity System Operator in Ontario and obtain electricity rebates under the Northern Industrial Electricity Rate program.

Oxygen is supplied by Praxair Canada Inc. through a supply agreement that extends to mid-2026.

Environment

The Company’s environmental policy is to conduct our business in a manner that ensures the Company and its personnel act reasonably and responsibly with respect to the protection of the environment. Where appropriate, we have introduced environmental accountability to all employees. Activities that may have an impact on the natural environment have been identified and managed through the implementation of our ISO14001 compliant environmental management system. Our Environment Department regularly reviews and audits our operating practices to monitor compliance with our environmental policies and legal requirements.

The Company is required to comply with a stringent and evolving body of federal, provincial and local environmental laws concerned with, among other things, emissions into the air, carbon and greenhouse gas emissions, discharges to surface and ground water, the investigation and remediation of contaminated property, noise and odor control, waste management, recycling and disposal. Significant expenditures could be required for compliance with current or future laws or regulations relating to environmental compliance and remediation.

In the United States and Canada, certain environmental laws and regulations impose joint and several liabilities on certain classes of persons for the costs of investigation and remediation of contaminated properties. Liability may attach regardless of fault or the legality of the original management or disposal of the substance or waste. Some of our current and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require investigation and remediation. The Company could be liable for the costs of such investigations and remediation. Costs for any remediation of contamination, on or off site, whether known or not yet discovered, or to address other issues relating to waste disposal, mine closure, emissions into the air or water, or the storage of materials, could be substantial and could have an adverse effect on our operating results.

The LEAP was developed in accordance with the Framework Agreement Concerning Environmental Issues that was signed by the MECP and the Company in connection with the Company’s acquisition of substantially all of the operating assets and liabilities of Old Steelco concerning legacy environmental issues at the Company’s site in Sault Ste. Marie, Ontario (the “Site”). The MECP provided a full environmental release in favor of the Company and its current and future directors and officers from any obligations under applicable environmental laws relating to legacy environmental contamination at the Site. The release was provided in consideration for the Company implementing the LEAP environmental management plan, maintained and funded by the Company, with the objectives of identifying, assessing, managing and mitigating off-Site adverse environmental effects caused by legacy environmental contamination at the Site. The LEAP Emergency Financial Assistance program requires a fixed annual amount of C$4.4 million from calendar years 2021 to 2023 inclusive and C$3.8 million thereafter until 2040 to either be invested in MECP approved LEAP activities or added to the existing C$10.7 million LEAP financial assurance provided to MECP at the end of each calendar year.

The Company is required by an agreement with the Ministry of Energy, Northern Development and Mines (the “ENDM”) to fund a financial assurance associated with a mine closure at the former MacLeod Mine operations in Wawa, Ontario and other former mine properties. The amended agreement requires payment be made to the ENDM on April 1 and October 1 of each year. The amount for calendar years 2021 to 2023 inclusive is C$333,333, after which the amount reduces to C$250,000 until 2039. The agreement also requires that the Company provide, handle, blend and load any and all alkaline fill material required for the rehabilitation of certain mine properties (estimated at 114,000 tons), when directed by ENDM, at any time following reasonable advance written notice during the term of the agreement.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, we are required to install, within ten months after start up, certain equipment in the Blast Furnace No. 6 to reduce casthouse emissions. The cost of this equipment and its installation is currently estimated at approximately C$18.0 million. The actual cost of the equipment and its installation could vary significantly due to cost escalation, design changes, regulatory policies or other factors. In addition, the tightening of air emissions standards in Ontario for our blast furnace and cokemaking operations could result in significant costs for additional pollution controls or other equipment or operational changes. The foregoing costs would not be incurred until Blast Furnace No. 6, which is currently idled, is restarted.

Pursuant to an Environmental Compliance Approval issued by the Ontario Ministry of Environment and Climate Change, the Company is required to apply technology or process changes to mitigate noise levels from identified sources within the Sault Ste. Marie operations. It is estimated that the capital cost associated with the noise abatement plan is approximately C$4.0 million to be completed by 2023.

We provided financial assurance of C$3.6 million to the Province of Ontario in the form of a letter of credit for reclamation of the landfill site at our facility in Sault Ste. Marie, Ontario. The Province of Ontario may request further financial assurances of the Company for other close-out obligations or known or suspected contamination, particularly if it becomes concerned about the Company’s ongoing financial viability. No assurance can be given that unforeseen changes, such as new laws or stricter enforcement policies, or a critical incident at one of our facilities, will not have a material adverse effect on our business, estimated capital or operating costs, financial position, or financial performance. Accordingly, we may be required to give additional financial assurances to the Province of Ontario.

The Company is currently subject to the Canadian federal Output-Based Pricing System (“OBPS Program”) for GHG emissions, which requires payment by April 15, 2021 for any emissions above the OBPS Program benchmarks for emissions relating to the 2019 calendar year, which payment is approximately C$7.49 million. Compliance obligations for the 2020 calendar year are due by November 15, 2021 and have yet to be verified. A regulatory transition is currently underway to transition from the federal OBPS Program to the Ontario Emissions Performance Program (“EPS Program”) for GHG emitters in Ontario. Details of the timeline for the transition and future compliance obligations are currently under development. See “Risk Factors – Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on our operations.”

The Company is required to implement plans and measures to reduce the amount of sulphur dioxide emitted from the combustion of coke oven gas by-product in accordance with the Notice issued under subsection 56(1) of CEPA. The target date for desulphurization of coke oven gas is January 1, 2026. The Company currently estimates that it will cost approximately C$60 million to comply with the Notice. See “Risk Factors – Environmental compliance and site remediation obligations could result in substantially increased costs and could materially adversely affect our competitive position.”

On October 18, 2019, there was a rupture of a steam drain line which was located below an electrical room in our cokemaking BP, which resulted in a loss of power to the BP. In accordance with our emergency procedures, the coke oven gas bleeders were lit to flare the coke oven gas. Additionally, the loss of power caused the cokemaking south raw liquor tank and the tar running tanks to overflow. Raw liquor was conveyed to the MWFP via a sewer located in the BP. This resulted in effluent exceedances at the MWFP for phenol, ammonia and total cyanide and a toxicity failure for rainbow trout. The incident remains under investigation by MECP.

The Company is subject to an order from the MECP, which requires vapor collection and air pollution control devices to be installed on four sources by December 31, 2021 for the purpose of reducing benzene emissions from the site.

Information systems

Our information technology landscape supports a high level of business automation across three distinct segments of business processes: management decision systems, manufacturing execution/scheduling systems and process control systems. Our management decision systems, including the full order-to-cash cycle, are running on the SAP (Windows/Oracle) platform. Our manufacturing execution/scheduling systems run on the IBM mainframe environment. Our process control systems run on Windows, Vax, and Honeywell environments. Our infrastructure includes a LAN/WAN data network, desk/mobile phone services, approximately 100 servers, approximately 1400 PCs and two main datacenters (SAP at the Sault Ste. Marie, ON and Mainframe at Markham, ON). Daily incremental and full back-ups to disk and tape, including offsite replication and storage, are created for disaster recovery purposes.

Employees

The Company has 2,696 full-time employees as of June 30, 2021, of which approximately 95% are represented by two locals of the USW: Local 2251, which represents hourly employees, and Local 2724, which represents salaried employees. The Company’s collective bargaining agreements with Local 2251 and 2724 were amended in connection with the Purchase Transaction and have terms extending to July 31, 2022.

The provisions of the collective bargaining agreements with Locals 2251 and 2724 are generally similar. Both collective bargaining agreements provide for the establishment of a Joint Steering Committee (‘‘JSC’’) whose mandate includes ensuring that changes that are implemented in the workplace will achieve the objectives agreed to in the strategic plan set by the board of directors. Further, the JSC is mandated to work with the Company’s President and Chief Executive Officer and senior management on business matters generally and in particular with respect to the achievement of goals in our strategic plan, annual business plans and other general business goals and objectives.

We believe our management has built a constructive relationship with the USW and has successfully renegotiated its collective bargaining agreements over the last 30 years. Labor relations have been further strengthened through the success of a profit sharing plan that has provided substantial additional compensation to our employees.

Enterprise risk management

The Company employs an enterprise risk management (“ERM”) process to coordinate risk management among departments to manage the organization’s full range of risks as a whole. ERM offers a framework for effectively managing uncertainty, responding to risk and harnessing opportunities as they arise.

Competition

There has been a substantial increase in global steel capacity, particularly in China, which has become the largest producer and consumer of steel in the world. In addition, there has been consolidation of global steel producers and the emergence of China as an industry leader with global capacity exceeding 500 million metric tons. A significant slowdown in domestic Chinese growth and/or increases in capacity that exceed consumption rates in China could result in surplus steel being exported to world markets. In addition, an economic downturn that affects demand for our products or an increase in the strength of the U.S. dollar or Canadian dollar relative to other currencies could increase imports. It is, therefore, possible that more unfairly priced imports could enter the North American markets at a future date, which could result in domestic price erosion, which would adversely affect our ability to compete, or generate revenue and reduce profitability.

We compete with numerous foreign and domestic steel producers, primarily from integrated producers, like ourselves, as well as EAF producers. We primarily compete with other steel producers based on the delivered price of finished steel products to customers. EAF producers typically require lower capital expenditures for construction and maintenance of facilities, and may have lower total employment costs. However, these competitive advantages may be reduced or eliminated when scrap prices are high.

Although freight costs for steel can often make it uneconomic for distant steel producers to compete with us, to the extent that they have lower cost of sales resulting from lower labor, raw material or energy costs or from government subsidies, they may be able to successfully compete. Although we are continually striving to improve our operating costs, we may not be successful in achieving labor, raw material and energy cost improvements or gaining operating efficiencies that may be necessary to remain competitive on a global scale.

Our competitive position is positively affected by lower transportation costs than those of other Canadian producers. Our position on the Great Lakes provides us with access to lower cost modes of transportation for our inbound raw materials and outbound steel products. Approximately 70% of our customers are located within a 500-mile radius of our facility in key steel consuming regions of the Midwest and Northeast United States and southern Ontario, allowing us to service our customers at competitive costs. In accordance with common industry practice, we may from time to time assume additional shipping costs when selling outside of our local geographic area in order to provide competitive pricing.

Trade

Our business has historically been affected by “dumping” – the selling of steel into Canadian or U.S. markets at prices below cost or below the price prevailing in a foreign company’s domestic market. Dumping may result in injury to steel producers in Canada or the U.S. in the form of suppressed prices, lost sales, lower profits and reductions in production, employment levels and the ability to raise capital. Some foreign steel producers are owned, controlled or subsidized by foreign governments. Decisions by these foreign producers to continue production at marginal facilities may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions and may further contribute to excess global capacity. Although trade legislation to limit dumping has had some success, it may be inadequate to prevent future unfair import pricing practices which individually or collectively could materially adversely affect our business. If Canadian or U.S. trade laws are weakened, an increase in the market share of imports into the U.S. and Canada may occur, which would have a material adverse effect on our business and financial performance.

There remains in place anti-dumping findings covering imports of (i) hot rolled sheet into Canada from Brazil, China, India and Ukraine and into the United States from Russia, China, India, Indonesia, Taiwan, Thailand, Ukraine, Australia, Japan, South Korea, Netherlands, Turkey and United Kingdom, among other countries, (ii) cold rolled sheet into Canada from China, South Korea and Vietnam and into the United States from Brazil, China, India, Japan, South Korea and United Kingdom, and (iii) hot rolled plate into Canada from China, Ukraine, Bulgaria, Czech Republic, Romania, South Korea, Italy, Brazil, Japan, Denmark, Indonesia, Taiwan and Germany and into the United States from China, Russia, Ukraine, India, Indonesia, South Korea, Austria, Belgium, Brazil, France, Germany, Italy, Japan, South Africa, Taiwan, and Turkey.

New trade cases in other jurisdictions are being considered to cover such exports. This and the potential for such exports to continue to displace hot rolled sheet product exports from other countries in markets worldwide may result in large quantities of hot rolled sheet products being exported into Canada and United States. The Company will continue to monitor imports of competing steel products into its customer markets and take appropriate action, including filing complaints, where such actions are warranted.

Properties

Our production facility is located on the St. Mary’s River adjacent to other industrial facilities in Sault Ste. Marie, Ontario. It is on 686 hectares of land, much of which is available for expansion. Transportation services are provided by road, rail and water. Our facilities include raw material and commercial docks and we operate the only deep-water dock on the upper St. Mary’s River, at Leigh’s Bay.

Legal proceedings

There are no legal proceedings involving a material amount outstanding against us or our subsidiaries. We have various litigation matters pending that have arisen out of the ordinary course of our business. In the opinion of our management, the ultimate resolution of these matters will not have a material adverse effect on our financial position.

SELECTED HISTORICAL FINANCIAL DATA OF LEGATO

Legato is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Merger.

The historical financial statements of Legato have been prepared in accordance with U.S. GAAP.

Legato’s balance sheet data as of June 30, 2021 reflects the consummation of Legato’s IPO on January 22, 2021 (including the underwriters’ full overallotment exercise).

The information is only a summary and should be read in conjunction with Legato’s consolidated financial statements and related notes and “Legato’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Legato.

Legato’s Selected Financial Information.

A total of $235,750,000 of the net proceeds from the sale of the Units, the Over-Allotment Units and the Private Units was placed in the Trust Account.

	As of June 30, 2021	As of December 31, 2020
Balance Sheet Data:
Total current assets	$350,174	$3,790
Cash and Marketable Securities held in Trust Account	$235,793,946	—
Deferred Offering Costs	—	$103,254
Total assets	$236,144,120	$107,044
Total current liabilities	$94,836	$81,836
Warrant liability	$1,177,800	$—
Total liabilities	$1,272,636	$81,836
Common stock, $0.0001 par value; 60,000,000 shares authorized, 7,319,888 and 6,128,036 shares issued and outstanding (excluding 22,987,148 and 0 shares subject to possible redemption as of June 30, 2021 and December 31, 2020, respectively)(1)	732	613
Total stockholders’ equity	$5,000,004	$25,208
Total liabilities and stockholders’ equity	$236,144,120	$107,044

(1)	This number includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option

	For the six months ended June 30, 2021	For the period from June 26, 2020 (inception) through June 30, 2020
Statement of Operations Data:
Net Loss	$(1,018,778)	$(354)
Weighted average shares of Common Stock outstanding, basic and diluted – Public Shares	23,575,000	—
Basic and diluted net income per share – Public Shares	$0.00	$—
Weighted average shares of Common Stock outstanding, basic and diluted – Founders Shares(1)	6,543,471	5,031,250
Basic and diluted net loss per share – Founders Shares	$(0.16)	$(0.00)
Statement of Cash Flows Data:
Net cash used in operating activities	$(614,808)
Net cash used in investing activities	$(235,750,000)
Net cash provided by financing activities	$236,601,271
Supplemental disclosure of non-cash financing activities:
Change in value of Common Stock subject to possible redemption	$29,756,780

(1)	This number includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option

LEGATO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

References in this section to “Legato,” “we,” “our,” “us” or “the Company” refer to Legato Merger Corp., a Delaware corporation.

We are a blank check company formed under the laws of the State of Delaware on June 26, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our business combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Units, our capital stock, debt or a combination of cash, stock and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities through June 30, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering and, after our Initial Public Offering, identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of our business combination, at the earliest. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2021, we had a net loss of $(1,244,301), which consisted of operating costs of $375,291, and a change in the value of warrant liability of $875,890, offset by investment income on Trust Account of $6,880.

For the six months ended June 30, 2021, we had a net loss of $(1,018,778), which consisted of operating costs of $599,728, offering costs attributable to the private placement warrants of $15,748 and a change in the value of warrant liability of $447,248, offset by Investment income on Trust Account of $43,946.

Liquidity and Capital Resources

On January 22, 2021, the Company consummated the Initial Public Offering of 20,500,000 Units at $10.00 per Unit, generating gross proceeds of $205,000,000 Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 542,500 Private Units, at a price of $10.00 per unit in a private placement to certain Founders and EBC, generating gross proceeds of $5,425,000. On January 25, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 3,075,000 Units issued for an aggregate amount of $30,750,000. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 61,500 Private Units at $10.00 per unit, generating total proceeds of $615,000.

Following the Initial Public Offering and the sale of the Private Units, a total of $235,750,000 was placed in the Trust Account and we had $861,801 of cash held outside of the Trust Account, after payment of costs related to the Initial Public Offering, and available for working capital purposes. We incurred $5,210,204 in transaction costs, including $4,715,000 of underwriting fees and $495,204 of other costs.

At June 30, 2021, we had marketable securities held in the Trust Account of $235,793,946. We intend to use substantially all of the funds held in the Trust Account (excluding interest to pay taxes) to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our common stock is used, in whole or in part, as consideration to complete our business combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business or businesses.

As of June 30, 2021, the Company had a cash balance of approximately $240,000 and a working capital balance of $255,338, which includes interest income of $43,945 which is available to the Company for tax obligations (as allowed by the Underwriting Agreement). During the six months ended June 30, 2021, the Company has not withdrawn any interest income to pay its franchise and income taxes.

Until the consummation of a business combination, the Company will be using funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a business combination. Moreover, the Company may need to obtain additional financing either to complete a business combination or because it becomes obligated to redeem a significant number of its public shares upon completion of a business combination, in which case the Company may issue additional securities or incur debt in connection with such business combination. In order to finance transaction costs in connection with a business combination, our officers, directors and initial stockholders and their affiliates may, but are not obligated to, loan us funds as may be required. If the Company completes a business combination, the Company would repay such loaned amounts. In the event that a business combination does not close, the Company may use any funds available to it outside of the Trust Account to repay any such loaned amounts.

If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a potential transaction. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2021.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Estimates

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies.

Recent Accounting Standards

Our management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

Warrant liabilities

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our own shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach.

Common stock subject to possible redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemptions (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021, 22,987,148 shares of common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our condensed balance sheet.

Net Income (Loss) Per Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. We have not considered the effect of the warrants and rights sold in the Initial Public Offering and Private Placement to purchase an aggregate of 23,575,000 Public Shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods.

Our statements of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Public Shares is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes and funds available to be withdrawn from Trust for working capital purposes, by the weighted average number of Public Shares outstanding since the original issuance. Net income per common share, basic and diluted for Founder Shares is calculated by dividing the net income, less income attributable to Public shares, by the weighted average number of Founder Shares outstanding for the periods.

At June 30, 2021, we did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then participate in the earnings.

SELECTED HISTORICAL FINANCIAL DATA OF ALGOMA

The information presented below is derived from Algoma’s condensed interim consolidated financial statements as at June 30, 2021 and March 31, 2021 and for the three month periods ended June 30, 2021 and 2020 and Algoma’s audited consolidated financial statements for the years ended March 31, 2021, 2020 and 2019, and the consolidated balance sheets as of June 30, 2021 and March 31, 2021 and 2020, each of which is included elsewhere in this proxy statement/prospectus. The information presented below should be read alongside Algoma’s consolidated financial statements and accompanying footnotes included elsewhere in this proxy statement/prospectus. You should read the following financial data together with “Risk Factors – Risks Related to Algoma’s Business,” and “Algoma Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following table highlights key measures of Algoma’s financial condition and results of operations:

Income Statement Data (in millions)	3 Months Ended June 30, 2021		3 Months Ended June 30, 2020		12 Months Ended March 31, 2021		12 Months Ended March 31, 2020		Successor November, 30 2018 to March 31, 2019		Predecessor April 1, 2018 to November 30, 2018
Revenue	C$	789.1	C$	349.4	C$	1,794.9	C$	1,956.9	C$	869.7	C$	1,828.6
Operating expenses
Cost of sales	C$	510.2	C$	339.7	C$	1,637.7	C$	2,037.0	C$	815.5	C$	1,512.6
Administrative and selling expenses		26.7		12.5		72.4		56.9		21.9		44.5
Impairment Reserve(1)		—		—		—		—		—		105.4
Restructuring costs(2)		—		—		—		—		—		20.9
Profit (Loss) from operations	C$	252.2	C$	(2.8)	C$	84.8	C$	(137.0)	C$	32.3	C$	245.5
Other income & expenses
Finance income	C$	—	C$	(0.6)	C$	(1.1)	C$	(2.6)	C$	(0.3)	C$	(0.4)
Finance costs		15.1		18.8		68.5		63.8		20.6		119.3
Interest on pension and other post-employment benefit obligations		2.9		4.3		17.0		17.3		7.0		12.0
Foreign exchange (gain) loss		10.0		17.4		76.5		(35.3)		(1.8)		(13.7)
Transaction costs		2.9		—		—		—		—		—
	C$	30.9	C$	39.9	C$	160.9	C$	43.2	C$	25.5	C$	117.2

(Loss) income before income taxes	C$	203.6	C$	(42.7)	C$	(76.1)	C$	(180.2)	C$	6.8	C$	28.0

Income tax (recovery) expense(3)	C$	—	C$	—	C$	—	C$	(4.3)	C$	4.1	C$	(1.5)

Net (loss) income	C$	203.6	C$	(42.7)	C$	(76.1)	C$	(175.9)	C$	2.7	C$	29.5

(1)

Represents the impairment of inventories of C$92.1 million and of intangible assets of C$13.0 million in connection with the sale of substantially all of the assets and liabilities of Essar Algoma Steel Inc.

(2)	Restructuring costs include professional fees and other expenses directly related to or resulting from the reorganization process under the CCAA Proceedings.

(3)	As at March 31, 2021, the Company had non-capital tax losses available of C$579.8 million; C$380.0 million expire in 2038, C$113.1 million expire in 2039 and C$86.7 million expire in 2040.

Other Financial and Operating Data	3 Months Ended June 30, 2021		12 Months Ended March 31, 2021		12 Months Ended March 31, 2020
			(in millions)
Balance Sheet Data (at period end):
Cash and Cash Equivalents(1)	C$	21.9	C$	21.2	C$	265.0
Total Assets	C$	1,697.2	C$	1,553.9	C$	1,829.7
Total Debt	C$	531.6	C$	629.4	C$	813.1
Accrued pension liability	C$	143.8	C$	170.1	C$	245.0
Total liabilities	C$	1,334.9	C$	1,370.1	C$	1,529.8
Total shareholder’s equity	C$	362.3	C$	173.8	C$	299.9

(1)	Excludes restricted cash held to provide collateral for letters of credit and other obligations of the Company.

ALGOMA’S MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management Discussion and Analysis (“MD&A”) contains information regarding the financial position and financial performance of Algoma Steel Group Inc. and its consolidated subsidiaries and unless the context otherwise requires, all references in this section to “Algoma,” “the Company,” “Successor,” “we,” “us,” or “our” refer to Algoma Steel Group Inc. and its consolidated subsidiaries. References to “Old Steelco” or “Predecessor” are to Essar Steel Algoma Inc.

The following MD&A provides Algoma management’s perspective on the financial position and financial performance of the Company and its consolidated subsidiaries for the three month periods ended June 30, 2021 and 2020, the years ended March 31, 2021 and 2020 and pro forma combined twelve month period ended March 31, 2019. As described in Note 4 to the Algoma Audited Financial Statements (as defined below), the Company purchased substantially all of the operating assets and liabilities of Old Steelco on November 30, 2018, prior to which it had no operations. It is the Company’s opinion that comparing the Company’s results for the years ended March 31, 2021 and 2020 to the pro forma combined results of (i) the Company for the four-month period ended March 31, 2019 together with (ii) Old Steelco’s results for the eight-month period ended November 30, 2018 (such pro forma combined results, the “Pro Forma Combined Results”), including the pro forma adjustment described herein, will be useful to the readers of this MD&A. Discussion in this MD&A that compares the year ended March 31, 2020 to the year ended March 31, 2019 is a comparison of the Company’s results for the year ended March 31, 2020 to the Pro Forma Combined Results. Readers are cautioned that the Pro Forma Combined Results are not necessarily indicative of what the Company’s results would have been had the Company been operating for the full year ended March 31, 2019.

This MD&A provides information to assist readers of, and should be read in conjunction with, the Company’s condensed interim consolidated financial statements and the accompanying notes thereto as of June 30, 2021 and March 31, 2021 and for the period ended June 30, 2021 and 2020 (the “Algoma Condensed Interim Consolidated Financial Statements”) and the Company’s audited consolidated financial statements and the accompanying notes thereto as of March 31, 2021 and 2020 and for the years ended March 31, 2021, 2020 and for the four-month period ended March 31, 2019 and for the eight-month period ended November 30, 2018 for Old Steelco (the “Algoma Audited Financial Statements”), included elsewhere in this proxy statement/prospectus. The Company’s year-end is March 31.

This discussion of the Company’s business may include forward-looking information with respect to the Company, including its operations and strategies, as well as financial performance and conditions, which are subject to a variety of risks and uncertainties. Readers are directed to carefully review the sections entitled “Forward-Looking Statements,” “Presentation of Algoma’s Financial Information,” “Non-IFRS Financial Measures” and “Risk Factors” included elsewhere in this proxy statement/prospectus.

Overview of the Business

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd., was incorporated on March 23, 2021 under the BCA for the purpose of purchasing Algoma Steel Holdings Inc. A purchase agreement between the Company and Algoma Steel Intermediate S.A R.L., or LuxSarl, was executed March 29, 2021, whereby the Vendor sold its equity holdings in the capital of Algoma Steel Holdings Inc. to the Company. The transaction resulted in LuxSarl transferring its 100,000,001 common shares of Algoma Steel Holdings Inc. to the Company in exchange for 100,000,000 common shares of the Company.

Algoma Steel Inc., the operating company and a wholly owned subsidiary of Algoma Steel Holdings Inc., was incorporated on May 19, 2016 under the BCA for the purpose of purchasing substantially all of the operating assets and liabilities of Old Steelco. Prior to the Purchase Transaction, which was completed on November 30, 2018, the Company had no operations and was capitalized with 1 common share with a nominal value. Further information about the Purchase Transaction is disclosed in Note 4 to the Algoma Audited Financial Statements included elsewhere in this proxy statement/prospectus. The Company is an integrated steel producer with its active operations located entirely in Canada. The Company produces sheet and plate products that are sold primarily in North America.

Factors Affecting Financial Performance

The Company’s profitability is correlated to the pricing of steel, ore, coal and energy and the existence of tariffs on its sales outside of Canada. Changes in the underlying pricing of the Company’s steel products and raw materials, and changes in tariffs on sales outside of Canada cause variation in operating results between periods. During periods of stronger or improving steel market conditions, the Company is more likely to be able to pass the increased costs of ore, coal and energy to its customers, protecting the Company’s margins from significant erosion. During weaker or rapidly deteriorating steel market conditions, including due to weak steel demand, low industry utilization rates and/or increasing steel product imports, the competitive environment intensifies which results in increased pricing pressure. All of those factors, to some degree, impact pricing, which in turn impacts margins.

Steel pricing is largely dependent on global supply, the level of steel imports into North America and economic conditions in North America. Global steel production overcapacity continues to be a long-term challenge. Steel production in China rose in 2020, going from approximately 1.10 billion tons in 2019 to approximately 1.16 billion tons in 2020 – an increase of 5.5%. As a result, China’s share of global crude steel production rose from 53.3% in 2019 to 56.6% in 2020 (source: Worldsteel Association “2021 World Steel in Figures” and Worldsteel Association “2020 World Steel in Figures”). This trend continued for the first five months of 2021 as steel production in China rose 13.9%, with China producing 473.1 million tons in this period (source: Worldsteel Association Press Release “May 2021 Crude Steel Production” June 22, 2021). The Organisation for Economic Co-operation and Development (“OECD”) projects that global excess steel production capacity was approximately 776 million tons in 2020, up from 624 million tons at the end of 2019, which was itself up significantly from the prior year.

COVID-19 Pandemic

On March 11, 2020, the coronavirus (COVID-19) was declared a pandemic by the World Health Organization. Concerns about the spread of the virus, and measures taken to control the spread of the virus have negatively affected economies globally and upset normal commercial patterns. The manufacture of steel was deemed an essential service by the government of Ontario, Canada, and as a result, operations at the Company have been ongoing since the onset of the COVID-19 pandemic.

From the onset of this global health crisis, management, has worked in close consultation with public health officials, to implement extensive preventative measures and safety protocols. Management has continued to adjust and refine preventative measures throughout this health crisis as regulations and best practice evolve. These measures include:

•	Mandatory self-attestation and restricted eligibility for work for employees that fall under a self-isolation or quarantine scenario;

•	Mandatory mask use in all shared areas;

•	Visitor restrictions and protocols;

•	Contractor self-attestation and pre-screening;

•	Heightened sanitation protocols, including rotating deep cleaning measures;

•	Immediate intensive sanitation of an area where a worker has displayed symptoms;

•	Physical distancing protocols for employees and essential service providers, including truck drivers and couriers;

•	Staggered shift starts, lunches and breaks to reduce congestion in welfare facilities and lunchrooms;

•	Mandatory personal protective equipment, including respirator, disposable coveralls, safety glasses, masks, when working within two metres of another person;

•	On-site worker transportation limit of two persons per vehicle, with mask usage;

•	Revised vendor delivery protocols to provide for contactless delivery and maintain social distancing;

•	Transitioned paper processes online;

•	Facilitated work from home arrangements;

•	Redesigned work station layout to provide for adequate spacing and limited pulpit occupancy;

•	Directed teams to hold meetings via teleconference and video conference;

•	Online training delivery; and

•	An Employee Hotline where employees can call twenty-four hours a day with any questions or concerns.

Measures have also been taken to safeguard the Company’s liquidity position. At June 30, 2021, the Company had cash of C$21.9 million (March 31, 2021 – C$21.2 million) and no balance outstanding on the Revolving Credit Facility (March 31, 2021 – C$90.1 million). During the year ended March 31, 2021, management elected to pay the interest due on the Secured Term Loan Facility in kind for interest accrued during April to September 2020, resulting in an increase in the principal amount of the Secured Term Loan Facility of C$11.3 million, C$11.0 million and C$10.9 million, respectively. In January 2021 and April 2021, interest of C$10.2 million and C$9.4 million on the Secured Term Loan Facility was paid in cash, not in kind.

At the onset of the COVID-19 pandemic, slowdowns and disruptions in the operations of our customers led to a reduction in demand. In response, during the six month period ended September 30, 2020, the Company adjusted production to match demand and control costs. For the three month period ended June 30, 2021, production and shipment volumes improved, returning to pre-pandemic levels.

Management believes that the Company has sufficient resources to remain in compliance with its debt covenants and support the operations of the Company. However, future unanticipated disruptions in the Company’s business activities, and costs incurred by the Company in response to changing conditions and regulations could have a material adverse impact on our business, operating results and financial condition. See “Risk Factors – Risks Related to Our Business”.

Overall Results

Comparison of Year Ended March 31, 2020 and Pro Forma Combined Year Ended March 31, 2019

We believe that reviewing our operating results for the year ended March 31, 2019 by combining results of the 2019 Successor period (April 1, 2018 to November 30, 2018) and 2019 Predecessor period (December 1, 2018 to March 31, 2019) with pro forma adjustments related to the Purchase Transaction is useful as supplemental information discussing our overall operating performance compared to the results of the year ended March 31, 2020 (Successor).

	For the year ended March 31, 2020		Period from April 1, 2018 to November 30, 2018		Period from December 1, 2018 to March 31, 2019		Pro Forma Adjustments			Pro Forma Combined Year Ended March 31, 2019
expressed in millions of Canadian dollars (except per share amounts)
Revenue	C$	1,956.9	C$	1,828.6	C$	869.7	C$	—		C$	2,698.3

Operating expenses
Cost of sales	C$	2,037.0	C$	1,512.6	C$	815.5	C$	18.0	1(a)	C$	2,346.1
Administrative and selling expenses		56.9		44.5		21.9		—			66.4
Impairment reserve		—		105.4		—		—			105.4
Restructuring costs		—		20.9		—		—			20.9

Profit (loss) from operations	C$	(137.0)	C$	145.2	C$	32.3	C$	(18.0)		C$	159.5

Other (income) and expenses
Finance income	C$	(2.6)	C$	(0.4)	C$	(0.3)	C$	—		C$	(0.7)
Finance costs		63.8		119.3		20.6		(78.0)	1(b)		61.9
Interest on pension and other post-obligations		17.3		12.0		7.0		—			19.0
Foreign exchange gain		(35.3)		(13.7)		(1.8)		—			(15.5)

	C$	43.2	C$	117.2	C$	25.5	C$	(78.0)		C$	64.7
Income before income taxes	C$	(180.2)	C$	28.0	C$	6.8	C$	60.0		C$	94.8
Income tax expense (recovery)		(4.3)		(1.5)		4.1		—			2.6

Net income	C$	(175.9)	C$	29.5	C$	2.7	C$	60.0		C$	92.2

Notes:

1(a)

To reflect the impact of increased amortization of C$18.0 million, as a result of assets acquired at their fair value determined based on the difference of combined actual amortization for the eight and four month periods ended November 30, 2018 and March 31, 2019, respectively, compared to normalized post-transaction amortization.

1(b)

To reflect the impact of decreased finance costs of C$78.0 million, as a result of settlement of debt by the Predecessor and new debt acquired by the Successor at a lower interest rate determined based on the difference of combined actual finance costs for the eight and four month periods ended November 30, 2018 and March 31, 2019, respectively, compared to normalized post-transaction finance costs.

Net Income (Loss)

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The Company’s net income for the three month period ended June 30, 2021 was C$203.6 million, compared to a net loss of C$42.7 million for the three month period ended June 30, 2020, a C$246.3 million increase of net income. This increase was due primarily to a significant increase in steel revenue of C$422.7 million in the quarter compared to the corresponding prior year period, a result of increased shipment volume (46.6%) and higher selling prices of steel, offset, in part, by associated increases in cost of steel revenue (C$152.0 million).

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

The Company’s net loss for the year ended March 31, 2021 was C$76.1 million, compared to a net loss of C$175.9 million for the year ended March 31, 2020, resulting in a C$99.8 million reduction of net loss. This reduction of net loss was due primarily to decreased amortization (C$40.8 million) and lower cost of steel revenue per ton of steel sold, decreased by 12.3% from C$791 to C$694, due to a reduction in the purchase price of many inputs such as alloys, scrap and natural gas as well as certain cost control measures that were put in place to mitigate the impact of deteriorating market conditions at the onset of the pandemic.

Four Month Period Ended March 31, 2019

The Company’s net income for the four month period ended March 31, 2019 was C$2.7 million.

Eight Month Period Ended November 30, 2018

The Company’s net income for the eight month period ended November 30, 2018 was C$29.5 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s net loss for the year ended March 31, 2020 was C$175.9 million, compared to C$92.2 million net income for the year ended March 31, 2019 (Pro Forma Combined), resulting in a C$268.1 million reduction in net income. This reduction in net income was due primarily to decreased steel revenue (C$724.9 million), a result of lower selling prices of steel products and lower shipping volume (declined by 5.3%), offset in part by associated lower cost of steel products sold (C$323.6 million).

The Company experienced an unplanned outage in April 2019 that disrupted production in our Blast Furnace No. 7. This outage had no impact on the integrity of the furnace. However, the resulting lost production led to a shipping volume reduction during the year ended March 31, 2020, of over one hundred thousand tons. During April 2019, the Company recorded a capacity utilization adjustment of C$32.7 million to cost of steel products sold. Planned maintenance, originally scheduled for later in the year, was accelerated and performed during this outage in April. Rescheduling maintenance to align with the unplanned outage was part of the plan management implemented to make up for the lost production in the remaining quarters of the year ended March 31, 2020. The outage, caused by a chemistry imbalance of certain materials, resulted from operator error. Operating parameters have been tightened and systems have been put in place to improve the overall monitoring of the blast furnace.

The unplanned outage, discussed above, led to an increase in net loss of C$32.7 million for the year ended March 31, 2020. Additionally, decreased selling prices and lower shipment volumes for the year ended March 31, 2020 further increased net loss as compared to the year ended March 31, 2019 (Pro Forma Combined).

Income (Loss) from Operations

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The Company’s income from operations for the three month period ended June 30, 2021 was C$252.2 million, compared to a loss from operations of C$2.8 million for the three month period ended June 30, 2020, an increase of C$255.0 million, due primarily to the reasons described above for net income.

As discussed above, the onset of the COVID-19 pandemic disrupted the operations of the Company’s customers and reduced the demand for steel products. Accordingly, the Company slowed production during the three month period ended June 30, 2020, to match the reduced demand. However, production has subsequently, over the latter half of fiscal 2021 and throughout the three month period ended June 30, 2021, returned to normal levels to match the increased demand for steel products.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

The Company’s income from operations for the year ended March 31, 2021 was C$84.8 million (March 31, 2020 – loss from operations of C$137.0 million), an increase of C$221.8 million, due primarily to the reasons described above for net income.

Four Month Period Ended March 31, 2019

The Company’s income from operations for the four month period ended March 31, 2019 was C$32.3 million.

Eight Month Period Ended November 30, 2018

The Company’s income from operations for the eight month period ended November 30, 2018 was C$145.2 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s loss from operations for the year ended March 31, 2020 was C$137.0 million, compared to net income from operations of C$159.5 million for the year ended March 31, 2019 (Pro Forma Combined), a decrease of C$296.5 million, due primarily to lower selling prices of steel products, offset in part by discontinuation of tariffs imposed on Canadian steel producers (25% on all steel revenues earned on shipments made to the United States) effective June 1, 2018, and subsequently lifted May 20, 2019.

Adjusted EBITDA

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The Company’s Adjusted EBITDA for the three month period ended June 30, 2021 was C$280.8 million (June 30, 2020 – C$20.5 million), with an Adjusted EBITDA margin of 35.6% (June 30, 2020 – 5.9%), average net sales realization (“NSR”) of C$1,185 per ton (June 30, 2020 – C$746 per ton) and cost of steel products sold of C$695 per ton (June 30, 2020 – C$673 per ton), due primarily to the reasons described above for net income.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As discussed above, the onset of the COVID-19 pandemic disrupted the operations of the Company’s customers, and reduced the demand for steel products. Accordingly, the Company slowed production during the year ended March 31, 2021, to match the reduced demand. Steel shipments for the year ended March 31, 2021 were 8.8% lower compared to the year ended March 31, 2020. However, production was increased in the last six months of the year to match increased demand, resulting in increased shipments and steel revenue during such period.

The Company’s Adjusted EBITDA for the year ended March 31, 2021 was C$189.0 million (March 31, 2020 – (C$2.2) million), with an Adjusted EBITDA margin of 10.5% (March 31, 2020 – (0.1%)), average NSR of C$768 per ton (March 31, 2020 – C$756 per ton) and cost of steel products sold of C$646 per ton (March 31, 2020 – C$732 per ton). The Company’s net loss for the year ended March 31, 2021 was C$76.1 million (March 31, 2020 – net loss of C$175.9 million).

During the year ended March 31, 2021, the COVID-19 pandemic dampened demand for steel products, leading to a reduction in shipment volumes and decreased selling prices. However, during the last six months of the year, demand and selling prices rebounded strongly. The FY 2020 Q1 Outage (as defined below) led to a reduction in Adjusted EBITDA of C$32.7 million for the year ended March 31, 2020.

In addition, for the year ended March 31, 2021, tariff expense in cost of sales was nil as the tariff on steel products was revoked as of May 20, 2019. For the year ended March 31, 2020, tariff costs of C$27.8 million were included in cost of sales.

Four Month Period Ended March 31, 2019

The Company’s Adjusted EBITDA and Further Adjusted EBITDA for the four month period ended March 31, 2019 was C$79.9 million and C$166.9 million, respectively.

Eight Month Period Ended November 30, 2018

The Company’s Adjusted EBITDA and Further Adjusted EBITDA for the eight month period ended November 30, 2018 was C$315.9 million and C$454.4 million, respectively.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s Adjusted EBITDA for the year ended March 31, 2020 was (C$2.2) million, compared to C$395.8 million for the year ended March 31, 2019 (Pro Forma Combined), with an Adjusted EBITDA margin of (0.1%), compared to 14.7% for the year ended March 31, 2019 (Pro Forma Combined), average NSR of C$756 per ton (Pro Forma Combined March 31, 2019 – C$1,013 per ton) and cost of steel products sold of C$732 per ton (Pro Forma Combined March 31, 2019 – C$825 per ton). The Company’s net loss for the year ended March 31, 2020 was C$175.9 million (Pro Forma Combined March 31, 2019 – net income of C$92.2 million).

In addition, the Company incurred tariff expense of C$27.8 million during the year ended March 31, 2020 (Pro Forma Combined March 31, 2019 – C$225.5 million). The tariff was revoked as of May 20, 2019. Further Adjusted EBITDA for the year ended March 31, 2020 would have been C$58.3 million (Pro Forma Combined March 31, 2019 – C$621.3 million).

Steel Revenue and Cost of Sales

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

		April 1 to June 30
		Change	FY 2022		FY 2021
tons
Steel Shipments	h	46.6%		610,057		416,216

millions of dollars
Revenue			C$	789.1	C$	349.4
Less:
Freight included in revenue				(41.8)		(31.6)
Non-steel revenue				(24.4)		(7.4)

Steel revenue	h	132.9%	C$	722.9	C$	310.4

Cost of steel revenue			C$	444.0	C$	300.7
Less:
Amortization included in cost of steel revenue				(20.6)		(19.1)
Carbon tax included in cost of steel revenue				0.6		(1.5)

Cost of steel products sold	h	51.4%	C$	424.0	C$	280.1

dollars per ton
Revenue per ton of steel sold	h	54.1%	C$	1,293	C$	839
Cost of steel revenue per ton of steel sold	h	0.7%	C$	728	C$	722
Average net sales realization on steel sales(i)	h	58.9%	C$	1,185	C$	746
Cost per ton of steel products sold	h	3.3%	C$	695	C$	673

(i)	Represents Steel revenue (being Revenue less (a) Freight included in revenue and (b) Non-steel revenue) divided by the number of tons of Steel Shipments during the applicable period.

The Company’s NSR on steel sales (excluding freight) per ton shipped was C$1,185 for the three month period ended June 30, 2021 (June 30, 2020 – C$746), an increase of 58.9%. Steel revenue increased by 123.6% and steel shipment volumes increased by 46.6% during the three month period ended June 30, 2021, compared to the three month period ended June 30, 2020. The overall increase in steel shipment volumes and steel revenue is due to increased steel prices and demand compared to the three month period ended June 30, 2020, when the impacts of the COVID-19 pandemic were initially realized.

For the three month period ended June 30, 2021, the Company’s cost of steel products sold increased by 51.4% to C$424.0 million (June 30, 2020 – C$280.1 million), due primarily to the increase in shipping volume (46.6%).

Further, the Government of Canada passed the Canada Emergency Wage Subsidy (“CEWS”) in response to the COVID-19 pandemic, which allowed the Company to maintain its headcount during the COVID-19 pandemic, notwithstanding reductions in production that would otherwise have resulted in temporary layoffs. For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded a reduction of C$27.0 million to the cost of steel products sold as a reduction to personnel costs, included therein, in connection with the CEWS program, which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

		Successor									Predecessor
		Change (FY2021 to FY2020)	FY 2021		Change (FY2020 to Pro Forma Combined - FY2019)		FY 2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
tons
Steel Shipments	i	8.8%		2,102,086	i	5.3%		2,305,039		806,134		1,628,855		—		2,434,989

millions of dollars
Revenue			C$	1,794.9			C$	1,956.9	C$	869.7	C$	1,828.6	C$	—	C$	2,698.3
Less:
Freight included in revenue				(150.4)				(175.1)		(64.0)		(118.2)		—		(182.2)
Non-steel revenue				(29.4)				(39.2)		(13.1)		(35.5)		—		(48.6)

Steel revenue	i	7.3%	C$	1,615.1	i	29.4%	C$	1,742.6	C$	792.6	C$	1,674.9	C$	—	C$	2,467.5

Cost of steel revenue			C$	1,457.9			C$	1,822.7	C$	738.4	C$	1,358.9	C$	18.0	C$	2,115.3
Less:
Amortization included in cost of steel revenue				(86.8)				(127.6)		(29.2)		(41.3)		(18.0)		(88.5)
Carbon tax included in cost of steel revenue				(13.4)				(6.9)		—		—		—		—
Business combination adjustments				—				(1.4)		(16.4)		—		—		(16.4)

Cost of steel products sold	i	19.5%	C$	1,357.7	i	16.1%	C$	1,686.8	C$	692.8	C$	1,317.6	C$	—	C$	2,010.4

dollars per ton
Revenue per ton of steel sold	h	0.7%	C$	854	i	23.4%	C$	849	C$	1,079	C$	1,123	C$	—	C$	1,108
Cost of steel revenue per ton of steel sold	i	12.3%	C$	694	i	8.2%	C$	791	C$	916	C$	834	C$	—	C$	869
Average net sales realization on steel sales(ii)	h	1.7%	C$	768	i	25.4%	C$	756	C$	983	C$	1,028	C$	—	C$	1,013
Cost per ton of steel products sold	i	11.7%	C$	646	i	11.3%	C$	732	C$	858	C$	809	C$	—	C$	825

(i)

Due to the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements, the Successor acquired assets at their fair value and, as a result, amortization increased for the year ended March 31, 2020 compared to the year ended March 31, 2019 (Pro Forma Combined).

(ii)	Represents Steel revenue (being Revenue less (a) Freight included in revenue and (b) Non-steel revenue) divided by the number of tons of Steel Shipments during the applicable period.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

The Company’s NSR on steel sales (excluding freight) per ton shipped was C$768 for the year ended March 31, 2021 (March 31, 2020 – C$756), an increase of 1.7%. Steel revenue decreased by 7.3% and steel shipment volumes decreased by 8.8% during year ended March 31, 2021, as compared to the year ended March 31, 2020. The overall decrease in steel shipment volumes was a result of the reduction in demand caused by the COVID-19 pandemic as discussed above. However, increased steel prices and demand during the last six months of the year resulted in improved NSR for the year ended March 31, 2021 compared to the year ended March 31, 2020.

For the year ended March 31, 2021, the Company’s cost of steel products sold on a per ton basis decreased by 19.5% to C$1,357.7 (March 31, 2020 – C$1,686.8). For the year ended March 31, 2021, the Company’s cost of steel products sold on a per ton basis decreased by 11.7% to C$646 (March 31, 2020 – C$732). The decrease in cost of steel products sold on a per ton basis was the result of a reduction in the purchase price of many inputs such as alloys, scrap and natural gas as well as certain cost control measures that were put in place to mitigate the impact of deteriorating market conditions at the onset of the pandemic.

For the year ended March 31, 2021, the Company recorded a C$52.8 million reduction to cost of steel products sold in connection with the CEWS (March 31, 2020 and Pro Forma Combined March 31, 2019 – nil), which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Four Month Period Ended March 31, 2019

The Company’s NSR on steel sales (excluding freight) per ton shipped and cost of steel products sold on a per ton basis were C$983 and C$858, respectively, for the four month period ended March 31, 2019.

Eight Month Period Ended November 30, 2018

The Company’s NSR on steel sales (excluding freight) per ton shipped and cost of steel products sold on a per ton basis were C$1,028 and C$809, respectively, for the eight month period ended November 30, 2018.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The Company’s NSR on steel sales (excluding freight) per ton shipped was C$756 for the year ended March 31, 2020 (Pro Forma Combined March 31, 2019 – C$1,013). The decrease was primarily as a result of declines in selling prices. NSR on steel sales, (excluding freight) decreased by 25.4%, steel revenue decreased by 29.4% and steel shipment volumes decreased by 5.3% during the year ended March 31, 2020, as compared to the year ended March 31, 2019 (Pro Forma Combined). The decrease in NSR for the year ended March 31, 2020 was a result of lower market prices. The decrease in shipment volumes for the year ended March 31, 2020 was the result of the unplanned outage described above.

For the year ended March 31, 2020, the Company’s cost of steel products sold on a per ton basis was C$732 (Pro Forma Combined March 31, 2019 – C$825 per ton). The reduction of 11.3% in the cost of steel products sold on a per ton basis was primarily the result of a decrease in the cost of raw materials and certain cost reduction initiatives undertaken by the Company.

Non-steel Revenue and Cost of Sales

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month period ended June 30, 2021, the Company’s non-steel revenue was C$24.4 million (June 30, 2020 – C$7.4 million). The increase of C$17.0 million was primarily due to higher sales volume and higher selling prices of tar, light oil and braize. For the three month periods ended June 30, 2021 and 2020, non-steel cost of sales approximated non-steel sales.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, the Company’s non-steel revenue was C$29.4 million (March 31, 2020 – C$39.2 million). The decrease of C$9.8 million was primarily due to lower sales volume and lower selling prices of tar, light oil and braize. For the years ended March 31, 2021 and 2020, non-steel cost of sales approximated non-steel sales.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the Company’s non-steel revenue was C$13.1 million, which approximated non-steel cost of sales.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the Company’s non-steel revenue was C$35.5 million, which approximated non-steel cost of sales.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

For the year ended March 31, 2020, the Company’s non-steel revenue was C$39.2 million (Pro Forma Combined March 31, 2019 – C$48.6 million). The decrease of C$9.4 million was primarily as a result of lower sales volumes of mill scale, ore fines and granulated slag. For the years ended March 31, 2020 and 2019, non-steel cost of sales approximated non-steel sales.

Administrative and Selling Expenses

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April 1 to June 30
millions of dollars	FY 2022		FY2021
Personnel expenses	C$	17.7	C$	5.2
Professional, consulting, legal and other fees		6.4		4.9
Software licenses		1.4		1.0
Amortization of intangible assets and non- production assets		0.1		0.1
Other administrative and selling		1.1		1.3

	C$	26.7	C$	12.5

As illustrated in the table above, the Company’s administrative and selling expenses for the three month period ended June 30, 2021 were C$26.7 million (June 30, 2020 - C$12.5 million). The increase in administrative and selling expenses of C$14.2 million was comprised of increased personnel expenses (C$12.5 million), due primarily to share-based compensation, and increased professional, consulting, legal and other fees (C$1.5 million), due primarily to costs associated with on-going cost reduction and efficiency projects.

For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded a C$2.4 million reduction in administrative and selling expenses as a reduction to personnel costs, included therein, in connection with the CEWS program, which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
Personnel expenses	C$	39.6	C$	29.7	C$	11.3	C$	23.2	C$	—	C$	34.5
Professional, consulting, legal and other fees		22.2		17.1		6.2		10.3		—		16.5
Software licenses		3.1		2.7		1.0		2.2		—		3.2
Amortization of intangible assets and non- production assets		0.4		0.5		0.4		2.9		—		3.3
Other administrative and selling		7.1		6.9		3.0		5.9		—		8.9

	C$	72.4	C$	56.9	C$	21.9	C$	44.5	C$	—	C$	66.4

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s administrative and selling expenses for the year ended March 31, 2021 were C$72.4 million (March 31, 2020 – C$56.9 million). The increase in administrative and selling expenses of

C$15.5 million was comprised of increased personnel expenses ($9.9 million), due primarily to share based compensation (see Note 36 to the Algoma Audited Financial Statements), and increased professional, consulting, legal and other fees (C$5.1 million), due primarily to costs associated with on-going cost reduction and efficiency projects.

In addition, for the year ended March 31, 2021, the Company recorded a C$4.2 million reduction in administration and selling expenses (personnel) in connection with the CEWS (March 31, 2020 and Pro Forma Combined March 31, 2019 –nil), which was offset by overall personnel costs being higher due to CEWS funding being applied to retain employees that would otherwise have been subject to temporary layoffs.

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s administrative and selling expenses for the four month period ended March 31, 2019 were C$21.9 million.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s administrative and selling expenses for the eight month period ended November 30, 2018 were C$44.5 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s administrative and selling expenses for the year ended March 31, 2020, were C$56.9 million (Pro Forma Combined March 31, 2019 – C$66.4 million). The decrease in administrative and selling expenses of C$9.5 million for the year ended March 31, 2020 is primarily the result of decreases in personnel expenses (C$4.8 million) and amortization (C$2.8 million).

Finance Costs, Finance Income, Interest on Pension and Other Post-employment Benefit Obligations, and Foreign Exchange Gains and Losses

The Company’s finance costs represent interest cost on the Company’s debt facilities, including the Revolving Credit Facility, Secured Term Loan Facility and Algoma Docks Term Loan Facility. Finance cost also includes the amortization of transaction costs related to the Company’s debt facilities and the accretion of the benefits in respect of the Company’s governmental loan facilities in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below, and the unwinding of discounts on the Company’s environmental liabilities.

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April to June
millions of dollars	FY 2022		FY2021
Interest on the following facilities
Revolving Credit Facility	C$	0.5	C$	1.4
Secured Term Loan Facility		9.4		12.0
Algoma Docks Term Loan Facility		1.0		1.4
Revolving Credit Facility fees		0.3		0.3
Unwinding of issuance costs of debt facilities and discounts on environmental liabilities, and accretion of governmental loan benefits		3.6		3.3
Other interest expense		0.3		0.4

	C$	15.1	C$	18.8

Finance cost as a percent of revenue		1.9%		5.4%

As illustrated in the table above, the Company’s finance costs for the three month period ended June 30, 2021 was C$15.1 million, compared to C$18.8 million for the three month period ended June 30, 2020, a decrease of C$3.7 million. The decrease is primarily attributable to the Secured Term Loan Facility (C$2.6 million), due to declining balance, a result of principal repayments, and the Revolving Credit Facility (C$0.9 million), due to repayment of the Revolving Credit Facility. The Company’s finance cost as a percentage of revenue was lower by 3.5% at 1.9% for the three month period ended June 30, 2021 compared to 5.4% for the three month period ended June 30, 2020. On April 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind, which resulted in a 1.0% interest premium. Interest on the Secured Term Loan Facility of C$9.4 million in April 2021 was paid in cash.

The Company’s finance income for the three month period ended June 30, 2021 was nil, compared to C$0.6 million for the three month period ended June 30, 2020, representing a decline of C$0.6 million, due to interest income from tariff overpayments.

The Company’s interest in pension and other post-employment benefit obligations for the three month period ended June 30, 2021 was C$2.9 million, compared to C$4.3 million for the three month period ended June 30, 2020, due to a decrease in discount rates as at March 31, 2021 that was used to determine the 2022 fiscal year pension benefit expense.

The Company’s foreign exchange loss for the three month period ended June 30, 2021 was C$10.0 million, compared to C$17.4 million for the three month period ended June 30, 2020. These foreign exchange movements reflect the effect of U.S. dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
Interest on the following facilities
Revolving Credit Facility	C$	4.3	C$	2.1	C$	0.3	C$	2.7	C$	—	C$	3.0
DIP Facility		—		—		—		11.7		—		11.7
Secured Term Loan Facility		43.0		41.0		14.3		—		—		14.3
Algoma Docks Term Loan Facility		4.7		6.7		2.5		—		—		2.5
Revolving Credit Facility fees		1.2		2.2		—		—		—		—
7.5% Senior Secured Term Loan		—		—		—		34.3		—		34.3
9.5% Senior Secured Notes		—		—		—		32.6		—		32.6
14% Junior Secured Notes		—		—		—		34.3		—		34.3
Unwinding of issuance costs of debt facilities and discounts on environmental liabilities, and accretion of governmental loan benefits		13.8		10.3		1.2		1.9		—		3.1
Other interest expense		1.5		1.5		2.3		1.8		—		4.1
Pro forma adjustment(i)		—		—		—		—		(78.0)		(78.0)

	C$	68.5	C$	63.8	C$	20.6	C$	119.3	C$	(78.0)	C$	61.9

Finance cost as a percent of revenue		3.8%		3.3%		2.4%		6.5%		6.5%		2.3%

(i)

Due to the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements, finance costs for the Successor decreased due to the settlement of debt held by the Predecessor and new debt acquired by the Successor at a lower interest rate.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s finance costs for the year ended March 31, 2021 was C$68.5 million, compared to C$63.8 million for the year ended March 31, 2020 resulting in an increase of

C$4.7 million. The increase is primarily attributable to the Revolving Credit Facility (C$2.2 million) and the unwinding of issuance costs/accretion of governmental loan benefits (C$3.5 million). The Company’s finance cost as a percentage of revenue was higher by 0.5% at 3.8% for the year ended March 31, 2021 compared to 3.3% for the year ended March 31, 2020. On April 1, 2020, July 1, 2020 and October 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind which resulted in a 1.0% interest premium. Interest on the Secured Term Loan Facility of C$10.2 million in January 2021 was paid in cash.

The Company’s finance income for the year ended March 31, 2021 was C$1.1 million, compared to C$2.6 million for the year ended March 31, 2020, representing a decline of C$1.5 million primarily due to interest income from tariff overpayments.

The Company’s interest in pension and other post-employment benefit obligations for the year ended March 31, 2021 was C$17.0 million, compared to C$17.3 million for the year ended March 31, 2020.

The Company’s foreign exchange loss for the year ended March 31, 2021 was C$76.5 million, compared to a gain of C$35.3 million for the year ended March 31, 2020. These foreign exchange movements reflect the effect of US dollar exchange rate fluctuations on the Company’s Canadian dollar denominated monetary assets and liabilities.

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s finance costs for the four month period ended March 31, 2019 was C$20.6 million, or 2.4% as a percentage of revenue. The Company’s finance income for the four month period ended March 31, 2019 was C$0.3 million. The Company’s interest in pension and other post-employment benefit obligations for the four month period ended March 31, 2019 was C$7.0 million. The Company’s foreign exchange gain was C$1.8 million for the four month period ended March 31, 2019.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s finance costs for the eight month period ended November 30, 2018 was C$119.3 million, or 6.5% as a percentage of revenue. The Company’s finance income for the eight month period ended November 30, 2018 was C$0.4 million. The Company’s interest in pension and other post-employment benefit obligations for the eight month period ended November 30, 2018 was C$12.0 million. The Company’s foreign exchange gain was C$13.7 million for the eight month period ended November 30, 2018.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s finance costs for the year ended March 31, 2020, were C$63.8 million (Pro Forma Combined March 31, 2019 – C$61.9 million). The Pro Forma Combined March 31, 2019 finance cost reflects an adjustment totaling C$78.0 million as a result of the Company’s finance cost being significantly lower than Old Steelco’s finance cost because of the reduction of approximately C$800.0 million in combined short-term and long-term debt as a result of the CCAA proceedings. Old Steelco’s finance costs for the eight-month period ended November 30, 2018, represent interest costs on Old Steelco’s debt facilities, the amortization of the transaction costs, discount and premiums as well as the revaluation of Old Steelco’s mining related operations. See Note 4 to the Algoma Audited Financial Statements. The Company’s finance cost as a percentage of revenue was 3.3% for the year ended March 31, 2020 (Pro Forma Combined March 31, 2019 – 2.3%).

The Company’s finance income for the year ended March 31, 2020 was C$2.6 million (Pro Forma Combined March 31, 2019 – C$0.7 million), representing an increase of C$1.9 million primarily due to interest income from tariff overpayments.

The Company’s interest on pension and other post-employment benefit obligations for the year ended March 31, 2020 was C$17.3 million (Pro Forma Combined March 31, 2019 – C$19.0 million), representing a decrease of C$1.7 million primarily due to a decrease in the pension defined benefit obligation, in part, due to changes in financial assumptions.

The Company’s foreign exchange gain for the year ended March 31, 2020 was C$35.3 million (Pro Forma Combined March 31, 2019 – C$15.5 million). The increase was primarily as a result of the effect of U.S. dollar exchange rate fluctuations on the Company’s and Old Steelco’s Canadian dollar denominated monetary assets and liabilities.

Pension and Post-Employment Benefits

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April 1 to June 30
millions of dollars	FY 2022		FY2021
Recognized in loss before income taxes:
Pension benefits expense	C$	6.1	C$	6.9
Post-employment benefits expense		3.0		3.2

	C$	9.1	C$	10.1

Recognized in other comprehensive loss (pre-tax):
Pension benefits loss	C$	(20.0)	C$	78.3
Post-employment benefits loss		7.1		53.7

	C$	(12.9)	C$	132.0

	C$	(3.8)	C$	142.1

As illustrated in the table above, the Company’s pension expense for the three month periods ended June 30, 2021 and June 30, 2020 were C$6.1 million and C$6.9 million, respectively, representing a decrease of C$0.8 million. The Company’s post-employment benefit expense for the three month periods ended June 30, 2021 and June 30, 2020 were C$3.0 million and C$3.2 million, respectively. The decrease in pension and post-employment benefit expense was primarily due to an increase in beginning-of-year discount rates.

All actuarial gains and losses that arise in calculating the present value of the defined benefit pension obligation net of assets and the defined benefit obligation in respect of other post-employment benefits, including the re-measurement components, are recognized immediately in other comprehensive income (loss). In accordance with IFRS, the Company makes an assessment at each reporting period-end as to whether the accrued pension liability and the accrued other post-employment benefit obligation have been significantly impacted by changes in market discount rates, curtailments, settlements, actual returns on defined benefit pension plan assets or other one-off events.

For the three month period ended June 30, 2021, the Company recorded an actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive loss of C$12.9 million (June 30, 2020 – actuarial determined loss of C$132.0 million), a difference of C$144.9 million, due primarily to a steep decrease in discount rates as at June 30, 2020 (down approximately 129 basis points from March 31, 2020). The loss as at June 30, 2020 was then offset by an asset return of 14.89%. The June 30, 2020 other comprehensive income adjustments are compared to the June 30, 2021 other comprehensive income adjustments which experienced a small decrease in discount rates as at June 30, 2021 (down approximately 18 basis points from March 31, 2021) offset by an asset return of 5.25%.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018		Pro Forma Adjustments		Pro Forma Combined - FY 2019
Recognized in loss before income taxes:
Pension benefits expense	C$	27.6	C$	31.4	C$	5.7	C$	21.3	C$	—	C$	27.0
Post-employment benefits expense		12.8		12.9		0.1		9.5		—		9.6

	C$	40.4	C$	44.3	C$	5.8	C$	30.8	C$	—	C$	36.6

Recognized in other comprehensive loss (pre-tax):
Pension benefits (gain) loss	C$	(51.8)	C$	(48.6)	C$	19.5	C$	27.4	C$	—	C$	46.9
Post-employment benefits loss (gain)		28.8		(33.2)		10.4		(11.4)		—		(1.0)

	C$	(23.0)	C$	(81.8)	C$	29.9	C$	16.0	C$	—	C$	45.9

	C$	17.4	C$	(37.5)	C$	35.7	C$	46.8	C$	—	C$	82.5

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s pension expense for the years ended March 31, 2021 and March 31, 2020 were C$27.6 million and C$31.4 million, respectively, representing a decrease of C$3.8 million. The Company’s post-employment benefit expense for the year ended March 31, 2021 was C$12.8 million, compared to C$12.9 million for the year ended March 31, 2020. The decrease in pension and post-employment benefit expense was primarily due to a decrease in discount rates as of March 31, 2021 that was used to determine the 2022 fiscal year pension and non-pension benefit expense.

As noted above, all actuarial gains and losses that arise in calculating the present value of the defined benefit pension obligation net of assets and the defined benefit obligation in respect of other post-employment benefits, including the re-measurement components, are recognized immediately in other comprehensive income (loss).

For the year ended March 31, 2021, the Company recorded actuarially determined gain to the accrued defined pension liability and accrued other post-employment benefit obligation in other comprehensive loss of C$23.0 million. The gain was comprised primarily of pension fund returns being greater than expected and some demographic gains, partially offset by an increase in obligations due to a reduction in end-of-year discount rates.

For the year ended March 31, 2020, the Company recorded actuarially determined gain to the accrued defined pension liability and other post-employment benefits liability in other comprehensive loss of C$82.8 million (gain of C$74.6 million, net of income tax effect of actuarial gains recognized in other comprehensive loss of C$7.2 million). The C$81.8 million gain is primarily due to an increase in the end-of-year discount rate, offset by pension fund returns being less than expected and demographic losses.

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s pension expense for the four month period ended March 31, 2019 was C$5.7 million.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s pension expense for the eight month period ended November 30, 2018 was C$21.3 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s pension expense for the year ended March 31, 2020 was C$31.4 million (Pro Forma Combined March 31, 2019 – C$27.0 million). The Company’s post-employment benefit expense for the year ended March 31, 2020 was C$12.9 million (Pro Forma Combined March 31, 2019 – C$9.6 million). The increase in pension and post-employment benefit expense was primarily the result of a decrease in the beginning-of-year discount rate.

Carbon Taxes

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. The Company has chosen to remove the costs associated with the Carbon Tax Act from Adjusted EBITDA to facilitate comparison with the results of its competitors in jurisdictions not subject to the Carbon Tax Act. For the three month period ended June 30, 2021, total Carbon Tax recognized in cost of sales was a recovery of C$0.6 million, compared to expense of C$1.5 in the three month period ended June 30, 2020. This decrease in carbon tax is mainly due to a true-up of the distribution of the costs between the Company and other emitters. For the year ended March 31, 2021, total Carbon Tax recognized in cost of sales was C$13.4 million, compared to C$6.9 in the year ended March 31, 2020, including $1.0 million for the period January 1 to March 31, 2019 (Pro Forma Combined March 31, 2019 – nil). Carbon tax is primarily a function of the volume of our production, increasing as production increases. In addition, carbon tax recognized in the year ended March 31, 2020 for the prior year ended March 31, 2019 reflects the fact that the tax did not apply for the majority of such fiscal year.

Income Taxes

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective evidence is the cumulative loss the Company has incurred over the first two years of its operations. Such objective evidence limits the ability to consider other subjective evidence, such as management’s projections for future growth.

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month periods ended June 30, 2021 and June 30, 2020, the Company’s current income tax expense/recovery was nil. For the three month period ended June 30, 2021, the Company’s deferred income tax expense was C$17.7 million (June 30, 2020 – nil), due to net income before tax of C$221.3 million compared to net loss of C$42.7 million for the three month period ended June 30, 2020.

As of June 30, 2021, the Company had non-capital tax losses available of C$306.5 million, C$109.6 million of which expire in 2038, C$111.5 million of which expire in 2039 and C$85.4 million of which expire in 2040.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021 and March 31, 2020, the Company’s current income tax expense/recovery was nil.  On the basis of the evaluation described above, for the year ended March 31, 2021, the Company’s deferred income tax recovery was nil, net of deferred tax de-recognition. For the year ended March 31, 2020, the Company’s deferred income tax recovery was C$4.3 million, net of deferred tax asset de-recognition, due to property, plant and equipment and intangible assets timing differences of tax deductions and non-capital losses carryforward.

As of March 31, 2021, the Company had non-capital tax losses available of C$579.8 million, C$380.0 million of which expire in 2038, C$113.1 million of which expire in 2039 and C$86.7 million of which expire in 2040.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the Company’s current income tax expense was nil and the Company’s deferred income tax expense was C$4.1 million.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the Company’s current income tax expense was nil and the Company’s deferred income tax recovery was C$1.5 million.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

For the years ended March 31, 2020 and March 31, 2019 (Pro Forma Combined), the Company’s current income tax expense was nil. For the year ended March 31, 2020, the Company’s deferred income tax recovery, net of deferred tax asset de-recognition was C$4.3 million (Pro Forma Combined March 31, 2019 – deferred income tax expense – C$2.6 million) due to property, plant and equipment and intangible assets timing differences of tax deductions and non-capital losses carryforward.

On the basis of the evaluation described above, the net deferred tax assets have been de-recognized as of March 31, 2020 due to management’s assessment of the probability of utilizing these deferred tax assets. As at March 31, 2019, the company had recognized deferred income tax assets of C$3.4 million. These deferred income tax assets relate primarily to net operating loss carryforwards that can be used to offset taxable income in future periods and thereby reduce the Company’s income taxes payable.

Adjusted EBITDA and Further Adjusted EBITDA

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The following table shows the reconciliation of Adjusted EBITDA and to net income for the periods indicated:

	April 1 to June 30
millions of dollars	FY 2021		FY2020
Net (loss) income	C$	203.6	C$	(42.7)
Amortization of property, plant and equipment and amortization of intangible assets		20.7		19.2
Finance costs		15.1		18.8
Interest on pension and other post-employment benefit obligations		2.9		4.3
Income taxes		17.7		—
Foreign exchange loss		10.0		17.4
Finance income		—		(0.6)
Inventory write-downs (Amortization of property, plant and equipment in inventory)		—		2.6
Carbon tax		(0.6)		1.5
Share based compensation		8.5		—
Transaction costs		2.9		—

Adjusted EBITDA	C$	280.8	C$	20.5

Net Income Margin		-25.8%		-12.2%
Net Income / ton	C$	333.67	C$	(102.59)
Adjusted EBITDA Margin		35.6%		5.9%

Adjusted EBITDA / ton	C$	452.60	C$	33.04

(i)

See “Non-IFRS Measures” for information regarding the limitations of using Adjusted EBITDA. Further Adjusted EBITDA is not utilized by Algoma in reporting its financial results for the three month period ended June 30, 2021, because Algoma was not subject to tariff expenses nor did it record capacity utilization adjustments in the three month period ended June 30, 2021 or in the three month period ended June 30, 2020.

(ii)	Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA for the three month period ended June 30, 2021 was C$280.8 million, compared to C$20.5 million for the three month period ended June 30, 2020, an increase of C$260.3 million. The Adjusted EBITDA margin for the three month periods ended June 30, 2021 and June 30, 2020 were 35.6% and 5.9%, respectively, and the Adjusted EBITDA per ton for the three month periods ended June 30, 2021 and June 30, 2020 were C$452.60 and C$33.04, respectively.

The increase in Adjusted EBITDA and improvement in Adjusted EBITDA margin and Adjusted EBITDA per ton for the three month period ended June 30, 2021 compared to the three month period ended June 30, 2020 was due primarily to increases in selling prices and demand for steel products.

Fiscal Years Ended March 31, 2021 and 2020 and Pro Forma Combined Twelve-Month Period Ended March 31, 2019

The following table shows the reconciliation of Adjusted EBITDA and Further Adjusted EBITDA to net income for the periods indicated:

	Successor						Predecessor		Pro Forma Adjustments
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018				Pro Forma Combined - FY 2019
Net (loss) income	C$	(76.1)	C$	(175.9)	C$	2.7	C$	29.5	C$	60.0	C$	92.2
Amortization of property, plant and equipment and amortization of intangible assets		86.9		126.5		31.2		44.4		18.0		93.6
Finance costs		68.5		63.8		20.6		119.3		(78.0)		61.9
Interest on pension and other post-employment benefit obligations		17.0		17.3		7.0		12.0		—		19.0
Income taxes		—		(4.3)		4.1		(1.5)		—		2.6
Restructuring costs		—		—		—		20.9		—		20.9
Impairment reserve		—		—		—		105.4		—		105.4
Foreign exchange loss (gain)		76.5		(35.3)		(1.8)		(13.7)		—		(15.5)
Finance income		(1.1)		(2.6)		(0.3)		(0.4)		—		(0.7)
Carbon tax		13.4		6.9		—		—		—		—
Share based compensation related to performance share units		3.9		—		—		—		—		—
Business combination adjustments		—		1.4		16.4		—		—		16.4

Adjusted EBITDA	C$	189.0	C$	(2.2)	C$	79.9	C$	315.9	C$	—	C$	395.8

Net Income Margin		-4.2%		-9.0%		0.3%		1.6%				3.4%
Net Income / ton	C$	(36.19)	C$	(76.31)	C$	3.35	C$	18.11	C$		C$	37.86
Adjusted EBITDA Margin		10.5%		-0.1%		9.2%		17.3%				14.7%

Adjusted EBITDA / ton	C$	89.91	C$	—	C$	99.13	C$	193.92	C$		C$	162.54

Tariff expense included in Net income	C$	—	C$	27.8	C$	87.0	C$	138.5	C$		C$	225.5
Capacity utilization adjustment included in Net income		—		32.7		—		—		—		—

Adjustments to Adjusted EBITDA		—		60.5		87.0		138.5				225.5

Further Adjusted EBITDA	C$	189.0	C$	58.3	C$	166.9	C$	454.4	C$		C$	621.3

Further Adjusted EBITDA Margin		10.5%		3.0%		19.2%		24.8%				23.0%

Further Adjusted EBITDA / ton	C$	89.91	C$	26.25	C$	207.04	C$	278.95	C$		C$	255.16

(i)	See “Non-IFRS Measures” for information regarding the limitations of using Adjusted EBITDA and Further Adjusted EBITDA.

(ii)	Adjusted EBITDA and Further Adjusted EBITDA Margin is Adjusted EBITDA and Further Adjusted EBITDA as a percentage of revenue.

(iii)

Due to the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements, the Successor acquired assets at their fair value and, as a result, amortization increased for the year ended March 31, 2020 compared to the year ended March 31, 2019 (Pro Forma Combined). Further, finance costs for the Successor decreased due to the settlement of debt held by the Predecessor and new debt acquired by the Successor at a lower interest rate.

(iv)

The C$32.7 million capacity utilization adjustment represents the fixed costs of Algoma Steel Inc.’s manufacturing operations for the duration of the unplanned outage in April 2019. These fixed costs related primarily to internal and external labor, and also included maintenance parts and spares and equipment leases and rentals. The amount considered as capacity utilization adjustment is the differential between the production volumes and fixed cost absorption of each of Algoma Steel Inc.’s production processes versus regular operations. These costs were incurred, but were not utilized to produce saleable product.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

Adjusted EBITDA for the year ended March 31, 2021 was C$189.0 million, compared to (C$2.2) million for the year ended March 31, 2020, resulting in an increase of C$191.2 million. The Adjusted EBITDA margin for the years ended March 31, 2021 and March 31, 2020 was 10.5% and (0.1%), respectively. The Adjusted EBITDA per ton for the year ended March 31, 2021 was C$89.91 and was nil for the year ended March 31, 2020.

The increase in Adjusted EBITDA and improvement in Adjusted EBITDA margin for the year ended March 31, 2021 compared to the year ended March 31, 2020 was due primarily to increases in selling prices for steel products.

Canadian steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. Tariff expense included in cost of steel sales were nil for the year ended March 31, 2021; however, for the year ended March 31, 2020, tariffs totaling C$27.8 million had a significant impact on the Company’s Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA per ton as illustrated above. On May 17, 2019, the United States announced a complete lifting of this tariff effective May 20, 2019.

Algoma experienced an unplanned outage in the month of April 2019 that disrupted production in our #7 Blast Furnace (the “FY 2020 Q1 Outage”). The resulting lost production led to a shipping volume reduction during the three month period ended June 30, 2019 of over one hundred thousand tons and resulted in a capacity utilization adjustment of C$32.7 million being recorded to cost of steel products sold.

Four Month Period Ended March 31, 2019

As illustrated in the table above, Adjusted EBITDA and Further Adjusted EBITDA for the four month period ended March 31, 2019 were C$79.9 million and C$166.9 million, respectively. The Adjusted EBITDA and Further Adjusted EBITDA margins were 9.2% and 19.2%, respectively. The Adjusted EBITDA per ton and Further Adjusted EBITDA per ton for the four month period ended March 31, 2019 were C$99.13 and C$207.04, respectively.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, Adjusted EBITDA and Further Adjusted EBITDA for the eight month period ended November 30, 2018 were C$315.9 million and C$454.4 million, respectively. The Adjusted EBITDA and Further Adjusted EBITDA margins were 17.3% and 24.8%, respectively. The Adjusted EBITDA per ton and Further Adjusted EBITDA per ton for the eight month period ended November 30, 2018 were C$193.92 and C$278.95, respectively.

Fiscal Year Ended March 31, 2020 Compared to Pro Forma Combined Twelve-Month Period Ended March 31, 2019

As illustrated in the table above, Adjusted EBITDA and Further Adjusted EBITDA for the year ended March 31, 2020 was (C$2.2) million and C$60.5 million, respectively (Pro Forma Combined March 31, 2019 – C$395.8 million and C$225.5 million, respectively). The Adjusted EBITDA margin and Further Adjusted EBITDA margin for the year ended March 31, 2020 was (0.1%) and 3.0%, respectively (Pro Forma Combined March 31, 2019 – 14.7% and 23.0%, respectively). The Adjusted EBITDA per ton and Further Adjusted EBITDA per ton for the year ended March 31, 2020 was nil and C$26.25, respectively (Pro Forma Combined March 31, 2019 – C$162.54 and C$255.16, respectively). The decrease in Adjusted EBITDA and Further Adjusted EBITDA were caused by a net loss in FY2020 compared to net income in 2019 of C$32.2 million primarily as a result of lower NSR and lower shipment volume, the impact of the carbon tax (as discussed below), as well as lower finance costs and higher foreign exchange losses from the movement in the U.S. dollar relative to the Canadian dollar. The reduction in shipment volume resulted from the unplanned outage discussed above. The increase in cost per ton of steel products sold resulted from a capacity utilization adjustment recorded by the Company of C$32.7 million as a result of the unplanned outage discussed above.

For the year ended March 31, 2020, total Carbon Tax recognized in cost of sales was C$6.9 million, including C$1.0 million for the period January 1, 2019 to March 31, 2019 (Pro Forma Combined March 31, 2019 – nil) due to late recognition of the Carbon Tax for the period January 1, 2019 to March 31, 2019 recognized in the year ended March 31, 2020 results.

As described above, Canadian steel producers became subject to the 25% tariff on all steel revenues earned on shipments made to the United States effective as of June 1, 2018. On May 17, 2019, the United States announced that a complete lifting of the tariff effective May 20, 2019. Consequently, the tariff had a less significant impact on the Company’s Further Adjusted EBITDA, Further Adjusted EBITDA Margin and Further Adjusted EBITDA for the year ended March 31, 2020 compared to the Pro Forma Combined twelve-month period ended March 31, 2019.

For the year ended March 31, 2020, business combination adjustments totaled C$1.4 million, compared to C$16.4 million for the Pro Forma Combined twelve-month period ended March 31, 2019. These adjustments are related to the recognition in cost of sales of a portion of the fair value adjustment made to the carrying value of inventories and other adjustments related to the business combination discussed in Note 4 of the Algoma Audited Financial Statements. These costs were primarily offset by recovery of past service costs on the Company’s pension and other post-employment benefit obligations discussed above.

Financial Resources and Liquidity

Summary of Cash Flows

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

	April 1 to June 30
millions of dollars	FY 2022		FY2020
Operating Activities:
Cash generated by operating activities before changes in non-cash working capital and environmental liabilities paid	C$	263.5	C$	14.5
Net change in non-cash working capital		(141.9)		(34.9)
Environmental liabilities paid		(0.5)		(0.3)
Net change in unrealized cash flow hedges		—		—

Cash generated by (used in) operating activities	C$	121.1	C$	(20.7)

Investing activities
Acquisition of property, plant and equipment		(19.1)		(12.0)

Cash used in investing activities	C$	(19.1)	C$	(12.0)

Financing activities
Bank indebtedness, net	C$	(86.9)	C$	(9.0)
Repayment of Secured Term Loan Facility		(0.9)		(1.0)
Repayment of Algoma Docks Term Loan Facility		(2.5)		(1.9)
Government loans issued, net of benefit		—		5.1
Interest paid		(10.7)		(1.7)
Interest cost of right-of-use assets		—		(0.1)
Other		—		0.1

Cash used in financing activities	C$	(101.0)	C$	(8.5)

Effect of exchange rate changes on cash	C$	(0.3)	C$	(9.0)

Change in cash and equivalents during the period	C$	0.7	C$	(50.2)

As illustrated in the table above, the generation of cash for the three month period ended June 30, 2021 was C$0.7 million, compared to the use of cash of C$50.2 million for the three month period ended June 30, 2020. This increase of C$50.9 million was due primarily to the C$249.0 million increase in cash generated by operating activities (before changes in non-cash working capital and environmental liabilities paid) due to an increase in net income (C$246.3 million), for reasons described above, offset by net change in non-cash working capital of C$107.0 million, attributable in part to an increase in accounts receivable of C$127.8 million and cash used in financing activities of C$92.5 million as a result of repayment of bank indebtedness.

Fiscal Years Ended March 31, 2021 and 2020, Successor Period and Predecessor Period

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018
Operating Activities:
Cash generated by (used in) operating activities before changes in non-cash working capital and environmental liabilities paid	C$	147.4	C$	(34.5)	C$	41.8	C$	287.6
Net change in non-cash working capital		(137.7)		34.3		116.4		(170.0)
Environmental liabilities paid		(1.6)		(4.5)		—		—

Cash generated by (used in) operating activities	C$	8.1	C$	(4.7)	C$	158.2	C$	117.6

Investing activities
Purchase transaction	C$	—	C$	—	C$	(481.2)	C$	—
Acquisition of property, plant and equipment		(71.7)		(113.3)		(12.8)		(74.1)
Acquisition of intangible assets		(0.1)		(0.6)		(0.6)		(1.0)
Issuance of parent company promissory note		(1.1)		(1.2)		—		—

Cash used in investing activities	C$	(72.9)	C$	(115.1)	C$	(494.6)	C$	(75.1)

Financing activities
Bank indebtedness advanced (repaid), net	C$	(145.2)	C$	249.3	C$	(7.0)	C$	—
DIP Facility drawn		—		—		—		32.9
Repayment of DIP Facility		—		—		—		(34.5)
Secured Term Loan Facility issued, net of fees		—		—		371.0		—
Repayment of Secured Term Loan		(3.8)		(3.8)		—		—
Algoma Docks Term Loan issued		—		—		97.0		—
Repayment of Algoma Docks Term Loan Facility		(8.8)		(6.5)		(1.4)		—
Government loans issued, net of benefit		6.5		42.4		25.2		—
Restricted cash		—		7.2		—		(24.4)
Interest paid		(15.6)		(42.0)		(13.1)		(14.9)
Lease liability commenced (repaid)		(0.5)		0.4		—
Other		—		(0.3)		(0.2)		(0.8)

Cash (used in) generated by financing activities	C$	(167.4)	C$	246.7	C$	471.5	C$	(41.7)

Effect of exchange rate changes on cash	C$	(11.6)	C$	2.6	C$	0.4	C$	1.2

Change in cash and equivalents during the period	C$	(243.8)	C$	129.5	C$	135.5	C$	2.0

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the use of cash for the year ended March 31, 2021 was C$243.8, compared to the generation of cash of C$129.5 million for the year ended March 31, 2020. The decrease in the generation of cash for the year ended March 31, 2021, as compared to the year ended March 31, 2020 was C$373.3 million, and is primarily the result of the C$414.1 million increase in cash used in financing activities, a result of repayments on the bank indebtedness.

Fiscal Year Ended March 31, 2020

As illustrated in the table above, the generation of cash for the year ended March 31, 2020 was C$129.5 million due to cash generated by financing activities (C$246.7 million), a result of bank indebtedness advanced (C$249.3 million), offset by cash used in operating activities (C$4.7 million) and cash used in investing activities(C$115.1 million) due to the acquisition of property, plant and equipment.

Fourth Month Period Ended March 31, 2019

As illustrated in the table above, the generation of cash for the four month period ended March 31, 2019 was C$135.5 million, consisting of cash generated by operating activities of C$158.2 million and cash generated by financing activities of C$471.5 million due to the Company entering into the Secured Term Loan Facility and Algoma Docks Term Loan Facility, offset by cash used in investing activities of C$494.6 million, a result of the Purchase Transaction, as disclosed in Note 4 to the Algoma Audited Financial Statements.

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the generation of cash for the eight month period ended November 30, 2018 was C$2.0 million due to cash generated by operating activities (C$117.6 million), offset by cash used in investing activities (C$75.1 million) due to the acquisition of property, plant and equipment and cash used in financing activities (C$41.7 million), a result of DIP Facility drawdowns and repayments, restricted cash and interest paid.

Cash Flow Generated by (Used In) Operating Activities

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020
For the three month period ended June 30, 2021, the cash generated by operating activities was C$121.1 million, compared to C$20.7 million cash used in operating activities for the three month period ended June 30, 2020. The increase in cash generated by operating activities for the three month period ended June 30, 2021 was due to higher NSR, offset in part by an increased use of cash for working capital.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, the cash generated by operating activities was C$8.1 million, compared to C$4.7 million cash used in operating activities for the year ended March 31, 2020. The increase in cash generated from operating activities for the year ended March 31, 2021 was due to lower cost of steel products sold and higher NSR, offset in part by an increased use of cash for working capital.

Fiscal Year Ended March 31, 2020

For the year ended March 31, 2020, the cash used in operating activities was C$4.7 million, as the net change in non-cash working capital (C$34.3 million) was primarily offset by adjustments and items not affecting cash of C$34.5 million. The net loss for the fiscal year ended March 31, 2020 was C$175.9 million, with Adjusted EBITDA of (C$2.2) million, and steel revenue and cost of steel products sold of C$1,742.6 million and C$1,686.8 million, respectively.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the cash generated by operating activities was C$158.2 million, due primarily to net change in non-cash working capital (C$116.4 million). The net income for the four month period ended March 31, 2019 was C$2.7 million, with Adjusted EBITDA of C$79.9 million, and steel revenue and cost of steel products sold of C$792.6 million and C$692.8 million, respectively.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the cash generated by operating activities was C$117.6 million, due to adjustments and items not affecting cash, including impairment reserve (C$105.4 million) and finance costs (C$119.3 million), offset in part by net changes in non-cash working capital (C$170.0 million). The net income for the eight month period ended November 30, 2018 was C$29.5 million, with Adjusted EBITDA of C$315.9 million, and steel revenue and cost of steel products sold of C$1,674.9 million and C$1,317.6 million, respectively.

As illustrated in the above reference periods, Algoma has evidenced the ability to generate sufficient cash flows from its operating activities to maintain Algoma’s capacity and manage the working capital requirements of the business over a sustained period. Algoma operates in a dynamic commodity market which is impacted by macroeconomic factors that affect supply and demand and ultimately steel selling prices and input costs for materials used in production of steel products. The company requires a significant amount of working capital to operate its business, including a seasonal build of ore, coal and coke inventory for the winter months whereby the Great Lakes are not navigable for vessel traffic. Algoma’s liquidity could be adversely impacted by market factors that result in extended and accelerated declines in steel selling price. Algoma mitigates this liquidity risk with sources of capital including but not limited to cash generated from its operations, cash reserves on its balance sheet and availability on its Revolving Credit Facility.

Non-Cash Working Capital

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

The following table shows changes in the Company’s non-cash working capital for the periods indicated:

	April 1 to June 30
millions of dollars	FY 2022		FY2021
Accounts receivable	C$	(61.9)	C$	65.9
Inventories		(59.0)		(66.0)
Prepaid expenses, deposits and other current assets		(45.3)		(10.9)
Accounts payable and accrued liabilities		29.8		(35.2)
Income and other taxes payable		(7.0)		—
Derivative financial instruments (net)		1.5		—
Secured term loan interest payments in kind		—		11.3

Total	C$	(141.9)	C$	34.9

As illustrated in the table above, the Company’s use of cash due to changes in non-cash working capital during the three month period ended June 30, 2021 was C$141.9 million (June 30, 2020 – C$34.9 million). The net change in working capital was a decrease of C$107.0 million due to an increase in accounts receivable (C$127.8 million) driven by increased steel revenue (C$422.7 million) and improved NSR (increased by 58.9%) compared to the prior year period. Further, prepaid expenses and other current assets increased due to advance payments for capital project purchases (C$34.4 million), offset in part by a decrease in secured term loan interest payment in kind (C$11.3 million) as management elected to pay the interest due on the Secured Term Loan Facility in kind on April 1, 2020 to conserve cash at the onset of the COVID-19 pandemic in March 2020, and further offset, in part, by an increase in accounts payable and accrued liabilities (C$65.0 million) due to accrued share-based compensation, transaction costs, other accrued liabilities and timing of payments to vendors.

Fiscal Years Ended March 31, 2021 and 2020, Successor Period and Predecessor Period

The following table shows changes in the Company’s non-cash working capital for the periods indicated:

	Successor						Predecessor
millions of dollars	FY 2021		FY2020		Period from December 1, 2018 to March 31, 2019		Period from April 1, 2018 to November 30, 2018
Accounts receivable	C$	(47.2)	C$	88.4	C$	(37.2)	C$	(38.3)
Inventories		(33.6)		(36.8)		96.6		(167.9)
Prepaid expenses, deposits and other current assets		(70.3)		20.2		17.9		(12.1)
Accounts payable and accrued liabilities		(21.2)		(42.4)		37.5		13.2
Taxes payable and accrued taxes		16.7		3.7		1.6		12.6
Derivative financial instruments (net)		(15.3)		1.2		—		—
Secured term loan interest payments in kind		33.2		—		—		—
Net related party accounts receivable and accounts payable		—		—		—		22.5

Total	C$	(137.7)	C$	34.3	C$	116.4	C$	(170.0)

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s use of cash due to changes in non-cash working capital during the year ended March 31, 2021 was C$137.7 million (March 31, 2020 – generation of cash of C$34.3 million). The net change in working capital was a decrease of C$172.0 million due to an increase in accounts receivable (C$135.6 million) as a result of improved steel revenue in the quarter ended March 31, 2021, which increased by 28.3% as compared to the quarter ended March 31, 2020 and as a result of increased NSR in the quarter ended March 31, 2021, which increased by 32.4% compared to the quarter ended March 31, 2020. Further, prepaid expenses and other current assets increased due to advance payments made for capital project and raw material purchases (C$90.5 million), offset, in part, by an increase in secured term loan interest payments in kind (C$33.2 million). This increase in secured loan payments in kind occurred as a result of the election to pay the interest due on the Secured Term Loan Facility in kind on April 1, 2020, July 1, 2020 and October 1, 2020 to conserve cash at the onset of the COVID-19 pandemic in March 2020. The increase in prepaid expenses and other current assets was further offset, in part, by an increase in accounts payable and accrued liabilities (C$21.2 million) primarily due to an increase in wages and accrued vacation payable.

Fiscal Year Ended March 31, 2020

As illustrated in the table above, the Company’s generation of cash due to changes in non-cash working capital during the year ended March 31, 2020 was C$34.3 million, comprising accounts receivable (C$88.4 million) and prepaid expenses, deposits and other current assets (C$20.2 million), offset in part by accounts payable and accrued liabilities (C$42.4 million) and inventories (C$36.8 million).

Four Month Period Ended March 31, 2019

As illustrated in the table above, the Company’s generation of cash due to changes in non-cash working capital during the four month period ended March 31, 2019 was $116.4 million, comprising inventories (C$96.6 million), accounts payable and accrued liabilities (C$37.5 million) and prepaid expenses, deposits and other current assets (C$17.9 million), offset in part by accounts receivable (C$37.2 million).

Eight Month Period Ended November 30, 2018

As illustrated in the table above, the Company’s use of cash due to changes in non-cash working capital during the eight month period ended November 30, 2018 was $170.0 million, comprising inventories (C$167.9 million) and accounts receivable (C$38.3 million), offset in part by net related party accounts receivable and accounts payable (C$22.5 million) and accounts payable and accrued liabilities (C$13.2 million).

Cash Flow Used In Investing Activities

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month period ended June 30, 2021, the cash used in investing activities was C$19.1 million (June 30, 2020 – C$12.0 million). Expenditures for the acquisition of property, plant and equipment for the three month periods ended June 30, 2021 and June 30, 2020 were C$20.4 million and C$18.5 million, respectively. In addition, the Company recorded benefits of C$1.3 million (June 30, 2020 - C$6.5 million) in respect of the interest free loan issued by, and the grant given by, the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below. The acquisition, net of benefits, for the three month period ended June 30, 2021 was C$19.1 million (June 30, 2020 - C$12.0 million).

During the three month period ended June 30, 2021, the Company disposed of property, plant and equipment with a cost of C$0.3 million (June 30, 2020 – nil). The disposal of property, plant and equipment during the three month period ended June 30, 2021 resulted in a net gain of C$0.3 million.

During the three month periods ended June 30, 2021 and June 30, 2020, the Company did not acquire or dispose of intangible assets.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, the cash used in investing activities was C$72.9 million (March 31, 2020 – C$115.1 million). Expenditures for the acquisition of property, plant and equipment for the years ended March 31,

2021 and March 31, 2020 were C$81.5 million and C$156.8 million, respectively. In addition, the Company recorded benefits of C$9.8 million (March 31, 2020 – C$43.5 million) in respect of the interest free loan issued by, and the grant given by, the Canadian federal government, as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below. The acquisition, net of benefits, for the year ended March 31, 2021 was C$71.7 million (March 31, 2020 – C$113.3 million).

As discussed above, measures were taken to protect the Company’s liquidity position in light of the COVID-19 pandemic. These measures included the stoppage or slow-down of capital projects.

During the year ended March 31, 2021, the Company disposed of property, plant and equipment with a cost of C$1.9 million (March 31, 2020 – nil). The disposal of property, plant and equipment during the year ended March 31, 2021 resulted in a net loss of C$1.7 million.

Expenditures for the acquisition of intangible assets for the year ended March 31, 2021 were C$0.1 million, (March 31, 2020 – C$0.6 million). During the year ended March 31, 2021, the Company disposed of intangible assets with a cost of C$0.8 million (March 31, 2020 – nil). The disposal of intangible assets during the year ended March 31, 2021 resulted in a net loss of C$0.8 million.

Fiscal Year Ended March 31, 2020

For the year ended March 31, 2020, the cash used in investing activities was C$115.1 million due to the acquisition of property, plant and equipment of C$113.3 million, net of benefits of C$43.5 million in respect of the interest free loan issued by, and the grant given by the Canadian federal government as well as the low interest rate loan issued from the Ontario provincial government, all of which are discussed below.

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the cash used in investing activities was C$494.6 million, primarily due to the Purchase Transaction completed on November 30, 2018 (C$481.2 million) as disclosed in Note 4 to the Algoma Audited Financial Statements. The Company acquired substantially all of the operating assets and liabilities of Old Steelco Inc. and the Port of Algoma, including property, plant and equipment of C$793.1 million. In addition, for the four month period ended March 31, 2019, the Company acquired property, plant and equipment totaling C$12.8 million, net of benefits of C$24.2 million (described below).

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the cash used in investing activities was C$75.1 million due to the acquisition of property, plant and equipment.

Cash Flow Generated By (Used In) Financing Activities

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

For the three month period ended June 30, 2021, cash used in financing activities was C$101.0 million (June 30, 2020 – C$8.5 million). During the three month period ended June 30, 2021, the Company made repayments of its Revolving Credit Facility totaling C$103.2 million and drew down C$16.2 million (June 30, 2020 – repaid C$12.0 million and drew down C$3.0 million), its Secured Term Loan of C$0.9 million (June 30, 2020 - C$1.0 million) and its Algoma Docks Term Loan Facility of C$2.5 million (June 30, 2020 – C$1.9 million). In addition, during the three month period ended June 30, 2021, the Company recorded long-term governmental loans issued, net of benefits recorded, of nil (June 30, 2020 - C$5.1 million), and paid interest of C$10.7 million (June 30, 2020 - C$1.7 million).

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

For the year ended March 31, 2021, cash used in financing activities was C$167.4 million (March 31, 2020 – C$246.7 million of cash generated). During the year ended March 31, 2021, the Company made repayments of its Revolving Credit Facility totaling C$318.4 million and drew down C$173.3 million (March 31, 2020 – repaid

C$109.3 million and drew down C$358.0 million), its Secured Term Loan of C$3.8 million (March 31, 2020 – C$3.8 million) and its Algoma Docks Term Loan Facility of C$8.8 million (March 31, 2020 – C$6.5 million). In addition, during the year ended March 31, 2021, the Company recorded long-term governmental loans issued, net of benefits recorded, of C$6.5 million (March 31, 2020 – C$42.4 million), and paid interest of C$15.6 million (March 31, 2020 – C$42.0 million).

Fiscal Year Ended March 31, 2020

For the year ended March 31, 2020, the cash generated by financing activities was C$246.7 million due to bank indebtedness net funds advanced (C$249.3 million).

Four Month Period Ended March 31, 2019

For the four month period ended March 31, 2019, the cash generated by financing activities was C$471.5 million due to the Company entering into the Secured Term Loan Facility of C$371.0 million and the Algoma Docks Term Loan Facility of C$97.0 million.

Eight Month Period Ended November 30, 2018

For the eight month period ended November 30, 2018, the cash used in financing activities was C$41.7 million due to DIP facility drawdowns less repayments (C$1.6 million net repayments), restricted cash (C$24.4 million) and interest payments of (C$14.9 million).

Capital Resources - Financial Position and Liquidity

Three Month Period Ended June 30, 2021 Compared to Three Month Period Ended June 30, 2020

As at June 30, 2021, the Company had cash of C$21.9 million (June 30, 2020 - C$214.8 million), and had unused availability under its Revolving Credit Facility of C$292.1 million ($228.8 million) after taking into account C$26.2 million ($21.2 million) of outstanding letters of credit and borrowing base reserves. At June 30, 2020, the Company had drawn C$238.2 million ($175.5 million), and there was C$41.8 ($30.8 million) of unused availability after taking into account C$35.9 million ($26.4 million) of outstanding letters of credit and borrowing base reserves. The increase in the Company’s overall available cash (including availability under its Revolving Credit Facility) as of June 30, 2021 compared to June 30, 2020 is due to the factors discussed above.

Fiscal Year Ended March 31, 2021 Compared to Fiscal Year Ended March 31, 2020

As at March 31, 2021, the Company had cash of C$21.2 million (March 31, 2020 – $265.0 million), and had unused availability under its Revolving Credit Facility of C$200.8 million ($156.5 million) (March 31, 2020 – C$61.4 million ($43.6 million)) after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit (March 31, 2020 – C$27.8 million ($19.7 million)). The reduction in the Company’s overall available cash (including availability under its Revolving Credit Facility) as of March 31, 2021 compared to March 31, 2020 is due to the factors discussed above.

Fiscal Year Ended March 31, 2020, Successor Period and Predecessor Period

As at March 31, 2020, the Company had cash of C$265.0 million (March 31, 2019 – C$135.5 million), drawings under its Revolving Credit Facility of C$256.2 million ($182.2 million) (March 31, 2019 – nil) and had unused availability under its Revolving Credit Facility of C$61.4 million ($43.6 million) (March 31, 2019 – C$313.2 million ($234.6 million)) after taking into account C$27.8 million ($19.7 million) of outstanding letters of credit (March 31, 2019 – C$21.1 million ($15.4 million)).

On November 30, 2018, the Company secured the following debt financing:

•	C$250.0 million in the form of a traditional asset-based revolving credit facility, with a maturity date of November 30, 2023;

•	C$285.0 million in the form of a Secured Term Loan Facility with a maturity date of November 30, 2025;

•	C$73.0 million in the form of a term loan facility with a maturity date of May 30, 2025;

•

a C$60.0 million interest free loan from the Federal Economic Development Agency, through the Advanced Manufacturing Fund. The Company will repay the loan in equal monthly installments beginning on April 1, 2022 with the final installment payable on March 1, 2028.; and

•

a C$60.0 million low interest loan from the Ministry of Energy, Northern Development and Mines. The Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028.

On March 29, 2019, the Company secured an agreement with the Minister of Industry whereby the Company will receive C$15.0 million in the form of a grant and C$15.0 million in the form of an interest free loan through the Federal Strategic Innovation Fund. The Company will repay the interest free loan portion of this funding in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031.

The Revolving Credit Facility, the Secured Term Loan Facility, the Federal AMF Loan, the Provincial MENDM Loan and the Federal SIF Agreement are expected to service, the Company’s principal liquidity needs (to finance working capital, fund capital expenditures and for other general corporate purposes) until the maturity of these facilities.

The Revolving Credit Facility is governed by a conventional borrowing base calculation comprised of eligible accounts receivable plus eligible inventory plus cash. At March 31, 2021, the Company had drawn C$90.1 million ($71.7 million), and there was C$200.8 million ($156.5 million) of unused availability after taking into account C$27.4 million ($21.8 million) of outstanding letters of credit. The Company is required to maintain a calculated borrowing base. Any shortfall in the borrowing base will trigger a mandatory loan repayment in the amount of the shortfall, subject to certain cure rights including the deposit of cash into an account controlled by the agent. As at March 31, 2021, the Company was in compliance with these requirements.

The Company anticipates making, on average, approximately C$50-C$60 million of capital expenditures relating to annual maintenance projects. Furthermore, supported by its agreements with the federal and provincial governments and using the cash expected to be received upon consummation of the Merger, the Company anticipates making significant capital expenditures relating to its modernization and expansion program over the next five years, including the potential for substantial investment in EAF steelmaking as described elsewhere in this proxy statement/prospectus. For further information on these projects, see “Algoma’s Business—Significant Projects Not Yet Generating Revenues”. Further to the capital sources described above, on July 5, 2021, Algoma announced that the Government of Canada had, subject to final documentation, committed up to C$420 million in financial support for Algoma’s proposed EAF transformation. The C$420 million of financial support consists of (i) the SIF Funding, a loan of up to C$200 million from the Innovation Science and Economic Development Canada’s Strategic Innovation Fund and (ii) the CIB Funding, a loan of up to C$220 million from the Canada Infrastructure Bank. It is currently expected that the CIB Funding will be a low-interest loan on commercial terms. Annual repayment of the SIF Funding will be scalable based on Algoma’s GHG performance. The CIB Funding is subject to, and contingent on, the negotiation of definitive documentation. On September 20, 2021, Algoma, Algoma Steel Inc. and the Government of Canada entered into an agreement with respect to the SIF Funding. Algoma’s rights and obligations under the agreement with respect to the SIF Funding, including the availability of borrowings thereunder, are subject to and contingent on Algoma demonstrating its ability to fully fund the EAF transformation, the remainder of which is expected to be funded by the CIB Funding, if available, as well as by the Merger and the PIPE Investment.

The above capital sources and future cash flows from operating activities avail Algoma of substantial financial resources to complete its proposed expansion plans. Algoma’s business generates significant cash flow and Algoma does not anticipate any issues with generating sufficient cash and cash equivalents, both in the short term and the long term, when combined with the cash expected to be available as a result of the Merger and the PIPE Investment and under the SIF Funding and the CIB Funding, to meet its planned growth or to fund development activities.

Contractual Obligations and Off Balance Sheet Arrangements

The following table presents, at June 30, 2021, the Company’s obligations and commitments to make future payments under contracts and contingent commitments. The following figures assume that the June 30, 2021 Canadian/US dollar exchange rate of US$1.00 = C$0.8068 remains constant throughout the periods indicated.

millions of dollars	Total		Less than 1 year		Year 2		Years 3-5		More than 5 years
Bank indebtedness	C$	—	C$	—	C$	—	C$	—	C$	—
Long-term debt		447.9		15.1		16.7		416.1		—
Long-term governmental loans		135.0		2.5		10.0		60.6		61.9
Purchase obligations		728.2		406.0		128.9		128.9		64.4
Environmental liabilities		81.8		4.2		5.1		13.6		58.9
Lease obligations		1.1		0.4		0.3		0.2		—

Total	C$	1,394.0	C$	428.2	C$	161.0	C$	619.4	C$	185.2

Purchase obligations, which represent the Company’s most significant contractual obligations across the periods indicated above, are comprised of contracts to purchase the raw materials required to manufacture the Company’s products and therefore contribute directly to the Company’s ability to generate revenue. The Company enters into such contracts on an ongoing basis based on its production requirements to secure favorable raw material pricing and consistency of supply. The majority of the Company’s purchase obligations mature in less than one year and are contracted based on the Company’s anticipated production, and the revenue generated from such production is applied to satisfy such purchase obligations.

Off balance sheet arrangements include letters of credit, and operating lease obligations as disclosed above. At June 30, 2021, the Company had C$26.2 million ($21.2 million) (March 31, 2021 - C$27.4 million ($21.8 million)) of outstanding letters of credit.

As discussed above, the Company maintains defined benefit pension plans and other post-employment benefit plans. At June 30, 2021, the Company’s net obligation in respect of its defined benefit pension plans was C$143.8 million (March 31, 2021 – C$170.1 million) and the Company’s obligation in respect of its other post-employment benefits plans was C$305.3 million (March 31, 2021 – C$297.8 million).

If we proceed with the proposed EAF transformation described elsewhere in this proxy statement/prospectus, we would anticipate an approximately thirty month construction period that would be completed by the end of 2024. We estimate that the conversion to EAF steelmaking would cost approximately $500 million, which would be funded by the Green Steel Funding expected to be provided by the Government of Canada, as well as by the Merger and the PIPE Investment. The Green Steel Funding is subject to, and contingent on, the negotiation of definitive documentation and/or the achievement of certain funding milestones. See “Summary of the Proxy Statement/Prospectus – Recent Developments.”

The Company’s obligations, commitments and future payments under contract are expected to be financed through cash flow from operations and funds from the Company’s Revolving Credit Facility. Any default in the Company’s ability to meet such commitments and future payments could have a material and adverse effect on the Company. See “Risk Factors – Risks Related to Algoma’s Business – Our business requires substantial capital investment, capital commitments and maintenance expenditures, which we may have difficulty in meeting and will cause us to incur operating costs” and “Predecessor operators of our business have sought creditor protection and completed corporate restructurings on a number of occasions.”

Related Party Transactions

The Successor entered into a promissory note with its shareholder, Algoma Steel Parent S.C.A. during the year ended March 31, 2020 in the amount of C$1.3 million ($0.9 million) to pay reasonable expenses, liabilities and other obligations. During the year ended March 31, 2021, the Successor further advanced C$1.1 million ($0.8 million) to its shareholder for the same purpose. For the three month period ended June 30, 2021, there were no advances to the Company’s shareholder. The promissory note receivable was initially measured at fair value and subsequently re-measured at amortized cost. At June 30, 2021, the balance of the parent company promissory note receivable was C$2.1 million ($1.7 million) (March 31, 2021 – C$2.2 million ($1.7 million). Except for the promissory note receivable, there are no other ongoing contractual or other commitments with the Company’s shareholder.

The Predecessor entered into two contracts in the normal course of business with commonly controlled affiliates of its shareholder, ESSAR Steel Limited for cargo handling and shared services. For the eight-month period ended November 30, 2018, these fees totaled C$40.4 million and C$16.0 million, respectively. As a result of the Purchase Transaction disclosed in Note 4 to the Algoma Audited Financial Statements, these contracts were subsequently cancelled and there are no ongoing contractual or other commitments with these parties.

Financial Instruments

The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, parent company promissory note receivable, derivative financial instruments, bank indebtedness, accounts payable and accrued liabilities, long-term debt and long-term governmental loans.

Financial assets and financial liabilities, including derivatives, are recognized when the Company becomes a party to the contractual provisions of the financial instrument or non-financial derivative contract. Financial instruments are disclosed in Note 34 to the Algoma Audited Financial Statements and Note 24 to the Algoma Condensed Interim Consolidated Financial Statements.

Critical Accounting Estimates

As disclosed in Note 4 of the Algoma Audited Financial Statements, the preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the years.

Significant items subject to such estimates and assumptions include the going concern assessment, allowance for doubtful accounts, carrying amount and useful life of property, plant and equipment and intangible assets, defined benefit retirement plans and income tax expense and scientific research and development investment tax credits. Actual results could differ from those estimates.

Going Concern Assessment

The Company continually monitors its ability to continue on a going concern basis. The Company assesses whether there are any indications that an impairment loss may have occurred. In doing so, the Company makes judgments, based on an internally generated short-term cash flow forecast, in concluding that there are no material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern. Judgments and estimates are made in forming assumptions of future activities, future cash flows and timing of those cash flows. Significant assumptions used in preparing the short-term cash flow forecast include, but are not limited to, short-term commodity prices, production volumes, reserves, operating costs, financing costs and development capital. Changes to these assumptions could affect the estimate of the Company’s available liquidity and conclusion as to whether there are material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern.

Allowance for doubtful accounts

Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any.

Useful lives of property, plant and equipment and intangible assets

The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different. The useful life of property, plant and equipment and intangible assets affects the amount of amortization and the net book value disclosed in the Company’s financial statements.

Impairment of property, plant and equipment and intangible assets

Any accounting estimate related to impairment of property, plant and equipment and intangible assets require the Company to make assumptions about future cash flows and discount rates. Further, determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the cash generated unit (“CGU”) to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, realization rates on future steel output, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate weighted average cost of capital. Assumptions about future cash flows require significant judgment because actual operating levels have fluctuated in the past and are expected to do so in the future.

Defined Benefit Retirement Plans

The determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.

Taxation

The Company computes an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the consolidated financial statements.

Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, (loss) income would be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that alter tax returns filed may require adjustment in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated financial information of Algoma and its consolidated subsidiaries after giving effect to the Merger. The following unaudited pro forma condensed combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

On May 24, 2021, Algoma entered into the Merger Agreement, by and among Algoma, Merger Sub and Legato. Pursuant to the Merger Agreement, Merger Sub will merge with and into Legato, with Legato surviving such merger as a wholly owned subsidiary of Algoma and the stockholders of Legato becoming shareholders of Algoma. The Merger is expected to be consummated later in 2021 after the required approval by the stockholders of Legato and the fulfillment of certain other conditions. Algoma has applied to list the Algoma Common Shares and Algoma Warrants on Nasdaq and intends to apply to list the Algoma Common Shares and Algoma Warrants on the TSX, in each case under the ticker symbols “ASTL” and “ASTLW” or “ASTL.WT”, respectively.

Pursuant to the Merger Agreement:

(i)

Algoma will effectuate the Stock Split, such that each outstanding Algoma Common Share will become such number of Algoma Common Shares, each valued at $10.00 per share, as determined by the Conversion Factor (as defined in the Merger Agreement), with such Algoma Common Shares to be subsequently distributed in the Parent Distribution; and

(ii)

immediately prior to the Effective Time, each outstanding LTIP Award that has vested and that is held by a holder who has executed an exchange agreement and joinder to the Lock-up Agreement will be exchanged for Replacement LTIP Awards, such that after giving effect to the Stock Split and the LTIP Exchange, it is expected that immediately prior to the Merger there will be approximately 75.0 million Algoma Common Shares outstanding on a fully-diluted basis.

As a result of the Merger:

(i)	each outstanding Legato Unit will be separated into the one share of Legato Common Stock and one Legato Warrant;

(ii)	at the Effective Time each outstanding share of Legato Common Stock will be converted into and exchanged for the right to receive one newly issued Algoma Common Share; and

(iii)

each outstanding Legato Warrant will be converted into an equal number of Algoma Warrants, with each warrant exercisable for one Algoma Common Share for $11.50 per share, subject to adjustment, with the exercise period beginning 30 days following Closing.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2021 assumes that the Merger occurred on June 30, 2021.

The unaudited pro forma condensed combined consolidated statements of net loss for the twelve months ended March 31, 2021 and the unaudited pro forma condensed combined consolidated statements of net loss for the three months ended June 30, 2021 give pro forma effect to the Merger as if it had occurred on April 1, 2020.

The unaudited pro forma condensed combined consolidated financial information does not purport to represent, and is not necessarily indicative of, what the actual financial condition or results of operations of the combined company would have had the Merger taken place as at the dates indicated, nor is it indicative of the financial condition or results of operations of the combined company as of any future date.

The unaudited pro forma condensed combined consolidated financial information has been prepared using and should be read in conjunction with:

•

Algoma’s audited consolidated financial statements as of and for the year ended, March 31, 2021 and unaudited condensed interim financial statements and related notes as of and for the three months ended, June 30, 2021, included elsewhere in this proxy statement/prospectus; and

•

Legato’s audited financial statements as of and for the period ended December 31, 2020 and unaudited interim condensed financial statements and related notes as of, and for the six months ended, June 30, 2021, included elsewhere in this proxy statement/prospectus.

The historical financial information of Legato has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the condensed combined consolidated unaudited pro forma financial information. No adjustments were required to convert the Legato financial statements from U.S. GAAP to IFRS for purposes of the condensed combined consolidated unaudited pro forma financial information, except to reclassify Legato Common Stock subject to redemption as non-current liabilities under IFRS (the Legato Common Stock was presented as mezzanine equity under U.S. GAAP). The adjustments presented in the unaudited pro forma condensed combined consolidated financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Merger.

The pro forma adjustments reflect the adjustments to the historical information of the Company and Legato necessary to depict the accounting for the Merger under IFRS. Algoma’s management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The Merger was accounted for as an acquisition of assets (in exchange for shares) as the underlying transactions did not result in a business combination in accordance with IFRS 3, Business Combinations (“IFRS 3”) as Legato does not constitute a business as defined under IFRS 3. Consequently, the Merger was accounted for under IFRS 2, Share-Based Payment. In the accompanying pro forma information, the net assets of Legato were recognized at its fair value, which was approximated by its carrying value, and no goodwill or other intangible assets were recorded. All direct costs of the Merger will be expensed.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

Existing Algoma Investors will have the largest ownership interest and voting interest in the combined entity under the No Redemption Scenario and the Maximum Redemption Scenario with approximately 73.6% and 87.1% ownership voting interest, respectively, assuming that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued.

•

The combined company’s board of directors will initially consist of up to ten directors, up to six of whom will initially be appointed by Algoma, three of whom will be initially appointed by Legato, and one of whom will be appointed as mutually agreed upon by Algoma and Legato.

•

Legato and Algoma anticipate that the current executive officers and directors of Algoma Steel Inc., as of June 30, 2021, will become the executive officers and directors of Algoma following the Merger.

•	Algoma is the larger entity, in terms of both revenues and total assets.

Description of the Transaction

Pursuant to the Merger Agreement, assuming no redemptions, the aggregate share consideration issued by the Company in the Merger is C$376.9 million ($304.0 million), consisting of 30.3 million newly issued Algoma Common Shares valued at $10.00 per share and 24,179,000 Algoma Warrants valued at C$1.2 million ($0.9 million). Assuming the Maximum Redemption Scenario, the aggregate share consideration issued by the Company in the Merger is C$84.6 million ($68.3 million), consisting of 6.7 million newly issued Algoma Common Shares assuming the value is $10.00 per share and 24,179,000 Algoma Warrants valued at C$1.5 million ($1.2 million). The Merger is accounted for under IFRS 2, Share-Based Payment. Consequently, the difference between the fair value of the Algoma Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger is accounted for as a listing expense. In this case, the listing expenses are significant due to the fact that the fair value of the Algoma Common Shares being issued to the Founders is substantially greater than the amount the Founders paid to acquire their shares.

The following represents the consideration at Closing:

(in thousands of C$)	Assuming No Redemptions		Assuming Maximum Redemptions
Algoma Common Share issuance to Legato Public Stockholders	C$	292,283	C$	NIL
Algoma Common Share issuance to Founders & EBC		83,464		83,464
Algoma Warrants		1,178		1,178

Share consideration – at Closing	C$	376,924	C$	84,642

Listing Expense(1)	C$	84,524	C$	78,043

(1)

The Merger is accounted for under IFRS 2, Share-Based Payment. Consequently, the difference between the fair value of the Algoma Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger is accounted for as a listing expense.

The following summarizes the pro forma Algoma Common Shares outstanding taking into consideration the No Redemption Scenario and the Maximum Redemption Scenario, prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights:

	Assuming No Redemptions	Assuming Maximum Redemptions
Legato Public Stockholders	23,575,000	NIL
Founders & EBC	6,732,036	6,732,036
PIPE Investors(1)	10,000,000	10,000,000
Existing Algoma Investors	75,000,000	75,000,000

Pro Forma Shares Outstanding(2)	115,307,036	91,732,036

(1)	Concurrent with the Merger, the Company is expected to issue 10.0 million shares at $10.00 per share to PIPE Investors for total cash consideration of $100.0 million.
(2)	Pro Forma Shares Outstanding does not give effects to warrants.

The unaudited pro forma condensed combined consolidated financial information has been prepared assuming two alternative levels of redemptions of public shares:

•	Assuming No Redemptions: This scenario assumes that no shares are redeemed by Legato’s stockholders; and

•

Assuming Maximum Redemptions: This scenario assumes that the PIPE Investment closes and that Legato will satisfy the requirement to have at least $5,000,001 in net tangible assets either immediately prior to or upon consummation of the Merger even if all Legato Public Stockholders holding approximately 23,575,000 Public Shares exercise their redemption rights for the $235,793,946 of funds in the Trust Account as of June 30, 2021. Algoma’s obligations under the Merger Agreement are subject to the condition that the funds contained in the Trust Account (after giving effect to redemptions and payment of certain Legato transaction costs), together with the aggregate amount of proceeds from the PIPE Investment and the cash on Legato’s balance sheet, equal or exceed $200 million, which condition may be waived exclusively by Algoma. Although the pro forma amount of cash under the Maximum Redemption Scenario is less than the Minimum Cash Condition, Algoma has not elected to waive the Minimum Cash Requirement. Unless Algoma elects to waive this requirement, the Maximum Redemption Scenario cannot occur. In addition, each of Algoma’s and Legato’s obligations under the Merger Agreement are subject to Legato having net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the Merger.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet – As of June 30, 2021

			No Redemption Scenario			Maximum Redemption Scenario
	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
(in millions of C$)
ASSETS
Current
Cash	21.9	0.3	292.3	1(b)	410.1	6.2	2(b)	124.0
			124.0	1(d)		124.0	2(d)
			(28.4)	1(e)		(28.4)	2(e)
Restricted Cash	3.9	—			3.9			3.9
Taxes receivable	—	—			—			—
Accounts receivable, net	333.2	—			333.2			333.2
Inventories, net	469.5	—			469.5			469.5
Prepaid expenses and deposits	72.2	0.1			72.3			72.3
Margin payments	95.8	—			95.8			95.8
Other assets	3.1	—			3.1			3.1

Total current assets	999.6	0.4	387.9		1,387.9	101.8		1,101.8

Non-current
Property, plant and equipment, net	687.4	—			687.4			687.4
Cash and marketable securities held in Trust Account	—	292.3	(292.3)	1(b)	—	(6.2)	2(b)	—
						(286.1)	2(h)
Intangible assets, net	1.4	—			1.4			1.4
Parent company promissory note receivable	2.1	—			2.1			2.1
Other assets	6.7	—			6.7			6.7

Total non-current assets	697.6	292.3	(292.3)		697.6	(292.3)		697.6

Total assets	1,697.2	292.7	95.6		2,085.5	(190.5)		1,799.4

			No Redemption Scenario			Maximum Redemption Scenario
	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
(in millions of C$)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Bank indebtedness	—	—			—			—
Accounts payable and accrued liabilities	194.1	—			194.1			194.1
Taxes payable and accrued taxes	19.9	—			19.9			19.9
Current portion of long-term debt	14.0	—			14.0			14.0
Current portion of governmental loans	2.5	—			2.5			2.5
Current portion of environmental liabilities	4.2	—			4.2			4.2
Other financial liabilities	—	—	433.2	1(f)	424.3	433.2	2(f)	424.3
			(8.9)	1(g)		(8.9)	2(g)
Derivative financial instruments	97.7	—			97.7			97.7

Total current liabilities	332.4	—	424.3		756.7	424.3		756.7

Non-current liabilities
Long-term debt	429.2	—			429.2			429.2
Warrant liability	—	1.5			1.5			1.5
Long-term governmental loans	85.9	—			85.9			85.9
Accrued pension liability	143.8	—			143.8			143.8
Accrued other post-employment benefit obligation	305.3	—			305.3			305.3
Other long-term liabilities	2.5	—			2.5			2.5
Environmental liabilities	35.8	—			35.8			35.8
Common stock subject to possible redemption	—	285.0	(285.0)	1(c)	—	(285.0)	2(h)	—

Total non-current liabilities	1,002.5	286.5	(285.0)		1,004.0	(285.0)		1,004.0

Total liabilities	1,334.9	286.5	139.9		1,760.7	139.3		1,760.7

Common stock subject to possible redemption	—				—			—

			No Redemption Scenario			Maximum Redemption Scenario
	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
(in millions of C$)
Shareholders’ equity
Common stock subject to possible redemption	—	—			—			—
Historical – Algoma Common Shares: no par value – unlimited shares authorized and 100,000,002 shares issued and outstanding as of June 30, 2021	409.5	—	375.7	1(c)		83.5	2(c)
			124.0	1(d)		124.0	2(d)
Pro Forma – Algoma Common Shares: no par value – unlimited shares authorized(1)		—	(1.9)	1(e)	907.3	(1.9)	2(e)	615.1
Historical – Shares of Legato Common Stock: $0.0001 par value – 60,000,000 shares authorized and 7,195,458 shares issued and outstanding (excluding 23,111,578 shares subject to possible redemption) as of June 30, 2021	—	—
Accumulated other comprehensive income	(6.9)	—			(6.9)			(6.9)
Contributed surplus	5.3	7.4	(7.4)	1(c)	31.7	(7.4)	2(c)	31.7
			26.4	1(g)		26.4	2(g)
Retained Earnings (Accumulated deficit)		(1.2)	1.2	1(c)	—	1.2	2(c)	—
						—	2(h)
Deficit	(45.6)	—	(84.5)	1(c)	(607.4)	(78.0)	2(c)	(601.2)
			(26.5)	1(e)		(26.5)	2(e)
			(433.2)	1(f)		(433.2)	2(f)
			(17.5)	1(g)		(17.5)	2(g)
						(0.3)	2(h)

Total shareholders’ equity	362.3	6.2	(44.7)		324.8	(329.8)		38.7

Total liabilities and shareholders’ equity	1,697.2	292.7	95.6		2,085.5	(190.5)		1,799.4

(1)	The pro forma Algoma Common Shares outstanding are 115,307,036 in the No Redemption Scenario and 91,732,036 in the Maximum Redemption Scenario as of June 30, 2021.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Net Loss– For the Twelve Months Ended March 31, 2021

			No Redemption Scenario			Maximum Redemption Scenario
	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement
(in millions of C$)
Revenue	1,794.9				1,794.9			1,794.9
Operating expenses
Cost of sales	1,637.7				1,637.7			1,637.7
Administrative and selling expenses	72.4	0.3	25.8	1(d)	98.5	25.8	1(d)	98.5

Profit (loss) from operations	84.8	(0.3)	(25.8)		58.7	(25.8)		58.7

Other (income) and expenses
Finance income	(1.1)				(1.1)			(1.1)
Investment income on Trust Account	——	(0.0)			(0.0)			(0.0)
Change in fair value of warrants	—	(0.6)			(0.6)			(0.6)
Finance costs	68.5	0.0			68.5			68.5
Interest on pension and other post-employment benefit obligations	17.0				17.0			17.0
Foreign exchange loss (gain)	76.5				76.5			76.5
Transaction costs	—		31.3	1(a)	119.9	31.3	1(a)	113.6
			88.6	1(b)		82.3	1(c)

(Loss) income before income taxes	(76.1)	0.3	(145.7)		(221.5)	(139.4)		(215.3)

Income tax recovery	—	—	—		—	—		—

Net (loss) income	(76.1)	0.3	(145.7)		(221.5)	(139.4)		(215.3)

Weighted average shares outstanding of common stock – basic	100,000,002	5,024,345			115,307,036			91,732,036
Weighted average shares outstanding of common stock – diluted	100,000,002	5,024,345			115,307,036			91,732,036
Basic net loss per share	$(0.76)	$(0.06)			$(1.92)			$(2.35)
Diluted net loss per share	$(0.76)	$(0.06)			$(1.92)			$(2.35)

Unaudited Pro Forma Condensed Combined Consolidated Statement of Net Income (Loss) – For the Three Months Ended June 30, 2021

			No Redemption Scenario			Maximum Redemption Scenario
	Algoma Steel Group Inc.	Legato Merger Corp.	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement
(in millions of C$)
Revenue	789.1				789.1			789.1
Operating expenses
Cost of sales	510.2				510.2			510.2
Administrative and selling expenses	26.7	0.4	(8.5)	2(b)	18.6	(8.5)	2(b)	18.6

Profit (loss) from operations	252.2	(0.4)	8.5		260.3	8.5		260.3

Other (income) and expenses
Finance income	—				—			—
Investment income on Trust Account	—				—			—
Change in fair value of warrants	—				—			—
Finance costs	15.1	1.1			16.2			16.2
Interest on pension and other post-employment benefit obligations	2.9				2.9			2.9
Foreign exchange loss (gain)	10.0				10.0			10.0
Transaction costs	2.9		(2.9)	2(a)	—	(2.9)	2(a)	—

(Loss) income before income taxes	221.3	(1.4)	11.4		231.3	11.4		231.3

Income tax recovery	17.7	—	—		17.7	—		17.7

Net (loss) income	203.6	(1.4)	11.4		213.6	11.4		213.6

Weighted average shares outstanding of common stock – basic	100,000,002	6,732,036			115,307,036			91,732,036
Weighted average shares outstanding of common stock – diluted	100,000,002	6,732,036			115,307,036			91,732,036
Basic net income (loss) per share	$2.04	$(0.21)			$1.85			$2.33
Diluted net income (loss) per share	$2.04	$(0.21)			$1.85			$2.33

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2021 assumes that the Merger occurred on June 30, 2021. The unaudited pro forma condensed combined consolidated statement of net loss have been prepared as if the Merger occurred on April 1, 2020.

The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that Algoma believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Algoma believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the consummation of the Merger based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined consolidated financial information.

The unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the financial statements and notes thereto of each of Legato and Algoma included elsewhere in this proxy statement/prospectus.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger.

The historical financial information of Legato has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert the Legato financial statements from U.S. GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify Legato Common Stock subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Merger. Additionally, the historical financial information of Legato was presented in US dollars. The balance sheet as at June 30, 2021 was translated at a spot exchange rate of C$1.239 = $1.00. The condensed statements of operations for the twelve months ended March 31, 2021 were translated at the average exchange rate of C$1.306 = $1.00, and the condensed statements of operations for the three months ended June 30, 2021 were translated at the average exchange rate of C$1.2282 = $1.00.

Legato Merger Corp. Statement of Net Income for the period from June 26, 2020 through March 31, 2021

	For the period from June 26, 2020 through December 31, 2020 (US$)	Three months ended March 31, 2021 (US$)	Foreign Exchange Rate	in C$
		(in millions)
General and administrative costs	0.0	0.2	1.31	0.3
Financing cost – derivative warrant liabilities	—	0.0	1.31	0.0

Loss from operations	(0.0)	(0.2)		(0.3)

Other (income):
Change in fair value of warrants		(0.4)	1.31	(0.6)
Investment income on Trust Account		(0.0)	1.31	(0.0)

Income before income tax provision	(0.0)	0.2		0.3

Provision for income taxes	—	—	1.31	—

Net income	(0.0)	0.2		0.3

Legato Merger Corp. Statement of Net Income for the period from April 1, 2021 through June 30, 2021

	For the period from April 1, 2021 through June 30, 2021 (US$)	Foreign Exchange Rate	in C$
	(in millions)
General and administrative costs	0.3	1.23	0.4
Financing cost – derivative warrant liabilities	0.9	1.23	1.1

Loss from operations	(1.2)		(1.4)

Other (income):
Change in fair value of warrants		1.23	—
Investment income on Trust Account		1.23	—

Income before income tax provision	(1.2)		(1.4)

Provision for income taxes	—	1.23	—

Net loss	(1.2)		(1.4)

Legato Merger Corp Balance Sheet as at June 30, 2021

	US$	Foreign Exchange Rate	C$	Adjustments for US GAAP to IFRS Conversion		Legato Merger Corp Balance Sheet (in C$ under IFRS)
	(in millions)
ASSETS
Current
Cash	0.2	1.24	0.3			0.3
Prepaid expenses and deposits	0.1	1.24	0.1			0.1

Total current assets	0.7		0.4			0.4

Non-current
Cash and marketable securities held in Trust Account	235.8	1.24	296.3			292.3
Total non-current assets	235.8		296.3			292.3

Total assets	236.1		292.7			292.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Taxes payable and accrued taxes	—	1.24	0.0			0.0

Total current liabilities	—		0.0			0.0

Non-current liabilities
Warrant liability	1.2	1.24	1.5			0.0
Common stock subject to possible redemption	—		0.0	285.0	1(a), 2(a)	285.0

Total non-current liabilities	1.2		1.5			286.5

Total liabilities	1.2		1.5			286.5

Common stock subject to possible redemption	229.9	1.24	285.0	(285.0)	1(a), 2(a)	—
Stockholders’ equity
Additional paid-in capital	6.0	1.24	7.4			7.4
Retained Earnings (Accumulated deficit)	(1.0)	1.24	-1.2			-1.2
Total stockholders’ equity	5.0		6.2			6.2

Total liabilities and stockholders’ equity	236.1		292.7			292.7

Algoma and Legato did not have any intercompany transactions, accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined consolidated statement of net loss are based upon the number of Algoma Common Shares outstanding, assuming the Merger occurred on April 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet as of June 30, 2021

The adjustments included in the unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2021 are as follows:

(1)	Assuming no additional redemption:

a.

Legato’s Common Stock subject to possible redemption balance of C$285.0 million ($229.9 million) was classified as a temporary equity under U.S. GAAP and should be classified as a liability under IFRS because the right to redeem was at the option of the holder.

b.	To reclassify cash and marketable securities held in the Trust Account of C$292.3 million ($235.8 million) that becomes available in connection with the Merger.

c.

To record the fair value of the Algoma Common Shares issued to Legato stockholders in connection with the Merger in the amount of C$375.7 million ($303.0 million). Legato Common Stock subject to possible redemption will become part of the permanent share capital of the combined entity, resulting in an adjustment of C$285.0 million ($229.9 million) to Legato Common Stock subject to possible redemption. The difference between the fair value of the Algoma Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger is a listing expense in the amount of C$84.5 million ($68.2 million).

d.	To record the C$124.0 million ($100.0 million) investment pursuant to the PIPE Subscription Agreement.

e.

To reflect payment of the estimated C$28.4 million ($22.9 million) of non-recurring Merger-related expenses. Of those expenses, C$1.9 million ($1.5 million) was related to the issuance of Algoma Common Shares and was reflected as a reduction of share capital.

f.

To record the derivative liability related to the Earnout Rights granted to the existing shareholders of Algoma in the amount of C$433.2 million ($349.4 million) pursuant to First Earnout Event, Second Earnout Event, Third Earnout Event and Fourth Earnout Event. Algoma currently expects that the full amount of the earnout will be awarded, however, has not reflected any revaluations of the liability that may occur prior to its settlement in the pro forma condensed combined consolidated financial information as such amounts cannot be estimated.

The fair value of the financial liability has been estimated using the fair value of the shares expected to be issued, discounted at the weighted-average cost of capital of Algoma as at June 30, 2021. A C$1.24 ($1.00) increase or decrease in the share value will increase or decrease the liability by approximately C$43.3 million ($34.9 million).

g.

To recognize the impact on the fair value measurement of the rights issued to eligible management shareholders in exchange for vested awards granted under the Long-Term Incentive Plan adopted by Algoma Steel Holdings Inc. effective as of May 13, 2020, and the cancellation of unvested awards as a result of the Merger, in the amount of C$17.5 million ($14.1 million).

(2)	Assuming maximum redemption:

a.

Legato Common Stock subject to possible redemption balance of C$285.0 million ($229.9 million) was classified as a temporary equity under U.S. GAAP and should be classified as a liability under IFRS because the right to redeem was at the option of the holder.

b.	To reclassify cash and marketable securities held in the Trust Account of C$6.2 million ($5.0 million) that becomes available in connection with the Merger.

c.

To record the fair value of the Algoma Common Shares issued to Legato stockholders in connection with the Merger in the amount of C$83.5 million ($67.3 million). The difference between the fair value of the Algoma Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger is a listing expense in the amount C$78.0 million ($62.9 million).

d.	To record the C$124.0 million ($100.0 million) investment pursuant to the PIPE Subscription Agreement.

e.

To reflect payment of the estimated C$28.4 million ($22.9 million) of non-recurring Merger-related expenses. Of those expenses, C$1.9 million ($1.5 million) was related to the issuance of Algoma Common Shares and was reflected as a reduction of share capital.

f.

To record the financial liability related to the Earnout Rights granted to the existing shareholders of Algoma in the amount of C$433.2 million ($349.4 million) pursuant to First Earnout Event, Second Earnout Event, Third Earnout Event and Fourth Earnout Event. Algoma currently expects that the full amount of the earnout will be awarded, however, has not reflected any revaluations of the liability that may occur prior to its settlement in the pro forma condensed combined consolidated financial information as such amounts cannot be estimated.

The fair value of the financial liability has been estimated using the fair value of the shares expected to be issued, discounted at the weighted-average cost of capital of Algoma as at June 30, 2021. A C$1.24 ($1.00) increase or decrease in the share value will increase or decrease the liability by approximately C$43.3 million ($34.9 million).

g.

To recognize the impact on the fair value measurement of the rights issued to eligible management shareholders in exchange for vested awards granted under the LTIP adopted by Algoma Steel Holdings Inc. effective as of May 13, 2021, and the cancellation of unvested awards as a result of the Merger, in the amount of C$17.5 million ($14.1 million).

h.	To record the cash used in the redemption of shares of Legato stockholders under the Maximum Redemption Scenario of C$285.0 million ($229.9 million).

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statement of Net Loss for the twelve months ended March 31, 2021

The unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021 and the unaudited pro forma condensed combined consolidated statement of net loss for the three months ended June 30, 2021 give effect to the Merger as if it had been completed on April 1, 2020.

(1)

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021 under the No Redemption Scenario and the Maximum Redemption Scenario are as follows:

a.

To reflect payment of the estimated C$31.3 million ($26.1 million) of non-recurring Merger-related expenses. Of those expenses C$1.9 million ($1.5 million) was related to the issuance of Algoma Common Shares and was reflected as a reduction of share capital.

b.

Under the No Redemption Scenario: To record the listing expense resulting from the difference between the fair value of the Algoma Common Shares issued to Legato stockholders and the fair value of the net assets of Legato acquired in connection with the Merger in the amount of C$88.6 million ($67.0 million).

c.

Under the Maximum Redemption Scenario: To record the listing expense resulting from the difference between the fair value of the Algoma Common Shares issued to stockholders of Legato and the fair value of the net assets of Legato acquired in connection with the Merger in the amount of C$82.3 million ($62.3 million).

d.

To recognize the impact on the fair value measurement of the rights issued to eligible management shareholders in exchange for vested awards granted under the LTIP adopted by Algoma Steel Holdings Inc. effective as of May 13, 2021, and the cancellation of unvested awards as a result of the Merger, in the amount of C$25.8 million ($19.5 million).

(2)

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated statement of net loss for the three months ended June 30, 2021 under the No Redemption Scenario and the Maximum Redemption Scenario are as follows:

a.

To reverse non-recurring Merger-related expenses accrued in the current period of C$2.9 million ($2.2 million) that have already been reflected in pro forma adjustments in the unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021.

b.

To reverse the share-based payment expense of C$8.5 million ($6.4 million) recognized in the current period for the LTIP adopted by Algoma Steel Holdings Inc. effective as of May 13, 2021. The adjustment for the fair value measurement of the rights issued to eligible management shareholders in exchange for vested awards, and the cancellation of unvested awards as a result of the Merger was reflected as a pro forma adjustment in the unaudited pro forma condensed combined consolidated statement of net loss for the twelve months ended March 31, 2021.

3.	Income (Loss) per Share

Represents the net earnings per share calculated using the weighted average of Algoma Common Shares and the issuance of additional Algoma Common Shares in connection with the Merger, assuming the Algoma Common Shares were outstanding since April 1, 2020. As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average Algoma Common Shares outstanding for basic and diluted net loss per ordinary share assumes that the Algoma Common Shares issuable in connection with the Merger have been outstanding for the entire period presented. If the maximum number of shares of Legato Common Stock are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined consolidated financial information has been prepared assuming the No Redemption Scenario and Maximum Redemption Scenario, in each case prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights, for the three months ended June 30, 2021 and the twelve months ended March 31, 2021:

	Legato	Algoma	Algoma Post-Stock Split	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the three month period ended June 30, 2021
Book Value per Share:
Total shareholders’ equity (deficit)	$6,200,000	$362,300,000	$363,300,000	$324,778,877	$38,724,509
Number of Outstanding Shares	7,319,888	100,000,002	75,000,000	115,307,036	91,732,036

Book Value per Share	$0.85	$3.62	$4.83	$2.82	$0.42

Weighted average shares outstanding, basic and diluted (anti-dilutive for loss position):
Net loss per share – basic and diluted (anti-dilutive for loss position)
Net income (loss)	$1,444,363	$203,600,000	$203,600,000	$213,555,637	$213,555,637
Total outstanding shares	6,732,036	100,000,002	75,000,000	115,307,036	91,732,036

Weighted average shares outstanding and net loss per share	$(0.21)	$2.04	$2.71	$1.85	$2.33

	Legato	Algoma	Algoma Post-Stock Split	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the year ended March 31, 2021
Book Value per Share:
Total shareholders’ equity (deficit)	$6,300,000	$173,800,000	$173,800,000	$140,800,000	$(149,100,000)
Number of Outstanding Shares	7,195,458	100,000,002	75,000,000	115,307,036	91,732,036

Book Value per Share	$0.88	$1.74	$2.32	$1.22	$(1.63)

Weighted average shares outstanding, basic and diluted (anti-dilutive for loss position):
Net loss per share – basic and diluted (anti-dilutive for loss position)
Net income (loss)	$300,000	$(76,100,000)	$(76,100,000)	$(221,500,000)	$(215,300,000)
Total outstanding shares	5,024,345	100,000,002	75,000,000	115,307,036	91,732,036

Weighted average shares outstanding and net loss per share	$0.06	$(0.76)	$(1.01)	$(1.92)	$(2.35)

As a result of pro forma net loss, the earnings per share amounts exclude the dilutive impact from the 37.5 million Earnout Rights granted to existing Algoma shareholders as part of the Merger Agreement, and 24,179,000 Algoma Common Shares issuable to existing Legato stockholders upon conversion of warrants. For the three month period ended June 30, 2021, when there is pro forma net income, the earnings per share amounts also exclude the dilutive impact of the Earnout Rights because such rights are issuable pursuant to a contingent event that has not yet occurred, as well as the Algoma Common Shares issuable to existing Legato stockholders upon conversion of warrants as they are anti-dilutive.

MANAGEMENT OF ALGOMA FOLLOWING THE MERGER

References in this section to “we,” “our,” “us” or “the Company” refer to Algoma.

Management and Board of Directors

Legato and Algoma anticipate that the current executive officers and directors of Algoma Steel Inc., as of March 31, 2021, will become the executive officers and directors of Algoma following the Merger. Michael McQuade, the sole director of Algoma, as of March 31, 2021, will remain as a director and serve as Chief Executive Officer of Algoma. Algoma has agreed to use reasonable best efforts to increase the size of Algoma’s board of directors to up to ten members, of which three will be appointed by Legato, up to six will be appointed by Algoma, and Legato and Algoma will use reasonable efforts to mutually appoint the final director. The following persons are expected to serve as Algoma’s executive officers and directors following the Merger. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Michael McQuade	64	Chief Executive Officer and Director
Rajat Marwah	47	Chief Financial Officer
John Naccarato	54	Vice President Strategy and General Counsel
Robert Dionisi	65	Chief Commercial Officer
Shawn Galey	65	Vice President, Production
Mark Nogalo	57	Vice President, Maintenance and Operating Services
Robert Wesley	65	Vice President Human Resources
Andy Harshaw	66	Director
Andrew E. Schultz	66	Director
David D. Sgro	45	Director Nominee
Eric S. Rosenfeld	64	Director Nominee
Brian Pratt	69	Director Nominee

Executive Officers

Michael McQuade, Chief Executive Officer and Director, was appointed Chief Executive Officer of Algoma Steel Inc. in March 2019. Prior to joining Algoma, Mr. McQuade acquired more than 35 years of progressive experience at Stelco Inc. (“Stelco”) – a Canadian steel producer. During his first 25 years at Stelco, he moved through a variety of roles in finance, accounting, operations and sales. In 2007, he was promoted to Vice President, Finance at Stelco and played a critical role in that year’s sale to U.S. Steel. He carried on after the sale as the General Manager, Finance for U.S. Steel Canada, and in 2010 was appointed Chief Financial Officer for U.S. Steel Canada. In his final executive role, as President of Stelco/ U.S. Steel Canada, he led a successful financial restructuring and sale while under CCAA protection, which separated Stelco from U.S. Steel. He retired from Stelco in March 2018. Mr. McQuade holds a bachelor of mathematics degree from the University of Waterloo as well as the CPA, CMA and Chartered Director designations.

Rajat Marwah, Chief Financial Officer, joined Algoma Steel Inc. in 2008 as General Manager of Finance and Cost with accountability for the credit, cost, budget, pricing, planning and financial accounting divisions within his portfolio. He was appointed Vice President Finance in 2012 and became CFO in 2014. Rajat began his career with KPMG and subsequently entered the steel industry with ArcelorMittal as Head of Internal Audit in Romania moving on to become Financial Controller with Arcelor Mittal, Czech Republic. He is a Chartered Accountant with international experience in Romania, Czech Republic and India and holds a Bachelor of Commerce from the Sir Ram College of Commerce in Delhi, India. In his current role Rajat is charged with overall accountability for all finance functions with involvement in sales and procurement.

John Naccarato, Vice President Strategy and General Counsel, has responsibility for developing and enabling the execution of the strategic direction and go-to-market strategies for Algoma Steel Inc. Prior to rejoining Algoma Steel Inc., Mr. Naccarato had acquired 30 years of experience in the steel and engineering sectors at progressive levels of responsibility for market/product development, facilities development, mergers/acquisitions and strategic growth initiatives. He has developed entrepreneurial businesses, and has held previous commercial and legal positions with Dofasco Inc., Algoma Steel Inc. (Director of Market and Product Development), and EVP & General Counsel for Bracknell Corporation. Mr. Naccarato holds a materials engineering degree from the University of Western Ontario, and a law degree from University of Windsor.

Robert Dionisi, Chief Commercial Officer, joined Algoma Steel Inc. in 1979 after graduating from Laurentian University with a Bachelor of Commerce Degree. Prior to moving into his current role as Chief Commercial Officer, he progressed through a number of positions in the company including General Manager for Plate and Shape Product Sales and General Manager of Service Centre and Fabrication Sales and Marketing. He was promoted to Vice President of Essar Steel Sales for the Americas in 2008 and is presently accountable for the company sales and marketing activities and the administration of the Algoma Steel Inc.’s commercial offices located in Canada and the United States. In addition to the commercial activities for Algoma Steel Inc., Robert is accountable for certain activities related to trade as well as outbound logistics and slab purchases. He has worked with and served on several industry institutes over the years including the Metals Service Centre Institute (MSCI), the Canadian Institute of Steel Construction (CISC) and the Supplier Council for the North American Steel Alliance (NASA).

Shawn Galey, Vice President, Production, has held multiple positions at Algoma Steel Inc. over the past 41 years at progressive levels of responsibility spanning superintendent and general manager of cokemaking, ironmaking, direct strip complex and corporate transformation projects. Mr. Galey holds a chemical engineering degree from the Michigan Technological University in Houghton, Michigan.

Mark Nogalo, Vice President, Maintenance & Operating Services, has held a variety of positions at Algoma Steel Inc. over the past 27 years spanning Operations, Engineering, Maintenance and Energy Management. Mr. Nogalo holds a Bachelor of Applied Science Degree in Mechanical Engineering from Queen’s University and a Masters of Business Administration from Lake Superior State University. Mr. Nogalo is a Licensed Professional Engineer in the Province of Ontario and he currently serves as Chair of the Algoma University Board.

Robert Wesley, Vice President Human Resources, comes to Algoma Steel Inc. with over 35 years of Human Resources experience. Most recently Robert was employed by the City of Toronto as a Consultant. Prior to this he had been employed as a Vice President of Human Resources for WoodGreen, served as the Director of Labour Relations for Brewers Distributing Limited (The Beer Store), the Director of Human Resources for Bombardier Aerospace, and as Chief Labour Negotiator for Russell Metals Inc., Mr. Wesley has also served as the Director of Human Resources for Tectrol Inc. and as a Director of Human Resources at Via Rail Canada Ltd, where he began his HR career. Mr. Wesley has an Honours BA in Economics from the University of Toronto.

Directors

Andy Harshaw, Director, earned a Metallurgical Engineering degree at McMaster University in 1987, and subsequently joined Dofasco as an entry-level Research Engineer. Over the ensuing years, he grew to ever more senior roles within the Dofasco organization. In 2004, he was named Works Manager and in 2005 was promoted to Vice President, Manufacturing. He stayed with Dofasco through its sale to Arcelor and ultimate transition to ArcelorMittal. In 2008, he took on responsibilities at ArcelorMittal in Burns Harbor, Indiana as the Vice President, Operations. In this role, he managed all operations including technology, safety and quality for all flat rolled and plate operations. He was ArcelorMittal’s Chief Executive Officer when he retired from full-time executive work in December 2016.

Andrew E. Schultz, Director, has had a varied career, applying an operational, legal and financial background to a wide range of businesses. He joined Holding Capital Group in 1999, a private equity firm focusing on under-performing middle market companies. His experience includes senior management positions at several companies and as general counsel to Greenwich Hospital and its board in Greenwich, CT, where, in addition to legal responsibilities (including leading the merger with Yale-New Haven Health System), was project executive for a $100 million expansion and new construction program. He has also practiced corporate, health care and administrative law. For the past 10 years, Mr. Schultz has served as an independent director for a variety of restructured companies (including publicly listed) across a wide range of industries, including Niagara LaSalle Steel. Additionally, he has been an advisor and consultant to numerous boards and companies, specializing in distressed or underperforming assets with a focus on value maximizing and out-of-court solutions. Mr. Schultz completed his undergraduate and graduate work in economics and in geography at Clark University, in Worcester, MA, and received his law degree from Fordham University in New York, NY.

For information regarding our director nominees, David D. Sgro, Eric S. Rosenfeld and Brian Pratt, please see “Legato’s Business – Directors and Executive Officers” above.

Family Relationships

There are no family relationships between any of our executive officers and our directors.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

None of the directors or executive officers of Algoma, is, as at the date of this proxy statement/prospectus, or has been within the 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company that (a) was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.

Other than as set out below, none of the directors or executive officers of Algoma, and to the best of Algoma’s knowledge, no shareholder holding a sufficient number of securities to affect materially the control of Algoma, (a) is, as at the date of this proxy statement/prospectus, or has been within the 10 years before the date hereof, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has, within the 10 years before the date of this proxy statement/prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Each of Rajat Marwah, Mark Nogalo and Robert Dionisi served as an officer of Old Steelco during the period before and after Old Steelco filed for creditor protection in connection with a comprehensive restructuring under the CCAA in Canada and under Chapter 15 of Title 11 of the United States Bankruptcy Code in the United States on November 9, 2015. The sale and investment solicitation process was launched on February 11, 2016. On November 30, 2018, Old Steelco concluded the restructuring by way of the acquisition of substantially all of its operating assets and liabilities by Algoma Steel Inc. pursuant to a restructuring support agreement.

Michael McQuade served as an officer of Stelco, formerly U.S. Steel Canada Inc., during the period before and after Stelco filed for creditor protection under the CCAA in Canada on September 16, 2014. The sale and investment solicitation process for Stelco to market its business and assets for sale or recapitalization was approved on January 12, 2016. On June 30, 2017, Stelco emerged from CCAA proceedings through the implementation of a CCAA plan, pursuant to which Bedrock Industries L.P. indirectly acquired substantially all of Stelco’s operating assets and business on a going concern basis through acquisition of all of the outstanding shares of Stelco.

None of the directors or executive officers of Algoma, and to the best of Algoma’s knowledge, no shareholder holding a sufficient number of securities to affect materially the control of Algoma, has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Arrangements for Election of Directors and Members of Management

In connection with the Transactions, Algoma has agreed to use reasonable best efforts to increase the size of Algoma’s board of directors to up to ten members, of which three will be appointed by Legato (who will initially be Eric S. Rosenfeld, David D. Sgro, and Brian Pratt), up to six will be appointed by Algoma, and Legato and Algoma will use reasonable efforts to mutually appoint the final director. In addition, on or prior to the Closing Date, Algoma and the IRA Parties will enter into an Investor Rights Agreement. The Investor Rights Agreement will provide for, among other things, that certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Algoma Common Shares (which percentage assumes (i) the No Redemption Scenario and (ii) that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued).

Corporate Governance Practices

After the closing of the Merger, we will be a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we will be permitted to comply with corporate governance practices under certain corporate and securities laws of British Columbia and the rules of the TSX (collectively, “Home Country Practice”) instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we will not follow and the equivalent Home Country Practice that we will comply with instead.

We intend to rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings. Under Nasdaq corporate governance rules, a quorum would require the presence, in person or by proxy, of holders of at least 33 1⁄3% of the total issued outstanding voting power of our shares at each general meeting of shareholders. Pursuant to our Restated Articles and as permitted under the BCA, the quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares. In addition, under Nasdaq corporate governance rules, an issuer is required, in certain circumstances, to obtain shareholder approval prior to an issuance of securities in connection with: (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) transactions other than public offerings. We intend not to follow this Nasdaq corporate governance rule and will instead follow Home Country Practice, which has different requirements for shareholder approval (including, in certain instances, not requiring any shareholder approval) in connection with issuances of securities in the circumstances listed above. We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.

The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy 58-201 – Corporate Governance Guidelines (the “Corporate Governance Guidelines”), together with certain related disclosure requirements pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”). The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. Algoma recognizes that good corporate governance plays an important role in its overall success and in enhancing shareholder value and, accordingly, Algoma has adopted, or will be adopting at Closing, certain corporate governance policies and practices which reflect its consideration of the recommended Corporate Governance Guidelines. The disclosure set out below includes disclosure required by NI 58-101 describing Algoma’s expected approach to corporate governance in relation to the Corporate Governance Guidelines.

Board of Directors

Election and Appointment of Directors

Under the Restated Articles, Algoma’s board is to consist of a minimum of three and a maximum of 20 directors. The Restated Articles do not provide for the board of directors to be divided into classes.

Pursuant to the Restated Articles, any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies on the board. Pursuant to the Restated Articles, the Algoma directors may appoint one or more additional directors, but the number of additional directors shall not exceed one third the number of the first directors and, thereafter, one third of the number of current directors who were elected or appointed other than as such additional directors. The filling of a casual vacancy by the Algoma directors shall not be counted against such cap.

Orientation and Continuing Education

Following Closing, the board of directors will provide newly elected directors with an orientation program to educate them on the Company, their roles and responsibilities on the board of directors and its committees, the contribution that an individual director is expected to make, as well as the Company’s internal controls, financial reporting and accounting practices. In addition, directors will, from time to time, as required, receive: (a) training to increase their skills and abilities, as it relates to their duties and their responsibilities on the board; and (b) continuing education about the Company to maintain a current understanding of the Company’s business, including its operations, internal controls, financial reporting and accounting practices. In addition, the chair of each committee will be responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

Director Term Limits or Other Automatic Mechanisms of Board Renewal

Our board of directors has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, our nominating and governance committee will seek to maintain the composition of our board of directors in a way that provides, in the judgment of our board, the best mix of skills and experience to provide for our overall stewardship. Our nominating and governance committee is also expected to conduct a process for the assessment of our board, each committee and each director regarding such director’s or committee’s effectiveness and performance, and to report evaluation results to our board.

Removal of Directors

Pursuant to the Restated Articles, the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds of the votes cast in favor of the resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.

The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.

Proceedings of Board of Directors

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

For purposes of managing any potential conflicts of interest, a director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the BCA regarding conflicts of interest.

Indemnification of Directors and Officers

Legato entered into indemnification agreements with each of its officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Legato or an organization of which Legato is a shareholder or creditor if such individual serves such organization at our request. Such indemnification obligation will survive the Merger. Additionally, prior to the completion of the Merger, we intend to enter into similar indemnification agreements with each of our directors and certain officers.

Director Independence

The board of directors shall be constituted with a majority of individuals who qualify as “independent” (as defined in NI 58-101 and within the meaning of applicable Nasdaq and SEC rules), provided, however, that if at any time a majority of the directors are not independent because of the death, resignation, bankruptcy, adjudicated incompetence, removal or change in circumstance of any director who was an independent director, this requirement shall not be applicable for a period of 60 days thereafter, during which time the remaining directors shall appoint a sufficient number of directors who qualify as “independent” to comply with this requirement. Pursuant to applicable rules, an independent director is one who has no direct or indirect relationship with the Company that could, in the view of the board of directors, be reasonably expected to interfere with a director’s independent judgment.

Our board of directors has determined that Messrs. Harshaw, the chair of the board, Schultz, Sgro, Rosenfeld and Pratt will be independent directors as defined in the Nasdaq corporate governance rules and National Instrument 52-110 – Audit Committees (“NI 52-110”). Mr. McQuade is considered non-independent due to the fact that he acts as Chief Executive Officer of Algoma.

Given the size and structure of the board of directors, we believe it will be able to facilitate independent judgment in carrying out its responsibilities and will continue to do so following Closing. The board of directors may meet periodically without management and any non-independent directors present to ensure that it functions independently of management. At each board meeting, unless otherwise determined by the board of directors, an in-camera meeting of independent directors will take place. Further, while certain members of senior management may attend board meetings to provide information and opinion to assist the directors in their deliberations, in order to enhance independent judgement, management attendees who are not directors will be excused for any agenda items that are reserved for discussion among directors only.

Position Descriptions

Prior to Closing, the board of directors expects to develop adopt written position descriptions for the chair of the board, the chair of each board committee and the CEO. The primary functions of the chair of the board and the chair of each board committee will be to manage the affairs of the board or of such relevant committee, including ensuring the board or such committee is organized properly, functions effectively and meets its obligations and responsibilities. Each committee shall have a chairperson that will conduct the affairs of the applicable committee in accordance with the charter of such committee. The primary functions of the of the CEO will be to develop the Company’s strategic plans and policies and recommending such plans and policies to the board, provide executive leadership, oversee a comprehensive operational planning and budgeting process, supervise day-to-day management, report relevant matters to the board, facilitate communications between the board and the senior management team, and identify business risks and opportunities and manage them accordingly.

Succession Planning

The board of directors considers succession planning and professional development to be an integral part of Algoma’s long-term strategy. The purpose of the board’s succession planning process is to identify and develop internal leadership candidates and also to identify external leadership candidates for top executive roles, including with the assistance of external search firms. The board regularly discusses succession planning and reviews senior management succession and development plans with our Chief Executive Officer and our Chief Executive Officer presents to the board of directors his evaluations and recommendation of future candidates for senior leadership roles, including the Chief Executive Officer position, and potential succession timing for those positions.

Our current Chief Executive Officer, Mr. McQuade, joined the board of directors of Algoma Steel Inc. following the restructuring of the company under CCAA. Mr. McQuade became Chief Executive of Algoma Steel Inc. in March

2019 following the termination of the previous Chief Executive Officer. Mr. McQuade has informed the Algoma Steel Inc. board of directors that, while he is pleased to continue serving as a director of Algoma, he is considering retiring from the Chief Executive Officer position in the next 12 months. Mr. McQuade has committed to remain as Chief Executive Officer until a successor is identified, and will remain as Chief Executive Officer of Algoma to complete the Merger and to commence the EAF transformation process, and thereafter it is expected that he will continue to serve as a director of Algoma. The Algoma board of directors has retained an internationally recognized search firm to assist the board in hiring a successor to Mr. McQuade with a current intention that a new CEO candidate will be identified by the end of 2021.

Audit and Risk Management Committee

Listing Requirements

We will maintain an audit and risk management committee consisting of a minimum of three and a maximum of five independent directors.

Following the closing of the Merger, our audit and risk management committee will consist of Messrs. Schultz, Harshaw and Sgro. Mr. Schultz will serve as the chairperson of the committee. Our board of directors has determined that each member of our audit and risk management committee will be independent within the meaning of the Nasdaq corporate governance rules, NI 52-110 and the Exchange Act, and free from any relationship that, in the view of the board of directors, could be reasonably expected to interfere with the exercise of his independent judgment as a member of the committee.

Each member of the audit and risk management committee has direct experience relevant to the performance of his responsibilities as an audit and risk management committee member. All members of our audit and risk management committee will be financially literate (which is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements). In addition, one member of the audit and risk management committee will have accounting or related financial management expertise, qualifying as an audit committee financial expert as defined by the SEC rules, which our board of directors has determined will be Mr. Schultz.

Audit and Risk Management Committee Role

Our board of directors will have adopted an audit and risk management committee charter setting forth the responsibilities of the committee, which are consistent with the BCA, NI 52-110, the SEC rules, and the Nasdaq corporate governance rules. These responsibilities are expected to include:

•

reviewing, approving and recommending for board approval the Company’s financial statements, including any certification, report, opinion or review rendered by the external auditor, the annual information form, and the related management’s discussion and analysis and press release;

•	receiving periodically management reports assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•

reviewing and making recommendations to the board in respect of the mandate of the Company’s disclosure committee and reviewing the disclosure committee’s quarterly reports pertaining to its activities for the previous quarter;

•	preparing all disclosure and reports as may be required to be prepared by the committee by any applicable law, regulation, rule or listing standard;

•

reviewing material prepared by management regarding the Company’s financial strategy considering current and future capital and operating plans and budgets, the Company’s capital structure, including debt and equity components, current and expected financial leverage, interest rate and foreign currency exposures and in the committee’s discretion, making recommendations to the board;

•	reviewing management’s process to identify, monitor and manage the significant risks associated with the activities of the Company, as well as the steps taken by management to report such risks;

•	reviewing the effectiveness of the internal control systems for monitoring compliance with applicable laws and regulations;

•

assessing the qualifications and independence of the external auditor and being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management of the Company and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

obtaining and reviewing a report, at least annually, from the external auditor describing (a) the external auditor’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

reviewing the scope, plan and results of the external auditor’s audit and reviews, including the auditor’s engagement letter, the post-audit management letter, if any, and the form of the audit report, and reviewing the scope and plan of the work to be done by the internal audit group and the responsibilities, budget, audit plan, activities, organizational structure and staffing of the internal audit group as needed;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

identifying and informing the board of matters that may significantly impact on the financial condition or affairs of the business, including irregularities in the Company’s business administration, and, where applicable, suggesting corrective measures to the board;

•	reviewing the quality and integrity of the Company’s financial reporting processes, both internal and external, in consultation with the external auditor;

•

developing and recommending to the board for approval policies and procedures for the review, approval or ratification of related party transactions, overseeing the implementation of and compliance with the such policies regarding related party transactions and reviewing and approving all related party transactions required to be disclosed pursuant to applicable rules prior to us entering into such transactions;

•

reviewing with management, the external auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters as the committee or the board deems necessary or appropriate, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by applicable accounting boards, the SEC or other regulatory authorities;

•

establishing and overseeing the effectiveness of procedures for the receipt, retention and treatment of complaints received by the Company relating to accounting, auditing matters, internal accounting controls or the management of our business under the Company’s whistleblower policy, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

•	performing any other activities as the Committee or the board deems necessary or appropriate.

Compensation Committee

Listing Requirements

We will maintain a compensation committee consisting of at least three independent directors.

Following the closing of the Merger, our compensation committee will consist of three directors, each of whom will be independent within the meaning of the Nasdaq corporate governance rules, the Corporate Governance Guidelines and the Exchange Act (collectively, the “Applicable Rules”), and each of whom will satisfy any additional compensation committee membership requirements of the Applicable Rules. The members of our compensation committee will be determined as soon as practicable following Closing. In affirmatively determining the independence of any director who will serve on the compensation committee, the board considers all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Each member of the compensation committee will have direct experience relevant to his responsibilities in executive compensation.

Compensation Committee Role

Our board of directors will have adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with the Applicable Rules and are expected to include:

•	reviewing and making recommendations to the board with respect to the compensation of directors of the Company;

•

reviewing and making recommendations to the board with respect to the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives;

•

reviewing and making recommendations to the board with respect to the compensation of the Chief Executive Officer and, based on the recommendation of the Chief Executive Officer, the other members of the executive management group, including salary, incentive compensation plans, equity-based plans, the terms of any employment agreements, severance arrangements and change of control arrangements or provisions, and any special or supplemental benefits;

•	recommending awards under the incentive compensation and equity-based compensation plans of the Company; and

•

from time to time, as appropriate, reviewing the Company’s policies on salary administration, pay and employment equity, basic incentive and total cash compensation, retirement benefits, and long-term incentives and recommending changes to the board if appropriate.

Nominating and Governance Committee

We will maintain a nominating and governance committee consisting of at least three independent directors.

Following the closing of the Merger, our nominating and governance committee will consist of three directors, each of whom will be independent within the meaning of the Applicable Rules, and each of whom will satisfy any additional nominating and governance committee membership requirements of the Applicable Rules. The members of our nominating and governance committee will be determined as soon as practicable following Closing.

Our board of directors will have adopted a nominating and governance committee charter setting forth the responsibilities of the committee, which are consistent with the Applicable Rules and are expected to include:

•	reporting to the chair of the board with an assessment of the board’s and management’s performance;

•

considering recommendations from the Chief Executive Officer concerning the hiring and termination of senior executives, and ensure that the Chief Executive Officer engages senior management with the necessary skills, knowledge, and experience to manage the Company’s affairs in a sound and responsible manner;

•

seeking individuals qualified (in the context of the needs of the Company, any formal criteria established by the board and any obligations under the Company’s contractual arrangements) to become members of the board for recommendation to the board;

•

reviewing the competencies, skills and personal qualities required of board members, as a whole, in light of relevant factors, including (i) the objective of adding value to the Company in light of the opportunities and risks facing the Company and the Company’s proposed strategies; (ii) the need to ensure, to the greatest extent possible, that a majority of the board is comprised of individuals who meet the independence requirements of the applicable regulatory, stock exchange and securities law requirements or other guidelines; and (iii) any policies of the board with respect to board member diversity, tenure, retirement and succession and board member commitments; and

•	reviewing the appropriateness of the governance practices of the Company and recommending any proposed changes to the board for approval.

Disclosure Committee

We will also maintain a disclosure committee consisting of the Company’s Chief Executive Officer (Michael McQuade), Chief Financial Officer (Rajat Marwah), Vice President – Strategy & General Counsel (John Naccarato), and such other members of senior management of the Company as the board of directors may from time to time determine. Our board of directors will have adopted a disclosure committee charter setting forth the responsibilities of the committee, which are expected to include:

•	assisting the board, the audit and risk management committee, and senior management in designing, implementing and periodically evaluating the Company’s disclosure controls and procedures;

•

ensuring that information required to be disclosed by the Company is made known to the committee by others within the Company and recorded, processed, summarized, and reported within the time periods specified in the rules and forms for Canadian and U.S. securities regulatory authorities, as applicable;

•	reviewing all public disclosures of the Company, including, but not limited to, annual and quarterly reports, proxy circulars, news releases, presentations, and website content; and

•

evaluating the accuracy, completeness, materiality, timeliness and consistency of the Company’s public disclosure and advising the board, the audit and risk management committee and senior management with respect to same.

Code of Business Conduct and Ethics

In connection with the Closing, Algoma will adopt a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of its directors, managers, officers and employees of the Company and its subsidiaries. The Code of Conduct will set out Algoma’s fundamental values and standards of behavior that are expected from Algoma’s directors, managers, officers and employees with respect to all aspects of Algoma’s business. The objective of the Code of Conduct will be to provide guidelines for maintaining Algoma’s integrity, reputation, honesty, objectivity and impartiality with a goal of honoring others’ trust in Algoma at all times. The Code of Conduct will set out guidance with respect to, among others, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, competition and fair dealing with third parties, compliance with laws and reporting of any illegal or unethical behavior.

Algoma’s audit and risk management committee is responsible for reviewing and evaluating the Code of Conduct periodically and will recommend any necessary or appropriate changes thereto to the board of directors for consideration. The audit and risk management committee will also assist Algoma’s board with the monitoring of compliance with the Code of Conduct, and will be responsible for considering any waivers of the Code of Conduct (other than waivers applicable to Algoma’s directors or executive officers, which shall be subject to review by the board of directors as a whole).

A copy of the Code of Conduct will be available on Algoma’s website.

Diversity

Algoma recognizes the importance and benefit of having a board of directors and senior management composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members and senior management with respect to attributes such as gender, ethnicity and other factors. In support of this goal, the nominating and governance committee will, when identifying candidates to nominate for election to

Algoma’s board of directors or appoint as senior management or in its review of senior management succession planning and talent management:

•

consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regard to Algoma’s current and future plans and objectives, as well as anticipated regulatory and market developments;

•	consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions;

•

consider the level of representation of women on its board of directors and in senior management positions, along with other markers of diversity, when making recommendations for nominees to Algoma’s board or for appointment as senior management and in general with regard to succession planning for Algoma’s board and senior management; and

•

as required, engage qualified independent external advisors to assist Algoma’s board of directors in conducting its search for candidates that meet the board of directors’ criteria regarding skills, experience and diversity.

Algoma does not expect to adopt a written policy regarding the identification and nomination of women directors, or formal targets regarding the number of women on Algoma’s board of directors or in executive officer positions, because it believes the nominating and governance committee and management will generally identify, evaluate and recommend candidates that, as a whole, consist of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity, including gender diversity, into account. Upon closing of the Merger, Algoma will have no women on its board of directors and no women as executive officers.

EXECUTIVE COMPENSATION

Overview

The following discussion provides an overview of the expected significant elements of the compensation program for Algoma’s CEO – Michael McQuade, CFO – Rajat Marwah and three most highly compensated executive officers, other than Mr. McQuade and Mr. Marwah, who will be serving as executive officers for the fiscal year ending March 31, 2022 – John Naccarato (VP – Strategy & General Counsel), Mark Nogalo (VP – Maintenance & Operating Services) and Robert Dionisi (Chief Commercial Officer). Collectively, these individuals are referred to in this proxy statement/prospectus as Algoma’s “Named Executive Officers.”

To succeed in the North American steel industry and to achieve its business and financial objectives, Algoma needs to attract, retain and motivate a highly talented team of executive officers. Algoma’s compensation philosophy is designed to align the compensation provided to its executives, including the Named Executive Officers, with the achievement of business objectives, while also enabling Algoma to attract, motivate and retain individuals who contribute to Algoma’s long-term success. In addition, as Algoma transitions from being a privately-held company to a publicly-traded company, it will continue to evaluate its philosophy and compensation program as circumstances require and plans to continue to review compensation on an annual basis. As part of this review process, Algoma expects to be guided by the philosophy and objectives outlined above, as well as other factors that may become relevant, such as the cost to Algoma if it were required to find a replacement for a key employee.

We offer the Named Executive Officers cash compensation in the form of base salary and, in some cases, an annual performance bonus and LTIP Awards. Upon consummation of the Merger, we intend to adopt an incentive equity plan for senior employees such as the Named Executive Officers, allocating 5% of outstanding Algoma Common Shares as of Closing on a fully-diluted basis for issuance thereunder.

Compensation-Setting Process

Algoma’s compensation committee will be responsible for recommending to our board of directors for its approval a compensation policy, as well as other compensation policies, and recommending to our board of directors any amendments or modifications thereto that the committee deems appropriate. The compensation committee will also be responsible for reviewing and approving the granting of incentive awards to the Named Executive Officers and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of the Named Executive Officers and other executive officers, including evaluating their performance in light of such goals and objectives. In addition, the compensation committee will be responsible for administering equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans, and the awards and agreements issued pursuant thereto, and making and determining the terms of awards to eligible persons under the plans. See “Management Of Algoma Following The Merger – Compensation Committee.”

Components of Compensation

Upon consummation of the Merger, the compensation of the Named Executive Officers is expected to include three major elements: (i) base salary, (ii) short-term incentives, consisting of an annual bonus, and (iii) long-term equity incentives. The Named Executive Officers will be eligible to participate in benefits available generally to salaried employees, including benefits under Algoma’s health and welfare plans and arrangements, and vacation pay or other benefits under Algoma’s medical insurance plan. Additionally, certain of the Named Executive Officers will be entitled to receive benefits under the Company’s defined benefit pension plan. Perquisites and benefits are not expected to be significant elements of compensation for the Named Executive Officers.

Base Salaries and Annual Incentive Bonuses

Annual base salaries are intended to provide a fixed component of compensation to the Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for the Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Algoma intends for any adjustments to base salaries to be determined annually and may increase base salaries based on factors such as the Named Executive Officer’s success in meeting or exceeding individual objectives and an assessment of the competitiveness of the then-current compensation. Additionally, Algoma may choose to adjust base salaries as warranted throughout the year to reflect promotions or other changes in the scope or breadth of a Named Executive Officer’s role or responsibilities, as well as to maintain market competitiveness.

In accordance with the terms of their respective employment agreements, certain of Algoma’s Named Executive Officers and other executive officers are eligible to receive discretionary annual bonuses based on individual performance, company performance or otherwise as may be determined by Algoma’s board of directors from time to time.

Equity Incentive Plans

We believe that equity-based compensation awards will align Algoma’s interests and those of its shareholders with those of its employees, including the Named Executive Officers, and motive such recipients to achieve strategic business and financial objectives. The principal features of Algoma’s Legacy Incentive Plan and Omnibus Incentive Plan (each, as defined below) are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans evidencing the applicable awards, which are filed as exhibits to the registration statement this proxy statement/prospectus is a part, as well as the grant agreements evidencing the applicable awards.

Legacy Incentive Plan

Algoma Steel Holdings Inc. originally adopted the long-term incentive plan on May 13, 2020 (the “Legacy Incentive Plan”), pursuant to which LTIP Awards (specifically, Director Units, Incentive RSUs and Incentive PSUs (each, as described below)) have been granted to employees and directors of Algoma Steel Holdings Inc. and its affiliates. Algoma’s Named Executive Officers executives generally are awarded an initial grant of LTIP Awards in connection with their commencement of employment with Algoma, and as part of their annual compensation thereafter.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each outstanding LTIP Award that has vested will be exchanged for a Replacement LTIP Award, subject to the holder of such LTIP Award executing an exchange agreement and joinder to the Lock-up Agreement. Upon the completion of the Merger, the Legacy Incentive Plan will be discontinued.

Purpose

The purpose of the Legacy Incentive Plan is (a) to advance the interests of Algoma Steel Holdings Inc. by enhancing the ability of Algoma Steel Holdings Inc. and its affiliates to attract, motivate and retain employees and directors; (b) to reward such persons for their sustained contributions; and (c) to encourage such persons to take into account the long-term corporate performance of Algoma Steel Holdings Inc. and its affiliates.

Administration of the Legacy Incentive Plan

The Legacy Incentive Plan is administered by the board of directors of Algoma Steel Holdings Inc., provided that the board of directors or Algoma Steel Holdings Inc. may, in its discretion, delegate its administrative powers under the Legacy Incentive Plan to one or more other persons (the “Legacy Plan Administrator”).

Eligibility

Employees and directors of Algoma Steel Holdings Inc. and its affiliates are eligible to participate in the Legacy Incentive Plan.

Types of Awards

Director Units

The Legacy Plan Administrator may grant Director Units to directors of Algoma Steel Holdings Inc. and its affiliates in satisfaction of all or a portion of the retainer, committee chair, meeting and similar fees payable to such directors. The number of Director Units to be issued in satisfaction of a payment of such fees shall be equal to the amount of such fees divided by the Share Value (as defined in the Legacy Incentive Plan) at such time. Each grant of Director Units shall be evidenced by an award agreement, which may also include any additional terms and conditions applicable to such Director Unit grants, as determined by the Legacy Plan Administrator. Each Director Unit originally represented the right to purchase one non-voting common shares in the capital of Algoma Steel Holdings Inc. (a “Non-Voting Share”) from treasury for the applicable exercise price, except as may otherwise be specified in the applicable award agreement. Except as may otherwise be specified in the applicable award agreement, (a) the exercise price for each Director Unit granted to a director shall be C$0.01 per Non-Voting Share; and (b) Director Units shall vest and become exercisable as of the Exercise Date (as defined in the Legacy Incentive Plan). Subject to any accelerated termination of Director Units specified in the Legacy Incentive Plan or in the applicable award agreement, each Director Unit shall, except as may otherwise be determined by the board of directors of Algoma Steel Holdings Inc., expire upon the Completion of a Liquidity Event (as defined in the Legacy Incentive Plan).

Incentive Restricted Share Units

Each Incentive RSU originally represented the right to purchase one Non-Voting Share from treasury for the applicable exercise price, except as otherwise specified in the applicable award agreement. Except as may otherwise be specified in the applicable award agreement, (a) the exercise price for each Incentive RSU granted to a participant shall be $0.01 per Non-Voting Share; and (b) Incentive RSUs shall vest as follows: (i) on the first anniversary of the grant date, one-third of the total number of Incentive RSUs granted on such date shall vest; (ii) on the second anniversary of the grant date, one-third of the total number of Incentive RSUs granted on such date shall vest; and (iii) on the third anniversary of the grant date of Incentive RSUs, one-third of the total number of Incentive RSUs granted on such date shall vest. Notwithstanding the foregoing, all unvested Incentive RSUs shall immediately vest as of the Exercise Date. Subject to any accelerated termination of Incentive RSUs specified in the Legacy Incentive Plan or the applicable award agreement, each Incentive RSU shall, except as may otherwise be specified in the applicable award agreement, expire upon the Completion of a Liquidity Event.

Incentive Performance Share Units

Each Incentive PSU originally represented the right to purchase one Non-Voting Share from treasury for the applicable exercise price, except as may otherwise be specified in the applicable award agreement. Except as may otherwise be specified in the applicable award agreement, (a) the exercise price for each Incentive PSU granted to a participant shall be C$0.01 per Non-Voting Share; and (b) no Incentive PSUs shall vest and become exercisable until the Exercise Date, with the formula for the portion of Incentive PSUs that will vest and become exercisable at the Exercise Date set out in Section 6.4 of the Legacy Incentive Plan. Subject to any accelerated termination specified in the Legacy Incentive Plan or the applicable award agreement, each Incentive PSU shall, except as may otherwise be specified in the applicable award agreement, expire upon the Completion of a Liquidity Event.

Termination of Employment or Services

Termination with Cause

Except as may otherwise be determined by the board of directors of Algoma Steel Holdings Inc. or specified in the applicable employment or engagement agreement, if a participant’s employment with Algoma Steel Holdings Inc. or an affiliate is terminated with cause, all Incentive RSUs and Incentive PSUs held by the participant will be cancelled and forfeited. No Director Units held by such participant would be affected by such termination.

Termination without Cause

Except as may otherwise be determined by the board of directors of Algoma Steel Holdings Inc. or specified in the applicable employment or engagement agreement, if a participant’s employment with Algoma Steel Holdings Inc.

is terminated without cause or due to constructive dismissal, the following provisions shall apply to such participant’s Incentive RSUs and Incentive PSUs: (a) if the applicable cessation date occurs within the first six months following a particular grant date, all unvested Incentive RSUs and all unvested Incentive PSUs, in each case granted on such grant date shall be immediately cancelled and forfeited for no consideration with effect as of the applicable cessation date; (b) if the applicable cessation date occurs on or following the first six months, but within the first 12 months, following a particular grant date, (A) one-third of all Incentive RSUs granted on such grant date shall immediately vest and (B) all other Incentive RSUs and all Incentive PSUs, in each case, granted on such grant date, shall be immediately cancelled and forfeited for no consideration with effect as of the applicable cessation date; and (c) if the applicable cessation date occurs on or following the first 12 months following a particular grant date, then (A) in the case of (i) a participant who is not a U.S. Taxpayer (as defined in the Legacy Incentive Plan), all Incentive RSUs that would have vested upon the next anniversary of such grant date, shall immediately vest, or, (ii) a participant who is a U.S. Taxpayer, all Incentive RSUs that would have vested upon the next anniversary of such grant date if such participant were not a U.S. Taxpayer, shall remain in force and continue to be eligible to vest; (B) the portion of the Incentive PSUs granted on such grant date that is equal to (x) the total number of Incentive PSUs granted on such grant date multiplied by (y) the number of days elapsing between the grant date and the applicable participant’s cessation date divided by (z) the number of days elapsing between the grant date and the date upon which the Completion of a Liquidity Event, if any, occurs, shall remain in force and continue to be eligible to vest and become exercisable, pursuant to Section 6.6 of the Legacy Incentive Plan, for six months from the applicable participant’s cessation date (unless such Incentive PSUs expire pursuant to Section 6.6 thereof) and thereafter shall be immediately cancelled and forfeited for no consideration; and (C) all other unvested Incentive RSUs and all other Incentive PSUs, in each case, granted on or after such grant date shall (except as otherwise provided in the Legacy Incentive Plan) be immediately cancelled and forfeited for no consideration with effect as of the applicable cessation date. No Director Units held by such participant shall be affected as a result of such termination.

Resignation or Retirement

Except as may otherwise be determined by the board of directors of Algoma Steel Holdings Inc. or specified in the applicable employment or engagement agreement, if a participant’s employment with Algoma Steel Holdings Inc. or an affiliate ceases due to their resignation or retirement, (a) in the case of a participant who is not a U.S. Taxpayer (as defined in the Legacy Incentive Plan), all unvested Incentive RSUs and all Incentive PSUs shall be immediately cancelled and forfeited for no consideration with effect as of the applicable cessation date; and (b) in the case of a participant who is a U.S. Taxpayer, all Incentive RSUs, other than Incentive RSUs that would have then vested, pursuant to Section 5.4(a) of the Legacy Incentive Plan, if such participant were not a U.S. Taxpayer, and all Incentive PSUs shall be immediately cancelled and forfeited for no consideration with effect as of the applicable cessation date. No other Incentive RSUs and no Director Units held by such participant shall be affected as a result of such cessation of employment or engagement.

Death or Disability

Except as may otherwise be determined by the Algoma Steel Holdings Inc. or specified in the applicable employment or engagement agreement, if a participant’s employment with Algoma Steel Holdings Inc. or an affiliate ceases due to death or disability, (a) all Director Units shall immediately vest and become exercisable for 12 months from the applicable cessation date (unless they first expire pursuant to Section 4.6 of the Legacy Incentive Plan) and thereafter shall be immediately cancelled and forfeited for no consideration with effect as of the applicable cessation date, (b) all Incentive RSUs shall immediately vest (to the extent then unvested) and become exercisable for 12 months from the applicable cessation date (unless they first expire pursuant to Section 5.6 of the Legacy Incentive Plan) and thereafter shall be immediately cancelled and forfeited for no consideration, (c) the portion of the Incentive PSUs granted on a particular grant date that is equal to (x) the number of Incentive PSUs granted on such grant date multiplied by (y) the number of days elapsing between such grant date and the applicable participant’s cessation date divided by (z) the number of days elapsing between such grant date and the date upon which the Completion of a Liquidity Event, if any, occurs, shall remain in force and continue to be eligible to vest and to become exercisable, pursuant to Section 6.4(a) of the Legacy Incentive Plan, by the participant or their estate, as applicable, for 12 months from the applicable participant’s cessation date (unless they first expire pursuant to Section 6.6 of the Legacy Incentive Plan) and thereafter shall be immediately cancelled and forfeited for no consideration, and (d) all other Incentive PSUs shall be immediately cancelled and forfeited for no consideration with effect as of the applicable cessation date.

Amendments to the Legacy Incentive Plan.

The Legacy Plan Administrator may, without notice and without shareholder approval, amend, modify, change, suspend or terminate the Legacy Incentive Plan or any LTIP Awards granted pursuant to the Legacy Incentive Plan as it, in its discretion, determines appropriate, provided, however, that, except as otherwise provided therein: (a) no such amendment, modification, change, suspension or termination may materially impair any rights of a participant or materially increase any obligations of a participant without the consent of the participant, unless the Legacy Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable law; and (b) any amendment that would cause an LTIP Award held by a U.S. Taxpayer be subject to the additional tax penalty under Section 409A(1)(B)(i)(II) of the Code shall be null and void ab initio with respect to the U.S. Taxpayer.

The following table sets forth the aggregate number of options (in the form of LTIP Awards) to purchase common shares of Algoma Steel Holdings Inc. that are outstanding as of the date of this proxy statement/prospectus. Pursuant to the Merger Agreement, immediately prior to the Effective Time, each outstanding LTIP Award that has vested will be exchanged for a Replacement LTIP Award, subject to the holder of such LTIP Award executing an exchange agreement and joinder to the Lock-up Agreement.

Category	Number of LTIP Awards(1)	Exercise Price(1)		Expiration Date
Executive officers and past executive officers, as a group (7 in total)	3,195,884	C$	0.01	N/A
Directors and past directors who are not also executive officers or past executive officers, as a group (2 in total)	34,084	C$	0.01	N/A
All other employees and past employees, as a group (0 in total)	0		0	N/A
Consultants, as a group (0 in total)	0		0	N/A

(1)	Figures contained herein give effect to the Stock Split.

As of June 30, 2021, there were 613,776 vested LTIP Awards.

Omnibus Incentive Plan

We intend to adopt an incentive equity plan to grant long-term equity-based awards, including options, RSUs, PSUs and DSUs to eligible participants (the “Omnibus Incentive Plan”) upon consummation of the Merger, allocating 5% of outstanding Algoma Common Shares as of Closing on a fully-diluted basis for issuance thereunder.

Purpose

The purpose of the Omnibus Incentive Plan will be to, among other things: (a) provide the Company with a mechanism to attract, retain and motivate qualified directors, officers, employees and consultants of the Company, including its subsidiaries; (b) reward directors, officers, employees and consultants that have been granted awards under the Omnibus Incentive Plan for their contributions toward the long-term goals and success of the Company; and (c) enable and encourage such directors, officers, employees and consultants to acquire Algoma Common Shares as long-term investments and proprietary interests in the Company.

Administration of the Omnibus Incentive Plan

The Plan Administrator (as defined in the Omnibus Incentive Plan) will be determined by the board of directors of the Company, and will initially be the Compensation Committee. The Omnibus Incentive Plan may in the future be administered by the board of directors itself or delegated to another committee of the board of directors. The Plan Administrator will determine which directors, officers, consultants and employees are eligible to receive awards under the Omnibus Incentive Plan, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the exercise price of any award, whether restrictions or limitations are to be imposed on the Algoma Common Shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Plan Administrator may determine.

In addition, the Plan Administrator shall interpret the Omnibus Incentive Plan and may adopt administrative rules, regulations, procedures and guidelines governing the Omnibus Incentive Plan or any awards granted under the Omnibus Incentive Plan as it deems appropriate.

Eligibility

All directors, officers, consultants and employees of the Company are eligible to participate in the Omnibus Incentive Plan. The extent to which any such individual is entitled to receive a grant of an award pursuant to the Omnibus Incentive Plan will be determined in the discretion of the Plan Administrator.

Types of Awards

Awards of options, RSUs, PSUs and DSUs may be made under the Omnibus Incentive Plan. All of the awards described below will be subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Omnibus Incentive Plan, and will generally be evidenced by an award agreement. In addition, subject to the limitations provided in the Omnibus Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any condition imposed with respect to awards or Algoma Common Shares issued pursuant to awards.

Options

An option entitles a holder thereof to purchase a prescribed number of Algoma Common Shares at an exercise price set at the time of the grant. The Plan Administrator will establish the exercise price at the time each option is granted, which exercise price must in all cases be not less than the Market Price (as defined in the Omnibus Incentive Plan) on the date of grant. Subject to any accelerated termination as set forth in the Omnibus Incentive Plan, each option expires on its respective expiry date. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of options. Once an option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the option, unless otherwise specified by the Plan Administrator, or as otherwise set forth in any written employment agreement, award agreement or other written agreement between the Company or a subsidiary of the Company and the participant. The Plan Administrator will have the right to accelerate the date upon which any option becomes exercisable. The Plan Administrator may provide at the time of granting an option that the exercise of that option is subject to restrictions, in addition to those specified in the Omnibus Incentive Plan, such as vesting conditions relating to the attainment of specified performance goals.

Unless otherwise specified by the Plan Administrator at the time of granting an option and set forth in the particular award agreement, an exercise notice must be accompanied by payment of the exercise price. A participant may, in lieu of exercising an option pursuant to an exercise notice, elect to surrender such option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to (i) the Market Price of the Algoma Common Shares issuable on the exercise of such option (or portion thereof) as of the date such option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the option (or portion thereof) surrendered relating to such Algoma Common Shares (the “In-the-Money Amount”) by written notice to the Company indicating the number of options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Omnibus Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the participant such number of Algoma Common Shares having an aggregate fair market value equal to the In-the-Money Amount. Any options surrendered in connection with a Cashless Exercise will not be added back to the number of Algoma Common Shares reserved for issuance under the Omnibus Incentive Plan.

Restricted Share Units

A RSU is a unit equivalent in value to an Algoma Common Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Algoma Common Share (or the value thereof) for each RSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year (the “RSU Service Year”).

The number of RSUs (including fractional RSUs) granted at any particular time under the Omnibus Incentive Plan will be calculated by dividing (a) the amount of any bonus or similar payment that is to be paid in RSUs (including the elected amount, as applicable), as determined by the Plan Administrator, by (b) the greater of (i) the Market Price of an Algoma Common Share on the date of grant and (ii) such amount as determined by the Plan Administrator in its sole discretion. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs, provided that the terms comply with the Code, to the extent applicable.

Upon settlement, holders will receive (a) one fully paid and non-assessable Algoma Common Share in respect of each vested RSU, (b) a cash payment or (c) a combination of Algoma Common Shares and cash, in each case as determined by the Plan Administrator. Any such cash payments made by the Company shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Algoma Common Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, no settlement date for any RSU shall occur, and no Algoma Common Share shall be issued or cash payment shall be made in respect of any RSU any later than the final business day of the third calendar year following the applicable RSU Service Year.

Performance Share Units

A PSU is a unit equivalent in value to an Algoma Common Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Algoma Common Share (or the value thereof) for each PSU after specific performance-based vesting criteria determined by the Plan Administrator, in its sole discretion, have been satisfied. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the termination of a participant’s employment and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable award agreement. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year (the “PSU Service Year”).

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs. Upon settlement, holders will receive (a) one fully paid and non-assessable Algoma Common Share in respect of each vested PSU, (b) a cash payment, or (c) a combination of Algoma Common Shares and cash, in each case as determined by the Plan Administrator in its discretion. Any such cash payments made by the Company to a participant shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Algoma Common Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, no settlement date for any PSU shall occur, and no Algoma Common Share shall be issued or cash payment shall be made in respect of any PSU any later than the final business day of the third calendar year following the applicable PSU Service Year.

Deferred Share Units

A DSU is a unit equivalent in value to an Algoma Common Share credited by means of a bookkeeping entry in the books of the Company which entitles the holder to receive one Algoma Common Share, the cash value thereof, or a combination of Algoma Common Shares and cash (as determined by the Plan Administrator in its sole discretion) for each DSU on a future date. The board of directors may fix from time to time a portion of the total compensation (including annual retainer) paid by the Company to a director in a calendar year for service on the board of directors (the “Director Fees”) that is to be payable in the form of DSUs. In addition, each director will be given, subject to the provisions of the Omnibus Incentive Plan, the right to elect to receive a portion of the cash Director Fees owing to them in the form of DSUs.

Except as otherwise determined by the Plan Administrator, DSUs shall vest immediately upon grant. The number of DSUs (including fractional DSUs) granted at any particular time will be calculated by dividing (a) the amount of any Director Fees that are paid in DSUs (including any elected amount), by (b) the Market Price of an Algoma Common Share on the date of grant. Upon settlement, holders will receive (a) one fully paid and non-assessable Algoma Common Share in respect of each vested DSU, (b) a cash payment, or (c) a combination of Algoma Common Shares and cash as contemplated by (a) and (b) above, as determined by the Plan Administrator in its sole discretion. Any cash payments made under the Omnibus Incentive Plan by the Company to a participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Algoma Common Share as at the settlement date. Subject to the provisions of the Omnibus Incentive Plan and except as otherwise provided in an award agreement, the settlement date shall be no earlier than the date on which the participant ceases to be a director (and, if such participant is also a non-director employee of the Company or one of its subsidiaries, the date on which the participant ceases to be such an employee) and no later than the last business day of the immediately following calendar year.

Insider Participation Limit

The Omnibus Incentive Plan will provide that the aggregate number of Algoma Common Shares (a) issuable to insiders at any time (under all of the Company’s security-based compensation arrangements) cannot exceed 5% of the Company’s issued and outstanding Algoma Common Shares and (b) issued to insiders within any one-year period (under all of the Company’s security-based compensation arrangements) cannot exceed 5% of the Company’s issued and outstanding Algoma Common Shares.

Furthermore, the Omnibus Incentive Plan will provide that within any one financial year of the Company, the aggregate fair market value on the date of grant of all awards granted to any one non-employee director under all of the Company’s security-based compensation arrangements shall not exceed $150,000 (with no more than $100,000 in options), provided that such limits shall not apply to (i) awards taken in lieu of any cash retainer or other Director Fees, or (ii) a one-time initial grant to a non-employee director upon such director joining the board of directors.

Dividend Equivalents

RSUs, PSUs and DSUs shall be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, as applicable. Dividend equivalents shall vest in proportion to, and settle in the same manner as, the awards to which they relate. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Algoma Common Share by the number of RSUs, PSUs and DSUs, as applicable, held by the participant on the record date for the payment of such dividend, by (b) the Market Price at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places.

Black-out Periods

If an award expires during, or within five business days after, a routine or special trading black-out period imposed by the Company to restrict trades in the Company’s securities, then, notwithstanding any other provision of the Omnibus Incentive Plan, unless the delayed expiration would result in negative tax consequences to the holder of the award, the award shall expire five business days after the trading black-out period is lifted by the Company.

Term

While the Omnibus Incentive Plan will not stipulate a specific term for awards granted thereunder, as discussed below, shareholder approval shall be required to permit an award to be exercisable beyond 10 years from its date of grant, except where an expiry date would have fallen within a blackout period of the Company. All awards must vest and settle in accordance with the provisions of the Omnibus Incentive Plan and any applicable award agreement, which award agreement may include an expiry date for a specific award.

Termination of Employment or Services

The following table describes the impact of certain events upon the participants under the Omnibus Incentive Plan, including termination with cause, termination without cause, resignation, death or disability, subject, in each case, to the terms of a participant’s applicable employment agreement, award agreement or other written agreement and subject to applicable employment standards legislation or regulations applicable to the participant’s employment or other engagement with the Company or any of its subsidiaries:

Event	Provisions

Termination with Cause	• Any unvested awards held that have not been exercised, settled or surrendered as of the Termination Date (as defined in the Omnibus Incentive Plan) shall be forfeited and cancelled.

Termination without Cause Resignation

•  Any vested awards may be exercised, settled or surrendered to the Company by the participant at any time during the period that terminates on the earlier of: (a) the expiry date of such award; and (b) the date that is 90 days after the Termination Date, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

Death

•  Any award held by the participant that has not vested as of the date of the death of such participant shall vest on such date and may be exercised, settled or surrendered to the Company by the participant’s legal representative at any time during the period that terminates on the earlier of: (a) the expiry date of such award; and (b) the first anniversary of the date of the death of such participant, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

Disability

•  Any award held by the participant that has not vested as of the date of the Disability (as defined in the Omnibus Incentive Plan) of such participant shall vest on such date and may be exercised or surrendered to the Company by the participant at any time until the expiry date of such award.

Change in Control

Under the Omnibus Incentive Plan, except as may be set forth in an employment agreement, award agreement or other written agreement between the Company or a subsidiary of the Company and a participant:

(a)

If within 12 months following the completion of a transaction resulting in a Change in Control (as defined below), a participant’s employment is terminated without Cause (as defined in the Omnibus Incentive Plan), without any action by the Plan Administrator: (i) any unvested awards held by the participant that have not been exercised, settled or surrendered as of the Termination Date shall immediately vest; and (ii) any vested awards may be exercised, settled or surrendered to the Company by the participant at any time during the period that terminates on the earlier of: (A) the expiry date of such award; and (B) the date that is 90 days after the Termination Date, with any award that has not been exercised, settled or surrendered at the end of such period being immediately forfeited and cancelled.

(b)

Unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Algoma Common Shares will cease trading on the Nasdaq, the TSX and any other exchange on which the Algoma Common Shares are or may be listed from time to time (the “Exchanges”), the Company may terminate all of the awards, other than an option held by a participant that is a resident of Canada for the purposes of the Tax Act, granted under the Omnibus Incentive Plan at the time of, and subject to the completion of, the Change in Control transaction by paying to each holder an amount equal to the fair market value of their respective award (as determined by the Plan Administrator, acting reasonably) at or within a reasonable period of time following completion of such Change in Control transaction.

Subject to certain exceptions, a “Change in Control” includes (a) any transaction pursuant to which a person or group acquires more than 50% of the outstanding Algoma Common Shares, (b) the sale of all or substantially all of the Company’s assets, (c) the dissolution or liquidation of the Company, (d) the acquisition of the Company via consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise, or (e) individuals who comprise the board of directors at the last annual meeting of shareholders (the “Incumbent Board”) cease to constitute at least a majority of the board of directors, unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, in which case such new director shall be considered as a member of the Incumbent Board.

Non-Transferability of Awards

Unless otherwise provided by the Plan Administrator, and except to the extent that certain rights may pass to a beneficiary or legal representative upon the death of a participant by will or as required by law, no assignment or transfer of awards granted under the Omnibus Incentive Plan, whether voluntary, involuntary, by operation of law or otherwise, shall be permitted.

Amendments to the Omnibus Incentive Plan

The Plan Administrator may also from time to time, without notice and without approval of the holders of voting shares, amend, modify, change, suspend or terminate the Omnibus Incentive Plan or any awards granted pursuant thereto as it, in its discretion, determines appropriate, provided that (a) no such amendment, modification, change, suspension or termination of the Omnibus Incentive Plan or any award granted pursuant thereto may materially impair any rights of a participant or materially increase any obligations of a participant under the Omnibus Incentive Plan without the consent of such participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements, and (b) any amendment that would cause an award held by a U.S. Taxpayer (as such term is defined in the Omnibus Incentive Plan) to be subject to the additional tax penalty under Section 409A(1)(b)(i)(II) of the Code, as amended, shall be null and void ab initio.

Notwithstanding the above, and subject to the rules of the Exchanges (which may require approval of disinterested shareholders), the approval of shareholders will be required to effect any of the following amendments to the Omnibus Incentive Plan:

(a)

increasing the number of Algoma Common Shares reserved for issuance under the Omnibus Incentive Plan, except pursuant to the provisions in the Omnibus Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(b)	increasing or removing the 5% limits on Algoma Common Shares issuable or issued to insiders;

(c)

reducing the exercise price of an option award (for this purpose, a cancellation or termination of an award of a participant prior to its expiry date for the purpose of reissuing an award to the same participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an award) except pursuant to the provisions in the Omnibus Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(d)

extending the term of an option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within five business days following the expiry of such a blackout period);

(e)	permitting an option award to be exercisable beyond 10 years from its date of grant (except where an expiry date would have fallen within a blackout period);

(f)	increasing or removing the limits on the participation of non-employee directors;

(g)	permitting awards to be transferred to a person;

(h)	changing the eligible participants; and

(i)	deleting or otherwise limiting the amendments which require approval of the shareholders.

Except for the items listed above, amendments to the Omnibus Incentive Plan will not require shareholder approval. Such amendments include (but are not limited to): (a) amending the general vesting provisions of an award, (b) amending the provisions for early termination of awards in connection with a termination of employment or service, (c) adding covenants of the Company for the protection of the participants, (d) amendments that are desirable as a result of changes in law in any jurisdiction where a participant resides, and (e) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

Perquisites and Other Benefits

The Named Executive Officers are eligible to participate in benefits available generally to salaried employees, including benefits under Algoma’s health and welfare plans and arrangements, and vacation pay or other benefits under Algoma’s medical insurance plan. Perquisites and benefits are not expected to be significant elements of compensation for the Named Executive Officers.

Agreements with Named Executive Officers and Payments upon Termination or Change of Control

Each of the Named Executive Officers have entered into an employment agreement with Algoma Steel Inc. The payments provided upon termination or a change of control under each Named Executive Officer’s employment agreement are summarized below. For a summary of the benefits provided upon termination or a change of control of the Company pursuant to the Legacy Incentive Plan and Omnibus Incentive Plan, see “Executive Compensation – Equity Incentive Plans” above.

Michael McQuade, Chief Executive Officer

If Mr. McQuade’s employment is terminated, howsoever caused, (a) the Company will pay to Mr. McQuade any base salary and vacation pay earned by, and remaining payable to, him up to the termination date or as otherwise may be required pursuant to the Employment Standards Act, 2000 (the “ESA”); (b) Mr. McQuade will be provided with any benefits, perquisites and allowances to which he is entitled pursuant to the applicable plans and policies up to the termination date or as otherwise may be required pursuant to the ESA; (c) unless otherwise specifically set out in any plan or agreement, Mr. McQuade’s participation in all bonus or incentive plans will terminate immediately on the termination date; and (d) any awards to, or entitlements of, Mr. McQuade to long-term incentive compensation will be determined in accordance with the Legacy Incentive Plan.

If Mr. McQuade’s employment is terminated for cause, in addition to the Company’s obligations set out above, subject to the Company’s compliance with the ESA, he will have no entitlement to any payment in lieu of notice, severance, damages and, further, all benefits, perquisites, allowances and other entitlements will cease on the termination date except for any entitlement pursuant to any health and welfare or insurance benefit which may be payable in accordance with the applicable plans or policies as of the termination date or as may be required by the ESA.

If Mr. McQuade’s employment is terminated without cause, in addition to the Company’s obligations set out above, (a) the Company will, as severance, pay to Mr. McQuade an amount equal to his base salary as at the termination date; (b) except for all short-term and long-term disability insurance or any other benefits or entitlements which cannot be continued by the applicable plans or policies, the Company will continue all of the benefits in which Mr. McQuade was participating as at the termination date for the severance period; and (c) if Mr. McQuade has been terminated by the Company during the three month period immediately preceding or on the date of or within six months after a change of control, he will receive an annual bonus in an amount fixed at his full target for the fiscal year during which the change of control occurs; or where termination is not during the three month period immediately preceding nor on the date nor within six months after a change of control, he will receive an annual bonus in an amount fixed at his full target for the fiscal year in which the termination date occurs prorated for the period that he was actively employed during such fiscal year.

In the event Mr. McQuade’s employment is terminated as a result of his death or disability, the Company’s obligations will be as set out above. In the event of his disability, the Company will provide him with 30 calendar days’ written notice of termination or termination pay in lieu of notice and severance pay, if applicable, and, in the event of his death or disability, there will be a continuation of any health and welfare or insurance benefit which may be payable in accordance with the applicable plans or policies as of the termination date or as may be required by the ESA.

If Mr. McQuade resigns, the Company’s obligations will be as set out above. During the three-month notice period between his resignation and the termination date, he will continue to be paid the base salary and such wages as required by the ESA and be entitled to participate in any benefits, additional perquisites and such other benefits as required by the ESA. In certain circumstances, Mr. McQuade will also receive an annual bonus in an amount fixed at his full target for the fiscal year in which the termination date occurs prorated for the period that Mr. McQuade was actively employed during such fiscal year.

In addition, for the fiscal year ending March 31, 2022, if Mr. McQuade’s employment is terminated for any reason other than for cause, he will entitled to an annual bonus calculated at target (that is, 100% of his base salary) or the annual bonus achieved pursuant to the terms of his employment agreement, whichever is greater, but prorated based on the number of completed months of employment during such fiscal year with the Company prior to the termination date. Furthermore, if Mr. McQuade’s employment is terminated on or before December 31, 2021, other than for cause or as a result of his resignation, he will be entitled to a one-time retention bonus of up to a maximum of $240,000.

Rajat Marwah, Chief Financial Officer

If Mr. Marwah’s employment is terminated for cause, he will receive the sum of his accrued but unpaid base salary, earned but unused vacation pay, earned but unpaid Variable Compensation Incentive Plan (“VCIP”) payments, and reimbursement for unreimbursed business expenses properly incurred (collectively, the “Accrued Amounts”). The Company will have no other obligations to Mr. Marwah, save and except for any obligations under the ESA.

If Mr. Marwah’s employment is terminated without cause, Mr. Marwah will receive, in the form of base salary continuance, (a) if his service is less than five years, 12 months’ base salary; or (b) if his service is five years or more, 24 months’ base salary (the “Salary Continuance Period”).

In the event of a change of control, if Mr. Marwah’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Marwah will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Marwah will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; and (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans. Mr. Marwah will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Marwah’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Marwah resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Marwah his applicable salary and any earned VCIP payment during a 13-week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

John Naccarato, Vice President – Strategy & General Counsel

If Mr. Naccarato’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and the Company will have no other obligations to Mr. Naccarato, save and except for any obligations under the ESA.

If Mr. Naccarato’s employment is terminated without cause, Mr. Naccarato will continue to receive his base salary during the Salary Continuance Period.

In the event of a change of control, if Mr. Naccarato’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Naccarato will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Naccarato will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans; and (c) receive a continuation of the applicable perquisites set out in his employment agreement. Mr. Naccarato will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Naccarato’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Naccarato resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Naccarato his applicable salary and any earned VCIP payment during a 13-week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

Mark Nogalo, Vice President – Maintenance & Operating Services

If Mr. Nogalo’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and the Company will have no other obligations to Mr. Nogalo, save and except for any obligations under the ESA.

If Mr. Nogalo’s employment is terminated without cause, Mr. Nogalo will continue to receive his base salary during the Salary Continuance Period.

In the event of a change of control, if Mr. Nogalo’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Nogalo will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Nogalo will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; and (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans. Mr. Nogalo will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Nogalo’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Nogalo resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Nogalo his applicable salary and any earned VCIP payment during a 13-week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

Robert Dionisi, Chief Commercial Officer

If Mr. Dionisi’s employment is terminated for cause, he will receive the sum of his Accrued Amounts and the Company will have no other obligations to Mr. Dionisi, save and except for any obligations under the ESA.

If Mr. Dionisi’s employment is terminated without cause, Mr. Dionisi will continue to receive his base salary during the Salary Continuance Period.

In the event of a change of control, if Mr. Dionisi’s employment is terminated without cause, or he resigns due to constructive dismissal, within, if it is a direct consequence of an anticipated change of control, six months prior to a change of control or within one year following a change of control, he will be entitled to severance in an amount equal to: (a) 1.5 times the total amount of base salary that otherwise was to have been provided during the Salary Continuance Period, to a maximum payment of 30 months’ base salary; and (b) a pro rata VCIP payment for the period up to the termination date and then, for the 24 month period after the termination date, a VCIP payment at full target under the VCIP.

In certain circumstances, Mr. Dionisi will receive amounts payable prior to the termination date in accordance with the VCIP and will be entitled to receive a pro rata VCIP payment at full target under the plan for the partial fiscal year up to the termination date. During the Salary Continuance Period or until he obtains alternate employment, Mr. Dionisi will, (a) subject to and in accordance with the terms of the applicable benefit plan, receive medical, dental and life insurance coverage; (b) subject to and in accordance with the terms of the applicable retirement plan, participate in the retirement plans; and (c) receive a continuation of the applicable perquisites set out in his employment agreement. Mr. Dionisi will also receive short or long-term disability benefit coverage during the period corresponding to the statutory notice period as required under the ESA.

In the event of Mr. Dionisi’s employment is terminated following his death or disability, no compensation will be owed by the Company to him or his estate other than the Accrued Amounts, if any, and any amounts that may be owing under the ESA.

In the event Mr. Dionisi resigns, the Company will be entitled to accept his resignation effective immediately and pay to Mr. Dionisi his applicable salary and any earned VCIP payment during a 13 week resignation notice period, in which case the Company will continue his benefits only as required under the ESA. He will also be entitled to any unpaid VCIP incentive payment confirmed for a prior fiscal period.

Review of Employment Agreements

During the fiscal year ending March 31, 2022, Algoma expects to conduct a review of the terms and conditions of the current employment agreements, and enter into new employment agreements with the Named Executive Officers, which agreements will replace, effective as of the time they are entered into, the current employment agreements for the Named Executive Officers described herein. Such review will form part of a broader process pursuant to which Algoma expects to retain an independent consulting firm to provide services to review compensation matters and, among other things, support Algoma in establishing a peer comparator group of public companies with similar attributes to Algoma for the purpose of benchmarking its compensation policies and plans, setting a compensation program for Named Executive Officers for the year ending March 31, 2022, and designing a compensation structure for non-employee directors.

Summary Compensation Table

The following table sets out the anticipated compensation to be earned by, paid to, or awarded to the Named Executive Officers for the year ending March 31, 2022.

Name and principal position	Salary (C$)	Share- based awards (C$)(2)	Option- based awards (C$)	Non-equity incentive plan compensation (C$)		Pension value (C$)	All other compensation (C$)	Total compensation (C$)
				Annual incentive plans(1)	Long- term incentive plans
Michael McQuade, CEO	904,151	2,310,617	N/A	738,691	N/A	29,210	13,846	3,996,515
Rajat Marwah, CFO	365,908	693,185	N/A	213,233	N/A	29,210	5,169	1,306,705
John Naccarato, VP – Strategy & General Counsel	330,000	693,185	N/A	192,308	N/A	29,210	19,130	1,263,833
Mark Nogalo, VP – Maintenance & Operating Services	345,000	594,159	N/A	201,049	N/A	28,610	1,130	1,169,948
Robert Dionisi, CCO	325,762	396,106	N/A	176,156	N/A	0	13,684	911,708

(1)

As a percentage of annualized salary, represents target annual incentive plan compensation of approximately 81.7% for Mr. McQuade, 58.3% for Mr. Marwah, 58.3% for Mr. Naccarato, 58.3% for Mr. Nogalo, and 54.1% for Mr. Dionisi. For the year ending March 31, 2022, actual awards will be determined relative to achievement of the applicable criteria for such awards.

(2)	Represents vested Restricted Share Units based on a fair value at grant date of C$10.44.

Outstanding Equity Awards

The following table provides certain information regarding the outstanding equity awards expected to be held by each of the Named Executive Officers upon consummation of the Merger (as adjusted to reflect the Stock Split and the LTIP Exchange).

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options (C$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested (C$)	Market or payout value of vested share-based awards not paid out or distributed (C$)(1)
Michael McQuade, CEO	N/A	N/A	N/A	N/A	Nil	Nil	15,804,172
Rajat Marwah, CFO	N/A	N/A	N/A	N/A	Nil	Nil	4,733,267
John Naccarato, VP – Strategy & General Counsel	N/A	N/A	N/A	N/A	Nil	Nil	4,733,267
Mark Nogalo, VP – Maintenance & Operating Services	N/A	N/A	N/A	N/A	Nil	Nil	4,057,086
Robert Dionisi, CCO	N/A	N/A	N/A	N/A	Nil	Nil	2,704,724

(1)

Represents rights to Algoma common shares issuable to replace Restricted Share Units, Performance Share Units and Director Units previously granted under the Company’s Long-Term Incentive Plan, valued at C$12.56 ($10.00) per unit. All awards granted under the Long-Term Incentive Plan are considered to be vested on a one-to-one basis.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table indicates, for each of the Named Executive Officers, a summary of the value of the option-based awards and share-based awards expected to be vested in accordance with their terms for the fiscal year ending March 31, 2022 (as adjusted to reflect the Stock Split and the LTIP Exchange and assuming the continued employment of each Named Executive Officer).

Name and principal position	Option-based awards – Value expected to be vested during the year (C$)	Share-based awards – Value expected to be vested during the year (C$)(1)	Non-equity incentive plan compensation – Value expected to be earned during the year (C$)
Michael McQuade, CEO	N/A	15,804,172	N/A
Rajat Marwah, CFO	N/A	4,733,267	N/A
John Naccarato, VP – Strategy & General Counsel	N/A	4,733,267	N/A
Mark Nogalo, VP – Maintenance & Operating Services	N/A	4,057,086	N/A
Robert Dionisi, CCO	N/A	2,704,724	N/A

(1)

Represents rights to Algoma Common Shares issuable to replace Restricted Share Units, Performance Share Units and Director Units previously granted under the Company’s Long-Term Incentive Plan, valued at $10.000 per unit. All awards granted under the Long-Term Incentive Plan are considered to be vested on a one-to-one basis.

Pension Plan Benefits

Defined Benefit Plans Table

The following table provides certain information regarding the pension plans of the Company that are expected to be in place following the consummation of the Merger, which will provide for payments or benefits at, following, or in connection with the retirement of a Named Executive Officer, excluding defined contribution plans.

Name	Number of years credited service as of March 31, 2022 (#)	Annual benefits payable (C$)		Opening present value of defined benefit obligation as of April 1, 2021 (C$)	Compensatory change (C$)	Non-compensatory change (C$)	Closing present value of defined benefit obligation (C$)
		At year end	At age 65
Michael McQuade, CEO	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rajat Marwah, CFO	N/A	N/A	N/A	N/A	N/A	N/A	N/A
John Naccarato, VP – Strategy & General Counsel	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark Nogalo, VP – Maintenance & Operating Services	33.4	108,500	113,600	1,725,400	48,800	88,700	1,862,900
Robert Dionisi, CCO	35.00	113,600	113,600	1,685,100	Nil	103,400	1,788,500

Defined Contribution Plans Table

The following table provides certain information regarding the pension plans of the Company that are expected to be in place following the consummation of the Merger, which will provide for payments or benefits at, following or in connection with retirement of a Named Executive Officer, excluding defined benefit plans.

Name	Accumulated value as of April 1, 2021 (C$)	Compensatory (C$)	Expected accumulated value at year ending March 31, 2022 (C$)
Michael McQuade, CEO	66,362	Nil	95,572
Rajat Marwah, CFO	275,542	Nil	304,752
John Naccarato, VP – Strategy & General Counsel	52,481	Nil	81,691
Mark Nogalo, VP – Maintenance & Operating Services	N/A	N/A	N/A
Robert Dionisi, CCO	N/A	N/A	N/A

Director Compensation

General

The following discussion provides an overview of the significant elements of the expected compensation program for the members of Algoma’s board of directors and its committees. The compensation of our directors is designed to attract and retain committed and qualified directors and to align Algoma’s interests and those of its shareholders with those of its directors.

Director Compensation

Algoma intends to approve a non-employee director compensation scheme to become effective following the Closing pursuant to which we will pay our non-employee directors annual cash retainers and meeting fees for board and board committee service. All directors will also be reimbursed for their reasonable out-of-pocket expenses incurred while serving as directors. The director compensation scheme will be designed to attract and retain the most qualified individuals to serve on the board of directors. The board of directors, on the recommendation of our compensation committee, will be responsible for reviewing and approving any changes to the directors’ compensation arrangements The directors’ compensation arrangements, including the quantum of annual retainer fees, committee, chair, and meeting fees, will be determined following consummation of the Merger and are expected to be in line with that of other public companies of a similar size.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions – Legato

Founders Shares

In August 2020, Legato issued an aggregate of 5,031,250 shares of Legato Common Stock to the Founders for an aggregate purchase price of $25,000. In January 2021, Legato effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 shares of Legato Common Stock outstanding and held by the Founders.

The Founders have agreed not to transfer, assign or sell any of the shares of Legato Common Stock held by them (except to certain permitted transferees) until the earlier of (i) one year after the completion of an initial business combination, (ii) the date on which the closing price of the Legato Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after completion of an initial business combination, and (iii) the date subsequent to an initial business combination that Legato completes a liquidation, merger, share exchange or other similar transaction which results in all of Legato’s stockholders having the right to exchange their ordinary shares for cash, securities or other property.

Additionally, pursuant to the Lock-Up Agreement, the Founders have agreed that the Algoma Common Shares to be issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Algoma Common Shares and Algoma Warrants to be issued to them in exchange for their Private Units), but not including any PIPE Shares will be subject to transfer restrictions until the earlier of (a) the twelve-month anniversary of the Closing and (b) the date on which the closing share price of the Algoma Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing. The Lock-Up Agreement may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up.

Administrative Service Fee

Legato presently occupies office space provided by an entity controlled by Crescendo Advisors II, LLC, an affiliate of Eric S. Rosenfeld. Such entity has agreed that until Legato consummates its initial business combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to Legato as may be required by Legato from time to time. Legato has agreed to pay an aggregate of $15,000 per month to Crescendo Advisors II, LLC for such services commencing on the effective date of the Initial Public Offering. Legato incurred and paid $45,000 and $81,290 for such services for the three and six months ended June 30, 2021, respectively.

Promissory Note – Related Party

On August 11, 2020, Eric S. Rosenfeld, Legato’s Chief SPAC Officer, issued a $65,000 principal amount unsecured promissory note to Legato. The note was non-interest bearing and payable on the earlier of (i) August 10, 2021, (ii) the consummation of the Initial Public Offering or (iii) the date on which Legato determined not to proceed with the Initial Public Offering. The outstanding balance under the promissory note of $65,000 was repaid at the closing of the Initial Public Offering on January 22, 2021.

Working Capital Loans

In order to finance transaction costs in connection with an initial business combination, the Founders, Legato’s officers and directors or their affiliates may, but are not obligated to, loan Legato funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of an initial business combination, without interest, or would be convertible at the option of the holder into shares of Legato Units at a price of $10.00 per unit. In the event that Legato does not complete an initial business combination, Legato may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Pursuant to the Merger Agreement, Legato agreed that Working Capital Loans, if any, outstanding immediately prior to the completion of the Merger, would be either repaid from the Trust Account or convertible, with the consent of Algoma, into Legato Units immediately prior to the Effective Time at an exchange rate of $10.00 per unit.

As of June 30, 2021, no Working Capital Loans were outstanding.

Certain Relationships and Related Person Transactions – Algoma

Advances to Shareholder

Algoma’s ultimate shareholder, Algoma Steel Parent S.C.A. (the “Ultimate Parent”), and its commonly controlled affiliates are related parties. During the year ended March 31, 2020, Algoma entered into a promissory note with the Ultimate Parent (the “Promissory Note”). During the three month period ended June 30, 2021, there were no advances to the Company’s shareholder. During the year ended March 31, 2021, Algoma advanced C$1.1 million ($0.8 million) to the Ultimate Parent to fund the Ultimate Parent’s reasonable expenses, liabilities and other obligations. The Promissory Note is unsecured and is non-interest-bearing. At June 30, 2021, the balance of the Promissory Note receivable was C$2.1 million ($1.7 million) (March 31, 2021 – C$2.2 million ($1.7 million)).

All amounts owing under Promissory Note will be repaid and the Promissory Note will be extinguished on or prior to Closing.

Shareholders Agreement

Algoma Steel Inc. is a party to a Shareholders Agreement, dated as of November 30, 2018 (the “Shareholders Agreement”), among the Algoma Steel Inc., Algoma Steel Intermediate Holdings Inc., Algoma Steel Holdings Inc. and the shareholders of Holdings, including Ultimate Parent. The Shareholders Agreement provides for, among other things, the governance of Holdings, including the composition of the boards of Holdings and Ultimate Parent and the rights of certain shareholders to designate or remove the members of the boards of Holdings and Ultimate Parent. The Shareholders Agreement sets forth specified corporate actions that may not be taken without approval of holders of a majority of the shares of Holdings. The Shareholder Agreement includes customary indemnification and confidentiality provisions, restrictions on transfer of shares, drag-along and tag-along rights and preemptive rights. In addition, the Shareholders Agreement provides shareholders customary demand and piggyback registrations rights following an initial public offering or listing of shares of Holdings in the United States or Canada (or if Holdings otherwise become a reporting company in the United States or Canada).

Algoma shall cause all rights and obligations with respect to Algoma and its subsidiaries pursuant to the Shareholders Agreement to be terminated on or prior to Closing.

Investor Rights Agreement

On or prior to the Closing Date, Algoma, the IRA Parties will enter into an Investor Rights Agreement. The Investor Rights Agreement will provide that the Algoma Warrants and Algoma Common Shares held by the IRA Parties, including the Algoma Common Shares issuable upon the exercise of Algoma Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma will agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws, subject to required notice provisions to other IRA Parties; provided, Algoma shall not be obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the six-month period prior to receipt of the request therefor. Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. Following the Closing, Algoma also intends to file the Resale Registration Statement to register the resale of the Algoma Common Shares then outstanding, other than the Algoma Common Shares issuable under the registration statement of which this proxy statement/prospectus is a part. See “Algoma Common Shares Eligible for Future Sale” for additional details. Additionally, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Algoma Common Shares (which percentage assumes (i) the No Redemption Scenario and (ii) that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued).

Indemnification Agreements

Prior to the completion of the Merger, we intend to enter into indemnification agreements with our directors and certain officers to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Algoma or an organization of which Algoma is a shareholder or creditor if such individual serves such organization at our request.

Indebtedness of Directors and Executive Officers

No person who is, as of the date of this proxy statement/prospectus, or who is proposed to be a director or executive officer of Algoma, is or has been indebted to Algoma or is indebted to another entity that is, or has been at any time, the subject of a guarantee, support agreement, letter of credit or similar arrangement provided by Algoma.

DESCRIPTION OF ALGOMA WARRANTS

Pursuant to the Merger Agreement, upon the consummation of the Merger each Legato Warrant will be converted into an equal number of Algoma Warrants exercisable for Algoma Common Shares, with the exercise period beginning 30 days following Closing in accordance with the terms of the Warrant Agreement. The following provides a summary of the material provisions governing the Algoma Warrants. References in this section to the Warrant Agreement shall mean the Warrant Agreement as amended by the Amendment Agreement, to be entered into immediately prior to the Effective Time, by and among Legato, Algoma, Continental Stock Transfer & Trust Company, as warrant agent and TSX Trust Company, as Canadian co-warrant agent.

Warrants

Each Algoma Warrant entitles the registered holder to purchase one Algoma Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days following the consummation of an initial business combination. However, no Algoma Warrants will be exercisable for cash unless Algoma has an effective and current registration statement covering the Algoma Common Shares issuable upon exercise of the Algoma Warrants and a current prospectus relating to such Algoma Common Shares. Notwithstanding the foregoing, if a registration statement covering the Algoma Common Shares issuable upon exercise of the public Algoma Warrants is not effective within a specified period following the consummation of the Merger, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Algoma Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Algoma Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Algoma Warrants for that number of Algoma Common Shares equal to the quotient obtained by dividing (x) the product of the number of Algoma Common Shares underlying the Algoma Warrants, multiplied by the difference between the exercise price of the Algoma Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Algoma Common Shares for the 5 trading days ending on the trading day prior to the date of exercise. The Algoma Warrants will expire on the fifth anniversary of the completion of the Merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the Trust Account.

The private Algoma Warrants, are identical to the public Algoma Warrants except that the private Algoma Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by Algoma, in each case so long as they are still held by the Founders, EBC, or their permitted transferees.

We may call the Algoma Warrants for redemption (excluding the private Algoma Warrants and any Algoma Warrants underlying additional units issued to the Founders in payment of working capital loans made to Legato), in whole and not in part, at a price of $0.01 per Algoma Warrant,

•	at any time after the Algoma Warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•

if, and only if, the reported last sale price of the Algoma Common Shares equals or exceeds $18.00 per Algoma Common Share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Algoma Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the Algoma Common Shares underlying such Algoma Warrants.

The right to exercise will be forfeited unless the Algoma Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an Algoma Warrant will have no further rights except to receive the redemption price for such holder’s Algoma Warrant upon surrender of such Algoma Warrant.

The redemption criteria for the Algoma Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing Algoma Common Share price and the Algoma Warrant exercise price so that if the Algoma Common Share price declines as a result of a redemption call, the redemption will not cause the Algoma Common Share price to drop below the exercise price of the Algoma Warrants.

If we call the Algoma Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Algoma Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Algoma Warrants for that number of Algoma Common Shares equal to the quotient obtained by dividing (x) the product of the number of Algoma Common Shares underlying the Algoma Warrants, multiplied by the difference between the exercise price of the Algoma Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Algoma Common Shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Algoma Warrants.

The Algoma Warrants, which are the Legato Warrants that will become exercisable for Algoma Common Shares, are in registered form and will be governed by a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Legato, as assigned to Algoma pursuant to an amendment agreement, to be entered into among Algoma, Legato, Continental Stock Transfer & Trust Company, as warrant agent and TSX Trust Company, as Canadian co-warrant agent. The Warrant Agreement will provide that the terms of the Algoma Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Algoma Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Algoma Common Shares issuable on exercise of the Algoma Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or Algoma’s recapitalization, reorganization, merger or consolidation. However, except as described below, the Algoma Warrants will not be adjusted for issuances of Algoma Common Shares at a price below their respective exercise prices.

The Algoma Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Algoma Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Algoma Common Shares and any voting rights until they exercise their Algoma Warrants and receive Algoma Common Shares. After the issuance of Algoma Common Shares upon exercise of the Algoma Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Algoma Warrants such that an electing warrant holder would not be able to exercise their Algoma Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Algoma Common Shares outstanding.

The Founders and EBC have agreed not to transfer, assign or sell any of the Private Warrants until after the completion of the Merger. Additionally, pursuant to the Lock-Up Agreement, Eric S. Rosenfeld, David Sgro, and Brian Pratt have agreed that the Algoma Warrants held by them will be subject to transfer restrictions until the earlier of (a) the twelve-month anniversary of the Closing and (b) the date on which the closing share price of the Algoma Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing. The Lock-Up Agreement may be waived with the written consent of Algoma and persons holding a majority of the shares subject to the lock-up.

Listing

We intend to seek to list the Algoma Warrants on Nasdaq and the TSX, subject only to official notice of issuance thereof and/or the satisfaction of the conditions of approval. There is no assurance that we will be able to satisfy Nasdaq’s or the TSX’s listing requirements initially or on an ongoing basis.

In connection with the listing of the Algoma Warrants on the TSX, in accordance with the TSX’s listing requirements in respect of warrants, Algoma will provide certain undertakings to the TSX to the effect that Algoma will not exercise certain of its rights under the Warrant Agreement, including, notably, (i) lowering of the exercise price of the Algoma Warrants and (ii) extending the duration of the Algoma Warrants by delaying the expiration date thereof.

Warrant Agent

The U.S. warrant agent for the Algoma Warrants will be Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000. The Canadian warrant agent for the Algoma Warrants will be TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416) 261-0930.

DESCRIPTION OF ALGOMA COMMON SHARES

A summary of the material provisions governing Algoma’s share capital immediately following the completion of the Merger is described below. This summary is not complete and should be read together with the Restated Articles, a copy of which is filed as an exhibit to this proxy statement/prospectus.

General

This section summarizes the material rights of Algoma shareholders under the BCA and the material provisions of Algoma’s Restated Articles.

Share Capital

The authorized share capital of Algoma consists of an unlimited number of Algoma Common Shares without par value and an unlimited number of preferred shares without par value issuable in series (the “Algoma Preferred Shares”).

As of August 13, 2021, there were 100,000,001 Algoma Common Shares issued and outstanding, and no Algoma Preferred Shares issued and outstanding.

Upon the consummation of the Merger, there will be approximately 115 million Algoma Common Shares outstanding, assuming, among other matters, that none of Legato’s existing Public Stockholders exercise their redemption rights.

Under the Restated Articles, holders of the Algoma Common Shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Algoma Common Share entitles its holder to one vote. Under the Restated Articles, Algoma’s board of directors has the authority to create and issue one or more series of Algoma Preferred Shares, with such special rights and restrictions to be attached to such series as are authorized by the directors of Algoma.

The following descriptions of share capital and provisions of the Restated Articles are summaries and are qualified by reference to the Restated Articles, a copy of which is filed as an exhibit to this proxy statement/prospectus.

Dividend Rights

Under the BCA, a corporation may pay a dividend out of profits, capital or otherwise: (1) by issuing shares or warrants by way of dividend or (2) in property, including money. Further, under the BCA, a corporation cannot declare or pay a dividend if there are reasonable grounds for believing that the corporation is insolvent or payment of the dividend would render the corporation insolvent.

Holders of Algoma Common Shares will be entitled to receive dividends as and when declared by Algoma’s board of directors at its discretion out of funds properly applicable to the payment of dividends, subject to the rights, if any, of shareholders holding shares with special rights to dividends. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that Algoma’s board of directors deems relevant. Under the Restated Articles, a resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of Algoma, or in any one or more of those ways.

Subject to the special rights and restrictions attached to the Algoma Preferred Shares, the holders of Algoma Common Shares shall receive the remaining property of Algoma upon dissolution in equal rank with the holders of all other Algoma Common Shares.

Except as otherwise disclosed in the section titled “Certain Material Canadian Federal Income Tax Considerations” in this proxy statement/prospectus, there is no Canadian law applicable to Algoma that affects the remittance of dividends and other payments by Algoma to nonresident holders of the Algoma securities.

Preemptive Rights

There are no preemptive rights relating to Algoma Common Shares.

Amendment of Notice of Articles and Articles and Alteration of Share Capital

Under the BCA, Algoma may amend the Restated Articles by (1) the type of resolution specified in the BCA, (2) if the BCA does not specify a type of resolution, then by the type specified in the Restated Articles, or (3) if the Restated Articles do not specify a type of resolution, then by special resolution, which requires two-thirds of the votes cast by shareholders in order to pass. The BCA permits many substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles. The Restated Articles provide that alterations to Algoma’s authorized share structure (other than a subdivision or consolidation of all or any of its shares) and the applicable alteration to its Notice of Articles may be authorized by special resolution. A subdivision or consolidation of all or any of its shares or a change in Algoma’s name may be authorized by a resolution of the directors. Furthermore, the Restated Articles state that, if the BCA does not specify the type of resolution required for an alteration, and if the Restated Articles do not specify a type of resolution, Algoma may resolve to alter the Restated Articles by ordinary resolution, which requires a majority of shareholder votes cast in order to pass.

Dissent Rights

Under the BCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to: (1) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (2) approve certain amalgamations; (3) approve a statutory arrangement, where the terms of the arrangement permit dissent; (4) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (5) continue the company into another jurisdiction. The BCA provides that beneficial owners of shares who wish to exercise their dissent rights with respect to their shares must dissent with respect to all of the shares beneficially owned by them, whether or not they are registered in their name.

Annual Meetings

The Restated Articles provide that, unless an annual general meeting is deferred or waived in accordance with the BCA, Algoma must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors. An annual general meeting may be partially or entirely virtual.

Board and Shareholder Ability to Call Special Meetings

The Restated Articles provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the BCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for such purposes as stated in the requisition. Upon meeting the technical requirements set out in the BCA, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the company that carry the right to vote at general meetings may send notice of a meeting to be held to transact the business stated in the requisition.

Shareholder Meeting Quorum

The Restated Articles provide that two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares of Algoma entitled to be voted at the meeting, constitute a quorum at any annual or special meeting of the shareholders.

Voting Rights

Under the BCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the BCA and Restated Articles, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Restated Articles provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands or the functional equivalent unless a poll is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or functional equivalent result in each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by poll, each holder of Algoma Common Shares is entitled to one vote for each Algoma Common Share held.

There are no limitations on the right of nonresident or foreign owners to hold or vote Algoma securities imposed by Canadian law or by the charter or other constituent document of Algoma.

Shareholder Action by Written Consent

Under the BCA, shareholder action without a meeting may be taken by a “consent resolution” of shareholders, which requires that, after being submitted to all shareholders entitled to vote at a general meeting, the resolution is consented to in writing by: (1) in the case of a matter that would normally require an ordinary resolution, shareholders who, in the aggregate, hold shares carrying at least 66 2/3% of the votes entitled to be cast on such consent resolution, or (2) in the case of any other resolution of the shareholders, all of the shareholders entitled to vote on such resolution. A consent resolution of shareholders is deemed to be a proceeding at a meeting of those shareholders and to be as valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of the BCA and its related regulations, and all the requirements of the Restated Articles, relating to meetings of shareholders.

Inspection of Corporation Records

Algoma must keep at its records office, or at such other place as the BCA may permit, the documents, copies, registers, minutes and other records which Algoma is required by the BCA to keep at such places. Algoma must keep adequate accounting records to record properly its financial affairs and condition in compliance with the provisions of the BCA. Under the BCA, any director or shareholder may, without charge, inspect certain of Algoma’s records at Algoma’s records office or such other place where such records are kept during the corporation’s statutory business hours. Former shareholders and directors may also inspect certain records, free of charge, but only those records pertaining to the times that they were shareholders or directors. Further, a public company must allow all persons to inspect certain records of the company free of charge. As permitted by the BCA, the Restated Articles prohibit shareholders from inspecting any accounting records of Algoma, unless the directors determine otherwise.

Election and Appointment of Directors

The Restated Articles do not provide for the board of directors to be divided into classes.

Pursuant to the Restated Articles, any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies on the board. Pursuant to the Restated Articles, the Algoma directors may appoint one or more additional directors, but the number of additional directors shall not exceed one third the number of the first directors and, thereafter, one third of the number of current directors who were elected or appointed other than as such additional directors. The filling of a casual vacancy by the Algoma directors shall not be counted against such cap.

Removal of Directors

Pursuant to the Restated Articles, the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds of the votes cast in favor of the resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint an additional director to fill that vacancy.

The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.

Proceedings of Board of Directors

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the Restated Articles, shareholders of record may nominate persons for election to our Board only by providing notice to Algoma’s secretary that is both timely and in proper written form. To be timely, a shareholder’s notice shall be received by the secretary of Algoma (a) in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the nominating shareholder may be made not later than the close of business on the tenth day following the Notice Date, and (b) in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. To be in proper written form, such notice must include, among other information, certain information with respect to each proposed nominee and each shareholder nominating persons for elections to the Board and must disclose about any contract, agreement, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares of Algoma or between the proposed nominee and the nominating shareholder and any other information relating to the proposed nominee or nominating shareholder that would be required to be disclosed in a dissident’s proxy circular under applicable securities laws.

Approval of Mergers and Other Corporate Transactions

Under the BCA, certain corporate actions, such as: (1) amalgamations (other than with certain affiliated corporations); (2) continuances; (3) sales, leases or exchanges of all, or substantially all, the undertaking of a corporation other than in the ordinary course of business; (4) reductions of paid-up capital for any purpose, e.g. in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (5) other actions such as liquidations or arrangements, are required to be approved by “special resolution.” A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.

In certain cases where share rights or special rights may be prejudiced or interfered with, a special separate resolution of shareholders of the affected class or series, including a class or series of shares not otherwise carrying voting rights, to approve the corporate action in question is also required. In specified extraordinary corporate actions, such as approval of plans of arrangement and amalgamations, all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability

Under the BCA, no provision in a contract or the articles may relieve a director or officer from (1) the duty to act in accordance with the BCA and its related regulations, or (2) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to a corporation.

A director is not liable under the BCA for certain acts if the director relied, in good faith, on (1) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation, (2) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (3) a statement of fact represented to the director by an officer of the corporation to be correct, or (4) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not the record was forged, fraudulently made or inaccurate or the information or representation was fraudulently made or inaccurate. Further, a director is not liable for certain acts if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

Derivative Actions and Other Remedies

Under the BCA, a complainant (a director or shareholder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be an appropriate person to make such an application) may apply to the Supreme Court of the Province of British Columbia for leave to bring an action in the name and on behalf of Algoma for the purpose of prosecuting or defending an action on behalf of Algoma.

The court may grant leave if: (1) the complainant has made reasonable efforts to cause the directors of Algoma to prosecute or defend the action; (2) notice of the application for leave has been given to Algoma and any other person that the court may order; (3) the complainant is acting in good faith; and (4) it appears to the court to be in the best interests of Algoma for the action to be brought, prosecuted or defended.

Under the BCA, the court in a derivative action may make any order it determines to be appropriate. In addition, under the BCA, a court may order a corporation to pay the shareholder’s interim costs, including legal fees and disbursements. However, the shareholder may be held accountable for the costs on final disposition of the action.

The BCA also contains an oppression remedy, which enables a court to make almost any order to rectify the matters complained of if the court is satisfied upon application by a shareholder (including a beneficial shareholder and any other person that the court considers to be an appropriate person to make such an application) that the affairs of Algoma are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or that some action has been or may be taken that is unfairly prejudicial to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant would normally be expected to trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights.

Exclusive Forum

The Restated Articles do not provide for an exclusive forum.

Listing

We intend to seek to list the Algoma Common Shares and the Algoma Warrants on Nasdaq and the TSX, subject only to official notice of issuance thereof and/or the satisfaction of the conditions of approval. There is no assurance that we will be able to satisfy Nasdaq’s or the TSX’s listing requirements initially or on an ongoing basis.

Transfer Agent and Registrar

The U.S. transfer agent and registrar for Algoma Common Shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000. The Canadian transfer agent and registrar for Algoma Common Shares is TSX Trust Company. Its address is 301 – 100 Adelaide Street West, Toronto, Ontario M5H 4H1 and its telephone number is (416) 261-0930.

ALGOMA COMMON SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Merger, Algoma will have an unlimited number of Algoma Common Shares authorized and, based on the assumptions set out elsewhere in this proxy statement/prospectus, 115,307,036 Algoma Common Shares issued and outstanding, assuming no Public Shares are redeemed in connection with the Merger and prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights. All of the Algoma Common Shares issued in connection with the Merger will be freely transferable by persons other than by Algoma’s “affiliates” without restriction or further registration under the Securities Act, except (i) 6,732,036 Algoma Common Shares issued to the Founders and EBC, which are subject to the lock-up described below; (ii) 10,000,000 PIPE Shares, which are being issued in a transaction exempt from registration under the Securities Act; and (iii) the remaining 75,000,000 Algoma Common Shares (including Algoma Common Shares issuable upon exercise of Replacement LTIP Awards) to be distributed pursuant to the Parent Distribution, which will be subject to the lock-up restrictions described below and are being issued in a transaction exempt from registration under the Securities Act. However, as described below, following the Closing, we intend to file one or more registration statements to register the resale of the Algoma Common Shares described in clauses (i), (ii) and (iii) above such that, upon the effectiveness of such registration statements, such shares will be freely transferable under the Securities Act. Sales of substantial amounts of Algoma’s Common Shares in the public market could adversely affect prevailing market prices of Algoma’s Common Shares.

Registration Rights

Investor Rights Agreement

On or prior to the Closing Date, the IRA Parties will enter into an Investor Rights Agreement. The Investor Rights Agreement will provide that the Algoma Warrants and Algoma Common Shares held by the IRA Parties, including the Algoma Common Shares issuable upon the exercise of Algoma Warrants and other derivative securities, shall bear customary registration rights and nomination rights. Specifically, Algoma will agree to file a registration statement as soon as practicable upon a request from certain IRA Parties to register the resale of certain registrable securities under the Securities Act and Canadian securities laws, subject to required notice provisions to other IRA Parties; provided, Algoma shall not be obligated to effect a demand registration (i) unless the aggregate proceeds expected to be received from the sale of the registrable securities equals or exceeds C$50,000,000 or (ii) if Algoma has effected a demand registration within the six-month period prior to receipt of the request therefor. Algoma has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Algoma will pay certain expenses relating to such registrations and indemnify the IRA Parties against certain liabilities. Additionally, certain IRA Parties that currently have board designation rights with respect to Algoma Steel Holdings Inc. will have the right to nominate, in the aggregate, four directors to the Algoma board for so long as they maintain approximately 7.36% of outstanding Algoma Common Shares (which percentage assumes (i) the No Redemption Scenario and (ii) that all of the Algoma Common Shares issuable pursuant to the Earnout Rights are issued).

Resale Registration Statement

Pursuant to the PIPE Subscription Agreements relating to the PIPE Investment, Algoma has agreed that, as soon as practicable (but in any case no later than thirty (30) calendar days after the consummation of the Merger, it will file with the SEC (at Algoma’s sole cost and expense) a registration statement registering the resale of the 10,000,000 PIPE Shares, and Algoma will use its commercially reasonable efforts to have such Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event, no later than the earlier of (i) ninety (90) calendar days after the consummation of the Merger if the SEC notifies Algoma that it will “review” the Resale Registration Statement and (ii) ten (10) business days after Algoma is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review, subject to certain conditions. Algoma also intends to register an additional 81,732,036 Algoma Common Shares (including Algoma Common Shares issuable upon exercise of Replacement LTIP Awards) as part of the Resale Registration Statement or one or more additional registration statements.

Lock-Up Agreement

Concurrently with the execution and delivery of the Merger Agreement, Algoma’s sole shareholder and the Founders entered into a Lock-Up Agreement. The Lock-Up Agreement provides that the Algoma Common Shares held by the Existing Algoma Investors immediately prior to the Effective Time will be subject to transfer restrictions until the earlier of (a) the six-month anniversary of the Closing and (b) the date on which the closing share price of the

Algoma Common Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing. The Founders will be subject to the same lock-up as the Existing Algoma Investors with respect to the Algoma Common Shares to be issued to the Founders in exchange for their Founder Shares (and, in the case of Eric S. Rosenfeld, David Sgro, and Brian Pratt, the Algoma Common Shares and Algoma Warrants to be issued to them in exchange for their Private Units), but not including any PIPE Shares, except that the release date will be the twelve-month anniversary of the Closing, rather than the six-month anniversary. In addition, the Merger Agreement provides that each person who will receive Algoma Common Shares issued pursuant to the LTIP Exchange will sign a joinder to the Lock-Up Agreement. The Lock-Up Agreement may be waived with the written consent of the Company and persons holding a majority of the shares subject to the lock-up.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), commencing one year following the date on which Algoma files the information required by Form 20-F as contemplated by Rule 144, a person who has beneficially owned restricted Algoma Common Shares for at least six months would, subject to the restrictions noted in the section below, be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Algoma at the time of, or at any time during the three months preceding, a sale and (ii) Algoma has been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Algoma was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Algoma Common Shares for at least six months but who are affiliates of Algoma at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Algoma’s Common Shares then outstanding; or

•	the average weekly reported trading volume of the Algoma Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Algoma under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Algoma.

CANADIAN SECURITIES LAWS MATTERS

Distribution and Resale of Algoma Common Shares and Algoma Warrants Received in the Merger and Algoma Common Shares underlying Algoma Warrants under Canadian Securities Laws

The Algoma Common Shares and Algoma Warrants to be issued in connection with the Merger, and the Algoma Common Shares issued upon the exercise of the Algoma Warrants in accordance with the terms and conditions thereof and of the Warrant Agreement, will not be legended and may be resold through registered dealers in each of the provinces and territories of Canada, provided that: (i) the trade is not a “control distribution” (as defined in National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators); (ii) no unusual effort is made to prepare the market or create a demand for those securities; (iii) no extraordinary commission or consideration is paid in respect of that trade; (iv) if the selling securityholder is an insider or officer of Algoma (as defined under applicable Canadian securities legislation), the insider or officer has no reasonable grounds to believe that Algoma is in default of applicable Canadian securities legislation; and (v) Algoma is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (subject to the abridgment of such four month period upon Algoma becoming a reporting issuer by filing a non-offering prospectus in the province of Ontario). Each Algoma securityholder is urged to consult the holder’s professional advisors with respect to restrictions applicable to trades in Algoma Common Shares (including Algoma Common Shares underlying Algoma Warrants) and Algoma Warrants under applicable Canadian securities legislation.

Following Closing, Algoma is expected to become a reporting issuer in the province of Ontario by filing a non-offering prospectus and, subject to the Algoma Common Shares and/or the Algoma Warrants being listed on the TSX, to become a reporting issuer in the province of Ontario. As neither the Algoma Common Shares nor the Algoma Warrants are currently listed on a stock exchange, unless and until such a listing is obtained, holders of Algoma Common Shares and/or Algoma Warrants may not have a market for their securities. Algoma has applied to list the Algoma Common Shares and Algoma Warrants on Nasdaq under the proposed symbols “ASTL” and “ASTLW”, respectively, to be effective at the consummation of the Merger. In addition, Algoma intends to apply for listing of the Algoma Common Shares and Algoma Warrants on the TSX under the proposed symbols “ASTL” and “ASTL.WT,” respectively, to be effective at the consummation of the Merger. Approval of the listing on Nasdaq and the TSX of the Algoma Common Shares and Algoma Warrants (subject only to official notice of issuance thereof and/or the satisfaction of the conditions of approval) is a condition to each party’s obligation to complete the Merger.

Ongoing Canadian Reporting Obligations of Algoma

Following Closing, Algoma is expected to become a reporting issuer in the province of Ontario by filing a non-offering prospectus and will be subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian securities laws. Among these reporting obligations is the requirement that its reporting insiders file reports with respect to, among other things, their beneficial ownership of, or control or direction over, securities of Algoma and their interests in, and rights and obligations associated with, related financial instruments. As Algoma will not be a foreign issuer under applicable Canadian securities law, it will generally not be entitled under exemptions available to such foreign issuers to satisfy its Canadian reporting obligations through periodic and current reports that it files with the SEC to satisfy its U.S. reporting obligations but, as an “SEC Issuer” (as such term is defined under Canadian securities laws) may, in certain instances, rely on other available exemptions from its Canadian continuous disclosure and other reporting obligations by filing in Canada its periodic and current reports filed with the SEC to satisfy its U.S. reporting obligations.

COMPARISON OF RIGHTS OF ALGOMA SHAREHOLDERS AND LEGATO STOCKHOLDERS

The rights of the shareholders of Algoma and the relative powers of the Algoma board of directors are governed by applicable law of British Columbia, Canada, including the BCA, and the Restated Articles. As a result of the Merger, the Legato Common Stock will be automatically converted into the right to receive Algoma Common Shares and the Legato Warrants will be converted into an equal number of Algoma Warrants, each of which will be exercisable for one Algoma Common Share for $11.50 per share, subject to adjustment. Because Algoma will be, at the Effective Time, a corporation organized under the laws of British, Columbia, the rights of the securityholders of Legato will be governed by applicable law of British Columbia, Canada, including the BCA and the Restated Articles.

Many of the principal attributes of Algoma Common Shares and Legato Common Stock will be similar. However, there are differences between the rights of shareholders of Algoma under the BCA and the rights of securityholders of Legato under the laws of Delaware. In addition, there are differences between the Restated Articles and the Existing Legato Charter.

The following is a summary comparison of the material differences between the rights of Legato stockholders under the Existing Legato Charter, Legato’s bylaws (the “Legato Bylaws”), the laws of Delaware, and the rights of Algoma shareholders under the BCA and the Restated Articles. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws, Nasdaq or TSX listing requirements or of Algoma’s or Legato’s governance or other policies.

This summary is not intended to be a complete discussion of the respective rights of Legato stockholders and Algoma shareholders and may not contain all of the information that is important to you. This summary is qualified in its entirety by reference to the DGCL, the BCA, and the governing documents of Legato and Algoma, which we urge you to read carefully and in their entirety. Legato and Algoma urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the DGCL, the BCA, and the other documents to which we refer in this proxy statement/prospectus for a more complete understanding of the differences between the rights of an Algoma shareholder and the rights of a Legato stockholder. Legato has filed its governing documents with the SEC and will send copies of these documents to you, without charge, upon your request. See the section titled “Where You Can Find Additional Information.”

	Legato	Algoma
Authorized and Outstanding Capital Stock

The total number of shares of all classes of capital stock which Legato is authorized to issue is 61,000,000 shares, consisting of (a) 60,000,000 shares of Legato Common Stock and (b) 1,000,000 shares of Legato preferred stock, par value $0.0001 per share.

As of the record date, there were 30,307,036 shares of Legato Common Stock outstanding and no shares of Legato preferred stock outstanding.

The authorized share capital of Algoma consists of an unlimited number of Algoma Common Shares without par value and an unlimited number of Algoma Preferred Shares without par value.

The Algoma board of directors has the authority to issue one or more series of Algoma Preferred Shares, with such special rights and restrictions to be created, defined and attached to such series by the directors of Algoma.

As of August 13, 2021, there were 100,000,001 Algoma Common Shares issued and outstanding, and no Algoma Preferred Shares issued and outstanding.

Issuance of Additional Shares	The Existing Legato Charter provides that, prior to the consummation of Legato’s initial business combination,	Pursuant and subject to the BCA, Restated Articles and subject to the rights, if any, of the holders of issued

	Legato	Algoma
	Legato shall not issue any shares of Legato Common Stock or any securities convertible into Legato Common Stock or any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Account or which vote as a class with the Legato Common Stock on any matter.	shares, Algoma may issue, sell or otherwise dispose of the unissued shares, and issued shares held by Algoma, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors may determine.

Reduction of Capital	Under the DGCL, Legato, by resolution of its board of directors, may reduce its capital by reducing or eliminating the capital associated with shares of capital stock that have been retired, by applying to an otherwise authorized purchase or redemption of shares some or all of the capital represented by the shares being repurchased or redeemed, or any capital that has not been allocated to any particular class of its stock, by applying to an otherwise authorized conversion or exchange of outstanding shares some or all of the capital represented by the shares being converted or exchanged, or some or all of any capital that has not been allocated to any particular class of its stock, or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange or by transferring or by transferring to surplus some or all of the capital not represented by any particular class of its capital stock, some or all of the capital represented by issued shares of its par value capital stock, which capital is in excess of the aggregate par value of such shares or some of the capital represented by issued shares of its capital stock without par value. Notwithstanding the foregoing, no reduction of capital may be made or effected unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided. No reduction of capital shall release any liability of any stockholder whose shares have not been fully paid.	Under the BCA, Algoma may reduce its capital if it is authorized to do so: (1) by a court order, or (2) by a special resolution, provided that there are not reasonable grounds for believing that the realizable value of Algoma’s assets would, after the reduction, be less than the aggregate of its liabilities.

	Legato	Algoma

Voting Rights	The Existing Legato Charter provides that, except as required by law or the Existing Legato Charter, the holders of shares of Legato Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of Legato on which the holders of the shares of Legato Common Stock are entitled to vote.	The Restated Articles provide that each Algoma Common Share shall entitle its holder to one vote at all meetings of the shareholders of Algoma, except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions of the BCA or the Restated Articles.

Dividends and Distributions	The Existing Legato Charter provides rights to distributions from the Trust Fund to shares of Public Shares only in the event (i) the holder demands redemption of his shares in accordance with the Existing Legato Charter in connection with a proxy solicitation, (ii) the holder sells his shares to the Legato in accordance with the Existing Legato Charter in connection with a tender offer, (iii) that Legato has not consummated a business combination within 18 months of Legato’s IPO or (iv) Legato seeks to amend the provisions of Article Sixth of the Existing Legato Charter prior to the consummation of a business combination. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Fund.

Under the BCA, dividends may be paid out of profits, capital or otherwise. However, a corporation cannot declare or pay a dividend if there are reasonable grounds for believing that the corporation is insolvent or payment of the dividend would render the corporation insolvent.

The Restated Articles provide that the directors may from time to time declare and authorize payment of such dividends as the directors may deem advisable, subject to the rights, if any, of shareholders holding shares with special rights to dividends.

Preemptive Rights	The Existing Legato Charter does not provide preemptive rights to shares of Legato Common Stock.	There are no preemptive rights relating to Algoma Common Shares.

Number of Directors	The Existing Legato Charter does not provide for a minimum number of directors.

The BCA requires that public companies have a minimum of three directors.

The Restated Articles provide that the number of directors shall be set by directors’ resolution but must be at least three and no more than 20.

Algoma directors may appoint additional directors, but the number of additional directors shall not exceed one third the number of first directors, if, at the time of their first appointments, one or more of the first directors have not yet completed their first term office, and, in any other case, one-third the number of current directors who were elected or appointed other than as such additional directors.

	Legato	Algoma
Term of Office of Directors	The Existing Legato Charter provides that Legato’s board of directors shall be divided into three classes of directors, as nearly equal as possible and designated Class A, Class B, and Class C, each of which will generally serve for a term of three years with only one class of directors being elected in each year, subject to their earlier death, resignation or removal from office.	Each director shall hold office until the next annual general meeting and until his or her successor is elected or appointed, subject to prior death, resignation, retirement, disqualification or removal from office.

Nomination of Director Candidates	Legato’s bylaws provide that, except as may be otherwise provided by the terms of one or more series of Legato preferred stock, nominations of persons for election to Legato’s board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in Legato’s notice of such special meeting, by any stockholder of Legato who is a stockholder of record on the date of such stockholder’s notice of nomination and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in Legato’s bylaws. Legato’s bylaws provide that, to be timely, a stockholder’s notice of nomination must be delivered to Legato’s Secretary at the principal executive offices of Legato not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

The Restated Articles provide that nominations of persons for election to Algoma’s board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the meeting was called was the election of directors, by, among others, any person who, as of the record date for notice of such meeting and on the date notice of the nomination is given, is either a shareholder of record or beneficially owns shares that are entitled to be voted at such meeting and such person complies with the notice procedures set forth in the Restated Articles, including that the notice of nomination is both timely and in proper written form.

The Restated Articles provide that, to be timely, a shareholder’s notice shall be received by the secretary of Algoma (a) in the case of an annual general meeting of shareholders, not less than 30 days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the nominating shareholder may be made not later than the close of business on the tenth day following the Notice Date, and (b) in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors

	Legato	Algoma
(whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. To be in proper written form, such notice must include certain information with respect to each proposed nominee and each nominating shareholder.

Election of Directors	The Existing Legato Charter and Legato’s bylaws provide that, subject to the rights of holders of one or more series of Legato preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.	Pursuant to the BCA and the Restated Articles, at every annual general meeting, the shareholders entitled to vote for the election of directors must elect a board of directors consisting of not more than the number of directors set under the Restated Articles. Properly nominated candidates are elected by a plurality of the votes cast by shareholders entitled to vote for the election of directors, or appointed by ordinary resolution.

Removal of Directors	Legato’s bylaws provide that the entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. If Legato’s board is classified, stockholders may effect such removal only for cause. In case the board of directors or any one or more directors be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

The Restated Articles provide the shareholders of Algoma may remove any director before the expiration of his or her term of office by special resolution, which requires a special majority requirement of two-thirds of the votes cast in favor of the resolution.

The directors of Algoma may remove a director before the expiration of his or her period of office if the director is convicted of an indictable offence or otherwise ceases to qualify as a director and the directors may appoint a director to fill the resulting vacancy.

Board Vacancies	The Existing Legato Charter provides that, unless otherwise provided in the Existing Legato Charter, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall	The Restated Articles provide that where a director is removed by special resolution, the shareholders may elect or appoint, by ordinary resolution, another individual as director to fill the resulting vacancy. If the shareholders do not appoint a director to fill the vacancy contemporaneously with removal, then either the directors or the shareholders by ordinary resolution may appoint a director to fill that vacancy.

	Legato	Algoma
be elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity.

Any casual vacancy occurring on the board of directors may be filled by the remaining directors. If Algoma has fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors. If Algoma has no directors or fewer directors in office than the number set by the Restated Articles as the necessary quorum for the directors, the shareholders may elect or appoint, by ordinary resolution, directors to fill the vacancies of the board.

Board Action by Written Consent	Legato’s bylaws provide that, unless otherwise restricted by the Existing Legato Charter or Legato’s bylaws, any action required or permitted to be taken at any meeting of Legato’s board of directors or any committee thereof may be taken without a meeting if all members of Legato’s board of directors or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of Legato’s board of directors or committee thereof.	The Restated Articles provide that a resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Power of Board of Directors to Manage the Business and Affairs of the Corporation	The Existing Legato Charter and Legato’s bylaws provide that the business and affairs of Legato shall be managed by, or under the direction of, Legato’s board of directors. The Existing Legato Charter provides that, in addition to the powers and authority expressly conferred upon Legato’s board of directors by statute, the Existing Legato Charter or Legato’s bylaws, Legato’s board of directors is empowered to exercise all such powers and do all such acts and things as may be exercised or done by Legato, subject, nevertheless, to the provisions of the DGCL, the Existing	The Restated Articles provide, subject to the BCA, that the directors must manage or supervise the management of the business and affairs of Algoma and have the authority to exercise all such powers of Algoma as are not, by the BCA or the Restated Articles, required to be exercised by the shareholders.

	Legato	Algoma
Legato Charter and any bylaws adopted by the stockholders of Legato.

Fiduciary Duties of Directors	Under Delaware common law, for so long as Legato is solvent, Legato’s directors owe the fiduciary duties of care and loyalty (including good faith) to Legato and its stockholders.	The BCA requires that directors and officers (1) act honestly and in good faith with a view to the best interests of Algoma, (2) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances, (3) act in accordance with the BCA and its related regulations, and (4) subject to the above, act in accordance with the Restated Articles.

Directors’ Conflicts of Interest; Corporate Opportunities	The Existing Legato Charter provides that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to Legato or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Existing Legato Charter or in the future. The Existing Legato Charter provides that the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of Legato unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of Legato and such opportunity is one Legato is legally and contractually permitted to undertake and would otherwise be reasonable for Legato to pursue.	The BCA provides that a director or senior officer holds a disclosable interest in a contract or transaction if (a) the contract or transaction is material to Algoma, (b) Algoma has entered, or proposes to enter, into the contract or transaction and (c) the director or senior officer either has a material interest in the contract or transaction or is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. The director or senior officer is required to account to Algoma for any profits that accrue to the director or senior officer under or as a result of a contract or transaction in which he or she holds a disclosable interest unless the director or senior officer complies with the disclosure requirements in the BCA.

Limitation on Liability of Directors	The Existing Legato Charter provides that a director of Legato shall not be personally liable to Legato or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Legato or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which	Under the BCA, no provision in a contract or the articles may relieve a director or officer from (1) the duty to act in accordance with the BCA and its related regulations, or (2) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to a corporation.

	Legato	Algoma
	the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.	However, a director will not be liable under the BCA for certain acts if the director relied, in good faith, on certain records, documents or statements made by officers or experts.

Indemnification of Directors and Officers	The Existing Legato Charter and Legato’s bylaws provide that to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, Legato shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by Legato in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Legato as authorized pursuant to the Existing Legato Charter.

Under the BCA, a corporation may indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, which we refer to as an eligible party, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably imposed on or incurred by him or her in respect of any proceeding in which he or she is involved because of that association with the corporation or other entity, unless: (1) the individual did not act honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; or (2) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. On application from a corporation or an eligible party, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of any liabilities or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

The Restated Articles specify that failure of an eligible party to comply with the provisions of the BCA or Restated Articles, or if applicable, any former articles, will not invalidate any indemnity to which he or she is entitled. The Restated Articles also allow for Algoma to purchase and maintain insurance for the benefit of specified eligible parties.

	Legato	Algoma
Advancement of Expenses	The Existing Legato Charter and Legato’s bylaws provide that Legato shall to the fullest extent not prohibited by Section 145 of the DGCL, as amended from time to time, pay the expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the Existing Legato Charter shall be paid by Legato in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.	The BCA provides that Algoma may pay expenses of an eligible party actually and reasonably incurred in advance of a final disposition of an eligible proceeding; provided, however, that the eligible party first provides an undertaking to repay the amounts advanced if it is ultimately determined that the payment of expenses is prohibited by the BCA.

Annual Meeting of Stockholders

Legato’s bylaws provide that the annual meeting of stockholders shall be held on such date and at such time as may be fixed by the board of directors of Legato and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with Legato’s bylaws.

The DGCL provides that if there is a failure to hold an annual meeting of stockholders or take action by written consent to elect directors in lieu of a meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of Legato, its last annual meeting of stockholders or the last action by written consent to elect directors in lieu of an annual meeting of stockholders, the Court of Chancery of the State of Delaware may summarily order a meeting to be held upon the application of any stockholder or director.

The Restated Articles provide that, unless an annual general meeting is deferred or waived in accordance with the BCA, Algoma must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

	Legato	Algoma
Special Meetings of Stockholders	Legato’s bylaws provide that special meetings of the stockholder, for any purpose or purposes, unless otherwise prescribed by statute or by the Existing Legato Charter, may only be called by a majority of its entire board of directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.	The Restated Articles provide that the board of directors may, at any time, call a meeting of shareholders. In addition, under the BCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for such purposes as stated in the requisition. Upon meeting the technical requirements set out in the BCA, the directors must call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate more than 2.5% of the issued shares of the corporation that carry the right to vote at general meetings may send notice of a meeting to be held to transact the business stated in the requisition.

Notice of Stockholders Meetings	Legato’s bylaws provide that, unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Pursuant to the Restated Articles, Algoma must send notice of the date, time and location of any meeting of shareholders, in the manner provided in the Restated Articles to each shareholder entitled to attend the meeting, and to each director and to the auditor of Algoma, unless the Restated Articles otherwise provide, at least the following number of days before the meeting: (1) if and for so long as Algoma is a public company, 21 days; or (2) otherwise, 10 days.

The notice of meeting for a meeting of shareholders to consider special business must state: (1) the general nature of the special business, and (2) the text of any resolution to be submitted to the meeting in respect of such special business.

Quorum at Stockholder Meetings	Legato’s bylaws provide that, except as otherwise provided by applicable law, the Existing Legato Charter or Legato’s bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of Legato	The Restated Articles provide that, subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by

	Legato	Algoma
representing a majority of the voting power of all outstanding shares of capital stock of Legato entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

proxy, shareholders who, in the aggregate, hold at least 25% of the issued shares entitled to be voted at the meeting.

The BCA provides that, if the number of shareholders entitled to vote at a meeting is less than the quorum required under the Restated Articles, the quorum for the transaction of business at the meeting is all of the shareholders entitled to vote at the meeting whether present in person or by proxy.

Record Date

In order that Legato may determine may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, Legato’s bylaws provide that Legato’s board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by Legato’s board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than 60 days prior to any other action.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to

The Restated Articles provide that the directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months (or four months if the meeting is requisitioned by shareholders under the BCA), or by fewer than: (1) if and for so long as Algoma is a public company, 21 days; or (2) otherwise, 10 days. If no record date is set, the record date is 5 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Additionally, the Restated Articles provide the directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months (or four months if the meeting is requisitioned by shareholders under the BCA). If no record date is set, the record date is 5 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

	Legato	Algoma

express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the first date on which a signed written consent is delivered to Legato; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Vote Required	Unless otherwise required by law, the Existing Legato Charter or Legato’s bylaws, Legato’s bylaws require that all matters (other than the election of directors) presented to stockholders at a meeting at which a quorum is present be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.

Under the BCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the BCA or the Restated Articles, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings.

The Restated Articles provide that, subject to the BCA, every motion put to a vote at a meeting of shareholders will be decided by a show of hands or the functional equivalent unless a poll is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or functional equivalent result in each person having one vote (regardless of the number of shares such person is entitled to vote). If voting is conducted by poll, each holder of Algoma Common Shares is entitled to one vote for each Algoma Common Share held.

No Cumulative Voting	The Existing Legato Charter does not provide for cumulative voting in connection with the election of directors.	The holders of Algoma Common Shares do not have cumulative voting rights.

	Legato	Algoma
Stockholder Action by Written Consent	The Existing Legato Charter and Legato’s bylaws provide that, no action that is required or permitted to be taken by the stockholders of Legato at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.	Under the BCA, shareholder action without a meeting may be taken by a “consent resolution” of shareholders, which requires that, after being submitted to all shareholders entitled to vote at a general meeting, the resolution is consented to in writing by: (1) in the case of a matter that would normally require an ordinary resolution, shareholders who, in the aggregate, hold shares carrying at least 66 2/3% of the votes entitled to be cast on such consent resolution, or (2) in the case of any other resolution of the shareholders, unanimous consent of the shareholders entitled to vote on such consent resolution. A consent resolution of shareholders is deemed to be a proceeding at a meeting of those shareholders and to be as valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of the BCA and its related regulations, and all the requirements of the Restated Articles, relating to meetings of shareholders.

Stockholder Proposals	Legato’s bylaws provide that business (other than nominations of individuals for election to the Legato board of directors) may be brought before an annual meeting of stockholders by any stockholder of Legato who is a stockholder of record on the date notice of such proposal of business is given and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in Legato’s bylaws. To be timely, a stockholder’s notice of such proposal of business shall be delivered to the principal executive offices of Legato not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth	Under the BCA, shareholders’ proposals may be made by registered or beneficial owners of shares entitled to vote at general meetings of shareholders who have been the registered or beneficial owner of such shares for an uninterrupted period of at least two years before the date of signing of the proposal, and who together in the aggregate constitute at least 1% of the issued shares that carry on the right to vote at general meetings or have a fair market value of shares in excess of C$2,000. Those registered or beneficial holders must, alongside the proposal, submit and sign a declaration providing the requisite information under the BCA. To be a valid proposal, the proposal must be submitted at least three months before the anniversary of the previous year’s annual reference date.

	Legato	Algoma
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

Inspection of Books and Records	Under the DGCL, any stockholder may, upon proper demand, and for any proper purpose, inspect the Delaware corporation’s stock ledger, list of stockholders and other books and records during the usual hours for business.

Algoma must keep at its records office, or at such other place as the BCA may permit, the documents, copies, registers, minutes and other records which Algoma is required by the BCA to keep at such places. Algoma must keep adequate accounting records for each of its financial years.

Under the BCA, any director or shareholder may, without charge, inspect certain of Algoma’s records at Algoma’s records office or such other place where such records are kept during the corporation’s statutory business hours. Former shareholders and directors may also inspect certain records, free of charge, but only those records pertaining to the times that they were shareholders or directors. Further, a public company must allow all persons to inspect certain records of the corporation free of charge.

As permitted by the BCA, the Restated Articles prohibit shareholders from inspecting any accounting records of Algoma, unless the directors determine otherwise.

Derivative or Other Suits	Pursuant to the DGCL, in any derivative suit instituted by a stockholder of a Delaware corporation, it must be averred in the complaint that the plaintiff was a stockholder of record at the time of the transaction of which such stockholder complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law. Pursuant to Delaware law, the complaint must set forth with particularity the efforts of the plaintiff to obtain action by the Delaware corporation’s board of directors (“demand refusal”) or the reasons for not making such effort (“demand excusal”).

Under the BCA, a complainant (a director or shareholder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be an appropriate person to make such an application) may apply to the Supreme Court of the Province of British Columbia for leave to bring an action in the name and on behalf of Algoma for the purpose of prosecuting or defending an action on behalf of Algoma.

The BCA’s oppression remedy enables a court to make almost any order to rectify the matters complained of if the court is satisfied upon application by a shareholder that

	Legato	Algoma
the affairs of Algoma are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or that some action has been or may be taken that is unfairly prejudicial to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant would normally be expected to trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights.

Approval of Mergers and Other Corporate Transactions

Pursuant to the DGCL, the sale, lease or exchange of all or substantially all of the property and assets of a Delaware corporation, including its goodwill and its corporate franchise, requires the approval of the corporation’s board of directors and the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

Pursuant to the DGCL, the merger or consolidation of a Delaware corporation generally requires the approval of the corporation’s board of directors and the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

Pursuant to the DGCL, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation that, absent such law, would be entitled to vote on such merger, may (unless laws of the jurisdiction under which a foreign corporation party to the merger prohibit such merger) either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Secretary of State of the State of Delaware, a certificate of

Under the BCA, certain corporate actions, such as: (1) amalgamations (other than with certain affiliated corporations); (2) continuances; (3) sales, leases or other dispositions of all, or substantially all, the undertaking of the corporation other than in the ordinary course of business; (4) reductions of capital for any purpose, e.g. in connection with the payment of special distributions (subject to the satisfaction of solvency tests); and (5) other actions such as liquidations, or arrangements, are required to be approved by “special resolution” that requires two-thirds of the votes cast to pass.

In certain cases where share rights or special rights may be prejudiced or interfered with, a special separate resolution of shareholders of the affected class or series, including a class or series of shares not otherwise carrying voting rights, to approve the corporate action in question is also required. In specified extraordinary corporate actions, such as approval of plans of arrangements and amalgamations all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

	Legato	Algoma
such ownership and merger setting forth a copy of the resolutions of its board of directors authorizing such merger. Pursuant to the DGCL, if the parent corporation is a Delaware corporation that is not the surviving corporation, the merger must also be approved by a majority of the outstanding stock of the parent corporation entitled to vote thereon. Pursuant to the DGCL, if the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority stockholders of the subsidiary corporation party to the merger have appraisal rights.

Business Combinations with Interested Stockholders

The DGCL generally prohibits a publicly held company from engaging in a business combination with an “interested stockholder” (generally a person who beneficially owns 15% or more of a corporation’s voting stock) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (a) the business combination or the transaction that resulted in the stockholder becoming an interested stockholder was approved by the corporation’s board of directors prior to the date the interested stockholder acquired shares; (b) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (c) the business combination is approved by a majority of the corporation’s board of directors and by the affirmative vote of at least two thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting and not by written consent.

A business combination generally includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder.

Not applicable.

	Legato	Algoma
A corporation may elect not to be governed by Section 203 of the DGCL. Neither the Existing Legato Charter nor the Legato bylaws contain this election.

Appraisal Rights	The DGCL provides that qualifying stockholders of a Delaware corporation may, in connection with certain mergers and consolidations in which the corporation is a constituent party, be entitled to an appraisal by the Court of Chancery of the State of Delaware of the fair value of such stockholder’s shares.

Under the BCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to: (1) alter its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (2) approve certain amalgamations; (3) approve a statutory arrangement, where the terms of the arrangement permit dissent; (4) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (5) continue the corporation into another jurisdiction.

The BCA provides that beneficial owners of shares who wish to exercise their dissent rights with respect to their shares must dissent with respect to all of the shares beneficially owned by them, whether or not they are registered in their name.

Redemption Rights	The Existing Legato Charter provides that, in connection with its initial business combination, Legato shall provide the holders of Legato Common Stock with the opportunity to have Legato redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less taxes payable, upon the consummation of an initial business combination.	None.

Liquidation if No Business Combination	The Existing Legato Charter provides that in the event that Legato has not consummated an initial business combination within is 18 months from the consummation of its IPO or, if such date is not a date on which government offices in Delaware are open, the next date on which such	Not applicable.

	Legato	Algoma
offices are open, Legato shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which shall be net of taxes payable and less up to $100,000 to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of Legato’s Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and Legato’s board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to Legato’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

Anti-Takeover Measures	The Existing Legato Charter and Legato’s bylaws contain certain provisions that may make it difficult for a third party to acquire Legato, or for a change in the composition of Legato’s board of directors or management to occur, including a staggered board of directors, the absence of cumulative voting rights, a prohibition on stockholder action by written consent and the establishment of advance notice requirements for director nominations. See also “– Business Combinations with Interested Stockholders” above.

The BCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations or takeover regulation.

The Restated Articles provide for some general safeguards against take-over transactions, including the absence of cumulative voting rights, which allows for the holders of a majority of the common shareholders to elect all of the directors standing for election and advance notice requirements for director nominations.

However, National Instrument 62-104 – Take-Over Bids and Issuer Bids is applicable to Algoma and provides that a take-over bid is triggered when a person makes an

Legato	Algoma

offer to acquire outstanding voting securities or equity securities of a class made to one or more persons any of whom are in the local jurisdiction where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. When a take-over bid is triggered, an offeror must comply with certain requirements. These include making the offer of identical consideration to all holders of the class of security that is the subject of the bid; making a public announcement of the bid in a newspaper; and sending out a bid circular to security holders which explains the terms and conditions of the bid. Directors of an issuer whose securities are the subject of a take-over bid are required to evaluate the proposed bid and circulate a directors’ circular indicating whether they recommend to accept or reject the bid or state that they are unable to make or are not making a recommendation regarding the bid. Strict timelines must be adhered to. National Instrument 62-104 also contains a number of exemptions to the take-over bid and issuer bid requirements.

Compulsory Acquisitions

(1) The BCA provides for a compulsory acquisition procedure where an offer made by an acquiring person to acquire shares, or any class of shares, of Algoma (an “acquisition offer”) is accepted.

(2) For the purposes of those provisions of the BCA, (a) every acquisition offer for shares of more than one class of shares is deemed to be a separate acquisition offer for shares of each class of shares, and (b) each acquisition offer is accepted if, within four months after the making of the offer, the offer is

	Legato	Algoma

accepted regarding the shares, or regarding each class of shares involved, by shareholders who, in the aggregate, hold at least 9/10 of those shares or of the shares of that class of shares, other than shares already held at the date of the offer by, or by a nominee for, the acquiring person or its affiliate.

(3) If an acquisition offer is accepted within the meaning of sub-section (2)(b), the acquiring person may, within five months after making the offer, send written notice to any offeree who did not accept the offer, that the acquiring person wants to acquire the shares of that offeree that were involved in the offer.

(4) If a notice is sent to an offeree under subsection (3), the acquiring person is entitled and bound to acquire all of the shares of that offeree that were involved in the offer for the same price and on the same terms contained in the acquisition offer unless the court orders otherwise on an application made by that offeree within two months after the date of the notice.

(5) On the application of an offeree under subsection (4), the court may set the price and terms of payment, and make consequential orders and give directions the court considers appropriate.

Exclusive Forum	The Existing Legato Charter provides that, unless Legato consents in writing to the selection of an alternative forum (except as provided in the next sentence), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Legato, (ii) any action asserting a claim of breach of fiduciary duty owned by any director, officer or other employee of Legato to	The Restated Articles do not provide for an exclusive forum.

Legato	Algoma

Legato or its stockholders, (iii) any action asserting a claim against Legato, its directors, officers or employees arising pursuant to any provision of the DGCL or the Existing Legato Charter or Legato’s bylaws, or (iv) any action asserting a claim against Legato, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

The Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933.

The Existing Legato Charter provides that the foregoing provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT OF ALGOMA

The following table and accompanying footnotes set forth information known to Algoma regarding (i) the actual beneficial ownership of the Algoma Common Shares, as of September 1, 2021 and (ii) expected beneficial ownership of Algoma immediately following consummation of the Merger, assuming no Public Shares of Legato are redeemed, and alternatively that the maximum number of Public Shares of Legato permitted to be redeemed in the Maximum Redemption Scenario are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding Algoma Common Shares or Algoma Preferred Shares, as applicable;

•	each of Algoma’s current directors and named executive officers;

•	each person who will become a director or named executive officer of Algoma; and

•	all directors and officers of Algoma, as a group.

The beneficial ownership of Algoma is based on 100,000,001 Algoma Common Shares issued and outstanding as of September 1, 2021, which amount is expected to, immediately prior to the Merger and after giving effect to the Stock Split and the LTIP Exchange (but prior to the completion of the PIPE Investment), be reduced to 75,000,000 Algoma Common Shares issued and outstanding. In computing the number of Algoma Common Shares beneficially owned by a person and the percentage ownership of such person, Algoma deemed to be outstanding all Algoma Common Shares subject to options held by the person that are currently exercisable or exercisable within 60 days of September 1, 2021. Algoma did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The expected beneficial ownership of Algoma Common Shares, following the consummation of the Stock Split and the LTIP Exchange, assuming no Public Shares of Legato are redeemed, prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights, has been determined based upon the following: (i) no Public Stockholder of Legato has exercised its redemption rights to receive cash from the Trust Account in exchange for its Public Shares and Legato has not issued any additional shares of Legato Common Stock; (ii) 10,000,000 Algoma Common Shares have been issued pursuant to the PIPE Subscription Agreements; and (iii) there will be an aggregate of 115,307,036 Algoma Common Shares issued and outstanding at the closing of the Merger.

The expected beneficial ownership of shares of the Algoma Common Shares, following the consummation of the Stock Split and the LTIP Exchange, in the Maximum Redemption Scenario, prior to the issuance of any additional Algoma Common Shares pursuant to the Earnout Rights, has been determined based on the following: (i) Public Stockholders have exercised their redemption rights with respect to approximately 23,575,000 shares of Legato Common Stock; (ii) 10,000,000 Algoma Common Shares have been issued pursuant to the PIPE Subscription Agreements; and (iii) there will be an aggregate of 91,732,036 Algoma Common Shares issued and outstanding at the closing of the Merger.

	Beneficial Ownership of Algoma Common Shares After Consummation of the Merger
	Beneficial Ownership of Legato Common Stock		No Redemption Scenario		Maximum Redemption Scenario
Name and Address of Beneficial Owner	Number of Shares	Percentage of Legato Common Stock	Number of Algoma Common Shares(11)	Percentage of Algoma Common Shares	Number of Algoma Common Shares(11)	Percentage of Algoma Common Shares
Legato Officers, Directors and 5% Holders Pre-Merger (1)
Eric S. Rosenfeld (2)	2,079,086	6.9%	2,115,880	1.8%	2,115,880	2.3%
David D. Sgro (3)	1,271,917	4.2%	1,277,377	1.1%	1,277,377	1.4%
Brian Pratt (4)	1,778,334	5.9%	3,986,334	3.4%	3,986,334	4.3%
Adam Jaffe (5)	29,447	*	30,093	*	30,093	*
Adam Semler (6)	65,333	*	77,333	*	77,333	*
D. Blair Baker (7)	65,444	*	77,333	*	77,333	*
John Ing (8)	95,333	*	247,333	*	247,333	*
Craig Martin (9)	110,333	*	137,333	*	137,333	*
Ryan Hummer (10)	185,334	*	237,334	*	237,334	*
Total Legato Officers and Directors Pre-Merger	5,680,561	18.7%	8,186,350	7.1%	8,186,350	8.9%

Algoma Officers, Directors and 5% Holders Post-Merger (1)
Michael McQuade			1,258,094	1.1%	1,258,094	1.4%
Rajat Marwah			376,793	*	376,793	*
John Naccarato			376,793	*	376,793	*
Robert Dionisi			215,310	*	215,310	*
Shawn Galey			322,965	*	322,965	*
Mark Nogalo			322,965	*	322,965	*
Robert Wesley			322,965	*	322,965	*
Andy Harshaw			17,042	*	17,042	*
Andrew E. Schultz			17,042	*	17,042	*
Eric S. Rosenfeld			2,115,880	1.8%	2,115,880	2.3%
David D. Sgro			1,277,377	1.1%	1,277,377	1.4%
Brian Pratt			3,986,334	3.4%	3,986,334	4.3%
Bain Capital LP (12)			14,227,225	12.3%	14,227,225	15.5%
Barclays Bank PLC (13)			11,573,435	10.0%	11,573,435	12.6%
GoldenTree Asset Management LP (14)			9,084,197	7.9%	9,084,197	9.9%
Contrarian Capital Management, L.L.C. (15)			6,558,936	5.7%	6,558,936	7.2%
Total Algoma Officers and Directors Post-Merger			10,609,560	9.2%	10,609,560	11.6%

*	Less than 1%.

(1)

Unless otherwise indicated, the business address of each of the Legato officers, directors and 5% holders prior to the Merger is c/o Legato Merger Corp., 777 Third Avenue, 37th Floor, New York, New York 10017, and the business address of each of the Algoma officers, directors and 5% holders following the merger is 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada.

(2)	After the Merger, includes 36,794 Algoma Common Shares issuable upon the exercise of Algoma Warrants which become exercisable 30 days following completion of the Merger.

(3)

Before the Merger, includes an aggregate of 511,687 shares of Legato Common Stock held by trusts established for Mr. Rosenfeld’s children (the “Rosenfeld Children’s Trusts”). After the Merger, includes 511,687 Algoma Common Shares held by the Rosenfeld Children’s Trusts and 5,460 Algoma Common Shares issuable upon the exercise of Algoma Warrants held by Mr. Sgro, which Algoma Warrants become exercisable 30 days following completion of the Merger. Mr. Sgro is the trustee of the Rosenfeld Children’s Trusts and has sole voting and dispositive power over the shares held by the Rosenfeld Children’s Trusts. Mr. Sgro disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(4)

Prior to the Merger, includes an aggregate of 80,000 shares of Legato Common Stock held by the Pratt Grandchildren’s Irrevocable Trust, U/A/D July 30, 2020 (“Pratt Grandchildren’s Trust”). Following the Merger, includes (i) 1,998,000 Algoma Common Shares purchased by Mr. Pratt in connection with the PIPE Investment, (ii) 80,000 Algoma Common Shares held by the Pratt Grandchildren’s Trust, and (iii) 220,000 Algoma

Common Shares issuable upon the exercise of Algoma Warrants (of which 50,000 Algoma Warrants are held by the Pratt Grandchildren’s Trust), which Algoma Warrants become exercisable 30 days following completion of the Merger. Mr. Pratt is the trustee and has sole voting and dispositive power over the shares held by the Pratt Grandchildren’s Trust. Mr. Pratt disclaims beneficial ownership of the shares held by Pratt Grandchildren’s Trust except to the extent of his ultimate pecuniary interest therein

(5)	After the Merger, includes 646 Algoma Common Shares issuable upon the exercise of Algoma Warrants which become exercisable 30 days following completion of the Merger.

(6)

Before the Merger, represents shares of Legato Common Stock held by Triple J Holdings II, LLC (“Triple J”). After the Merger, represents Algoma Common Shares held by Triple J, including 12,000 Algoma Common Shares issuable upon the exercise of Algoma Warrants which become exercisable 30 days following completion of the Merger. Triple J is an entity managed by Mr. Semler. Mr. Semler disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(7)

Before the Merger, represents shares of Legato Common Stock held by White Star Partners LP (“White Star”). After the Merger, represents Algoma Common Shares held by White Star, including 12,000 Algoma Common Shares issuable upon the exercise of Algoma Warrants which become exercisable 30 days following completion of the Merger. Mr. Baker is the general partner and has sole voting and dispositive power over the shares held by White Star. Mr. Baker disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(8)

Before the Merger, represents shares of Legato Common Stock held by The Mont Blanc Investment Corporation (“Mont Blanc”). After the Merger, represents Algoma Common Shares held by Mont Blanc, including (i) 130,000 Algoma Common Shares purchased by Mont Blanc in connection with the PIPE Investment and (ii) 22,000 Algoma Common Shares issuable upon the exercise of Algoma Warrants which become exercisable 30 days following completion of the Merger. Mr. Ing is the President of Mont Blanc and has sole voting and dispositive control over the shares held by Mont Blanc. Mr. Ing disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(9)	After the Merger, includes 27,000 Algoma Common Shares issuable upon the exercise of Algoma Warrants which become exercisable 30 days following completion of the Merger.

(10)

Before the Merger, represents shares of Legato Common Stock held by affiliates of Ancora Holdings Inc. (“Ancora”). After the Merger, represents Algoma Common Shares held by affiliates of Ancora, including an aggregate of 52,000 Algoma Common Shares issuable upon the exercise of Algoma Warrants which become exercisable 30 days following completion of the Merger. Mr. Hummer is a director of each such Ancora affiliate and may be deemed to share voting and dispositive control over the shares held by such entities. Mr. Hummer disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(11)

Assumes all rights to Algoma Common Shares issuable to replace Restricted Share Units, Performance Share Units and Director Units previously granted under the Company’s Long-Term Incentive Plan, have been exercised. All rights granted are considered to be vested on a one-to-one basis.

(12)

Consists of common shares held of record by Community Insurance Company, Future Fund Board of Guardians, Bain Capital Senior Loan Fund, L.P., Bain Capital Credit Managed Account (PSERS), L.P., Bain Capital High Income Partnership, L.P., RBS Pension Trustee Limited , Bain Capital Credit Managed Account (TCCC), L.P., Kaiser Foundation Hospitals, Kaiser Permanente Group Trust, Global Loan Fund (formerly known as Bain Capital Senior Fund Public Limited Company), Catholic Health Initiatives Master Trust, Sunsuper Pooled Superannuation Trust, San Francisco City and County Employees Retirement System, Bain Capital Credit Rio Grande FMC, L.P., Aon Hewitt Group Trust - High Yield Plus Bond Fund, FirstEnergy System Master Retirement Trust, CHI Operating Investment Program L.P., Los Angeles County Employees Retirement Association, Bain Capital Senior Loan Fund (SRI), L.P., BCSSS Investments S.à r.l., TMPSL Investments Limited (formerly known as MPS Investments S.à r.l.), Blue Cross of California, Bain Capital Credit (Australia) Pty Ltd in its capacity as trustee of QCT, Sears Holdings Pension Trust, Bain Capital Distressed and Special Situations 2013 (D), L.P., Bain Capital Distressed and Special Situations 2013 (AIV I), L.P., Bain Capital Distressed and Special Situations 2013 (AIV II Master), L.P., Bain Capital Distressed and Special Situations 2013 (B), L.P., Avery Point III CLO and Limited and Avery Point IV CLO, Limited. The address of the Bain Funds is c/o Bain Capital LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(13)	The business address of Barclays Bank PLC is 745 7th Avenue, New York, New York 10166.

(14)

Consists of common shares held of record by GoldenTree Asset Management Lux Sarl, GoldenTree High Yield Value Fund Offshore (Strategic), Limited, Kapitalforeningen MP Invest, High Yield obligationer (formerly known as Kapitalforeningen Unipension Invest, High Yield obligationer), San Bernardino County Employees’ Retirement Association, CenturyLink, Inc. Defined Benefit Master Trust, Kapitalforeningen PenSam Invest, PSI 84 US high yield II, Stitching PGGM Depository acting in its capacity as titleholder for PGGM High Yield Fund, City of New York Group Trust, GT NM, LP, GoldenTree Multi-Sector Master Fund ICAV - Golden Tree Multi Sector Master Fund Portfolio A, GoldenTree High Yield Value Master Fund ICAV -GoldenTree High Yield Value Master Fund Portfolio A and Kapitalfoerningen Unipension Invest, High Yield Obligationer II. The shares are beneficially owned by certain funds and accounts (the “GTAM Funds”) that are managed by GoldenTree Asset Management LP (“GTAM LP”). GoldenTree Asset Management LLC (“GTAM LLC”) is the General Partner of GTAM LP. Steven A. Tananbaum is the Sole Managing Member of GTAM LLC. GTAM LP has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant GTAM Funds. GTAM LP is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 300 Park Avenue, 21st Floor, New York, NY 10022.

(15)

Consists of common shares held of record by Contrarian Capital Fund I, L.P., Contrarian Centre Street Partnership, L.P., Contrarian Capital Trade Claims, L.P., Contrarian Emerging Markets, L.P., Contrarian EM II, LP, E1 SP, a Segregated Portfolio of EMAP SPC, Emma 1 Master Fund, L.P., EMMA 2 Fund, L.P., Contrarian Opportunity Fund, L.P., Contrarian Advantage B-LP and Boston Patriot Summer St LLC. The shares are beneficially owned by certain funds and accounts (the “Contrarian Funds”) that are managed by Contrarian Capital Management, L.L.C. (“Contrarian”). Jon R. Bauer is the Sole Managing Member of Contrarian. Contrarian has discretionary authority to trade the shares and make voting and investment decisions relating to such shares via an investment management agreement with the relevant Contrarian Funds. Contrarian is not the beneficial owner of the shares. The business address for each of the funds explicitly named in this footnote is 411 West Putnam Avenue, Suite 425, Greenwich, CT 06830.

APPRAISAL RIGHTS

Neither Legato stockholders nor holders of Legato Warrants have appraisal rights under the DGCL in connection with the Merger.

PRIOR SALES

The following table summarizes issuances of Algoma Common Shares, or securities convertible into Algoma Common Shares, during the 12-month period preceding the date of this proxy statement/prospectus.

Date of Issuance	Type of Security	Number of Securities/ Principal Amount Issued(1)
March 23, 2021	Common Share	1
March 29, 2021	Common Share	100,000,000

(1)	No issuance price recorded.

ANNUAL MEETING STOCKHOLDER PROPOSALS

If the Merger is consummated, you will be entitled to attend and participate in Algoma’s annual meetings of shareholders. If Algoma holds a 2022 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2022 annual meeting will be held. As a foreign private issuer, Algoma will not be subject to the SEC’s proxy rules.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Legato board of directors, any committee chairperson or the non-management directors as a group by writing to the Legato board of directors or committee chairperson in care of Legato, 777 Third Avenue, 37th Floor, New York, NY 10017. Following the Merger, such communications should be sent in care of Algoma, 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada. Each communication will be forwarded, depending on the subject matter, to the Legato board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for Algoma by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain Canadian legal matters will be passed upon for Algoma by Goodmans LLP, Toronto, Ontario, Canada. The legality of the Algoma Common Shares to be issued in connection with the Merger will be passed upon by Lawson Lundell LLP. Certain legal matters will be passed upon for Legato by Graubard Miller, New York, New York.

EXPERTS

The balance sheet of Legato Merger Corp. as of December 31, 2020 and the related statements of operations, change in stockholders’ equity and cash flows for the period from June 26, 2020 (inception) through December 31, 2020, appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and is included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

Representatives of WithumSmith+Brown, PC are not expected to be present at the Special Meeting.

The financial statements of Algoma Steel Group Inc. as of March 31, 2021 and 2020, and for each of the three years in the period ended March 31, 2021, included in this proxy statement/prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to the Algoma within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP, Chartered Professional Accountants, are located at 8 Adelaide Street West, Suite 200, Toronto, Ontario, Canada M5H 0A9.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Legato and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of Legato’s proxy statement. Upon written or oral request, Legato will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Legato deliver single copies of such documents in the future. Stockholders may notify Legato of their requests by calling or writing Legato at its principal executive offices at Legato Merger Corp., 777 Third Avenue, 37th Floor, New York, NY 10017. Following the Merger, such requests should be made by calling (705) 945-2351 or writing Algoma at 105 West Street, Sault Ste. Marie, Ontario, P6A 7B4, Canada.

ENFORCEABILITY OF CIVIL LIABILITY

Algoma is incorporated under the laws of the British Columbia, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this proxy statement/prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have irrevocably appointed Algoma Steel USA Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 1209 Orange Street, Wilmington, Delaware 19801.

We have also been advised by Goodmans LLP, our Canadian legal advisor, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this proxy statement/prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Algoma has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Legato files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Legato at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Legato has been supplied by Legato, and all such information relating to Algoma has been supplied by Algoma. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

If you would like additional copies of this document or if you have questions about the Merger, you should contact via phone or in writing:

Legato:

777 Third Avenue, 37th Floor

New York, NY 10017

(212) 319-7676

Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Tel: (800) 322-2885

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF ALGOMA

Page
Audited Consolidated Financial Statements of Algoma Steel Group Inc. as at March 31, 2021 and 2020 and for the years ended March 31, 2021, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-3
Financial Statements	F-5
Notes to Financial Statements	F-10

Condensed Interim Consolidated Financial Statements of Algoma Steel Group Inc. as at June 30, 2021 and March 31, 2021 and for the three month periods ended June 30, 2021 and 2020	Page
Financial Statements	F-45
Notes to Financial Statements	F-51

FINANCIAL STATEMENTS OF LEGATO

Consolidated Financial Statements

ALGOMA STEEL GROUP INC.

As at March 31, 2021 and March 31, 2020

and for the years ended

March 31, 2021 and March 31, 2020

and for the periods ended

March 31, 2019 and November 30, 2018

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of

Algoma Steel Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Algoma Steel Group Inc. and subsidiaries (the “Successor”) as of March 31, 2021 and 2020, the related consolidated statements of net loss (income), comprehensive loss, changes in shareholder’s equity, and cash flows for each of the two years in the period ended March 31, 2021 and for the period from December 1, 2018 to March 31, 2019 (Successor), and the related notes to the consolidated financial statements, and we have also audited the consolidated statement of net loss (income), comprehensive loss, changes in shareholder’s equity, and cash flows of Essar Steel Algoma Inc. and subsidiaries (the “Predecessor”) for the period from April 1, 2018 to November 30, 2018 (Predecessor), and related notes to the consolidated financial statements (collectively referred to as the “financial statements”, Successor and Predecessor collectively referred to as the “Company”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the of Algoma Steel Group Inc. and subsidiaries as of March 31, 2021 and 2020 (Successor), and its financial performance and its cash flows for each of the two years in the period ended March 31, 2021 and the period ended December 1, 2018 to March 31, 2019 (Successor), and the financial performance and cash flows of Essar Steel Algoma Inc. and subsidiaries for the period from April 1, 2018 to November 30, 2018 (Predecessor), in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Derivative financial instruments – Refer to Notes 3 and 21 to the financial statements

Critical Audit Matter Description

The Company entered into new agreements to hedge revenue on the sale of steel, specifically hedging the NYMEX price of hot rolled coil steel. The agreement also requires the Company to make margin payments to satisfy the cash collateral requirements based on market-to-market (MTM) exposure of the steel price. The fair value derivative liability of the steel price hedge is calculated using the MTM forward prices of NYMEX hot rolled coil steel based on the applicable settlement dates of the outstanding hedge contracts. The margin payments are recorded as a separate asset as cash collateral, which does not meet the offsetting criteria in IAS 32.

The determination of the accounting treatment for the price of steel hedges required management’s judgment to interpret the key agreements and evaluate the effectiveness of the steel price hedge. Auditing management’s determination of the accounting treatment of the steel price hedge and the fair value of the derivative liability required a high degree of subjectivity which resulted in an increased extent of audit effort, including the need to involve fair value specialists and professionals in our firm with expertise in financial instruments.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the accounting treatment and the fair value of the steel price hedge included the following, among others:

•	Confirmed the key hedge agreements, including their legal terms, and other supporting documents and assessed whether all key facts and circumstances were incorporated into management’s assessment.

•

With the assistance of professionals in our firm with expertise in financial instruments, evaluated management’s assessment of the hedge documentation to assess whether the related accounting treatment was in accordance with the relevant accounting guidance and that the hedge was effective.

•

With the assistance of fair value specialists, evaluate the fair value of the steel price hedge by developing a range of independent estimates using market price of steel and other third party data, and comparing it to the fair value recorded by management.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

July 6, 2021

We have served as the Company’s auditor since fiscal 2011.

Algoma Steel Group Inc.

Consolidated Statements of Net Loss (Income)

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
expressed in millions of Canadian dollars (except per share amounts)
Revenue (Note 7)	$1,794.9	$1,956.9	$869.7	$1,828.6
Operating expenses
Cost of sales (Note 8)	$1,637.7	$2,037.0	$815.5	$1,512.6
Administrative and selling expenses (Note 9)	72.4	56.9	21.9	44.5
Impairment reserve (Note 15, 17)	—	—	—	105.4
Restructuring costs (Note 12)	—	—	—	20.9

Profit (loss) from operations	$84.8	$(137.0)	$32.3	$145.2

Other (income) and expenses
Finance income	$(1.1)	$(2.6)	$(0.3)	$(0.4)
Finance costs (Note 10)	68.5	63.8	20.6	119.3
Interest on pension and other post-employment benefit obligations (Note 11)	17.0	17.3	7.0	12.0
Foreign exchange loss (gain)	76.5	(35.3)	(1.8)	(13.7)

	$160.9	$43.2	$25.5	$117.2

(Loss) income before income taxes	$(76.1)	$(180.2)	$6.8	$28.0
Income tax recovery (Note 28)	—	(4.3)	4.1	(1.5)

Net (loss) income	$(76.1)	$(175.9)	$2.7	$29.5

Net (loss) income per common share
Basic (Note 31)	$(0.76)	$(1.76)	$0.03	$0.05
Diluted (Note 31)	$(0.76)	$(1.76)	$0.03	$0.05

Algoma Steel Group Inc.

Consolidated Statements of Comprehensive Loss

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
expressed in millions of Canadian dollars
Net (loss) income	$(76.1)	$(175.9)	$2.7	$29.5
Other comprehensive loss, net of income tax, that will be reclassifed subsequently to profit or loss
Net unrealized loss on cash flow hedges (Note 23)	$(64.8)	$—	$—	$—
Other comprehensive (loss) income, net of income tax, that will not be reclassified subsequently to profit or loss
Foreign exchange (loss) gain on translation to presentation currency	$(12.3)	$9.5	$1.9	$(45.8)
Remeasurement of pension and other post-employment benefit obligations, net of tax nil, ($7.2) million, $7.5 million and $1.3 million, respectively (Note 24, 25)	$23.0	$74.6	$(22.4)	$(15.9)

	$(54.1)	$84.1	$(20.5)	$(61.7)

Total comprehensive loss	$(130.2)	$(91.8)	$(17.8)	$(32.2)

Algoma Steel Group Inc.

Consolidated Statements of Financial Position

As at,	March 31, 2021	March 31, 2020
expressed in millions of Canadian dollars
Assets
Current
Cash (Note 13)	$21.2	$265.0
Restricted cash (Note 13)	3.9	3.9
Taxes receivable	—	0.4
Accounts receivable, net (Note 14)	274.6	248.9
Inventories, net (Note 15)	415.3	436.9
Prepaid expenses and deposits	74.6	65.1
Margin payments (Note 23)	49.4	—
Other assets	3.8	—

Total current assets	$842.8	$1,020.2

Non-current
Property, plant and equipment, net (Note 16)	$699.9	$799.5
Intangible assets, net (Note 17)	1.5	2.8
Parent company promissory note receivable (Note 33)	2.2	1.3
Other assets	7.5	5.9

Total non-current assets	$711.1	$809.5

Total assets	$1,553.9	$1,829.7

Liabilities and Shareholder’s Equity
Current
Bank indebtedness (Note 18)	$90.1	$256.2
Accounts payable and accrued liabilities (Note 19)	163.8	151.4
Taxes payable and accrued taxes (Note 20)	27.2	12.3
Current portion of long-term debt (Note 21)	13.6	11.3
Current portion of environmental liabilities (Note 27)	4.5	4.1
Derivative financial instruments (Note 23)	49.4	—

Total current liabilities	$348.6	$435.3

Non-current
Long-term debt (Note 21)	$439.3	$473.0
Long-term governmental loans (Note 22)	86.4	72.6
Accrued pension liability (Note 24)	170.1	245.0
Accrued other post-employment benefit obligation (Note 25)	297.8	267.3
Other long-term liabilities (Note 26)	2.5	1.8
Environmental liabilities (Note 27)	35.4	34.8

Total non-current liabilities	$1,031.5	$1,094.5

Total liabilities	$1,380.1	$1,529.8

Shareholder’s equity
Capital stock (Note 30)	$409.5	$409.5
Accumulated other comprehensive income	9.5	63.6
Deficit	(249.3)	(173.2)
Contributed surplus (Note 36)	4.1	—

Total shareholder’s equity	$173.8	$299.9

Total liabilities and shareholder’s equity	$1,553.9	$1,829.7

Algoma Steel Group Inc.

Consolidated Statement of Changes in Shareholder’s Equity

expressed in millions of Canadian dollars	Capital stock	Contributed Surplus	Foreign exchange gain on translation to presentation currency	Actuarial loss on pension and other post- employment benefit	Cash flow hedge reserve - unrealized loss (Note 23)	Accumulated other comprehensive loss	Retained earnings (Deficit)	Total Shareholder’s equity
Predecessor
Balance at April 1, 2018	$822.3	$58.2	$(49.5)	$139.9	$—	$90.4	$(2,625.7)	$(1,654.8)
Net income	—	—	—	—	—	—	29.5	29.5
Other comprehensive income (loss)	—	—	(45.8)	(15.9)	—	(61.7)	—	(61.7)

Balance at November 30, 2018	$822.3	$58.2	$(95.3)	$124.0	$—	$28.7	$(2,596.2)	$(1,687.0)

Successor
December 1, 2018 (Note 1)	$—	$—	$—	$—	$—	$—	$—	$—
Consideration issued for the acquisition of the Predecessor (Note 30)	409.5	—	—	—	—	—	—	409.5
Net income	—	—	—	—	—	—	2.7	2.7
Other comprehensive income (loss)	—	—	1.9	(22.4)	—	(20.5)	—	(20.5)

Balance at March 31, 2019	$409.5	$—	$1.9	$(22.4)	$—	$(20.5)	$2.7	$391.7
Net loss	—	—	—	—	—	—	(175.9)	(175.9)
Other comprehensive income	—	—	9.5	74.6	—	84.1	—	84.1

Balance at March 31, 2020	$409.5	$—	$11.4	$52.2	$—	$63.6	$(173.2)	$299.9
Net loss	—	—	—	—	—	—	(76.1)	(76.1)
Exercise of performance share units and director units (Note 36)	—	4.1	—	—	—	—	—	4.1
Other comprehensive (loss) income	—	—	(12.3)	23.0	(64.8)	(54.1)	—	(54.1)

Balance at March 31, 2021	$409.5	$4.1	$(0.9)	$75.2	$(64.8)	$9.5	$(249.3)	$173.8

Algoma Steel Group Inc.

Consolidated Statements of Cash Flows

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
expressed in millions of Canadian dollars
Operating activities
Net (loss) income	$(76.1)	$(175.9)	$2.7	$29.5
Items not affecting cash:
Amortization of property, plant, equipment and intangible assets	87.2	128.1	29.6	44.2
Deferred and current income tax (recovery) expense (Note 28)	0.1	(4.3)	4.1	(1.5)
Pension funding in excess of expense	(30.5)	(28.2)	(14.8)	6.3
Post-employment benefit funding in excess of expense	(7.8)	(7.6)	(6.7)	(5.8)
Unrealized foreign exchange gain (loss) on accrued pension liability	32.1	(13.8)	(1.2)	(7.3)
Unrealized foreign exchange gain (loss) on accrued post-employment benefit obligations	34.3	(16.0)	(1.3)	(8.9)
Impairment reserve (Note 15, 17)	—	—	—	105.4
Finance costs (Note 10)	68.5	63.8	20.6	119.3
Loss on disposal of property, plant, equipment and intangible assets (Note 16, 17)	2.5	—		—
Restructuring costs paid in excess of restructuring expense	—	—	—	(5.4)
Interest on pension and other post-employment benefit obligations	17.0	17.3	7.0	12.0
Accretion of governmental loans and environmental liabilities	10.3	7.2	—	—
Unrealized foreign exchange gain (loss) on government loan facilities	9.0	(4.3)	—	—
Other	0.8	(0.8)	1.8	(0.2)

	$147.4	$(34.5)	$41.8	$287.6
Net change in non-cash operating working capital (Note 32)	(137.7)	34.3	116.4	(170.0)
Environmental liabilities paid (Note 27)	(1.6)	(4.5)	—	—

Cash generated by (used in) operating activities	$8.1	$(4.7)	$158.2	$117.6

Investing activities
Acquisition of Predeccessor (Note 4)	$—	$—	$(481.2)	$—
Acquisition of property, plant and equipment (Note 16)	(71.7)	(113.3)	(12.8)	(74.1)
Acquisition of intangible asset (Note 17)	(0.1)	(0.6)	(0.6)	(1.0)
Issuance of parent company promissory note (Note 33)	(1.1)	(1.2)	—	—

Cash used in investing activities	$(72.9)	$(115.1)	$(494.6)	$(75.1)

Financing activities
Bank indebtedness advanced (repaid), net (Note 18)	$(145.2)	$249.3	$(7.0)	$—
DIP facility issued	—	—	—	32.9
Repayment of DIP facility	—	—	—	(34.5)
Term Loans issued, net of fees (Note 21)	—	—	468.0	—
Repayment of Term Loans (Note 21)	(12.6)	(10.3)	(1.4)	—
Governmental loans issued, net of benefit (Note 22)	6.5	42.4	25.2	—
Restricted cash (Note 13)	—	7.2	—	(24.4)
Interest paid	(15.6)	(42.0)	(13.1)	(14.9)
Other	(0.5)	0.1	(0.2)	(0.8)

Cash (used in) generated by financing activities	$(167.4)	$246.7	$471.5	$(41.7)

Effect of exchange rate changes on cash	$(11.6)	$2.6	$0.4	$1.2
Cash
Change	(243.8)	129.5	135.5	2.0
Opening balance	265.0	135.5	—	31.2

Ending balance (Note 13)	$21.2	$265.0	$135.5	$33.2

Supplementary information
Business acquisition financed through issuance of share capital	$—	$—	$(409.5)	$—

ALGOMA STEEL GROUP INC.

Notes to the Consolidated Financial Statements

Tabular amounts expressed in millions of Canadian dollars

1.	GENERAL INFORMATION

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd. (the “Company” and “Successor”), was incorporated on March 23, 2021 under the Business Corporations Act of British Columbia solely for the purpose of purchasing Algoma Steel Holdings Inc. under section 85(1) of the Income Tax Act (Canada) effecting the purchase on an income tax-deferred basis. Algoma Steel Group Inc. is the parent holding company of Algoma Steel Inc. and does not conduct any business operations. The address of the Company’s registered office is 1600-295 Georgie Street West, British Columbia, Vancouver, Canada.

Algoma Steel Inc. (“ASI”), the operating company and a wholly owned subsidiary of Algoma Steel Holdings Inc. was incorporated on May 19, 2016 under the Business Corporations Act of British Columbia. Algoma Steel Inc. was incorporated solely for the purpose of purchasing substantially all of the operating assets and liabilities in of Essar Steel Algoma Inc. (“Old Steelco Inc.” and the “Predecessor”). The purchase transaction was completed November 30, 2018. Prior to November 30, 2018, the Company had no operations, and was capitalized with 1 common share with a nominal value. The Company is an integrated steel producer with its active operations located entirely in Sault Ste. Marie, Ontario and Canada. The Company produces sheet and plate products that are sold primarily in Canada and the United States. The Company’s ultimate parent company is Algoma Steel Parent S.C.A. The address of the Company’s registered office is 1055 West Hastings Street, Vancouver, British Columbia, Canada.

The consolidated financial statements of the Company for the years ended March 31, 2021 and 2020, and the four-month period ended March 31, 2019 are comprised of the Company and its wholly owned subsidiaries as follows:

•	Algoma Steel Holdings Inc.

•	Algoma Steel Intermediate Holdings Inc.

•	Algoma Steel Inc.

•	Algoma Steel Inc. USA

•	Algoma Docks GP Inc.

•	Algoma Docks Limited Partnership

The consolidated financial statements of the Company for the eight-month period ended November 30, 2018 is comprised of Essar Steel Algoma Inc. and its wholly owned subsidiaries as follows:

•	Essar Steel Algoma Inc.

•	Essar Steel Algoma Inc. USA

•	Cannelton Iron Ore Company

•	Essar Steel Algoma (Alberta ULC)

Successor and Predecessor collectively are referred to as the “Company” herein.

2.	BASIS OF PRESENTATION

Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”).

The consolidated financial statements as at March 31, 2021, and March 31, 2020, and for the years ended March 31, 2021, March 31, 2020 and the four month period ended March 31, 2019, represent the consolidated financial information of the Successor. Prior to, and including November 30, 2018, the consolidated financial statements include the accounts of the Predecessor.

These consolidated financial statements have been approved and authorized for issuance by the Board of Directors on July 5, 2021.

Entities under common control

On March 29, 2021, the Company entered into an agreement with Algoma Steel Intermediate Parent S.A.R.L. to purchase all of the issued and outstanding Common shares (100,000,001) held in Algoma Steel Holdings Inc. in exchange for 100,000,000 additional Common shares in the Company.

This acquisition is deemed a transaction among entities under common control. The ultimate parent company, Algoma Steel Parent S.C.A. is unchanged. The transaction is among entities under common control and therefore do not result in a change in control at the ultimate parent level. Accordingly, the Company accounted for this transaction at the carrying amount of net assets. The difference between the share consideration received or transferred and the carrying amount of the net assets was considered immaterial, as such no gain or loss was recognized in the consolidated financial statements of the Company. Resultantly, the Company’s financial position and results of operations are presented as though they were operating continuously from the beginning.

The consolidated financial statements have been prepared on a going concern assumption using historical cost basis, except for certain financial instruments that are measured at fair value, as explained in the accounting policies disclosed in Note 3. Historical cost is generally based on the fair value of the consideration given in exchange for assets. The going concern assumption assumes the realization of assets and the discharge of liabilities in the normal course of business.

COVID-19 Pandemic

On March 11, 2020, the coronavirus (COVID-19) was declared a pandemic by the World Health Organization. Many countries have implemented measures to control the spread of the virus. Concerns about the spread of the virus, and measures taken to control the spread of the virus have negatively affected economies globally, and upset normal commercial patterns, causing the slowdown and/or closure of companies around the world.

The Government of Ontario, Canada, announced on March 23, 2020, that steel manufacturers, such as the Company, and their suppliers, were deemed essential businesses due to their importance to the Ontario economy and their support of critical infrastructure projects. Accordingly, the Company has implemented many measures designed to protect the health and safety of its employees, and the health and safety of our customers and suppliers.

At the onset of the pandemic, slowdowns and disruptions in the operations of our customers led to a reduction in demand. In response, during the six month period ended September 30, 2020 the Company adjusted production to match demand and to control costs. During the six month period ended March 31, 2021, production and shipment volumes improved, returning to pre-COVID-19 levels.

As disclosed in Note 18, in March 2020, management had taken the precautionary measure of drawing on its Revolving Credit Facility resulting in cash of $265.0 million, and further availability under the Revolving Credit Facility of $64.1 million. At March 31, 2021, the Company had cash of $21.2 million and further availability under the Revolving Credit Facility of $200.8 million.

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the year ended March 31, 2021 (March 31, 2020 – nil), the Company recorded a $57.0 million reduction to personnel expenses in connection with the CEWS program.

Functional and presentation currency

The Company and its subsidiaries’ functional currency is the United States dollar (“US dollar”). The US dollar is the currency of the primary economic environment in which the Company and subsidiaries operate.

For reporting purposes, the consolidated financial statements are presented in millions of Canadian dollars (“$C”). The assets and liabilities are translated into the reporting currency using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at average exchange rates for the reporting period. Exchange differences arising are recognized in other comprehensive (loss) income and accumulated in equity under the heading ‘Foreign exchange on translation to presentation currency’.

Equity transactions, as disclosed in Note 30, are translated at the historical exchange rates. The resulting net translation adjustment has been recorded in other comprehensive (loss) income for the year.

3.	SIGNIFICANT ACCOUNTING POLICIES

Foreign exchange transactions

Transactions in currencies other than the Company’s functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at that date. Non-monetary items that are measured in terms of historical cost are not re-translated. Exchange gains or losses arising from translations of foreign currency monetary assets, liabilities and transactions are recorded in foreign exchange gain in the consolidated statements of net (loss) income.

Financial Instruments

The Company’s financial assets and liabilities (financial instruments) include cash, restricted cash, accounts receivable, margin payments, parent company promissory note receivable, derivative financial instruments, bank indebtedness, accounts payable and accrued liabilities, long-term debt and long-term governmental loans.

Fair value of financial instruments

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts the valuation models to incorporate a measure of credit risk. Fair value represents management’s estimates of the current market value at a given point in time.

The Company has certain financial assets and liabilities that are measured at fair value. The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. There were no transfers among Levels 1, 2 and 3 during the year ended March 31, 2021, March 31, 2020 and the four-month period ended March 31, 2019. The Company’s policy is to recognize transfers into and transfers out of fair value hierarchy levels as of the date of the event or change in circumstances that caused the transfer.

The fair value of cash, restricted cash, accounts receivable, margin payments, bank indebtedness and accounts payable and accrued liabilities approximates their carrying value due to the short-term nature of these instruments. The fair value of the Revolving Credit Facility, disclosed in Note 18, the Secured Term Loan Facility, the Algoma Docks Term Loan Facility, disclosed in Note 21, approximate the respective carrying value due to variable interest rates for each facility. The Parent Company Promissory Note Receivable, disclosed in Note 32, approximates the carrying value because the instrument is payable on demand.

The fair values of natural gas and steel commodity swaps are classified as Level 2 and is calculated using the mark-to-market forward prices of NYMEX natural gas and hot rolled coil steel based on the applicable settlement dates of the outstanding swap contracts.

The classification of financial instruments is determined at the time of initial recognition, within the following categories:

•	Amortized cost

•	Fair value through profit or loss

•	Fair value through other comprehensive (loss) income (FVTOCI(L))

The Company’s financial assets and financial liabilities are classified and measured as follows:

As at,		March 31, 2021		March 31, 2020
	Category	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets
Cash(1)	Financial assets at amortized cost	$21.2	$21.2	$265.0	$265.0
Restricted cash(1)	Financial assets at amortized cost	$3.9	$3.9	$3.9	$3.9
Accounts receivable(2)	Financial assets at amortized cost	$274.6	$274.6	$248.9	$248.9
Margin payments(1)	Financial assets at amortized cost	$49.4	$49.4	$—	$—
Parent company promissory note receivable(1)	Financial assets at amortized cost	$2.2	$2.2	1.3	1.3

Financial liabilities
Bank indebtedness(1)	Financial liabilities at amortized cost	$90.1	$90.1	$256.2	$256.2
Accounts payable and accrued liabilities(1)	Financial liabilities at amortized cost	$163.8	$163.8	$151.4	$151.4
Long-term debt(1)	Financial liabilities at amortized cost	$439.3	$439.3	$473.0	$473.0
Long-term governmental loans(1)	Financial liabilities at amortized cost	$86.4	$86.4	$72.6	$72.6
Derivative instruments(3)	Financial instruments at FVTOCI(L)	$49.4	$49.4	$—	$—

[1]  - Initial measurment at fair value and subsequent remeasurement at amortized cost.

[2]  - Initial measurement at transaction price and subsequent remeasurement at amortized cost.

[3]  - Level 2; hedging instruments with initial measurement at fair value and subsequent remeasurement at FVTOCI(L)

Impairment of financial assets carried at amortized cost

The Company utilizes an ‘expected credit loss’ (“ECL”) model, as required by IFRS 9 – Financial Instruments. Accounts receivable are subject to lifetime ECL which is measured as the difference in the present value of the contractual cash flows that are due under the contract, and the cash flows that are expected to be received.

The Company applies the simplified approach at each reporting date on its accounts receivable and considers both current and forward-looking macro-economic factors that may affect historical default rates when estimating ECL.

Accounts receivable, together with the associated allowance, are written off when there is no realistic prospect of future recovery and all collateral has been realized or has been transferred to the Company. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognized, the previously recognized impairment loss is increased or decreased by adjusting the carrying value of the loan or receivable. If a past write-off is later recovered, the recovery is recognized in the consolidated statements of net (loss) income.

Hedge accounting

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently measured at their fair value. The method of recognizing the resulting gain and loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The derivatives are designated as hedges of a particular risk associated with a recognized asset or liability or highly probable forecasted transaction (cash flow hedge).

The Company designates certain derivatives as hedging instruments in respect of commodity price risk which are accounted for as cash flow hedges.

At the inception of the hedge relationship, the Company documents the relationship between the hedging instrument and hedged item, as well as its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, the Company documents its assessment, both at hedge inception and on an ongoing basis, as to whether the hedging instrument is effective in offsetting changes in fair values or cash flows of the hedged item attributable to the hedged risk. Hedge relationship meets effectiveness requirements when it meets all of the following:

•	there is an economic relationship between the hedged item and the hedging instrument;

•	the effect of credit risk does not dominate the value changes that result from that economic relationship; and

•

the hedge ratio of the hedging relationship is the same as that resulting from the quantity of the hedged item that the Company actually hedges and the quantity of the hedging instrument that the Company actually uses to hedge that quantity of hedged item.

The full fair value of a derivative financial instrument is classified as a non-current asset or liability when the remaining life of the hedged item is more than 12 months and as a current asset or liability when the remaining life of the hedged item is less than 12 months.

Cash flow hedges

The effective portion of changes in the fair value of derivatives and other qualifying hedging instruments that are designated and qualify as cash flow hedge is recognized in other comprehensive (loss) income and accumulated under the heading of cash flow hedge reserve – unrealized loss, limited to the cumulative change in fair value of the hedged item from inception of the hedge. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is included in sales (steel hedges) and cost of sales (natural gas hedge) line items.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss in equity at that time remains in equity and is recognized when the forecasted transaction affects (loss) income. When a forecasted transaction does not occur, the cumulative gain or loss that was reported in equity is immediately classified to the statement of profit and loss.

Business Combinations

The Company accounts for business acquisitions using the acquisition method. The consideration for each acquisition is measured as the aggregate of the fair values of assets given, liabilities incurred or assumed, and the equity instruments issued by the Company in exchange for control of the acquired company or business. Acquisition-related costs are recognized in the consolidated statement of net loss (income) as incurred. When the consideration of the acquisition includes any asset or liability resulting from a contingent consideration arrangement, it is measured at fair value at the acquisition date. Contingent consideration is remeasured at subsequent reporting dates at its fair value, and the resulting gain or losses recognized in the consolidated statement of net loss (income).

Accounts receivable

Accounts receivable are recognized initially at transaction price and are non-interest bearing. Management analyzes accounts receivable and notes receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer.

This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any. Recoveries of accounts receivables previously provided for in the allowance for doubtful accounts are credited against administrative and selling expenses in the consolidated statements of profit and loss.

Inventories

Raw materials, work in process and finished products inventories are measured at the lower of average cost and net realizable value. Average cost for finished goods and work in process is comprised of direct costs and an allocation of production overheads, including depreciation expense. Supplies inventories are measured at the lower of average cost and net realizable value.

Property, plant and equipment, net

Items of property, plant and equipment are recorded at cost less accumulated amortization and impairment. The cost of an item of property or equipment comprises costs that can be directly attributed to its acquisition and to bringing the asset to a working condition for its intended use, including borrowing costs that meet the criteria for capitalization and initial estimates of the cost of dismantling and removing the item and restoring the site on which it is located. The cost of self-constructed and self-installed assets includes the cost of direct labour in addition to the costs listed above.

Depreciation is calculated generally by the straight-line method based on estimated useful lives as follows:

Category of Property, Plant and Equipment	Range of Estimated Useful Life
Buildings	5 to 30 years
Machinery and equipment	5 to 40 years
Vehicles	6 to 12 years
Computer hardware	3 to 5 years

The Company also separately recognizes the cost of replacement parts and major overhaul or inspection costs if the cost of the item can be reliably measured or estimated and it is probable that the future economic benefits will be realized by the Company. When such items are replaced the carrying amount of the replaced component is derecognized. The costs of maintenance and repairs of property, plant and equipment are recognized in profit or loss as incurred.

Componentization

When significant components of an item of property, plant and equipment have different useful lives, they are accounted for as separate items and depreciated over the respective useful lives.

Useful life, depreciation method, residual value

Estimates of the useful lives of items of property, plant and equipment are based on management’s judgement as to the physical and economic useful lives of assets and as such are subject to change in future periods. Depreciation methods, useful lives and residual values are reviewed at each reporting date with the effect of any changes in estimate being accounted for on a prospective basis.

Derecognition of property plant and equipment

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Accounting policies relevant to government funding

The benefit of Government funding is not recognized until there is reasonable assurance that the Company will comply with the conditions attaching to it and that the funding will be received. Benefits related to Government funding in the form of low interest rate loans, interest free loans and grants for items of capital are presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which the benefits relate. In the case of low interest rate loans and interest free loans, the benefit is calculated as the difference between the fair value amount of the low interest rate loan or the interest free loan and the proceeds received. Claims under government grant programs related to income are recorded within the consolidated statement of profit and loss as a reduction of the related item the grant is intended to offset, in the period in which the eligible expenses were incurred or when the services have been performed.

Intangible assets, net

Intangible assets are measured and stated at cost, net of accumulated depreciation and any recognized impairment in value. The Company’s intangible assets comprising computer software are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 10 years.

Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from its use. Gains or losses arising from derecognition of an intangible asset measured as the difference between the net disposal proceeds and the carrying amount of the asset are recognized in profit or loss when the asset is derecognized.

Impairment of tangible and intangible assets

Property, plant and equipment and intangible assets are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any such indication exists then the recoverable amount of the asset is estimated. The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and its value in use. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the Cash Generating Unit (“CGU”) to which the asset belongs. The CGU corresponds to the smallest identifiable group of assets whose continuing use generates cash inflows that are largely independent of the cash flows from other groups of assets.

An impairment loss is recognized when the carrying amount of an asset, or of the CGU to which it belongs, exceeds the recoverable amount. In determining value in use, the Company estimates cash flows before taxes based on most recent actual results and forecasts and then determines the current value of future estimated cash flows.

Impairment losses are recognized in the consolidated statements of profit and loss. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The increased carrying amount of an asset attributable to a reversal of impairment loss may not exceed the carrying amount that would have been determined had no impairment loss been recognized in prior periods.

Leases

At inception of a contract, the Company assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company, as a lessee, recognizes a right-of-use asset and lease liability at commencement of the lease at the present value of the future lease payments using the interest rate implicit in the lease (if readily determinable) or the Company’s incremental rate of borrowing. Subsequent to initial measurement, the asset is depreciated using the straight-line method from the commencement date to the earlier of the end of its useful file or the end of the lease term. The lease liability is measured at amortized cost using the effective interest rate method. Lease related finance charges are recorded in finance costs in the consolidated statement of profit and loss.

The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases defined as leases with a lease term of 12 months or less and low-value assets. These types of leases are recorded in the consolidated statement of profit and loss on a straight-line basis over the term of the lease.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

Retirement benefit costs

The Company provides pensions and certain health care, dental care, life insurance and other benefits for certain retired employees pursuant to Company policy. For defined benefit pension plans and other post-employment benefits, the defined benefit cost is actuarially determined on an annual basis by independent actuaries using the projected unit credit method. Remeasurement comprising of actuarial gains and losses, the effect of the asset ceiling and the return on plan assets (excluding interest) are recognized immediately in the consolidated statements of financial position with a charge to other comprehensive (loss) income in the period in which they occur. Remeasurement recorded in other comprehensive (loss) income is not recycled. However, the Company has elected to transfer those amounts recognized in other comprehensive (loss) income to a separate reserve within equity. Net-interest is calculated by applying the discount rate to the net defined benefit liability. Defined benefit and other post-employment benefit costs are split into three categories:

•	service cost, past-service cost, gains and losses on curtailments and settlements;

•	net interest expense; and

•	remeasurement.

The Company recognizes the first two components of defined benefit costs in profit or loss in its consolidated statements of net (loss) income: service cost, past service cost, gains and losses on curtailments and settlements in Cost of sales and Administrative and selling expenses; and net interest expense in Interest on pension and other post-employment benefit obligations. The determination of a benefit expense requires assumptions such as the discount rate, the expected mortality, the expected rate of future compensation increases and the expected healthcare cost trend rate. Actual results will differ from estimated results which are based on assumptions. Curtailment gains and losses are accounted for as past-service cost. Past service costs are recognized immediately in profit or loss.

The asset or liability recognized in the consolidated statements of financial position represents the actual plan situation in the Company’s defined benefit and other post-employment benefit plans. All actuarial gains and losses that arise in calculating the present value of the defined benefit obligation and the plan assets, the remeasurement components, are recognized immediately in other comprehensive (loss) income. Any defined benefit asset resulting from this calculation is limited to the present value of any economic benefit in the form of refunds from the plan or reduction in future contributions to the plan. Any annual change in the limit applied to a defined benefit asset will create an entry in the remeasurement components.

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Termination benefits

Termination benefits are recognized as an expense when the Company is demonstrably committed, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary redundancy. Termination benefits for voluntary redundancies are recognized the earlier of the date when the Company recognizes related restructuring costs and the date when the Company can no longer withdraw the offer of the benefits related to the voluntary redundancy.

Short-term benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Accounts payable and accrued liabilities

Accounts payable and accrued liabilities are recognized initially at fair value and subsequently measured at amortized cost.

Environmental liabilities

An environmental liability is recognized if, as a result of an agreement, the Company has a present legal obligation that can be estimated reliably and it is probable that an outflow of economic benefits will be required to settle the obligation. The amount recognized as an environmental liability is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account risks and uncertainty of cash flow. Where the effect of discounting is material, environmental liabilities are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

Long-term debt

Long-term debt is recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortized cost; transaction costs related to the Secured Term Loan Facility and the Algoma Docks Term Loan Facility are amortized in profit or loss using the effective interest method.

Revenue recognition

The Company’s revenue is generated primarily from contracts to produce, ship and deliver steel products, and to a lesser extent, to deliver non-steel by-products of the steelmaking processes, such as tar, crude light oil and related freight revenue.

Revenue is measured at the fair value of the consideration received or receivable, net of returns and allowances, trade discounts, volume rebates and other incentives. Revenue from the sale of goods is recognized to the extent that it is probable that the economic benefits will flow to the Company, can be reliably measured, and at a point-in-time when the performance obligation is satisfied by transferring the promised good to a customer. A good is considered transferred when the customer obtains control, which is defined as the ability to direct the use of and obtain substantially all of the remaining benefits of an asset. Upon the fulfillment of these criteria, revenue and costs associated with such are included in the consolidated statements of profit and loss.

The Company offers industry standard payment terms that typically requires payment from customers 30 days after title and control transfers.

Research

Research costs are charged to operations as incurred, due to the nature of the projects. Where government incentives in the form of investment tax credits and grants are received for research projects initiated by the Company for its own purposes, these incentives are deducted from the applicable category of expenditures.

Finance income

Finance income is comprised of interest income on short-term deposits.

Interest income

Interest income from financial assets is recognized when it is probable that the economic benefits will flow to the Company and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable.

Finance cost

Finance cost is comprised of interest expense on borrowings, amortization of issuance costs, and accretion of environmental liabilities. Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest method.

Costs related to issuance of the Secured Term Loan Facility and the Algoma Docks Term Loan Facility are recorded as a component of the carrying amount of the related debt and are amortized to profit or loss using the effective interest method. Costs related issuance of the Revolving Credit Facility are recorded in other assets and are amortized to profit or loss on a straight line basis over the period of the facility.

Actuarially determined interest costs related to the defined benefit pension obligation and the other post-employment benefit obligation are recorded respectively as components of the carrying amount of the Accrued pension liability and the Accrued other post-employment benefit obligation.

Taxation

Income tax expense represents the sum of the tax currently payable and deferred income tax.

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the consolidated statements of net (loss) income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax

Deferred income tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred income tax liabilities are generally recognized for all taxable temporary differences. Deferred income tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. The Company has incurred net losses for the years ended March 31, 2021 and March 31, 2020. Therefore the Company does not have the sufficient evidence to support a determination that sufficient future taxable profit is probable. In accordance with IFRS, the Company has not recognized deferred tax assets. For periods prior to November 30, 2018, the Predecessor did not have deferred tax assets recognized on the consolidated statement of financial position, however deferred tax liabilities were reflected.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the asset realised or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred income tax assets and liabilities reflects the tax consequences, based on management’s expectation at the end of the reporting period that would follow from the recovery or settlement of the carrying amount of its assets and liabilities.

Current and deferred income tax for the year

Current and deferred income tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive (loss) income or directly in equity, in which case, the current and deferred income tax are also recognized in other comprehensive (loss) income or directly in equity, respectively.

Share-based payments

The Company provides certain executives with a long-term incentive plan. Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date. The fair value includes the effect of market based vesting conditions but excludes the effect of non-market-based performance conditions. Details regarding the determination of the fair value of equity-settled share-based transactions are set out in Note 36.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the expected vesting period, which is determined based on the Company’s expected timing on meeting the non-market performance condition. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to equity.

For cash-settled share-based payments, a liability is recognized for the goods or services acquired, measured initially at the fair value of the liability. At each reporting date until the liability is settled, and at the date of settlement, the fair value of the liability is remeasured, with any changes in fair value recognized in profit or loss for the year.

Comprehensive (Loss) Income

Other comprehensive (loss) income (“OC(L)I”) includes foreign exchange gain on translation to the Company’s presentation currency from the US Dollar functional currency. OC(L)I includes actuarially determined gains and losses on post employment benefits offered to certain employees and the effect of the limit applied (if any) to the defined benefit asset. OC(L)I also includes unrealized loss on cash flow hedge reserve. Comprehensive (loss) income is composed of net (loss) income and OC(L)I.

Accumulated OC(L)I is a separate component of Shareholder’s equity which includes the accumulated balances of all components of OC(L)I which are recognized in comprehensive (loss) income but excluded from profit or loss.

New IFRS Standards, Amendments and Interpretations adopted as of April 1, 2020 (effective January 1, 2020)

The Company adopted the following amendments which did not have a material impact on its financial statements:

Interest Rate Benchmark Reform (Phase 1)

IFRS 9 “Financial Instruments”, IAS 39 “Financial Instruments: Recognition and Measurement (when IFRS 9 application is deferred) and IFRS 7 “Financial Instruments: Disclosure” were amended to provide temporary relief from applying specific hedge accounting requirements to hedging relationships directly affected by interbank offered rates (LIBOR) reform and certain related disclosures. The Company does not have any hedging relationships tied to LIBOR. The Company’s derivative financial instruments for steel hedges are tied to CRU (US Midwest Hot-Rolled Coil Steel Index). The application of these amendments did not have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting.

Standards and Interpretations issued and not yet adopted

Interest Rate Benchmark Reform – Phase 2

In August 2020, the IFRS Board issued amendments that complemented those issued in 2019 and focus on the effects of the interest rate benchmark reform on a Company’s financial statements that arise when, for example, an interest rate benchmark used to calculate interest on a financial asset is replaced with an alternative benchmark rate. The Phase 2 amendments address issues that might affect financial reporting during the reform of an interest rate benchmark, including the effects of changes to contractual cash flows or hedging relationships arising from the replacement of an interest rate benchmark with an alternative benchmark rate (replacement issues). The amendment is effective for annual reporting periods beginning on or after January 1, 2021. The Company is currently assessing the impact of this amendment however preliminary assessments indicate the impact to be immaterial.

Proceeds before Intended Use

IAS 16 “Property, Plant and Equipment (PPE)” sets out an amendment prohibiting an entity from deducting from the cost of an item of PP&E any proceeds received from selling items produced while the entity is preparing the asset for its intended use. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

Cost of Fulfilling a Contract

IAS 37 “Onerous Contracts” sets out an amendment clarifying the meaning of “costs to fulfil a contract”. The amendment clarifies that, before a separate provision for an onerous contract is established, an entity recognizes any impairment loss that has occurred on assets used in fulfilling the contract, rather than on assets dedicated to that contract. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

4.	BUSINESS COMBINATION

On November 30, 2018, Algoma Steel Inc. purchased substantially all of the operating assets and liabilities of Old Steelco Inc., a Canadian manufacturer of steel products for total purchase consideration of $890.7 million; comprised of cash, in the amount of $481.2 million, and capital stock issued in the amount of $409.5 million.

On November 9, 2015, Old Steelco Inc. began creditor protection proceedings pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36. Old Steelco Inc. carried out a Sale and Investment Solicitation Process. In September 2016, a majority of Old Steelco Inc.’s 7.5% Senior Secured Term Loan Lenders and Old Steelco Inc.’s 9.5% Senior Secured Noteholders reached a restructuring support agreement (the “RSA”) amongst themselves to advance a recapitalization proposal in respect of the Company, the terms of which were amended on May 15, 2018. On July 20, 2018, Algoma Steel Inc. entered into an Asset Purchase Agreement (“APA”) with Old Steelco Inc., which was sponsored by Old Steelco Inc.’s 7.5% Senior Secured Term Loan holders and Old Steelco Inc.’s 9.5% Senior Secured Notes holders.

During the business combination, Algoma Steel Inc. issued one (1) additional common share with nominal value, and one hundred million (100,000,000) preferred shares, with a value of $409.5 million to the Company’s parent, Algoma Steel Intermediate Holdings Inc., in exchange for Algoma Steel

Intermediate Holdings Inc. forgiving its interest in Old Steelco Inc.’s 7.5% Senior Secured Term Loan and 9.5% Senior Secured Notes on November 30, 2018. The preferred shares were issued at the fair value of the debt forgiven of $409.5 million, measured as the residual value of the net identifiable assets acquired, less the cash and other non-share consideration paid in partial satisfaction of the purchase price of the assets. Finally, on November 30, 2018, the preferred shares were converted to 100,000,000 common shares. Further information regarding the issuance of capital stock can be found in Note 30.

This transaction is considered to be a business combination under IFRS 3, Business Combinations (“IFRS 3”) with Algoma Steel Inc. as the acquiring entity. As disclosed in Note 1, the Company was incorporated on May 19, 2016, for the purpose of purchasing substantially all of the operating assets and liabilities of Essar Steel Algoma Inc., and therefore had no operations prior to the business combination date of November 30, 2018.

As disclosed above, the business combination was carried out pursuant to an APA which was executed on November 30, 2018.

Identifiable assets acquired
Restricted cash (Note 13)	$11.1
Accounts receivable (Note 14)	285.9
Inventories (Note 15)	464.9
Prepaid expenses and deposits	92.0
Other current assets	7.8
Property, plant and equipment (Note 16)	793.1
Intangible assets (Note 17)	2.0

Liabilities assumed
Accounts payable and accruals	(122.5)
Taxes payable	(6.0)
Accrued pension liability	(305.2)
Accrued other post-employment benefit obligation	(292.0)
Environmental liabilities (Note 27)	(39.2)
Other long-term liabilities	(1.2)

Net identifiable assets acquired	$890.7

Purchase consideration
Cash	481.2
Capital stock issued	409.5

$890.7

The fair values of all acquired assets and assumed liabilities for this transaction have been determined based on their fair value as at the date of acquisition.

In addition to the identifiable assets acquired and the liabilities assumed, Algoma Steel Inc. also assumed the majority of existing Old Steelco Inc. agreements with third party vendors and customers.

The following additional transactions were carried out during the purchase transaction and are not disclosed above:

•

Settlement of certain Old Steelco Inc. debt facilities: On November 30, 2018, Old Steelco Inc. settled, in cash, its Debtor-in-Possession Revolving Credit Agreement in the amount of $178.1 million (US $132.5 million), and its Revolving Credit Facility of $52.9 million (US $42.5 million).

•

Settlement with GIP, L.P. and certain other lenders (“GIP”): Algoma Steel Inc. reached a settlement with the debtholder of Port of Algoma Inc., a related party of Old Steelco Inc. This settlement was comprised of a payment of $132.9 million ($US 100.0 million) to GIP and the takeback of the Algoma Docks Term Loan Facility.

•

Funding of Monitor reserves: On November 30, 2018, Algoma Steel Inc. paid cash in the amount of $54.4 million to Old Steelco Inc.’s Court Appointed Monitor (the “Monitor”). The Monitor will settle certain of Old Steelco Inc.’s liabilities and any excess cash will be returned to Algoma Steel Inc.

•

Collective Bargaining Agreements: On November 30, 2018, amended collective bargaining agreements, and other related agreements, with Local 2251 and Local 2724 (“Local 2724”), both of the United Steelworkers of America came into effect. Members of Local 2251 and Local 2724 had voted to ratify these agreements on June 26, 2018, however the agreements were conditional upon closing this purchase transaction. The collective bargaining agreements will expire on July 31, 2022.

To consummate the purchase transaction, Algoma Steel Inc. secured US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”); further disclosure is available in Note 18. On November 30, 2018, Algoma Steel Inc. drew $59.8 million (US $45.0 million) ($52.9 million net of fees) of this facility. Algoma Steel Inc. also secured $378.8 million (US $285.0 million) ($371.0 million net of fees) in the form of a Secured Term Loan Facility (the “Secured Term Loan Facility”); further disclosure is available in Note 21. Additionally, Algoma Steel Inc. entered into the Algoma Docks Term Loan Agreement with borrowings of $97.0 million (US$ 73.0 million), additional disclosure is available in Note 21. Immediately following the purchase transaction, Algoma Steel Inc. had residual cash of $38.0 million.

5.	CRITICAL ESTIMATES AND JUDGEMENTS

The preparation of these consolidated financial statements, in accordance with IFRS, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Judgement is used mainly in determining whether a balance or transaction should be recognized in the consolidated financial statements. Estimates and assumptions are used mainly in determining the measurement of recognized transactions and balances. However, judgement and estimates are often interrelated.

The Company has applied judgment in the valuation of the assets acquired and liabilities assumed as a result of the business combination transaction disclosed in Note 4, the application of its expected credit loss model, classification of leases, the determination of cash generating units, identifying the indicators of impairment and impairment reversal for property, plant and equipment and intangible assets with finite useful lives, and the level of componentization of property and equipment.

In the determination of cash generating units, the Company assessed its identifiable group of assets that generates cash inflows and concluded the Company has a single cash generated unit.

Judgements, estimates and assumptions are continually evaluated and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances.

Revisions to accounting estimates are recognized in the period in which the estimates are revised and in future periods affected.

The following discussion sets forth management’s most critical estimates and assumptions in determining the value of assets and liabilities:

Going Concern Assessment

The Company has made judgements, based on an internally generated short-term cash flow forecast, in concluding that there are no material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern. Judgements and estimates are made in forming assumptions of future activities, future cash flows and timing of those cash flows. Significant assumptions used in preparing the short-term cash flow forecast include, but are not limited to, short-term commodity prices, production volumes, reserves, operating costs, financing costs and development capital. Changes to these assumptions could affect the estimate of the Company’s available liquidity and conclusion as to whether there are material uncertainties related to events or conditions that cast substantial doubt upon the Company’s ability to continue as a going concern.

Management believes that it has sufficient resources to remain in compliance with its debt covenants and support the operation of the Company. However, future unanticipated disruptions in the Company’s business activities, and costs incurred by the Company in response to changing conditions and regulations could have a material adverse impact on our business, operating results and financial condition.

Allowance for doubtful accounts

Management analyzes accounts receivable to determine the allowance for doubtful accounts by assessing the collectability of receivables owing from each individual customer. This assessment takes into consideration certain factors including the age of outstanding receivable, customer operating performance, historical payment patterns and current collection efforts, relevant forward looking information and the Company’s security interests, if any.

Useful lives of property, plant and equipment and Intangible assets

The Company reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each annual reporting period, and whenever events or circumstances indicate a change in useful life. Estimated useful lives of items of property, plant and equipment and intangible assets are based on a best estimate and the actual useful lives may be different.

Impairment of property, plant and equipment and Intangible assets

Determining whether property, plant and equipment and intangible assets are impaired requires the Company to determine the recoverable amount of the CGU to which the asset is allocated. To determine the recoverable amount of the CGU, management is required to estimate its fair value. To calculate the value of the CGU in use, management determines expected future cash flows, which involves, among other items, realization rates on future steel output, costs and volume of production, growth rate, and the estimated selling costs, using an appropriate weighted average cost of capital.

As disclosed in Note 2, the COVID-19 pandemic has disrupted normal business processes around the world. Although the manufacture of steel has been deemed to be essential by the Ontario Government, the demand for the Company’s products has decreased. There is uncertainty as to the form that the recovery of the North American economy will take, and therefore, management has modified its forecast to reflect a conservative outlook based on the most recent information available. At March 31, 2021, management has assessed the recoverable amount of the CGU to which the asset is allocated and determined that no impairment is required.

Defined Benefit Retirement Plans

The Company’s determination of employee benefit expense and obligations requires the use of assumptions such as the discount rate applied to determine the present value of all future cash flows expected in the plan. Since the determination of the cost and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results could differ from estimated results which are based on assumptions.

Taxation

The Company computes an income tax provision in each of the jurisdictions in which it operates. Actual amounts of income tax expense and scientific research and experimental development investment tax credits only become final upon filing and acceptance of the returns by the relevant authorities, which occur subsequent to the issuance of the consolidated financial statements.

Additionally, the estimation of income taxes includes evaluating the recoverability of deferred income tax assets based on an assessment of the ability to use the underlying future tax deductions before they expire against future taxable income. The assessment is based upon existing tax laws and estimates of future taxable income. To the extent estimates differ from the final tax return, (loss) income would be affected in a subsequent period. The Company will file tax returns that may contain interpretations of tax law and estimates. Positions taken and estimates utilized by the Company may be challenged by the relevant tax authorities. Rulings that alter tax returns filed may require adjustment in the future.

6.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are:

(a)	to maintain a flexible capital structure which optimizes the cost of capital at acceptable risk;

(b)	to meet external capital requirements on debt and credit facilities;

(c)	to ensure adequate capital to support long-term growth strategy; and

(d)	to provide an adequate return to shareholders.

The Company continuously monitors and reviews the capital structure to ensure the objectives are met.

Management defines capital as the combination of its indebtedness, as disclosed in Note 18 and Note 21, and the equity balance, as disclosed in Note 30, and manages the capital structure within the context of the business strategy, general economic conditions, market conditions in the steel industry and the risk characteristics of assets.

The Company is in compliance with the covenants under its existing debt agreements at March 31, 2021 and March 31, 2020, as disclosed in Note 18 and Note 21.

7.	REVENUE AND SEGMENTED INFORMATION

The Company is viewed as a single business segment involving basic steel production for purposes of internal performance measurement and resource allocation. The Company’s non-current assets at March 31, 2021 and March 31, 2020 are in Canada.

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Total revenue is comprised of:
Sheet & Strip	$1,340.4	$1,417.8	$629.4	$1,381.7
Plate	274.7	324.8	163.2	293.2
Freight	150.4	175.1	64.0	118.2
Non-steel revenue	29.4	39.2	13.1	35.5

	$1,794.9	$1,956.9	$869.7	$1,828.6

The geographical distribution of total revenue is as follows:
Sales to customers in Canada	$748.3	$845.7	$412.5	$766.7
Sales to customers in the United States	1,024.5	1,069.7	423.0	1,006.2
Sales to customers in the rest of the world	22.1	41.5	34.2	55.7

	$1,794.9	$1,956.9	$869.7	$1,828.6

For the year ended March 31, 2021, the sales to any one customer did not represent greater than 10% of total revenue. For the year ended March 31, 2020, the Company had sales of $203.5 million to one customer representing greater than 10% of total revenue. For the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, the Company had sales of $98.5 million and $179.7 million, respectively, to one customer representing greater than 10% of total revenue.

The geographical distribution of revenue was derived from shipping location of sales to customers.

8.	COST OF SALES

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Total cost of sales is comprised of:
Cost of steel revenue	$1,457.9	$1,822.7	$738.4	$1,358.9
Cost of freight revenue	150.4	175.1	64.0	118.2
Cost of non-steel revenue	29.4	39.2	13.1	35.5

	$1,637.7	$2,037.0	$815.5	$1,512.6

Inventories recognized as cost of sales:	$1,487.3	$1,861.9	$751.5	$1,394.4

Net inventory write-downs as a result of net realizable value lower than cost included in cost of sales:	$2.5	$—	$—	$0.6

Amortization included in cost of steel revenue for the year ended March 31, 2021 was $86.8 million (March 31, 2020 – $127.6 million, the four and eight month periods ended March 31, 2019 and November 30, 2018, $29.2 million and $41.3 million, respectively).

Government Grant (Canada Emergency Wage Subsidy)

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the year ended March 31, 2021, the Company recorded a $52.8 million (March 31, 2020, the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively – nil) reduction to cost of sales in connection with the CEWS.

Federal Greenhouse Gas Pollution Pricing Act

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. During the year ended March 31, 2021, total carbon tax recognized in cost of sales was $13.4 million (March 31, 2020 – $6.9 million, including $1.0 million for the period January 1, 2019 to March 31, 2019 and nil for the period ended November 30, 2018).

United States Steel Tariff

On June 1, 2018, Canadian Steel producers became subject to 25% tariffs on all steel revenues earned on shipments made to the United States. On May 17, 2019, the United States announced a complete lifting of this tariff effective May 20, 2019. For the year ended March 31, 2021, there were no tariff costs included in the cost of sales (March 31, 2020 – $27.8 million, the four and eight month periods ended, respectively, March 31, 2019 – $87.0 million and November 30, 2018 – $138.5 million).

Fair Value Adjustment in Cost of Sales

As disclosed in Note 4, certain raw materials, work in process and finished products inventories were purchased by the Company on November 30, 2018. The acquired inventories were recognized at their fair value on that date. During the year ended March 31, 2019, recognition of this fair value adjustment, and other costs related to the purchase transaction disclosed in Note 4 in cost of sales were $25.7 million.

Past service cost recognition

During the year ended March 31, 2019, the Company recognized reductions totalling $9.3 million in past service cost associated with amendments to its defined benefit pension plans, disclosed in Note 24, and its other post-employment benefit plan, disclosed in Note 25. Amendments to the defined benefit pension plan resulted in a reduction in past service cost of $4.5 million, of which $4.1 million was recorded in cost of steel revenue. Amendments to the other post-employment benefits plan resulted in a reduction in past service cost of $4.8 million, of which $4.3 million was recorded in cost of steel revenue.

9.	ADMINISTRATIVE AND SELLING EXPENSES

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Administrative and selling expense is comprised of:
Personnel expenses	$39.6	$29.7	$11.3	$23.2
Professional, consulting, legal and other fees	22.2	17.1	6.2	10.3
Software licenses	3.1	2.7	1.0	2.2
Amortization of intangible assets and non-producing assets	0.4	0.5	0.4	2.9
Other administrative and selling	7.1	6.9	3.0	5.9

	$72.4	$56.9	$21.9	$44.5

Government Grant (Canada Emergency Wage Subsidy)

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the year ended March 31, 2021, the Company recorded a $4.2 million (March 31, 2020, the four and eight month periods ended, respectively March 31, 2019 and November 30, 2018 – nil) reduction to administration and selling expenses in connection with the CEWS.

Past service cost recognition

As disclosed in Note 8, during the year ended March 31, 2019, the Company recognized reductions totalling $9.3 million in past service cost associated with amendments to its defined benefit pension plans, disclosed in Note 24, and its other post-employment benefits, disclosed in Note 25. Amendments to the defined benefit pension plan resulted in a reduction in past service cost of $4.5 million, of which $0.4 million was recorded in administrative and selling expenses. Amendments to the other post-employment benefits plan resulted in a reduction in past service cost of $4.8 million, of which $0.5 million was recorded in administrative and selling expenses.

10.	FINANCE COSTS

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Finance costs are comprised of:
Interest on the Revolving Credit Facility (Note 16) $	$4.3	$2.1	$0.3	$2.7
Interest on DIP Facility	—	—	—	11.7
Interest on the Secured Term Loan Facility (Note 19)	43.0	41.0	14.3	—
Interest on the Algoma Docks Term Loan Facility (Note 19)	4.7	6.7	2.5	—
Interest on the following facilities, (Note 19)
7.5% Senior Secured Term Loan	—	—	—	34.3
9.5% Senior Secured Notes	—	—	—	32.6
14% Junior Secured Notes	—	—	—	34.3
Other interest expense	1.5	1.5	2.3	1.8
Revolving Credit Facility fees	1.2	2.2	—	—
Unwinding of issuance costs of debt facilities (Note 16 and Note 19) and accretion of governmental loan benefits discounts on environmental liabilities (Note 21 and Note 25)	13.8	10.3	1.2	1.9

	$68.5	$63.8	$20.6	$119.3

As disclosed in Note 21, on April 1, 2020, July 1, 2020 and October 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind by way of increasing the principal balance owing for interest accrued during the period from April to September 2020. The interest expense on the Secured Term Loan Facility in respect of this 1% premium was $2.9 million (US $2.1 million) (March 31, 2020 – nil). Interest paid on the Secured Short Term Loan Facility of $10.2 million in January 2021 was paid in cash, not in kind.

11.	INTEREST ON PENSION AND OTHER POST-EMPLOYMENT BENEFIT OBLIGATIONS

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Interest on pension and other post-employment benefit obligations is comprised of:
Interest on defined benefit pension obligation (Note 22)	$7.4	$8.4	$3.5	$5.4
Interest on other post-employment benefit obligation (Note 23)	9.6	8.9	3.5	6.6

	$17.0	$17.3	$7.0	$12.0

12.	RESTRUCTURING COSTS

Restructuring costs, for the period ended November 30, 2018 were comprise of professional fees and other expenses directly related to or resulting from the reorganization process under the CCAA Proceedings described in Note 4.

13.	CASH AND RESTRICTED CASH

At March 31, 2021, the Company had $21.2 million of cash (March 31, 2020 – $265.0 million, March 31, 2019 – $135.5 million) and restricted cash of $3.9 million (March 31, 2020 – $3.9 million, March 31, 2019 – $11.1 million), held to provide collateral for letters of credit and other obligations of the Company.

Reconciliation of restricted cash
Balance at March 31, 2019	$11.1
Letters of credit matured and released	(0.3)
Letters of credit converted from cash-backed to Revolving Credit Facility backed	(6.9)

Balance at March 31, 2020	$3.9

Balance at March 31, 2021	$3.9

14.	ACCOUNTS RECEIVABLE, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Trade accounts receivable	$259.3	$222.7
Allowance for doubtful accounts	(1.8)	(0.7)
Governmental loan claims receivable Loan
Federal Advanced Manufacturing Fund (“Federal AMF”)	6.0	4.2
Federal Ministry of Industry, Strategic Innovation Fund (“Federal SIF”) Agreement	3.0	6.9
Canada Emergency Wage Subsidy receivable	0.5	5.8
Northern Industrial Electricity Rate program rebate receivable	2.6	2.7
Ontario Workplace Safety and Insurance Board New Experimental Experience Rating rebate receivable	1.5	1.5
Other accounts receivable	3.5	5.8

	$274.6	$248.9

Allowance for doubtful accounts

As at,	March 31, 2021	March 31, 2020
Opening balance	$(0.7)	$(1.2)
Net remeasurement of loss allowance	0.6	0.5
Amounts written off	(1.7)

Ending balance	$(1.8)	$(0.7)

Governmental loan claims receivable

As disclosed in Note 16 and Note 22, the Company has entered into agreements together with the governments of Canada and Ontario for which the Company has applied for reimbursement of costs incurred related to specifically identified projects.

15.	INVENTORIES, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Raw materials and consumables	$278.3	$283.5
Work in progress	109.2	95.3
Finished goods	27.8	58.1

	$415.3	$436.9

16.	PROPERTY, PLANT AND EQUIPMENT, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Freehold land	$6.2	$6.9
Buildings	44.5	55.0
Machinery and equipment	614.7	651.2
Computer hardware	0.5	0.8
Right-of-use assets	1.6	2.0
Property under construction	32.4	83.6

	$699.9	$799.5

The following table presents the changes to the cost of the Company’s property, plant and equipment for the years ended March 31, 2021 and March 31, 2020:

Cost	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of- use assets	Property under construc- tion	Total
Balance at March 31, 2019	$6.6	$69.8	$671.5	$0.8	$—	$60.5	$809.2
Additions	—	0.6	3.6	—	—	109.1	113.3
Transfers	—	(0.2)	88.8	0.3	2.1	(91.0)	—
Foreign exchange	0.3	3.7	40.8	0.1	0.1	5.0	50.0

Balance at March 31, 2020	$6.9	$73.9	$804.7	$1.2	$2.2	$83.6	$972.5
Additions	—	—	3.8	—	—	67.9	71.7
Transfers	—	0.4	107.2	0.1	—	(107.7)	0.0
Disposals	—	—	(0.2)	—	—	(1.7)	(1.9)
Foreign exchange	(0.8)	(7.8)	(87.4)	(0.1)	(0.3)	(9.6)	(105.9)

Balance at March 31, 2021	$6.1	$66.5	$828.1	$1.2	$1.9	$32.6	$936.4

The following table presents the changes to accumulated amortization on the Company’s property, plant and equipment for the years ended March 31, 2021 and March 31, 2020:

Accumulated Amortization:	Freehold Land	Buildings	Machinery & Equipment	Computer Hardware	Right-of- use assets	Property under construc- tion	Total
Balance at March 31, 2019	$—	$5.3	$38.4	$—	$—	$—	$43.7
Amortization expense	—	12.6	107.0	0.4	0.2	—	120.2
Foreign exchange	—	1.0	8.1	—	—	—	9.1

Balance at March 31, 2020	$—	$18.9	$153.5	$0.4	$0.2	$—	$173.0
Amortization expense	—	5.4	80.2	0.2	0.2	—	86.0
Foreign exchange	—	(2.4)	(20.2)	—	—	—	(22.6)

Balance at March 31, 2021	$—	$21.9	$213.5	$0.6	$0.4	$—	$236.5

Acquisitions

During the year ended March 31, 2021, the Company’s net acquisition of property, plant and equipment totaled $71.7 million (March 31, 2020 - $113.3 million); comprised of property, plant and equipment acquired with a total cost of $81.5 million (March 31, 2020 - $156.8 million), against which the Company recognized benefits totalling $9.8 million (March 31, 2020 - $43.5 million) in respect of the governmental loans and grant, discussed below and in Note 22.

As disclosed in Note 4, on November 30, 2018, the Company acquired substantially all of the operating assets and liabilities of Old Steelco Inc. and Port of Algoma, including property, plant and equipment of $793.1 million. Additionally, during the four month period ended March 31, 2019, the Company’s net acquisition of property, plant and equipment totalled $12.8 million; comprised of property, plant and equipment acquired with a total cost of $37.3 million, against which the Company recognized benefits totalling $24.2 million in respect of the governmental loans and grant, discussed below and in Note 22.

The total net acquisition of property, plant and equipment for the four month period ended March 31, 2019 was $805.9 million.

During the eight month period ended November 30, 2018, property, plant and equipment were acquired at an aggregate cost of $74.1 million.

Amortization of property, plant and equipment

Amortization of property, plant and equipment for the year ended March 31, 2021, was $86.0 million (March 31, 2020 - $120.2 million). Amortization included in inventories at March 31, 2021, was $5.6 million (March 31, 2020 - $6.5 million).

Amortization of property, plant and equipment for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, was $43.7 million and $41.6 million. Amortization included in inventories at the four and eight month periods ended March 31, 2019 and November 30, 2018, was $14.1 million and $5.3 million, respectively.

Government Funding Agreements

On November 30, 2018, the Company, together with the governments of Canada and Ontario entered into agreements totaling up to $120.0 million of modernization and expansion related capital expenditure support from the governments of Canada and Ontario. Additionally, on March 29, 2019, the Company, together with the government of Canada entered into an agreement totaling up to $30.0 million of modernization and expansion related capital expenditure support from the government of Canada. Each of these agreements is discussed below and additional disclosures are located in Note 16 and Note 22.

Federal Economic Development Agency for Southern Ontario

On November 30, 2018, the Company, together with the government of Canada, entered into an agreement executed on December 19, 2018, whereby a benefit of $60.0 million would flow to the Company in the form of an interest free loan from the Federal Economic Development Agency, through the Advanced Manufacturing Fund. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between October 1, 2014 and November 30, 2018 and by the Company between December 1, 2018 and March 31, 2021, related to specifically identified projects.

As at March 31, 2021, the Company had applied for reimbursements of $60.0 million (March 31, 2020 - $52.6 million) and had a receivable of $6.0 million (March 31, 2020 - $4.2 million). In accordance with IFRS, the benefit of the interest free loan has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2021, the Company recognized benefits in respect of this agreement of $3.9 million (March 31, 2020 - $15.9 million). As at March 31, 2021, the total benefit recognized in respect of this agreement was $26.5 million (March 31, 2020 - $22.7 million).

Ministry of Energy, Northern Development and Mines

On November 30, 2018, the Company, together with the government of Ontario, entered into an agreement whereby a benefit of $60.0 million would flow to the Company in the form of a low interest rate loan from the Ministry of Energy, Northern Development and Mines. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between April 1, 2017 and November 30, 2018 and by the Company between December 1, 2018 and November 30, 2024, related to specifically identified projects.

As at March 31, 2021, the Company had applied for and received reimbursements of $60.0 million. In accordance with IFRS, the benefit of the low interest rate loan has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2021, the Company recognized benefits in respect of this agreement of $0.3 million (March 31, 2020 - $13.7 million). As at March 31, 2021, the total benefit recognized in respect of this agreement was $26.4 million (March 31, 2020 - $26.1 million).

Ministry of Industry

On March 29, 2019, the Company, together with the government of Canada, entered into an agreement of which a benefit of $30.0 million would flow to the Company whereby 50% of the contribution ($15.0 million) is repayable to the Ministry of Industry, Strategic Innovation Fund in the form of an interest free loan. Under this agreement, the Company may apply for reimbursement of costs incurred by Old Steelco Inc. between November 1, 2018 and November 30, 2018 and by the Company between December 1, 2018 and May 1, 2021, related to specifically identified projects.

As at March 31, 2021, the Company had applied for reimbursements totaling $30.0 million and had a receivable of $3.0 million. As at March 31, 2020, the Company had applied for reimbursements under the grant and loan portions of the agreement of $15.0 million and $8.7 million, respectively, and had a receivable of $6.9 million. In accordance with IFRS, the benefit of the grant has been presented in the consolidated statements of financial position as an offset to the carrying value of the property, plant and equipment to which it relates. During the year ended March 31, 2021, the Company recognized benefits in respect of the loan portion of this agreement of $3.9 million (March 31, 2020 – grant portion - $10.0 million and loan portion - $3.9 million). As at March 31, 2021, the total benefit recognized in respect of this agreement was $22.8 million (March 31, 2020 - $18.9 million).

The Company has recognized the governmental loan claims receivable, governmental loan payable and benefit associated with these agreements because the Company has fulfilled its obligations under the respective agreements.

Disposals

During the year ended March 31, 2021, the Company disposed property, plant and equipment with a cost of $1.9 million (March 31, 2020 – nil). The disposal of property, plant and equipment during the fiscal year ended March 31, 2021 resulted in a net loss of $1.7 million.

During the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, the Company did not dispose of any property, plant and equipment.

17.	INTANGIBLE ASSETS, NET

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Software	$1.5	$2.8

The following table presents the changes to the cost of the Company’s intangible assets for the years ended March 31, 2021 and March 31, 2020:

Cost	Software
Balance at March 31, 2019	$2.6
Additions	0.5
Transfers	—
Foreign exchange	0.3

Balance at March 31, 2020	$3.4
Additions	0.1
Transfers	—
Disposals	(0.8)
Foreign exchange	(0.3)

Balance at March 31, 2021	$2.4

The following table presents the changes to accumulated amortization on the Company’s intangible assets for the years ended March 31, 2021 and March 31, 2020:

Accumulated Amortization	Software
Balance at March 31, 2019	$0.1
Amortization expense	0.5

Balance at March 31, 2020	$0.6
Amortization expense	0.3

Balance at March 31, 2021	$0.9

Acquisitions

As disclosed in Note 4, on November 30, 2018, the Company acquired substantially all of the operating assets and liabilities of Old Steelco Inc., including intangible assets of $2.0 million. Additionally, during the four month period ended March 31, 2019, intangible assets were acquired at an aggregate cost of $0.6 million. During the eight month period ended November 30, 2018, intangible assets were acquired at an aggregate cost of $1.0 million.

Amortization of intangible assets

Amortization of intangible assets for the year ended March 31, 2021, was $0.3 million (March 31, 2020 – $0.5 million, the four month period ended March 31, 2019 – $0.1 million).

Amortization of intangible assets for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, was $0.1 million and $3.1 million.

Impairment reserve

As disclosed in Note 4, on November 30, 2018, the Predecessor sold substantially all of its operating assets and liabilities. It was determined that there was no future benefit associated with the Company’s customer relationships, technology, in-process research and development and naming rights, and an impairment reserve was recognized to reduce the carrying value of these intangible assets to nil. Likewise, it was determined that the value associated with the software and software in development was higher than the sale value, an impairment reserve of $13.0 million was recognized to reduce the carrying value of these intangible assets to their sale value.

18.	BANK INDEBTEDNESS

As disclosed in Note 4, on November 30, 2018, the Company obtained US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Revolving Credit Facility has a priority claim on the accounts receivable and the inventories of the Company and a secondary claim on the rest of the Company’s assets. The Revolving Credit Facility bears interest at a rate of London Inter-Bank Overnight Rate (“LIBOR”) plus an applicable margin of 1.5%.

At March 31, 2021, the Company had drawn $90.1 million (US $71.7 million), and there was $200.8 million (US $156.5 million) of unused availability after taking into account $27.4 million (US $21.8 million) of outstanding letters of credit and borrowing base reserves. At March 31, 2020, the Company had drawn $256.2 million (US $182.2 million), and there was $64.1 million (US $43.6 million) of unused availability after taking into account $27.8 million (US $19.7 million) of outstanding letters of credit, and borrowing base reserves. The Revolving Credit Facility has an initial maturity date of November 30, 2023.

Transaction costs related to the Revolving Credit Facility amounted to $7.0 million, and are disclosed as other assets in the consolidated statements of financial position, and have been amortized to net (loss) income on a straight line basis over the life of this facility. At March 31, 2021, the unamortized transaction costs related to the Revolving Credit Facility amounted to $3.5 million (March 31, 2020 – $5.9 million).

Under the terms of the Revolving Credit Facility the Company is required to be in compliance with various restrictive covenants which, among other things, limit the incurrence of additional indebtedness, limit investments and dividends, permitted acquisitions, asset sales, liens and encumbrances and other matters customarily restricted in such agreements. At March 31, 2021 and March 31, 2020, the Company was in compliance with these covenants.

The changes in the Company’s bank indebtedness for the years ended March 31, 2021 and March 31, 2020 arising from financing activities are presented below:

Balance at March 31, 2019	$—
Revolving Credit Facility drawn	358.0
Repayment of Revolving Credit Facility	(109.3)
Exchange	7.5

Balance at March 31, 2020	$256.2
Revolving Credit Facility drawn	173.3
Repayment of Revolving Credit Facility	(318.4)
Exchange	(21.0)

Balance at March 31, 2021	$90.1

19.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Accounts payable	$53.3	$45.3
Accrued liabilities	58.3	58.5
Wages and accrued vacation payable	52.2	47.6

	$163.8	$151.4

20.	TAXES PAYABLE AND ACCRUED TAXES

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Payroll taxes payable	$3.5	$3.8
Sales taxes payable	3.5	1.6
Carbon tax accrual	20.2	6.9

	$27.2	$12.3

21.	LONG-TERM DEBT

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Secured Term Loan Facility due November 30, 2025
Current portion	$3.6	$4.0
Long-term portion	378.3	392.8

	$381.9	$396.8

Algoma Docks Term Loan Facility due May 31, 2025
Current portion	$11.1	$8.5
Long-term portion	64.9	85.9

	$76.0	$94.4

Less: unamortized financing costs
Current portion	$1.1	$1.2
Long-term portion	3.9	5.7

	$5.0	$6.9

	$452.9	$484.3

Current portion of long-term debt	$13.6	$11.3
Long-term portion of long-term debt	439.3	473.0

	$452.9	$484.3

Secured Term Loan Facility

As disclosed in Note 4, on November 30, 2018, the Company secured $378.8 million (US $285.0 million) in the form of a Secured Term Loan Facility (the “Secured Term Loan Facility”). The Secured Term Loan Facility is secured by substantially all of the Company’s assets. Under the

General Security Agreement, the Secured Term Loan Facility has a second claim on the accounts receivable and the inventories of the Company and a priority claim on the rest of the Company’s assets. The facility bears interest at LIBOR plus 8.5%. The Term Loan Facility has an initial maturity date of November 30, 2025, and is repayable in quarterly payments of US $0.7 million with the remaining balance due at maturity.

On April 1, 2020, July 1, 2020 and October 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind for interest accrued during the period April to September 2020. The interest expense on the Secured Term Loan Facility in respect of this 1% premium was $2.9 million (US $2.1 million) (March 31, 2020 – nil). Interest paid on the Secured Short Term Loan Facility of $10.2 million in January 2021 was paid in cash, not in kind.

Transaction costs related to the Secured Term Loan Facility amounted to $7.8 million, and have been amortized to net (loss) income using the effective interest rate method over the life of this facility. At March 31, 2021, the unamortized transaction costs related to the Secured Term Loan Facility amounted to $5.0 million (March 31, 2020 – $6.9 million).

Under the terms of the Secured Term Loan Facility the Company is required to be in compliance with various restrictive covenants which, among other things, limit the incurrence of additional indebtedness, limit investments and dividends, permitted acquisitions, asset sales, liens and encumbrances and other matters customarily restricted in such agreements. At March 31, 2021, March 31, 2020 and March 31, 2019, the Company was in compliance with these covenants.

As at March 31, 2021, substantially all of the Company’s subsidiaries’ net assets were deemed restricted from transfer to the Company. Algoma Steel Group Inc. has no stand-alone operations including no cash or assets; its only activities relate to owning a controlling interest in its subsidiaries. The Company’s subsidiaries did not make any distributions to the Company during the year ended March 31, 2021 or 2020.

Algoma Docks Term Loan Facility

As disclosed in Note 4, on November 30, 2018, the Company secured $97.0 million (US $73.0 million) in the form of a Term Loan Facility (the “Algoma Docks Term Loan Facility”). At March 31, 2021, the carrying value of the Algoma Docks Term Loan was $76.0 million (US $60.4) (March 31, 2020 – $94.4 million (US $67.1 million)). The Algoma Docks Term Loan Facility is secured by certain of the Company’s port assets. Under the General Security Agreement, the Term Loan Facility has a first priority claim over all present and future property of certain of the Company’s subsidiaries. The facility bears interest at LIBOR plus 5%. The Algoma Docks Term Loan Facility has a maturity date of May 30, 2025. In accordance with this agreement, the Company is required to make quarterly payments to the lender, comprising interest and principal, as follows:

Quarterly, commencing February 2019, ending November 30, 2020	US $	2.5 million
Quarterly, commencing February 2021, ending November 30, 2021	US $	2.9 million
Quarterly, commencing February 2022, ending with maturity	US $	3.3 million

Transaction costs related to the Algoma Docks Term Loan Facility were nil.

Under the terms of the Algoma Docks Term Loan the Company is required to be in compliance with various restrictive covenants which, among other things, limit the incurrence of additional indebtedness, limit investments and dividends, permitted acquisitions, asset sales, liens and encumbrances and other matters customarily restricted in such agreements. At March 31, 2021, March 31, 2020 and March 31, 2019, the Company was in compliance with these covenants.

Reconciliation of liabilities arising from financing activities

	Secured Term Loan Facility	Algoma Docks Term Loan Facility
Balance at March 31, 2019	$372.9	$95.9
Facility repayment	(3.8)	(6.5)
Unwinding of issuance costs of debt facility	1.2	—
Foreign exchange	19.6	5.0

Balance at March 31, 2020	$389.9	$94.4
Interest payment in kind	33.2	—
Facility repayment	(3.8)	(8.8)
Unwinding of issuance costs of debt facility	1.2	—
Foreign exchange	(43.4)	(9.6)

Balance at March 31, 2021	$377.0	$76.0

22.	LONG-TERM GOVERNMENTAL LOANS

As at,	March 31, 2021	March 31, 2020
The carrying amount of:
Federal AMF Loan, denominated in Canadian dollars, due March 1, 2028	$39.7	$32.2
Provincial MENDM Loan, denominated in Canadian dollars, due November 30, 2028	38.7	35.6
Federal SIF Agreement loan, denominated in Canadian dollars, due April 30, 2031	8.0	4.8

	$86.4	$72.6

Federal Economic Development Agency for Southern Ontario

On November 30, 2018, the Company, together with the Federal Economic Development Agency, through the Advanced Manufacturing Fund (“Federal AMF Loan”), entered into an agreement executed on December 19, 2018, under which, the Company will receive a $60.0 million interest free loan. Under the terms of the Federal AM Loan, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between October 1, 2014 and November 30, 2018 and by the Company between December 1, 2018 and March 31, 2021. The Company will repay the loan balance in equal monthly installments beginning on April 1, 2022 with the final installment payable on March 1, 2028. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu with the Provincial MENDM Loan, defined below.

As at March 31, 2021, the Company had applied for reimbursements of $60.0 million (March 31, 2020 – $52.6 million) and recognized a benefit, net of accretion, of $20.3 million (March 31, 2020 – $20.4 million). Accordingly, the carrying value of the Federal AMF Loan was $39.7 million at March 31, 2021 (March 31, 2020 – $32.2 million).

As at March 31, 2019, the Company had applied for reimbursements of $18.2 million, and recognized a benefit of $6.8 million. The carrying value of the Federal AMF Loan was $11.7 million at March 31, 2019.

Ministry of Energy, Northern Development and Mines

On November 30, 2018, the Company entered into an agreement with the Ministry of Energy, Northern Development and Mines (the “Provincial MENDM Loan”) under which, the Company will receive a $60.0 million low interest loan. Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between April 1, 2017 and November 30, 2018 and by the Company between December 1, 2018 and November 30, 2024. Following the completion of the projects to which these certain defined capital expenditures relate the Company will repay the loan in monthly blended payments of principal and interest beginning on December 31, 2024 and ending on November 30, 2028. This facility bears interest at an annual interest rate equal to the greater of 2.5% per annum; and the lenders cost of funds. Under the General Security Agreement, this facility has a third priority claim on all of the Company’s assets which is pari passu with the Federal AMF Loan.

The applicable interest rates since the inception of this agreement are as follows:

November 30, 2018 to November 30, 2019	3.143%
December 1, 2019 to November 30, 2020	2.500%
December 1, 2020 to November 30, 2021	2.500%

As at March 31, 2021, the Company had applied for reimbursements of $60.0 million (March 31, 2020 – $59.1 million) and recognized a benefit, net of accretion, of $21.3 million (March 31, 2020 – $23.5 million). Accordingly, the carrying value of the Provincial MENDM Loan was $38.7 million at March 31, 2021 (March 31, 2020 – $35.6 million).

As at March 31, 2019, the Company had applied for reimbursements of $26.4 million, and recognized a benefit of $12.4 million. The carrying value of the Provincial MENDM Loan was $14.4 million at March 31, 2019.

Ministry of Industry

On March 29, 2019, the Company, together with the government of Canada, entered into an agreement whereby a benefit of $30.0 million would flow to the Company; $15.0 million in the form of a grant, and $15.0 million in the form of an interest free loan; from the Ministry of Industry, Strategic Innovation Fund (the “SIF Agreement”). Under the terms of this agreement, the Company will be reimbursed for certain defined capital expenditures made by Old Steelco Inc. between November 1, 2018 and November 30, 2018 and by the Company between December 1, 2018 and May 1, 2021. Following the completion of the projects to which these certain defined capital expenditures relate the

Company will repay the $15.0 million interest free loan portion of this agreement in equal annual payments beginning on April 30, 2024 and ending on April 30, 2031. The agreement is guaranteed by the Company’s parent, Algoma Steel Intermediate Holdings Inc.

At March 31, 2021, the Company had applied for reimbursements of $15.0 million under the grant portion of the agreement (March 31, 2020 – $15.0 million), and recognized a benefit of $15.0 million (March 31, 2020 – $15.0 million). Additionally, at March 31, 2021, the Company had applied for reimbursements of $6.3 million under the loan portion of the agreement (March 31, 2020 – $8.7 million), and had recognized a benefit of $3.9 million (March 31, 2020 – $3.9 million). The carrying value of the Federal SIF Agreement was $8.0 million at March 31, 2021 (March 31, 2020 – $4.8 million).

At March 31, 2019, the Company had applied for reimbursements of $5.0 million under the grant portion of the agreement, and recognized a benefit of $5.0 million. The loan portion of the agreement was not drawn at March 31, 2019.

The changes in the Company’s Long-term governmental loan facilities arising from financing activities are presented below:

	Governmental Loan Issued	Governmental loan benefit recognized immediately	Acretion of governmental loan benefit	Carrying value
Federal AMF Loan
Balance at March 31, 2020	$52.6	$(22.6)	$2.2	$32.2
	7.6	(3.9)	3.8	7.5

Balance at March 31, 2021	$60.2	$(26.5)	$6.0	$39.7

Provincial MENDM Loan
Balance at March 31, 2020	$59.1	$(26.1)	$2.6	$35.6
	0.8	(0.3)	2.6	3.1

Balance at March 31, 2021	$59.9	$(26.4)	$5.2	$38.7

Federal SIF Loan
Balance at March 31, 2020	$8.7	$(3.9)	$—	$4.8
	6.3	(3.9)	0.8	3.2

Balance at March 31, 2021	$15.0	$(7.8)	$0.8	$8.0

Total, Governmental Loans
Balance at March 31, 2020	$120.4	$(52.6)	$4.8	$72.6
	14.7	(8.1)	7.2	13.8

Balance at March 31, 2021	$135.1	$(60.7)	$12.0	$86.4

23.	DERIVATIVE FINANCIAL INSTRUMENTS

The Company is party to an International Swaps and Derivatives Association, Inc. (ISDA) 2002 master agreement with an investment and financial services company to hedge the commodity price risk associated with various commodities. At March 31, 2021, Algoma entered into agreements to hedge the revenue on the sale of steel. The credit support annex to the master agreement require the Company to make margin payments to satisfy collateral requirements based on Market to Market (MTM) exposure of the commodity contracts in excess of US $0.25 million. At March 31, 2021, the Company made margin payments totaling $49.4 million as a cash collateral, which does not meet the offsetting criteria in IAS 32.

The commodity contracts to hedge the NYMEX price of the hot rolled coil price of steel are derivatives which are designated as cash flow hedges for which hedge effectiveness is measured for the duration of the agreements and therefore carried at fair value through other comprehensive loss. The steel derivative contracts as at March 31, 2021 terminate over the course of the year from April 2021 to March 31, 2022.

The fair value and notional amounts of these derivatives are as follows:

	Fair Value Liability		Notional Amounts		Average Price (USD)
	(in millions)		(tons, in thousands)		(per ton)
	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020	March 31, 2021	March 31, 2020
Cash flow hedges - commodity price risk Steel swaps	49.4	—	117.0	—	$728.7	—

	$49.4	$—

The cumulative amount of gains and losses on cash flow hedging instruments assessed as effective are presented in the cash flow hedge reserve through other comprehensive loss and is recognized in profit or loss only when the hedged transaction impacts the profit or loss, or is included directly in the initial cost or other carrying amount of the hedged non-financial items (basis adjustment).

During the year ended March 31, 2021, the Company entered into an agreement to hedge the cost of natural gas that was consumed between January 1, 2021, and March 31, 2021. Management designated this hedge as a cash flow hedge, and accordingly measured the effectiveness of the hedge on a monthly basis throughout the life of the agreement. The loss resulting from this agreement of $1.7 million (March 31, 2020 – $2.5 million), was initially recorded in the Cash Flow Hedge Reserve in Other Comprehensive Loss, and was subsequently recognized in cost of sales.

During the year ended March 31, 2021, the unrealized loss resulting from the steel hedges of $64.8 million, was recognized in the Cash Flow Hedge Reserve in Other Comprehensive Loss (March 31, 2020 – nil). During the year ended March 31, 2021, the realized loss resulting from the steel hedge of $4.2 million, was subsequently reclassified from Other Comprehensive Loss and recognized in revenue.

The movements in the cash flow hedge reserve for the period as a component of Accumulated other comprehensive loss is as follows:

	March 31, 2021	March 31, 2020
Opening balance	$—	$—
Loss arising on changes in fair value of cash flow hedges	70.7	2.5
Loss reclassified to profit	(5.9)	(2.5)

Ending balance	$64.8	$—

For periods prior to March 31, 2020, there were no movements in the cash flow hedge reserve.

24.	PENSION BENEFITS

Defined contribution plan

The Company maintains a defined contribution pension plan established by Old Steelco Inc.’s predecessor in 2004 for non-unionized employees in Canada joining the Company after January 1, 2003. As part of Old Steelco Inc.’s contract negotiations with its locals which concluded on July 31, 2010, the locals and Old Steelco Inc. agreed to include in this plan all unionized employees hired subsequent to August 1, 2010 and to offer to all the current employees the option to move to the Defined Contribution Pension Plan. The plan was revised by Old Steelco Inc. during the year ended March 31, 2011; these revisions went into effect March 1, 2011. Based on this revision, the Company is obligated to provide a base contribution of 5% of salary and also match employee contributions to a maximum of 2%, depending on years of service for non-unionized employees. Additionally, The Company is obligated to provide a contribution for unionized employees per qualified hour worked of $2.85.

The pension expense under this plan is equal to the Company’s contribution. The pension expense for the year ended March 31, 2021 was $8.7 million (March 31, 2020 was $9.0 million).

Defined benefit plans

The Company maintains non-contributory defined benefit pension plans that are closed to new entrants and cover all employees in Canada not covered under the Defined Contribution Pension Plan. The benefits are based on years of service and average earnings for a defined period prior to retirement.

The Company also maintains a closed plan for pensioners who retired prior to January 1, 2002, that provides the pensioners with a pension benefit in excess of the limits provided by the Ontario Pension Benefit Guarantee Fund (the “Closed Retiree Plan”).

These defined benefit pension plans are registered under the Pension Benefits Act (Ontario), and are legally separated from the Company. The Pension Benefits Act (Ontario) is a regulatory framework that has jurisdiction over the administration and funding of defined benefit pension plans. Within this framework, the Company has fiduciary responsibility over the administration of the defined benefit pension plans, including the development and oversight of the investment policy for pension funds and the selection and oversight of pension fund investment managers.

The defined benefit pension plans expose the Company to various risks such as: investment risk, interest rate risk, foreign currency risk, price risk, credit risk and liquidity risk.

The most recent actuarial valuations of plan assets and the present value of the defined benefit obligation were carried out at April 1, 2019.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

Years ended,	March 31, 2021	March 31, 2020
Assumptions for determination of defined benefit cost:
Defined obligation and past service cost	4.03%	3.29%
Net interest cost	3.47%	2.96%
Current service cost	4.25%	3.40%
Interest cost on current service cost	3.92%	3.21%
Discount rate for determination of defined benefit obligation	3.16%	3.97%

Assumptions for determination of defined benefit cost and defined benefit obligation:
Ultimate rate of compensation increase	2.00%	2.00%
	105%	105%
Mortality	CPM2014 Private Projection CPM-B	CPM2014 Private Projection CPM-B

The components of amounts recognized in the consolidated statements of net loss in respect of these defined benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in net loss were as follows:
Current service cost	$20.0	$23.0	$6.7	$15.9
Past service cost	—	—	(4.5)	—
Net interest cost	7.6	8.4	3.5	5.4

	$27.6	$31.4	$5.7	$21.3

Defined benefit costs recognized in:
Cost of sales	$18.0	$20.6	$2.0	$14.3
Administrative and selling expenses	2.0	2.4	0.2	1.6
Interest on pension liability	7.6	8.4	3.5	5.4

	$27.6	$31.4	$5.7	$21.3

The components of amounts recognized in the consolidated statements of comprehensive loss in respect of these defined benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in other comprehensive (loss) income, were as follows:
Actuarial (losses) income on accrued pension liability	$(51.8)	$(48.6)	$19.5	$27.3
Less tax effect	—	4.6	(4.9)	—

	$(51.8)	$(44.0)	$14.6	$27.3

The amounts included in the consolidated statements of financial position in respect of the Company’s net obligation in respect of its defined benefit plans are as follows:

As at,	March 31, 2021	March 31, 2020
Present value of defined benefit obligation	$1,504.3	$1,400.8
Fair value of plan assets	1,334.2	1,155.8

Net accrued pension liability	$170.1	$245.0

Continuities of the defined benefit plan assets and obligations are as follows:

Movements in the present value of the plan assets were as follows:
Fair value of plan assets at beginning of year	$1,155.8	$1,211.2
Actual return (net of investment management expenses)	209.5	(28.5)
Administration expenses	(1.2)	(1.9)
Employer contributions	50.3	51.4
Benefits paid	(80.2)	(76.4)

Fair value of plan assets at end of the year, March 31, 2021 and March 31, 2020, respectively	$1,334.2	$1,155.8

Movements in the present value of the defined benefit obligation were as follows:
Defined benefit obligation at the beginning of the year	$1,400.8	$1,524.6
Current service cost	18.7	22.5
Interest cost	47.2	44.0
Actuarial losses (gains) arising from financial assumptions	127.3	(130.1)
Effect of experience adjustments	(8.3)	16.2
Effect of demographic assumptions	(1.2)	—
Benefits paid	(80.2)	(76.4)

Defined benefit obligation at end of the year, March 31, 2021 and March 31, 2020, respectively	$1,504.3	$1,400.8

Reconciliation of the amounts recognized in accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholder’s equity were as follows:

Successor	Actuarial (gain) loss immediately recognized	Tax effect	Actuarial (gain) loss immediately recognized, net of tax
Balance at December 1, 2018	$—	$—	$—
Actuarial loss immediately recognized	19.5	(4.9)	14.6

Balance at March 31, 2019	$19.5	$(4.9)	$14.6
Actuarial gain immediately recognized	(48.6)	4.6	(44.0)

Balance at March 31, 2020	$(29.1)	$(0.3)	$(29.4)
Actuarial gain immediately recognized	(51.8)	—	(51.8)

Balance at March 31, 2021	$(80.9)	$(0.3)	$(81.2)

Predecessor	Actuarial loss immediately recognized	Tax effect	Actuarial loss immediately recognized, net of tax
Balance at March 31, 2018	$14.5	$(3.9)	$10.6
Actuarial loss immediately recognized	27.3	—	27.3

Balance at November 30, 2018	$41.8	$(3.9)	$37.9

The major categories of plan assets were as follows:

As at	March 31, 2021	March 31, 2020
Cash and cash equivalents	1%	1%
Equity instruments	51%	47%
Debt instruments	42%	47%
Other	6%	6%

	100%	100%

Cash flow information

The Company is required to make contributions equal to current service cost plus a maximum per year of $31.0 million dollars in respect of special payments. Contributions for the year ended March 31, 2021 under these regulations were $50.3 million (March 31, 2020 – $51.4 million).

The Company’s expected future cash flow in respect of its defined benefit pension plans for the fiscal year ending March 31, 2022 is $52.0 million.

Sensitivity of results to actuarial assumptions

The sensitivity of the defined benefit obligation to the key actuarial assumptions is as follows:

Years ended,	March 31, 2021	March 31, 2020
Effect of change in discount rate assumption
One percentage point increase	$(164.4)	(147.1)
One percentage point decrease	202.0	179.2
Effect of change in salary scale
One percentage point increase	25.2	22.1
One percentage point decrease	(22.6)	(19.8)
Effect of change in mortality assumption
Set forward one year	(41.4)	(35.5)
Set back one year	40.6	34.7

The discount rate sensitivities presented above are estimates based on plan durations. The defined benefit obligation and the current service cost have an implied duration of 11 and 18 years, respectively at current discount rates.

If the returns on plan assets had been 10% lower than the actual returns of plan assets experienced in the year ended March 31, 2021, the actuarial loss immediately recognized in other comprehensive (loss) income would have increased by approximately $114.0 million (March 31, 2020 – $120.0 million).

25.	OTHER POST-EMPLOYMENT BENEFITS

The Company offers post-employment life insurance, health care and dental care to some of its retirees. These obligations are not pre-funded.

The most recent actuarial valuations of the present value of the other post-employment benefit obligation were carried out at January 1, 2019.

The principal assumptions used for the purposes of the actuarial valuations were as follows:

As at and for the years ended,	March 31, 2021	March 31, 2020
Assumptions for determination of defined benefit cost:
Discount rate
Defined benefit obligation	4.15%	3.34%
Current service cost	4.43%	3.46%
Interest cost on benefit obligation	3.65%	3.07%
Interest cost on current service cost	4.31%	3.42%
Health care cost immediate trend rate	5.09%	5.14%
Assumptions for determination of defined benefit obligation:
Effective discount rate	3.41%	4.15%
Health care cost immediate trend rate	5.04%	5.09%
Assumptions for determination of defined benefit cost and defined benefit obligation:
Health care cost ultimate trend rate	4.00%	4.00%
Year ultimate health care cost trend rate reached	2040	2040
Salary Increases per annum	2.00%	2.00%
Mortality	105%CPM 2014 Private Projection CPM-B	105%CPM 2014 Private Projection CPM-B

The components of amounts recognized in the consolidated statements of net loss in respect of these other post-employment benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in net loss were as follows:
Current service cost	$3.2	$4.0	$1.4	$2.9
Past service cost	—	—	(4.8)
Net interest cost	9.6	8.9	3.5	6.6

	$12.8	$12.9	$0.1	$9.5

Post employment benefit costs recognized in:
Cost of sales	$2.8	$3.6	$(3.0)	$2.6
Administrative and selling expenses	0.4	0.4	(0.4)	0.3
Interest on pension liability	9.6	8.9	3.5	6.6

	$12.8	$12.9	$0.1	$9.5

The components of amounts recognized in the consolidated statements of comprehensive loss in respect of these other post-employment benefit plans are presented below:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Amounts recognized in other comprehensive loss, were as follows:
Actuarial losses (income) on accrued post employment benefit liability	$28.8	$(33.2)	$10.4	$(12.7)
Less tax effect	—	2.6	(2.6)	1.3

	$28.8	$(30.6)	$7.8	$(11.4)

The amounts included in the consolidated statements of financial position arising from the Company’s obligation in respect of its other post-retirement benefit plans were as follows:

As at,	March 31, 2021	March 31, 2020
Present value of post-employment benefit obligation	$297.8	$267.3
Fair value of plan assets	—	—

Accrued other post-employment benefit obligation	$297.8	$267.3

Reconciliation of the amounts recognized in accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholder’s equity were as follows:

Successor	Actuarial (gain) loss immediately recognized	Tax effect	Actuarial (gain) loss immediately recognized, net of tax
Balance at December 1, 2018	$—	$—	$—
Actuarial loss immediately recognized	10.4	(2.6)	7.8

Balance at March 31, 2019	$10.4	$(2.6)	$7.8
Actuarial gain immediately recognized	(33.2)	2.6	(30.6)

Balance at March 31, 2020	$(22.8)	$—	$(22.8)
Actuarial loss immediately recognized	28.8	—	28.8

Balance at March 31, 2021	$6.0	$—	$6.0

Predecessor	Actuarial gain immediately recognized	Tax effect	Actuarial gain immediately recognized, net of tax
Balance at March 31, 2018	$174.8	$(45.5)	$129.3
Actuarial gain immediately recognized	(12.7)	1.3	(11.4)

Balance at November 30, 2018	$162.1	$(44.2)	$117.9

Continuities of the other post-employment benefit plan assets and obligations are as follows:

Movements in the present value of the post-employment benefit plan assets were as follows:
Fair value of plan assets at beginning of year	$—	$—
Employer contributions	11.0	11.6
Benefits paid	(11.0)	(11.6)

Fair value of plan assets at end of the year, March 31, 2021 and March 31, 2020, respectively	$—	$—

Movements in the present value of the other post-employment benefit obligation were as follows:
Defined benefit obligation at the beginning of the year	$267.3	$299.2
Current service cost	3.2	4.0
Interest cost	9.6	8.9
Actuarial losses (gains) arising from financial assumptions	30.9	(32.3)
Actuarial gains from experience adjustments	(2.2)	(0.9)
Benefits paid	(11.0)	(11.6)

Defined benefit obligation at end of the year, March 31, 2021 and March 31, 2020, respectively	$297.8	$267.3

Cash flow information

For the year ended March 31, 2021, the amounts included in the consolidated statements of cash flows in respect of these other post-employment benefit plans was $11.0 million (March 31, 2020 – $11.6 million). The Company’s expected contributions for the fiscal year ending March 31, 2022 is $13.5 million.

Sensitivity of results to actuarial assumptions

The sensitivity of the other post-employment benefit obligation to changes in the discount rate, health care cost trend rate and mortality assumptions are as follows:

Years ended,	March 31, 2021	March 31, 2020
Effect of change in discount rate assumption
One percentage point increase	$(38.8)	(33.1)
One percentage point decrease	49.8	41.8
Effect of change in health care cost trend rates
One percentage point increase	41.2	37.3
One percentage point decrease	(32.9)	(30.1)
Effect of change in mortality assumption
Set forward one year	14.0	11.0
Set back one year	(13.6)	(11.3)

The discount rate sensitivities presented above are estimates based on plan durations. The other post-employment benefit obligation and the current service cost have an implied duration of 14.4 and 30 years, respectively at current discount rates.

26.	OTHER LONG-TERM LIABILITIES

As at,	March 31, 2021	March 31, 2020
The carrying amount of the following other long term liabilities:
Accrued interest payable, Provincial MENDM Loan	$1.4	$0.7
Long-term disability plan obligation	1.1	1.1

	$2.5	$1.8

Long-term disability plan obligation

The Company maintains a long-term disability plan. Under this plan, the Company offers continuation of medical and dental benefits for employees on long-term disability leaves of absence. The Company recognizes the present value of the long-term disability benefit obligation based on the number of employees on long-term disability. The most recent actuarial determination of the Company’s long-term disability obligation was carried out at March 31, 2021. At March 31, 2021, the long-term disability plan had a carrying value of $1.1 million (March 31, 2020 – $1.1 million).

Accrued interest payable, Provincial MENDM Loan

As disclosed in Note 22, the Company has entered into an agreement with the Ministry of Energy, Northern Development and Mines under which the Company will receive a $60.0 million low interest loan. At March 31, 2021, the accrued interest payable under this agreement was $1.4 million (March 31, 2020 – $0.7 million).

27.	ENVIRONMENTAL LIABILITIES

As at,	March 31, 2021	March 31, 2020
The carrying amount of Environmental liabilities in respect of:
The Company’s Operation Site	$35.0	$34.3
Northern Ontario mine sites owned by Old Steelco Inc.	4.9	4.6

	$39.9	$38.9

Current portion	$4.5	$4.1
Long-term portion	35.4	34.8

	$39.9	$38.9

On November 30, 2018, the Company entered into agreements with the Province of Ontario, through the Ministry of the Environment, Conservation and Parks and the Ministry of Energy, Northern Development and Mines. These agreements relate to the Company’s operation site, and certain Northern Ontario mine sites owned by Old Steelco Inc., and not purchased by the Company. These agreements limit the Company’s obligations with respect to legacy environmental contamination, and impose certain risk management, risk mitigation, site remediation and funding obligations on the Company. The Company recognizes the present value of environmental liabilities.

At March 31, 2021 and March 31, 2020, the Company has provided letters of credit totalling of $17.2 million to the Ministry of Energy, Northern Development and Mines; $13.7 million in respect of the Company’s operation site and $3.5 million in respect of certain Northern Ontario mine sites owned by Old Steelco Inc. Letters of credit are disclosed in Note 13 and Note 18.

Reconciliation of Environmental liabilities

	The Company’s Operation Site	Northern Ontario mine sites owned by Old Steelco Inc.	Total
Balance at March 31, 2019	$35.3	$4.7	$40.0
Payments	(4.0)	(0.5)	(4.5)
Accretion of discount	3.0	0.4	3.4

Balance at March 31, 2020	$34.3	$4.6	$38.9
Payments	(1.6)	—	(1.6)
Accretion of discount	2.3	0.3	2.6

Balance at March 31, 2021	$35.0	$4.9	$39.9

28.	TAX MATTERS

The components of income tax (recovery) expense for the years ended March 31, 2021, March 31, 2020, and for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, are as follows:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Income tax (recovery) expense recognized in net (loss) income
Deferred income tax (recovery) expense	$—	$(4.3)	$4.1	$(1.5)

Income tax expense (recovery) recognized in other comprehensive loss:
Tax effect of actuarial gains on defined benefit pension obligation	—	4.6	(4.9)	1.3
Tax effect of actuarial gains on other post-employment benefits	—	2.6	(2.6)	—

	$—	$7.2	$(7.5)	$1.3

Income taxes in the consolidated statements of net (loss) income for the years ended March 31, 2021, March 31, 2020 and for the four and eight month periods ended March 31, 2019 and November 30, 2018, respectively, vary from amounts that would be computed by applying statutory income tax rates for the following reason:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Loss before income taxes	$(76.1)	$(180.2)	$6.8	$28.0

Income tax recovery based on the applicable tax rate of 25%	$(19.0)	$(45.1)	$1.7	$7.0
Add / (deduct):
Unused tax losses and other deductible temporary differences for which no deferred tax assets have been recognized	—	—	—	(2.6)
Non-deductible post-employment benefits payments	3.2	3.1	—	—
Non-deductible pension contributions	3.3	3.8	—	—
Non-deductible accretion of financial obligations	2.7	1.7	—	—
Change in unrecognized tax benefits	2.7	45.9	—	—
Non-deductible (taxable) portion of exchange loss on US dollar currency	—	—	0.8	(5.9)
Unrecognized (recognized) benefit of unrealized exchange loss on US dollar debt	—	—	1.6	—
Adjustment in respect of prior years	7.2	(13.7)	—	—

Income tax (recovery) expense	$—	$(4.3)	$4.1	$(1.5)

The applicable tax rate is the aggregate of the Canadian federal income tax rate of 15.0% and the Canadian provincial income tax rate of 10.0%.

As disclosed in Note 4, on November 30, 2018, the Company purchased substantially all of the operating assets and liabilities of Old Steelco Inc. The Company did not acquire any of the tax attributes of Old Steelco Inc.

Deferred income tax assets

As disclosed in Note 3, the carrying amount of deferred income tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probably that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective evidence is the cumulative loss the Company has incurred over the last two years of its operations. Such objective evidence limits the ability to consider other subjective evidence, such as management’s projections for future growth.

On the basis of this evaluation, as of March 31, 2021, net deferred assets of $60.1 million have not been recognized.

The tax-effected temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive (loss) income for the year ended March 31, 2021 are as follows:

	Balance at March 31 2020	Movements in:			Balance at March 31 2021
		Profit (loss)	Other Comprehensive Loss	Unrecognized deferred tax asset
Accounting reserves	$2.9	$1.1	$—	$—	$4.0
Inventory reserve	(2.9)	(1.2)	—	—	(4.1)
Non-capital tax loss carryforward	110.2	(9.3)	—	(2.7)	98.2
Capital tax loss carryforward	0.2	—	—	—	0.2
Property, plant and equipment and intangible assets	(167.1)	15.8	—	—	(151.3)
Unrealized exchange gain on US dollar debt	0.6	0.6	—	—	1.2
Financing expenses	(1.3)	0.3	—	—	(1.0)
Deferred revenue	57.4	(7.2)	—	—	50.2
SRED expenditures	—	2.4	—	—	2.4
Other	—	0.2	—	—	0.2

	$—	$2.7	$—	$(2.7)	$—

At March 31, 2021, the Company has non-capital tax losses available of $579.8 million; $380.0 million will expire in 2038, $113.1 million will expire in 2039 and $86.7 million will expire in 2040.

The tax-effected temporary differences which result in deferred income tax assets and (liabilities) and the amount of deferred income taxes recognized in the consolidated statements of comprehensive (loss) income for the year ended March 31, 2020 are as follows:

	Balance at March 31, 2019	Movements in:			Balance at March 31 2020
		Profit (loss)	Other Comprehensive Loss	Unrecognized deferred tax asset
Accounting reserves	$(0.6)	$3.5	$—	$—	$2.9
Inventory reserve	(4.9)	2.0	—	—	(2.9)
Defined benefit pension (Note 22)	78.4	(73.8)	(4.6)	—	—
Other post-employment benefits (Note 23)	75.1	(72.5)	(2.6)	—	— —
Non-capital tax loss carryforward	16.5	138.6	—	(44.9)	110.2
Capital tax loss carryforward	0.2	—	—	—	0.2
Environmental liabilities	(11.2)	11.2	—	—	—
Property, plant and equipment and intangible assets	(146.1)	(21.0)	—	—	(167.1)
Unrealized exchange gain on US dollar	1.5	0.1	—	(1.0)	0.6
Governmental loans benefit	(4.6)	4.6	—	—	—
Financing expenses	(0.8)	(0.5)	—	—	(1.3)
Deferred revenue	—	57.4	—	—	57.4
Other	(0.1)	0.1	—	—	—

	$3.4	$49.7	$(7.2)	$(45.9)	$—

29.	COMMITMENTS AND CONTINGENCIES

Property, plant and equipment

In the normal course of business operations the Company has certain commitments for capital expenditures related to the maintenance and acquisition of property, plant and equipment.

Key inputs to production

The Company requires large quantities of iron ore, coal, oxygen, electricity and natural gas in order to satisfy the demands of the steel manufacturing operation. The Company makes most of its purchases of these principal raw materials at negotiated prices under annual and multi-year agreements. These agreements provide the Company with comfort that an adequate supply of these key raw materials will be available to the Company at a price acceptable to the Company.

Legal Matters

Additionally, from time to time, in the ordinary course of business, the Company is a defendant or party to a number of pending or threatened legal actions and proceedings. Although such matters cannot be predicted with certainty, management currently considers the Company’s exposure to such ordinary course claims and litigation, to the extent not covered by the Company’s insurance policies or otherwise provided for, not to have a material adverse effect on these consolidated financial statements. In addition, the Company is involved in and potentially subject to regular audits from federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments.

30.	CAPITAL STOCK

	Common Shares		Preferred Shares		Total Capital Stock
	Number of shares issued and outstanding	Stated capital value	Number of shares issued and outstanding	Stated capital value	Number of shares issued and outstanding	Stated capital value
Predecessor
April 1, 2018	650,010,001	$659.4	150,000	$162.9	650,160,001	$822.3

November 30, 2018	650,010,001	$659.4	150,000	$162.9	650,160,001	$822.3

Successor
December 1, 2018	1	$—	—	$—	1	$—
Issuance of shares	1	—	100,000,000	409.5	100,000,001	409.5
Conversion of shares	100,000,000	409.5	(100,000,000)	(409.5)	—	—

Balance at March 31, 2020	100,000,002	$409.5	100,000,000	$—	100,000,002	$409.5

Balance at March 31, 2021	100,000,002	$409.5	100,000,000	$—	100,000,002	$409.5

Algoma Steel Inc. was incorporated on May 19, 2016 and issued one (1) common share with a nominal value on that date. On November 30, 2018, Algoma Steel Inc. issued one (1) additional common share, with a nominal value, to Algoma Steel Intermediate Holdings Inc.

During the purchase transaction, disclosed in Note 4, Algoma Steel Inc. issued one hundred million (100,000,000) preferred shares to Old SteelCo Inc. in partial satisfaction of the purchase price for Old SteelCo Inc.’s net operating assets. Old Steelco Inc. then immediately forfeited these preferred shares to Algoma Steel Intermediate Holdings Inc. as a result of Old Steelco Inc.’s non-payment of the 7.5% Senior Secured Term Loan and 9.5% Senior Secured Notes. The preferred shares were issued at the fair value of the debt forgiven of $409.5 million, measured as the residual value of the net identifiable assets acquired, less the cash paid in partial satisfaction of the purchase price for the assets. Finally, on November 30, 2018, the Company converted preferred shares to common shares.

31.	NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net income (loss) per common share:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Weighted average common shares outstanding (in thousands):
Basic	100,000	100,000	100,000	650,010
Diluted	100,000	100,000	100,000	650,010
Net income (loss) per common share:
Basic	$(0.76)	$(1.76)	$0.03	$0.05
Diluted	$(0.76)	$(1.76)	$0.03	$0.05

The number of options that were not included in the calculation of dilutive earnings per share at March 31, 2021 is 2,716,040 comprising 2,670,000 performance share units and 46,040 directors’ units (March 31, 2020 and the four and eight-month periods ended March 31, 2019 and November 30, 2018, respectively – nil).

32.	NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Accounts receivable	$(47.2)	$88.4	$(37.2)	$(38.3)
Taxes payable and accrued taxes	16.7	3.7	1.6	12.6
Inventories	(33.6)	(36.8)	96.6	(167.9)
Prepaid expenses and other current assets	(70.3)	20.2	17.9	(12.1)
Accounts payable and accrued liabilities	(21.2)	(42.4)	37.5	13.2
Derivative financial instruments (net)	(15.3)	1.2	—	—
Secured term loan interest payment in kind	33.2	—	—
Net related party accounts receivable and accounts payable	—	—	—	22.5

	$(137.7)	$34.3	$116.4	$(170.0)

33.	PARENT COMPANY PROMISSORY NOTE RECEIVABLE

The Company’s shareholder, Algoma Steel Parent S.C.A., and its commonly controlled affiliates are related parties.

During the year ended March 31, 2020, the Company entered into a promissory note with its shareholder in the amount of $1.3 million (US $0.9 million). During the year ended March 31, 2021, the Company advanced $1.1 million (US $0.8 million) to its shareholder. The Company’s shareholder will use the proceeds of this note to pay reasonable expenses, liabilities and other obligations. The promissory note is unsecured and is non-interest-bearing.

At March 31, 2021, the balance of the parent company promissory note receivable was $2.2 million (US $1.7 million) (March 31, 2020 – $1.3 million (US $0.9 million)).

34.	FINANCIAL INSTRUMENTS

Financial risk management

The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk, interest rate risk and market risk. The Company may use derivative financial instruments to hedge certain of these risk exposures. The use of derivatives is based on established practices and parameters, which are subject to the oversight of the Board of Directors. The Company does not utilize derivative financial instruments for trading or speculative purposes.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s receivables from customers. The Company has an established credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes a review of the potential customer’s financial information, external credit ratings and bank and supplier references. Credit limits are established for each new customer and customers that fail to meet the Company’s credit requirements may transact with the Company only on a prepayment basis.

The maximum credit exposure at March 31, 2021 is the carrying amount of accounts receivable of $274.6 million (March 31, 2020 – $248.9 million). At March 31, 2021 and March 31, 2020, there was no customer account greater than 10% of the carrying amount of accounts receivable. As at March 31, 2021, $2.3 million, or 0.9% (March 31, 2020 – $5.9 million, or 2.4%), of accounts receivable were more than 90 days old.

The Company establishes an allowance for doubtful accounts that represents its estimate of losses in respect of accounts receivable. The main components of this allowance are a specific provision that relates to individual exposures and a provision for expected losses that have been incurred but not yet identified. The allowance for doubtful accounts at March 31, 2021 was $1.8 million (March 31, 2020 – $0.7 million), as disclosed in Note 14.

The Company may be exposed to certain losses in the event of non-performance by counterparties to derivative financial instruments such as commodity price contracts and foreign exchange contracts. The Company mitigates this risk by entering into transactions with highly rated major financial institutions.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages liquidity risk by maintaining adequate cash balances. The Company continuously monitors and reviews actual and forecasted cash flows to ensure adequate liquidity and anticipate liquidity requirements. The Company’s objectives and processes for capital management, including the management of long-term debt, are described in Note 6.

The following table discloses the Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities, as at March 31, 2021:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years
Revolving Credit Facility	$90.1	$(90.1)	$(90.1)	$—	$—	$—
Accounts payable and accrued liabilities	154.3	(154.3)	(154.3)	—	—	—
Taxes Payable	27.2	(27.2)	(27.2)	—	—	—
Secured Term Loan Facility	381.9	(381.9)	(3.6)	(3.6)	(374.7)	—
Interest on Secured Term Loan	9.1	(176.4)	(38.5)	(38.1)	(99.8)	—
Algoma Docks Term Loan	76.0	(76.0)	(11.1)	(13.2)	(51.7)	—
Interest on Algoma Docks Term Loan	0.4	(10.8)	(3.5)	(3.1)	(4.2)	—
Governmental Loans	86.4	(135.1)	—	(10.0)	(55.0)	(70.1)
Interest on Provincial MENDM Loan	1.4	—	—	—	—	—
Derivative financial instruments	49.4	(49.4)	(49.4)	—	—	—

	$876.2	$(1,101.2)	$(377.7)	$(68.0)	$(585.4)	$(70.1)

The following table discloses the Company’s contractually agreed (undiscounted) cash flows payable under financial liabilities as at March 31, 2020:

	Carrying Amount	Contractual Cash Flows	Year 1	Year 2	Years 3 to 5	Greater than 5 Years
Revolving Credit Facility	$256.2	$(256.2)	$(256.2)	$—	$—	$—
Accounts payable and accrued liabilities	140.0	(140.0)	(140.0)	—	—	—
Taxes Payable	12.3	(12.3)	(12.3)	—	—	—
Secured Term Loan Facility	396.8	(396.8)	(4.0)	(4.0)	(12.0)	(376.8)
Interest on Secured Term Loan	10.2	(245.1)	(44.3)	(43.9)	(129.1)	(27.8)
Algoma Docks Term Loan	94.4	(94.4)	(8.5)	(11.2)	(43.7)	(31.0)
Interest on Algoma Docks Term Loan	0.6	(22.7)	(6.1)	(5.4)	(10.9)	(0.3)
Governmental Loans	72.6	(120.5)	—	—	(36.3)	(84.2)
Interest on Provincial MENDM Loan	0.6	(1.0)	—	—	(0.1)	(0.9)

	$983.7	$(1,289.0)	$(471.4)	$(64.5)	$(232.1)	$(521.0)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and commodity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. As disclosed in Note 23, during the year ended March 31, 2021, the Company was a party to agreements to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel. These activities are carried out under the oversight of the Company’s Board of Directors.

Currency risk

The Company is exposed to currency risk on purchases, labour costs and pension and other post retirement employment benefits liabilities that are denominated in Canadian dollars. The prices for steel products sold in Canada are derived mainly from price levels in the US market in US dollars converted into Canadian dollars at the prevailing exchange rates. As a result, a stronger US dollar relative to the Canadian dollar increases the Company’s Canadian dollar selling prices for sales within Canada.

The Company’s Canadian dollar denominated financial instruments as at March 31, 2021, and March 31, 2020, were as follows:

As at,	March 31, 2021	March 31, 2020
Cash	$5.6	$107.0
Restricted cash	3.9	3.9
Accounts receivable	111.2	130.2
Bank indebtedness	(42.1)	(80.1)
Accounts payable and accrued liabilities	(131.6)	(99.2)
Long-term governmental loans	(87.8)	(72.9)

Net Canadian dollar denominated financial instruments	$(140.8)	$(11.1)

A $0.01 decrease (or increase) in the US dollar relative to the Canadian dollar for the year ended March 31, 2021 would have decreased (or increased) (loss) profit from operations by $0.1 million (March 31, 2020 – $0.3 million).

Interest rate risk

Interest rate risk is the risk that the value of the Company’s assets and liabilities will be affected by a change in interest rates. The Company’s interest rate risk mainly arises from the interest rate impact on its banking facilities and debt. The Company may manage interest rate risk through the periodic use of interest rate swaps.

For the years ended March 31, 2021 and March 31, 2020, a one percent increase (or decrease) in interest rates would have decreased (or increased) net (loss) income by approximately $6.4 million and $5.0 million, respectively.

Commodity price risk

The Company is subject to price risk from fluctuations in the market prices of commodities, including natural gas, iron ore and coal. The Company enters into supply agreements for certain of these commodities as disclosed in Note 29. To manage risks associated with future variability in cash flows attributable to certain commodity purchases, the Company may use derivative instruments with maturities of 12 months or less as disclosed in Note 23 to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel.

At March 31, 2021, the Company had commodity-based swap contracts with an aggregate notional quantity of 117,000 net tons outstanding, and a 10% increase in the price of hot-rolled coil (U.S. Midwest Domestic Hot-Rolled Coil Steel (CRU) Index), assuming foreign exchange remains unchanged, would result in approximately $16.8 million decrease in the Company’s profit and loss.

35.	KEY MANAGEMENT PERSONNEL

The Company’s key management personnel, and persons connected with them, are also considered to be related parties for disclosure purposes. Key management personnel are defined as those individuals having authority and responsibility for planning, directing and controlling the activities of the Company and include the executive leadership team (ELT) and the Board of Directors.

Remuneration of the Company’s Board of Directors and ELT for the respective periods is as follows:

	Successor			Predecessor
	For the year ended March 31, 2021	For the year ended March 31, 2020	Period from December 1, 2018 to March 31, 2019	Period from April 1, 2018 to November 30, 2018
Salaries and benefits	$3.9	$3.1	$1.3	$4.4
Director fees	0.3	0.3	0.1	—
Share based compensation	14.1	—	—	0.1

	$18.3	$3.4	$1.4	$4.5

36.	SHARE BASED COMPENSATION

Long-term incentive plan

On May 13, 2020, Algoma Steel Holdings Inc. established a long-term incentive plan (“LTIP” or “Plan”), which was approved by the Board of Directors. The LTIP was designed to promote the alignment of senior management and employees of the Company with long-term shareholder interests.

Under the terms of the LTIP, the maximum number of common shares that may be subjected to awards is 10 million common shares, being 10% of the issued and outstanding common shares as at the date of the Plan. The awards issuable under the Plan consists of Restricted Share Units (“RSU”), Director Units (“DU”) and Performance Share Units (“PSU”).

For the year ended March 31, 2021, the Company recorded a share-based compensation expense of $14.1 million (March 31, 2020 – $nil) in administrative and selling expenses on the Consolidated Statement of Net Loss. No exercises or forfeiture have been recorded to date.

Restricted share units

Under the terms of the LTIP, RSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. RSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. Should the participants’ employment with the Company ceases, a cash-out option is available as an alternative method of settlement. Given the alternative settlement options at the election of the participant, the Company has accounted for these awards as cash-settled share-based transactions which are measured at fair value at each reporting date with the changes in fair value recorded in the consolidated statement of net loss. RSUs expire upon the completion of a liquidity event.

On July 31, 2020, 890,000 RSUs were granted to certain senior management of the Company, with a grant date fair value of $10.43 per RSU. The RSUs vest as to one-third of the total grant amount on each of the first three anniversaries of the grant date, with the first anniversary date on March 31, 2020.

As at March 31, 2021, the 890,000 RSUs remain outstanding with an estimated fair value of $17.80 per RSU under the Company’s LTIP, for which the Company recognized a liability of $10.0 million in accounts payable and accrued liabilities on the consolidated statements of financial position.

Director’s units

Under the terms of the LTIP, DUs may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time in satisfaction of all or a portion of Director fees. The number of DUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the share value at the grant date. DUs are share-based payments measured at fair value at the date of grant and expensed on a variable vesting basis that is determined to be consistent with the vesting period of RSUs granted on the same day. The grant date fair value takes into account the Company’s estimation of the DUs that will eventually vest and adjusts for the effect of non-market based performance conditions. DUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. DUs expire upon the completion of a liquidity event.

On July 31, 2020, 46,040 DUs were granted to certain senior management of the Company, with a grant date fair value of $10.43 per DU.

The Black-Scholes option-pricing model assumptions used to estimate the fair value of the DUs at the grant date were as follows:

Options granted (in total on July 31, 2020)	46,040
Grant date share price	$10.44
Exercise price	$0.01
Expected risk-free interest rate	0.22%
Expected unit price volatility	48.91%
Expected award life (years)	1.67
Grant date fair value of DUs	$10.43

As at March 31, 2021, the 46,040 DUs remain outstanding. No exercises or forfeiture of DUs have been recorded to date.

Performance share units

Under the terms of the LTIP, PSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. PSUs are share-based payments measured at fair value at the date of grant and expensed on a variable vesting basis that is determined to be consistent with the vesting period of RSUs granted on the same day. The grant date fair value takes into account the Company’s estimation of the PSUs that will eventually vest and adjusts for the effect of market based vesting conditions. PSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. The amount of PSUs that vest and become exercisable is based on an equity value multiple achieved by the Company on the date of the liquidity event, which compares the equity value of the Company on the day of the liquidity event and the grant date. PSUs expire upon the completion of a liquidity event.

On July 31, 2020, 3,560,000 PSUs were granted to certain senior management of the Company, with a grant date fair value of $2.71 per PSU.

The Monte Carlo option-pricing model assumptions used to estimate the fair value of the DSUs at the grant date were as follows:

Options granted (in total on July 31, 2020)	3,560,000
Grant date share price	$7.99
Expected risk-free interest rate	0.22%
Expected unit price volatility	50.00%
Expected award life (years)	1.67
Grant date fair value of DUs	$2.71

As at March 31, 2021, the 3,560,000 PSUs remain outstanding. No exercises or forfeiture of DUs have been recorded to date.

37.	SUBSEQUENT EVENTS

On May 24, 2021, the Company announced it entered into a definitive merger agreement with Legato Merger Corp. that will result in the Company becoming publicly listed. The transaction is expected to close in the third quarter of 2021, subject to the approval of Legato stockholders and the satisfaction or waiver of certain other customary closing conditions, including approvals from Nasdaq and the Toronto Stock Exchange.

Condensed Interim Consolidated Financial Statements

ALGOMA STEEL GROUP INC.

(Unaudited)

As at June 30, 2021 and March 31, 2021

and for the three month periods ended

June 30, 2021 and 2020

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Net Income (Loss)

(Unaudited)

Three month periods ended	June 30, 2021	June 30, 2020
expressed in millions of Canadian dollars
Revenue (Note 4)	$789.1	$349.4
Operating expenses
Cost of sales (Note 5)	$510.2	$339.7
Administrative and selling expenses	26.7	12.5

Income (loss) from operations	$252.2	$(2.8)

Other (income) and expenses
Finance income	$—	$(0.6)
Finance costs (Note 6)	15.1	18.8
Interest on pension and other post-employment benefit obligations	2.9	4.3
Foreign exchange loss	10.0	17.4
Transaction costs	2.9	—

	$30.9	$39.9

Income (loss) before income taxes	$221.3	$(42.7)
Income tax expense (Note 20)	17.7	—

Net income (loss)	$203.6	$(42.7)

Net (loss) income per common share
Basic (Note 27)	$2.04	$(0.43)
Diluted (Note 27)	$2.04	$(0.43)

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

Three month periods ended	June 30, 2021	June 30, 2020
expressed in millions of Canadian dollars
Net income (loss)	$203.6	$(42.7)
Other comprehensive loss, net of income tax, that will be reclassifed subsequently to profit or loss
Net unrealized loss on cash flow hedges, net of tax recovery $17.7 million (Note 17)	$(27.5)	$—
Other comprehensive loss, net of income tax, that will not be reclassified subsequently to profit or loss
Foreign exchange loss on translation to presentation currency	$(1.8)	$(10.1)
Remeasurement of pension and other post-employment benefit obligations, net of tax nil (Note 18, 19)	$12.9	$(132.0)

	$(16.4)	$(142.1)

Total comprehensive income (loss)	$187.2	$(184.8)

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Financial Position

(Unaudited)

As at,	June 30, 2021	March 31, 2021
expressed in millions of Canadian dollars
Assets
Current
Cash (Note 7)	$21.9	$21.2
Restricted cash (Note 7)	3.9	3.9
Accounts receivable, net (Note 8)	333.2	274.6
Inventories, net (Note 9)	469.5	415.3
Prepaid expenses and deposits	72.2	74.6
Margin payments (Note 17)	95.8	49.4
Other assets	3.1	3.8

Total current assets	$999.6	$842.8

Non-current
Property, plant and equipment, net (Note 10)	$687.4	$699.9
Intangible assets, net (Note 11)	1.4	1.5
Parent company promissory note receivable (Note 23)	2.1	2.2
Other assets	6.7	7.5

Total non-current assets	$697.6	$711.1

Total assets	$1,697.2	$1,553.9

Liabilities and Shareholder’s Equity
Current
Bank indebtedness (Note 12)	$—	$90.1
Accounts payable and accrued liabilities (Note 13)	194.1	163.8
Taxes payable and accrued taxes (Note 14)	19.9	27.2
Current portion of long-term debt (Note 15)	14.0	13.6
Current portion of governmental loans (Note 16)	2.5	—
Current portion of environmental liabilities	4.2	4.5
Derivative financial instruments (Note 17)	97.7	49.4

Total current liabilities	$332.4	$348.6

Non-current
Long-term debt (Note 15)	$429.2	$439.3
Long-term governmental loans (Note 16)	85.9	86.4
Accrued pension liability	143.8	170.1
Accrued other post-employment benefit obligation	305.3	297.8
Other long-term liabilities	2.5	2.5
Environmental liabilities	35.8	35.4

Total non-current liabilities	$1,002.5	$1,031.5

Total liabilities	$1,334.9	$1,380.1

Shareholder’s equity
Capital stock	$409.5	$409.5
Accumulated other comprehensive income (loss)	(6.9)	9.5
Retained deficit	(45.7)	(249.3)
Contributed surplus (Note 26)	5.4	4.1

Total shareholder’s equity	$362.3	$173.8

Total liabilities and shareholder’s equity	$1,697.2	$1,553.9

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Changes in Shareholder’s Equity

(Unaudited)

expressed in millions of Canadian dollars	Capital stock	Contributed Surplus	Foreign exchange loss on translation to presentation currency	Actuarial gain (loss) on pension and other post- employment benefit obligation, net of tax	Cash flow hedge reserve - unrealized loss (Note 17)	Accumulated other comprehensive income (loss)	Retained deficit	Total Shareholder’s equity
Balance at March 31, 2021	$409.5	$4.1	$(0.9)	$75.2	$(64.8)	$9.5	$(249.3)	$173.8
Net Income	—	—	—	—	—	—	203.6	203.6
Other comprehensive (loss) income	—	—	(1.8)	12.9	(27.5)	(16.4)	—	(16.4)
Exercise of performance share units, net of director units reclassifed (Note 26)	—	1.3	—	—	—	—	—	1.3

Balance at June 30, 2021	$409.5	$5.4	$(2.7)	$88.1	$(92.3)	$(6.9)	$(45.7)	$362.3

Balance at March 31, 2020	$409.5	$—	11.4	$52.2	$—	$63.6	$(173.2)	$299.9
Net loss	—	—	—	—	—	—	(42.7)	(42.7)
Other comprehensive (loss) income	—	—	(10.1)	(132.0)	—	(142.1)	—	(142.1)

Balance at June 30, 2020	$409.5	$—	1.3	$(79.8)	$—	$(78.5)	$(215.9)	$115.1

See accompanying notes to the condensed interim consolidated financial statements

Algoma Steel Group Inc.

Condensed Interim Consolidated Statements of Cash Flows

(Unaudited)

Three month periods ended	June 30, 2021	June 30, 2020
expressed in millions of Canadian dollars
Operating activities
Net income (loss)	$203.6	$(42.7)
Items not affecting cash:
Amortization of property, plant and equipment and intangible assets	20.7	19.2
Deferred income tax expense (Note 20)	17.7	—
Pension funding in excess of expense	(7.3)	(7.7)
Post-employment benefit funding in excess of expense	(1.6)	(1.5)
Unrealized foreign exchange gain on accrued pension liability	3.0	8.4
Unrealized foreign exchange gain on accrued post-employment benefit obligations	4.3	9.3
Finance costs (Note 6)	15.1	18.8
Interest on pension and other post-employment benefit obligations	2.9	4.3
Accretion of governmental loans and environmental liabilities	3.0	2.6
Unrealized foreign exchange gain on government loan facilities	1.2	2.7
Other	0.9	1.1

	$263.5	$14.5
Net change in non-cash operating working capital (Note 22)	(141.9)	(34.9)
Environmental liabilities paid	(0.5)	(0.3)

Cash generated by (used in) operating activities	$121.1	$(20.7)

Investing activities
Acquisition of property, plant and equipment (Note 10)	$(19.1)	$(12.0)

Cash used in investing activities	$(19.1)	$(12.0)

Financing activities
Bank indebtedness repaid, net (Note 12)	$(86.9)	$(9.0)
Repayment of Secured Term Loan (Note 15)	(0.9)	(1.0)
Repayment of Algoma Docks Term Loan Facility (Note 15)	(2.5)	(1.9)
Governmental loans issued, net of benefit (Note 16)	—	5.1
Interest paid	(10.7)	(1.7)

Cash used in financing activities	$(101.0)	$(8.5)

Effect of exchange rate changes on cash	$(0.3)	$(9.0)
Cash
Change	0.7	(50.2)
Opening balance	21.2	265.0

Ending balance (Note 7)	$21.9	$214.8

See accompanying notes to the condensed interim consolidated financial statements

ALGOMA STEEL GROUP INC.

Notes to the Condensed Interim Consolidated Financial Statements (Unaudited)

Tabular amounts expressed in millions of Canadian dollars except for share and per share information

1.	GENERAL INFORMATION

Algoma Steel Group Inc., formerly known as 1295908 B.C. Ltd. (the “Company”), was incorporated on March 23, 2021 under the Business Corporations Act of British Columbia solely for the purpose of purchasing Algoma Steel Holdings Inc. under section 85(1) of the Income Tax Act (Canada) effecting the purchase on an income tax-deferred basis. The purchase transaction was completed March 29, 2021. Algoma Steel Group Inc. is the parent holding company of Algoma Steel Inc. and does not conduct any business operations. The address of the Company’s registered office is 1600-295 Georgie Street West, British Columbia, Vancouver, Canada.

Algoma Steel Inc. (“ASI”), the operating company and a wholly owned subsidiary of Algoma Steel Holdings Inc. was incorporated on May 19, 2016 under the Business Corporations Act of British Columbia. The Company is an integrated steel producer with its active operations located entirely in Sault Ste. Marie, Ontario and Canada. The Company produces sheet and plate products that are sold primarily in Canada and the United States.

The condensed interim consolidated financial statements of the Company as at June 30, 2021 and March 31, 2021 and for the three month periods ended June 30, 2021 and 2020 are comprised of the Company and its wholly owned subsidiaries as follows:

•	Algoma Steel Holdings Inc.

•	Algoma Steel Intermediate Holdings Inc.

•	Algoma Steel Inc.

•	Algoma Steel Inc. USA

•	Algoma Docks GP Inc.

•	Algoma Docks Limited Partnership

2.	BASIS OF PRESENTATION

Statement of compliance

These condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting as issued by the International Accounting Standards Board.

Certain information and footnote disclosure normally included in annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), have been omitted or condensed. The preparation of financial statements in accordance with IAS 34 requires the use of certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements have been set out in Note 5 of the Company’s annual consolidated financial statements for the year ended March 31, 2021. The accounting policies and accounting judgements used in the preparation of these condensed interim consolidated financial statements are consistent with those used in the Company’s annual consolidated financial statements, except for adoption of new or amended accounting standards as disclosed in Note 3.

These condensed interim consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the years ended March 31, 2021 and March 31, 2020.

These condensed interim consolidated financial statements have been approved by the Board of Directors, and authorized for issuance on August 18, 2021.

Basis of presentation

The condensed interim consolidated financial statements have been prepared on a going concern assumption using historical cost basis, except for certain financial instruments that are measured at fair value, as explained in the accounting policies disclosed in Note 3 to the Company’s annual consolidated financial statements for the years ended March 31, 2021 and March 31, 2020 and Note 24 of the condensed interim consolidated financial statements. Historical cost is generally based on the fair value of the consideration given in exchange for assets. The going concern assumption assumes the realization of assets and the discharge of liabilities in the normal course of business.

COVID-19 Pandemic

On March 11, 2020, the coronavirus (COVID-19) was declared a pandemic by the World Health Organization. Many countries have implemented measures to control the spread of the virus. Concerns about the spread of the virus, and measures taken to control the spread of the virus have negatively affected economies globally, and upset normal commercial patterns, causing the slowdown and/or closure of companies around the world.

The Government of Ontario, Canada, announced on March 23, 2020, that steel manufacturers, such as the Company, and their suppliers, were deemed essential businesses due to their importance to the Ontario economy and their support of critical infrastructure projects. Accordingly, the Company has implemented many measures designed to protect the health and safety of our employees, and the health and safety of our customers and suppliers.

At the onset of the pandemic, slowdowns and disruptions in the operations of our customers led to a reduction in demand. In response, during the six month period ended September 30, 2020 the Company adjusted production to match demand and to control costs. During the six month period ended March 31, 2021 and for the three month period ended June 30, 2021, production and shipment volumes improved, returning normal levels.

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded a $29.4 million reduction to personnel expenses in connection with the receipt of funding under the CEWS program.

Functional and presentation currency

The Company’s functional currency is the United States dollar (“US dollar” and “US $”). The US dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. The items included in the condensed interim consolidated financial statements are measured using the US dollar.

The condensed interim consolidated financial statements are presented in millions of Canadian dollars (“$”).

3.	FUTURE ACCOUNTING CHANGES

Standards and Interpretations issued and not yet adopted

Proceeds before Intended Use

IAS 16 “Property, Plant and Equipment (PPE)” sets out an amendment prohibiting an entity from deducting from the cost of an item of PP&E any proceeds received from selling items produced while the entity is preparing the asset for its intended use. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

Cost of Fulfilling a Contract

IAS 37 “Onerous Contracts” sets out an amendment clarifying the meaning of “costs to fulfil a contract”. The amendment clarifies that, before a separate provision for an onerous contract is established, an entity recognizes any impairment loss that has occurred on assets used in fulfilling the contract, rather than on assets dedicated to that contract. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendment is effective for annual reporting periods beginning on or after January 1, 2022.

Amended Disclosure for Accounting Policies

IAS 1 “Presentation of Financial Statements” sets out amendments that are intended to help preparers in deciding which accounting policies to disclose in their financial statements. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023.

Amended Scope of Recognition

IAS 12 “Income Taxes” sets out amendments that narrow the scope of recognition exemption in paragraphs 15 and 24 (recognition exemption) so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The application of this amendment is not expected to have a significant impact on the financial position and performance of the Company, or on the Company’s financial reporting. The amendments are effective for annual reporting periods beginning on or after January 1, 2023. Early adoption is permitted.

4.	REVENUE

The Company is viewed as a single business segment involving steel production for purposes of internal performance measurement and resource allocation.

Three month periods ended	June 30, 2021	June 30, 2020
Total revenue is comprised of:
Sheet & Strip	$637.2	$236.5
Plate	85.7	73.9
Freight	41.8	31.6
Non-steel revenue	24.4	7.4

	$789.1	$349.4

The geographical distribution of total revenue is as follows:
Sales to customers in Canada	$293.0	$165.2
Sales to customers in the United States	478.9	180.3
Sales to customers in the rest of the world	17.2	3.9

	$789.1	$349.4

For the three month period ended June 30, 2021, sales of $81.5 million to one customer represented greater than 10% of total revenue. For the three month period ended June 30, 2020, sales to any one customer did not represent greater than 10% of total revenue.

5.	COST OF SALES

Three month periods ended	June 30, 2021	June 30, 2020
Total cost of sales is comprised of:
Cost of steel revenue	$444.0	$300.7
Cost of freight revenue	41.8	31.6
Cost of non-steel revenue	24.4	7.4

	$510.2	$339.7

Inventories recognized as cost of sales:	$468.4	$308.1

Net inventory write-downs as a result of net realizable value lower than cost included in cost of sales:	$0.8	$2.5

Amortization included in cost of steel revenue for the three month period ended June 30, 2021 was $20.6 million (June 30, 2020 – $19.1 million).

Government Grant (Canada Emergency Wage Subsidy)

The Government of Canada passed the CEWS (Canada Emergency Wage Subsidy) in response to the COVID-19 pandemic. For the three month period ended June 30, 2021, the Company did not receive CEWS funding. For the three month period ended June 30, 2020, the Company recorded in the cost of steel revenue, a $27.0 million reduction to personnel expenses connection with the CEWS program.

Federal Greenhouse Gas Pollution Pricing Act

On June 28, 2019, the Company became subject to the Federal Greenhouse Gas Pollution Pricing Act (the “Carbon Tax Act”). The Carbon Tax Act was enacted with retroactive effect to January 1, 2019. During the three month ended June 30, 2021, total carbon tax recognized as a recovery in cost of sales was $0.6 million (June 30, 2020 – expense of $1.5 million).

6.	FINANCE COSTS

Three month periods ended	June 30, 2021	June 30, 2020
Finance costs are comprised of:
Interest on the Revolving Credit Facility (Note 12)	$0.5	$1.4
Interest on the Secured Term Loan Facility (Note 15)	9.4	12.0
Interest on the Algoma Docks Term Loan Facility (Note 15)	1.0	1.4
Other interest expense	0.3	0.4
Revolving Credit Facility fees	0.3	0.3
Unwinding of issuance costs of debt facilities (Note 12 and Note 15) and accretion of governmental loan benefits and discounts on environmental liabilities	3.6	3.3

	$15.1	$18.8

As disclosed in Note 15, on April 1, 2020 management elected to pay the interest due on the Secured Term Loan Facility in kind for interest accrued during the period January to March 2020. The interest expense on the Secured Term Loan Facility in respect of this 1% premium was $2.0 million (US $1.5 million) during the three month period ended June 30, 2020.

7.	CASH AND RESTRICTED CASH

At June 30, 2021, the Company had $21.9 million of cash (March 31, 2021 – $21.2 million) and restricted cash of $3.9 million (March 31, 2021 – $3.9 million). Restricted cash was held to provide collateral for letters of credit and other obligations of the Company at both June 30, 2021 and March 31, 2021.

8.	ACCOUNTS RECEIVABLE, NET

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Trade accounts receivable	$312.9	$259.3
Allowance for doubtful accounts	(1.8)	(1.8)
Governmental loan claims receivable
Federal Advanced Manufacturing Fund (“Federal AMF”) Loan	6.0	6.0
Federal Ministry of Industry, Strategic Innovation Fund (“Federal SIF”) Agreement	3.0	3.0
Canada Emergency Wage Subsidy receivable	0.5	0.5
Northern Industrial Electricity Rate program rebate receivable	2.3	2.6
Ontario Workplace Safety and Insurance Board New Experimental Experience Rating rebate receivable	1.5	1.5
Other accounts receivable	8.8	3.5

	$333.2	$274.6

At June 30, 2021 and March 31, 2021, other accounts receivable comprise non-trade accounts receivable.

Allowance for doubtful accounts

As at,	June 30, 2021	March 31, 2021
Opening balance	$(1.8)	$(0.7)
Net remeasurement of loss allowance	—	0.6
Amounts written off	—	(1.7)

Ending balance	$(1.8)	$(1.8)

9.	INVENTORIES, NET

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Raw materials and consumables	$295.7	$278.3
Work in progress	140.9	109.2
Finished goods	32.9	27.8

	$469.5	$415.3

10.	PROPERTY PLANT AND EQUIPMENT, NET

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Freehold land	$6.0	$6.2
Buildings	42.4	44.5
Machinery and equipment	596.3	614.7
Computer hardware	0.6	0.5
Right-of-use assets	1.5	1.6
Property under construction	40.6	32.4

	$687.4	$699.9

Amortization of property, plant and equipment

Amortization of property, plant and equipment for the three month period ended June 30, 2021, was $21.1 million (June 30, 2020 – $22.1 million). Amortization included in inventories at June 30, 2021, amounted to $6.2 million (March 31, 2021 – $5.6 million).

Acquisitions and disposals

During the three month period ended June 30, 2021, property, plant and equipment were acquired at an aggregate net cost of $19.1 million (June 30, 2020 – $12.0 million); comprised of property, plant and equipment acquired with a total cost of $20.4 million (June 30, 2020 – $18.5 million), against which the Company recognized benefits totalling $1.3 million (June 30, 2020 – $6.5 million) in respect of the governmental loans and the governmental grant discussed in Note 16.

During the three month period ended June 30, 2021, the Company disposed of property, plant and equipment with a cost of $0.3 million (June 30, 2020 – nil). The disposal of property, plant and equipment during the three month period ended June 30, 2021 resulted in a net gain of $0.3 million.

11.	INTANGIBLE ASSETS, NET

As at,	June30, 2021	March 31, 2021
The carrying amount of:
Software	$1.4	$1.5

Amortization of intangible assets

Amortization of intangible assets for the three month period ended June 30, 2021, was $0.1 million (June 30, 2020 – $0.1 million).

Acquisitions and disposals

During the three month periods ended June 30, 2021 and June 30, 2020, the Company did not acquire any intangible assets.

12.	BANK INDEBTEDNESS

On November 30, 2018, the Company obtained US $250.0 million in the form of a traditional asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Revolving Credit Facility has a priority claim on the accounts receivable and the inventories of the Company and a secondary claim on the rest of the Company’s assets. The Revolving Credit Facility bears interest at a rate of London Inter-Bank Overnight Rate (“LIBOR”) plus an applicable margin of 1.5%.

During the three month period ended June 30, 2021, the Company repaid the entire Revolving Credit Facility balance and there is no balance drawn on this facility. There was $292.1 million (US $228.8 million) of unused availability after taking into account $26.2 million (US $21.2 million) of outstanding letters of credit, and borrowing base reserves. At March 31, 2021, the Company had drawn $90.1 million (US $71.7 million), and there was $200.8 million (US $156.5 million) of unused availability after taking into account $27.4 million (US $21.8 million) of outstanding letters of credit and borrowing base reserves.

Transaction costs related to the Revolving Credit Facility amounted to $7.0 million, and are disclosed as other non-current assets in the condensed interim consolidated statements of financial position, and have been amortized on a straight-line basis over the life of this facility, which has an initial maturity date of November 30, 2023. At June 30, 2021, the unamortized transaction costs related to the Revolving Credit Facility were to $3.1 million (March 31, 2021 – $3.5 million).

Reconciliation of liabilities arising from financing activities

The changes in the Company’s bank indebtedness for the three month period ended June 30, 2021 arising from financing activities are presented below:

Balance at March 31, 2021	$90.1
Revolving Credit Facility drawn	16.2
Repayment of Revolving Credit Facility	(103.2)
Foreign exchange	(3.1)

Balance at June 30, 2021	$—

13.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Accounts payable	$68.1	$53.3
Accrued liabilities	71.0	58.3
Wages and accrued vacation payable	55.0	52.2

	$194.1	$163.8

14.	TAXES PAYABLE AND ACCRUED TAXES

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Payroll taxes payable	$3.8	$3.5
Sales taxes payable	2.3	3.5
Carbon tax accrual	13.8	20.2

	$19.9	$27.2

15.	LONG-TERM DEBT

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Secured Term Loan Facility due November 30, 2025
Current portion	$3.6	$3.6
Long-term portion	372.1	378.3

	$375.7	$381.9

Algoma Docks Term Loan Facility due May 31, 2025
Current portion	$11.5	$11.1
Long-term portion	60.7	64.9

	$72.2	$76.0

Less: unamortized financing costs
Current portion	$1.1	$1.1
Long-term portion	3.6	3.9

	$4.7	$5.0

	$443.2	$452.9

Current portion of long-term debt	$14.0	$13.6
Long-term portion of long-term debt	429.2	439.3

	$443.2	$452.9

During the three month period ended June 30, 2021, the Company paid, in cash, interest of $9.4 million on the Secured Term Loan Facility. On April 1, 2020, management elected to pay the interest due on the Secured Term Loan Facility in kind which resulted in a 1% premium. The April 1, 2020 payment in kind was $11.3 million (US $8.0 million) and resulted in a corresponding increase in the principal amount of the Secured Term Loan Facility of $11.3 million (US $8.0 million) for the three month period ended June 30, 2020.

Reconciliation of liabilities arising from financing activities

The changes in the Company’s long-term debt facilities arising from financing activities are presented below:

	Secured Term Loan Facility	Algoma Docks Term Loan Facility
Balance at March 31, 2021	$377.0	$76.0
Interest payment in kind	—	—
Facility repayment	(0.9)	(2.6)
Unwinding of issuance costs of debt facility	0.3	—
Foreign exchange	(5.4)	(1.2)

Balance at June 30, 2021	$371.0	$72.2

Secured Term Loan Facility

On November 30, 2018, the Company secured $378.8 million (US $285.0 million) in the form of a Secured Term Loan Facility (the “Secured Term Loan Facility”). The Secured Term Loan Facility is secured by substantially all of the Company’s assets. Under the General Security Agreement, the Secured Term Loan Facility has a second claim on the accounts receivable and the inventories of the Company and a priority claim on the rest of the Company’s assets. The facility bears interest at LIBOR plus 8.5%. The Term Loan Facility has an initial maturity date of November 30, 2025, and is repayable in quarterly payments of US $0.7 million with the remaining balance due at maturity.

Algoma Docks Term Loan Facility

On November 30, 2018, the Company secured $97.0 million (US $73.0 million) in the form of a Term Loan Facility (the “Algoma Docks Term Loan Facility”). The Algoma Docks Term Loan Facility is secured by certain of the Company’s port assets. Under the General Security

Agreement, the Term Loan Facility has a first priority claim over all present and future property of certain of the Company’s subsidiaries. The facility bears interest at LIBOR plus 5%. The Algoma Docks Term Loan Facility has a maturity date of May 30, 2025. In accordance with this agreement, the Company is required to make quarterly payments to the lender, comprising interest and principal, as follows:

Quarterly, commencing February 2021, ending November 30, 2021	US$	2.9 million
Quarterly, commencing February 2022, ending with maturity	US$	3.3 million

16.	LONG-TERM GOVERNMENTAL LOANS

As at,	June 30, 2021	March 31, 2021
The carrying amount of:
Long-term portion
Federal AMF Loan, denominated in Canadian dollars, due March 1, 2028	$38.2	$39.7
Provincial MENDM Loan, denominated in Canadian dollars, due November 30, 2028	39.5	38.7
Federal SIF Agreement loan, denominated in Canadian dollars, due April 30, 2031	8.2	8.0

	$85.9	$86.4

Current portion
Federal AMF Loan, denominated in Canadian dollars	$2.5	$—

	$88.4	$86.4

The changes in the Company’s Long-term governmental loan facilities arising from financing activities are presented below:

	Governmental Loan Issued	Governmental loan benefit recognized immediately	Acretion of governmental loan benefit	Carrying value
Federal AMF Loan
Balance at March 31, 2021	$60.2	$(26.5)	$6.0	$39.7
	—	—	1.0	1.0

Balance at June 30, 2021	$60.2	$(26.5)	$7.0	$40.7

Provincial MENDM Loan
Balance at March 31, 2021	$59.9	$(26.4)	$5.2	$38.7
	—	—	0.8	0.8

Balance at June 30, 2021	$59.9	$(26.4)	$6.0	$39.5

Federal SIF Loan
Balance at March 31, 2021	$15.0	$(7.8)	$0.8	$8.0
	—	—	0.2	0.2

Balance at June 30, 2021	$15.0	$(7.8)	$1.0	$8.2

Total, Governmental Loans
Balance at March 31, 2021	$135.1	$(60.7)	$12.0	$86.4
	—	—	2.0	2.0

Balance at June 30, 2021	$135.1	$(60.7)	$14.0	$88.4

17.	DERIVATIVE FINANCIAL INSTRUMENTS

The Company is party to an International Swaps and Derivatives Association, Inc. (ISDA) 2002 master agreement with an investment and financial services company to hedge the commodity price risk associated with various commodities. At June 30, 2021, the Company entered into agreements to hedge the revenue on the sale of steel. The credit support annex to the master agreement requires the Company to make margin payments to satisfy collateral requirements based on Market to Market (MTM) exposure of the commodity contracts in excess of US $0.25 million. At June 30, 2021, the Company made margin payments totaling $95.8 million as a cash collateral, which does not meet the offsetting criteria in IAS 32.

The commodity contracts to hedge the NYMEX price of the Hot rolled coil price of steel is a derivative which is designated as a cash flow hedge for which hedge effectiveness is measured for the duration of the agreements and therefore carried at fair value through other comprehensive income (loss). The steel derivative contracts as at June 30, 2021 terminate over the course of the year from July 2021 to December 2022. During the three month period ended June 30, 2021, the Company entered into agreements to hedge the price of steel for 39,000 tons. During the three month period ended June 30, 2021, steel hedge agreements for 39,000 tons expired.

The fair value and notional amounts of these derivatives are as follows:

	Fair Value Liability		Notional Amounts		Average Price (USD)
	(in millions)		(tons, in thousands)		(per ton)
	June 30, 2021	March 31, 2021	June 30, 2021	March 31, 2021	June 30, 2021	March 31, 2021
Cash flow hedges - commodity price risk Steel swaps	97.7	49.4	117.0	117.0	$856.5	728.7

	$97.7	$49.4

The cumulative amount of gains and losses on cash flow hedging instruments assessed as effective are presented in the cash flow hedge reserve through other comprehensive income (loss) and is recognized in profit or loss only when the hedged transaction impacts the profit or loss, or is included directly in the initial cost or other carrying amount of the hedged non-financial items (basis adjustment).

During the year ended March 31, 2021, the Company entered into an agreement to hedge the cost of natural gas that was consumed between January 1, 2021 and March 31, 2021. Management designated this hedge as a cash flow hedge, and accordingly measured the effectiveness of the hedge on a monthly basis throughout the life of the agreement. The loss resulting from this agreement of $1.7 million was initially recorded in the cash flow hedge reserve in other comprehensive income (loss), and was subsequently recognized in the cost of sales.

During the three month period ended June 30, 2021, the unrealized loss resulting from the steel hedges of $92.3 million, net of tax of $17.7 million (March 31, 2021 – $64.8 million), was recognized in the cash flow hedge reserve in other comprehensive income (loss). In this period of time, the realized loss resulting from the steel hedges of $24.6 million, was subsequently reclassified from other comprehensive income (loss) and recognized in revenue for the steel hedges (March 31, 2021 – $4.2 million).

The movements in the cash flow hedge reserve for the period as a component of accumulated other comprehensive income (loss) is as follows:

	June 30, 2021	March 31, 2021
Opening balance	$64.8	$—
Loss arising on changes in fair value of cash flow hedges, net of tax of $17.7 million	52.1	70.7
Loss reclassified to profit	(24.6)	(5.9)

Ending balance	$92.3	$64.8

18.	PENSION BENEFITS

Defined benefit plans

The components of amounts recognized in the condensed interim consolidated statements of net income (loss) in respect of these defined benefit plans are presented below:

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in net loss were as follows:
Current service cost	$5.2	$5.0
Net interest cost	0.9	1.9

	$6.1	$6.9

Defined benefit costs recognized in:
Cost of sales	$4.7	$4.5
Administrative and selling expenses	0.5	0.5
Interest on pension liability	0.9	1.9

	$6.1	$6.9

The amounts recognized in the condensed interim consolidated statements of other comprehensive income (loss) in respect of these defined benefit plans are presented below:

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in other comprehensive loss, were as follows:
Actuarial (gain) loss on accrued pension liability	(20.0)	$78.3
Less tax effect	—	—

	$(20.0)	$78.3

On June 20, 2019, the legislation in respect of the closed plan for pensioners who retired prior to January 1, 2002 was enacted into law. Further, the funds held in escrow ($2.5 million), and accrued interest thereon, in respect of the arrangement described above were transferred from Old Steelco Inc.’s Monitor to the trustee for this plan on June 20, 2019.

19.	OTHER POST-EMPLOYMENT BENEFITS

The components of amounts recognized in the condensed interim consolidated statements of net income (loss) in respect of these other post-employment benefit plans are presented below:

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in net loss were as follows:
Current service cost	$1.0	$0.8
Net interest cost	2.0	2.4

	$3.0	$3.2

Post employment benefit costs recognized in:
Cost of sales	$0.9	$0.7
Administrative and selling expenses	0.1	0.1
Interest on pension liability	2.0	2.4

	$3.0	$3.2

The amounts recognized in the condensed interim consolidated statements of other comprehensive income (loss) in respect of these other post-employment benefit plans are presented below.

Three month periods ended	June 30, 2021	June 30, 2020
Amounts recognized in other comprehensive loss, were as follows:
Actuarial loss on accrued post employment benefit liability	$7.1	$53.7
Less tax effect	—	—

	$7.1	$53.7

20.	TAX MATTERS

For the three month periods ended June 30, 2021 and June 30, 2020, the Company’s current income tax expense was nil. For the three month period ended June 30, 2021, the Company’s deferred tax expense was $17.7 million (June 30, 2020 – nil).

The Company has non-capital tax losses available of $306.5 million; $109.6 million expire in 2038, $111.5 million expire in 2039 and $85.4 million expire in 2040.

21.	COMMITMENTS AND CONTINGENCIES

Property, plant and equipment

In the normal course of business operations the Company has certain commitments for capital expenditures related to the maintenance and acquisition of property, plant and equipment.

Key inputs to production

The Company requires large quantities of iron ore, coal, oxygen, electricity and natural gas in order to satisfy the demands of the steel manufacturing operation. The Company makes most of its purchases of these principal raw materials at negotiated prices under annual and multi-year agreements. These agreements provide the Company with comfort that an adequate supply of these key raw materials will be available to the Company at a price acceptable to the Company.

Legal matters

Additionally, from time to time, in the ordinary course of business, the Company is a defendant or party to a number of pending or threatened legal actions and proceedings. Although such matters cannot be predicted with certainty, management currently considers the Company’s exposure to such ordinary course claims and litigation, to the extent not covered by the Company’s insurance policies or otherwise provided for, not to have a material adverse effect on these consolidated financial statements. In addition, the Company is involved in and potentially subject to regular audits from federal and provincial tax authorities relating to income, capital and commodity taxes and, as a result of these audits, may receive assessments and reassessments.

22.	NET CHANGE IN NON-CASH OPERATING WORKING CAPITAL

The changes in non-cash operating working capital are comprised of:

Three month periods ended	June 30, 2021	June 30, 2020
Accounts receivable	$(61.9)	$65.9
Taxes payable and accrued taxes	(7.0)	—
Inventories	(59.0)	(66.0)
Prepaid expenses and other current assets	(45.3)	(10.9)
Accounts payable and accrued liabilities	29.8	(35.2)
Derivative financial instruments (net)	1.5	—
Secured term loan interest payment in kind	—	11.3

	$(141.9)	$(34.9)

23.	PARENT COMPANY PROMISSORY NOTE RECEIVABLE

The Company’s shareholder, Algoma Steel Parent S.C.A., and its commonly controlled affiliates are related parties.

During the three month period ended June 30, 2021, there were no advances to the Company’s shareholder. During the year ended March 31, 2020, the Company entered into a promissory note with its Shareholder in the amount of $1.3 million (US $0.9 million). During the year ended March 31, 2021, the Company advanced $1.1 million (US $0.8 million) to its shareholder. The Company’s shareholder used the proceeds of this note to pay reasonable expenses, liabilities and other obligations. The promissory note is unsecured and is non-interest-bearing.

At June 30, 2021, the balance of the parent company promissory note receivable was $2.1 million (US $1.7 million) (March 31, 2021 – $2.2 million (US $1.7 million)).

24.	FINANCIAL INSTRUMENTS

Financial risk management

The Company’s activities expose it to a variety of financial risks including credit risk, liquidity risk, interest rate risk and market risk. The Company may use derivative financial instruments to hedge certain of these risk exposures. The use of derivatives is based on established practices and parameters, which are subject to the oversight of the Board of Directors. The Company does not utilize derivative financial instruments for trading or speculative purposes.

Fair value of financial instruments

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In assessing the fair value of a particular contract, the market participant would consider the credit risk of the counterparty to the contract. Consequently, when it is appropriate to do so, the Company adjusts the valuation models to incorporate a measure of credit risk. Fair value represents management’s estimates of the current market value at a given point in time.

The Company has certain financial assets and liabilities that are held at fair value. The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. There were no transfers among Levels 1, 2 and 3 during the three month period ended June 30, 2021. The Company’s policy is to recognize transfers into and transfers out of fair value hierarchy levels as of the date of the event or change in circumstances that caused the transfer.

The fair value of cash, restricted cash, accounts receivable, margin payments, bank indebtedness and accounts payable and accrued liabilities approximates their carrying value due to the short-term nature of these instruments. The fair value of the Revolving Credit Facility, disclosed in Note 12, the Secured Term Loan Facility, the Algoma Docks Term Loan Facility, disclosed in Note 15, and the Parent Company Promissory Note Receivable, disclosed in Note 23, approximate the respective carrying values.

The fair values of natural gas and steel commodity swaps are classified as Level 2 and is calculated using the mark-to-market forward prices of NYMEX natural gas and Hot rolled coil steel based on the applicable settlement dates of the outstanding swap contracts.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises primarily from the Company’s receivables from customers. The Company has an established credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes a review of the potential customer’s financial information, external credit ratings and bank and supplier references. Credit limits are established for each new customer and customers that fail to meet the Company’s credit requirements may transact with the Company only on a prepayment basis.

The maximum credit exposure at June 30, 2021 is the carrying amount of accounts receivable of $333.2 million (March 31, 2021 – $274.6 million) and cash of $21.9 (March 31, 2021 – $21.2 million) held with highly rated Canadian banks. At June 30, 2021, sales to one customer represented greater than 10% of total revenue. At March 31, 2021, no one customer account was greater than 10% of the carrying amount of accounts receivable. As at June 30, 2021, $2.5 million, or 0.8%, of accounts receivable were more than 90 days old (March 31, 2021, $2.3 million, or 0.9%).

The Company establishes an allowance for doubtful accounts that represents its estimate of expected losses in respect of accounts receivable. The main components of this allowance are a specific provision that relates to individual exposures and a provision for expected losses that have been incurred but not yet identified. The allowance for doubtful accounts at June 30, 2021 was $1.8 million (March 31, 2021 – $1.8 million).

The Company may be exposed to certain losses in the event of non-performance by counterparties to derivative financial instruments such as commodity price contracts and foreign exchange contracts. The Company mitigates this risk by entering into transactions with highly rated major financial institutions.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages liquidity risk by maintaining adequate cash balances. The Company continuously monitors and reviews actual and forecasted cash flows to ensure adequate liquidity and anticipate liquidity requirements. The Company’s objectives and processes for capital management, including the management of long-term debt, are described in Note 5 to the March 31, 2021 consolidated financial statements.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and commodity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk. As disclosed in Note 17, during the three month period ended June 30, 2021, the Company was a party to agreements to hedge the commodity price risk associated with the revenue on the sale of steel. These activities are carried out under the oversight of the Company’s Board of Directors.

Currency risk

The Company is exposed to currency risk on purchases, labour costs and pension and other post retirement employment benefits liabilities that are denominated in Canadian dollars. The prices for steel products sold in Canada are derived mainly from price levels in the US market in US dollars converted into Canadian dollars at the prevailing exchange rates. As a result, a stronger US dollar relative to the Canadian dollar increases the Company’s Canadian dollar selling prices for sales within Canada.

The Company’s Canadian dollar denominated financial instruments as at June 30, 2021 and March 31, 2021, were as follows:

As at,	June 30, 2021	March 31, 2021
Cash	$8.2	$5.6
Restricted cash	3.9	3.9
Accounts receivable	127.5	111.2
Bank indebtedness	—	(42.1)
Accounts payable and accrued liabilities	(149.9)	(131.6)
Long-term governmental loans	(87.3)	(87.8)

Net Canadian dollar denominated financial instruments	$(97.6)	$(140.8)

A $0.01 decrease (or increase) in the US dollar relative to the Canadian dollar for the three months ended June 30, 2021 would have decreased (or increased) income from operations by $0.4 million, respectively (June 30, 2020 – $0.1 million).

Interest rate risk

Interest rate risk is the risk that the value of the Company’s assets and liabilities will be affected by a change in interest rates. The Company’s interest rate risk mainly arises from the interest rate impact on its banking facilities and debt. The Company may manage interest rate risk through the periodic use of interest rate swaps.

For the three month period ended June 30, 2021, a one percent increase (or decrease) in interest rates would have decreased (or increased) net income by approximately $1.3 million (June 30, 2020 – $1.7 million).

The Company is exposed to interest rate benchmark, LIBOR, which is subject to interest rate benchmark reform. The exposure arises on financial liabilities bearing interest at LIBOR plus basis points including the Company’s Revolving Credit Facility, Secured Term Loan Facility and Algoma Docks Term Loan Facility, as disclosed in Notes 12 and 15. The Company is closely monitoring the market and the output from the various industry working groups managing the transition to new benchmark interest rates including announcements made by Interbank Offered Rate (IBOR).

The referenced benchmark rates applicable to Algoma are expected to be published until at least June of 2023 and prior to their expiry Algoma will work with the administrative agent of its various LIBOR exposed credit agreements to replace LIBOR with a fall back reference rate at similar commercial terms to today’s rates.

Commodity price risk

The Company is subject to price risk from fluctuations in the market prices of commodities, including natural gas, steel, iron ore and coal. The Company enters into supply agreements for certain of these commodities as disclosed in Note 21. To manage risks associated with future variability in cash flows attributable to certain commodity purchases, the Company may use derivative instruments with maturities of 12 months or less as disclosed in Note 17 to hedge the commodity price risk associated with the cost of natural gas and the revenue on the sale of steel.

25.	KEY MANAGEMENT PERSONNEL

The Company’s key management personnel, and persons connected with them, are also considered to be related parties for disclosure purposes. Key management personnel are defined as those individuals having authority and responsibility for planning, directing and controlling the activities of the Company and include the executive leadership team (ELT) and the Board of Directors. The ELT is comprised of the President & Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer, Vice-President – Strategy & General Counsel, Vice-President – Production, Vice-President – Maintenance & Operating Services and Vice-President – Human Resources.

Remuneration of the Company’s Board of Directors and ELT for the respective periods is as follows:

Years ended,	June 30, 2021	June 30, 2020
Salaries and benefits	$10.2	$1.7
Director fees	1.0	0.1

	$11.2	$1.8

26.	SHARE BASED COMPENSATION

Long-term incentive plan

On May 13, 2020, Algoma Steel Holdings Inc. established a long-term incentive plan (“LTIP” or “Plan”), which was approved by the Board of Directors. The LTIP was designed to promote the alignment of senior management and employees of the Company with long-term shareholder interests.

Under the terms of the LTIP, the maximum number of common shares that may be subjected to awards is 10 million common shares, being 10% of the issued and outstanding common shares as at the date of the Plan. The awards issuable under the Plan consists of Restricted Share Units (“RSU”), Director Units (“DU”) and Performance Share Units (“PSU”).

For the three month period ended June 20, 2021, the Company recorded a share-based compensation expense of $8.5 million (June 30, 2020 – $nil) in administrative and selling expenses on the consolidated statement of net income (loss). No exercises or forfeiture have been recorded to date.

Restricted share units

Under the terms of the LTIP, RSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. RSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. Should the participants’ employment with the Company ceases, a cash-out option is available as an alternative method of settlement. Given the alternative settlement options at the election of the participant, the Company has accounted for these awards as cash-settled share-based transactions which are measured at fair value at each reporting date with the changes in fair value recorded in the consolidated statement of net loss. RSUs expire upon the completion of a liquidity event.

On July 31, 2020, 890,000 RSUs were granted to certain senior management of the Company, with a grant date fair value of $10.43 per RSU. The RSUs vest as to one-third of the total grant amount on each of the first three anniversaries of the grant date, with the first anniversary date on March 31, 2020. No exercises or forfeiture have been recorded to date.

As at June 30, 2021, the 890,000 RSUs remain outstanding with an estimated fair value of $21.76 per RSU under the Company’s LTIP, for which the Company recognized a liability of $16.2 million in accounts payable and accrued liabilities on the consolidated statements of financial position.

Director’s units

Under the terms of the LTIP, DUs may be issued to members of the Board of Directors as may be designated by the Board of Directors from time-to-time in satisfaction of all or a portion of Director fees. The number of DUs to be issued in satisfaction of a payment of Director fees shall be equal to the amount of the Director fees divided by the share value at the grant date. DUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. Should the participants’ employment with the Company ceases, a cash-out option is available as an alternative method of settlement. Given the alternative settlement options at the election of the participant, the Company has accounted for these awards as cash-settled share-based transactions which are measured at fair value at each reporting date with the changes in fair value recorded in the consolidated statement of net loss. DUs expire upon the completion of a liquidity event.

In addition to the 46,040 DUs granted during the year ended March 31, 2021, an additional 2,806 units were granted during the three month period ended June 30, 2021.

As at June 30, 2021, the 48,846 DUs remain outstanding with an estimated fair value of $21.76 per DU under the Company’s LTIP, for which the Company recognized a liability of $1.0 million in accounts payable and accrued liabilities on the consolidated statements of financial position. No exercises or forfeiture have been recorded to date.

Subsequent to March 31, 2021, DUs were reclassified as cash-settled share-based transactions. Therefore, the estimated fair value of the DUs have been reclassified from contributed surplus to accounts payable and accrued liabilities on the consolidated statements of financial position.

Performance share units

Under the terms of the LTIP, PSUs may be issued to eligible participants as may be designated by the Board of Directors from time-to-time. PSUs are share-based payments measured at fair value at the date of grant and expensed on a variable vesting basis that is determined to be consistent with the vesting period of RSUs granted on the same day. The grant date fair value takes into account the Company’s estimation of the PSUs that will eventually vest and adjusts for the effect of market based vesting conditions. PSUs have an exercise price of $0.01 and become exercisable for one common share of the Company immediately prior to the occurrence of a liquidating event, which has meaning given in the Plan. The amount of PSUs that vest and become exercisable is based on an equity value multiple achieved by the Company on the date of the liquidity event, which compares the equity value of the Company on the day of the liquidity event and the grant date. PSUs expire upon the completion of a liquidity event.

On July 31, 2020, 3,560,000 PSUs were granted to certain senior management of the Company, with a grant date fair value of $2.71 per PSU.

The Monte Carlo option-pricing model assumptions used to estimate the fair value of the PSUs at the grant date were as follows:

Options granted (in total on July 31, 2020)	3,560,000
Grant date share price	$7.99
Expected risk-free interest rate	0.22%
Expected unit price volatility	50.00%
Expected award life (years)	1.67
Grant date fair value of PSUs	$2.71

As at June 30, 2021, the 3,560,000 PSUs remain outstanding. No exercises or forfeiture of PSUs have been recorded to date. For the three month period ended June 30, 2021, an additional $1.5 million has been recorded as compensation cost and included in administrative and selling expenses in the consolidated statement of net income (loss).

27.	NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net income (loss) per common share:

	June 30, 2021	June 30, 2020
Weighted average common shares outstanding (in thousands):
Basic	100,000	100,000
Diluted	100,000	100,000
Net income (loss) per common share:
Basic	$2.04	$(0.43)
Diluted	$2.04	$(0.43)

The number of anti-dilutive units that were not included in the calculation of dilutive earnings per share at June 30, 2021 is 3,560,000 performance share units (June 30, 2020 – nil).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Legato Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Legato Merger Corp. (the “Company”) as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from June 26, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 26, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

January 21, 2021

Audited Financial Statements of Legato Merger Corp. as of December 31, 2020 and for the period from June 26, 2020 (inception) through December 31, 2020

LEGATO MERGER CORP

BALANCE SHEET

DECEMBER 31, 2020

ASSETS
Current asset – cash	$3,790
Deferred offering costs	103,254

Total assets	$107,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	16,836
Notes payable to stockholder	65,000

Total current liabilities	81,836

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $.0001 par value; 60,000,000 shares authorized, 6,128,036 shares issued and outstanding(1)	613
Additional paid-in capital	25,381
Accumulated deficit	(786)

Total stockholders’ equity	25,208

Total liabilities and stockholders’ equity	$107,044

(1)

This number includes an aggregate of 768,750 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 shares issued and outstanding (see Note 7). All share and per-share amounts have been retroactively restated to reflect the share dividend.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operational costs	$786

Net loss	$(786)

Weighted average shares outstanding, basic and diluted(1)	5,359,286

Basic and diluted net loss per common share	$(0.00)

(1)

Excludes an aggregate of 768,750 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 shares issued and outstanding (see Note 7). All share and per-share amounts have been retroactively restated to reflect the share dividend.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount
Balance at June 26, 2020 (inception)	—	$—	$—	$—	$—

Common shares issued to initial stockholders (1)	5,893,750	589	24,411	—	25,000
Issuance of Representative Shares	234,286	24	970	—	994
Net loss	—	—	—	(786)	(786)

Balance at December 31, 2020	6,128,036	$613	$25,381	$(786)	$25,208

(1)

This number includes an aggregate of 768,750 shares of common stock subject to forfeiture by the initial stockholder to the extent that the underwriters’ over-allotment option is not exercised in full. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 shares issued and outstanding (see Note 7). All share and per-share amounts have been retroactively restated to reflect the share dividend.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flow from operating activities
Net loss	$(786)
Changes in operating assets and liabilities:
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable and accrued expenses	600
Accrued formation and offering costs	786

Net cash provided by operating activities	600

Cash flows from financing activities
Payment of deferred offering costs associated with initial public offering	(74,310)
Proceeds from sale of shares of common stock to initial stockholder	12,500
Proceeds from stockholder note	65,000

Net cash provided by financing activities	3,190

Net increase in cash and cash equivalents	3,790
Cash at beginning of period	—

Cash at end of period	$3,790

Supplemental disclosure of non-cash financing activities:
Offering costs paid by the initial stockholder in exchange for common stock	$12,500

Issuance of Representative Shares (see Note 7)	$994

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Plan of Business Operations

Legato Merger Corp. (the “Company”) was incorporated in Delaware on June 26, 2020 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

At December 31, 2020 the Company had not yet commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 20,500,000 units at $10.00 per unit (or 23,575,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), which is discussed in Note 3 (“Proposed Public Offering”). Simultaneously with the consummation of the Proposed Public Offering, the holders of the Founder Shares (defined below) and EarlyBirdCapital (“EBC”) will commit that they and/or their designees will purchase 542,500 placement units (or 604,000 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $5.425 million, (or $6.04 million, if the underwriters’ over-allotment option is exercised in full) (“Private Units”). All of the proceeds the Company receives from the sale of Private Units will be placed in the trust account described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and the sale of Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company intends to apply to have the Units listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination (net of taxes payable), although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that certain of the proceeds from the Units sold in the Proposed Public Offering and the proceeds of the private placements of the Private Units, will be held in a United States-based trust account (“Trust Account”) and held as cash items or invested in United States government treasury bills, bonds or notes, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination (ii) the redemption of any shares of common stock included in the Units being sold in the Proposed Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of common stock if it does not complete the Initial Business Combination within 18 months from the closing of the Proposed Public Offering; and (iii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. An entity affiliated with the Company’s Chief SPAC Officer has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. There can be no assurance that it will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, certain interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who acquired shares of common stock sold as part of the units in this offering (“Public Shares”) in the Proposed Public Offering (“Public Stockholders”) with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. The Company will not consummate any Business Combination unless it has at least $5,000,001 of net tangible assets either immediately prior to or upon close of such Business Combination. The holders of the Founder Shares will agree to vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to these shares and the shares included in the Private Units pursuant to letter agreements to be executed prior to the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will seek stockholder approval of an initial Business Combination at a meeting called for such purpose at which Public Stockholders may seek to convert their Public Shares, regardless of whether they vote for or against the proposed Business Combination. Alternatively, the Company may conduct a tender offer and allow conversions in connection therewith. If the Company seeks stockholder approval of an initial Business Combination, any Public Stockholder voting either for or against such proposed Business Combination or not voting at all will be entitled to demand that his Public Shares be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). Holders of warrants sold as part of the Units will not be entitled to vote on the Proposed Business Combination and will have no conversion or liquidation rights with respect to the shares of common stock underlying such warrants.

Pursuant to the Company’s Certificate of Incorporation to be in effect upon consummation of the Proposed Public Offering, if the Company is unable to complete its initial Business Combination within 18 months from the date of the Proposed Public Offering and such date is not otherwise extended by stockholders, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of common stock and the Company’s board of directors, dissolve and liquidate. Holders of warrants will receive no proceeds in connection with the liquidation. The holders of the Founder Shares and the holders of Private Units will not participate in any redemption distribution with respect to their Founder Shares and Private Units, including the common stock included in the Private Units.

If the Company is unable to complete its initial Business Combination and expends all of the net proceeds of the Proposed Public Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for common stock will be $10.00. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s stockholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s common stockholders. Therefore, the actual per-share redemption price may be less than approximately $10.00.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, as of December 31, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the holders of Founder Shares that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum one year from the date of issuance of these financial statements.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2020, there were no cash equivalents.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 26, 2020, the evaluation was performed for the upcoming 2020 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 26, 2020 (inception) through December 31, 2020. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The provision for income taxes and deferred taxes were deemed to be de minimis for the period from June 26, 2020 (inception) through December 31, 2020.

Net Loss per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 768,750 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Deferred Offering Costs

Deferred offering costs consist of legal costs incurred through the balance sheet date that are directly related to the Proposed Public Offering that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional costs to be incurred will be charged to operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 – Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 20,500,000 Units at a proposed offering price of $10.00 per Unit. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 3,075,000 Units at a price of $10.00 per Unit, solely to cover over-allotments, if any. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable warrant (the “Warrants”). Each whole warrant offered in the Proposed Public Offering is exercisable to purchase one share of our common stock. Only whole warrants may be exercised. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 18-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period commencing once the warrants become exercisable and ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

Note 4 – Private Placement Units

The holders of the Founder Shares and EBC will commit to purchase 542,500 Private Units at $10.00 per unit (for an aggregate purchase price of $5,425,000) from the Company (604,000 Private Units for an aggregate purchase price of $6,040,000 if the overallotment is exercised in full). These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the sale of the Private Units will be placed in the Trust Account. The Private Units will be identical to the Units being offered in the Proposed Public Offering, except that the holders have agreed (i) to vote the shares of common stock included therein in favor of any proposed Business Combination, (ii) not to convert any shares of common stock included therein into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed initial Business Combination, (iii) that the shares of common stock included therein shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated and (iv) the warrants included in the Private Units will not be redeemable by the Company and will be exercisable on a cashless basis as long as held by the original purchasers of the Private Units or their permitted transferees. Additionally, the holders have agreed not to transfer, assign or sell any of the units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

The holders of the Founder Shares, Representative Shares and Private Units (or underlying shares of common stock) will be entitled to registration rights with respect to such securities pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the Founder Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Representative Shares and Private Units (or underlying shares of common stock) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

Note 5 – Commitments and Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares (as defined in Note 6) and Representative Shares (as defined below), as well as the holders of the Private Units and any units that may be issued in payment of Working Capital Loans made to Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Representative Shares, Private Units and units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Proposed Public Offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Proposed Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 3,075,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Proposed Public Offering, or $4,100,000 (or up to $4,715,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering.

Business Combination Marketing Agreement

The Company will engage EBC as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of a Business Combination in an amount equal to 3.5% of the gross proceeds of Proposed Public Offering; provided that up to 33% of the fee may be allocated at the Company’s sole discretion to other third parties who are investment banks or financial advisory firms not participating in this offering that assist the Company in identifying and consummating a Business Combination.

Additionally, the Company will pay EBC a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if it introduces the Company to the target business with which the Company completes a Business Combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the Proposed Offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the Proposed Offering pursuant to FINRA Rule 5110.

Note 6 – Related Party Transactions

Founders Shares

In August 2020, the Company issued an aggregate of 5,031,250 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In January 2021, the Company effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares include an aggregate of up to 768,750 shares subject to forfeiture by the holders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the holders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the initial stockholders do not purchase any Public Shares in the Proposed Offering and excluding the Representative Shares (as defined in Note 7)).

The holders of the Founder Shares will agree not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a Business Combination and the date on which the closing price of the common shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, one year after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note – Related Party

On August 11, 2020, Eric Rosenfeld, the Company’s Chief SPAC Officer, issued a $65,000 principal amount unsecured promissory note to the Company. The note is non-interest bearing and payable on the earlier of (i) August 10, 2021, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount. As of December 31, 2020, there was $65,000 outstanding under the promissory note.

Administrative Service Agreement

The Company presently occupies office space provided by an entity controlled by Crescendo Advisors II, LLC. Such entity will agree that until the Company consummates a Business Combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to the Company as may be required by the Company from time to time. The Company will agree to pay an aggregate of $15,000 per month to Crescendo Advisors II, LLC, an entity controlled by a related party for such services commencing on the effective date of the Proposed Public Offering.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Initial Shareholders, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2020, no Working Capital Loans were outstanding.

Note 7 – Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 60,000,000 shares of common stock with a par value of $0.0001 per share.

As of December 31, 2020, 6,128,036 shares of common stock, 234,286 of which are Representative Shares (as described below), were issued and outstanding, of which 768,750 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the holders of the Founder Shares will own 20% of the issued and outstanding common shares after the Proposed Public Offering. On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transaction.

All of these shares will be placed into an escrow account on the closing of the Proposed Public Offering. Subject to certain limited exceptions, these shares will not be released from escrow until the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the common stock exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Representative Shares

The Company has issued to the designees of EBC 234,286 shares of common stock (the “Representative Shares”) for a nominal consideration. The Company accounted for the Representative Shares as an offering cost of the Proposed Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $994 based upon the price of the Founder Shares issued to the Initial Stockholders. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners.

Note 8 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 21, 2021, the date that the financial statements were available to be issued. Based on this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements other than the following:

On January 19, 2021, the Company effected a stock dividend of approximately 0.17 shares for each share outstanding, resulting in 6,128,036 Founder Shares issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share transaction.

Unaudited Financial Statements of Legato Merger Corp. for the three and six months ended

June 30, 2021

LEGATO MERGER CORP.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$240,253	$3,790
Prepaid expenses and other current assets	109,921	—

Total current assets	350,174	3,790
Cash and marketable securities held in Trust Account	235,793,946	—
Deferred offering costs	—	103,254

Total assets	$236,144,120	$107,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$—	$16,836
Franchise tax payable	94,836	—
Notes payable to stockholder	—	65,000

Total current liabilities	94,836	81,836
Warrant liability	1,177,800	—

Total liabilities	1,272,636	81,836
Commitments and contingencies
Common stock subject to possible redemption, 22,987,148 and 0 shares at redemption value of $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	229,871,480	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 60,000,000 shares authorized, 7,319,888 and 6,128,036 shares issued and outstanding (excluding 22,987,148 and 0 shares subject to possible redemption as of June 30, 2021 and December 31, 2020, respectively)(1)	732	613
Additional paid-in capital	6,018,836	25,381
Retained earnings (Accumulated deficit)	(1,019,564)	(786)

Total stockholders’ equity	5,000,004	25,208

Total liabilities and stockholders’ equity	$236,144,120	$107,044

(1)	This number includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option.

The accompanying notes are an integral part of the unaudited condensed financial statements.

LEGATO MERGER CORP.

CONDENSED STATEMENTS OF OPERATIONS

	Three months ended June 30, 2021	Six months ended June 30, 2021	For the Period from June 26, 2020 (inception) through June 30, 2020
	(unaudited)	(unaudited)	(unaudited)
General and administrative costs	$375,291	$599,728	$354
Change in fair value of warrants	875,890	447,248	—
Financing cost- derivative warrant liabilities	—	15,748	—

Loss from operations	(1,251,181)	(1,062,724)	(354)
Other income:
Investment income on Trust Account	6,880	43,946	—

Income before income tax provision	(1,244,301)	(1,018,778)	(354)

Net loss	$(1,244,301)	$(1,018,778)	$(354)

Weighted average shares outstanding of common stock, basic and diluted-Public Shares	23,575,000	23,575,000	—

Basic and diluted net income per share, Public Shares	$0.00	$0.00	$—

Weighted average shares outstanding of common stock, basic and diluted-Founders Shares(1)	6,732,036	6,543,471	5,031,250

Basic and diluted net loss per share, Founders Shares	$(0.18)	$(0.16)	$0.00

(1)	This numbers includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option.

The accompanying notes are an integral part of the unaudited condensed financial statements.

LEGATO MERGER CORP.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid- In Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Shares(1)	Amount
For the Three and Six Months Ended June 30, 2021 (unaudited)
Balance at December 31, 2020 (audited)	6,128,036	$613	$25,381	$(786)	$25,208
Sale of units in initial public offering	23,575,000	2,357	235,747,643	—	235,750,000
Offering costs associated with initial public offering	—	—	(5,194,454)	—	(5,194,454)
Sale of private placement units	604,000	60	6,040,000	—	6,040,060
Initial classification of warrant liability	—	—	(730,552)	—	(730,552)
Common stock subject to possible redemption	(23,111,578)	(2,311)	(231,113,469)	—	(231,115,780)
Net income	—	—	—	225,523	225,523

Balance at March 31, 2021 (unaudited)	7,195,458	$719	$4,774,549	$224,737	$5,000,005

Common stock subject to possible redemption	124,430	13	1,244,287	—	1,244,300
Net loss	—	—	—	(1,244,301)	(1,244,301)

Balance at June 30, 2021 (unaudited)	7,319,888	$732	$6,018,836	$(1,019,564)	$5,000,004

	Common Stock		AdditionalPaid- In Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Shares(1)	Amount
For the Period from June 26, 2020 (inception) through June 30, 2020 (unaudited)
Balance at June 26, 2020 (inception)	—	$—	—	$—	—
Net loss	—	—	—	(354)	(354)

Balance at June 30, 2020 (unaudited)	—	$—	$—	$(354)	$(354)

(1)	This numbers includes 768,750 Founders Shares that are no longer subject to forfeiture due to the underwriter’s full exercise of the over-allotment option.

The accompanying notes are an integral part of the unaudited condensed financial statements.

LEGATO MERGER CORP.

CONDENSED STATEMENT OF CASH FLOWS

Six months ended June 30, 2021
(unaudited)
Cash flow from operating activities
Net income	$(1,018,778)
Adjustments to reconcile net income to net cash used in operating activities:
Offering costs attributable to warrants	15,748
Change in fair value of warrant liability	447,248
Investment income on Trust Account	(43,946)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(109,921)
Franchise tax payable	94,841

Net cash used in operating activities	(614,808)

Cash flow from investing activities
Cash deposited in Trust Account	(235,750,000)

Net cash used in investing activities	(235,750,000)

Cash flows from financing activities
Repayment of note payable- related party	(65,000)
Proceeds from initial public offering	235,750,000
Payment of offering costs associated with initial public offering	(5,123,729)
Proceeds from private placement units	6,040,000

Net cash provided by financing activities	236,601,271

Net increase (decrease) in cash	236,463
Cash at beginning of period	3,790

Cash at end of period	$240,253

Supplemental disclosure of non-cash financing activities:
Initial Classification of common stock subject to possible redemption	$200,114,700

Initial classification of warrant liability	$730,552

Change in initial value of common stock subject to possible redemption	29,756,780

The accompanying notes are an integral part of the unaudited condensed financial statements. For the period from June 26, 2020 (inception) through June 30, 2020 there was no cash activity.

LEGATO MERGER CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Note 1 — Organization and Plan of Business Operations

Legato Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on June 26, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses or assets (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, although it has focused on target businesses in the renewables, infrastructure, engineering and construction and industrial industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

All activity through June 30, 2021 relates to the Company’s formation, and the public offering described below and since the public offering, the search for a prospective initial Business Combination and the transaction with Algoma (described below). The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on January 19, 2021. On January 22, 2021, the Company consummated the Initial Public Offering of 20,500,000 units at $10.00 per Unit, generating gross proceeds of $205,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 542,500 units, at a price of $10.00 per unit in a private placement to certain holders of the Company’s founder shares (“Initial Stockholders”) and Earlybird Capital, Inc., the representative of the underwriters in the Initial Public Offering (“EBC”), generating gross proceeds of $5,425,000 (“Private Units”), which is described in Note 5.

On January 25, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 3,075,000 Units issued for an aggregate amount of $30,750,000. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 61,500 private units at $10.00 per unit, generating total proceeds of $615,000.

Transaction costs associated with the underwriters’ full exercise of their over-allotment option amounted to $4,715,000 in cash underwriting fees. A total of $235,750,000 was deposited into the Trust Account.

Following the closing of the Initial Public Offering on January 22, 2021, and the underwriters full exercise of their over-allotment option on January 25, 2021, $235,750,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”) and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination; (ii) the redemption of any Public Shares in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if it does not complete an initial Business Combination within 18 months from the consummation of the Initial Public Offering (the “Combination Period”); or (iii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to pay the Company’s tax obligations, if the Company is unable to complete an initial Business Combination within the Combination Period or upon any earlier liquidation of the Company.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Company’s initial combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less taxes payable) at the time of the signing a definitive agreement in connection with a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the

Company’s officers, directors and initial stockholders (the “Insiders”) have agreed to vote their Founder Shares (as defined in Note 5), the shares of common stock included in the Placement Units (the “Placement Shares”) and any Public Shares held by them in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company will also provide its stockholders with the opportunity to redeem all or a portion of their Public Shares in connection with any stockholder vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of Public Shares if it does not complete an initial Business Combination within the Combination Period. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account, net of taxes payable). There will be no redemption rights with respect to the Company’s warrants in connection with such a stockholder vote to approve such an amendment to the Company’s Amended and Restated Certificate of Incorporation.

The Company will have until the expiration of the Combination Period to consummate its initial Business Combination. If the Company is unable to consummate a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the Trust Account not previously released to the Company to pay its tax obligations and up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and; (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Insiders have agreed to waive their redemption rights with respect to any Founder Shares and Placement Shares, as applicable, (i) in connection with the consummation of a Business Combination, (ii) in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to allow redemption as provided in its charter, and (iii) if the Company fails to consummate a Business Combination within the Combination Period. The Insiders have also agreed to waive their redemption rights with respect to any Public Shares held by them in connection with the consummation of a Business Combination and in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation as described above. However, the Insiders will be entitled to redemption rights with respect to Public Shares if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers (except our independent registered public accounting firm), prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. Crescendo Advisors, LLC, an entity affiliated with Mr. Rosenfeld, the Company’s Chief SPAC Officer, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the Company has not independently verified whether Crescendo Advisors LLC has sufficient funds to satisfy its indemnity obligations, the Company has not asked it to reserve for such obligations and the Company does not believe it has any significant liquid assets.

Proposed Business Combination

On May 24, 2021, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with 1295908 B.C. Ltd., a British Columbia corporation (“Algoma”), and Algoma Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Algoma (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger (“Merger”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Algoma, with the stockholders of the Company becoming shareholders of Algoma.

Algoma is the parent holding company of Algoma Steel Inc., a Canadian fully integrated steel producer of hot and cold rolled steel products, including sheet and plate, whose product applications are used in the automotive, construction, energy, defense, and manufacturing sectors.

Concurrently with the execution of the Merger Agreement, Algoma and the Company entered into subscription agreements with investors for an aggregate investment in the combined company of $100,000,000, contingent upon the consummation of the Merger.

The Merger and the other transactions contemplated by the Merger Agreement are expected to be consummated in the third quarter of 2021, following receipt of the required approval by the Company’s stockholders and the fulfilment of certain other conditions set forth in the Merger Agreement.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s final prospectus for its Initial Public Offering as filed with the SEC on January 21, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates maybe subject to change as more current information becomes available, accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The company considers all short-term investments with an original maturity of three months or less when purchased to be a cash equivalent. The Company had no cash equivalents as of June 30, 2021 and December 31, 2020.

Investments held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in investment income on Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemptions (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021, 22,987,148 shares of common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet.

Offering Costs

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $5,210,204 were charged to stockholders’ equity upon the completion of the Initial Public Offering. Offering costs attributable to the private warrants amounted to $15,748 and were expensed as incurred.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of January 22, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception. Deferred tax assets were deemed de minimis as of June 30, 2021 and December 31, 2020.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 23,575,000 shares of Public Shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods.

The Company’s statements of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Public Shares is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes and funds available to be withdrawn from Trust for working capital purposes, by the weighted average number of Public Shares outstanding since the original issuance. Net income per common share, basic and diluted for Founder Shares is calculated by dividing the net income, less income attributable to Public shares, by the weighted average number of Founder Shares outstanding for the periods.

At June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then participate in the earnings.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, expect per share amounts):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	For the Period from June 26, 2020 (inception) through June 30, 2020
Public Shares
Numerator: Earnings allocable to Public Shares
Investment income on Trust Account	$6,880	$43,946	$—
Less: Company’s portion available to be withdrawn to pay taxes	(6,880)	(43,946)	—

Net income attributable to Public Shares	$—	$—	$—
Denominator: Weighted Averages Public Shares
Public Shares, basic and diluted	23,575,000	23,750,000	—
Basic and diluted net income per Public Shares	$0.00	$0.00	$—
Founders Shares
Numerator: Net income (loss) less net income allocable to Public Shares
Net income (loss)	$(1,244,301)	$(1,018,778)	(354)
Denominator: Weighted Average Founders Shares
Founders Shares, Basic and Diluted	6,732,036	6,543,471	5,031,250
Basic and diluted net loss per Founder share	$(0.18)	$(0.16)	$0.00

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At June 30, 2021 and December 31, 2020, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets and liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statement.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 20,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8).

On January 25, 2021, the Company consummated the closing of the sale of an additional 3,075,000 Units (“Option Units”) at $10.00 per Option Unit pursuant to the underwriters’ exercise in full of their over-allotment option, generating gross proceeds of $30,750,000.

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the initial stockholders and EBC purchased an aggregate of 542,500 Private Units, at $10.00 per Private Unit for a total purchase price of $5,425,000. Each Private Unit consists of one share of common stock or “private share,” and one warrant or “private warrant”. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the private warrants.

On January 25 2021, the Company also consummated the closing of the sale of an additional 61,500 Private Units at $10.00 per Private Unit, generating gross proceeds of $615,000, to the original purchasers of the Private Units in respect of their obligation to purchase such additional Private Units upon the exercise of the underwriters’ over-allotment option.

Note 5 — Related Party Transactions

Founders Shares

In August 2020, the Company issued an aggregate of 5,031,250 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In January 2021, the Company effected a stock dividend of approximately 0.17 shares for each outstanding share resulting in there being an aggregate of 5,893,750 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares included an aggregate of up to 768,750 shares that were subject to forfeiture by the holders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the holders would collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the initial stockholders do not purchase any Public Shares in the Proposed Offering and excluding the Representative Shares (as defined in Note 7)). On January 25, 2021, the underwriters fully exercised their over-allotment option. As a result of the underwriters’ election to fully exercise their over-allotment option, a total of 768,750 Founder Shares are no longer subject to forfeiture.

The holders of the Founder Shares will agree not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a Business Combination and the date on which the closing price of the common shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, one year after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Administrative Service Fee

The Company presently occupies office space provided by an entity controlled by Crescendo Advisors II, LLC. Such entity has agreed that until the Company consummates a Business Combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $15,000 per month to Crescendo Advisors II, LLC for such services commencing on the effective date of the Initial Public Offering. The Company incurred and paid the affiliate $45,000 and $81,290 for such services for the three and six months ended June 30, 2021, respectively.

Promissory Note — Related Party

On August 11, 2020, Eric Rosenfeld, the Company’s Chief SPAC Officer, issued a $65,000 principal amount unsecured promissory note to the Company. The note was non-interest bearing and payable on the earlier of (i) August 10, 2021, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determined not to proceed with the Proposed Public Offering. The outstanding balance at December 31, 2020 was 65,000. The outstanding balance under the Promissory Note of $65,000 was repaid at the closing of the Initial Public Offering on January 22, 2021.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Initial Shareholders, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Working Capital Loans may be convertible into units, at a price of $10.00 per unit, of the post Business Combination entity. As of June 30, 2021 and December 31, 2020, no Working Capital Loans were outstanding.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or completion of a business combination, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the founders’ shares and representative shares issued and outstanding, as well as the holders of the private units and any units our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the representative shares, private units and units issued to our initial stockholders, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 3,075,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On January 25, 2021, the underwriters exercised the over-allotment option to purchase an additional 3,075,000 Units at $10.00 per Unit. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4,715,000 paid upon the closing of the Initial Public Offering.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with the business combination to assist in holding meetings with the shareholders to discuss the potential business combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial business combination, assist in obtaining shareholder approval for the business combination and assist with the press releases and public filings in connection with the business combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of the initial business combination in an amount equal to 3.5% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable); provided that up to 33% of the fee may be allocated in our sole discretion to other third parties who are investment banks or financial advisory firms not participating in this offering that assist in identifying and consummating an initial business combination.

Additionally, the Company will pay EarlyBirdCapital a cash fee equal to 1.0% of the total consideration payable in the proposed business combination if it introduces the Company to the target business with which it completes a business combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the registration statement of which this prospectus forms a part, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering pursuant to FINRA Rule 5110.

Note 7 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 60,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2021, there were 30,307,036 shares of common stock, 234,286 of which are Representative Shares, issued and outstanding (including 22,987,148 shares of common stock subject to forfeiture). At December 31, 2021, there were 6,128,036 shares of common stock issued and outstanding.

Representative Shares

In August 2020, the Company has issued to the designees of EBC 234,286 shares of common stock (the “Representative Shares”) for a nominal consideration (after giving effect to the dividend effected in January 2021). The Company accounted for the Representative Shares as an offering cost of the Proposed Offering, with a corresponding credit to stockholders’ equity. The Company estimated the fair value of Representative Shares to be $994 based upon the price of the Founder Shares issued to the Initial Stockholders. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners.

Note 8 — Warrant Liabilities

As of June 30, 2021, the Company had 23,575,000 Public Warrants and 604,000 Private Warrants outstanding. There were no warrants outstanding at December 31, 2020. The Company has accounted for the Public Warrants as equity while the Private Warrants have been accounted for as liabilities.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided in that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective 90 days following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to the Company’s initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

•	If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The warrants included in the Private Units (“Private Warrants”) are identical to the Public Warrants, except that the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As of June 30, 2021, the Company had 23,575,000 Public Warrants and 604,000 Private Warrants outstanding. There were no warrants outstanding at December 31, 2020.

Note 9 — Fair Value Measurements

At June 30, 2021, assets held in the Trust Account were comprised of $423 in cash and $235,793,523 in a U.S. money market fund. As of June 30, 2021, the Company has not withdrawn any interest income from the Trust Account. There were no assets held in a Trust Account at December 31, 2020.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

June 30, 2021

Description	Quoted Price in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$235,793,946	$—	$—

Liabilities:
Derivative private warrant liabilities	$—	$—	$1,177,800

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers to/from Levels 1, 2, and 3 securities at the end of the reporting period. The Company had approximately $236.0 million and no investments held in the Trust Account as of June 30, 2021 and December 31, 2020, respectively.

Level 1 instruments include investments in U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Private Placement Warrants were estimated using a Monte Carlo model using the quoted underlying common stock. For the three months ended June 30, 2021, the Company recognized an expense on the unaudited condensed statement of operations resulting from an increase in the fair value of liabilities of $875,890 presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations. For the six months ended June 30, 2021, the Company recognized an expense on the unaudited condensed statement of operations resulting from an increase in the fair value of liabilities of $447,248 presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations.

The estimated fair value of the Private Placement Warrants prior to being separately listed and traded, is determined using Level 3 inputs. The features in the warrants that were analyzed and incorporated into the model included the variable term, the exercise features, the reset provisions, the call options and the fundamental transactions terms. The model simulated the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections. This led to a cash flow simulation over the life of the instrument. A discounted cash flow was completed to determine a value for the derivative liability.

The following table provides quantitative information regarding Level 3 fair value measurements inputs utilized to measure the fair value of the Private Placement Warrants at the measurement dates as of June 30, 2021:

June 30, 2021
Volatility	26.0%
Risk Free Rate	0.90%
Estimated Term Remaining	0.17

The change in the fair value of the derivative warrant liabilities for the three and six months ended June 30, 2021 is summarized as follows:

Derivative warrant liabilities as of January 1, 2021	$0
Issuance of Private warrants	$730,552
Change in fair value of derivative warrant liabilities	$(428,642)

Derivative warrant liabilities as of March 31, 2021	$301,910
Change in fair value of derivative warrant liabilities	$875,890

Derivative warrant liabilities as of June 30, 2021	$1,177,800

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued and have determined there are no such transactions to disclose.

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

1295908 B.C. LTD.,

ALGOMA MERGER SUB, INC.,

and

LEGATO MERGER CORP.,

DATED AS OF MAY 24, 2021

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of May 24, 2021, by and among 1295908 B.C. Ltd., a company organized under the laws of the Province of British Columbia (the “Company”), Algoma Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Legato Merger Corp., a Delaware corporation (“SPAC”). Each of the Company, Merger Sub and SPAC shall individually be referred to herein as a “Party” and, collectively, as the “Parties.” The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto. Defined terms used in this Agreement are listed alphabetically in Section 11.1, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, SPAC is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

WHEREAS, Merger Sub is a newly incorporated, direct, wholly-owned subsidiary of the Company, and was formed for the sole purpose of consummating the Transactions.

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company, and declared it advisable, to enter into this Agreement and the Transaction Agreements to which the Company is a party, providing for the Merger and the other Transactions; and (b) approved and recommended, among other things, the approval of, this Agreement, the Transaction Agreements to which the Company is a party and the Transactions by the Company Shareholder.

WHEREAS, the board of directors of Merger Sub has unanimously: (a) determined that it is in the best interests of Merger Sub and the Company (as sole stockholder of Merger Sub), and declared it advisable, to enter into this Agreement and the Transaction Agreements to which Merger Sub is a party, providing for the Merger and the other Transactions; and (b) approved and recommended the adoption and approval of this Agreement by the Company (as sole stockholder of Merger Sub).

WHEREAS, the Company, in its capacity as the sole stockholder of Merger Sub, has: (a) determined that it is in the best interests of Merger Sub, and declared it advisable, for Merger Sub to enter into this Agreement and the Transaction Agreements to which Merger Sub is a party, providing for the Merger and the other Transactions; and (b) approved this Agreement, the Transaction Agreements to which Merger Sub is a party and the Transactions in accordance with Applicable Law, upon the terms and subject to the conditions of this Agreement (the “Merger Sub Stockholder Approval”).

WHEREAS, the Company Shareholder, in its capacity as the sole stockholder of the Company, has (a) determined that it is in the best interests of the Company, and declared it advisable, for the Company to enter into this Agreement and the Transaction Agreement to which the Company is a party, providing for the Merger and the other Transactions; and (b) approved this Agreement, the Transaction Agreements to which the Company is a party and the Transactions in accordance with Applicable Law, upon the terms and subject to the conditions of this Agreement (the “Company Shareholder Approval”).

WHEREAS, the Company Investors with requisite ownership of the Company Parent Shares have approved the Transactions in accordance with Applicable Law and the Company Parent Shareholders Agreement, upon the terms and subject to the conditions of this Agreement (the “Company Investor Approval”).

WHEREAS, the board of directors of SPAC has unanimously: (a) determined that it is advisable, fair to, and in the best interests of SPAC and SPAC’s stockholders (“SPAC Stockholders”) to enter into this Agreement and the Transaction Agreements to which SPAC is a party, providing for the Merger and the other Transactions; and (b) approved and recommended, among other things, the adoption and approval of this Agreement, including authorization of the Merger, by the SPAC Stockholders.

WHEREAS, concurrently with the execution hereof, certain investors (the “PIPE Investors”) have entered into subscription agreements (the “Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase Company Common Shares from the Company or SPAC Shares from SPAC, as specified therein immediately prior to the Effective Time (the “PIPE Investment”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Founders will enter into a transaction support agreement (the “Founder Support Agreement”), pursuant to which, among other things, the Founders will agree to vote in favor of this Agreement and the other Transaction Agreements to which SPAC is or will be a party and the Transactions (including the Merger).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company Shareholder, and the Founders have entered into a lockup agreement (the “Lockup Agreement”), pursuant to which each of the Company Shareholder and the Founders has agreed with the Company to certain restrictions on the transfer of its Company Common Shares.

WHEREAS, pursuant to the Organizational Documents of SPAC, SPAC is required to provide an opportunity for its public shareholders to have their outstanding SPAC Shares redeemed on the terms and subject to the conditions and limitations set forth in this Agreement, SPAC’s Organizational Documents and the Trust Agreement in conjunction with obtaining the SPAC Stockholder Approval.

WHEREAS, for U.S. federal income Tax purposes, the Parties intend that (a) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, (b) this Agreement is and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (c) the Merger will not result in gain being recognized under Section 367(a)(1) of the Code, other than by any SPAC Stockholders who are U.S. persons and who are or will be “five-percent transferee shareholders” within the meaning of Treasury Regulation Section 1.367(a)-3(c)(5)(ii) but who do not enter into gain recognition agreements within the meaning of Treasury Regulation Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8 (the “Intended Tax Treatment”).

WHEREAS, prior to the Closing, the Company shall amend and restate the articles of the Company in the form attached hereto as Exhibit A (the “Restated Articles”) and alter its notice of articles by filing with the Province of British Columbia Registrar of Companies the Notice of Alteration in the form attached hereto as Exhibit B (the “Notice of Alteration”), in each case, with such changes as mutually agreed to by the parties to this Agreement, provided that SPAC’s consent shall not be unreasonably withheld, delayed or conditioned.

WHEREAS, prior to the Closing, the Company shall adopt, with the consent of SPAC and the Company which consents shall not be unreasonably withheld, conditioned, or delayed, an incentive equity plan on the terms and conditions set forth herein, to be effective upon and following the Closing (the “Incentive Equity Plan”).

WHEREAS, prior to the Effective Time, the Company shall effect the Stock Split in accordance with Section 2.1(a).

WHEREAS, following the Stock Split and at the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall merge with and into SPAC (the “ Merger”), with SPAC continuing as the surviving company after the Merger (the “Surviving Company”), as a result of which, SPAC will become a direct, wholly-owned subsidiary of the Company.

WHEREAS, as a result of the Merger, (i) each issued and outstanding share of common stock, par value $0.0001 per share, of SPAC (each, a “SPAC Share”) shall no longer be outstanding and shall automatically be converted into and exchanged for one Company Common Share and (ii) each outstanding SPAC Warrant shall be assumed by the Company and, subject to the terms of the Warrant Agreement, thereafter exercisable to purchase one (1) Company Common Share.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE CLOSING TRANSACTIONS

Section 1.1 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the Merger (the “Closing”), other than the filing of the Certificate of Merger, shall take place by conference call and by exchange of signature pages by email or other electronic transmission at a time and date to be specified in writing by the Company and SPAC, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and manner as the Company and SPAC agree in writing (the date on which the Closing occurs, the “Closing Date”).

Section 1.2 Closing Statements.

(a) On the date of the SPAC Stockholders’ Meeting, SPAC shall deliver to the Company written notice setting forth: (i) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the redemption or conversion of SPAC Shares prior to the Closing pursuant to the Organizational Documents of SPAC (the “SPAC Stockholder Redemptions”); (ii) SPAC’s good faith estimate of the amount of cash that will be in the Trust Account and the amount of SPAC Transaction Costs and Unpaid SPAC Liabilities as of the Closing; and (iii) the number of SPAC Shares and SPAC Warrants to be outstanding as of immediately prior to the Effective Time and after giving effect to the SPAC Stockholder Redemptions (such written notice of (i), (ii) and (iii), together, the “SPAC Closing Statement”); provided; however, if the Closing does not occur within five (5) Business Days of the SPAC Stockholders’ Meeting, SPAC shall deliver to the Company an updated SPAC Closing Statement.

(b) On the date of the SPAC Stockholders’ Meeting, the Company shall provide to SPAC a written notice setting forth: (i) the Company’s good faith estimate of the amount of the Company Transaction Costs and (ii) the number of Company Common Shares that will be issued and outstanding immediately following the transactions described in Section 2.1 (such written notice, the “Company Closing Statement”).

Section 1.3 Closing Deliverables.

(a) At the Closing, SPAC shall:

(i) make any payments required to be made by SPAC or on SPAC’s behalf in connection with the SPAC Stockholder Redemptions pursuant to Section 6.10;

(ii) pay, or cause to be paid, all SPAC Transaction Costs and Unpaid SPAC Liabilities to the applicable payees, to the extent not paid prior to the Closing;

(iii) deliver to the Company an executed resignation from each director and officer listed on Schedule 1.3(a)(iii) of the SPAC Disclosure Letter; and

(iv) deliver to the Company the certificate required to be delivered by SPAC pursuant to Section 7.2(d).

(b) At the Closing, the Company shall:

(i) deliver to SPAC a copy of the Restated Articles and a copy of the Notice of Alteration, as filed with the British Columbia Registrar of Companies and the notice of articles issued by the British Columbia Registrar of Companies in connection therewith; and

(ii) deliver to SPAC the certificate required to be delivered by the Company pursuant to Section 7.3(d).

ARTICLE II

TRANSACTIONS

Section 2.1 Stock Split and LTIP Awards. The following transactions will occur on the Closing Date prior to the Effective Time in the following order:

(a) The Company shall take all actions necessary to effectuate, at that time, a stock split such that each Company Common Share (and for the avoidance of doubt, any option, warrant, right or other security convertible into or exchangeable or exercisable therefor) that is issued and outstanding immediately prior to the Effective Time shall be converted (or made exchangeable or exercisable) into a number of Company Common Shares determined by multiplying each such Company Common Share by the Conversion Factor (the “Stock Split”).

(b) (i) Each LTIP Award that has vested in accordance with the LTIP and that is held by an Eligible Management Shareholder shall be exchanged for a right to acquire a number of Company Common Shares equal to the Conversion Factor (such number of Company Common Shares, the “LTIP Shares”) for an amount per LTIP Share equal to $0.01 divided by the Conversion Factor, the terms and conditions of exercise of which rights (and disposition of Company Common Shares acquired upon exercise thereof) shall be set out in and governed by an agreement between the Company and the Eligible Management Shareholders, and (ii) immediately thereafter, all LTIP Awards and the LTIP shall be cancelled for no consideration.

(c) The Company shall grant or issue to the Company Shareholder, in respect of each outstanding Company Common Share held thereby, and each Management Shareholder, in respect of each LTIP Share underlying the right to be received by such Management Shareholder pursuant to Section 2.1(b)(i), (i) one (1) First Earnout Right, (ii) immediately following the grant of the First Earnout Rights, one (1) Second Earnout Right, (iii) immediately following the grant of the Second Earnout Rights, one (1) Third Earnout Right and (iv) immediately following the grant of the Third Earnout Rights, one (1) Fourth Earnout Right, with the total number of each of the First Earnout Rights, Second Earnout Rights, Third Earnout Rights and Fourth Earnout Rights issued pursuant to this Section 2.1(c) equal to 75,000,000.

(d) No fraction of a Company Common Share will be issued (or, in the case of the rights granted pursuant to Section 2.1(b), issuable) by virtue of the transactions described in Section 2.1(a), (b) or (c), and to the extent the Company Shareholder or a Management Shareholder would otherwise be so entitled to a fraction of a Company Common Share (after aggregating all fractional Company Common Shares that otherwise would be received by the Company Shareholder or such Management Shareholder, as applicable), the Company Shareholder or such Management Shareholder, as applicable, shall instead be entitled to receive such number of Company Common Shares to which the Company Shareholder or such Management Shareholder, as applicable, would otherwise be entitled, rounded up or down to the nearest whole Company Common Share in the case of Section 2.1(a) or (c) and down in the case of Section 2.1(b).

Section 2.2 Earnout Rights. (a) Earnout Statement for First Earnout Event. As soon as practicable after the Company’s completion of the consolidated financial statements for the Group Companies for the three-month period ending December 31, 2021, the Chief Financial Officer of the Company shall deliver to the board of directors of the Company an earnout statement, with detailed calculations, setting forth Adjusted EBITDA and the number of Company Common Shares, if any, to be issued pursuant to the First Earnout Event (the “Earnout Statement”). The board of directors of the Company shall review the Earnout Statement and make any adjustments they determine appropriate, after which the board of directors of the Company shall vote on a resolution to approve the Earnout Statement and, if such resolution is approved by a majority of the board of directors of the Company and a majority of disinterested directors, the Earnout Statement as approved shall be final and binding (the “Final Earnout Statement”).

(b) Issuance of Earnout Shares.

(i) First Earnout Event. Within five (5) Business Days following the date on which the Final Earnout Statement is approved pursuant to Section 2.2(b) (the “First Earnout Event”), (x) the Company shall publicly report the occurrence of the First Earnout Event and the Adjusted EBITDA set forth in the Final Earnout Statement and (y) the First Earnout Rights shall be automatically converted into, and the Company shall issue to the holders of the First Earnout Rights, pro rata based on the percentage of First Earnout Rights held, that number of Company Common Shares set forth below:

(1) if Adjusted EBITDA, as set forth on the Final Earnout Statement, is less than $674,000,000, no Company Common Shares will be issued pursuant to the First Earnout Event;

(2) if Adjusted EBITDA, as set forth on the Final Earnout Statement, is equal to or greater than $674,000,000, an aggregate of 15,000,000 Company Common Shares (the “First EBITDA Earnout Issuance”); plus

(3) if Adjusted EBITDA, as set forth on the Final Earnout Statement, is more than $674,000,000, (x) a percentage (not to exceed 100.0%) of 7,500,000 Company Common Shares based on linear interpolation between $674,000,000 (i.e. 0.0%) and $750,000,000 (i.e. 100.0%); solely for illustrative purposes, if (1) Adjusted EBITDA, as set forth on the Final Earnout Statement, is $712,000,000, the number of Company Common Shares issuable pursuant to this clause (x) shall be 3,7500,000 (i.e. 50.0% of 7,500,000) and (2) Adjusted EBITDA, as set forth on the Final Earnout Statement, exceeds $750,000,000, the number of Company Common Shares issuable pursuant to this clause (x) shall be 7,500,000 (i.e. 100.0% of 7,500,000); minus (y) the number of Company Common Shares, if any, previously issued in connection with the Second Earnout Event (the “Second EBITDA Earnout Issuance”); plus

(4) if Adjusted EBITDA, as set forth on the Final Earnout Statement, is more than $750,000,000, (x) a percentage (not to exceed 100.0%) of 7,500,000 Company Common Shares based on linear interpolation between $750,000,000 (i.e. 0.0%) and $825,000,000 (i.e. 100.0%), minus (y) the number of Company Common Shares, if any, previously issued in connection with the Third Earnout Event (the “Third EBITDA Earnout Issuance”); plus

(5) if Adjusted EBITDA, as set forth on the Final Earnout Statement, is more than $825,000,000, (x) a percentage (not to exceed 100.0%) of 7,500,000 Company Common Shares based on linear interpolation between $825,000,000 (i.e. 0.0%) and $900,000,000 (i.e. 100.0%), minus (y) the number of Company Common Shares, if any, previously issued in connection with the Fourth Earnout Event (the “Fourth EBITDA Earnout Issuance”).

(ii) Second Earnout Event. If the First Price Target is met (the “Second Earnout Event”), within five (5) Business Days thereof the Second Earnout Rights shall be automatically converted into, and the Company shall issue or cause to be issued to the holders of the Second Earnout Rights, pro rata based on the percentage of Second Earnout Rights held, (x) 7,500,000 Company Common Shares, minus (y) the number of Company Common Shares, if any, previously issued in connection with the Second EBITDA Earnout Issuance.

(iii) Third Earnout Event. If the Second Price Target is met (the “Third Earnout Event”), within five (5) Business Days thereof the Third Earnout Rights shall be automatically converted into, and the Company shall issue or cause to be issued to the holders of the Third Earnout Rights, pro rata based on the percentage of Third Earnout Rights held, (x) 7,500,000 Company Common Shares, minus (y) the number of Company Common Shares, if any, previously issued in connection with the Third EBITDA Earnout Issuance.

(iv) Fourth Earnout Event. If the Third Price Target is met (the “Fourth Earnout Event”), within five (5) Business Days thereof the Third Earnout Rights shall be automatically converted into, and the Company shall issue or cause to be issued to the holders of the Third Earnout Rights, pro rata based on the percentage of Third Earnout Rights held, (x) 7,500,000 Company Common Shares, minus (y) the number of Company Common Shares, if any, previously issued in connection with the Fourth EBITDA Earnout Issuance.

(v) Any Company Common Shares issued pursuant to this Section 2.2(b) (such issued Company Common Shares, collectively, the “Earnout Shares”) shall be in full settlement of the applicable Earnout Rights. For the avoidance of doubt, (1) Earnout Shares are issuable in connection with each Earnout Event; provided, however, the maximum number of Earnout Shares issuable in connection with (i) the Second EBITDA Earnout Issuance and the Second Earnout Event, together, shall be 7,500,000, (ii) the Third EBITDA Earnout Issuance and the Third Earnout Event, together, shall be 7,500,000 and (iii) the Fourth EBITDA Earnout Issuance and the Fourth Earnout Event, together, shall be 7,500,000 and (2) if the calculations set forth above with respect to an EBITDA Earnout Issuance or Earnout Event would result in a negative number of Company Common Shares being issued, no Company Common Shares will be issued.

(c) Acceleration Event. If, between the Closing and the five year anniversary of the Closing, there is a Change of Control that will result in the holders of Company Common Shares receiving consideration implying a value per share equal to or in excess of the VWAP required in connection with the Second Earnout Event, Third Earnout Event or Fourth Earnout Event (as adjusted to reflect any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related to the Company Common Shares following the Effective Time), then immediately prior to the consummation of such Change of Control: (i) such Earnout Event that has not previously occurred shall be deemed to have occurred; and (ii) the Second Earnout Rights, the Third Earnout Rights or the Fourth Earnout Rights, as applicable, shall automatically be exercised for and converted into, and the Company shall issue to the holders of the applicable Earnout Rights, the applicable Earnout Shares immediately prior to the closing of such transaction in full settlement of such rights. For the avoidance of doubt, in the event that a Change of Control does not result in the holders of Company Common Shares receiving consideration implying a value per share equal to or in excess of the VWAP required in connection with the Second Earnout Event, Third Earnout Event or Fourth Earnout Event (as adjusted to reflect any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related to the Company Common Shares following the Effective Time), then the Second Earnout Rights, Third Earnout Rights, and/or Fourth Earnout Rights will automatically terminate for no consideration immediately prior to the closing of such transaction.

(d) Termination. Each Earnout Right will automatically terminate at such time as it is no longer possible pursuant to the terms of this Agreement for Company Common Shares to be issued to the holders of such Earnout Right, which in no event will be later than five (5) years and six (6) Business Days after the Closing Date. For the avoidance of doubt, termination of any Earnout Rights in accordance with this Section 2.2(d) shall have no effect on any Earnout Shares issued or issuable prior to such termination.

(e) Contractual Right. Each Earnout Right (i) is solely a contractual right, (ii) will not initially be evidenced by any certificate or other instrument and (iii) does not give the holder thereof any voting rights or the right to receive interest payments.

(f) Register; Transfer. The Company shall maintain a register of Earnout Rights, with the name, address and email address of each holder thereof as well as any other information regarding the holder thereof that the Company reasonably requests (the “Rights Register”). Subject to Applicable Law, including the Securities Act and Canadian Securities Laws, each holder of Earnout Rights may sell, assign, transfer, pledge, encumber or otherwise dispose of (collectively, “Transfer”) such Earnout Rights, in whole or in part; provided, however, at least ten (10) Business Days prior to any proposed Transfer of Earnout Rights, the holder of such Earnout Rights shall notify the Company in writing of the proposed Transfer, including the name, address and email address of the proposed transferee as well as any other information regarding the proposed transferee that the Company reasonably requests, and provide such certifications and/or legal opinions with respect to the proposed Transfer as the Company may reasonably request. Unless the Company reasonably determines, with the advice of counsel, that a proposed Transfer would violate Applicable Law, it shall register the Transfer in the Rights Register.

(g) Company Conduct. The Company shall be free to conduct its business and the business of the Company Group in the manner it determines to be reasonably prudent and in the best interest of the Company but shall not take any action or omit to take any action that is intended or designed to delay, impede or prevent the occurrence of an Earnout Event, the automatic exercise and conversion of Earnout Rights or the issuance of Earnout Shares in respect thereof.

(h) Adjustment to Earnout Shares. The Earnout Shares shall be adjusted to reflect any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related to the Company Common Shares following the Effective Time.

(i) Third-Party Beneficiaries. The provisions of this Section 2.2 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the holders of Earnout Rights, and their respective successors, assigns and transferees, each of whom is an intended third-party beneficiary of this Section 2.2.

Section 2.3 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Parties shall cause the Merger to be effected by filing a certificate of merger (a “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and reasonably agreed by the Parties. For purposes of this Agreement, the “Effective Time” shall mean the time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and has become effective in accordance with the DGCL or such later time as Merger Sub and SPAC may agree and specify in the Certificate of Merger pursuant to the DGCL.

Section 2.4 The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement in accordance with the applicable provisions of the DGCL, Merger Sub shall, automatically and without any action on the part of any Party, be merged with and into SPAC, following which the separate corporate existence of Merger Sub shall cease and SPAC shall continue as the Surviving Company after the Effective Time and as a direct, wholly-owned subsidiary of the Company.

Section 2.5 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.

Section 2.6 Governing Documents. At the Effective Time, the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Company (the “Surviving Company Charter”), except all references to the name of Merger Sub shall be replaced by the name of the Surviving Company, until, thereafter changed or amended as provided therein (except that no such change or amendment shall have the effect of affecting the Company’s obligations pursuant to Section 6.11(a)) or by Applicable Law.

Section 2.7 Directors and Officers of the Surviving Company.

(a) Immediately after the Effective Time, the board of directors of the Surviving Company shall be the board of directors of Merger Sub immediately prior to the Effective Time, until any such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(b) Immediately after the Effective Time, the officers of the Surviving Company shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the applicable provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Company.

Section 2.8 Effect of the Merger on Securities of SPAC and Merger Sub. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parties or any other Person, the following shall occur:

(a) SPAC Units. To the extent any SPAC Units remain outstanding and unseparated, immediately prior to the Effective Time, the SPAC Shares and the SPAC Warrants comprising each such issued and outstanding SPAC Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”) and the holder of each SPAC Unit shall be deemed to hold one (1) SPAC Share and one (1) SPAC Warrant. The SPAC Shares and SPAC Warrants held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.8.

(b) SPAC Shares. At the Effective Time, each issued and outstanding SPAC Share (other than any Excluded Shares and after giving effect to the SPAC Stockholder Redemption) shall be automatically converted into and exchanged for the right to receive from the Exchange Agent, for each SPAC Share, one (1) Company Common Share after giving effect to the Stock Split (the “Merger Consideration”), following which, each SPAC Share shall no longer be outstanding and shall automatically be canceled and shall cease to exist by virtue of the Merger and each former holder of SPAC Shares shall thereafter cease to have any rights with respect to the SPAC Shares, except as provided herein or by Applicable Law. The Company shall use reasonable best efforts to cause the Company Common Shares issued pursuant to this Section 2.8(b) to be issued in book-entry form as of the Effective Time. In respect of the issuance of Company Common Shares pursuant to this Section 2.8(b), an amount shall be added to the capital of the Company Common Shares equal to the lesser of (i) the aggregate fair market value of such Company Common Shares at the Effective Time and (ii) an amount (but no less than zero) equal to (A) the amount by which the aggregate fair market value of the assets of the Surviving Company at the Effective Time (excluding any proceeds attributable to PIPE Shares issued by SPAC to PIPE Investors which are exchanged for Company Common Shares pursuant to the applicable Subscription Agreements) exceeds the aggregate amount of the liabilities of the Surviving Company at the Effective Time minus (B) the amount by which the aggregate fair market value of the assets of Merger Sub immediately prior to the Effective Time exceeds the aggregate amount of the liabilities of Merger Sub immediately prior to the Effective Time.

(c) SPAC Warrants. Pursuant to the terms of the Warrant Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of a SPAC Warrant, each SPAC Warrant that is issued and outstanding immediately prior to the Effective Time shall automatically and irrevocably be converted into one (1) Company Warrant exercisable, in accordance with the terms of the Warrant Agreement, for one (1) Company Common Share.

(d) Merger Sub Shares. At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Shares”) that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one share of common stock, par value $0.0001 per share, of the Surviving Company. The shares of common stock of the Surviving Company shall have the same rights, powers and privileges as the shares so converted and shall constitute the only issued and outstanding share capital of the Surviving Company.

(e) Surviving Company Issuance. In consideration for the issuance by the Company of the Merger Consideration, the Surviving Company shall, at the Effective Time, issue to the Company such number of shares of common stock, par value $0.0001 per share, of the Surviving Company, having an aggregate fair market value (which shall not be less than zero) at that time equal to (i) the amount by which the aggregate fair market value of the assets of the Surviving Company at that time (excluding any proceeds attributable to PIPE Shares issued by SPAC to PIPE Investor which are exchanged for Company Common Shares pursuant to the applicable Subscription Agreements) exceeds the aggregate amount of the liabilities of the Surviving Company at that time minus (ii) the amount by which the aggregate fair market value of the assets of Merger Sub immediately prior to that time exceeds the aggregate amount of the liabilities of Merger Sub immediately prior to that time.

(f) No Liability. Notwithstanding anything to the contrary in this Section 2.8, none of the Parties or the Surviving Company or the Exchange Agent shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. Any portion of the Merger Consideration remaining unclaimed by SPAC Stockholders immediately prior to such time when the amounts would otherwise escheat to, or become property of, any Governmental Entity shall become, to the extent permitted by Applicable Law, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

(g) Excluded Shares. Each SPAC Share held in SPAC’s treasury or owned by the Company or Merger Sub or any other wholly-owned subsidiary of the Company or SPAC immediately prior to the Effective Time (each, an “Excluded Share”), other than an Excluded Share that is a PIPE Share held by the Company, shall be cancelled and shall cease to exist, and no consideration shall be paid or payable with respect thereto. Each Excluded Share that is a PIPE Share held by the Company shall, at the Effective Time, automatically convert into and be exchanged for such number of shares of common stock, par value $0.0001 per share, of the Surviving Company, having an aggregate fair market value (which shall not be less than zero) equal to the proceeds attributable to the issuance of such PIPE Shares.

(h) Adjustment to Merger Consideration. The Conversion Factor shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or stock distribution (including any dividend or distribution of securities convertible into SPAC Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to SPAC Shares occurring on or after the date hereof and prior to the Closing.

Section 2.9 Delivery of Merger Consideration.

(a) Prior to the Effective Time, the Company shall appoint a Person authorized to act as exchange agent in connection with the transactions contemplated by Sections 2.8(a) through (c), which Person shall be reasonably acceptable to SPAC, with Continental being stipulated to be reasonably acceptable to SPAC (the “Exchange Agent”), and enter into an exchange agent agreement reasonably acceptable to the Company and SPAC with the Exchange Agent (the “ Exchange Agent Agreement”) for the purpose of exchanging, upon the terms and subject to the conditions set forth in this Agreement (including Section 2.10), each SPAC Share on the register of members of SPAC and the SPAC Shares issuable immediately prior to the Effective Time.

(b) All Company Common Shares delivered upon the exchange of SPAC Shares in accordance with the terms of this ARTICLE II shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such SPAC Shares and there shall be no further registration of transfers on the register of members of SPAC of the SPAC Shares that were issued and outstanding immediately prior to the Effective Time.

Section 2.10 Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, SPAC, Merger Sub, the Company, the Surviving Company, the Exchange Agent and their respective Affiliates and Representatives shall be entitled to deduct and withhold from any consideration or other amount payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under Applicable Law. If any such withholding is so required in connection with any such payments (other than compensatory payments to employees of the Group Companies), the Party required to so withhold shall use commercially reasonable efforts to provide written notice to the Party in respect of whom such withholding is required to be paid of the amounts to be deducted and withheld no later than five (5) days prior to such payment. To the extent that amounts are so withheld, such amounts shall be (a) duly and timely paid over to the appropriate Governmental Entity, and (b) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon the written request of any Person with respect to which amounts were deducted or withheld, the payor shall provide such Person with a copy of documentary evidence of remittance of such amounts upon request from such Person. The Parties shall cooperate in good faith with any request to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms, declarations or other documents to reduce or eliminate any such deduction or withholding).

Section 2.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub, the officers and directors (or their designees) of the Surviving Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 2.12 Tax Treatment of the Merger. The Parties hereto intend that the Merger qualifies for the Intended Tax Treatment. To the extent applicable, the Parties intend to prepare and file all U.S. income Tax Returns consistently with the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any similar U.S. state, local or non-U.S. law) or a change in Applicable Law; provided, however, nothing in this Section 2.12 shall prevent any Party or any of their respective Affiliates or Representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Entity with respect to the Intended Tax Treatment. Each Party agrees to use commercially reasonable efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Entity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND MERGER SUB

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company and Merger Sub to SPAC in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), the Company and Merger Sub hereby represent and warrant to SPAC as follows:

Section 3.1 Organization and Qualification. The Company is a corporation duly organized and validly existing under the Business Corporations Act (British Columbia) (the “BCBCA”) and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to the Group Companies, taken as a whole. The Company is duly licensed or qualified to do business in each jurisdiction in which such properties and assets are owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary. The Company is not in violation of any of the provisions of the Company’s articles or bylaws. Complete and correct copies of the Company’s Organizational Documents, as amended and in full force and effect as of the date of this Agreement, have been made available to SPAC or its representatives.

Section 3.2 Company Subsidiaries.

(a) The Company’s Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 3.2(a) of the Company Disclosure Letter (the “ Company Subsidiaries”). Each Company Subsidiary has been duly formed or organized and is validly existing under the Applicable Law of its respective jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted, except where the failure to be so formed, organized or existing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Company Subsidiary is in violation of any of the provisions of such Company Subsidiary’s articles or bylaws. Complete and correct copies of the Organizational Documents of each Company Subsidiary have been made available to SPAC or its representatives.

(b) Each Company Subsidiary is duly licensed or qualified to do business in each jurisdiction in which it is conducting business, or the operation, ownership or leasing of its property or assets or the character of its business activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.3 Capitalization.

(a) As of the execution of this Agreement, the authorized share capital of the Company consists of an unlimited number of Company Common Shares, of which 100,000,001 Company Common Shares were issued and outstanding and an unlimited number of Company Preferred Shares, of which 0 Company Preferred Shares were issued and outstanding. All of the issued and outstanding Company Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. Each Company Common Share has been issued in compliance in all material respects with: (x) Applicable Law; and (y) the Company’s Organizational Documents (as in effect at the time of such issuance). Schedule 3.3(a) of the Company Disclosure Letter contains a true and correct list of all Company Common Shares owned by the Company Shareholder as of the execution of this Agreement.

(b) The authorized share capital of Merger Sub is 1,000 Merger Sub Shares. As of the execution of this Agreement, only one Merger Sub Share is issued and outstanding. The sole outstanding Merger Sub Share has been duly authorized, validly issued, fully paid and is non-assessable and is not subject to preemptive rights, and is held by the Company, free and clear of all Liens (other than any restrictions on sales of securities under Applicable Law).

(c) Except as otherwise set forth in this Section 3.3 or in Schedule 3.3(c) of the Company Disclosure Letter, there are no outstanding stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity-based compensation award or similar rights with respect to the Company, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Company

Common Shares or Company Preferred Shares, or other subscriptions, commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of Company Common Shares or Company Preferred Shares, and there are no agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its share capital. Except for the Company’s Organizational Documents and this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings with respect to Company Common Shares.

(d) The outstanding shares of capital stock (or other equity interests) of each of the Company Subsidiaries have been duly authorized and validly issued and (if applicable) are fully paid and non-assessable (where such concepts are applicable) and have not been issued in violation of any preemptive or similar rights. The Company owns beneficially, directly or indirectly, all the issued and outstanding equity interests of such Company Subsidiaries free and clear of any Liens other than (i) as may be set forth on Schedule 3.3(d) of the Company Disclosure Letter; (ii) for any restrictions on sales of securities under applicable securities laws; and (iii) Permitted Liens. There are no outstanding options, warrants, rights or other securities convertible into or exercisable or exchangeable for any shares of capital stock (or other equity interests) of such Company Subsidiaries, any other commitments or agreements providing for the issuance of additional shares (or other equity interests), the sale of treasury shares, or for the repurchase or redemption of such Company Subsidiaries’ shares of capital stock (or other equity interests), or any agreements of any kind which may obligate any Company Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its shares of capital stock (or other equity interests). Except for the equity interests of the Company Subsidiaries set forth on Schedule 3.3(d) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(e) Except as provided for in this Agreement and the other Transaction Agreements and except as set forth in Schedule 3.3(e) of the Company Disclosure Letter, as a result of the consummation of the Transactions, no share capital, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(f) Except as set forth in the Financial Statements, neither the Company nor any Subsidiary has any outstanding bonds, debentures, notes, or other debt securities the holders of which have the right to vote with the Company Stockholders on any matter.

Section 3.4 Due Authorization. Each of the Company and Merger Sub has all requisite corporate power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party; and (b) carry out the Company’s and Merger Sub’s respective obligations hereunder and thereunder and to consummate the transactions contemplated by the Transaction Agreements to which they are a party (including the Merger), in each case, subject to the consents, approvals, authorizations and other requirements described in Section 3.5. The execution and delivery by each of the Company and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party and the consummation by each of the Company and Merger Sub of the Transactions have been duly and validly authorized by all requisite action, including approval by the respective board of directors of the Company and Merger Sub, the Merger Sub Stockholder Approval, the Company Investor Approval and the Company Shareholder Approval, as required by Applicable Law, and, other than the consents, approvals, authorizations and other requirements described in Section 3.5, no other corporate proceeding on the part of the Company or Merger Sub is necessary to authorize this Agreement. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by each of the Company and Merger Sub and (assuming this Agreement constitutes a legal, valid and binding obligation of SPAC) constitute the legal, valid and binding obligation of the Company and Merger Sub (as applicable), enforceable against the Company and Merger Sub (as applicable) in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Remedies Exception”).

Section 3.5 No Conflict; Governmental Consents and Filings.

(a) Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 3.5(b), the execution, delivery and performance of this Agreement (including the consummation by the Company of the transactions contemplated hereby) and the other Transaction Agreements to which each of the Company and Merger Sub is a party, by the Company and Merger Sub do not and will not: (i) violate any provision of, or result in the breach of, any Applicable Law to which any of the Group Companies is subject or by which any property or asset of any of the Group Companies is bound; (ii) conflict with or violate the Organizational Documents of any of the Group Companies; (iii) violate any provision of or result in a breach, default or acceleration of, or require a consent under, any Company Material Contract, or terminate or result in the termination of any Company Material Contract, or result in the creation of any Lien under any Company Material Contract upon any of the properties or assets of any of the Group Companies, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien; or (iv) result in a violation or revocation of any required Approvals, except to the extent that the occurrence of any of the foregoing items would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Assuming the truth of the representations and warranties of SPAC contained in this Agreement, the execution and delivery by each of the Company and Merger Sub of this Agreement and the other Transaction Agreements to which it is a party or the consummation of the Transactions (including the Merger) by the Company and Merger Sub, do not, and the performance of their respective obligations hereunder and thereunder will not, require any consent, notice, approval or authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except for: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a Company Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, Canadian Securities Laws, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which any of the Group Companies is qualified to do business; (iii) the filing of the Certificate of Merger in accordance with the DGCL; and (iv) the filing of the Notice of Alteration in accordance with the BCBCA.

Section 3.6 Legal Compliance; Approvals.

(a) Each of the Group Companies has, since November 30, 2018, complied in all respects with, and is not in violation of, any Applicable Law with respect to the conduct of its business, or the ownership or operation of its business, except for any such non-compliance or violation that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, and no written, or to the Knowledge of the Company, oral notice of material non-compliance with any Applicable Law has been received since November 30, 2018 by any of the Group Companies.

(b) Each Group Company is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and is in compliance with all terms and conditions of such Approvals, in each case, except where the failure to have such Approvals or be in compliance therewith would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing, to suspend, revoke, withdraw, modify or limit any such Approval, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.7 Financial Statements.

(a) Set forth on Schedule 3.7(a) of the Company Disclosure Letter are: (i) the audited consolidated financial statements of Algoma Steel Inc., consisting of the consolidated statements of financial position as at March 31, 2020 and 2019, and the consolidated statements of net income (loss), comprehensive loss, changes in shareholder’s equity and cash flows for the years then ended, and the notes to the consolidated financial statements (the “Audited Financial Statements”); (ii) the condensed interim consolidated financial statements of Algoma Steel Inc., consisting of the consolidated statements of financial position as at December 31, 2020 and March 31, 2020, and the consolidated statements of net income (loss), comprehensive loss, changes in shareholder’s equity and cash flows for the three and nine months ended December 31, 2020 and 2019, and notes to the consolidated financial statements (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). Except as set forth on Schedule 3.7(a) of the Company Disclosure Letter, the Financial Statements present fairly, in all material respects, the consolidated financial position and the consolidated financial performance of Algoma Steel Inc. as of the dates and for the periods indicated in such Financial Statements, and have been prepared in all material respects, in conformity with IFRS (except in the case of the Interim Financial Statements for the absence of footnotes and other presentation items and, in the case of the Interim Financial Statements, for normal year-end adjustments, the effect of which will not, individually or in the aggregate, be material).

(b) Algoma Steel Inc. has established and maintained a system of internal control over financial reporting that are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of Algoma Steel Inc. and its Subsidiaries are being executed and made only in accordance with appropriate authorizations of management of Algoma Steel Inc. and (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets. Neither the Company, any Subsidiary, nor, to the Knowledge of the Company, an independent auditor of Algoma Steel Inc. has identified or been made aware of any significant deficiency or material weakness in the internal control over financial reporting utilized by Algoma Steel Inc.

Section 3.8 No Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of Algoma Steel Inc. of a type required to be reflected or reserved for on a balance sheet prepared in accordance with IFRS, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on the Financial Statements or disclosed in the notes thereto; (b) that have arisen since December 31, 2020 in the ordinary course of business of Algoma Steel Inc.; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to be material to Algoma Steel Inc.

Section 3.9 Absence of Certain Changes or Events. Except as contemplated by this Agreement, between March 31, 2020 and the execution of this Agreement, (a) each of the Group Companies has conducted its business in the ordinary course, except as required by Applicable Law (including COVID-19 Measures) or as reasonably necessary or prudent in light of COVID- 19 and (b) there has not been any change, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.10 Litigation. As of the execution of this Agreement, except as disclosed in Schedule 3.10 of the Company Disclosure Letter and as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are: (a) no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any of the Group Companies or any of their properties or assets, or any of the directors or officers of any of the foregoing in their capacity as such; (b) to the Knowledge of the Company, no facts or circumstances that would reasonably be expected to give rise to any material Legal Proceeding, (c) no pending or, to the Knowledge of the Company, threatened in writing to any of the Group Companies, audits, examinations or investigations by any Governmental Entity against any of the Group Companies; and (d) no pending or threatened in writing Legal Proceedings by any of the Group Companies against any third party.

Section 3.11 Collective Bargaining Agreements.

(a) Except as set forth on Schedule 3.11(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any Collective Bargaining Agreements, certifications, interim certifications, or voluntary recognition agreements with any union, council of trade unions, employee bargaining agency, work council, or any other labor representative of any employees of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any provision under any Collective Bargaining Agreement, except such violations as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth on Schedule 3.11(b) of the Company Disclosure Letter, there are no actual, or to the Knowledge of the Company, pending organizing activities of any union, council of trade unions, employee bargaining agency, work council, or any other labor representative to establish bargaining rights with respect to any employees of the Company or its Subsidiaries.

Section 3.12 Company Benefit Plans.

(a) Schedule 3.12(a) of the Company Disclosure Letter sets forth a true and correct list of all Company Benefit Plans. True and correct copies of the following, as applicable, have been made available to SPAC: (i) the texts of the Company Benefit Plans and all amendments thereto; (ii) copies of all material correspondence since November 30, 2018 with any Governmental Entity relating to a Company Benefit Plan; (iii) the summary plan description or employee booklet for each Company Benefit Plan; (iv) all trust agreements, funding agreements, participation agreements or insurance contracts relating to a Company Benefit Plan; (v) the most recent actuarial report, if any; (vi) the most recent financial report, if any; and (vii) the most recent determination letter from the IRS or evidence of registration under the Tax Act, if any.

(b) All Company Benefit Plans are and have been established, registered (where required), administered and invested (where applicable) in all material respects: (A) in accordance with all Applicable Law; and (B) in accordance with their terms and (C) in accordance with any applicable Collective Bargaining Agreement. No fact or circumstance exists which could adversely affect the tax-preferred or tax-exempt status of any Company Benefit Plan or any related trust entitled to such status.

(c) All current obligations of the Company or any of its Subsidiaries regarding the Company Benefit Plans have been satisfied in all material respects. All material contributions, premiums, payments or Taxes required to be made or paid by the Company or any of its Subsidiaries, as the case may be, under the terms of each Company Benefit Plan, any applicable Collective Bargaining Agreement, or by Applicable Law in respect of Company Benefit Plans have been made and/or accrued in a timely fashion in accordance therewith and with IFRS. Except as set forth on Section 3.12(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any obligations in respect of any defined benefit pension plans or Multiemployer Plans.

(d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(e) Except as set forth on Schedule 3.12(e) of the Company Disclosure Letter, no notice of under-funding, non-compliance, or failure to be in good standing has been received by the Company or any of its Subsidiaries from any Governmental Entity in respect of any Company Benefit Plan, and there is no actual, threatened, pending or, to the Knowledge of the Company, anticipated action relating to a Company Benefit Plan.

(f) Except as set forth on Schedule 3.12(f) of the Company Disclosure Letter, no Company Benefit Plan provides post-retirement or post-employment health or other welfare benefits to or in respect of either the former employees or beneficiaries of the former employees of the Company or any of its Subsidiaries, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, either alone or in connection with any other event(s), give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code or any excise tax owing under Section 4999 of the Code.

(h) Except as set forth on Schedule 3.12(h) of the Company Disclosure Letter, the Company maintains no obligations to gross-up, make-whole or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

Section 3.13 Labor Relations.

(a) Since November 30, 2018, (i) there have been no strikes, work stoppages, slowdowns, or lockouts pending, or, to the Knowledge of the Company, threatened in writing against or involving the Company or any Subsidiary except for those which, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (ii) there have been no arbitrations or grievances or other labor disputes (including unfair labor practice charges, grievances, or complaints) pending, or, to the Knowledge of the Company, threatened in writing against or involving the Company or any Subsidiary involving any employee of the Company or such Subsidiary, except for those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) There are no complaints, charges or claims against the Company pending or, to Knowledge of the Company, threatened in writing before any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment, termination of employment or failure to employ by the Company, of any individual, except for those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company is, and since November 30, 2018 has been, in material compliance with all Applicable Law relating to the employment of labor, including as relating to hiring, termination of employment, wages (including minimum wage and overtime), fringe benefits, social benefits, hours and days of work (including, for the avoidance of doubt, working during rest days and holidays), reasonable accommodation, enforcement of labor laws, child labor, discrimination, harassment, sexual harassment, civil rights, immigration, withholdings and deductions and payments, classification and payment of employees, independent contractors, and consultants, employment equity, collective bargaining, employment practice, occupational health and safety, workers’ compensation, and immigration, except for instances of noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(d) Since November 30, 2018, to the Knowledge of the Company, there have been no employment discrimination or employment or sexual harassment or sexual misconduct allegations raised, brought, threatened, or settled, in each case in writing, relating to any current or former appointed officer or director of any Group Company involving or relating to his or her services provided to any Group Company. The policies and practices of the Group Companies comply with all Applicable Law concerning employment discrimination and employment harassment, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Since November 30, 2018, neither the Company nor any Company Subsidiaries has entered into any material settlement agreements resolving, in whole or in part, allegations of sexual harassment or sexual misconduct by any current or former appointed officer or director.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution and delivery of this Agreement and the other Transaction Agreements to which the Company is a party and the performance of the Company hereunder and thereunder do not require the Company to seek or obtain any consent, engage in consultation with, or issue any notice to any unions or labor organizations.

(f) All contributions and premiums required to be paid to all statutory plans and all necessary statutory withholdings to which the Company and its Subsidiaries are required to comply with, including the Canada Pension Plan and plans administered pursuant to applicable provincial health tax, workers’ compensation or workplace safety and insurance and employment insurance laws, have been paid by Company and its Subsidiaries, as applicable, in accordance with Applicable Law, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.14 Real Property.

(a) Schedule 3.14(a) of the Company Disclosure Letters sets forth a true, correct and complete list of all real property owned by any of the Group Companies (the “Owned Real Property”). Except as, individually or in the aggregate, would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, (i) a Group Company has good and marketable fee simple title to the Owned Real Property free and clear of all Liens, except for Permitted Liens, and (ii) no Group Company owns, holds, has granted or is obligated under any option, right of first offer, right of first refusal or other contractual right to buy, acquire, sell, dispose of or lease any Owned Real Property or any material portion thereof or interest therein.

(b) Schedule 3.14(b) of the Company Disclosure Letter lists, as of the date of this Agreement, all material real property leased, subleased or otherwise occupied by the Group Companies (the “ Leased Real Property”). The Company or one of the Company Subsidiaries has a valid, binding and enforceable leasehold estate in all Leased Real Property. Each of the leases, subleases, occupancy agreements and documents related to any Leased Real Property, including all amendments and modifications thereto and guarantees thereof (collectively, the “Company Real Property Leases”) are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of a Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in material breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Real Property Leases, and no party to any Company Real Property Lease has given any written or, to the Knowledge of the Company, oral, claim or notice of any such material breach, default or event, which individually or in the aggregate, would reasonably be expected to be material to the Group Companies, taken as a whole.

Section 3.15 Taxes. Except as set forth on Schedule 3.15 of the Company Disclosure Letter or, as individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

(a) All Tax Returns required to be filed by the Group Companies have been filed with the appropriate Governmental Entity (taking into account applicable extensions of time to file).

(b) The Group Companies have paid all amounts of their Taxes which are due and payable (regardless of whether shown on a Tax Return). The unpaid liability for Taxes of the Group Companies did not, as of the date of the Interim Financial Statements, exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the Financial Statements, and since such date no Group Company has incurred any liability for Taxes outside the ordinary course of business.

(c) The Group Companies have complied in all respects with all Applicable Law relating to the withholding and remittance of all amounts of Taxes and all Taxes required by Applicable Law to be withheld by the Group Companies have been withheld and paid over to the appropriate Governmental Entity.

(d) The Group Companies have duly and timely collected, any sales or transfer Taxes, including GST/HST and PST, required by Applicable Law to be collected by them, and duly and timely remitted, in all respects, to the appropriate Governmental Entity any such amounts required by Applicable Law to be remitted by them.

(e) No deficiency for any amount of Taxes has been asserted or assessed in writing by any Governmental Entity against any Group Company, which deficiency has not been paid or resolved. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any Tax assessment or deficiency of any Group Company. No Group Company is currently contesting any Tax liability before any Governmental Entity. To the Knowledge of the Company, no audit or other proceeding by any Governmental Entity is currently in progress, pending or threatened in writing against any Group Company with respect to any Taxes due from such entities.

(f) There are no Liens (other than Permitted Liens) for amounts of Taxes upon any of the assets of the Group Companies.

(g) There are no Tax indemnification agreements or Tax Sharing Agreements under which any Group Company could be liable after the Closing Date for any Tax liability of any Person other than one or more of the Group Companies, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like, in each case, that do not relate primarily to Taxes.

(h) Since November 30, 2018, no Group Company has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-deferred treatment under Section 355 of the Code.

(i) No Group Company has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(j) No Group Company has (i) any liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) or as a transferee or a successor; and (ii) in the last two (2) years has not been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes

(k) Since November 30, 2018, no claim has been made in writing by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that it is or may be subject to Tax or required to file Tax Returns in that jurisdiction which claim has not been dismissed, closed or otherwise resolved.

(l) Each Group Company is a Tax resident only in its jurisdiction of formation.

(m) No Group Company has (or has ever had) a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any facts or circumstances with respect to the Company or any of its Subsidiaries, in each case, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

(o) No amount in respect of any outlay or expense that is deductible for the purposes of computing the income of the Company or any of its Subsidiaries for Tax purposes has been owing by the Company or any of its Subsidiaries, as the case may be, for longer than two (2) years to a Person not dealing at arm’s length (for the purposes of the Tax Act) with the Company of any of its Subsidiaries at the time the outlay or expenses was incurred.

(p) For purposes of the Tax Act, neither the Company nor any of its Subsidiaries has acquired material property from or disposed of material property to another Person with whom it was not dealing at arm’s length for consideration other than consideration equal to the fair market value of the property acquired.

(q) The Company and each of its Subsidiaries that carries on business in Canada is duly registered under subdivision (d) of Division V of IX of the Excise Tax Act (Canada) for purposes of goods and services tax and harmonized sales tax (“GST/HST”) and under any similar provincial or territorial sales or transfer Tax statutes (“PST”) in respect of all provincial sales or Transfer Taxes which it is or has been required to collect, all input tax credits claimed by the Company and each such Subsidiary for GST/HST and PST purposes were calculated in accordance with applicable Laws in all material respects, and the Company and each such Subsidiary has in all material respects complied with all registration, reporting, payment, collection and remittance requirements in respect of GST/HST and PST.

(r) None of sections 17, 79, 79.1, 80 to 80.04, inclusive, of the Tax Act (or any similar provision under any applicable Law) have applied or will apply to the Company or any of its Subsidiaries at any time up to and including the Closing Date.

(s) Neither the Company nor any of its Subsidiaries have made (i) a capital dividend election under subsection 83(2) of the Tax Act in an amount which exceeds the amount in its “capital dividend account” at the time of such election, or (ii) an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act in respect of any dividends, paid or deemed by a provision of the Tax Act to have been paid, on any class of shares of its capital.

Notwithstanding anything to the contrary contained in this Agreement, (a) no representation or warranty is being made as to the use or availability of any Tax attribute or credit of any Group Company in any taxable period (or portion thereof) beginning on the day immediately after the Closing Date and (b) nothing in this Agreement (including this Section 3.15) shall be construed as providing a representation or warranty relating or attributable to a taxable period (or portion thereof) beginning on or after the Closing Date (except as specifically contemplated by Section 3.15(g)).

Section 3.16 Environmental Matters.

(a) Each of the Group Companies is, and since November 30, 2018 has been, in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to be material to the Group Companies taken as a whole.

(b) The Group Companies have obtained, hold, are, and since November 30, 2018 have been, in compliance with all permits required under applicable Environmental Laws to permit the Group Companies to operate their assets in a manner in which they are now operated and maintained and to conduct the business of the Group Companies as currently conducted, except where the absence of, or failure to be in material compliance with, any such permit would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) There are no written claims or notices of violation pending or, to the Knowledge of the Company, threatened in writing against any of the Group Companies alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Neither the Group Companies nor, to the Knowledge of the Company, any other Person has disposed of or released any Hazardous Material at, on or under any facility currently or formerly leased or operated by any of the Group Companies or any third-party site, in each case in a manner that would be reasonably likely to give rise to a Company Material Adverse Effect.

(e) None of the Group Companies has agreed to indemnify any Person or assumed by Contract the liability of any third party arising under Environmental Law.

(f) The Group Companies have made available to SPAC copies of all material written environmental reports, audits, assessments, liability analyses, memoranda and studies produced since November 30, 2018 and in the possession of, or conducted by, the Group Companies with respect to compliance or liabilities under Environmental Laws.

Section 3.17 Intellectual Property.

(a) Schedule 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list of: (i) all Owned Intellectual Property that is the subject of an application, filing, issuance, registration or other document filed with or issued or recorded by any Governmental Entity, quasi-governmental authority or domain name registrar (collectively, the “Registered Intellectual Property”) including the applicable jurisdiction, title, application, registration or serial number, date, validity, term/expiration date and record owner and, if different, the legal owner and beneficial owner; and (ii) all material unregistered Trademarks that constitute Owned Intellectual Property. To the Knowledge of the Company, all Registered Intellectual Property (excluding any pending applications included in the Registered Intellectual Property) is valid, subsisting and enforceable and has been maintained effective, subject to any expiration of term under Applicable Law, by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees.

(b) The Company or one of its Subsidiaries (other than Merger Sub) is the sole and exclusive owner of, and possesses, all right, title and interest in and to all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), and has the right to use pursuant to a valid written license, sublicense, or other written Contract or other lawful right, all other material Licensed Intellectual Property and material Company IT Systems.

(c) As of the date of this Agreement and since November 30, 2018, no Group Company has received written notice of any Legal Proceeding pending against the Group Companies, nor to the Knowledge of the Company, has any such Legal Proceeding been threatened in writing (including unsolicited offers to license Patents) against the Company or any of the Group Companies either (A) alleging any Group Company’s infringement, misappropriation or other violation of any Intellectual Property of any third Person; or (B) challenging the ownership, use, registrability, patentability, validity, or enforceability of any Owned Intellectual Property. To the Knowledge of the Company, as of the execution of this Agreement, no Group Company nor the conduct or operation of their respective businesses as currently conducted infringes, misappropriates, or violates the Intellectual Property (other than patents) of any Person, or, to the Knowledge of the Company, the patents of any Person. To the Knowledge of the Company, as of the date of this Agreement, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company as a whole, no other Person is infringing, misappropriating or violating any Owned Intellectual Property and no such claims have been made or threatened in writing against any Person in a written notice sent by any of the Group Companies to any such Person in the past two (2) years in a manner that remains unresolved.

(d) Each of the Group Companies, as applicable, has taken commercially reasonable steps to protect and maintain the secrecy, confidentiality and value of all material Trade Secrets of each Group Company. To the Knowledge of the Company, no material Trade Secret of any of the Group Companies has been disclosed other than subject to a written agreement sufficiently restricting the disclosure and use of such Trade Secret and, to the Knowledge of the Company, no such Person to whom a material Trade Secret of any of the Group Companies has been so disclosed is in violation of any such agreement.

(e) The Company IT Systems are adequate in all material respects for the operation and conduct of the business of the Group Companies as currently conducted.

Section 3.18 Privacy and Data Security.

(a) To the Knowledge of the Company, each of the Group Companies, has at all times materially complied with: (i) all applicable Privacy Laws; (ii) all of the Group Companies’ obligations regarding Personal Information under any Contracts; and (iii) any policy adopted by a Group Company related to privacy, information security or data security. Since November 30, 2018, none of the Group Companies has received any written notice of, nor, to the Company’s Knowledge, has there been any threat of, any investigation, audit, complaint or claim relating to, any Group Company’s use of Personal Information and/or any violation of any Privacy Laws.

(b) To the Knowledge of the Company, each of the Group Companies has implemented and maintained commercially reasonable business continuity and security measures regarding the confidentiality, integrity and availability of the Company IT Systems and Personal Information, in its possession, custody, or under its control, including against loss, theft, misuse or unauthorized Processing, access, use, modification or disclosure.

(c) To the Knowledge of the Company, (i) there have been no material breaches, security incidents, misuse of, or unauthorized Processing of, access to, or disclosure of, any Personal Information in the possession, custody, or control of any of the Group Companies, Processed by the Group Companies; (ii) none of the Group Companies have experienced any material information security incident that has materially compromised the integrity or availability of the Company IT Systems or the data thereon; and (iii) none of the Group Companies have provided or been legally required to provide any notices to any Person in connection with any Personal Information Breach.

Section 3.19 Agreements, Contracts and Commitments.

(a) Schedule 3.19 of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean and each of the following Contracts to which any of the Group Companies is a party, other than any Company Benefit Plan, Company Real Property Lease and the Transaction Agreements:

(i) Each Contract with a vendor or supplier (other than purchase orders entered into in the ordinary course of business) that involved annual payments or consideration furnished by or to any of the Group Companies of more than twenty-five million Dollars ($25,000,000) during the twelve-months ended December 31, 2020 or that the Company reasonably anticipates will involve annual payments or consideration furnished by or to any of the Group Companies of more than twenty-five million Dollars ($25,000,000) during the twelve-months ended December 31, 2021 (each such vendor or supplier, a “Material Supplier”);

(ii) Each note, debenture, other evidence of Indebtedness, credit or financing agreement or instrument or other contract for money borrowed by any of the Group Companies having an outstanding principal amount, in each case, in excess of twenty million Dollars ($20,000,000), other than a Permitted Lien;

(iii) Each guaranty of Indebtedness, direct or indirect, by the Company or a Subsidiary, of any obligation of a third party (other than the Company or any Subsidiary);

(iv) Each Contract for the acquisition or the disposition of any material assets, properties or business divisions entered into by any of the Group Companies involving consideration in an amount in excess of five million Dollars ($5,000,000), in each case, whether by merger, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the ordinary course of business) occurring in the last two (2) years;

(v) Each Contract evidencing a material outstanding obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi) Each Collective Bargaining Agreement;

(vii) Each employment or consulting (with respect to an individual, independent contractor) Contract providing for annual base salary or annual consulting fee payments in excess of three hundred thousand Canadian Dollars (C$300,000) excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company or the applicable Company Subsidiary at will; or (B) provides for severance, notice and/or garden leave obligations of 90 days or less or such longer period as is required by Applicable Law;

(viii) Each joint venture Contract, partnership agreement or limited liability company agreement with a third party (in each case, other than with respect to wholly owned Company Subsidiaries);

(ix) Each Contract (other than those made in the ordinary course of business) that purports to limit or contains covenants expressly limiting in any material respect the freedom of any of the Group Companies to: (A) compete with any Person in a product line or line of business; (B) operate in any geographic area; or (C) solicit customers; and

(x) Each Contract (other than those made in the ordinary course of business): (A) providing for the grant of any preferential rights to purchase or lease any asset of the Group Companies; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies.

(b) All Company Material Contracts are: (i) in full force and effect, subject to the Remedies Exception; and (ii) represent the valid and binding obligations of a Group Company party thereto and, to the Knowledge of the Company, represent the valid and binding obligations of the other parties thereto, in each case, subject to the Remedies Exception. True, correct and complete copies of all written Company Material Contracts have been made available to SPAC. None of the Group Companies nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any of the Company Material Contracts, and no party to any Company Material Contract has given any written or, to the Knowledge of the Company, oral, claim or notice of any such breach, default or event, which individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.20 Insurance. The Group Companies have in full force and effect all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Group Companies as of the date of this Agreement (collectively, the “Insurance Policies”). None of the Group Companies has received any written notice from any insurer under any of the Insurance Policies, canceling, terminating or materially adversely amending any such policy or denying renewal of coverage thereunder. There is no pending material claim by any Group Company against any insurance carrier for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice), which individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.21 Customers and Suppliers.

(a) Schedule 3.21(a) of the Company Disclosure Letter sets forth the top ten (10) customers (by revenue) of the Group Companies for the fiscal year ended March 31, 2021 (collectively, the “Material Customers”) and the amount of consideration paid to the Group Companies, collectively, by each Material Customer during such periods. To the Company’s Knowledge as of the date hereof, no such Material Customer has expressed in writing to a Group Company (i) its intention to cancel or otherwise terminate, or materially reduce, its relationship with the Group Companies, taken as a whole, or (ii) a condition indicating a material breach of the terms of any Company Material Contract with any such Material Customer. To the Company’s Knowledge, no Material Customer has asserted or threatened in writing a force majeure event or provided written notice of an anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic with respect to a Company Material Contract.

(b) Schedule 3.22(b) sets forth the Material Suppliers and the amount of consideration paid to each Material Supplier by the Group Companies, collectively, during the fiscal year ended March 31, 2021. To the Company’s Knowledge as of the date hereof, no Material Supplier has expressed in writing to a Group Company (i) its intention to cancel or otherwise terminate, or materially reduce, its relationship with the Group Companies, taken as a whole, or (ii) a condition indicating a material breach of the terms of any Company Material Contract with such Material Supplier. To the Company’s Knowledge, no Material Supplier has asserted or threatened in writing a force majeure event or provided written notice of an anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic with respect to a Company Material Contract.

Section 3.22 Affiliate Matters. Except: (a) the Company Benefit Plans (or LTIP); (b) Contracts relating to labor and employment matters set forth on Schedules 3.12 and 3.13 of the Company Disclosure Letter; (c) Contracts between or among the Group Companies; (d) indemnification agreements between or among any director or officer of the Group Companies, on the one hand, and any of the Group Companies, on the other; (e) employment agreements and employee confidentiality and other similar agreements with employees; and (f) Contracts entered into on an arm’s length basis and in the ordinary course of business between any of the Group Companies, on the one hand, and a Company Investor or its Affiliates, on the other hand, (g) as set forth in the Financial Statements, (h) the payment of salary, bonuses and other compensation for services rendered, (i) reimbursement for reasonable expenses incurred in connection with any of the Group Companies and (j) as set forth on Schedule 3.22 of the Company Disclosure Letter, none of the Group Companies is party to any Contract with any: (i) present or former officer, director, employee or Company Shareholder or a member of his or her immediate family of any of the Group Companies; or (ii) Affiliate of the Company.

Section 3.23 Information Supplied. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement and Proxy Statement are declared effective or when the Registration Statement and Proxy Statement are mailed to the SPAC Stockholders or at the time of the SPAC Stockholders’ Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Canadian Prospectus will, at the date of the Canadian Prospectus, contain any “misrepresentation” (as defined in Canadian Securities Laws). Notwithstanding the foregoing, the Group Companies make no representations or warranties as to the information contained or incorporated by reference in or omitted from the Registration Statement, the Proxy Statement/Prospectus or the Canadian Prospectus in reliance upon and in conformity with information furnished in writing to the Group Companies by or on behalf of SPAC specifically for inclusion in the Registration Statement, the Proxy Statement/Prospectus or the Canadian Prospectus.

Section 3.24 Absence of Certain Business Practices. Since November 30, 2018: (a) the Group Companies and, to the Knowledge of the Company, their respective directors, officers, employees and any other Persons, in each case, acting on their behalf, in connection with the operation of the business of the Group Companies, have been in material compliance with all applicable Specified Business Conduct Laws and have not knowingly engaged in any activity that would reasonably be expected to result in the Group Companies becoming the subject or target of any sanctions administered by the U.S. or Canadian governments; and (b) none of the Group Companies has (i) received written notice of, or made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to, any actual or potential violation of any Specified Business Conduct Law; or (ii) been a party to or the subject of any pending or, to the Knowledge of the Company, threatened in writing, Legal Proceeding or investigation by or before any Governmental Entity related to any actual or potential violation of any Specified Business Conduct Law. None of the Group Companies, nor, to the Knowledge of the Company, any of their respective directors, executives, officers, employees, or agents is the subject or target of any sanctions, identified on the specially designated nationals or other blocked person list, or the target of restrictive export controls administered by the U.S. or Canadian governments, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, or the European Union.

Section 3.25 Brokers. No broker, finder, investment banker or other Person, other than Jefferies, is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which any of the Group Companies would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which the Company is a party or the transactions contemplated thereby based upon arrangements made by any of the Group Companies or any of their Affiliates.

Section 3.26 PIPE Investment Amount. SPAC and the Company have entered into the Subscription Agreements pursuant to which the PIPE Investors have committed to provide equity financing in the aggregate amount of One Hundred Million Dollars ($100,000,000) (the “PIPE Investment Amount”) through purchases of an aggregate of 10,000,000 Company Common Shares issued by the Company and SPAC Shares issued by SPAC (the “PIPE Shares”) immediately prior to the Effective Time. For the avoidance of doubt, the PIPE Shares reflect a $10.00 per share price. Each PIPE Investor has completed an accredited investor questionnaire customary for financings of the type and size of the PIPE Investment, and the Company has received representations and warranties from each PIPE Investor outside the United States that such PIPE Investor is an eligible investor located outside of the United States (within the meaning of Regulation S under the Securities Act), and representations and warranties from each PIPE Investor in the United States that such PIPE Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is not acquiring the Company Common Shares or SPAC Shares, as applicable, with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

Section 3.27 Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV (AS QUALIFIED BY THE SPAC DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NEITHER SPAC NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY AND MERGER SUB, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO SPAC OR ANY OF ITS BUSINESSES, ASSETS OR PROPERTIES, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NEITHER SPAC, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, MERGER SUB, THE COMPANY SHAREHOLDER, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY SPAC TO THE COMPANY AND MERGER SUB IN ARTICLE IV AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS; AND (B) EXCEPT AS SET FORTH IN ANY REPRESENTATION OR WARRANTY SET FORTH IN ARTICLE IV AND IN THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NEITHER SPAC, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, MERGER SUB, THE COMPANY SHAREHOLDER, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF SPAC IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO SPAC OR ANY OF ITS BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. EACH OF THE COMPANY AND MERGER SUB HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. EACH OF THE

COMPANY AND MERGER SUB ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF SPAC AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS EACH OF THE COMPANY AND MERGER SUB HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF SPAC EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 3.27, CLAIMS AGAINST SPAC, OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS BY SUCH PERSON.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SPAC

Except: (i) as disclosed in the SPAC SEC Reports filed with or furnished to the SEC (and publicly available) at least 48 hours prior to the execution and delivery of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports) excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are generally predictive or cautionary in nature or related to forward-looking statements, and (ii) as set forth in the letter dated as of the date of this Agreement delivered by SPAC to the Company and Merger Sub in connection with the execution and delivery of this Agreement (the “SPAC Disclosure Letter”), SPAC represents and warrants to the Company and Merger Sub as follows:

Section 4.1 Organization and Qualification.

(a) SPAC is duly incorporated corporation, validly existing and in good standing under the laws of the State of Delaware.

(b) SPAC has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(c) SPAC is not in violation of any of the provisions of SPAC’s Organizational Documents. SPAC’s Organizational Documents, as amended to the date of this Agreement, have been made available to the Company and are true, correct and complete.

(d) SPAC is duly qualified or licensed to do business in each jurisdiction where the character of the properties and assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

Section 4.2 SPAC Subsidiaries. SPAC has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

Section 4.3 Capitalization.

(a) The authorized share capital of SPAC consists of (i) 1,000,000 shares of preferred stock, par value of $0.0001 per share (“SPAC Preference Shares”); and (ii) 60,000,000 SPAC Shares, par value $0.0001 per share. As of the execution of this Agreement, assuming the separation of all SPAC Units, SPAC had 30,307,036 SPAC Shares issued and outstanding, including 5,893,750 SPAC Founder Shares, 234,286 SPAC Representative Shares 23,575,000 SPAC Public Shares, and 604,000 SPAC Shares issued as part of the SPAC Private Units, and none are held by SPAC in its treasury, and no SPAC Preference Shares issued or outstanding. All issued and outstanding shares of the capital of SPAC have been duly authorized and validly issued, are fully paid and non-assessable under, not subject to preemptive rights and free and clear of all Liens (other than Permitted Liens).

(b) As of the execution of this Agreement, assuming the separation of all SPAC Units, SPAC has issued 24,179,000 SPAC Warrants, on the terms and conditions set forth in the Warrant Agreement. All outstanding SPAC Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights.

(c) Except for the SPAC Warrants, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock- based performance units, commitments or Contracts of any kind to which SPAC is a party or by which it is bound obligating SPAC to issue, deliver or sell, or cause to be issued, delivered or sold, additional SPAC Shares or any other share capital of SPAC or any other interest or participation in, or any security convertible or exercisable for or exchangeable into SPAC Shares or any other share capital of SPAC or other interest or participation in SPAC.

(d) Each issued and outstanding SPAC Share and SPAC Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Law; and (B) SPAC’s Organizational Documents (as in effect at the time such SPAC Share and SPAC Warrant were issued); and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Law, SPAC’s Organizational Documents or any Contract to which SPAC is a party or otherwise bound by. SPAC has never issued any SPAC Preference Shares.

(e) Each holder of any of SPAC Founder Shares and SPAC Representative Shares: (i) is obligated to vote all of such SPAC Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such SPAC Founder Shares or SPAC Representative Shares pursuant to SPAC’s Organizational Documents.

(f) Except as set forth in SPAC’s Organizational Documents, this Agreement, the Registration Rights Agreement, and Schedule 4.3(f) of the SPAC Disclosure Letter, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which SPAC is a party or by which SPAC is bound with respect to any ownership interests of SPAC.

Section 4.4 Due Authorization. SPAC has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and, to consummate the Transactions (including the Merger). The execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is a party, and the consummation by SPAC of the Transactions (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of SPAC, and no other proceedings on the part of SPAC are necessary to authorize this Agreement or the other Transaction Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby, other than approval from the SPAC Stockholders. This Agreement and the other Transaction Agreements to which SPAC is a party have been duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal, valid and binding obligations of SPAC, enforceable against SPAC in accordance with their terms, subject to the Remedies Exception. Assuming that a quorum of SPAC Stockholders (as determined pursuant to SPAC’s Organizational Documents) is present at the SPAC Stockholder Meeting, the SPAC Transaction Proposals shall require approval by: (a) in the case of clause “(i)” of the definition of SPAC Transaction Proposals, by the affirmative vote of holders of a majority of the outstanding SPAC Shares entitled to vote on such matter; and (b) in the case of all other clauses of the definition of SPAC Transaction Proposals, by the affirmative vote of the holders of at least a majority of the SPAC Shares present in person or represented by proxy at the SPAC Stockholder Meeting and entitled to vote thereat. The foregoing votes are the only votes of any of SPAC’s capital stock necessary in connection with entry into this Agreement by SPAC and the consummation of the transactions contemplated hereby, including the Closing.

Section 4.5 No Conflict; Required Filings and Consents.

(a) Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5(b), the execution, delivery and performance by SPAC of this Agreement or the other Transaction Agreements to which it is a party, nor (assuming approval of the SPAC Transaction Proposals from the SPAC Stockholders is obtained) the consummation of the transactions contemplated hereunder and thereunder do not and will not: (i) conflict with or violate SPAC’s Organizational Documents; (ii) conflict with or violate any Applicable Law to which the SPAC is subject or by which any property or asset of the SPAC is bound; or (iii) violate any provision of or result in a breach, default or acceleration of, or require a consent under, any SPAC Material Contract, or terminate or result in the termination of any SPAC Material Contract, or result in the creation of any Lien under any SPAC Material Contract upon any of the properties or assets of SPAC, or constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, default, acceleration, termination or creation of a Lien, except, with respect to any of the foregoing, as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(b) Assuming the truth of the representations and warranties of the Company and Merger Sub contained in this Agreement, the execution and delivery by SPAC of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, notice, approval, authorization or permit of, or designation, declaration or filing with or notification to, any Governmental Entity, except: (i) any consents, notices, approvals, authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have a SPAC Material Adverse Effect; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, Canadian Securities Laws, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which SPAC is qualified to do business; and (iii) the filing of the Certificate of Merger in accordance with the DGCL. There is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

Section 4.6 Legal Compliance; Approvals. Except as set forth in Schedule 4.6 of the SPAC Disclosure Letter, since its incorporation, SPAC has complied in all material respects with, and is not in violation of, any Applicable Law with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation, to the Knowledge of SPAC, no investigation or review by any Governmental Entity with respect to SPAC has been pending or threatened in writing and no written, or to the Knowledge of SPAC, oral notice of material non- compliance with any Applicable Law has been received by SPAC. SPAC is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and is in compliance with all terms and conditions of such Approvals, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.7 SPAC SEC Reports and Financial Statements.

(a) SPAC has filed all forms, reports, schedules, statements, certifications and other documents, including any exhibits thereto, required to be filed or furnished by SPAC with the SEC under the Exchange Act or the Securities Act since SPAC’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “SPAC SEC Reports”). SPAC has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by SPAC with the SEC to all agreements, documents and other instruments that previously had been filed by SPAC with the SEC and are currently in effect. Except as set forth in Schedule 4.7(a) of the SPAC Disclosure Letter, (i) the SPAC SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes- Oxley Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) the SPAC SEC Reports did not, at the time they were or are filed with the SEC, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports. To the Knowledge of SPAC, none of the SPAC SEC Reports are subject to ongoing SEC review or investigation as of the date hereof. SPAC maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. To the Knowledge of SPAC, each director and executive officer of SPAC has filed with the SEC on a timely basis all statements required with respect to SPAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Except as set forth in Schedule 4.7(b) of the SPAC Disclosure Letter, the financial statements and notes contained or incorporated by reference in the SPAC SEC Reports (collectively, the “ SPAC Financial

Statements”) fairly present, in all material respects, the financial condition and the results of operations, changes in shareholders’ equity and cash flows of SPAC as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Reports.

(c) SPAC has (i) no Indebtedness and (ii) no SPAC Liabilities, except for SPAC Transaction Costs incurred on or prior to the date hereof and other reasonable liabilities and obligations arising in the ordinary course of SPAC’s business.

(d) There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) SPAC has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of SPAC are being executed and made only in accordance with appropriate authorizations of management of SPAC and (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets. Neither SPAC nor, to the Knowledge of SPAC, SPAC’s independent auditors has identified or been made aware of any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC.

Section 4.8 Absence of Certain Changes or Events. Between its incorporation and the date of this Agreement, except as set forth in Schedule 4.8 of the SPAC Disclosure Letter, there has not been: (a) any SPAC Material Adverse Effect; (b) any change in the auditors of SPAC; (c) any revaluation by SPAC of any of its assets, including any sale of assets of SPAC other than in the ordinary course of business; or (d) any action taken or agreed upon by SPAC or any of its Subsidiaries that would be prohibited by Section  5.2 if such action were taken on or after the date hereof without the consent of the Company.

Section  4.9 Litigation. Since its incorporation, except as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect, there are: (a) no Legal Proceedings pending or, to the Knowledge of SPAC, threatened against SPAC or any of its properties or assets, or any of the directors or officers of SPAC in their capacity as such; (b) to the Knowledge of SPAC, no facts or circumstances that would reasonably be expected to give rise to any material Legal Proceeding; (c) no pending or, to the Knowledge of SPAC, threatened in writing to SPAC, audits, examinations or investigations by any Governmental Entity of SPAC; and (d) no pending or threatened in writing Legal Proceedings by SPAC against any third party.

Section 4.10 Business Activities. Since its incorporation, SPAC has not conducted any business activities other than activities: (a) in connection with its organization; or (b) directed toward the accomplishment of a business combination. Except as set forth in SPAC’s Organizational Documents, there is no Contract or Order binding upon SPAC or to which it is a party which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing). Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for the Transactions and the Transaction Agreements, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting a “Business Combination” under SPAC’s Organizational Documents.

Section 4.11 SPAC Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which SPAC is a party (the “SPAC Material Contracts”) is an exhibit to the SPAC SEC Reports.

Section 4.12 SPAC Listing. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “LEGOU.” The issued and outstanding SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ LEGO.” The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “LEGOW.” Since January 22, 2021, SPAC has complied in all material respects with the applicable listing requirements of Nasdaq. There is no action or proceeding pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, the SPAC Public Shares or SPAC Warrants or terminate the listing thereof on Nasdaq. None of SPAC or any of its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Units, the SPAC Shares or SPAC Warrants under the Exchange Act.

Section 4.13 Undisclosed Liabilities. Except as set forth on Schedule 4.13 of the SPAC Disclosure Letter, there is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of SPAC of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the SPAC Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the SPAC Financial Statements in the ordinary course of the operation of business of SPAC; (c) incurred in connection with the transactions contemplated by this Agreement; or (d) which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.14 Trust Account.

(a) As of the date of this Agreement, SPAC has at least Two Hundred Thirty Five Million Seven Hundred Fifty Thousand Dollars ($235,750,000) in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”), effective as of January 19, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), for the benefit of its public shareholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of SPAC under this Agreement are not subject to any conditions regarding SPAC’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b) The Trust Agreement has not been amended or modified and, to the Knowledge of SPAC with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exception. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by SPAC or, to the Knowledge of SPAC, Continental. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to SPAC’s Knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or taxes, (ii) the SPAC Stockholders who shall have elected to redeem their SPAC Public Shares pursuant to the Organizational Documents of SPAC or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Organizational Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the SPAC Stockholders). Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and other taxes from any interest income earned on the Trust Account; (B) to pay liquidation expenses not to exceed $100,000 from any interest income earned on the Trust Account; and (C) to redeem SPAC Public Shares in accordance with the provisions of SPAC’s Organizational Documents. There are no Legal Proceedings pending or, to the Knowledge of SPAC, threatened in writing with respect to the Trust Account.

(c) SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of SPAC to dissolve or liquidate pursuant to SPAC’s Organizational Documents shall terminate, and as of the Effective Time, SPAC shall have no obligation whatsoever pursuant to SPAC’s Organizational Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the transactions contemplated hereby. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and Merger Sub contained herein and the compliance by the Company and Merger Sub with their respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date.

Section 4.15 Taxes. Except as individually or in the aggregate, has not had, and would not reasonably be expected to have, a SPAC Material Adverse Effect:

(a) All Tax Returns required to be filed by SPAC have been filed with the appropriate Governmental Entity (taking into account applicable extensions of time to file).

(b) SPAC has paid all of its Taxes which are due and payable (regardless of whether shown on a Tax Return). The unpaid liability for Taxes of SPAC did not, as of the date of the latest SPAC Financial Statements, exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes) accrued on the SPAC Financial Statements, and since such date SPAC has not incurred any liability for Taxes outside the ordinary course of business.

(c) SPAC has complied in all respects with all Applicable Law relating to the withholding and remittance of all amounts of Taxes and all amounts of Taxes required by Applicable Law to be withheld by SPAC have been withheld and paid over to the appropriate Governmental Entity.

(d) No deficiency for any amount of Taxes has been asserted or assessed by any Governmental Entity in writing against SPAC, which deficiency has not been paid or resolved. To the Knowledge of SPAC, no audit or other proceeding by any Governmental Entity is currently in progress, pending or threatened in writing against SPAC with respect to any Taxes due from SPAC. There are no waivers, extensions or requests for any waivers or extensions of statute of limitations currently in effect with respect to any Tax assessment or deficiency of SPAC. SPAC is not currently contesting any Tax liability before any Governmental Entity.

(e) There are no Tax indemnification agreements or Tax Sharing Agreements under which SPAC could be liable after the Closing Date for any Tax liability of any Person other than SPAC, except for customary agreements or arrangements entered into in the ordinary course of business with customers, vendors, lessors, lenders and the like, in each case, that do not relate primarily to Taxes.

(f) There are no Liens (other than Permitted Liens) for amounts of Taxes upon any of SPAC’s assets.

(g) SPAC has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-deferred treatment under Section 355 of the Code since its incorporation.

(h) SPAC has not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(i) SPAC (i) does not have any liability for the Taxes of another Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law) or as a transferee or a successor; and (ii) in the last two (2) years has not been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes.

(j) Since November 30, 2018, no claim has been made in writing by any Governmental Entity in a jurisdiction in which SPAC does not file Tax Returns that it is or may be subject to Tax or required to file Tax Returns in that jurisdiction, which claim has not been dismissed, closed or otherwise resolved.

(k) SPAC is a Tax resident only in its jurisdiction of formation.

(l) SPAC does not have (and has not ever had) a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) SPAC has not taken or agreed to take any action, and is not aware of any facts or circumstances, in each case, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

Notwithstanding anything to the contrary contained in this Agreement, (a) no representation or warranty is being made as to the use or availability of any Tax attribute or credit of SPAC in any taxable period (or portion thereof) beginning on the day immediately after the Closing Date and (b) nothing in this Agreement (including this Section 4.15) shall be construed as providing a representation or warranty relating or attributable to a taxable period (or portion thereof) beginning on or after the Closing Date (except as specifically contemplated by Section 4.15(e)).

Section 4.16 Information Supplied. None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement and Proxy Statement will, when the Registration Statement and Proxy Statement are declared effective or when the Registration Statement and Proxy Statement are mailed to the SPAC Stockholders or at the time of the SPAC Stockholders’ Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Canadian Prospectus will, at the date of the Canadian Prospectus, include any “misrepresentation” (as defined in Canadian Securities Laws). Notwithstanding the foregoing, SPAC makes no representations or warranties as to the information contained or incorporated by reference in or omitted from the Registration Statement, Proxy Statement, the Proxy Statement/Prospectus or Canadian Prospectus in reliance upon and in conformity with information furnished in writing to SPAC by or on behalf of the Company specifically for inclusion in the Registration Statement, the Proxy Statement/Prospectus or the Canadian Prospectus.

Section 4.17 Employees; Benefit Plans. Other than as described in the SPAC SEC Reports, SPAC has never had any employees or individual independent contractors. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, as of the date hereof, SPAC has no unsatisfied material liability with respect to any officer, employee or individual independent contractor. SPAC does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any plan, program, agreement or arrangement providing compensation or benefits to officers, employees or other individual independent contracts. Neither the execution and delivery of this Agreement or the other Transaction Agreements to which it is a party nor the consummation of the transactions contemplated hereunder or thereunder: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, individual independent contractor or employee of SPAC; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

Section 4.18 Board Approval; Shareholder Vote. The board of directors of SPAC (including any required committee or subgroup of the board of directors of SPAC), as of the date of this Agreement, unanimously (after the recusal of any conflicted directors): (a) approved and declared the advisability of this Agreement, the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereunder and thereunder; and (b) determined that the consummation of the transactions contemplated by the Transaction Agreements to which it is a party is in the best interest of SPAC. Other than the approval from the SPAC Stockholders, no other corporate proceedings on the part of SPAC are necessary to approve the consummation of the transactions contemplated by the Transaction Agreements to which it is a party.

Section 4.19 Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, SPAC owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by SPAC in the operation of its business and which are material to SPAC, free and clear of any Liens (other than Permitted Liens).

Section 4.20 Affiliate Transactions. Other than as set forth on Schedule 4.20 of the SPAC Disclosure Letter, no Contract between SPAC, on the one hand, and any of the present or former directors, officers, employees, shareholders or warrant holders or Affiliates of SPAC (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing.

Section 4.21 Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.22 Brokers. Other than as set forth on Schedule 4.22 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to, nor will be entitled to, either directly or indirectly, any brokerage fee, finders’ fee or other similar commission, for which SPAC would be liable in connection with the transactions contemplated by this Agreement, the other Transaction Agreements to which SPAC is a party or the transactions contemplated thereby based upon arrangements made by SPAC.

Section 4.23 Opinion of Financial Advisor. The board of directors of SPAC has received an opinion of Cassel Salpeter & Co., LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions and limitations set forth therein, the consideration to be received by SPAC Stockholders pursuant to the Merger is fair, from a financial point of view, to the SPAC Stockholders (other than holders of Excluded Shares) and that the fair market value of the Company is at least 80% of the value of the funds held in the Trust Account (excluding taxes payable). A signed copy of such opinion has been provided to the Company (it being agreed that such opinion is for the benefit of the board of directors of SPAC and may not be relied upon by the Company or any other Person).

Section 4.24 State Takeover Statutes; Anti-Takeover Laws. Prior to the execution of this Agreement, the board of directors of SPAC has taken all action necessary so that no restrictive provision of any “business combination,” “fair price,” “moratorium,” “control share acquisition,” “takeover,” “interested shareholder” or other similar anti-takeover Applicable Law (including Section 203 of the DGCL) (“Takeover Laws”) is applicable to this Agreement or the Transactions, including the Merger.

Section 4.25 PIPE Investment Amount. SPAC and the Company have entered into the Subscription Agreements pursuant to which the PIPE Investors have committed to provide equity financing in the aggregate amount of One Hundred Million Dollars ($100,000,000) (the “PIPE Investment Amount”) through purchases of an aggregate of 10,000,000 Company Common Shares issued by the Company and SPAC Shares issued by SPAC (the “PIPE Shares”) immediately prior to the Effective Time. For the avoidance of doubt, the PIPE Shares reflect a $10.00 per share price. Each PIPE Investor has completed an accredited investor questionnaire customary for financings of the type and size of the PIPE Investment, and SPAC has received representations and warranties from each PIPE Investor outside the United States that such PIPE Investor is an eligible investor located outside of the United States (within the meaning of Regulation S under the Securities Act), and representations and warranties from each PIPE Investor in the United States that such PIPE Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is not acquiring the Company Common Shares or SPAC Shares, as applicable, with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

Section 4.26 Disclaimer of Other Warranties. SPAC HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NONE OF THE COMPANY, MERGER SUB, ANY OF THEIR SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO SPAC, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE GROUP COMPANIES, THE COMPANY SHAREHOLDER (OR ANY HOLDER OF DERIVATIVE SECURITIES OF THE COMPANY), OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, MERGER SUB, ANY OF THE COMPANY SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO SPAC OR ITS AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY AND MERGER SUB TO SPAC IN ARTICLE III (AS

QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS; AND (B) EXCEPT AS SET FORTH IN ANY REPRESENTATION OR WARRANTY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, NONE OF THE COMPANY, MERGER SUB NOR ANY OF THE COMPANY SUBSIDIARIES, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO SPAC, OR ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO SPAC OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY AND MERGER SUB IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, MERGER SUB, ANY OF THE COMPANY SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. SPAC HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. SPAC ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, MERGER SUB, THE COMPANY SUBSIDIARIES AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, SPAC HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.26, CLAIMS AGAINST THE COMPANY, MERGER SUB OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF INTENTIONAL FRAUD IN THE MAKING OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE III (AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER AND THE DOCUMENTS REFERRED TO THEREIN) AND THE REPRESENTATIONS AND WARRANTIES IN THE TRANSACTION AGREEMENTS, BY SUCH PERSON.

ARTICLE V

CONDUCT PRIOR TO THE CLOSING DATE

Section 5.1 Conduct of Business by the Company and the Company Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall, and shall cause each of the Company Subsidiaries to, carry on in the ordinary course of business, except: (x) to the extent that SPAC shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (y) as required by Applicable Law (including COVID-19 Measures) or as reasonably necessary or prudent in light of COVID-19; or (z) as required or expressly permitted by this Agreement (including as contemplated by the PIPE Investment) or the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement (including as contemplated by the PIPE Investment) or the Company Disclosure Letter, or as required by Applicable Law (including COVID- 19 Measures) or as reasonably necessary or prudent in light of COVID-19, without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a) except as otherwise required by existing Company Benefit Plans or the Contracts listed on Section 3.19 of the Company Disclosure Letter, adopt, enter into or materially amend any equity or equity-based compensation plan;

(b) except for: (x) transactions between or among the Group Companies, (y) in connection with the Stock Split, or (z) issuance of securities of the Company that are counted in the definition of Conversion Factor: (i) split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant or effect any similar change in capitalization; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company, except in connection with the termination or resignation of any employees, directors or officers of the Group Companies; (iii) declare, set aside or pay any dividend or make any other distribution; or (iv) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities of the Group Companies, or any securities convertible into or exchangeable for shares of capital stock or other equity securities of the Group Companies, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities of the Group Companies, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock, equity securities or convertible or exchangeable securities;

(c) amend its Organizational Documents (other than in connection with the Restated Articles and the Notice of Alteration) except in order to effect the Transactions or the other Transaction Documents, or form or establish any Subsidiary;

(d) (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(e) sell, lease, divest or transfer, or otherwise dispose of, material tangible assets or material properties with a value in excess of five million Dollars ($5,000,000), or agree to do any of the foregoing, other than, in each case, (i) in the ordinary course of business or (ii) with respect to obsolete assets;

(f) (i) issue or sell any debt securities or rights to acquire any debt securities or guarantee any debt securities of another Person; (ii) make, create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies; (iii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness except in the ordinary course of business consistent with past practice; (iv) except in the ordinary course of business consistent with past practice, create any material Liens on any material property or material assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); or (v) cancel or forgive any Indebtedness owed to any of the Group Companies;

(g) make, incur or commit to make or incur, or authorize any capital expenditures other than capital expenditures consistent in the aggregate with the capital expenditure plan disclosed to SPAC;

(h) other than any Transaction Litigation, which is subject to Section 6.19, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets, except in the ordinary course of business or where such Legal Proceedings are covered by insurance or involve only the payment of monetary damages in an amount less than fifteen million Dollars ($15,000,000) in the aggregate;

(i) except in the ordinary course of business consistent with past practices: (i) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract; (ii) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; or (iii) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract;

(j) except as required by IFRS (or any interpretation thereof) or Applicable Law, make any change in accounting methods, principles or practices;

(k) except in the ordinary course of business: (i) make, change or rescind any Tax election (other than, in the sole discretion of the Company Shareholder, in connection with the transfer of all of the issued and outstanding shares in the capital of Algoma Steel Holdings Inc. to the Company); (ii) settle or compromise any material Tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for Tax purposes; (iv) file any amended Tax Return that could materially increase the Taxes payable by the applicable Group Company; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any material claim for a refund of Taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Law) with any Governmental Entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

(l) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of the Company;

(m) subject to Section 5.1(a), enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to the agreements set forth on Schedule 5.1(m) of the Company Disclosure Letter as existing on the date of this Agreement;

(n) (i) limit the rights of any Group Company in any respect: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any Person; or (ii) grant any exclusive or similar rights to any Person;

(o) terminate or amend, in a manner materially detrimental to any Group Company, any insurance policy insuring the business of any Group Company

(p) transfer, sell, assign, or license to any Person, grant any security interest in or otherwise encumber or dispose of, or otherwise extend, amend or modify any material rights to any material Owned Intellectual Property or enter into agreements to transfer or license to any Person material future Intellectual Property rights, but only to the extent the foregoing would reasonably be expected to materially adversely impact the business of the Company and its Subsidiaries, taken as a whole;

(q) abandon, allow to lapse, disclaim or dedicate to the public, or fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect, or to maintain the ownership, validity, and enforceability of, any material Registered Intellectual Property, but only to the extent the foregoing would reasonably be expected to materially adversely impact the business of the Company and its Subsidiaries, taken as a whole; or

(r) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1(a) through (q) above.

Section 5.2 Conduct of Business by SPAC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall carry on in the ordinary course of business, except: (a) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed); (b) as required by Applicable Law (including COVID- 19 Measures) or as reasonably necessary or prudent in light of COVID-19; or (c) as required or expressly permitted by this Agreement (including as contemplated by the PIPE Investment) or the SPAC Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement (including as contemplated by the PIPE Investment) or the SPAC Disclosure Letter, or as required by Applicable Law (including COVID-19 Measures) or as reasonably necessary or prudent in light of COVID-19, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall not do any of the following:

(a) declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or warrants or split, combine or reclassify any capital stock or warrants, effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any similar change in capitalization;

(b) purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of SPAC except in connection with SPAC Stockholder Redemptions;

(c) except in connection with SPAC Borrowings, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d) amend its Organizational Documents or form or establish any Subsidiary;

(e) (i) merge, consolidate or combine with any other Person; or (ii) acquire or agree to acquire (whether by merger, consolidation or acquisition of securities or a substantial portion of the assets of) any corporation, partnership, association or other business organization or division or assets thereof;

(f) (i) incur any Indebtedness, except SPAC Borrowings; (ii) create any material Liens on any material property or assets of SPAC in connection with any Indebtedness thereof (other than Permitted Liens); (iii) cancel or forgive any Indebtedness owed to SPAC; or (iv) make, incur or commit to make or incur any capital expenditures;

(g) other than any Transaction Litigation, which is subject to Section 6.19, commence, release, assign, compromise, settle or agree to settle any Legal Proceeding;

(h) except as required by GAAP (or any interpretation thereof) or Applicable Law, make any change in accounting methods, principles or practices;

(i) except in the ordinary course of business: (i) make, change or rescind any Tax election; (ii) settle or compromise any material Tax claim outside the ordinary course of business; (iii) change (or request to change) any material method of accounting for Tax purposes; (iv) file any amended Tax Return that could materially increase the Taxes payable by SPAC; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any material claim for a refund of Taxes; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Applicable Law) with any Governmental Entity; or (viii) knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment;

(j) (i) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up of SPAC or (ii) liquidate, dissolve, reorganize or otherwise wind-up the business or operations of SPAC;

(k) enter into or amend any agreement with, or pay, distribute or advance any assets or property to, or waive any provision or fail to enforce any provision with any agreement with, any of its officers, directors, employees, partners, stockholders or other Affiliates;

(l) engage in any material new line of business;

(m) amend the Trust Agreement or any other agreement related to the Trust Account; or

(n) agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.2(a) through (m) above.

Section 5.3 No Control. Nothing contained in this Agreement shall give the Company or SPAC, directly or indirectly, any right to control or direct the operations of the other Party prior to the Closing. Prior to the Closing, each of the Company and SPAC shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Registration Statement; Shareholder Meetings.

(a) Registration Statement.

(i) As promptly as practicable after the execution of this Agreement, (x) SPAC and the Company shall jointly prepare and the Company shall file with the SEC, mutually acceptable materials (such acceptance not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable) which shall include the proxy statement of SPAC to be filed with the SEC as part of the Registration Statement and sent to the SPAC Stockholders relating to the SPAC Stockholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”), (y) the Company shall prepare (with SPAC’s reasonable cooperation) and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus (the “Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of Company Common Shares to be exchanged for the issued and outstanding SPAC Shares, the Company Common Shares to be issued upon exercise of Company Warrants, and, if required by Applicable Law, the Company Warrants, and (z) the Company shall prepare (with SPAC’s reasonable cooperation) and file with the Ontario Securities Commission (the “OSC”) a preliminary non-offering prospectus in respect of the Company (together with all amendments thereto, the “Canadian Prospectus”). Each of SPAC and the Company shall use its reasonable best efforts (which shall include causing their respective counsel and advisors to provide required opinions and consents) to (A) cause the Registration Statement, including the Proxy Statement/Prospectus, and the Canadian Prospectus, to comply with the rules and regulations promulgated by the SEC and the OSC, respectively, (B) to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and to cause the final Canadian Prospectus to be filed and definitively receipted by the OSC as promptly as practicable after the Closing Date and (C) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. In the event there is any tax opinion or other opinion or consent required to be provided in connection with the Registration Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company, SPAC or their respective tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment and no such opinion or consent (or the delivery thereof) shall be a condition to the Closing. The Company also agrees to use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Transactions, and SPAC shall furnish all information concerning itself and its equityholders as may be reasonably requested in connection with any such action. Each of SPAC and the Company agrees to furnish to the other Party and its Representatives all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, including the Proxy Statement/Prospectus, the Canadian Prospectus, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of SPAC or the Group Companies to any regulatory authority (including Nasdaq) in connection with the Merger and the Transactions (the “Transaction Filings”). SPAC will cause the Proxy Statement to be mailed to the SPAC Stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

(ii) The Company will advise SPAC, reasonably promptly after the Company receives notice thereof, of the time when the Registration Statement or the Canadian Prospectus has become effective or receipted, as applicable, or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Common Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or by the OSC for the amendment of the Canadian Prospectus or requests by the SEC or OSC for additional information. SPAC and its counsel, on the one hand, and the Company and its counsel, on the other hand, shall be given a reasonable opportunity to review and comment on the Registration Statement, the Proxy Statement, the Canadian Prospectus and any Transaction Filings each time before any such document is filed with the SEC or OSC, as applicable, and the other Party shall give reasonable and good faith consideration to any comments made by SPAC and its counsel or the Company and its counsel, as applicable. The Company, on the one hand, and SPAC, on the other hand, shall provide the other Party and its counsel with (A) any comments or other communications, whether written or oral, that SPAC or its counsel or the Company or its counsel, as the case may be, may receive from time to time from the SEC or its staff or the OSC, as applicable, with respect to the Registration Statement, the Proxy Statement, the Canadian Prospectus or any Transaction Filings, in each case, promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of SPAC or the Company, as applicable, to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given).

(iii) If at any time prior to the Effective Time any information relating to the Company, SPAC or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or SPAC, which is required to be set forth in an amendment or supplement to the Registration Statement, the Proxy Statement or the Canadian Prospectus, so that neither the Registration Statement or the Proxy Statement would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Registration Statement or the Proxy Statement, in light of the circumstances under which they were made, not misleading, or the Canadian Prospectus would include any “misrepresentation” (as defined in Canadian Securities Laws), the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC or the OSC, as applicable, and, to the extent required by Applicable Law, disseminated to SPAC Stockholders.

(b) SPAC Stockholders’ Meeting.

(i) SPAC shall, as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act, establish a record date for, duly call and give notice of, convene and hold a meeting of SPAC Stockholders (the “SPAC Stockholders’ Meeting”), in each case in accordance with SPAC’s Organizational Documents and Applicable Law, solely for the purpose of (x) providing SPAC Stockholders with the opportunity to redeem SPAC Public Shares, (y) obtaining all requisite approvals and authorizations from the SPAC Stockholders in connection with the Transactions (including the SPAC Stockholder Approval) at the SPAC Stockholders’ Meeting and (z) related and customary procedural and administrative matters. SPAC shall, through unanimous (after the recusal of any conflicted directors) approval of its board of directors, recommend to the SPAC Stockholders the adoption and approval of the SPAC Transaction Proposals by the SPAC Stockholders (the “SPAC Board Recommendation”). SPAC shall use its reasonable best efforts to obtain such approvals and authorizations from the SPAC Stockholders at the SPAC Stockholders’ Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Law for the purpose of seeking such approvals and authorizations from the SPAC Stockholders, and minimize redemptions of SPAC Public Shares by SPAC Stockholders.

(ii) Subject to the provisos in the following sentence, SPAC shall include the SPAC Board Recommendation in the Proxy Statement. The board of directors of SPAC shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the SPAC Board Recommendation (a “SPAC Change in Recommendation”); provided, that the board of directors of SPAC may make a SPAC Change in Recommendation prior to receipt of the SPAC Stockholder Approval if it is required to do so by Applicable Law; provided, however, that for the avoidance of doubt, it is hereby clarified that the board of directors of SPAC shall not be entitled to exercise its rights to make a SPAC Change in Recommendation pursuant to this Section 6.1(b) as a result of an offer, proposal or inquiry relating to any merger, sale of ownership interests and/or assets, recapitalization or similar transaction involving SPAC. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting for the purpose of seeking approval from the SPAC Stockholders shall not be affected by any SPAC Change in Recommendation, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting and submit for the approval of the SPAC Stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 6.1(b), regardless of whether or not there shall have occurred any SPAC Change in Recommendation.

(iii) SPAC shall be entitled to postpone or adjourn the SPAC Stockholders’ Meeting: (i) to the extent required by Applicable Law; (ii) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of SPAC has determined in good faith is required by Applicable Law is disclosed to SPAC Stockholders with sufficient time prior to the SPAC Stockholders’ Meeting for SPAC Stockholders to consider the disclosures contained in such supplement or amendment; (iii) if, as of the time for which the SPAC Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient SPAC Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the SPAC

Stockholders’ Meeting; (iv) in order to solicit additional proxies from SPAC Stockholders for purposes of obtaining approval from the SPAC Stockholders; or (v) to continue to attempt to satisfy all conditions to Closing; provided, that, the SPAC Stockholders’ Meeting may not be adjourned or postponed to a date that is more than twenty (20) days after the date for which the SPAC Stockholders’ Meeting was originally scheduled (excluding any postponements or adjournments required by Applicable Law) without the prior written consent of the Company (except that the Company may not unreasonably fail to consent to one further extension if the Company determines the purpose of such extension is reasonable and the length of such extension is no more than five (5) additional days, which the parties have deemed to be reasonable), and provided the SPAC Stockholders’ Meeting is held no later than four (4) Business Days prior to the Outside Date; provided, further, that in the event of a postponement or adjournment the SPAC Stockholders’ Meeting shall be reconvened as promptly as practicable following such time as the matter causing the postponement or adjournment has been resolved.

Section 6.2 Employee Matters.

(a) Equity Plan. Prior to the Closing Date, the Company shall approve and adopt the Incentive Equity Plan, based on the terms and conditions as reasonably mutually agreed upon between SPAC and the Company (provided neither Party will unreasonably withhold, condition or delay its agreement) to be effective upon and following the Closing, with the number of Company Common Shares allocated under the Incentive Equity Plan equal to five percent (5%) of the total number of the Company Common Shares outstanding immediately following the Closing (on a fully-diluted basis assuming the conversion of all securities convertible into Company Common Shares). As soon as practicable following the Closing, the Company shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Company Common Shares issuable under the Incentive Equity Plan. Notwithstanding this Section 6.2(a), if the Company reasonably determines that it would be beneficial to any recipient to grant options pursuant to the Incentive Equity Plan to such recipient prior to the Closing Date (but contingent on the Closing occurring), the parties will discuss in good faith the possibility of doing so and, if the Company reasonably determines to do so, will cooperate in good faith and use their reasonable best efforts to do so.

(b) No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, all provisions contained in this Section 6.2 are included for the sole benefit of SPAC and the Company, and nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of SPAC, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

Section 6.3 Regulatory Approvals. Each Party will promptly provide the other with copies of all substantive written communications (and memoranda setting forth the substance of all substantive oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions as appropriate. Without limiting the foregoing, SPAC and the Company shall: (i) promptly inform the other of any substantive communication to or from any Governmental Entity regarding the Transactions; (ii) permit each other to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Legal Proceeding with respect to the Transactions, subject to the requirements of Section 6.19; (iv) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Legal Proceeding; and (vi) promptly furnish each other with copies of all correspondence, filings and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions. SPAC, on the one hand, and the Company, on the other hand, shall each pay fifty percent (50%) of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions.

Section 6.4 Other Filings; Press Release.

(a) As promptly as practicable after execution of this Agreement, SPAC will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Promptly after the execution of this Agreement, SPAC and the Company shall also issue a mutually agreed joint press release announcing the execution of this Agreement. Prior to Closing, the Company shall prepare a press release announcing the consummation of the Transactions hereunder, the form and substance of which shall be approved in advance by SPAC, which approval shall not be unreasonably withheld, conditioned or delayed (“Closing Press Release”). Concurrently with the Closing, the Company shall issue the Closing Press Release.

Section 6.5 Confidentiality; Access to Information.

(a) SPAC and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. In the event that this Section 6.5(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any other Transaction Agreement that contemplates the disclosure, use or provision of information or otherwise, then the Confidentiality Agreement shall govern and control to the extent of such conflict.

(b) Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, any other Transaction Agreement or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by SPAC or its Affiliates, or SPAC, in the case of a public announcement by the Company or its Affiliates (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) for routine disclosures to Governmental Entities made by the Company in the ordinary course of business; (ii) if such announcement or other communication is required by Applicable Law, in which case the disclosing Party shall, to the extent permitted by Applicable Law, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (iii) if such announcement or other communication is made in connection with SPAC or the Company’s fundraising or other investment related activities, in each case, in connection with the Transactions, and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality to the disclosing Party; (iv) to the extent such announcements or other communications are consistent with information previously disclosed in a public statement, press release or other communication previously approved or made in accordance with Section 6.4 or this Section 6.5(b); (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement; and (vi) communications to employees of the Group Companies, and to customers and suppliers of the Group Companies for purposes of seeking any consents and approvals required in connection with the Transactions, and then only to the extent such communications are consistent with information previously disclosed in a public statement, press release or other communication previously approved or made in accordance with Section 6.4.

(c) Subject to the Confidentiality Agreement, the Company will afford SPAC and its financial advisors, accountants, counsel and other representatives who have a need to know such information reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of the Group Companies during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Group Companies, as SPAC may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of the Company and (ii) limited as required by the Company’s policies or Applicable Law in connection with COVID-19 (including the COVID-19 Measures). Subject to the Confidentiality Agreement, SPAC will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the books, records and personnel of SPAC during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of SPAC, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be (i) conducted in a manner not to unreasonably interfere with the businesses or operations of

SPAC and (ii) limited as required by SPAC’s policies or Applicable Law in connection with COVID-19 (including the COVID- 19 Measures). Notwithstanding the foregoing, neither the Company nor SPAC, nor any of their respective Subsidiaries or Representatives, shall be required to provide, or cause to be provided to, the other party any information if and to the extent doing so would (A) violate any Applicable Law to which the Company or SPAC, as applicable, is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third- party, (C) violate any legally binding obligation of the Company or SPAC, as applicable, with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company or SPAC, as applicable, under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company and SPAC shall each use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Applicable Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Applicable Law).

Section 6.6 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the Merger and the other transactions contemplated by the Transaction Agreements to which it is a party. Each of the Parties agrees to use reasonable best efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in ARTICLE VII to be satisfied; (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and third parties, and to make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); and (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

(b) Notwithstanding anything herein to the contrary, nothing in this Section 6.6 shall be deemed to require any Party to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent).

Section 6.7 No Claim Against Trust Account. The Company acknowledges that SPAC has established the Trust Account for the benefit of its public shareholders. For and in consideration of SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and its Affiliates, directors, officers, employees, Representatives, Subsidiaries, and the Company Shareholder) hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account, and agrees not to seek recourse against the Trust Account or any funds distributed therefrom regardless of whether such right, title interest or claim of any kind arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on Contract, tort, equity or any other theory of legal liability. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against SPAC pursuant to this Agreement for legal relief against monies or other assets of SPAC held outside the Trust Account (other than distribution therefrom directly or indirectly to SPAC’s public shareholders), or for specific performance or other equitable relief in connection with the transactions contemplated in this Agreement and the Transaction Agreements or for intentional fraud in the making of the representations and warranties in ARTICLE IV. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company. This Section  6.7 shall survive the termination of this Agreement for any reason.

Section 6.8 Company and SPAC Securities Listings.

(a) From the date hereof through the Closing, SPAC shall use its reasonable best efforts to ensure SPAC remains listed as a public company on, and for SPAC Shares and SPAC Warrants to be listed on, Nasdaq. Prior to the Closing Date, SPAC shall cooperate with the Company and use reasonable best efforts to take such actions as are reasonably necessary or advisable to cause the SPAC Shares and SPAC Warrants to be delisted from Nasdaq and deregistered under the Exchange Act with such delisting and deregistration effective as soon as practicable following the Effective Time.

(b) From the date hereof through the Closing, SPAC will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under Applicable Law.

(c) The Company will use its reasonable best efforts to cause: (i) the Company’s initial listing application with Nasdaq in connection with the Transactions to have been approved and the Company’s initial listing application with the Toronto Stock Exchange (the “TSX”) in connection with the Transactions to have been conditionally approved; (ii) the Company to satisfy all applicable initial listing requirements of Nasdaq and TSX; and (iii) the Company Common Shares to be issued and the Company Warrants to be assumed in accordance with this Agreement to be approved for listing on Nasdaq and the TSX (and SPAC shall reasonably cooperate in connection therewith), subject to official notice of issuance or conditional listing approval, as applicable, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 6.9 No Solicitation.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries not to, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than SPAC, the PIPE Investors and their respective agents, representatives and advisors) concerning (A) any financing, investment, purchase, merger or sale of ownership interests of the Company, recapitalization, share exchange, or similar transaction pursuant to which any Person(s) acquires twenty percent (20%) or more of the voting power of the equity securities of the Company (except (x) for issuance of securities to existing security holders of the Company solely to the extent such newly issued securities are taken into account in the Conversion Factor or (y) for issuance of Company Common Shares in the PIPE Investment), (B) sale of all or a material portion of the assets of the Company (whether by recapitalization or a similar transaction or otherwise), or (C) any underwritten public offering, direct listing, or other transaction intended to result in the listing of securities of the Company on any stock exchange other than as contemplated by this Agreement (each, a “Company Competing Transaction”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Competing Transaction; or (iii) commence, continue or renew any due diligence investigation regarding a Company Competing Transaction. In addition, the Company shall, and shall cause its Subsidiaries to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Competing Transaction.

(b) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, SPAC shall not, and shall direct its Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company, the Company Investors, the PIPE Investors, and their respective Representatives) concerning any merger, purchase of ownership interests or assets of SPAC, recapitalization or other business combination transaction (each, a “SPAC Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a SPAC Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a SPAC Business Combination. SPAC shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any SPAC Business Combination.

(c) Each Party shall promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties if it or, to its Knowledge, any of its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Competing Transaction or SPAC Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Competing Transaction or SPAC Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission.

Section 6.10 Trust Account. Upon satisfaction or waiver of the conditions set forth in ARTICLE VII and provision of notice thereof to Continental (which notice SPAC shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, SPAC: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered; and (ii) shall make all appropriate arrangements to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the termination letter substantially in the applicable form attached to the Trust Agreement, including all amounts payable: (A) to holders of SPAC Public Shares pursuant to the SPAC Stockholder Redemptions; (B) for income tax or other tax obligations of SPAC prior to the Closing; (C) for any SPAC Transaction Costs; (D) for any Unpaid SPAC Liabilities, including the repayment of SPAC Borrowings and other loans and reimbursement of expenses to directors, officers and shareholders of SPAC; and (E) following the payments made in (A) through (D), to the Company all remaining amounts then available in the Trust Account in accordance with the Trust Agreement; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.11 Directors’ and Officers’ Liability Insurance.

(a) All rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers of SPAC (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in SPAC’s Organizational Documents or under any indemnification agreement such D&O Indemnified Parties may have with SPAC, in each case, as in effect as of immediately prior to the date of this Agreement, shall survive the Closing and shall continue in full force and effect for a period of six (6) years from the Closing Date. For a period of six (6) years from the Closing Date, the Company shall cause the Surviving Company (or another Group Company at the Company’s election) to maintain in effect the exculpation, indemnification and advancement of expenses provisions of SPAC’s Organizational Documents as in effect immediately prior to the date of this Agreement, and the Company shall, and shall cause the applicable Group Company to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim.

(b) Prior to the Closing, SPAC shall purchase a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of SPAC currently covered by a directors’ and officers’ liability insurance policy of SPAC on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following the Closing. If SPAC fails to obtain such D&O Tail prior to the Effective Time, the Company shall or shall cause the Surviving Company to obtain such a D&O Tail. The Company shall, and shall cause the Surviving Company to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by the Surviving Company, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 6.11(b).

(c) On the Closing Date, the Company shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and SPAC with the post-Closing directors of the Company and the Surviving Company, which indemnification agreements shall continue to be effective following the Closing.

(d) The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under SPAC’s Organizational Documents, any other indemnification arrangement, any Applicable Law or otherwise. The obligations of SPAC and the Company under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 6.11 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 6.11.

(e) If after the Closing, the Surviving Company or any of its successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, the Company shall use reasonable best efforts to make proper provisions for the successors and assigns of such Group Company, as applicable, to assume the obligations set forth in this Section 6.11.

Section 6.12 Tax Matters.

(a) All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest, but excluding for the avoidance of doubt, any Taxes or fees based in whole or in part upon income, profits or gains) (“Transfer Taxes”) that become payable by the Company or SPAC in connection with or by reason of the execution of this Agreement or the Transactions shall be borne and paid by the Company. The Company shall timely file any Tax Return or other document with respect to such Taxes or fees (and SPAC shall reasonably cooperate with respect thereto as necessary). The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.

(b) On or prior to the Closing Date, SPAC shall deliver to the Company a certification from SPAC pursuant to Treasury Regulations Section 1.1445-2(c) and a notice to be delivered to the United States Internal Revenue Service as required under Treasury Regulations Section 1.897-2(h)(2), each dated no more than thirty (30) days prior to the Closing Date, in a form reasonably acceptable to the Company, and signed by a responsible corporate officer of SPAC.

Section 6.13 Section 16 Matters. Prior to the Effective Time, SPAC shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the SPAC Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SPAC to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January  12, 1999, issued by the SEC regarding such matters.

Section 6.14 Takeover Statutes. SPAC and its board of directors shall (a) grant all such approvals and take all such actions as are reasonably necessary or appropriate so that no Takeover Law is or becomes applicable to this Agreement (including the Merger and the other Transactions) and (b) if any Takeover Law is or may become applicable to this Agreement (including the Merger and the other Transactions), grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act reasonably to eliminate or minimize the effects of such Takeover Law on such transactions.

Section 6.15 Board of Directors. The Company shall use reasonable best efforts to ensure that, effective immediately after the Effective Time (a) the board of directors of the Company shall consist of ten (10) members, of which three (3) shall be appointed by the SPAC, six (6) shall be appointed by the Company, and SPAC and the Company shall use reasonable best efforts to mutually name one (1) director prior to Closing, and (b) the Company agrees that Eric Rosenfeld, David Sgro, and Brian Pratt shall be SPAC’s appointees to the board of directors of the Company.

Section 6.16 Termination of Certain Agreements. At the Effective Time, the Contracts entered into between SPAC and certain SPAC Stockholders set forth on Schedule 6.16 of the SPAC Disclosure Letter and all Liabilities and obligations of SPAC pursuant thereto shall be terminated.

Section 6.17 Organizational Documents. Prior to the Closing, the Company shall alter its articles to adopt the Restated Articles and alter its notice of articles by filing the Notice of Alteration, in accordance with the provisions thereof and the applicable provisions of the BCBCA.

Section 6.18 Warrant Agreement. Immediately prior to the Effective Time, SPAC shall assign to the Company and the Company shall assume all of SPAC’s rights, interests, and obligations in and under the Warrant Agreement, and the Company and SPAC shall use reasonable best efforts to cause the Exchange Agent to enter into an amendment to the Warrant Agreement reflecting such assignment and assumption of the SPAC Warrants by the Company.

Section 6.19 Transaction Litigation. In the event that any shareholder litigation related to this Agreement or the other Transaction Agreements or the Transactions is brought or threatened in writing against either the Company or SPAC, or any of the respective members of their boards of directors, after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company or SPAC, as applicable, shall promptly notify the other Party in writing of any such Transaction Litigation and shall keep such other Party reasonably informed with respect to the status thereof. The Party subject to the Transaction Litigation shall give the other Party the opportunity to participate in the defense of any Transaction Litigation (at the other Party’s own cost and expense) and keep the other Party reasonably apprised of, and consult with such other Party (and consider in good faith such Party’s advice), with respect to, proposed strategy and any material decisions related thereto. Neither the Company nor SPAC shall settle or agree to settle any Transaction Litigation without the other Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 6.20 Certain Financial Information. SPAC shall use reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of SPAC, the Company in its timely preparation of any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors in accordance with Applicable Law or requested by the SEC.

Section 6.21 Subscription Agreements. The Company will not amend the Subscription Agreements or waive any provision thereto without the prior written consent of the SPAC, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 6.22 Disclosure of Certain Matters . Each of SPAC, Merger Sub and the Company will promptly provide the other Parties with prompt written notice of: (a) any event, development or condition that: (i) would reasonably be expected to cause any of the conditions set forth in ARTICLE VII not to be satisfied; (ii) would require any amendment or supplement to the Registration Statement; or (b) the receipt of notice from any Person alleging that the consent of such Person may be required in connection with the Transactions to the extent failure to obtain such consent would cause a Company Material Adverse Effect or SPAC Material Adverse Effect.

Section 6.23 Investor Rights Agreement. On or prior to the Closing Date, the Company, Founders, and Company Investors shall enter into an investor rights agreement such that, after giving effect to the Merger and the other transactions contemplated herein, the Company Warrants and Company Common Shares held by the Founders and Company Investors, including the Company Common Shares issuable upon the exercise of Company Warrants and other derivative securities, shall bear the same registration rights and nomination rights as contemplated by the Company Parent Shareholders Agreement.

Section 6.24 Termination of Company Parent Shareholders Agreement. The Company shall cause all rights and obligations with respect to the Company and its Subsidiaries pursuant to the Company Parent Shareholders Agreement to be terminated on or prior to the Closing Date.

Section 6.25 Certain SPAC Borrowings. Through the Closing, subject to the Company’s consent which shall not be unreasonably withheld, conditioned, or delayed, SPAC shall be allowed to borrow funds from the Founders and SPAC’s officers and directors and any of their respective Affiliates to meet SPAC’s reasonable working capital requirements, with any such loans to be made on a non-interest bearing basis and be convertible, at the option of the Company, into SPAC Units immediately prior to the Effective Time at an exchange rate of $10.00 of borrowings per SPAC Unit, and evidenced by promissory notes issued by SPAC (collectively, “SPAC Borrowings”).

ARTICLE VII

CONDITIONS TO THE TRANSACTION

Section 7.1 Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived, to the extent permitted by Applicable Law, in writing, by any of the Parties:

(a) The SPAC Stockholder Approval shall have been obtained.

(b) SPAC shall have at least Five Million One Dollars ($5,000,001) of net tangible assets immediately after giving effect to the SPAC Stockholder Redemption immediately prior to or upon the Closing.

(c) No provision of any Applicable Law prohibiting, enjoining or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order prohibiting, enjoining or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(d) The Company Common Shares to be issued and the Company Warrants to be assumed in accordance with this Agreement shall be approved or conditionally approved for listing upon the Closing on Nasdaq and TSX, as applicable, subject only to official notice of issuance thereof or the satisfaction of the conditions of approval.

(e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(f) The OSC shall have cleared the final Canadian Prospectus for filing.

(g) The Stock Split shall have been completed in accordance with the terms hereof and the Company’s Organizational Documents.

(h) The PIPE Investment (and the funding of the PIPE Investment Amount) shall have been consummated or will be consummated substantially concurrently with the Closing in accordance with the terms of the Subscription Agreements.

Section 7.2 Additional Conditions to Obligations of the Company and Merger Sub. The obligations of each of the Company and Merger Sub to consummate, or cause to be consummated, and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Law, in writing, exclusively by the Company:

(a) (i) The Fundamental Representations of SPAC shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contain herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) all other representations and warranties of SPAC set forth in ARTICLE IV (other than the representations and warranties set forth in Section 4.8(a)) hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of SPAC to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a SPAC Material Adverse Effect; and (iii) the representation and warranty set forth in Section 4.8(a) shall be true and correct as of the date of this Agreement.

(b) SPAC shall have performed all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date, in each case in all material respects.

(c) No change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a SPAC Material Adverse Effect that is continuing.

(d) SPAC shall have delivered a certificate, signed by an executive officer of SPAC and dated as of the Closing Date, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) to the Company.

(e) The funds contained in the Trust Account (after giving effect to the SPAC Stockholder Redemptions and payment of the SPAC Transaction Costs), together with (i) the aggregate amount of proceeds from the PIPE Investment and (ii) the cash on SPAC’s balance sheet, shall equal or exceed Two Hundred Million Dollars ($200,000,000).

Section 7.3 Additional Conditions to the Obligations of SPAC. The obligations of SPAC to consummate and effect the Merger and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, to the extent permitted by Applicable Law, in writing, exclusively by SPAC:

(a) (i) The Fundamental Representations of the Company shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or any similar limitation contain herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) all other representations and warranties of the Company set forth in ARTICLE III (other than the representations and warranties set forth in Section 3.9(b)) hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained herein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and (iii) the representation and warranty set forth in Section 3.9(b)) shall be true and correct as of the date of this Agreement.

(b) The Company shall have performed all agreements and covenants required by this Agreement to be performed by it at or prior to the Closing Date, in each case, in all material respects.

(c) No change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect that is continuing.

(d) The Company shall have delivered, or caused to be delivered, a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c).

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of SPAC and the Company at any time;

(b) by either SPAC or the Company if the Transactions shall not have been consummated by December 31, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c) by either SPAC or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which Order or other action is final and nonappealable;

(d) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of SPAC, or if any representation or warranty of SPAC shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or (b) would not be satisfied; provided, that if such breach by SPAC is curable by SPAC prior to the Closing, then the Company must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(d) until the earlier of: (i) 30 days after delivery of written notice from the Company to SPAC of such breach; and (ii) the Outside Date; provided, further, that SPAC continues to exercise reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if: (A) the Company shall have materially breached this Agreement such that the conditions set forth in Section 7.3(a) or (b) would not be satisfied and such breach has not been cured; or (B) such breach by SPAC is cured prior to the expiration of the applicable cure period such that the applicable conditions set forth in Section 7.2(a) or (b) shall be satisfied);

(e) by SPAC, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or Merger Sub or if any representation or warranty of the Company or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) would not be satisfied; provided, that if such breach is curable by the Company or Merger Sub prior to the Closing, then SPAC must first provide written notice of such breach and may not terminate this Agreement under this Section 8.1(e) until the earlier of: (i) 30 days after delivery of written notice from SPAC to the Company of such breach; and (ii) the Outside Date; provided, further, that the Company or Merger Sub, as applicable, continues to exercise reasonable best efforts to cure such breach (it being understood that SPAC may not terminate this Agreement pursuant to this Section 8.1(e) if: (A) SPAC shall have materially breached this Agreement such that the conditions set forth in Section 7.2(a) or (b) would not be satisfied and such breach has not been cured; or (B) such breach by the Company or Merger Sub, as applicable, is cured prior to the expiration of the applicable cure period such that the applicable conditions set forth in Section 7.3(a) or (b) shall be satisfied);

(f)?by either SPAC or the Company, if, at the SPAC Stockholders’ Meeting (including any adjournments thereof), the SPAC Transaction Proposals are not duly adopted by the SPAC Stockholders by the requisite vote under the Applicable Law and SPAC’s Organizational Documents; or

(g) by the Company, if the board of directors of SPAC or any committee thereof makes, prior to receipt of the SPAC Stockholder Approval, a SPAC Change in Recommendation.

(h) by the Company, if the condition set forth in Section 7.2(e) is not satisfied as of the date that is ten (10) days following the SPAC Stockholders’ Meeting (or the later date that the SPAC Stockholder’s Meeting is reconvened following all adjournments permitted pursuant to Section 6.1(b)(iii)) or at any time thereafter.

Section 8.2 Notice of Termination; Effect of Termination.

(a) Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b) In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 6.5(a), Section 6.7, this Section 8.2, ARTICLE X and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any Willful Breach of this Agreement or intentional fraud in the making of the representations and warranties in this Agreement.

ARTICLE IX

NO SURVIVAL

Section 9.1 No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 9.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to intentional fraud in the making of the representations and warranties by such Person in ARTICLE III or ARTICLE IV, as applicable.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to SPAC to:

Legato Merger Corp.

777 Third Avenue, 37th Floor

New York, New York 10017

Attention:        David S. Sgro

Email:              dsgro@crescendopartners.com

with copies to (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue

New York, New York 10174

Attention:        David Alan Miller

Jeffrey             Gallant

Email:              dmiller@graubard.com

                          jgallant@graubard.com

if to the Company or Merger Sub to:

Algoma Steel Inc.

105 West Street

Sault Ste. Marie, Ontario P6A 7B4

Attention:        John Naccarato

Email:             john.naccarato@algoma.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:        Adam M. Givertz

Email:             agivertz@paulweiss.com

Goodmans LLP

Bay Adelaide Centre – West Tower

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention:        Robert Chadwick

                         Michael Partridge

Email:             rchadwick@goodmans.ca

                         mpartridge@goodmans.ca

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 10.2 Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, Schedule or Annex such reference shall be to an Exhibit, Schedule or Annex to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were posted to the electronic data site maintained by the Company in connection with the Transactions or otherwise provided to SPAC or its Representatives in electronic form, in each case, prior to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to statutes shall include all regulations promulgated thereunder. References to a particular statute, rule or regulation shall include any predecessor or successor statute, rule or regulation, in each case as amended or otherwise modified from time to time. References to a particular security (including Company Common Shares) shall be deemed to also refer to any security or securities issued in substitution or exchange thereof. Unless otherwise specified, all references to currency amounts in this Agreement shall mean United States Dollars.

Section 10.3 Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 10.4 Entire Agreement. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 10.5 Third Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto other than as set forth in Section 2.2, Section 6.11 and Section 10.15 (which, in each case, will be for the benefit of the Persons named therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

Section 10.6 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Applicable Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 10.7 Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing or valid termination of this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 10.8 Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the laws of the State of Delaware without the application of principles of conflicts of law that would result in the application of the laws of another jurisdiction.

Section 10.9 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, or if such court declines jurisdiction, then to any federal court located in Wilmington, Delaware and, in either case, any appellate court therefrom in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.1. Notwithstanding the foregoing in this Section 10.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD- PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 10.10 Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

Section 10.11 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transaction are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

Section 10.12 Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 10.12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.13 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

Section 10.14 Extension; Waiver. At any time prior to the Closing, the Company (on behalf of itself, and Merger Sub), on the one hand, and SPAC may, to the extent not prohibited by Applicable Law: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

Section 10.15 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Applicable Law or otherwise. The provisions of this Section 10.15 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each Related Party of a Party, each of whom is an intended third-party beneficiary of this Section 10.15.

Section 10.16 Disclosure Letters and Exhibits. The Company Disclosure Letter and the SPAC Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of such disclosure that such information would qualify another provision in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the SPAC Disclosure Letter, as applicable, is or is not material for purposes of this Agreement. The inclusion of any item in the Company Disclosure Letter or the SPAC Disclosure Letter shall not be deemed to constitute an acknowledgment by the Company or SPAC, as applicable, that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (a) an admission of any breach or violation of any Contract or Applicable Law, (b) an admission of any liability or obligation to any third party, or (c) to establish a standard of materiality. The disclosure of any items or information that is not required by this Agreement to be so included is solely for informational purposes and the convenience of the Company and Merger Sub or SPAC, as applicable. In addition, under no circumstances shall the disclosure of any matter in the Company Disclosure Letter or the SPAC Disclosure Letter, where a representation or warranty of the Company or SPAC, as applicable, is limited or qualified by the materiality of the matters to which the representation or warranty is given or by Company Material Adverse Effect or SPAC Material Adverse Effect, imply that any other undisclosed matter having a greater value or other significance is material or would have a Company Material Adverse Effect or SPAC Material Adverse Effect, as applicable. Neither the Company or SPAC shall be prejudiced in any manner whatsoever, and no presumptions shall be created, by virtue of the disclosure of any matter in the Company Disclosure Letter or SPAC Disclosure Letter, which otherwise is not required to be disclosed by this Agreement.

ARTICLE XI

DEFINED TERMS

Section 11.1 Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“Affiliate”	Section 11.2
“Agreement”	Preamble
“Applicable Law”	Section 11.2
“Approvals”	Section 3.6(b)
“Audited Financial Statements”	Section 3.7(a)
“BCBCA”	Section 3.1
“Business Day”	Section 11.2
“Canadian Prospectus”	Section 6.1(a)(i)
“Canadian Securities Laws”	Section 11.2
“Canadian Securities Regulators”	Section 11.2
“Certificate of Merger”	Section 2.3
“Change of Control”	Section 11.2
“Closing”	Section 1.1
“Closing Date”	Section 1.1
“Closing Press Release”	Section 6.4(b)
“Code”	Section 11.2
“Collective Bargaining Agreement”	Section 11.2
“Company”	Preamble
“Company Benefit Plan”	Section 11.2
“Company Competing Transaction”	Section 6.9(a)
“Company Closing Statement”	Section 1.2(b)
“Company Common Shares”	Section 11.2
“Company Disclosure Letter”	ARTICLE III
“Company Investors”	Section 11.2
“Company Investor Approval”	Recitals
“Company IT Systems”	Section 11.2
“Company Material Adverse Effect”	Section 11.2
“Company Material Contract”	Section 3.19(a)
“Company Parent”	Section 11.2
“Company Parent Shareholders Agreement”	Section 11.2
“Company Parent Shares”	Section 11.2
“Company Preferred Shares”	Section 11.2
“Company Real Property Leases”	Section 3.14(b)
“Company Shareholder”	Section 11.2
“Company Shareholder Support Agreement”	Recitals
“Company Shareholder Approval”	Recitals
“Company Subsidiaries”	Section 3.2(a)
“Company Transaction Costs”	Section 11.2
“Company Warrants”	Section 11.2
“Confidentiality Agreement”	Section 11.2
“Continental”	Section 4.14(a)
“Contract”	Section 11.2
“Controlled Group Liability”	Section 11.2
“Conversion Factor”	Section 11.2
“COVID-19”	Section 11.2
“COVID-19 Measures”	Section 11.2
“D&O Indemnified Party”	Section 6.11(a)
“D&O Tail”	Section 6.11(b)
“DGCL”	Recitals

“Earnout Event”	Section 11.2
“Earnout Rights”	Section 11.2
“Earnout Shares”	Section 2.2(c)
“Earnout Statement”	Section 2.2(b)
“EBC”	Section 11.2
“EBITDA Earnout Issuance”	Section 11.2
“Effective Time”	Section 2.3
“Eligible Management Shareholder”	Section 11.2
“Environmental Law”	Section 11.2
“Equity Value”	Section 11.2
“ERISA”	Section 11.2
“ERISA Affiliate”	Section 11.2
“Exchange Act”	Section 11.2
“Exchange Agent”	Section 2.9(a)
“Exchange Agent Agreement”	Section 2.9(a)
“Exchange Agreements”	Section 11.2
“Excluded Share”	Section 2.8(g)
“Final Earnout Statement”	Section 2.2(b)
“Financial Statements”	Section 3.7(a)
“First Earnout Event”	Section 2.2(c)(i)
“First Earnout Right”	Section 11.2
“First EBITDA Earnout Issuance”	Section 2.2(c)(i)(2)
“First Price Target”	Section 11.2
“Founders”	Section 11.2
“Founder Support Agreement”	Recitals
“Fourth Earnout Event”	Section 2.2(c)(iv)
“Fourth Earnout Right”	Section 11.2
“Fourth EBITDA Earnout Issuance”	Section 2.2(c)(i)(5)
“Fundamental Representations”	Section 11.2
“GAAP”	Section 11.2
“Governmental Entity”	Section 11.2
“Group Companies”	Section 11.2
“GST/HST”	Section 3.15(q)
“Hazardous Material”	Section 11.2
“IFRS”	Section 11.2
“Incentive Equity Plan”	Recitals
“Indebtedness”	Section 11.2
“Insurance Policies”	Section 3.20
“Intellectual Property”	Section 11.2
“Intended Tax Treatment”	Recitals
“intentional fraud”	Section 11.2
“Intercompany Loan Agreement”	Recitals
“Interim Financial Statements”	Section 3.7(a)
“Investment Company Act”	Section 11.2
“JOBS Act”	Section 11.2
“Knowledge”	Section 11.2
“Leased Real Property”	Section 3.14(b)
“Legal Proceeding”	Section 11.2
“Liability”	Section 11.2
“Licensed Intellectual Property”	Section 11.2
“Lien”	Section 11.2
“Lockup Agreement”	Recitals
“Lockup Agreement Joinder”	Section 11.2
“LTIP”	Section 11.2
“LTIP Awards”	Section 11.2
“LTIP Shares”	Section 2.1(b)

“Management Shareholders”	Section 11.2
“Material Customers”	Section 3.21(a)
“Material Supplier”	Section 3.19(a)(i)
“Merger”	Recitals
“Merger Consideration”	Section 2.8(a)
“Merger Sub”	Preamble
“Merger Sub Shares”	Section 2.8(d)
“Merger Sub Stockholder Approval”	Recitals
“Multiemployer Plan”	Section 11.2
“Nasdaq”	Section 11.2
“Notice of Alteration”	Recitals
“OFAC”	Section 11.2
“Order”	Section 11.2
“Organizational Documents”	Section 11.2
“OSC”	Section 6.1(a)(i)
“Outside Date”	Section 8.1(b)
“Owned Intellectual Property”	Section 11.2
“Owned Real Property”	Section 3.14(a)
“Parties”	Preamble
“Patents”	Section 11.2
“Permitted Lien”	Section 11.2
“Person”	Section 11.2
“Personal Information”	Section 11.2
“PIPE Investment”	Recitals
“PIPE Investment Amount”	Section 4.25
“PIPE Investors”	Recitals
“PIPE Shares”	Section 4.25
“Privacy Laws”	Section 11.2
“Processing,” “Process” and “Processed”	Section 11.2
“Proxy Statement”	Section 6.1(a)(i)
“Proxy Statement/Prospectus”	Section 6.1(a)(i)
“PST”	Section 3.15(q)
“Registered Intellectual Property”	Section 3.17(a)
“Registration Rights Agreement”	Section 11.2
“Registration Statement”	Section 11.2
“Related Parties”	Section 11.2
“Remedies Exception”	Section 3.4
“Representatives”	Section 6.9(a)
“Restated Articles”	Recitals
“SEC”	Section 11.2
“Second Earnout Event”	Section 2.2(c)(ii)
“Second Earnout Right”	Section 11.2
“Second EBITDA Earnout Issuance”	Section 2.2(c)(i)(3)
“Second Price Target”	Section 11.2
“Securities Act”	Section 11.2
“SPAC”	Preamble
“SPAC Board Recommendation”	Section 6.1(b)
“SPAC Borrowings”	Section 6.25
“SPAC Business Combination”	Section 6.9(b)
“SPAC Change in Recommendation”	Section 6.1(b)
“SPAC Closing Statement”	Section 1.2(a)
“SPAC Disclosure Letter”	ARTICLE IV
“SPAC Financial Statements”	Section 4.7(b)
“SPAC Founder Shares”	Section 11.2
“SPAC Liabilities”	Section 11.2
“SPAC Material Adverse Effect”	Section 11.2

“SPAC Material Contracts”	Section 4.11
“SPAC Preference Shares”	Section 4.3(a)
“SPAC Private Units”	Section 11.2
“SPAC Representative Shares”	Section 11.2
“SPAC SEC Reports”	Section 4.7(a)
“SPAC Share”	Recitals
“SPAC Stockholders”	Recitals
“SPAC Stockholder Approval”	Section 11.2
“SPAC Stockholder Redemptions”	Section 1.2(a)
“SPAC Stockholders’ Meeting”	Section 6.1(b)
“SPAC Transaction Costs”	Section 11.2
“SPAC Transaction Proposals”	Section 11.2
“SPAC Units”	Section 11.2
“SPAC Warrants”	Section 11.2
“Specified Business Conduct Laws”	Section 11.2
“Stock Split”	Section 2.1
“Subscription Agreements”	Recitals
“Subsidiary”	Section 11.2
“Surviving Company”	Recitals
“Surviving Company Charter”	Section 2.6
“Takeover Laws”	Section 4.24
“Tax/Taxes”	Section 11.2
“Tax Act”	Section 11.2
“Tax Return”	Section 11.2
“Tax Sharing Agreement”	Section 11.2
“Third Earnout Event”	Section 2.2(c)(iii)
“Third Earnout Right”	Section 11.2
“Third EBITDA Earnout Issuance”	Section 2.2(c)(i)(4)
“Third Price Target”	Section 11.2
“Trade Secrets”	Section 11.2
“Trademarks”	Section 11.2
“Transaction Agreements”	Section 11.2
“Transaction Filings”	Section 6.1(a)(i)
“Transaction Litigation”	Section 6.19
“Transactions”	Section 11.2
“Transfer Taxes”	Section 6.12(a)
“Treasury Regulations”	Section 11.2
“Trust Account”	Section 4.14(a)
“Trust Agreement”	Section 4.14(a)
“TSX”	Section 6.8(c)
“Unit Separation”	Section 2.8(a)
“Unpaid SPAC Liabilities”	Section 11.2
“VWAP”	Section 11.2
“WARN”	Section 3.13(c)
“Warrant Agreement”	Section 11.2
“Willful Breach”	Section 11.2

Section 11.2 Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Adjusted EBITDA” shall mean the consolidated net income (loss) of Algoma Steel Inc. for the twelve-month period ended December 31, 2021 before amortization of property, plant, equipment and amortization of assets, finance costs, interest on pension and other post-employment benefit obligations, income taxes, reorganization costs, finance income, inventory write-downs, carbon tax, certain exceptional items, tariff expense, non-cash adjustments and write-downs, loss (gain) on commodity hedging, loss (gain) on foreign exchange and loss (gain) associated with the Company Warrants.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” shall mean any federal, state, provincial, local, municipal or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, Order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, in each case applicable to the referent Person, property, asset, Liability or circumstance.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Vancouver, British Columbia or Sault Ste. Marie, Ontario are authorized or required by Applicable Law to close.

“Canadian Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada and the respective rules and regulations made thereunder together with the applicable published national and local instruments, policy statements, notices, blanket orders and rulings thereunder of the Canadian Securities Regulators.

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada.

“Change of Control” shall mean any transaction or series of transactions the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities the Company; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of the Company or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of the Company.

“Code” shall mean the Internal Revenue Code of 1986.

“Collective Bargaining Agreement” shall mean each material labor agreement or collective bargaining agreement (including expired collective bargaining agreements which have not been renewed) with any labor union, labor organization or works council that govern the employment of any employees of the Company or its Subsidiaries.

“Company Benefit Plan” shall mean all material employee benefit plans, programs, policies, practices, or other arrangements sponsored or maintained by the Company or any of its Subsidiaries, or to which any of the Company or its Subsidiaries is a party or bound or contributes or is obligated to contribute, or have any obligations or liability (contingent or otherwise), in which current or employees of the Company or its Subsidiaries, current or former directors of the Company or its Subsidiaries or any beneficiaries or dependents thereof participate or pursuant to which payments are made, or benefits are provided, to current or former employees of the Company or its Subsidiaries, or current or former directors of the Company or its Subsidiaries (or their spouses, dependents or beneficiaries), including any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock appreciation, phantom stock or stock unit, severance, employment, change of control, fringe benefit, welfare, supplemental unemployment benefit, pension, profit sharing, termination pay, retirement, supplementary retirement, hospitalization insurance, salary continuation, legal, health, medical, dental, life, disability or other insurance (whether insured or self-insured) plan, program, policy, agreement or arrangement, other than any Multiemployer Plan or plans established pursuant to and mandated by statute.

“Company Common Shares” shall mean the common shares, without par value, of the Company.

“Company Investors” shall mean the holders of Company Parent Shares.

“Company IT Systems” shall mean all computer systems, hardware, servers, networks, data communication lines, and other information technology and telecommunications equipment and tangible assets, in each case, owned, leased, licensed, or outsourced, or otherwise used or held for use by or for any Group Company in connection with the business of the Group Companies.

“Company Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) has or would reasonably be expected to prevent or materially impede the ability of the Company to consummate the Transactions by the Outside Date; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect pursuant to clause (a): (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening thereof in countries in which any of the Group Companies operate; (ii) earthquakes, hurricanes, tornados, disease, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement) or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in Applicable Law (or any interpretation thereof) after the date of this Agreement; (v) changes or proposed changes in IFRS (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States, Canada or anywhere else in the world; (vii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (vii) shall not prevent a determination that any change, event, state of facts, development or occurrence underlying such failure has resulted in a Company Material Adverse Effect; (viii) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; or (ix) any action taken by, or at the request of, SPAC; provided, however, that if a change or effect related to clauses (i), (ii), and (iv) through (vi) disproportionately adversely affects the Group Companies, taken as a whole, compared to similarly situated Persons operating in the same industry as the Group Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred, but only to the extent of the incremental disproportionate effect on the Group Companies, taken as a whole, relative to similarly situated Persons operating in the same industry as the Group Companies.

“Company Parent” shall mean Algoma Steel Parent S.C.A., a société en commandite par actions (SCA) incorporated under the laws of the Grand Duchy of Luxembourg and the holder of all of the issued and outstanding ordinary shares, without nominal value, of the Company Shareholder.

“Company Parent Shares” shall mean the ordinary shares, without nominal value, of Company Parent.

“Company Parent Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of November 30, 2018, by and among (a) Company Parent, (b) Algoma Steel Parent GP S.A., a société anonyme (SA) organized under the laws of the Grand Duchy of Luxembourg, (c) Algoma Steel Intermediate Parent S.à r.l., a société à responsabilité limitée (SARL) organized under the laws of the Grand Duchy of Luxembourg, (d) the Company, (e) Algoma Steel Holdings Inc., (e) Algoma Steel Intermediate Holdings Inc., a corporation organized under the laws of British Columbia, (f) Algoma Steel Inc., a corporation organized under the laws of British Columbia, and (g) the holders of the Company Parent Shares who are or become party thereto.

“Company Preferred Shares” shall mean the preferred shares, issuable in series, without par value, of the Company.

“Company Shareholder” shall mean Algoma Steel Intermediate Parent S.à r.l., a société à responsabilité limitée (SARL) organized under the laws of the Grand Duchy of Luxembourg, the holder of all of the issued and outstanding Company Common Shares.

“Company Transaction Costs” shall mean, as of any determination time, the aggregate amount of all out-of-pocket fees, commissions, costs, finder’s fees, expenses and other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, the Company in connection with the review, negotiation, preparation or execution of this Agreement or the other Transaction Agreements, the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (b) any other fees, filing fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any other Transaction Agreements, in each case, whether paid or unpaid prior to the Closing; provided, that “Company Transaction Costs” shall not include any Transfer Taxes payable by the Company pursuant to Section 6.12(a).

“ Company Warrants” shall mean the SPAC Warrants as of and following the Effective Time, which having been assumed by the Company shall be exercisable, in accordance with the terms of the Warrant Agreement, for Company Common Shares.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of February 3, 2021, by and between SPAC and the Company, as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, in writing, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“Controlled Group Liability” shall mean any and all liabilities of an ERISA Affiliate (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code or (d) under similar provisions of foreign laws or regulations.

“Conversion Factor” shall mean (a) the Equity Value divided by (b) the product of (i) the aggregate number of Company Common Shares and LTIP Awards outstanding immediately prior to the Stock Split multiplied by (ii) $10.00.

“COVID-19” shall mean SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, shut down, closure, sequester or any other Applicable Law in connection with or in response to COVID-19.

“Earnout Event” shall mean each of the First Earnout Event, Second Earnout Event, Third Earnout Event and Fourth Earnout Event.

“Earnout Rights” shall mean, collectively, the First Earnout Rights, the Second Earnout Rights, the Third Earnout Rights and the Fourth Earnout Rights.

“EBC” shall mean EarlyBirdCapital, Inc.

“EBITDA Earnout Issuance” shall mean each of the First EBITDA Earnout Issuance, the Second EBITDA Earnout Issuance, the Third EBITDA Earnout Issuance and the Fourth EBITDA Earnout Issuance.

“Eligible Management Shareholder” shall mean each Management Shareholder that executes an Exchange Agreement and a Lockup Agreement Joinder prior to the Closing Date.

“Environmental Law” shall mean any and all Applicable Law relating to pollution, Hazardous Materials, the environment, natural resources, endangered or threatened species, or health and safety.

“Equity Value” shall mean an amount equal to $750,000,000.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414 of the Code.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934.

“ Exchange Agreements” shall mean those certain exchange agreements among the Company and Algoma Steel Holdings Inc., on the one hand, and each Management Shareholder, on the other hand, in a form reasonably satisfactory to the Company and to be provided to the Management Shareholders by the Company following the date hereof, pursuant to which the transactions described in Section 2.1 shall be effectuated.

“First Earnout Right” shall mean a right, automatically exercisable and convertible by the holder thereof upon the First Earnout Event, for and into such number of Company Common Shares that is equal to the quotient obtained by dividing (i) the number of Company Common Shares issuable in connection with the First Earnout Event by (ii) the number of First Earnout Rights.

“First Price Target” shall mean the VWAP exceeds $12.00 per Company Common Share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five year anniversary of the Closing.

“Founders” shall mean the holders of SPAC Founder Shares.

“ Fourth Earnout Right” shall mean a right, automatically exercisable and convertible by the holder thereof upon the Fourth Earnout Event, for and into such number of Company Common Shares that is equal to the quotient obtained by dividing (i) the number of Company Common Shares issuable in connection with the Fourth Earnout Event by (ii) the number of Fourth Earnout Rights.

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in the first sentence of Section 3.1 (Organization and Qualification); Section 3.3(a), (b), (c) and (d) (Capitalization); Section 3.4 ( Due Authorization) and Section 3.25 (Brokers); and (b) in the case of SPAC, the representations and warranties contained in Section 4.1(a), (b) and (c) (Organization and Qualification); Section 4.3 (Capitalization); Section 4.4 ( Due Authorization); Section 4.10 (Business Activities) and Section 4.22 (Brokers).

“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

“Governmental Entity” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries, which shall include SPAC following the Closing.

“Hazardous Material” shall mean any substance, material or waste that is listed, classified, defined, characterized, designated or otherwise regulated by a Governmental Entity as a “toxic substance,” “hazardous substance,” “hazardous material,” “contaminant,” “pollutant,” “hazardous waste,” “solid waste” or words of similar meaning or effect, including any radioactive materials, chlorinated solvents, petroleum, petroleum derivatives (or synthetic substitutes), petroleum byproducts, petroleum breakdown products, asbestos, asbestos containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law.

“IFRS” shall mean the International Financial Reporting Standards as issued by the International Accounting Standards Board, consistently applied.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Intellectual Property” shall mean all intellectual property (and rights therein and thereto) in any jurisdiction throughout the world including: (a) all inventions (whether or not patentable or reduced to practice), invention disclosures, certificates of invention, all improvements thereto, patents, utility models, industrial designs and all applications for any of the forgoing, including all provisionals, substitutions, divisionals, continuations, continuations-in-part, reissuances, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, or the like and any foreign equivalents of the foregoing (collectively, “Patents”); (b) all trademarks, service marks, certification marks, brand names, trade dress rights, logos, slogans, corporate names, business names and trade names, and other source or business identifiers, indicia of origin and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, intent-to-use applications or similar reservations of marks, renewals and extensions thereof (collectively, “Trademarks”); (c) all copyrights, copyrights works, works of authorship (whether or not copyrightable), literary works, rights in software, design rights, masked works, pictorial and graphic works, reversions and moral rights, along with all applications, registrations and any renewals and extensions thereof; (d) all internet domain names, and social media usernames, handles and accounts; (e) all trade secrets, know-how, technology, discoveries and improvements, proprietary rights, formulae, confidential information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, technical information, source code, techniques, ideas, research, data analytics, designs, drawings, specifications, procedures, processes, models, algorithms, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); and (f) data, databases and data collections.

“intentional fraud” shall mean, with respect to a party to this Agreement, an actual and willful fraud with respect to the making of the representations and warranties pursuant to ARTICLE III or ARTICLE IV (as applicable), provided, that such actual and intentional fraud of such Party shall only be deemed to exist if the Party making such representation and warranty had actual knowledge (as opposed to imputed or constructive knowledge) that such representation and warranty made by such Party pursuant to, in the case of the Company, ARTICLE III as qualified by the Company Disclosure Letter, or, in the case of SPAC, ARTICLE IV as qualified by the SPAC Disclosure Letter, was actually breached when made, with the express intention that the other party to this Agreement rely thereon to its detriment, and such other Party did in fact rely on such representation or warranty and was damaged thereby.

“Investment Company Act” shall mean the Investment Company Act of 1940.

“JOBS Act” shall mean the Jumpstart Our Business Startups Act of 2012.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company or Merger Sub, the individuals listed on Schedule 11.2 of the Company Disclosure Letter; and (b) with respect to SPAC, the individuals listed on Schedule 11.2 of the SPAC Disclosure Letter.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Liability” shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Applicable Law, Legal Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” shall mean all Intellectual Property licensed to any of the Group Companies or used in or necessary for the conduct or operation of the business of the Group Companies, as presently conducted.

“ Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Lockup Agreement Joinder” shall mean a joinder to the Lockup Agreement in a form reasonably satisfactory to the Company and to be provided to the Management Shareholders by the Company following the date hereof.

“LTIP” shall mean the Long-Term Incentive Plan adopted by Algoma Steel Holdings Inc. effective as of May 13, 2020.

“LTIP Awards” shall mean Director Units, Incentive RSUs and Incentive PSUs granted under the LTIP.

“Management Shareholders” shall mean the holders of LTIP Awards.

“Multiemployer Plan” shall mean a Company Benefit Plan that applies to or permits participation by employers that are not Affiliates of the Company, including any “multi-employer plan” as that term is defined under subsection 1(1) of the Pension Benefits Standards Act (British Columbia) or an equivalent plan under pension standards legislation of another applicable Canadian jurisdiction and any “multi-employer plan” as that term is defined in subsection 8500(1) of the Tax Act, and any “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

“Nasdaq” shall mean The Nasdaq Capital Market.

“OFAC” shall mean the U.S. Treasury Department Office of Foreign Assets Control.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Organizational Documents” shall mean, with respect to any Person that is not an individual, the articles or certificate of incorporation or organization, articles, notice of articles, bylaws, articles and memorandum of association, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement and other similar organizational documents of such Person, as applicable.

“Owned Intellectual Property” shall mean all Intellectual Property which any of the Group Companies has (or purports to have) an ownership interest.

“PCAOB” shall mean the Public Company Accounting Oversight Board.

“Permitted Lien” shall mean: (a) Liens for Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and that are sufficiently reserved for on the Financial Statements or the SPAC Financial Statements, as applicable, in accordance with IFRS or GAAP, as applicable; (b) statutory and contractual Liens of landlords with respect to Leased Real Property that do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course and: (i) that are not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of real property, zoning, building code, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies set forth on Schedule 3.19(a)(ii) of the Company Disclosure Letter; (f) in the case of Intellectual Property, third party non-exclusive license agreements entered into in the ordinary course; (g) Liens incurred in connection with capital lease obligations of any of the Group Companies; and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of, or materially detract from the value of, the assets of the Group Companies, taken as a whole.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Information” shall mean, to the extent regulated by Privacy Laws, “personal data,” “personally identifiable information,” or all information that identifies or could be used to directly or indirectly identify an individual person.

“Privacy Laws” shall mean Applicable Law relating to privacy and the Processing of Personal Information, including the Personal Information Protection and Electronic Documents Act (Canada), the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the European Union General Data Protection Regulation, and any and all comparable provincial legislation and any other related regulations, directives and orders applicable to Personal Information or the access thereto or use or transfer thereof.

“Processing” shall mean any operation or set of operations which is performed upon Personal Information, whether or not by automatic means, including but not limited to: collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Process” and “Processed” shall be construed accordingly.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of January 22, 2021, by and among SPAC and the investors party thereto.

“Registration Statement” shall mean the Registration Statement on Form F-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by the Company under the Securities Act with respect to the shares of Company Common Shares that constitute the Merger Consideration and the Earnout Shares.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Subsidiaries, Representatives, and each of their respective successors and assigns.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Earnout Right” shall mean a right, automatically exercisable and convertible by the holder thereof upon the Second Earnout Event, for and into such number of Company Common Shares that is equal to the quotient obtained by dividing (i) the number of Company Common Shares issuable in connection with the Second Earnout Event by (ii) the number of Second Earnout Rights.

“Second Price Target” shall mean the VWAP exceeds $15.00 per Company Common Share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five year anniversary of the Closing.

“Securities Act” shall mean the United States Securities Act of 1933.

“SPAC Founder Shares” shall mean SPAC Shares sold by SPAC prior to its initial public offering.

“SPAC Liabilities” shall mean, as of any determination time, the aggregate amount of Liabilities of SPAC that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time, including but not limited to SPAC Borrowings. Notwithstanding the foregoing or anything to the contrary herein, SPAC Liabilities shall not include any SPAC Transaction Costs.

“SPAC Material Adverse Effect” shall mean any change, event, state of facts, development or occurrence that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of SPAC; or (b) has or would reasonably be expected to prevent or materially impede the ability of SPAC to consummate the Transactions by the Outside Date; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a SPAC Material Adverse Effect pursuant to clause (a): (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening thereof in the United States; (ii) earthquakes, hurricanes, tornados, disease, epidemics, pandemics (including COVID-19 or SARS-CoV- 2 virus or any mutation or variation thereof, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement) or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the Transactions; (iv) changes or proposed changes in Applicable Law after the date of this Agreement; (v) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world; (vii) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; or (viii) any action taken by, or at the request of, the Company; provided, however, that if a change or effect related to clauses (i), (ii), (iii) through (vi) disproportionately adversely affects SPAC compared to similarly situated Persons, then such disproportionate impact may be taken into account in determining whether a SPAC Material Adverse Effect has occurred, but only to the extent of the incremental disproportionate effect on SPAC, relative to similarly situated Persons.

“SPAC Private Units” shall mean the SPAC Units sold by SPAC to the Founders and EBC in connection with SPAC’s initial public offering.

“ SPAC Public Shares” shall mean the SPAC Shares sold to the public by SPAC as part of SPAC’s initial public offering (whether purchased in such offering or thereafter in the public market).

“SPAC Representative Shares” shall mean SPAC Shares issued to EBC and its designees by SPAC.

“SPAC Stockholder Approval” shall mean the vote of the holders of SPAC Shares required to approve the SPAC Transaction Proposals, as determined in accordance with Applicable Law and SPAC’s Organizational Documents.

“SPAC Transaction Costs” shall mean, as of any determination time, the aggregate amount of all out-of-pocket fees, commissions, costs, finder’s fees, expenses and other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, SPAC in connection with the negotiation, preparation or execution of this Agreement or the other Transaction Agreements, the consummation of the Transactions or the consummation of SPAC’s initial public offering, including (a) the fees and expenses of outside legal counsel, accountants, brokers, investment bankers, consultants, or other agents or service providers of SPAC, (b) deferred underwriting fees, costs and expenses from SPAC’s initial public offering and (c) any other fees, filing fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any other Transaction Agreements (including the cost of the D&O Tail), in each case, whether paid or unpaid prior to the Closing.

“SPAC Transaction Proposals” shall mean (a) the adoption of this Agreement and approval of the Transactions, including the authorization of the Merger, (b) if required by Applicable Law, the approval of the material differences between the SPAC’s Organizational Documents and the Restated Articles, (c) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions (including any proposal to alter the authorized share capital of SPAC to match the authorized share capital of Merger Sub) and (d) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders’ Meeting in accordance with Section 6.1(b)(iii).

“SPAC Units” shall mean equity securities of SPAC each consisting of one share of SPAC Share and one SPAC Warrant.

“SPAC Warrants” shall mean the warrants of SPAC that entitle the holders thereof to purchase SPAC Shares at an exercise price of $11.50 per share.

“Specified Business Conduct Laws” shall mean: (a) the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), and other Applicable Law relating to bribery or corruption; (b) all Applicable Law imposing economic or financial sanctions on any Person, including the Special Economic Measures Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Canada), all Applicable Law administered by OFAC or the Bureau of Industry and Security administered by the U.S. Department of Commerce, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union and all anti-boycott or anti-embargo laws; (c) all Applicable Law relating to the import, export, re-export, transfer of information, data, goods, software, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other Applicable Law relating to money laundering.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Tax” or “Taxes” shall mean (i) any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, capital gains, capital stock, windfall profits, license, sales (including GST/HST and PST), use, estimated, occupation, VAT, ad valorem, transfer, franchise, withholding, severance, social security, payroll, recapture, net worth, employment, excise and property taxes, assessments, escheat, abandoned property, stamp, environmental, registration, governmental charges, duties, fees, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties, surcharges, deficiency assessments, and additions imposed by a Governmental Entity with respect to any such amounts, (ii) a liability for amounts of the type described in clause (i) as a result Treasury Regulations §1.1502-6, as a result of being a transferee or successor, or as a result of a contract or otherwise, or (iii) any penalties or fees for failure to file or late filing of any Tax Returns.

“Tax Act” shall mean the Income Tax Act (Canada) and regulations thereto.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Tax Sharing Agreement” shall mean any agreement or arrangement (including any provision of a Contract) primarily related to Taxes pursuant to which any Group Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of, or imposed on, another Person.

“Third Earnout Right” shall mean a right, automatically exercisable and convertible by the holder thereof upon the Third Earnout Event, for and into such number of Company Common Shares that is equal to the quotient obtained by dividing (i) the number of Company Common Shares issuable in connection with the Third Earnout Event by (ii) the number of Third Earnout Rights.

“Third Price Target” shall mean the VWAP exceeds $18.00 per Company Common Share (as adjusted appropriately in light of any stock dividend, share capitalization, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related thereto) for 20 consecutive trading dates at any time between the Closing and the five year anniversary of the Closing.

“Transaction Agreements” shall mean this Agreement, the Subscription Agreements, the Confidentiality Agreement, the Restated Articles, the Notice of Alteration, the Founder Support Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement and the Transaction Agreements, including the Merger.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unpaid SPAC Liabilities” shall mean the outstanding SPAC Liabilities.

“VWAP” shall mean, with respect to a Company Common Share, the dollar-weighted average price on the Nasdaq or other primary stock exchange during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price in the over-the-counter market on the electronic bulletin board during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume- weighted average price is reported by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers as reported by OTC Markets Group Inc. If VWAP cannot be calculated on any of the foregoing bases, VWAP shall be the fair market value per Company Common Share on such date(s) as reasonably determined by a majority of the board of directors of the Company, including a majority of disinterested directors.

“Warrant Agreement” shall mean the Warrant Agreement, dated as of January 22, 2021, between Continental and SPAC.

“Willful Breach” shall mean a material breach that is a consequence of an omission by, or act undertaken by or caused by, the breaching party intentionally and with the knowledge that such omission or taking or causing of such act would, or would reasonably be expected to, cause such material breach, including the failure to cause the Closing to occur when required pursuant to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

1295908 B.C. LTD.

By:	/s/ Rajat Marwah
Name:	Rajat Marwah
Title:	Chief Financial Officer

ALGOMA MERGER SUB, INC.

By:	/s/ Michael McQuade
Name:	Michael McQuade
Title:	President

LEGATO MERGER CORP.

By:	/s/ David D. Sgro
Name:	David D. Sgro
Title:	Chief Executive Officer

Exhibit A

Form of Restated Articles

Exhibit B

Form of Notice of Alteration

Annex B

LETTERHEAD OF CASSEL SALPETER & CO., LLC

May 24, 2021

Legato Merger Corp.

777 Third Avenue 37th Floor

New York, NY 10017

Attention: The Board of Directors

Members of the Board of Directors:

We understand that Legato Merger Corp. (“SPAC”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among 1295908 B.C. Ltd. (the “Company”), Algoma Merger Sub, Inc., a direct, wholly owned subsidiary of the Company (“Merger Sub”), and SPAC. We have been advised that pursuant to the Agreement, among other things (i) Merger Sub will merge (the “Merger”) with and into SPAC, (ii) SPAC will survive the Merger as a direct, wholly owned subsidiary of the Company, and (iii) each issued and outstanding share of common stock, par value $0.0001 per share (each, a “SPAC Share”), of SPAC will be converted into the right to receive one common share, without par value (each, a “Company Common Share”), of the Company (the “Merger Consideration”). We in addition understand that prior to the Merger, the Company will effectuate a stock split (the “Stock Split”) such that each Company Common Share then outstanding will be converted into a number of Company Common Shares equal to (i) $750,000,000 (the “Equity Value”) divided by (ii) the product of (a) $10.00 (the “Reference Value”) multiplied by (b) the number of Company Common Shares outstanding immediately prior to the Merger. We also understand that following the Stock Split and prior to the Merger, the Company will grant (the “Earnout Rights Grant”) in respect of the Company Common Shares then outstanding certain rights (“Earnout Rights”) to receive in the aggregate up to 37,500,000 Company Common Shares, subject to, and in accordance with, the terms and conditions of the Agreement. We in addition understand that certain investors will enter into subscription agreements pursuant to which such investors will purchase Company Common Shares from the Company or SPAC Shares from SPAC immediately prior to the Merger (the “PIPE Investment” and, collectively with the Merger, the Stock Split and the Earnout Rights Grant, the “Transaction”).

You have requested that Cassel Salpeter & Co., LLC render an opinion (this “Opinion”) to the Board of Directors of SPAC (the “Board”) as to whether, as of the date of this Opinion, (i) the Merger Consideration to be received by the holders of SPAC Shares, other than holders of SPAC Shares issued in private placements, including Shares issued to SPAC’s initial shareholders (such holders, “Founders”) or to underwriters and their respective affiliates (collectively, the “Excluded Holders”), in the Merger pursuant to the Agreement, after giving effect to the Stock Split and the Earnout Rights Grant, is fair, from a financial point of view, to such holders (other than the Excluded Holders) and (ii) the Company has a fair market value equal to at least 80% of the balance of funds in SPAC’s trust account (the “Trust Fund”) (less any deferred underwriting commissions and taxes payable on interest earned).
In arriving at this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

•	Reviewed an execution copy, dated May 24, 2021, of the Agreement.

•	Reviewed certain publicly available financial information and other data with respect to SPAC and the Company that we deemed relevant.

•

Reviewed certain other information and data with respect to SPAC and the Company made available to us by SPAC and the Company, including financial projections with respect to the future financial performance of the Company prepared by, and adjusted based on discussions with, management of the Company (the “Company Projections”) as further adjusted for certain contingent liabilities based on discussions with management of SPAC (the “SPAC Projections for the Company”) and other internal financial information furnished to us by or on behalf of SPAC and the Company.

•	Considered and compared the financial and operating performance of the Company with that of companies with publicly traded equity securities that we deemed relevant.

•	Considered the publicly available financial terms of certain transactions that we deemed relevant.

•	Compared the implied enterprise value reference ranges of the Company to the balance, as provided by SPAC management, of the Trust Fund.

•	Discussed the business, operations and prospects of the Company and the proposed Merger with SPAC’s and the Company’s management and certain of SPAC’s and the Company’s representatives.

•	Conducted such other analyses and inquiries, and considered such other information and factors as we deemed appropriate.

For purposes of our analyses and this Opinion we have, at your direction, (i) assumed that the aggregate value of the Company Common Shares issued in the Stock Split is equal to the Equity Value, (ii) assumed that the maximum aggregate value of the Earnout Rights is, based on the maximum number of Company Common Shares issuable in respect thereof and the Reference Value is $375,000,000 (the “Assumed Maximum Earnout Value”), and (iii) evaluated the fairness, from a financial point of view, to the holders of SPAC Shares, other than the Excluded Holders, of the Merger Consideration to be received by such holders (other than the Excluded Holders) in the Merger pursuant to the agreement, after giving effect to the Stock Split and the Earnout Rights Grant, based solely on a comparison of (a) the Equity Value and the Assumed Maximum Earnout Value and (b) the implied aggregate equity value reference ranges for the Company that we believe are indicated by our financial analyses of the Company. In addition, for purposes of our analysis and this Opinion we have, with your consent, evaluated whether the Company has a fair market value equal to at least 80% of the Trust Fund solely upon the basis of a comparison of the implied enterprise value reference ranges of the Company indicated by our financial analysis with the balance of the Trust Fund, which you have advised us and we, for purposes of our analysis and this Opinion, have assumed does not and shall not exceed $235,790,000.

This Opinion only addresses whether, as of the date hereof, (i) the Merger Consideration to be received by the holders of SPAC Shares, other than the Excluded Holders, in the Merger pursuant to the Agreement, after giving effect to the Stock Split and the Earnout Rights Grant, is fair, from a financial point of view, to such holders (other than the Excluded Holders) and (ii) the Company has a fair market value equal to at least 80% of the Trust Fund (less any deferred underwriting commissions and taxes payable on interest earned). It does not address any other terms, aspects, or implications of the Transaction or the Agreement, including, without limitation, (i) other than assuming the consummation thereof in accordance with the Agreement, the Stock Split, the Earnout Rights Grant, the PIPE Investment or the assumption by the Company of outstanding warrants (“SPAC Warrants”) to purchase SPAC Shares, (ii) any term or aspect of the Merger that is not susceptible to financial analysis, (iii) the fairness of the Merger, or all or any portion of the Merger Consideration, to any other security holders of SPAC (including, without limitation, the Excluded Holders or holders of SPAC Warrants), the Company or any other person or any creditors or other constituencies of SPAC, the Company or any other person, (iv) the fairness of any portion or aspect of the Transaction to any one class or group of SPAC’s or any other party’s security holders or other constituencies relative to any other class or group of SPAC’s or such other party’s security holders or other constituencies (including, without limitation, the fairness of the Merger Consideration to be received by the Excluded Holders relative to the other holders of SPAC Shares or the potential dilutive or other effects of the Transaction on such other holders), (v) the appropriate capital structure of the Company or whether the Company should be issuing debt or equity securities or a combination of both, nor (vi) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the Merger Consideration in the Merger pursuant to the Agreement or otherwise. We are not expressing any view or opinion as to (i) what the value of Company Common Shares actually will be when issued in the Merger, (ii) the prices at which Company Common Shares or SPAC Shares may trade, be purchased or sold at any time, including without limitation, for purposes of assessing the Earnout Rights, or (iii) the conditions under which Company Common Shares are issuable in respect of the Earnout Rights pursuant to the Agreement or the timing or likelihood of achieving such conditions. In addition, we make no representation or warranty regarding the adequacy of this Opinion or the analyses underlying this Opinion for the purpose of SPAC’s compliance with the terms of its constituent documents, the rules of any securities exchange or any other general or particular purpose.

This Opinion does not address the relative merits of the Transaction as compared to any alternative transaction or business strategy that might exist for SPAC, or the merits of the underlying decision by the Board or SPAC to engage in or consummate the Transaction. The financial and other terms of the Transaction were determined pursuant to negotiations between the parties to the Agreement and were not determined by or pursuant to any recommendation from us. In addition, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction involving SPAC.

In arriving at this Opinion, we have, with your consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us or available from public sources, and we have further relied upon the assurances of SPAC’s and the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. We are not legal, tax, accounting, environmental, or regulatory advisors, and we do not express any views or opinions as to any legal, tax, accounting, environmental, or regulatory matters relating to SPAC, the Company, the Transaction, or otherwise. We understand and have assumed that SPAC has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, and other professionals, that such advice is sound and reasonable and that SPAC has acted or will act in accordance therewith.

With your consent, we have assumed that the Company Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company with respect to the future financial performance of the Company. You have advised us and at your direction we have assumed that (i) the SPAC Projections for the Company were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of SPAC with respect to the future financial performance of the Company, and (ii) that the SPAC Projections for the Company provide a reasonable basis upon which to analyze and evaluate the Company and form an opinion. At your direction, we have used and relied upon the SPAC Projections for the Company for purposes of our analyses and this Opinion. We express no view with respect to the Company Projections, the SPAC Projections for the Company or the respective assumptions on which they are based. We have not evaluated the solvency or creditworthiness of SPAC, the Company or any other party to the Transaction, the fair value of SPAC, the Company or any of their respective assets or liabilities, or whether SPAC, the Company or any other party to the Transaction is paying or receiving reasonably equivalent value in the Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor have we evaluated, in any way, the ability of SPAC, the Company or any other party to the Transaction to pay its obligations when they come due. We have not physically inspected SPAC’s or the Company’s properties or facilities and have not made or obtained any evaluations or appraisals of SPAC’s or the Company’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). We have not attempted to confirm whether SPAC or the Company have good title to their respective assets. Our role in reviewing any information was limited solely to performing such reviews as we deemed necessary to support our own advice and analysis and was not on behalf of the Board, SPAC, or any other party.

We have assumed, with your consent, that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Transaction, no delay, limitation, restriction, or condition will be imposed that would have an adverse effect on SPAC, the Company or the Transaction. We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the copy we have reviewed and that the Transaction will be consummated on the terms set forth in the Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that is material to our analyses or this Opinion. We have also assumed that the representations and warranties of the parties to the Agreement contained therein are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Agreement. We offer no opinion as to the contractual terms of the Agreement or the likelihood that the conditions to the consummation of the Transaction set forth in the Agreement will be satisfied. You have also advised us, and we have assumed, that for U.S. federal tax income purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with respect to the Transaction, the securities, assets, businesses or operations of the SPAC, the Company or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction. Our analysis and this Opinion are necessarily based upon market, economic, and other conditions as they exist on, and could be evaluated as of, the date hereof. Furthermore, as you are aware, the credit, financial and stock markets have experienced significant volatility, due to, among other things, the COVID-19 pandemic and related illnesses and the direct and indirect business, financial, economic and market implications thereof, and we express no opinion or view as to any potential effects of such matters on SPAC, the Company or the Transaction. Accordingly, although subsequent developments may arise that would otherwise affect this Opinion, we do not assume any obligation to update, review, or reaffirm this Opinion to you or any other person or otherwise to comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is addressed to the Board for the use and benefit of the members of the Board (in their capacities as such) in connection with the Board’s evaluation of the Merger. This Opinion is not intended to and does not constitute advice or a recommendation to any of SPAC’s stockholders or any other security holders as to how such holder should vote or act with respect to any matter relating to the Transaction or otherwise, including, without limitation, whether any such stockholder should redeem their shares or whether any party should participate in the PIPE Investment.

We will receive a fee for rendering this Opinion, no portion of which is contingent upon the completion of the Transaction or the Merger. In addition, SPAC has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities that may arise out of our engagement or the rendering of this Opinion. We have in the past provided investment banking or other financial services to affiliates of the Founders for which we have received compensation including, during the past two years, having acted as the financial advisor to Allegro Merger Corp, a special purpose acquisition company sponsored by certain of the Founders or their affiliates in connection with a potential acquisition announced in November 2019. In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this Opinion, (i) the Merger Consideration to be received by the holders of SPAC Shares, other than the Excluded Holders, in the Merger pursuant to the Agreement, after giving effect to the Stock Split and the Earnout Rights Grant, is fair, from a financial point of view, to such holders (other than the Excluded Holders), and (ii) the Company has a fair market value equal to at least 80% of the balance of the Trust Fund (less any deferred underwriting commissions and taxes payable on interest earned).

Very truly yours,

/s/ Cassel Salpeter & Co., LLC

PROXY

LEGATO MERGER CORP.

777 Third Ave, 37th Floor

New York, NY 10017

(212) 319-7676

SPECIAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

OCTOBER 14, 2021

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals herein, hereby acknowledges receipt of the proxy statement/prospectus dated September 23, 2021, in connection with the special meeting of stockholders of Legato Merger Corp. (“Legato”) to be held at 11:00 a.m. EST on October 14, 2021, which will be a virtual meeting held online at https://www.cstproxy.com/legatomerger/2021 for the sole purpose of considering and voting upon the following proposals, and hereby appoints David D. Sgro and Eric S. Rosenfeld, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of Legato registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE LEGATO BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL (PROPOSAL 1) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 2).

THE APPROVAL OF THE MERGER PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on October 14, 2021.

This notice of special meeting of stockholders and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/legatomerger/2021.

PROXY

1.

The Merger Proposal – to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 2021 (“Merger Agreement”), by and among Legato, Algoma Steel Group Inc. (“Algoma”), and Algoma Merger Sub, Inc. (“Merger Sub”), and the transactions contemplated therein, pursuant to which Merger Sub will merge with and into Legato, with Legato surviving the merger as a wholly owned subsidiary of Algoma (the “Merger”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Adjournment Proposal - to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if determined by the parties to the Merger Agreement in accordance with the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.